                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-84249

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 4, 2000)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                 THE DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C2
                CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS G

         APPROXIMATE TOTAL PRINCIPAL BALANCE AT ISSUANCE: $710,134,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated August 4, 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent beneficial ownership interests in the Salomon Brothers Commercial Mortgage Trust 2000-C2. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $784,678,678. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that will back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in September 2000. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of multiple non-offered classes of the series 2000-C2 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-C2 certificates.
                               ------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

     Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and, solely outside the United States, Artesia Banking Corporation are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates to the underwriters will equal approximately 100.36% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters intend to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

                          [SALOMON SMITH BARNEY LOGO]
PAINEWEBBER INCORPORATED                                   CHASE SECURITIES INC.
                          ARTESIA BANKING CORPORATION
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 15, 2000.

                                     [MAP]

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Important Notice About the Information Contained in This
  Prospectus Supplement,
  the Accompanying Prospectus and the Related Registration
  Statement.................................................    S-4
Summary of Prospectus Supplement............................    S-5
Risk Factors................................................   S-30
Capitalized Terms Used in this Prospectus Supplement........   S-59
Forward-Looking Statements..................................   S-59
Description of the Mortgage Pool............................   S-60
Servicing of the Underlying Mortgage Loans..................  S-106
Description of the Offered Certificates.....................  S-127
Yield and Maturity Considerations...........................  S-150
Use of Proceeds.............................................  S-155
Federal Income Tax Consequences.............................  S-156
ERISA Considerations........................................  S-160
Legal Investment............................................  S-165
Method of Distribution......................................  S-166
Legal Matters...............................................  S-167
Ratings.....................................................  S-168
Glossary....................................................  S-170

ANNEX A-1  Characteristics of the Underlying Mortgage Loans and the
           Mortgaged Real Properties...................................  A-1-1
ANNEX A-2  Information Regarding the Underlying CTL Loans..............  A-2-1
ANNEX B    Form of Trustee Report......................................    B-1
ANNEX C    Decrement Tables for the Offered Certificates...............    C-1

                                   PROSPECTUS

Important Notice About Information in this Prospectus and
  each Accompanying Prospectus Supplement...................      3
Risk Factors................................................      4
Description of the Trust Funds..............................     15
Use of Proceeds.............................................     24
Yield Considerations........................................     24
The Depositor...............................................     29
Description of the Certificates.............................     29
Description of the Agreements...............................     41
Description of Credit Support...............................     65
Certain Legal Aspects of Mortgage Loans.....................     68
Federal Income Tax Consequences.............................     82
State and Other Tax Considerations..........................    122
ERISA Considerations........................................    123
Legal Investment............................................    129
Method of Distribution......................................    132
Legal Matters...............................................    133
Financial Information.......................................    133
Rating......................................................    133
Available Information.......................................    134
Reports to Certificateholders...............................    134
Incorporation of Certain Information by Reference...........    135
Index of Principal Definitions..............................    136

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

Information about the offered certificates is contained in two separate documents:

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C2 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of certificates of that series, specifies various characteristics of each of those classes of certificates and indicates which of those classes of certificates are offered by this prospectus supplement and which are not.

          SERIES 2000-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                      APPROX.
                         APPROX.        APPROX.        TOTAL
                          TOTAL            %          CREDIT
                        PRINCIPAL     OF INITIAL      SUPPORT         PASS-         INITIAL     WEIGHTED
                        BALANCE AT     MORTGAGE         AT           THROUGH         PASS-       AVERAGE                MOODY'S/
                         INITIAL         POOL         INITIAL         RATE          THROUGH       LIFE      PRINCIPAL     FITCH
CLASS                    ISSUANCE       BALANCE      ISSUANCE      DESCRIPTION       RATE        (YEARS)     WINDOW      RATINGS
-----                   ----------    ----------     --------      -----------      -------     --------    ---------   --------
Offered Certificates
A-1..................  $115,301,000        14.69%        23.50%       Fixed            7.298%       5.70    9/00-6/09    Aaa/AAA
A-2..................  $484,978,000        61.81%        23.50%       Fixed            7.455%       9.25    6/09-4/10    Aaa/AAA
B....................  $ 33,349,000         4.25%        19.25%   Fixed/WAC Cap        7.526%       9.71    4/10-5/10    Aa2/AA
C....................  $ 33,348,000         4.25%        15.00%   Fixed/WAC Cap        7.727%       9.75    5/10-6/10     A2/A
D....................  $  7,847,000         1.00%        14.00%   Fixed/WAC Cap        7.834%       9.82    6/10-6/10     A3/A-
E....................  $ 11,770,000         1.50%        12.50%   Fixed/WAC Cap        8.193%       9.82    6/10-6/10   Baa1/BBB+
F....................  $ 13,732,000         1.75%        10.75%   Fixed/WAC Cap        8.200%       9.82    6/10-6/10   Baa2/BBB
G....................  $  9,809,000         1.25%         9.50%        WAC             8.506%       9.82    6/10-6/10   Baa3/BBB-

Non-Offered
  Certificates
X....................           N/A          N/A           N/A     Variable IO         1.116%        N/A       N/A       Aaa/AAA
H....................  $ 21,578,000         2.75%         6.75%       Fixed            6.308%        N/A       N/A       NR/BB+
J....................  $ 13,732,000         1.75%         5.00%       Fixed            6.308%        N/A       N/A       Ba2/BB
K....................  $  5,885,000         0.75%         4.25%       Fixed            6.308%        N/A       N/A       Ba3/BB-
L....................  $  5,885,000         0.75%         3.50%       Fixed            6.308%        N/A       N/A        B1/B+
M....................  $  8,828,000         1.13%         2.38%       Fixed            6.308%        N/A       N/A        B2/B
N....................  $  6,866,000         0.88%         1.50%       Fixed            6.808%        N/A       N/A        B3/B-
P....................  $ 11,770,678         1.50%          N/A        Fixed            6.808%        N/A       N/A        NR/NR
R....................           N/A          N/A           N/A         N/A               N/A         N/A       N/A        NR/NR
Y....................           N/A          N/A           N/A         N/A               N/A         N/A       N/A        NR/NR

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2000-C2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of August 1, 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The table above sets forth for each class of
                                 the series 2000-C2 certificates, other than the class X, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2000-C2 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                 As shown in the table above, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C2 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                 The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $784,678,678, although it may be as much as 5% larger or smaller.

                                 The class R certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                 The class Y certificates also do not have principal balances or notional amounts. They represent the right to receive any collections of additional interest on nine mortgage loans, representing 12.89% of the initial mortgage pool balance, that have anticipated repayment dates, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if any of those mortgage loans remains outstanding past its anticipated repayment date.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the series 2000-C2
                                 certificates, other than the class Y and R certificates, entitle their holders to varying degrees of seniority for purposes of--

                                       - receiving payments of interest and,
                                         except in the case of the class X
                                         certificates, payments of principal,
                                         and

                                       - bearing the effects of losses on the
                                         underlying mortgage loans, as well as
                                         default-related and other unanticipated
                                         expenses of the trust.

                                 In that regard, the class A-1, A-2 and X certificates are the most senior, and the class P certificates are the most subordinate. The remaining classes of series 2000-C2 certificates, other than the class Y and R certificates, are listed in the table above from top to bottom in descending order of seniority.

                                 The class Y and R certificates do not provide credit support for, or receive credit support from, any other class of series 2000-C2 certificates.

                                 The table above shows the approximate total credit support provided to each class of the series 2000-C2 certificates, other than the class X, P, Y and R certificates, through the subordination of other classes of the series 2000-C2 certificates. In the case of each of those classes of series 2000-C2 certificates, the credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C2 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE..........   Each class of the series 2000-C2 certificates,
                                 other than the class R and Y certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2000-C2 certificates will accrue interest. In the case of the class G and X certificates, the initial pass-through rate shown in the table above is approximate.

                                 Each class of series 2000-C2 certificates identified in the table above as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                 Each class of series 2000-C2 certificates identified in the table above as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans.

                                 Each class of series 2000-C2 certificates identified in the table above as having a Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of--

                                       - the initial pass-through rate for that
                                         class, and

                                       - a weighted average coupon derived from
                                         net interest rates on the pooled
                                         mortgage loans.

                                 The pass-through rate for the class X
                                 certificates will be variable and will equal the excess, if any, of--

                                       - a weighted average coupon derived from
                                         net interest rates on the pooled
                                         mortgage loans, over

                                       - a weighted average of the pass-through
                                         rates from time to time on the other
                                         interest-bearing classes of the series
                                         2000-C2 certificates.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW...........   The weighted average life of any class of
                                 offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance to the respective dates of repayment of each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table above for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                       - the related borrower timely makes all
                                         payments on the mortgage loan,

                                       - if the mortgage loan has an anticipated
                                         repayment date, as described under
                                         "--The Underlying Mortgage Loans and
                                         the Mortgaged Real Properties" below,
                                         the mortgage loan will be paid in full
                                         on that date, and

                                       - the mortgage loan will not otherwise be
                                         prepaid prior to stated maturity

                                 The weighted average life and principal window shown in the table above for each class of offered certificates were further calculated based on the other maturity assumptions described under "Yield and Maturity Considerations" in, and in the glossary to, this prospectus supplement.

E. RATINGS....................   The ratings shown in the table above for the
                                 offered certificates are those of Moody's
                                 Investors Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.

                                 The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before July 18, 2033, which is the rated final payment date. The ratings of the offered certificates do not address, among other things, the rate of prepayments on the underlying certificates or the consequent effect on yield. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                 For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                 RELEVANT PARTIES

WHO WE ARE....................   Our name is Salomon Brothers Mortgage
                                 Securities VII, Inc. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are an indirect, wholly owned subsidiary of Salomon
                                 Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers
                                 Realty Corp. See "The Depositor" in the
                                 accompanying prospectus.

INITIAL TRUSTEE...............   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, will act as the initial trustee on behalf of all the series 2000-C2 certificateholders. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. While not limiting its liability, the trustee will be permitted to perform its duties through agents. See
                                 "Description of the Offered Certificates--The
                                 Trustee" in this prospectus supplement.

INITIAL MASTER SERVICER AND
   INITIAL SPECIAL SERVICER...   ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company, will act as the initial master servicer and initial special servicer with respect to the pooled mortgage loans. ORIX Real Estate Capital Markets, LLC is expected to purchase various non-offered classes of the series 2000-C2 certificates, including the class P certificates. See
                                 "Servicing of the Underlying Mortgage
                                 Loans--The Initial Master Servicer and the
                                 Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
   2000-C2
   CERTIFICATEHOLDERS.........   The holders of certificates representing a
                                 majority interest in a designated controlling class of the series 2000-C2 certificates will have the right, subject to the conditions described under "Servicing of the Underlying
                                 Mortgage Loans--The Series 2000-C2 Controlling
                                 Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                                       - replace the special servicer, and

                                       - select a representative that may direct
                                         and advise the special servicer on
                                         various servicing matters.

                                 Unless there are significant losses on the underlying mortgage loans, the controlling class of the series 2000-C2 certificateholders will be the holders of a non-offered class of series 2000-C2 certificates.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that are to
                                 back the offered certificates, from:

                                       - Salomon Brothers Realty Corp., which is
                                         a New York corporation and an affiliate
                                         of both us and Salomon Smith Barney
                                         Inc.;

                                       - Paine Webber Real Estate Securities
                                         Inc., which is a Delaware corporation
                                         and an affiliate of PaineWebber
                                         Incorporated;

                                       - Artesia Mortgage Capital Corporation,
                                         which is a Delaware corporation and an
                                         affiliate of Artesia Banking
                                         Corporation; and

                                       - ORIX Real Estate Capital Markets, LLC,
                                         which is a Delaware limited liability
                                         company and which will be the initial
                                         master servicer and initial special
                                         servicer.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS..................   Salomon Smith Barney Inc., PaineWebber
Incorporated, Chase Securities Inc. and, solely outside the United States,
                                 Artesia Banking Corporation are the
                                 underwriters with respect to this offering.
                                 Salomon Smith Barney Inc. is the lead manager.

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust as of their respective due dates in August 2000. All payments and collections received on each of the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in August
                                 2000 will collectively be the cut-off date for the trust.

ISSUE DATE....................   The date of initial issuance for the offered
                                 certificates will be on or about August 24, 2000.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in September 2000. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD.............   Amounts available for payment on the offered
certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                       - will relate to a particular payment
                                         date,

                                       - will be approximately one month long,

                                       - will begin when the prior collection
                                         period ends or, in the case of the
                                         first collection period, will begin on
                                         the business day following the cut-off
                                         date, and

                                       - will end on the 10(th) day of the month
                                         in which the related payment date
                                         occurs or, if that 10(th) day is not a
                                         business day, then on the immediately
                                         preceding business day.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 any interest-bearing class of series 2000-C2 certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                 You will hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL....................   The trustee will remit payments of interest and
principal to the respective classes of series 2000-C2 certificateholders entitled to those payments, sequentially as follows:

                                                               PAYMENT ORDER                  CLASS
                                                               -------------              --------------
                                                    1(st)...............................  A-1, A-2 and X
                                                    2(nd)...............................        B
                                                    3(rd)...............................        C
                                                    4(th)...............................        D
                                                    5(th)...............................        E
                                                    6(th)...............................        F
                                                    7(th)...............................        G
                                                    8(th)...............................        H
                                                    9(th)...............................        J
                                                   10(th)...............................        K
                                                   11(th)...............................        L
                                                   12(th)...............................        M
                                                   13(th)...............................        N
                                                   14(th)...............................        P

                                 Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of series 2000-C2 certificates,
                                 other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                      - the pass-through rate applicable for the
                                        particular class for that interest
                                        accrual period,

                                      - the total principal balance or notional
                                        amount, as the case may be, of the
                                        particular class outstanding immediately prior to the related payment date, and

                                      - the assumption that each year consists
                                        of twelve 30-day months.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated in a way that reduces the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-C2 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest accrued on those classes for the corresponding interest accrual period.

                                 On each payment date, subject to available funds and the payment priorities described under "--Payments --General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certifi cates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   Subject to available funds and the payment
                                 priorities described under
                                 "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee will remit payments of principal in a specified sequential order to ensure that--

                                      - no payments of principal will be made to
                                        the holders of any non-offered class of
                                        series 2000-C2 certificates until the
                                        total principal balance of the offered
                                        certificates is reduced to zero,

                                      - no payments of principal will be made to
                                        the holders of the class B, C, D, E, F
                                        and G certificates until, in the case of each of those classes, the total principal balance of all of the more senior classes of offered certificates is reduced to zero, and

                                      - except as described in the following
                                        paragraph, no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                 Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of all of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those conditions, the trustee will remit payments of principal to the holders of the class A-1 and A-2 certificates on a pro rata basis in accordance with their respective principal balances.

                                 The total payments of principal to be made on the series 2000-C2 certificates on any payment date will be a function of--

                                      - the amount of scheduled payments of
                                        principal due or, in some cases, deemed
                                        due on the underlying mortgage loans
                                        during the related collection period,
                                        which payments are either received as of the end of that collection period or advanced by the master servicer, and

                                      - the amount of any prepayments and other
                                        unscheduled collections of previously
                                        unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The class X, Y and R certificates do not have principal balances and do not entitle their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the pooled mortgage loans, then the trustee will remit that amount in the proportions described under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                                      - the holders of the class X certificates,
                                        and/or

                                      - the holders of the class or classes of
                                        offered certificates, if any, then
                                        entitled to receive payments of
                                        principal.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   Because of losses on the underlying mortgage
                                 loans and/or default-related and other
                                 unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2000-C2 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the payments made on the series 2000-C2 certificates on any payment date, the total principal balances of the following classes of series 2000-C2 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                   REDUCTION ORDER               CLASS
                                                   ---------------            -----------
                                                    1(st)...................       P
                                                    2(nd)...................       N
                                                    3(rd)...................       M
                                                    4(th)...................       L
                                                    5(th)...................       K
                                                    6(th)...................       J
                                                    7(th)...................       H
                                                    8(th)...................       G
                                                    9(th)...................       F
                                                   10(th)...................       E
                                                   11(th)...................       D
                                                   12(th)...................       C
                                                   13(th)...................       B
                                                   14(th)...................  A-1 and A-2

                                 Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those certificates.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described in the next two paragraphs,
                                 the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is generally determined that--

                                      - the principal balance of, and other
                                        delinquent amounts due under, the
                                        mortgage loan, exceed

                                      - an amount approximately equal to the sum
                                        of--

                                        1.   the excess, if any, of 90% of the
                                             new estimated value of that real
                                             property, over the amount of any
                                             obligations secured by liens on the
                                             property that are prior to the lien
                                             of the mortgage loan, and

                                        2.   various escrow payments, other
                                             reserves and letters of credit held
                                             by the master servicer or the
                                             special servicer with respect to
                                             the mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing classes of series 2000-C2 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing of the
                                 Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each payment date, various statements and
                                 reports prepared by the trustee, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be available to you and will contain the information described under "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

                                 Upon reasonable prior notice, you may also review at the trustee's or a custodian's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                 Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information on those mortgage loans than is provided in this "Summary of Prospectus Supplement" section, see the following sections in this prospectus supplement:

                                       - "Description of the Mortgage Pool";

                                       - "Risk Factors--Risks Related to the
                                         Underlying Mortgage Loans";

                                       - Annex A-1--Characteristics of the
                                         Underlying Mortgage Loans and the
                                         Mortgaged Real Properties; and

                                       - Annex A-2--Information Regarding the
                                         Underlying CTL Loans.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                       - All numerical information provided with
                                         respect to the mortgage loans is
                                         provided on an approximate basis.

                                       - All weighted average information
                                         provided with respect to the mortgage
                                         loans reflects a weighting based on
                                         their respective cut-off date principal
                                         balances. We will transfer the cut-off
                                         date principal balance for each of the
                                         mortgage loans to the trust. We show
                                         the cut-off date principal balance for
                                         each of the mortgage loans on Annex A-1
                                         to this prospectus supplement.

                                       - When information on the mortgaged real
                                         properties is expressed as a percentage
                                         of the initial mortgage pool balance,
                                         the percentages are based upon the
                                         cut-off date principal balances of the
                                         related mortgage loans.

                                       - If any of the mortgage loans is secured
                                         by multiple mortgaged real properties,
                                         a portion of that mortgage loan has
                                         been allocated to each of those
                                         properties for purposes of providing
                                         various statistical information in this
                                         prospectus supplement.

                                       - Whenever mortgage loan level
                                         information, such as loan-to-value
                                         ratios or debt service coverage ratios,
                                         is presented in the context of the
                                         mortgaged real properties, the loan
                                         level statistic attributed to a
                                         mortgaged real property is the same as
                                         the statistic for the related mortgage
                                         loan.

                                       - Whenever we refer to a particular
                                         mortgaged real property by name, we
                                         mean the property identified by that
                                         name on Annex A-1 to this prospectus
                                         supplement.

                                       - Statistical information regarding the
                                         mortgage loans may change prior to the
                                         date of initial issuance of the offered
                                         certificates due to changes in the
                                         composition of the mortgage pool prior
                                         to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will acquire those mortgage loans from four separate parties. Each of those mortgage loans was originated by--

                                       - the related mortgage loan seller from
                                         whom we acquired the mortgage loan,

                                       - an affiliate of the related mortgage
                                         loan seller, or

                                       - a correspondent in the related mortgage
                                         loan seller's conduit lending program.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                 All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each mortgage loan currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                 Subject, in some cases, to a next business day convention, 192 of the mortgage loans, representing

                                 99.60% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month; and one of the mortgage loans, representing 0.40% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the fifth day of each month.

                                 One hundred sixty-three of the mortgage loans, representing 83.25% of the initial mortgage pool balance, provide for:

                                       - an amortization schedule that is
                                         significantly longer than its remaining
                                         term to stated maturity; and

                                       - a substantial payment of principal on
                                         its maturity date.

                                 Nine of the mortgage loans, representing 12.89% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                       - The calculation of interest in excess
                                         of the initial mortgage interest rate.
                                         The additional interest will be
                                         deferred, may be compounded and will be
                                         payable only after the outstanding
                                         principal balance of the mortgage loan
                                         is paid in full.

                                       - The application of excess cash flow
                                         from the mortgaged real property to pay
                                         the principal amount of the mortgage
                                         loan. The payment of principal will be
                                         in addition to the principal portion of
                                         the normal monthly debt service
                                         payment.

                                 The remaining 21 mortgage loans, representing 3.86% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These 21 mortgage loans do not provide for any of the repayment incentives associated with the mortgage loans that have anticipated repayment dates.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was as of the cut-off date, or has been at any time during the 12-month period preceding that date, more than 30 days delinquent with respect to any monthly debt service payment.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A-1 to this
prospectus supplement, as of the cut-off date, each of the mortgage loans that we intend to include in the trust has one of the following types of restrictions on voluntary prepayments:

                                       - a prepayment lockout period or a
                                         prepayment lockout/defeasance period
                                         when voluntary prepayments are
                                         prohibited, followed by an open
                                         prepayment period when voluntary
                                         prepayments are permitted without
                                         payment of any prepayment
                                         consideration; or

                                       - a prepayment lockout period, followed
                                         by a prepayment consideration period
                                         when a voluntary prepayment must be
                                         accompanied by prepayment
                                         consideration, followed by an open
                                         prepayment period.

                                 The table below shows the number of underlying mortgage loans and percentage of the initial mortgage pool balance that reflect each type of prepayment restriction characteristic as of the cut-off date:

                                                                                        % OF
                                          PREPAYMENT               NUMBER OF      INITIAL MORTGAGE
                                          RESTRICTION            MORTGAGE LOANS     POOL BALANCE
                                          -----------            --------------   ----------------
                                          Prepayment lockout
                                            period or
                                            prepayment
                                            lockout/defeasance
                                            period; open
                                            prepayment period..       133              87.98%
                                          Prepayment lockout;
                                            prepayment
                                            consideration
                                            period; open
                                            prepayment period..        60              12.02%

DEFEASANCE....................   One hundred thirty-three of the mortgage loans
                                 to be included in the trust, representing
                                 87.98% of the initial mortgage pool balance, permit the related borrower to fully or partially defease the mortgage loan and obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. Except with respect to two of the mortgage loans, representing 0.99% of the initial mortgage pool balance, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2000-C2 certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                          Initial mortgage pool balance....  $784,678,678
                                          Number of mortgage loans.........           193
                                          Number of mortgaged real
                                            properties.....................           210
                                          Maximum cut-off date principal
                                            balance........................  $ 31,483,555
                                          Minimum cut-off date principal
                                            balance........................  $    782,840
                                          Average cut-off date principal
                                            balance........................  $  4,065,693
                                          Maximum mortgage interest rate...         9.400%
                                          Minimum mortgage interest rate...         6.750%
                                          Weighted average mortgage
                                            interest rate..................         8.298%
                                          Maximum original loan term to
                                            maturity or anticipated
                                            repayment date.................    240 months
                                          Minimum original loan term to
                                            maturity or anticipated
                                            repayment date.................     60 months
                                          Weighted average original loan
                                            term to maturity or anticipated
                                            repayment date.................    124 months
                                          Maximum remaining loan term to
                                            maturity or anticipated
                                            repayment date.................    234 months
                                          Minimum remaining loan term to
                                            maturity or anticipated
                                            repayment date.................     55 months


                                          Weighted average remaining loan
                                            term to maturity or anticipated
                                            repayment date.................    116 months
                                          Maximum underwritten net cash
                                            flow debt service coverage
                                            ratio..........................          3.26x
                                          Minimum underwritten net cash
                                            flow debt service coverage
                                            ratio..........................          1.15x
                                          Weighted average underwritten net
                                            cash flow debt service coverage
                                            ratio..........................          1.32x
                                          Maximum cut-off date loan-to-
                                            appraised value ratio..........         85.28%
                                          Minimum cut-off date loan-to-
                                            appraised value ratio..........         22.13%
                                          Weighted average cut-off date
                                            loan-to-appraised value
                                            ratio..........................         70.86%

                             ---------------------------------------------------

                                    The minimum underwritten net cash flow debt service coverage ratio is presented above without regard to mortgage loans secured by mortgaged real properties subject to credit tenant leases. Those mortgage loans have lower underwritten net cash flow debt service coverage ratios than the minimum one presented in the table above.

B. STATE CONCENTRATION........   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                    % OF
                                                                 NUMBER OF    INITIAL MORTGAGE
                                          STATE                  PROPERTIES     POOL BALANCE
                                          -----                  ----------   ----------------
                                          California...........      39            16.08%
                                          New York.............      22            10.37%
                                          Ohio.................       8             6.82%
                                          Florida..............      15             6.79%
                                          Washington...........       9             5.41%
                                          Massachusetts........      14             5.22%

                                 The remaining mortgaged real properties are located throughout 32 other states, Puerto Rico and the U.S. Virgin Islands. No more than 5.00% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                    % OF
                                                                 NUMBER OF    INITIAL MORTGAGE
                                          PROPERTY TYPE          PROPERTIES     POOL BALANCE
                                          -------------          ----------   ----------------
                                          Office...............      46            34.31%
                                          Anchored Retail......      11            14.38%
                                          Multifamily..........      40            12.22%
                                          Unanchored Retail....      39            10.95%
                                          Industrial...........      28             9.88%
                                          Industrial/Office....      19             8.90%
                                          Mixed Use............       9             3.27%
                                          Mobile Home Park.....       5             2.37%
                                          Limited Service
                                             Hotel.............       5             1.65%
                                          Credit Tenant
                                             Lease.............       3             0.99%
                                          Self Storage.........       4             0.85%
                                          Assisted Living......       1             0.24%

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                            ENCUMBERED INTEREST IN                       % OF
                                                      THE             NUMBER OF    INITIAL MORTGAGE
                                            MORTGAGED REAL PROPERTY   PROPERTIES     POOL BALANCE
                                            -----------------------   ----------   ----------------
                                            Ownership............        205            98.01%
                                            Leasehold............          5             1.99%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986.
                                 Those REMICs are as follows:

                                       - REMIC I, the lowest tier REMIC, will
                                         hold, among other things, the pooled
                                         mortgage loans or, in each of two
                                         cases, regular interests in a single
                                         loan REMIC that holds one of the
                                       pooled mortgage loans. REMIC I will also hold various other related assets. It will not hold, however, the collections of additional interest accrued, and deferred as to payment, with respect to the pooled mortgage loans with anticipated repayment dates.

                                       - REMIC II will hold the regular
                                         interests in REMIC I.

                                       - REMIC III will hold the regular
                                         interests in REMIC II.

                                 The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                 The class G certificates will be issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                                       - the mortgage loans with anticipated
                                         repayment dates will be paid in full on
                                         their respective anticipated repayment
                                         dates;

                                       - no mortgage loan in the trust will
                                         otherwise be prepaid prior to maturity;

                                       - there will be no extension of maturity
                                         for any mortgage loan in the trust; and

                                       - no mortgage loan is purchased out of or
                                         otherwise removed from the trust for
                                         any reason.

                                 If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                 For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                       - Title I of the Employee Retirement
                                         Income Security Act of 1974, as
                                         amended, or

                                       - Section 4975 of the Internal Revenue
                                         Code of 1986,

                                 will be able to invest in the class A-1 and A-2 certificates, without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor in interest to Salomon Smith Barney Inc. by the U.S. Department of Labor. However, investments in the other offered certificates by, on behalf of or with assets of these entities, will be restricted as described under "ERISA Considerations" in this prospectus supplement.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The after-tax yield to maturity of any offered
                                 certificate will depend upon, among other things--

                                       - the price paid for the offered
                                         certificate,

                                       - the rate, timing and amount of payments
                                         on the offered certificate, and

                                       - the tax consequences of holding the
                                         offered certificate, including any
                                         recognition of income attributable to
                                         that certificate without a
                                         corresponding payment.

                                 The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and "Yield
                                 Considerations" in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E, F and G Certificates are Subordinate to, and are
Therefore Riskier Than, the Class A-1 and A-2 Certificates.   If you purchase
class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of offered certificates and, in the case of interest shortfalls, to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the series 2000-C2 certificates,

     - the order in which the principal balances of the respective classes of the series 2000-C2 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" in this prospectus supplement. See also "Risk Factors--The Certificates Will Be Limited Obligations of the Related Trust Fund Only and Not of Any Other Party", "--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The after-tax yield on your offered certificates will depend on--

     - the price you paid for your offered certificates,

     - the rate, timing and amount of payments, if any, on your offered certificates, and

     - the tax consequences of your offered certificates, including any recognition of income attributable to your offered certificates without a corresponding payment.

     The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the series 2000-C2 certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums, fees and charges on the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Yield to Maturity and Average Life of the Certificates Will Depend on a Variety of Factors Including Prepayments", and "--The Payment Performance of the Certificates Will be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "Yield Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster
or Slower Than You Anticipated.   If you purchase your offered certificates at a
premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums may not be collected in all circumstances. Furthermore, even if a prepayment premium is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     If you purchase any offered certificates at a premium, your yield to maturity would also be adversely affected by--

     - the repurchase of any mortgage loan out of the trust by the related mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, and

     - the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

In addition, the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hampton Inn-Columbus and Comfort Suites Hotel, are each the primary asset of a single loan REMIC. Salomon Brothers Realty Corp., the mortgage loan seller of these two mortgage loans, has agreed that if the borrower with respect to any of these mortgage loans gives notice of its election to defease its related mortgage loan on or before the second anniversary of the initial issuance of the offered certificates, Salomon Brothers Realty Corp. will repurchase that mortgage loan at par plus accrued interest.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

     Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may--

     - acquire series 2000-C2 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     In particular, it is expected that the initial master servicer and special servicer will acquire some of the non-offered classes of the series 2000-C2 certificates, including the class P certificates.

     In addition, the holders of certificates representing a majority interest in the controlling class of the series 2000-C2 certificates may replace the special servicer. See "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

     The master servicer and the special servicer each will be obligated to observe the terms of the pooling and servicing agreement and will be governed by the servicing standard described in the glossary to this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds series 2000-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the underlying mortgage loans, have interests when dealing with the pooled mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds non-offered series 2000-C2 certificates could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would have been realized if earlier action had been taken. Neither the master servicer nor the special servicer is required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered series 2000-C2 certificates.

     In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, some of the mortgaged real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and special servicer may perform services, on behalf of the trust, with respect to the underlying mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other loans secured by competing real properties. This may pose inherent conflicts for the master servicer or special servicer.

     Some of the mortgage loans included in the trust may be refinancings of debt previously held by an affiliate of one of the mortgage loan sellers or their respective originators. In the case of one mortgage loan, representing 1.94% of the initial mortgage pool balance, Paine Webber Real Estate Securities Inc. holds an indirect preferred equity interest in the related borrower.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. PaineWebber Incorporated, another one of the underwriters, is affiliated with Paine Webber Real Estate Securities Inc., another one of the mortgage loan sellers. Artesia Banking Corporation, also an underwriter, is affiliated with Artesia Mortgage Capital Corporation, another one of the mortgage loan sellers. ORIX Real Estate Capital Markets, LLC, the fourth mortgage loan seller, will be the initial master servicer and special servicer.

     The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the pooled mortgage loans because:

     - a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     There Exist Rights to Payment That are Senior to Payments on Your Offered
Certificates.   The master servicer, the special servicer and the trustee are each entitled to receive, out of payments on or proceeds of specific mortgage loans or, in some cases, out of general collections on the mortgage pool, various payments or reimbursements for or in respect of compensation, advances, interest on advances and indemnities, prior to payments on the offered certificates. In particular, advances are intended to provide liquidity, not credit support, and the advancing party is entitled to receive interest on its advances. A large amount of reimbursements of any advances in a particular month could result in insufficient cash to pay all amounts payable on the offered certificates on the next payment date.

     ERISA Considerations.   The regulations that govern pension and other
employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986, are complex. Accordingly, if you are using the assets of such a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of class B, C, D, E, F and G certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those offered certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of the certificates or an interest in the certificates is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for transactions involving an insurance company general account. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

     Collections on the Mortgage Loans and Payments on the Offered Certificates
Depend on Information Technology.   The collection of payments on the pooled
mortgage loans, the servicing of those mortgage loans and the payments on your offered certificates are dependent upon computer systems of the master servicer, the special servicer, the trustee, the underlying borrowers, The Depository Trust Company and other third parties. If the computer systems of one or more of these persons experience malfunctions, especially chronic or catastrophic failures, in their software or hardware, one or more of the following may result--

     - the master servicer's or special servicer's performance of its servicing functions may be interrupted, or

     - borrower payments, or the receipt of those payments by the master servicer or special servicer, may be delayed, or

     - the master servicer or special servicer may be unable to provide complete servicing reports on a timely basis, or

     - payments on the offered certificates may be delayed, or

     - the trustee's monthly reports may be incomplete or delivery of the report may be delayed.

     Neither we nor any of the underwriters or mortgage loan sellers will be responsible for the failure of DTC or any DTC participants to transmit payments or reports to the beneficial owners of the offered certificates.

     Secondary Market Limitations.   There is currently only a limited secondary
market for certificates such as the offered certificates. Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Artesia Banking Corporation can only make a market in the offered certificates outside the United States. Any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Method of Distribution" in the prospectus supplement.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties.   The underlying mortgage loans are secured by
mortgage liens on ownership and/or leasehold interests in the following types of real property--

     - office,

     - anchored retail,

     - industrial,

     - multifamily,

     - unanchored retail,

     - industrial/office,

     - mobile home park,

     - limited service hotel,

     - properties subject to credit tenant leases,

     - self-storage,

     - mixed use, and

     - assisted living.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to refinance the related mortgaged real property.

     Many Risk Factors are Common to Most or all Multifamily and Commercial
Properties.   The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - consumer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, the sole tenant or an anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants.   Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance.   The bankruptcy
or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     1. the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     2. an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on at least comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May be Adversely Affected Even When Current Operating Income
is Not.   Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value.   The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive.   The owner may be
required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-
Producing Property.   Some income-producing properties are located in highly
competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Mortgaged Real Property Will be the Sole Asset Available to Satisfy the
Amounts Owing Under an Underlying Mortgage Loan in the Event of Default.   All
of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. Accordingly, you should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors-- Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Nonrecourse Loans" in the accompanying prospectus.

     In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or a Few Major Tenants, Which May Expose Investors to Greater Risk of Default and Loss. In the case of 44 mortgaged real properties, securing 18.92% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the particular mortgaged property. In the case of 113 mortgaged real properties, securing 57.46% of the initial mortgage pool balance and including the 44 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. If any of these major tenants ceases operations at the related mortgaged real property:

     - the financial effect of the absence of rental income may be severe;

     - more time may be required to market the space; and

     - substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Multifamily and Commercial Loans" in the accompanying prospectus.

     More Than 10% of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Particular Property Types, Which May Expose Investors to
Greater Risk of Default and Loss.   More than 10% of the initial mortgage pool
balance will be secured by mortgage liens on each of the following property types--office, retail, industrial and multifamily. The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

     Office Properties.   Forty-six of the underlying mortgage loans,
representing 34.31% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office purposes. Some of these office properties are heavily dependent on a sole tenant that leases the entire property or on a few major tenants. In addition, 19 of the underlying mortgage loans, representing 8.90% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for industrial/office properties.

     A number of factors will affect the value and successful operation of an office property, including:

     1. the number and quality of the tenants;

     2. the physical attributes of the property in relation to competing properties;

     3. access to transportation;

     4. the strength and stability of the local economy;

     5. the availability of tax benefits;

     6. the desirability of the property as a business location; and

     7. the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

     Retail Properties. Fifty of the underlying mortgage loans, representing 25.32% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for retail purposes. These retail properties consist of--

     1. malls,

     2. shopping centers,

     3. power centers, and

     4. individual stores and businesses.

     The type of stores and businesses located at these retail properties may include--

      1. department stores,

      2. grocery stores,

      3. convenience stores,

      4. specialty shops and stores,

      5. automotive sales and service centers,

      6. gasoline stations,

      7. movie theaters,

      8. salons,

      9. restaurants, and

     10. food courts.

     The value and successful operation of a retail property depends on the qualities and success of its tenants. The success of tenants at a retail property will be affected by:

     1. competition from other retail properties;

     2. perceptions regarding the safety, convenience and attractiveness of the property;

     3. demographics of the surrounding area;

     4. traffic patterns and access to major thoroughfares;

     5. availability of parking;

     6. consumer tastes and preferences; and

     7. the drawing power of other tenants.

     A retail property generally must compete with comparable properties for tenants. This competition is generally based on:

     1. rent;

     2. tenant improvements; and

     3. the age and location of the property.

     For example, the owner of a retail property may be required to offer a potential tenant a free-rent period or, at its own expense, significantly renovate and/or adapt space at the property to meet a particular tenant's needs.

     Any particular retail property may be anchored or unanchored. Eleven of the underlying mortgage loans, representing 14.38% of the initial mortgage pool balance, are secured by anchored retail properties. Thirty-nine of the underlying mortgage loans, representing 10.95% of the initial mortgage pool balance, are secured by unanchored retail properties.

     The presence or absence of an anchor tenant in a mall or shopping center can be important, because anchor tenants play a key role in generating customer traffic and making the mall or center desirable for other tenants. Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property.

     The economic performance of an anchored retail property will be adversely affected by various factors, including:

     1. an anchor tenant's failure to renew its lease;

     2. termination of an anchor tenant's lease;

     3. the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     4. the cessation of the business of an anchor tenant or of a self-owned anchor, notwithstanding its continued payment of rent or ownership of the space; or

     5. a loss of an anchor tenant's ability to attract customers.

     The retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     1. factory outlet centers;

     2. discount shopping centers and clubs;

     3. catalogue retailers;

     4. home shopping networks;

     5. internet web sites; and

     6. telemarketing.

     Industrial Properties.   Twenty-eight of the underlying mortgage loans,
representing 9.88% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for industrial purposes. In addition, 19 of the underlying mortgage loans, representing 8.90% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for industrial/office properties.

     In general, the same factors that affect office properties also affect the value and operation of industrial properties, although any particular factor may affect the two types of properties in different ways. For example, industrial properties may depend to a greater extent on the following:

     1. location, the desirability of which in a particular instance may depend on

         - the availability of labor services, and

         - accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     2. building design, the desirability of which in a particular instance may depend on--

         - ceiling heights,

         - column spacing,

         - number and depth of loading bays, and

         - adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities, including technology-related uses; and

     3. the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Multifamily Rental Properties.   Forty of the underlying mortgage loans,
representing 12.22% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for multifamily rental purposes. Factors that will affect the value and successful operation of a multifamily rental property include:

      1. the physical attributes of the property, such as its age, appearance, amenities and construction quality;

      2. the location of the property;

      3. the characteristics of the surrounding neighborhood, which may change over time;

      4. the ability of management to provide adequate maintenance and insurance;

      5. the property's reputation;

      6. the prevailing level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      7. the presence of competing properties;

      8. the tenant mix, such as the tenant population being predominately students or being heavily dependent on workers from a particular business or personnel from a local military base;

      9. adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels; and

     10. state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

     Many states regulate the relationship between owner of a multifamily rental property and the tenants at the property. For example, some states require a written lease, good cause for eviction, disclosure of fees and notification to the resident of changes in land use. Some states also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit rent increases when apartments are leased to new tenants.

     Some of the multifamily rental properties securing mortgage loans that we intend to include in the trust are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies or municipalities. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Three multifamily rental properties, securing 0.71% of the initial mortgage pool balance, have material concentrations of student tenants. Students tend to be a less stable tenant population and projects with material concentrations of student tenants tend to experience higher property maintenance costs than those that do not.

     Two mortgage loans, representing approximately 1.27% of the initial mortgage pool balance, are secured by multifamily properties in which the rent charged to a significant proportion of the tenants is subsidized by housing assistance payments under the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that other mortgage loans are not secured by mortgaged properties with a material concentration of Section 8 tenants. We cannot give you any assurance that the Section 8 program will be continued in its present form or that the level of assistance provided to tenants will generate enough revenues to the borrower to meet its obligations under the housing assistance payment loans and to pay for necessary property operations.

     5% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of the Following Six States--California, New York, Ohio, Florida, Washington and Massachusetts--Which May Expose
Investors to a Greater Risk of Default and Loss.   The mortgaged real properties
located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                 % OF
                             NUMBER OF     INITIAL MORTGAGE
STATE                        PROPERTIES      POOL BALANCE
-----                        ----------    ----------------
California.................      39             16.08%
New York...................      22             10.37%
Ohio.......................  8.....              6.82%
Florida....................      15              6.79%
Washington.................       9              5.41%
Massachusetts..............      14              5.22%

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state.

     The Mortgage Pool Will Include a Material Concentration of Balloon Loans,
Which May Expose Investors to Greater Risk of Default and Loss.   One hundred
sixty-three mortgage loans, representing 83.25% of the initial mortgage pool balance, are balloon loans. Nine mortgage loans, representing 12.89% of the initial mortgage pool balance, have anticipated repayment dates. A borrower's ability to repay a balloon loan on its stated maturity date or a mortgage loan with an anticipated repayment date on that date typically will depend upon its ability either to refinance the loan or to sell the mortgaged real property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     - the availability of, and competition for, credit for commercial real estate projects;

     - the prevailing interest rates;

     - the fair market value of the related properties;

     - the borrower's equity in the related properties;

     - the borrower's financial condition;

     - the operating history and occupancy level of the property;

     - the tax laws; and

     - the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time. We cannot assure you that each of the affected underlying borrowers will have the ability to repay the remaining principal balances on the pertinent date.

     In addition, there exist concentrations of balloon maturities. For example, 132 mortgage loans, representing 84.01% of the initial mortgage pool balance, are scheduled to mature or reach their anticipated repayment date during the period from August 1, 2009 to July 1, 2010, inclusive. See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Balloon Loans" in the accompanying prospectus.

     The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans, Which May Expose Investors to
Greater Risk of Default and Loss.   The inclusion in the mortgage pool of one or
more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. Several of the individual mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $4,065,693 without regard to any cross-collateralization of mortgage loans and $4,241,506 when each group of cross-collateralized mortgage loans is treated as a single mortgage loan. The largest mortgage loan or group of cross-collateralized mortgage loans is the mortgage loan secured by Northpointe Plaza, which has a cut-off date principal balance of $31,483,555, representing 4.01% of the initial mortgage pool balance. The ten largest mortgage loans and groups of cross-collateralized mortgage loans represent 25.49% of the initial mortgage pool balance. See "--Limitations on Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement.

     The Mortgage Pool Will Include Leasehold Mortgage Loans, Which May Expose
Investors to Greater Risk of Default and Loss.   Five of the mortgage loans,
representing 1.99% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

     Some of the Mortgaged Real Properties are Legal Nonconforming Uses or Legal Nonconforming Structures, Which May Expose Investors to Greater Risk of Default
and Loss.   For a significant number of the underlying mortgage loans, the use of the related mortgaged real property or the improvements on that property are known to be or may be legally nonconforming. Further, even if the use or improvements on the mortgaged real properties are currently conforming, changes in zoning ordinances could result in their being rendered legally nonconforming. In these circumstances, the ability of the borrower to restore the improvements on a mortgaged real property to its current configuration, density or use following a major casualty, may be impaired. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement.

     Some of the Mortgaged Real Properties Do Not Comply With the Americans With Disabilities Act of 1990, Which May Expose Investors to Greater Risk of Default
and Loss.   Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Under that Act, all public accommodations are required to meet specific federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the particular property may be required to incur significant costs in order to comply with it. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

     Multiple Mortgaged Real Properties are Owned by the Same Borrower or Affiliated Borrowers or are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which May Expose Investors to Greater Risk of Default and
Loss.   Fourteen separate groups of mortgage loans that we intend to include in the trust, comprising 38
mortgage loans, and representing 20.69% of the initial mortgage pool balance, each have the same borrower or borrowers with the same key principal or principals. The largest of these groups represents 3.75% of the initial mortgage pool balance and consists of three mortgage loans, two of which are cross-collateralized, whose borrowing entities have the same key principal, C. Frederick Wehba, II. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the two largest tenants at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust.

     Some Borrowers Under the Underlying Mortgage Loans Will Not be Special Purpose Entities, Which May Expose Investors to Greater Risk of Default and
Loss.   Fifty-nine mortgage loans, representing 12.51% of the initial mortgage pool balance, do not require that the business activities of the related borrowers be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. With the exception of the respective mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Airport Plaza Office Center--Phase 1, Raintree Corporate Center--Phase I, and Scottsdale Gateway II, each of these 60 mortgage loans has a cut-off date principal balance below $5,000,000.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E, F or G certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and A-2 certificates.

     As payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage loans in the trust may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. See "Risk Factors--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds", "--An Investment in the Certificates Represents An Interest in Multifamily and/or Commercial Loans which May Present A Greater Risk of Loss Than An Interest in a Pool Of Single-Family Loans" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks.   The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of a mortgaged real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the particular property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, some laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the particular property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In various states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, that lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos, lead-based paint, radon or lead in drinking water. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with other federal and state laws, provide that a secured lender, such as the trust, may be liable as an owner or operator of a mortgaged real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - under some conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. See "Risk Factors--Real Property Pledged as Security for a Mortgage Loan Is Subject to Certain Environmental Risks and the Cost of Environmental Clean-Up May Increase Losses on the Related Mortgage Loans" in the accompanying prospectus.

     A third-party consultant conducted a Phase I environmental study, a limited Phase I environmental study or a transaction screen, or updated a previously conducted study or screen, for all of the mortgaged real properties in the pool. However, in the case of 96 mortgaged real properties, securing 40.01% of the initial mortgage pool balance, those studies, assessments or screens were conducted or updated more than 12 months prior to the cut-off date. In the case of 19 mortgaged real properties, securing 4.34% of the initial mortgage pool balance, those studies, assessments or screens were conducted or updated more than 24 months prior to the cut-off date.

     In the case of 203 mortgaged real properties, securing 99.25% of the initial mortgage pool balance, a Phase I environmental study or an update of a prior Phase I environmental study was conducted. In the case of seven mortgaged real properties, securing 0.75% of the initial mortgage pool balance, a transaction screen was performed. In general, transaction screens and limited Phase I environmental studies are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     Several of the mortgaged real properties--

     - contained or contain underground storage tanks, dry-cleaning operations or other potential sources of soil or groundwater contamination, or

     - are in the vicinity of sites containing leaking underground storage tanks or other potential sources of groundwater contamination.

     In addition, some mortgaged real properties are in proximity to federal or state superfund sites.

     Although the owners of those particular real properties and the trust may not have legal liability for contamination of the properties from those on-site or off-site sources, the enforcement of rights against third parties may result in additional transaction costs, and contamination may impair operation and revenues and adversely affect the resale value of the affected properties.

     In the case of several mortgaged real properties, Phase I environmental studies or transaction screens were performed, and--

     - a Phase II environmental study was recommended but not performed, or

     - one or more environmental issues were identified as originating on the mortgaged real property that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the related mortgage loan was expected to be assigned to the trust.

In the case of each of those mortgaged real properties, an operations and maintenance program was implemented, or a reserve was established to address the identified problem or the property is covered by an environmental insurance policy insuring specified environmental matters with respect to the particular property. In addition, environmental insurance was obtained for two properties impacted by contamination from a leaking underground storage tank on an adjacent property. The policies referred to in the prior sentences provide for specific coverage limits and deductibles. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. See "Description of the Mortgage Pool--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition.   One hundred ninety-one of the mortgaged real properties, securing
96.23% of the initial mortgage pool balance, were inspected by professional engineers or architects during the 24-month period preceding the cut-off date. The scope of these inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

     In the case of nine of the mortgaged real properties, securing 5.89% of the initial mortgage pool balance, the inspections identified conditions estimated to cost in excess of $100,000 to address. In all but two of these cases, the repairs were completed prior to origination or the originator required the related borrower to fund reserves in the amount of 125% of either these estimated costs or an approved contractor bid. In the other two cases, the reserves equalled approximately 100% of the estimated costs or of the approved contractor bid.

     Reserves May Be Insufficient.   Most of the pooled mortgage loans require
that reserves be funded on a monthly basis from cash flow generated by the related mortgaged real properties to cover ongoing monthly, semi-annual or annual expenses such as taxes and/or insurance. Most of the pooled mortgage loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the mortgage loan to fund capital expenditure items. For commercial mortgaged real properties with significant lease rollover risk, a tenant improvement and leasing cost reserve was typically required. These reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the mortgaged real properties may not be sufficient to fund fully the ongoing monthly reserve requirements. Any insufficiency may have an adverse effect on the operations or physical condition of the mortgaged real property.

     Limitations on Cross-Collateralized or Single Note/Multiple Property
Loans.   The mortgage pool will include 22 mortgage loans, representing 11.27%
of the initial mortgage pool balance, that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, thirteen of these mortgage loans, representing 6.25% of the initial mortgage pool balance, permit the release of one or more of the mortgaged real properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Dependence on Credit Tenant Leases Has Special Risks.   Three of the
mortgage loans to be included in the trust, representing 0.99% of the initial mortgage pool balance, are secured by underlying real properties subject to credit tenant leases. The tenant under each of those credit tenant leases, its parent or an affiliated guarantor of its lease obligations has an investment-grade unsecured debt rating from a nationally recognized statistical rating organization. Each of the respective mortgage loans is scheduled to be fully or substantially repaid with rental payments from the credit tenant made over the primary term of the credit tenant lease. Based on the foregoing, these mortgage loans were generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been acceptable had the underlying real properties been leased to less creditworthy tenants.

     In the event that the credit tenant defaults in its obligations under a credit tenant lease, or if the credit tenant lease is otherwise terminated or the credit tenant becomes entitled to set-off or rent abatement, rents may not be sufficient, or the underlying real property might not be re-leased for sufficiently high rent, to support debt service on the related mortgage loan. In addition, funds received in liquidation of the related property after a default might not be sufficient to satisfy the borrower's obligations under the mortgage loan.

     A rating assigned by a rating agency to the tenant under a credit tenant lease, an affiliate of that tenant or a guarantor of the tenant's obligations under the lease, as applicable, reflects only the rating agency's current assessment of the relevant obligation of that entity. The rating is not an assessment of the likelihood that the particular credit tenant lease will not be terminated, according to its terms or otherwise, or that the related mortgage loan in the trust will be timely repaid in full. In addition, the assigning rating agency may reduce or withdraw that rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of that action. A downgrade in that rating may have a related adverse effect on the rating of your offered certificates even if there is no default under the related mortgage loan in the trust. See "Description of the Mortgage Pool--CTL Loans" in this prospectus supplement.

     Borrower's Ability to Incur Other Debt May Increase the Risk of Default and
Loss on the Applicable Underlying Mortgage Loan.   In general, the underlying
borrowers will be obligated for trade payables and other operating liabilities and may, in certain circumstances, have obtained, or be permitted to obtain, unsecured loans from holders of beneficial interests in those borrowers and others. Such unsecured indebtedness is not specifically described herein. Some of the underlying borrowers may incur unsecured debt for any purpose, or a limited amount of unsecured debt for any purpose, without violating their respective organizational documents or the related loan documents. Some of the underlying borrowers may be contingently obligated under reimbursement or similar agreements to letter of credit banks issuing letters of credit for the benefit of the holder of the related mortgage loan. Further, 59 of the mortgage loans that we intend to include in the trust, representing 12.51% of the initial mortgage pool balance, are owned by borrowers that are not considered to be special purpose entities and, accordingly, may have indebtedness or other liabilities unrelated to the mortgaged real properties securing the related pooled mortgage loans. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of one of the mortgage loans that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Paradise Palm Mobile Home Park, which comprises 0.16% of the initial mortgage pool balance, the related mortgaged real property is encumbered by second mortgage debt in the initial principal amount of $200,000. The second mortgage debt is subject to a subordination and inter-creditor agreement in favor of the holder of the related mortgage loan.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred mezzanine debt. Mezzanine debt is debt that is secured by a principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. In the case of one of the mortgage loans, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Central Office Development, which comprises 1.41% of the initial mortgage pool balance, two of the limited partners of the related borrower, who are also shareholders of the general partner of the related borrower, were permitted to obtain mezzanine financing from three individuals in the amount of $1,350,000. The mezzanine debt financed the acquisition from the three individuals of their partnership interests in the related borrower and their stock in the general partner of the related borrower. The mezzanine debt is secured by pledges of the partnership interests and stock. The mezzanine borrowers and mezzanine lenders entered into an amendment to the mezzanine financing documents, with the holder of the related mortgage loan as an express third-party beneficiary, which amendment, among other things, provides that the written approval of the holder of the related mortgage loan is required as a condition to the exercise of the mezzanine lenders' remedies and the resulting transfer of interests in the related borrower. While the mezzanine lenders have no security interest in, or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change of or disruption in the ownership and/or control of the related borrower.

     Except as disclosed under this subsection, "--Borrower's Ability to Incur Other Debt May Increase the Risk of Default and Loss on the Applicable Underlying Mortgage Loan", we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     Provisions Requiring Prepayment Premiums, Fees and Charges May Not Always
Be Enforceable.   Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Although the collateral substitution provisions related to defeasance do not have the same effect on the series 2000-C2 certificateholders as prepayment, we cannot assure you that a court would not interpret any amount paid to purchase defeasance collateral that is in excess of a principal prepayment, as comparable to a yield maintenance charge. In some jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law, or usurious.

     There are Limitations on the Enforceability of Due-on-Sale and Debt
Acceleration Clauses.   All of the mortgage loans that we intend to include in
the trust contain due-on-sale and due-on-encumbrance provisions that in each case, with some exceptions, permit the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or encumbrance of--

     - the corresponding mortgaged real property, or

     - a majority ownership interest in the related borrower,

provided, however, that under the terms of some of the mortgage loans, this consent must be granted if particular conditions are met. All of the mortgage loans contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     - the default is deemed to be immaterial,

     - the exercise of these remedies would be inequitable or unjust, or

     - the circumstances would render the acceleration unconscionable.

     See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     There are Limitations on the Enforceability of Assignments of Leases.   All
of the mortgage loans that we intend to include in the trust are secured by, among other things, an assignment of leases and rents, either in a separate instrument or included as part of the related mortgage, under which the related borrower will assign its right, title and interest as landlord under the leases on the related mortgaged real property and the income derived from the particular property to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates, in some cases upon notice from the lender, and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the particular property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     Borrower Bankruptcies Will Adversely Affect the Special Servicer's Ability
to Enforce the Related Underlying Mortgage Loans.   Under the U.S. Bankruptcy
Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     - grant a debtor time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

     Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     Limitations of Appraisals.   Appraisals were obtained for all of the
mortgaged real properties securing mortgage loans that we intend to include in the trust. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale. Information regarding the appraised values of the mortgaged real properties is presented, for illustrative purposes only, on Annex A-1 to this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance.   The borrowers under the
mortgage loans that we intend to include in the trust are, with limited exceptions, required to maintain--

     - comprehensive liability insurance,

     - all-risk fire,

     - casualty and hazard insurance,

     - flood insurance, if required by applicable law, and

     - rental income insurance,

on the mortgaged real properties, with policy specifications, limits and deductibles customarily carried, generally, for similar properties. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Fifty-three of the mortgaged real properties, securing 19.38% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In addition, 29 of the mortgaged real properties, securing 11.79% of the initial mortgage pool balance, are located in Florida and Texas, states that include areas that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its mortgaged real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective mortgaged real properties, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk.

     Limited Information Causes Uncertainty.   Fifty-one of the mortgage loans
that we intend to include in the trust, representing 33.26% of the initial mortgage pool balance, are acquisition financing. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the historical performance of those properties. Please refer to Annex A-1 to this prospectus supplement for historical operating information for the most recent two years of operation, where available.

     Prior Bankruptcies.   We are aware that, in the case of eight mortgage
loans that we intend to include in the trust, representing 6.99% of the initial mortgage pool balance, the related borrower, or a key principal or key affiliate of the related borrower, has been a party to prior bankruptcy proceedings. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Limitations with Respect to Representations and Warranties.   Each mortgage
loan seller will make limited representations and warranties regarding the mortgage loans sold by it to us. A material breach of those representations and warranties could obligate a mortgage loan seller to repurchase the affected mortgage loan, in which case, the proceeds of the repurchase would be passed through to series 2000-C2 certificateholders in the same manner as a principal prepayment, except that no prepayment consideration will be payable in connection with the repurchase.

     If the related mortgage loan seller is required to but does not cure or remedy a breach of a representation or warranty or repurchase or replace the affected mortgage loan, payments on the offered certificates may be substantially less than they would have been if the person had cured or remedied the breach or repurchased the affected mortgage loan.

     The obligation of a mortgage loan seller to cure a breach or repurchase a pooled mortgage loan will constitute the only remedy available to the series 2000-C2 certificateholders for a breach of a representation or warranty. We cannot assure you that a mortgage loan seller will have the resources to repurchase any pooled mortgage loan. No other party will be obligated to cure a breach or repurchase a pooled mortgage loan in the event of a breach if the related mortgage loan seller does not fulfill its obligations.

     Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the mortgaged real properties securing the pooled mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. Zoning or other restrictions may also prevent alternative use.

     No Reunderwriting of the Mortgage Loans.   We have not reunderwritten the
mortgage loans that we intend to include in the trust. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to cure the breach, or to repurchase the affected mortgage loan, in the event that a representation or warranty was not true in any respect materially adverse to the series 2000-C2 certificateholders, when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan, and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Taxes on Foreclosure Property Will Reduce Amounts Available to Make
Payments on the Offered Certificates.   If the trust acquires a real property
pursuant to a foreclosure or deed in lieu of foreclosure, then the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possible state or local, tax on that income at the highest marginal corporate tax rate. This would reduce the net proceeds available for payment with respect to the offered certificates.

     Risks Related to Mortgaged Real Properties Located in Puerto Rico.   One
mortgaged real property, securing 2.43% of the initial mortgage pool balance, is located in Puerto Rico. If the trust acquires a real property located in Puerto Rico, it would be subject to Puerto Rican taxation with respect to the income derived from that real property. If the activities of the trust in Puerto Rico in relation to such real property constituted a trade or business, the trust would be subject to income tax at up to a 39% rate with respect to its net income attributable to the operation of that real property, as well as a tax on any gain derived from the sale of such property. In the case of gain from the sale of real property used in a trade or business, in general, tax would be imposed at a 25% rate if such real property were held as a capital asset for more than six months. If the activities of the trust did not constitute the conduct of a trade or business in Puerto Rico, income derived from the real property, such as rental payments, would be subject to Puerto Rican withholding tax at a 29% rate. In addition, any gain on the sale of such property would be subject to tax at a 29% rate, and such tax may be collected through withholding. The imposition of any of these Puerto Rican taxes on the trust could reduce the net proceeds available for making payments on your offered certificates. In addition, you would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican tax imposed on the trust.

     Additionally, it is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the trust on a mortgage loan secured by a mortgaged real property located in Puerto Rico if a certificateholder owns more than 50% of the related borrower. In such a case, the withholding tax imposed on the trust would be specially allocated to the certificateholder owning more than 50% of the related borrower, with the amount of tax treated as distributed to that certificateholder. The certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican withholding tax imposed on the trust. Accordingly, investment in the offered certificates may not be a suitable investment if you own more than 50% of a borrower under a mortgage loan secured by a mortgaged real property in Puerto Rico.

     Risks Related to Mortgaged Real Properties Located in U.S. Virgin
Islands.   One mortgaged real property, securing 0.77% of the initial mortgage pool balance, is located in the U.S. Virgin Islands. If the trust acquires a real property located in U.S. Virgin Islands, it may be subject to U.S. Virgin Islands taxation with respect to income derived from that real property or gain from the sale of that real property.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 193 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $784,678,678. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust is its unpaid principal balance as of its scheduled due date in August 2000, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $782,840 to $31,483,555 and the average of those cut-off date principal balances is $4,065,693. The respective due dates for the underlying mortgage loans in August 2000 will collectively be the cut-off date for the trust.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to the Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. In reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Annex A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that the ARD Loans mature on their respective anticipated repayment dates. See "--Terms and Conditions of the Mortgage Loans--ARD Loans" below.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                 WEIGHTED AVERAGES
                                                                                             -------------------------
                          NUMBER OF                                            MAXIMUM                        STATED
                          MORTGAGED    TOTAL CUT-OFF    % OF INITIAL POOL      CUT-OFF                       REMAINING
                             REAL      DATE PRINCIPAL       MORTGAGE        DATE PRINCIPAL     MORTGAGE        TERM
PROPERTY TYPES            PROPERTIES      BALANCE            BALANCE           BALANCE       INTEREST RATE     (MO.)
--------------            ----------   --------------   -----------------   --------------   -------------   ---------
Office..................      46        $269,198,624          34.31%         $29,159,803         8.344%         115
Anchored Retail.........      11         112,813,598          14.38           31,483,555         8.361          112
Multifamily.............      40          95,885,620          12.22           14,385,472         8.202          117
Unanchored Retail.......      39          85,889,380          10.95            6,319,280         8.187          113
Industrial..............      28          77,528,399           9.88           12,558,042         8.432          118
Industrial/Office.......      19          69,814,774           8.90           18,874,391         8.201          112
Mixed Use...............       9          25,669,635           3.27           11,426,513         8.257          110
Mobile Home Park........       5          18,603,586           2.37            6,815,006         8.297          110
Limited Service Hotel...       5          12,973,506           1.65            5,795,196         7.475          169
CTL.....................       3           7,744,281           0.99            3,155,510         8.931          231
Self Storage............       4           6,636,104           0.85            2,596,919         8.439          108
Assisted Living.........       1           1,921,171           0.24            1,921,171         9.140          112
                             ---        ------------         ------                              -----          ---
    Totals/Wtd. Avg.....     210        $784,678,678         100.00%                             8.298%         116
                             ===        ============         ======                              =====          ===

                            WEIGHTED AVERAGES
                          ----------------------

                          U/W NCF   CUT-OFF DATE
PROPERTY TYPES             DSCR      LTV RATIO
--------------            -------   ------------
Office..................    1.30x      68.81%
Anchored Retail.........    1.28       75.52
Multifamily.............    1.29       75.03
Unanchored Retail.......    1.36       68.40
Industrial..............    1.33       70.87
Industrial/Office.......    1.33       69.89
Mixed Use...............    1.64       64.73
Mobile Home Park........    1.36       74.65
Limited Service Hotel...    1.60       69.55
CTL.....................    1.01       81.99
Self Storage............    1.41       61.09
Assisted Living.........    1.85       65.79
                           -----
    Totals/Wtd. Avg.....    1.33x      70.86%
                           =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                            WEIGHTED AVERAGES
                              NUMBER OF                                      MAXIMUM      ---------------------
                              MORTGAGED    TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED
                                 REAL      DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING
ENCUMBERED INTEREST           PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)
-------------------           ----------   --------------   ------------   ------------   --------   ----------
Fee Simple..................     205        $769,098,036        98.01%     $31,483,555     8.306%       115
Leasehold...................       5          15,580,642         1.99        5,795,196     7.896        178
                                 ---        ------------       ------                      -----        ---
    Totals/Wtd. Avg. .......     210        $784,678,678       100.00%                     8.298%       116
                                 ===        ============       ======                      =====        ===

                                WEIGHTED AVERAGES
                              ----------------------

                              U/W NCF   CUT-OFF DATE
ENCUMBERED INTEREST            DSCR      LTV RATIO
-------------------           -------   ------------
Fee Simple..................    1.32x      70.96%
Leasehold...................    1.54       66.08
                               -----
    Totals/Wtd. Avg. .......    1.32x      70.86%
                               =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                               CUMULATIVE      WEIGHTED AVERAGES
                                 NUMBER OF                     % OF INITIAL   % OF INITIAL   ---------------------
                                 MORTGAGED    TOTAL CUT-OFF      MORTGAGE       MORTGAGE     MORTGAGE     STATED
                                    REAL      DATE PRINCIPAL       POOL           POOL       INTEREST   REMAINING
STATES                           PROPERTIES      BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)
------                           ----------   --------------   ------------   ------------   --------   ----------
California.....................      39        $126,208,773        16.08%         16.08%      8.211%       114
New York.......................      22          81,336,540        10.37          26.45       8.363        117
Ohio...........................       8          53,484,178         6.82          33.27       8.251        128
Florida........................      15          53,282,130         6.79          40.06       8.252        111
Washington.....................       9          42,471,715         5.41          45.47       7.753        114
Massachusetts..................      14          40,966,930         5.22          50.69       8.559        121
Texas..........................      14          39,211,564         5.00          55.69       8.299        114
Arizona........................       5          33,058,725         4.21          59.90       8.421        111
Louisiana......................       2          31,793,371         4.05          63.95       8.472        117
Georgia........................       5          30,059,092         3.83          67.78       8.268        115
                                    ---        ------------       ------                      -----        ---
    Totals/Wtd. Avg............     133        $531,873,018        67.78%                     8.271%       116
                                    ===        ============       ======                      =====        ===
Other..........................      77        $252,805,661        32.22%                     8.354%       116
                                    ===        ============       ======                      =====        ===

                                   WEIGHTED AVERAGES
                                 ----------------------

                                 U/W NCF   CUT-OFF DATE
STATES                            DSCR      LTV RATIO
------                           -------   ------------
California.....................   1.31x       68.35%
New York.......................   1.37        69.59
Ohio...........................   1.35        72.98
Florida........................   1.33        75.36
Washington.....................   1.34        69.34
Massachusetts..................   1.27        74.21
Texas..........................   1.32        71.41
Arizona........................   1.26        70.93
Louisiana......................   1.32        58.55
Georgia........................   1.36        72.97
                                  ----        -----
    Totals/Wtd. Avg............   1.33x       70.30%
                                  ====        =====
Other..........................   1.32x       72.05%
                                  ====        =====

     The remaining mortgaged real properties securing pooled mortgage loans are located throughout 28 other states as well as Puerto Rico and the U.S. Virgin Islands. No more than 2.98% of the initial mortgage pool balance is secured by mortgaged real properties located in any other single jurisdiction.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 22 mortgage loans, representing 11.27% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties.

     Thirteen of the mortgage loans referred to in the prior paragraph, representing 6.25% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the pay down or partial defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     - the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The table below identifies each of the mortgage loans secured by multiple mortgaged real properties, each of the groups of cross-collateralized mortgage loans, and each other group of related mortgage loans with the same borrower or affiliated borrowers, that will represent at least 2% of the initial mortgage pool balance.

          INDIVIDUAL LOANS, CROSSED LOAN GROUPS OR RELATED LOAN GROUPS REPRESENTING GREATER THAN 2% OF THE INITIAL MORTGAGE POOL BALANCE

                                                            TOTAL CUT-OFF         % OF INITIAL MORTGAGE
       LOAN/PROPERTY NAME            RELATIONSHIP       DATE PRINCIPAL BALANCE        POOL BALANCE
       ------------------         ------------------    ----------------------    ---------------------
NORTHPOINTE PLAZA...............   Individual Loan           $31,483,555                  4.01%
1615 POYDRAS STREET.............   Individual Loan           $29,159,803                  3.72%
WEHBA PORTFOLIO.................  Related Loan Group         $29,462,816                  3.75%
  Distribution Services Limited
  Medical Mutual of Ohio Office
     Building-Toledo
  Medical Mutual of Ohio Office
     Building-Beachwood
HOWLAND PORTFOLIO...............  Related Loan Group         $27,446,274                  3.50%
  375 Ballardvale Street
  377 Ballardvale & 315 New
     Boston Portfolio (Multiple-
     Property Loan)
  155 West Street
  10 Jewel Drive
  14 Jewel Drive
  87 Concord & 7 Lopez Portfolio
     (Multiple-Property Loan)
KOLBER PORTFOLIO................  Related Loan Group         $25,084,840                  3.20%
  Bayshore Executive Plaza
  250 Plaza Office Building
  Park Square Court
DIPLOMAT CENTRE                    Individual Loan           $19,280,819                  2.46%
WESTERN PLAZA II SHOPPING
  CENTER........................   Individual Loan           $19,063,254                  2.43%
METATEC BUILDING................   Individual Loan           $18,874,391                  2.41%
RED LION SHOPPING CENTER........   Individual Loan           $16,949,946                  2.16%

---------------

The respective mortgage loans secured by the Medical Mutual of Ohio Office Building-Toledo and Medical Mutual of Ohio Office Building-Beachwood are cross-defaulted and cross-collateralized.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates.   Subject, in some cases, to next business day conventions, 192 of the mortgage loans that we intend to include in the trust, representing 99.60% of the initial mortgage of balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and one of the mortgage loans that we intend to include in the trust, representing 0.40% of the initial mortgage of balance, provides for scheduled payments of principal and/or interest to be due on the fifth day of each month.

     Mortgage Rates; Calculations of Interest.   In general, each of the
mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.750% per annum to 9.400% per annum, and the weighted average mortgage interest rate for the mortgage loans was 8.298%.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                                                                  WEIGHTED AVERAGES
                                                                                                ---------------------
                       NUMBER OF   TOTAL CUT-OFF        % OF INITIAL             MAXIMUM        MORTGAGE     STATED
                       MORTGAGE    DATE PRINCIPAL         MORTGAGE            CUT-OFF DATE      INTEREST   REMAINING
    ACCRUAL TYPE         LOANS        BALANCE           POOL BALANCE        PRINCIPAL BALANCE     RATE     TERM (MO.)
    ------------       ---------   --------------   ---------------------   -----------------   --------   ----------
Actual/360 Basis.....     177       $765,902,710            97.61%             $31,483,555       8.318%       115
30/360 Basis.........      16         18,775,968             2.39                1,877,073       7.488        166
                          ---       ------------           ------                                -----        ---
    Totals/Wtd.
      Avg. ..........     193       $784,678,678           100.00%                               8.298%       116
                          ===       ============           ======                                =====        ===

                         WEIGHTED AVERAGES
                       ----------------------
                                 CUT-OFF DATE
                       U/W NCF       LTV
    ACCRUAL TYPE        DSCR        RATIO
    ------------       -------   ------------
Actual/360 Basis.....   1.32x       71.44%
30/360 Basis.........   1.55        47.41
                        ----        -----
    Totals/Wtd.
      Avg. ..........   1.32x       70.86%
                        ====        =====

     Balloon Loans.   One hundred sixty-three of the mortgage loans that we
intend to include in the trust, representing 83.25% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Each of these balloon mortgage loans provides for some amortization prior to maturity.

     ARD Loans.   Nine of the mortgage loans that we intend to include in the trust, representing 12.89% of the initial mortgage pool balance, are characterized by the following features--

     - A maturity date that is generally 25 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 10-15 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally on, or up to four months prior to, the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of--

         1. its initial mortgage interest rate, plus

         2. a specified margin.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-

       ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the related anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans.   Twenty-one mortgage loans that we intend to
include in the trust, representing 3.86% of the initial mortgage pool balance, are characterized by:

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan; but

     - none of the incentives to repayment on a date prior to maturity associated with an ARD loan.

     Amortization of Principal.   The tables below show the indicated
information for the specified sub-groups of pooled mortgage loans.

                               MORTGAGE LOAN TYPE

                                                                                                  WEIGHTED AVERAGES
                        NUMBER                                                                  ---------------------
                          OF       TOTAL CUT-OFF        % OF INITIAL             MAXIMUM        MORTGAGE     STATED
                       MORTGAGE    DATE PRINCIPAL         MORTGAGE            CUT-OFF DATE      INTEREST   REMAINING
LOAN TYPE                LOANS        BALANCE           POOL BALANCE        PRINCIPAL BALANCE     RATE     TERM (MO.)
---------              ---------   --------------   ---------------------   -----------------   --------   ----------
Balloon..............     163       $653,263,947            83.25%             $19,280,819       8.323%       114
ARD..................       9        101,143,920            12.89               31,483,555       8.228        112
Fully Amortizing.....      21         30,270,810             3.86                3,155,510       7.995        185
                          ---       ------------           ------                                -----        ---
    Totals/Wtd.
      Avg. ..........     193       $784,678,678           100.00%                               8.298%       116
                          ===       ============           ======                                =====        ===

                         WEIGHTED AVERAGES
                       ----------------------
                                   CUT-OFF
                       U/W NCF      DATE-
LOAN TYPE               DSCR      LTV RATIO
---------              -------   ------------
Balloon..............   1.33x       71.39%
ARD..................   1.28        71.49
Fully Amortizing.....   1.40        57.33
                        ----        -----
    Totals/Wtd.
      Avg. ..........   1.32x       70.86%
                        ====        =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                       % OF     ORIGINAL     CALCULATED                REMAINING    CALCULATED
                            NUMBER       TOTAL       INITIAL     TERM TO      ORIGINAL                  TERM TO     REMAINING
                              OF      CUT-OFF DATE   MORTGAGE   MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                           MORTGAGE    PRINCIPAL       POOL        ARD          TERM       SEASONING      ARD          TERM
LOAN TYPE                   LOANS       BALANCE      BALANCE    (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
---------                  --------   ------------   --------   ---------   ------------   ---------   ---------   ------------
Balloon Loan.............    163      $653,263,947     83.25%
  Minimum................                                           60          180            1           55          168
  Maximum................                                          240          360           25          218          359
  Wtd. Avg. .............                                          121          351            8          114          343
ARD......................      9       101,143,920     12.89
  Minimum................                                          120          300            1          107          297
  Maximum................                                          120          360           13          119          359
  Wtd. Avg. .............                                          120          359            8          112          351
Fully Amortizing.........     21        30,270,810      3.86
  Minimum................                                          120          120            4           99           99
  Maximum................                                          240          240           25          234          234
  Wtd. Avg. .............                                          201          200           15          185          185
                             ---      ------------    ------       ---          ---           --          ---          ---
Totals/Wtd. Avg. ........    193      $784,678,678    100.00%      124          346            8          116          338
                             ===      ============    ======       ===          ===           ==          ===          ===

     Voluntary Prepayment Provisions.   One hundred thirty-three of the mortgage
loans that we intend to include in the trust, representing 87.98% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

     - an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration.

     Sixty of the mortgage loans that we intend to include in the trust, representing 12.02% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment lock-out period during which voluntary prepayments are prohibited, followed by

     - a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by

     - an open prepayment period during which voluntary principal prepayments may be made without any prepayment considerations.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. In addition, prepayments of this type are generally not required to be accompanied by any prepayment consideration.

     The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as--

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased or liquidated following a default or as a result of a delinquency.

     As described below under "--Defeasance Loans", 133 of the pooled mortgage loans, representing 87.98% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. Except as described below under "--Defeasance Loans", none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out and/or Defeasance Periods.   All of the mortgage loans
that we intend to include in the trust provide for prepayment lock-out and/or defeasance periods as of the cut-off date. For these mortgage loans--

     - the maximum remaining prepayment lock-out and/or defeasance period as of that date, is 233 months,

     - the minimum remaining prepayment lock-out and/or defeasance period as of that date, is ten months, and

     - the weighted average remaining prepayment lock-out and/or defeasance period as of that date, is 104 months.

     Prepayment Consideration.   Sixty of the mortgage loans that we intend to
include in the trust, representing 12.02% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum prepayment premium equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums and yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions.   All of the mortgage loans
that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans.   One hundred thirty-three of the mortgage loans that we
intend to include in the trust, representing 87.98% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S.

government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the mortgaged real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, with the following exceptions:

    PROPERTY NAME       EARLIEST DEFEASANCE DATE
Hampton Inn-Columbus         October 1, 2001
Comfort Suites Hotel         October 1, 2001

     The respective mortgage loans relating to the mortgaged real properties identified in the foregoing table are each the primary asset of a single loan REMIC. Salomon Brothers Realty Corp. has agreed that if the borrower with respect to any of such mortgage loans gives notice of its election to defease its related mortgage loan on or before the second anniversary of the initial issuance of the offered certificates, Salomon Brothers Realty Corp. will repurchase that mortgage loan at par plus accrued interest.

CTL LOANS

     Three mortgage loans that we intend to include in the trust representing 0.99% of the initial mortgage pool balance, are CTL Loans.

     The CTL Loans that we intend to include in the trust are scheduled to be fully or substantially repaid from monthly rental payments made over the primary term of the related Credit Tenant Lease. Each Credit Tenant Lease has a primary lease term that expires no more than one month before the scheduled final maturity date of the related loan.

     As more specifically identified on Annex A-2 to this prospectus supplement, each Credit Tenant, its parent or a guarantor of the tenant's obligations under the related Credit Tenant Lease is rated at least investment grade by one or more nationally recognized statistical rating organizations.

     As more specifically identified on Annex A-2 to this prospectus supplement, each Credit Tenant Lease is a Double-Net Lease. Two of the Credit Tenant Leases, those relating to the CVS-Dorchester and CVS-Murfreesboro properties, require the landlord to perform common area or exterior maintenance, pay real estate taxes and maintain casualty insurance. The Credit Tenant under these Credit Tenant Leases is obligated to reimburse the landlord for the entire cost of those items. In the case of the Credit Tenant Lease for the CVS-Dorchester property, the landlord's obligations include common area maintenance related to the condominium unit located adjacent to the related mortgaged real property, which unit is not owned by the related borrower and is not included in the mortgaged real property but is subject to maintenance and repair obligations and assessments under the related condominium declaration. If the landlord were to default in the performance of its specified obligations under the Credit Tenant Lease and the Credit Tenant exercised its rights, there could be a disruption in the stream of monthly rental payments available to pay principal and interest on the CTL Loan. To mitigate that risk, the trust will have the benefit of monthly escrows in amounts estimated by the related mortgage loan seller to be sufficient to discharge such landlord obligation, if necessary. Under the Credit Tenant Lease for the Eckerd-Gloversville property, the Credit Tenant is required to perform exterior and interior maintenance, pay real estate taxes and maintain the casualty insurance at its own expense.

     Under two of the Credit Tenant Leases, those relating to the CVS-Dorchester and CVS-Murfreesboro properties, the Credit Tenant must maintain the interior of the premises, but the landlord must maintain the exterior and structural portions of the building as well as the plumbing, pipes, tubes, conduits and utility lines, leading to and from the building. Under the Credit Tenant Lease for the Eckerd-Gloversville property, the Credit Tenant must maintain the interior and exterior of the premises all building systems, but the landlord must maintain the roof and structural portions of the building. If a landlord fails to perform its obligations under a Credit Tenant Lease, and the Credit Tenant exercises its cure rights and offsets rent, there could be a disruption in the stream of monthly rental payments available to pay principal and interest on the Credit Tenant Loan. In each case, however, the trust would have the benefit of monthly escrows in amounts estimated by the related mortgage loan seller to be sufficient to discharge the landlord's obligations, if necessary.

     Each CTL Loan provides that if the Credit Tenant defaults beyond its notice and grace periods, then the holder of the related CTL Loan may require that the borrower either terminate the Credit Tenant Lease or refrain from the exercise of any of its rights under the lease. A default of this type would constitute a default under the related CTL Loan, although in some cases, the related borrower may possess cure rights.

     Certain lease termination rights and rent offset or abatement rights are provided to the Credit Tenants in the Credit Tenant Leases in the case a condemnation; and certain rent abatement rights are provided to the Credit Tenants in the Credit Tenant Leases in the case of a casualty.

     Under each Credit Tenant Lease the landlord is required to diligently restore the premises after a casualty or condemnation. In certain instances of condemnation, the Credit Tenant may terminate the Credit Tenant Lease. The Credit Tenant cannot terminate the Credit Tenant Lease in connection with a casualty as long as the landlord is diligently restoring the premises, except in the case of a casualty loss greater than one-third of replacement value occurring in the last year of the Credit Tenant Lease for the Eckerd-Gloversville property. Generally, the Credit Tenant can abate rent while the landlord restores the premises. Accordingly, each CTL Loan requires the related borrower to maintain not less than 12 months rent interruption insurance with respect to potential abatement upon casualty, subject to customary exclusions. The cost of the rent interruption insurance is to be paid by the Credit Tenant, with the exception of the CVS-Dorchester property.

     With respect to abatement or termination upon events of condemnation, but not a casualty, the trust will have the benefit of a noncancellable lease enhancement policy. A lease enhancement policy is an insurance policy that provides for the insurer, subject to customary exclusions, to pay the loss of rents to the master servicer on behalf of the trustee. In the case of a termination of the Credit Tenant Lease, the "loss of rents" equals the outstanding principal amount plus accrued interest on the related Credit Tenant Loan. However, the insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of the termination right. In the case of an abatement of rent under a Credit Tenant Lease, the "loss or rents" equals the amount of the rent abatement, but does not cover rent abatement beyond the expiration date of the initial term of the Credit Tenant Lease. The lease enhancement insurer is Chubb Custom Insurance Company which, as of the cut-off date, had a financial strength rating of "AAA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. The insurer is not required to pay amounts due under any CTL Loan other than principal and, subject to the limitation above, accrued interest. Accordingly, it is not required to pay any prepayment premium or yield maintenance charge due under the loan or any amounts the borrower is obligated to pay under the loan to reimburse the master servicer, the special servicer or the trustee for outstanding servicing advances.

     Each lease enhancement policy contains some exclusions from coverage, including loss of rents arising from physical loss or damage from any cause, or from an untenantable condition not resulting from condemnation.

     At the end of the term of each Credit Tenant Lease, the Credit Tenant is generally obligated to surrender the premises in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the borrower.

     We provide on Annex A-2 to this prospectus supplement additional information regarding the CTL Loans that we intend to include in the trust.

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

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves.   One hundred seventy-four mortgage loans,
representing 90.74% of the initial mortgage pool balance, that are secured by 191 mortgaged real properties, provide for monthly escrows for real estate taxes for those properties. One hundred fifty-nine mortgage loans, representing 81.27% of the initial mortgage pool balance, that are secured by 176 mortgaged real properties, currently provide for monthly escrows for property insurance for those properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is typically the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred thirty-eight mortgage loans, representing 82.94% of the initial mortgage pool balance and that are secured by 155 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. Shown in Annex A-1 to this prospectus supplement is the amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was deposited for the month of June 2000 or, in the case of the pooled mortgage loans originated by Paine Webber Real Estate Securities, Inc., that was required to be deposited on a monthly basis in accordance with the mortgage loan documents. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     One hundred fifty-two mortgaged real properties, securing 81.68% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. Eighty-five of the mortgage loans, secured by 98 mortgaged real properties and representing 73.83% of the total cut-off date principal balance of loans secured by properties for which tenant improvements and leasing commissions are applicable, provide for an initial escrow deposit or an ongoing monthly deposit for tenant improvements and leasing commissions. Shown in Annex A-1 to this prospectus supplement is the amount of funds deposited for tenant improvements and leasing commissions at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for tenant improvements and leasing commissions used to determine the annualized figure is the monthly escrow amount that was deposited for the month of June 2000 or, in the case of the pooled mortgage loans originated by Paine Webber Real Estate Securities, Inc., that was required to be deposited on a monthly basis in accordance with the loan documents. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission escrow upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     Delinquencies.   None of the mortgage loans that we intend to include in
the trust was as of the cut-off date, or has been at any time during the 12-month period preceding that date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters.   Described and listed below are special considerations
regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust--

     - One hundred thirteen of the mortgaged real properties, securing 57.46% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     - Forty-four of the mortgaged real properties, securing 18.92% of the initial mortgage pool balance, are commercial properties that are each leased to a tenant that occupies all or substantially all of the particular mortgaged property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - Three of the mortgaged real properties, securing 0.71% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.

     Ground Leases.   Five of the mortgage loans that we intend to include in
the trust, representing 1.99% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the term of the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan. Furthermore, in all cases, the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing.   In general, the underlying borrowers will
be obligated for trade payables and other operating liabilities and may, in certain circumstances, have obtained, or be permitted to obtain, unsecured loans from holders of beneficial interests in those borrowers and others. Such unsecured indebtedness is not specifically described herein. Some of the underlying borrowers may incur unsecured debt for any purpose, or a limited amount of unsecured debt for any purpose, without violating their respective organizational documents or the related loan documents. Some of the underlying borrowers may be contingently obligated under reimbursement or similar agreements to letter of credit banks issuing letters of credit for the benefit of the holder or the related mortgage loan. Further, 59 of the mortgage loans that we intend to include in the trust, representing 12.51% of the initial mortgage pool balance, are owned by borrowers that are not considered to be special purpose entities and, accordingly, may have indebtedness or other liabilities unrelated to the mortgaged real properties securing the related pooled mortgage loans. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of one of the mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Paradise Palm Mobile Home Park, which loan comprises 0.16% of the initial mortgage pool balance, the related mortgaged real property is encumbered by a second mortgage debt in the initial principal amount of $200,000. The second mortgage debt is subject to a subordination and intercreditor agreement in favor of the holder of the related mortgage loan.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of a related borrower may have incurred mezzanine debt. In addition, many of the mortgage loans that we intend to include in the trust prohibit the principals of the related borrowers from incurring mezzanine debt only to a limited extent. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. In the case of one of the mortgage loans, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Park Central Office Development, which loan comprises 1.41% of the initial mortgage pool balance, two of the limited partners of the related borrower, who are also shareholders of the general partner of the related borrower, were permitted to obtain mezzanine debt financing from three individuals in the amount of $1,350,000. The mezzanine debt financed the acquisition from the three individuals of their partnership interests in the related borrower and their stock in the general partner of the related borrower. The mezzanine debt is secured by pledges of the partnership interests and stock. The mezzanine borrowers and mezzanine lenders entered into an amendment to the mezzanine financing documents, with the holder of the related mortgage loan as an express third-party beneficiary, which amendment, among other things, provides that the written approval of the holder of the related mortgage loan is required as a condition to the exercise of the mezzanine lenders' remedies and the resulting transfer of interests in the related borrower. While the mezzanine lenders have no security interest in, or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change of or disruption in the ownership and/or control of the related borrower.

     Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

UNDERWRITING MATTERS

     General.   In connection with the origination of each of the mortgage loans that we intend to include in the trust, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports.   A third-party environmental consultant prepared an
Environmental Report, or updated a previously prepared Environmental Report, for all of the mortgaged real properties in the pool. In the case of 114 mortgaged real properties, securing 59.99% of the initial mortgage pool balance those Environmental Reports were prepared or updated during the 12-month period preceding the cut-off date. In the case of 191 mortgaged real properties, securing 95.66% of the initial mortgage pool balance and including the 93 properties referred to in the prior sentence, those Environmental Reports were prepared or updated during the 24-month period preceding the cut-off date.

     For five mortgaged real properties, securing 3.92% of the initial mortgage pool balance, environmental insurance was obtained in addition to preparing or updating an Environmental Report.

     The above-described environmental investigation identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the owner of the property was generally required to:

     - establish an operation and maintenance plan to address the issue, or

     - provide for an abatement or removal program.

     For some residential properties at which the consultant identified the potential or actual presence of lead in drinking water at levels greater than the United States Environmental Protection Agency recommended action level, the consultant recommended that the residents be notified of the appropriate precautions to take. That notification was provided.

     For some commercial or industrial properties in areas of the country believed to have high levels of radon, the consultant recommended testing for radon. Because radon is typically more of a concern in residential than commercial or industrial properties, such sampling was not always performed. Sampling for radon was generally conducted only with respect to multifamily properties located in areas of the country believed to have high levels of radon. In several cases where elevated levels of radon were detected, the consultant recommended re-testing or an abatement system.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower either:

     - to carry out the specific remedial measures prior to closing; or

     - to carry out the specific remedial measures post-closing and either--

         1. deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures, or

         2. provide environmental insurance.

     There can be no assurance that the post-closing obligations or the recommended corrective measures have, in all cases, been or will continue to be implemented, or that the cost of implementing them will not exceed the estimate. If any adverse environmental conditions are not properly addressed or monitored and maintained over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In a few cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional cleanup.

     In a few cases, the environmental consultant did not recommend that any remedial action be taken with respect to an actual or potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified. However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property to collect samples or perform remedial action.

     In some cases, the Environmental Report for a mortgaged real property identified actual or potential environmental problems at nearby properties, including some mortgaged real properties in proximity to federal or state superfund sites, and spills of hazardous materials and leaking underground storage tanks at sites near other mortgaged real properties. The relevant Environmental Reports indicated, however, that--

     - the person or persons responsible for remediation had been identified,

     - the subject mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the subject mortgaged real property was limited,

     - no evidence suggested adverse environmental impact to the subject mortgaged real property, or

     - environmental insurance was obtained.

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

In those cases where the person or persons responsible for remediation had been identified, there can be no assurance that such person or persons, in each case, are financially able or will actually correct the problem. Additionally, even where no evidence suggests any adverse environment impact to a mortgaged real property, in the absence of groundwater data it was unknown whether contamination existed.

     For some sites, the environmental consultant stated that the mortgaged real property was in an area subject to legal protections for wetlands, which can restrict or otherwise regulate future development.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports" subsection and has not been independently verified by--

     - us,

     - any of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance.   In the case of five mortgaged properties,
securing 3.92% of the initial mortgage pool balance, the related mortgage loan seller has obtained or is obtaining, or has or will have the benefit of, and there will be assigned to the trust, an impaired property policy covering select environmental matters. In each of those cases, the environmental policy is an individual policy that insures only the related mortgaged real property.

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

     The premium for each of the environmental policies has been or, as of the date of initial issuance of the series 2000-C2 certificates, will be, paid in full.

     In the case of two mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Burke Village Center and Deere Road Warehouse Buildings, which together secure 0.71% of the initial mortgage pool balance, each individual insurance policy provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on or emanating from the related mortgaged real property, the insurer will defend against and pay that claim; and

     - if the insured enforces the related mortgage instrument, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, provided that the insured reported those conditions to the government in accordance with applicable law.

     Each policy requires that the insured report a claim soon after certain events.

     The policies do not provide coverage for the following, in addition to other excluded matters:

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued; or

     - claims arising out of conditions involving lead-based paint or asbestos.

     The environmental policy for the Burke Village Center property:

     - has a policy period that runs from March 14, 2000 to March 14, 2013;

     - provides for a per loss limit of $2.7 million and a total limit on liability of $2.7 million;

     - has a deductible of $10,000 per loss; and

     - has been issued by Commerce and Industry Insurance Company.

     The environmental policy for the Deere Road Warehouse Buildings property:

     - has a policy period that runs from February 24, 2000 to February 24, 2013;

     - provides for a per loss limit of $3.04 million and a total limit on liability of $3.04 million;

     - has a deductible of $10,000 per loss; and

     - has been issued by Commerce and Industry Insurance Company.

     In the case of one mortgaged real property identified on Annex A-1 to this prospectus supplement as Kmart Plaza, which secures 1.10% of the initial mortgage pool balance, an environmental policy has been obtained with the same general terms and conditions as the policies described above. The environmental policy for the Kmart Plaza property:

     - has a policy period that runs for 13 years;

     - provides for a per loss limit of $8.61 million and a total limit on liability of $8.61 million;

     - has no deductible; and

     - has been issued by Commerce and Industry Insurance Company.

     In the case of one mortgaged real property identified on Annex A-1 to this prospectus supplement as One Centennial Drive, which secures 0.24% of the initial mortgage pool balance, an insurance policy provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date the loss is reported to the insurer or from the date the insured's ownership of the policy is verified by the insurer, whichever is later, until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on or emanating from the related mortgaged real property, the insurer will defend against and pay that claim; and

     - the insurer will pay on behalf of the insured legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the related mortgaged real property, if they are incurred solely because the insured first became aware of the adverse environmental conditions during the policy period, provided those conditions have been reported to the government in accordance with law.

     The environmental policy for One Centennial Drive requires that the insured report a claim during the policy's term or within a very short period thereafter, and soon after certain events. Furthermore, that policy does not provide coverage for the following, in addition to other excluded matters:

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued; or

     - claims arising out of conditions involving lead-based paint or asbestos.

     The environmental policy for One Centennial Drive:

     - has a policy period that runs from December 10, 1999 to December 10, 2014;

     - provides for a per loss limit of $1.925 million and a total limit on liability of $1.925 million;

     - has a deductible of $25,000 per loss; and

     - has been issued by Commerce and Industry Insurance Company.

     In the case of the mortgaged real property indentified on Annex A-1 to this prospectus supplement as Medical Mutual of Ohio Office Building-Toledo, which secures 1.87% of the initial mortgage pool balance, an environmental insurance policy was obtained. The policy--

     - has a policy period that runs from March 27, 2000 to April 1, 2015,

     - provides for a per loss limit of $18,380,000 and a total limit of liability of $18,380,000,

     - has no deductible amount under the policy, and

     - has been issued by American International Specialty Lines Insurance Company.

     The environmental policy for the Medical Mutual of Ohio Office Building-Toledo provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the policy period and prior to foreclosure, the borrower defaults under its commercial real estate loan, and there are pollution conditions on, under, or emanating from the related underlying mortgaged real property, the insurer will indemnify the insured for loss up to the outstanding balance of principal and interest on the loan, including penalties and fees arising from the default, plus advances for property protection expenses not to exceed 10% of the outstanding balance;

     - if the insured becomes legally obligated to pay as a result of claims first made against the insured and reported to the insurer in writing during the policy period, for bodily injury, property damage, or clean-up costs resulting from pollution conditions on, under, or emanating from an insured property, the insurer will pay those costs, including investigation and defense costs, except that the insurer's duty to defend or continue defending any such claim ceases once the applicable limit of coverage has been exhausted; and

     - if after foreclosure, clean-up costs are sustained because there are pollution conditions on, under, or emanating from the insured property during the policy period, the insurer will pay those clean-up costs, provided that where required, those pollution conditions have been reported by the insured to the appropriate governmental agency in compliance with applicable environmental laws, in effect as of the date of discovery.

     The environmental policy for the Medical Mutual Mutual of Ohio Office Building-Toledo property does not provide coverage for the following, in addition to other excluded matters:

     - loss arising from pollution conditions existing prior to the effective date of coverage for an insured property, and not otherwise specifically excluded by endorsement to this policy, if as of that date the insured knew that those pollution conditions could give rise to a loss under this policy and failed to disclose those pollution conditions to the insurer, or the insurer did not otherwise learn of those pollution conditions from engineering reports, environmental spreadsheets, the secured creditor impaired property questionnaire, or other technical reports the insured obtained independently;

     - loss arising from the presence of asbestos or any asbestos-containing materials installed in or on any building or structure; and

     - loss arising from the presence of lead-based paint applied to any real or personal property on or under an insured property.

     Property Condition Assessments.   All of the mortgaged real properties
securing mortgage loans in the mortgage pool were inspected by professional engineers or architects. One hundred ninety-one of the mortgaged real properties, securing 96.23% of the initial mortgage pool balance, were inspected during the 24-month period preceding the cut-off date. One hundred fourteen of the mortgaged real properties, securing 61.73% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When material repairs or replacements were recommended, the related borrower was required--

     - to carry out necessary repairs or replacements, and

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     - in some instances, to establish reserves, generally in the amount of 125%
       of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

     There can be no assurance that another inspector would not have discovered additional material maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies.   An independent appraiser prepared an
appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. For 136 of the mortgaged properties, securing 66.69% of the initial mortgage pool balance, an appraisal was prepared during the 12-month period preceding the cut-off date. For 204 of the mortgaged real properties, securing 98.23% of the initial mortgage pool balance and including the 136 properties referred to in the prior sentence, an appraisal was prepared during the 24-month period preceding the cut-off date. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     In 188 cases, representing 96.13% of the initial mortgage pool balance, either the appraisal upon which is based the appraised value for each mortgaged real property shown on Annex A-1 to this prospectus supplement, or a separate letter, contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance.   Each mortgage loan seller has, with
respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-

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use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

     - legal opinions or zoning consultant's reports,

     - certifications from and/or discussions with government officials,

     - information contained in appraisals, surveys and site plans,

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance. No mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans, except as may be noted as an express exception to the representations and warranties made by the mortgage loan seller as of the date of the initial issuance of the offered certificates.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that one or more of the following apply:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - the insurance proceeds together with the value of the remaining property would be sufficient to pay the loan.

     There is no assurance, however, that the conclusions of any of the mortgage loan sellers in this regard are correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance.   Although exceptions exist, the
loan documents for each of the mortgage loans we intend to include in the trust generally

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require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - except in the case of mobile home parks, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property,

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of:

         1. the outstanding principal balance of the related mortgage loan;

         2. the full insurable value of the insured property; and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in an amount as may be required by the lender.

     The insurance policies for the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Greenway Village Shopping Center, Bloomfield Center, Plaza Northwest Shopping Center, The Village Apartments and Kings Kourt Apartments, include co-insurance clauses.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. Fifty-three of the mortgaged real properties, securing 19.38% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. For 46 of these properties, securing 18.14% of the initial mortgage pool balance, either a third-party consultant conducted seismic studies to assess the probable maximum loss for the property or earthquake insurance was obtained. In general, these studies were performed in accordance with generally accepted industry standard assumptions and methodologies. For seven of these properties, securing 1.24% of the initial mortgage pool balance, a third-party consultant did not conduct seismic studies to assess the probable maximum loss for the property and earthquake insurance was not obtained.

     With respect to the mortgaged properties for which seismic studies were conducted, in most cases, when the resulting reports concluded that the subject property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement

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

cost of the improvements, the related originator required the borrower to obtain earthquake insurance. However, for four of mortgaged properties for which seismic studies were conducted, securing 0.74% of the initial mortgage pool balance, earthquake insurance was not required although the probable maximum loss was in excess of 20% of estimated replacement cost. Furthermore, because the studies did not necessarily all use the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

SIGNIFICANT MORTGAGE LOANS

     The Northpointe Plaza Loan.   The Northpointe Plaza Loan has a cut-off date
principal balance of $31,483,555, which represents 4.01% of the initial mortgage pool balance. The Northpointe Plaza Loan is secured by an anchored retail shopping center known as Northpointe Plaza, located in Spokane, Washington. The borrower under the Northpointe Plaza Loan is Northpointe Plaza, Inc., an affiliate of Wesbild, Inc.

     The Northpointe Plaza Loan is an ARD Loan and has an anticipated repayment date of September 1, 2009. The Northpointe Plaza Loan accrues interest through its anticipated repayment date at an interest rate of 7.80% per annum and thereafter at an interest rate of 9.80% per annum. Interest accrues on the Northpointe Plaza Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Northpointe Plaza Loan may not be voluntarily prepaid, in whole or in part, prior to the 60th day before its anticipated repayment date. After the expiration of 24 months from the issuance of the offered certificates, the borrower may obtain a release of the Northpointe Plaza property from the lien of the underlying mortgage through a defeasance of the Northpointe Plaza Loan. The Northpointe Plaza Loan matures on September 1, 2029.

     The Northpointe Plaza is a 356,363 square foot anchored retail shopping center that was built in 1993. The Appraised Value, determined as of May 4, 1999 is $42,000,000, which results in a Cut-off Date LTV Ratio of 74.96%. The Underwritten Net Cash Flow for the Northpointe Plaza property is $3,475,893, resulting an Underwritten NCF Debt Service Coverage Ratio of 1.27x.

     Northpointe Plaza is managed by Wesbild Shopping Centers, Inc., an affiliate of the borrower. The holder of the Northpointe Plaza Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Northpointe Plaza Loan.

     The borrower under the Northpointe Plaza Loan must cause all rents to be deposited into a rent account pledged to the lender, from which the borrower may make withdrawals until the earlier to occur of an event of default or the related anticipated repayment date, after which the account may be placed under the control of the lender. The Northpointe Plaza Loan requires a replacement reserve escrow in the amount of $53,456 per year to be funded on a monthly basis through the life of the Northpointe Plaza Loan. A reserve for tenant improvement and leasing commissions in the annual

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

amount of $152,750 is required to be funded on a monthly basis until the execution of a renewal lease with T.J. Maxx, a significant tenant at Northpointe Plaza, for a term of at least five years. Thereafter, the reserve is capped and must be maintained at $458,250. A new tenant reserve escrow in the amount of $3,000,000 was funded upon the closing of the Northpointe Plaza Loan and is to be released upon the satisfaction of certain conditions, including the reletting of premises formerly leased by Future Shop, Inc.

     The Northpointe Plaza Loan provides for a right of sale or transfer of the mortgaged real property upon assumption of the Northpointe Plaza Loan by the transferee. As of the cut-off date, the Northpointe Plaza property may be under contract for sale to a third-party purchaser, which sale will be contingent upon the purchaser qualifying to assume the Northpointe Plaza Loan, and representatives of such purchaser have submitted an assumption application. The Northpointe Plaza Loan provides that the lender's consent to a transfer and assumption shall not be unreasonably withheld provided that--

     - the transferee assumes in writing the obligations of the borrower under the Northpointe Plaza Loan documents,

     - the transferee is a reputable person or entity of good character, creditworthy and has a sufficient financial worth considering the obligations assumed and undertaken,

     - the transferee or its property manager has sufficient experience in the ownership and management of properties similar to the Northpointe Plaza,

     - the rating agencies confirm in writing that the transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a secondary market transaction,

     - the lender has received certain required payments, fees and reimbursements in connection with the review and approval of the transfer, and

     - no event of default or event which with the giving of notice or passage of time would constitute an event of default under the Northpointe Plaza Loan has occurred and remains uncured.

     Wehba Portfolio.   The Wehba Portfolio consists of three related mortgage
loans with a total cut-off date principal balance of $29,462,816, representing 3.75% of the initial mortgage pool balance. The Medical Mutual of Ohio-Beachwood Loan and Medical Mutual of Ohio-Toledo Loan are cross-defaulted and cross-collateralized. The Distribution Services Ltd. Loan is not cross-defaulted or cross-collateralized with either of these mortgage loans. The borrower under each of the Distribution Services Ltd loan, the Medical Mutual of Ohio-Beachwood Loan and the Medical Mutual of Ohio-Toledo Loan are ultimately owned by the Bentley Forbes Group. Bentley Forbes Group is a privately held real estate investment trust which specializes in single tenant investment and sale-leaseback transactions. It had 1999 holdings of $580,000,000. The proceeds of all three of these mortgage loans were used to finance a sale leaseback with the single

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tenants. Mr. C. Frederick Wehba, II, president of the Bentley Forbes Group, is the indemnitor for each of these mortgage loans.

     Set forth below is a brief summary of the mortgage loans in the Wehba Portfolio.

     The Medical Mutual of Ohio-Toledo.   The Medical Mutual of Ohio-Toledo Loan
has a cut-off date principal balance of $14,671,955, representing 1.87% of the initial mortgage pool balance. The Medical Mutual of Ohio-Toledo Loan is secured by a single tenant office building located in Toledo, Ohio. The borrower under the Medical Mutual of Ohio Toledo Loan is MMTO, LLC.

     The Medical Mutual of Ohio-Toledo Loan is a balloon loan which matures on April 1, 2010. The Medical Mutual of Ohio-Toledo Loan accrues interest through its maturity date at a mortgage interest rate of 8.62% per annum. Interest accrues on the Medical Mutual of Ohio-Toledo Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Medical Mutual of Ohio-Toledo Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial issuance of the offered certificates, the borrower may obtain a release of the mortgaged real property from the lien of underlying mortgage through a defeasance of The Medical Mutual of Ohio-Toledo Loan.

     The Medical Mutual of Ohio-Toledo Loan is secured by a two and three-story single tenant office building containing approximately 160,000 net rentable square feet, a detached storage building containing approximately 7,350 square feet and a 625 square foot garage. There is surface parking for 707 cars.

     The property is entirely net leased to Medical Mutual of Ohio, Ohio's oldest and largest health care insurer, which is rated BB(pi) by Standard & Poor's Ratings Service. The lease is for a term of 20 years, expiring in 2020, with four 5-year renewal options. The tenant has no rights to terminate the lease except in connection with a total condemnation or destruction or substantial damage to the improvements during the last three years of the lease term. Borrower deposited $481,250 at loan closing for completion of specified capital improvements and repairs, including removal of two underground heating oil tanks and retrofitting of one underground storage tank. Removal and retrofitting has been completed and Borrower is awaiting final closure reports. Borrower has provided a prepaid environmental insurance policy in the amount of $18,380,000, which is 125% of the loan amount, with a 15 year term and no deductible. Law and ordinance coverage is required for specified zoning nonconformities. The Appraised Value, determined as of February 25, 2000, of the mortgaged real property is $19,700,000, resulting in a Cut-off Date LTV Ratio of 74.48%. The Underwritten Net Cash Flow for the mortgaged real property is $1,748,624, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.28x.

     The Distribution Services Ltd.   The Distribution Services Ltd. Loan has a
cut-off date principal balance of $9,700,591, representing 1.24% of the initial mortgage pool balance. The Distribution Services Ltd. Loan is secured by a single tenant industrial

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

warehouse and distribution center located in Princeton, Indiana. The borrower under the Distribution Services Ltd. Loan is DSLI, LLC.

     The Distribution Services Ltd. Loan is a balloon loan which matures on November 1, 2009. The Distribution Services Ltd. Loan accrues interest through its maturity date at a mortgage interest rate of 8.17% per annum. Interest accrues on the Distribution Services Ltd. Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Distribution Services Ltd. Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial issuance of the offered certificates, the borrower may obtain a release of the mortgaged real property from the lien of underlying mortgage through a defeasance of the Distribution Services Ltd. Loan.

     The Distribution Services Ltd. Loan is secured by a single story industrial warehouse and distribution center containing approximately 368,430 net rentable square feet and surface parking for 275 cars. The property is leased to Network Distribution, Inc. under a 15 year net lease expiring in 2014, with four 5-year renewal options. The lease is guaranteed by the parent company, Distribution Services, Ltd., a $26,200,000 international network logistics company. Pursuant to the lease the tenant has the option of expanding the facility to an adjacent 15-acre parcel of the property currently part of the collateral. This expansion would involve an acquisition by the tenant of that parcel and a release of the parcel from the lien of the mortgage. The loan documents contemplate this without any payment to principal. The release parcel was underwritten as being immaterial. Tenant has no rights to terminate the lease except in connection with a total condemnation or destruction or substantial damage to the improvements during the last three years of the lease term. In the event of substantial damage to, or destruction of, the improvements during the last three years, tenant may also make a purchase offer at borrower's acquisition costs. The Appraised Value, determined as of September 17, 1999, of the mortgaged real property is $12,900,000, resulting in a Cut-off Date LTV Ratio of 75.20%. The Underwritten Net Cash Flow for the mortgaged real property is $1,226,292, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.41x.

     The Medical Mutual of Ohio-Beachwood Loan.   The Medical Mutual of Ohio-
Beachwood Loan has a cut-off date principal balance of $5,090,270, representing 0.65% of the initial mortgage pool balance. The Medical Mutual of Ohio-Beachwood Loan is secured by a single tenant office building located in Beachwood, Ohio, a suburb of Cleveland. The borrower under the Medical Mutual of Ohio-Beachwood Loan is MMBO, LLC.

     The Medical Mutual of Ohio-Beachwood Loan is a balloon loan which matures on April 1, 2010. The Medical Mutual of Ohio-Beachwood Loan accrues interest through its maturity date at a mortgage interest rate of 8.62% per annum. Interest accrues on the Medical Mutual of Ohio-Beachwood Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Medical Mutual of Ohio-Beachwood Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial

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

issuance of the offered certificates, the borrower may obtain a release of the mortgaged real property from the lien of underlying mortgage through a defeasance of The Medical Mutual of Ohio-Beachwood Loan.

     The Medical Mutual of Ohio-Beachwood Loan is secured by a two-story single tenant office building containing approximately 51,000 net rentable square feet and 185 surface parking spaces. The lease is for a term of 20 years (expiring in 2020) with four 5-year renewal options. Tenant has no rights to terminate the lease except in connection with a total condemnation or destruction or substantial damage to the improvements during the last three years of the lease term. In the event of substantial damage to, or destruction of, the improvements during the last three years, tenant may also make a purchase offer at borrower's acquisition costs. Law and ordinance coverage is required for zoning nonconformities. The Appraised Value, determined as of February 25, 2000, of the mortgaged real property is $6,800,000, resulting in a Cut-off Date LTV Ratio of 74.86%. The Underwritten Net Cash Flow for the mortgaged real property is $633,436, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.33x.

     The 1615 Poydras Street Loan.   The 1615 Poydras Street Loan has a cut-off
date principal balance of $29,159,803, representing 3.72% of the initial mortgage pool balance. The 1615 Poydras Street Loan is secured by an office building located at 1615 Poydras Street, New Orleans, Louisiana. The borrower under the 1615 Poydras Street Loan is Poydras, L.L.C.

     The 1615 Poydras Street Loan is an ARD Loan and has an anticipated repayment date of May 1, 2010. The 1615 Poydras Street Loan accrues interest through its anticipated repayment date at an interest rate of 8.45% per annum and thereafter at an interest rate of 10.45% per annum. Interest accrues on the 1615 Poydras Street Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The 1615 Poydras Street Loan may not be voluntarily prepaid, in whole or in part, prior to its anticipated repayment date. After April 7, 2004, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the 1615 Poydras Street Loan. The 1615 Poydras Street Loan matures on May 1, 2030.

     The 1615 Poydras Street property consists of 1.259 acres located in New Orleans, Louisiana and is improved by a 23-story 501,741 square foot office building built in 1984 and renovated during 1995. The improvements on the property also include a six-level parking garage with space for 390 vehicles. The 1615 Poydras Street property is located in the New Orleans Central Business District, southwest of the French Quarter and in close proximity to various hotels, restaurants, shopping centers and the Louisiana Superdome. Primary access to and from the area is provided by Highway 90/ Interstate 10. The largest lease is to FM Services Company, which leases 309,821 square feet or approximately 62% of the building under a lease expiring April 30, 2007. The FM Services Company lease is guaranteed by two 50% several lease guarantees provided by Freeport-McMoran Copper & Gold Inc. and IMC Global Inc. The IMC Global Inc. guaranty runs until 2004 whereupon it is replaced with a guaranty from McMoran Exploration Co. The Appraised Value, determined as of February 9, 2000, of the 1615

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Poydras Street property is $51,000,000, which results in a Cut-off Date LTV
Ratio of 57.18%. The Underwritten Net Cash Flow for the 1615 Poydras Street property is $3,520,643, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.31x.

     The borrower under the 1615 Poydras Street Loan must cause all rents from the mortgaged real property to be deposited into a lockbox account that is under the sole dominion and control of the lender. Prior to the anticipated repayment date or the earlier occurrence of an event of default, excess cash deposits into the lockbox account are transferred to the borrower. After the related anticipated repayment date, cash flow is used for operating expenses and then to prepay the outstanding mortgage loan balance.

     There is an annual replacement/tenant improvements and leasing commissions reserve escrow in the amount of $700,000 per year, which is funded on a monthly basis throughout the life of the 1615 Poydras Street Loan. However, the maximum amount the borrower is required to maintain in the reserve escrow is $5,000,000. If the amount of the reserve escrow equals $5,000,000, the borrower is relieved of the obligation of making monthly deposits until the amount of the reserve escrow is less than $5,000,000.

     Marc Realty, an affiliate of the borrower, manages the 1615 Poydras Street property. The holder of the 1615 Poydras Street Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the 1615 Poydras Street Loan.

     Howland Portfolio.   The Howland Portfolio is a Related Mortgage Loan Group
with a total cut-off date principal balance of $27,446,274, representing 3.50% of the initial mortgage pool balance. The Howland Portfolio is comprised of six mortgage loans to borrowing entities with the same key principals, Michael J. Howland and Lorraine Howland. These six mortgage loans are not crossed-collateralized or crossed-defaulted. Two of the mortgage loans in the Howland Portfolio are secured by multiple mortgaged real properties. The respective mortgage loans in the Howland Portfolio are secured by a total of eight mortgaged real properties located in Wilmington, Woburn and North Reading, Massachusetts. All of the mortgaged real properties are located in the I-93 industrial corridor with access to Route I-93, Route I-95 and the Boston metropolitan area. Set forth below is a brief summary of each of the six mortgage loans comprising the Howland Portfolio, identified by the respective property addresses.

     375 Ballardvale Street.   This mortgage loan has a cut-off date principal
balance of $7,888,749 and is secured by a single mortgaged real property. The 375 Ballardvale Street property consists of 14.8 acres located in Wilmington, Massachusetts, is improved by a one-story 168,141 square foot industrial building constructed in 1986, and has on-site parking for 285 vehicles. The largest tenant, RPS, is a subsidiary of Federal Express and occupies approximately 57% of the space under a lease expiring May 31, 2007. The Appraised Value, determined as of July 2, 1999, of the 375 Ballardvale Street property is $9,900,000, which results in Cut-off Date LTV Ratio of 79.68%. The Underwritten Net Cash Flow for the 375 Ballardvale Street property is $905,622, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.23x.

     377 Ballardvale Street & 315 New Boston Street.   This mortgage loan has a
cut-off date principal balance of $3,401,525 and is secured by two mortgaged real properties. The 377 Ballardvale Street property consists of 6.39 acres located in Wilmington, Massachusetts, is improved by a one-story 46,820 square foot industrial building constructed in 1987, and has on-site parking for 44 vehicles. The 377 Ballardvale Street property is currently 100% occupied by the Internal Revenue Service under a lease expiring October 30, 2003. The 315 New Boston Street property consists of 1.38 acres located in Woburn, Massachusetts, is improved by a one-story 12,600 square foot industrial building constructed in 1988, and has on-site parking for 18 vehicles. The combined Appraised Value, determined as of July 1, 1999 and July 2, 1999, of both of these mortgaged real properties is $4,330,000, which results in a Cut-off Date LTV Ratio of 78.56%. The Underwritten Net Cash Flow for these two mortgaged real properties is $426,447, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.35x.

     155 West Street.   This mortgage loan has a cut-off date principal balance
of $4,014,098 and is secured by a single mortgaged real property. The 155 West Street property consists of 5.5 acres located in Wilmington, Massachusetts, is improved by a two-story 72,424 square foot industrial/office building constructed in 1985, and has on-site parking for 172 vehicles. The Appraised Value, determined as of July 1, 1999, of the 155 West Street property is $5,750,000, which results in a Cut-off Date LTV Ratio of 69.81%. The Underwritten Net Cash Flow for the 155 West Street property is $497,179, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.33x.

     10 Jewel Drive.   This mortgage loan has a cut-off date principal balance
of $921,350 and is secured by a single mortgaged real property. The 10 Jewel Drive property consists of 2.8 acres located in Wilmington, Massachusetts, is improved by a one-story 24,550 square foot industrial/office building constructed in 1982, and has on-site parking available for 48 vehicles. The Appraised Value, determined as of July 1, 1999, of the 10 Jewel Drive property is $1,540,000, which results in a Cut-off Date LTV Ratio of 59.83%. The Underwritten Net Cash Flow for the 10 Jewel Drive property is $139,522, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.63x.

     14 Jewel Drive.   This mortgage loan has a cut-off date principal balance
of $5,737,272 and is secured by a single mortgaged real property. The 14 Jewel Drive property consists of 9.3 acres located in Wilmington, Massachusetts, is improved by a two-story 118,750 square foot industrial building constructed in 1985, and has on-site parking for 326 vehicles. The largest tenant, Standard Electric, occupies approximately 51% of the space under a lease expiring August 31, 2009. The Appraised Value, determined as of July 1, 1999, of the 14 Jewel Drive property is $7,250,000, which results in a Cut-off Date LTV Ratio of 79.13%. The Underwritten Net Cash Flow for the 14 Jewel Drive property is $670,730, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.26x.

     87 Concord Road & 7 Lopez Road.   This mortgage loan has a cut-off date
principal balance of $5,483,278 and is secured by two mortgaged real properties. The 87 Concord Road property consists of 8.29 acres located in North Reading, Massachusetts, is improved by a one-story 60,200 square foot industrial/office building

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constructed in 1981, and has on-site parking for 126 vehicles. The 87 Concord
Road property is 100% occupied by Arrow Electronics under a lease expiring December 31, 2004. The 7 Lopez Road property consists of 7.7 acres located in Wilmington, Massachusetts, is improved by a one-story 68,151 square foot industrial/office building constructed in 1983, and has on-site parking for 168 vehicles. The 7 Lopez Road property is 100% occupied by two tenants, Lennox and Centennial Technologies, under leases expiring February 28, 2002 and April 30, 2002, respectively. The combined Appraised Value, determined as of July 1, 1999 of these two mortgaged real properties is $7,800,000, which results in a Cut-off Date LTV Ratio of 70.30%. The Underwritten Net Cash Flow for these two properties is $666,122, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.31x.

     Kolber Portfolio.   The Kolber Portfolio consists of three related mortgage
loans with a total cut-off date principal balance of $25,084,840, representing 3.20% of the initial mortgage pool balance. These three mortgage loans are not cross-defaulted or cross-collateralized. The borrower under each of these mortgage loans is a separate single purpose limited partnership with a sole general/managing partner. The general partner of each borrower is a separate single purpose limited liability company. These three loans are related in that the ownership structure of each borrower is similar and one of the general partner's managers, Fred Kolber, is the indemnitor for each of loans.

     The general partners of the borrowers on the 250 Plaza and the Park Square Court Loans are each 100% owned by BGK Equities II, LLC, which is also a 50% limited partner in each of the borrowers on these two loans. The general partner of the borrower on the Bayshore Executive Plaza Loan is 100% owned by BGK Ventures, LLC, which is also a 50% limited partner in this borrower. Affiliated operating companies of these two limited liability companies have collectively purchased over $1 billion in real estate since 1994 and have financed them with numerous lenders. Mr. Fred Kolber, the indemnitor for each of the mortgage loans, is the chairman of BGK Equities II, LLC and BGK Ventures, LLC. The president of both BGK Equities II, LLC and BGK Ventures, LLC is Mr. Edward Gilbert, who owns a minority interest in each of these limited liability companies, which in turn gives him an indirect interest of approximately 16% in each of the three borrowers. In 1981, Mr. Gilbert was convicted of securities trading violations and failure to meet specified SEC reporting requirements relating to events that took place in 1975. Each borrower and the indemnitor, Mr. Kolber, have covenanted in the loan documents that control over the management and operation of the borrower and each related mortgaged property will at all times be limited to the general partner and that the managing members of each general partner will at all times be Mr. Kolber and two other individuals who have been approved by the lender (and who do not include
Mr. Gilbert), or such other individuals as may be acceptable to the lender its sole discretion.

     Set forth below is a brief summary of each of the mortgage loans in the Kolber Portfolio

     The 250 Plaza Loan.   The 250 Plaza Loan has a cut-off date principal
balance of $14,886,077, representing 1.90% of the initial mortgage pool balance. The 250 Plaza

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Loan is secured by a multi-tenant office building located in the financial district of the central business district of downtown Milwaukee, Wisconsin. Primary access to and from the area is provided by Interstate 794. The borrower under the 250 Plaza Loan is East Milwaukee Operating Associates, Limited Partnership.

     The 250 Plaza Loan is a balloon loan which matures on August 1, 2009. The 250 Plaza Loan accrues interest through its maturity date at a mortgage interest rate of 7.67% per annum. Interest accrues on the 250 Plaza Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The 250 Plaza Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial issuance of the offered certificates, the borrower may obtain a release of the mortgaged real property from the lien of underlying mortgage through a defeasance of the 250 Plaza Loan.

     The 250 Plaza Loan is secured by a 20-story Class A multi-tenant office building containing approximately 201,408 net rentable square feet in 14 office floors, two floors of retail/service space and four-level parking garage. As of April 14, 2000, the building was 86% leased to 29 tenants. The largest two tenants include publicly traded Marcus Corp., which occupies 62,557 square feet or approximately 31% of the space, and money management firm, B.C. Ziegler, which occupies 22,125 square feet or approximately 11% of the space. The Appraised Value, determined as of June 8, 1999, of the mortgaged real property is $20,000,000, resulting in a Cut-off Date LTV Ratio of 74.43%. The Underwritten Net Cash Flow for the mortgaged real property is $1,680,085, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.31x.

     The mortgaged real property for the 250 Plaza Loan is managed by Inland Companies, which is not affiliated with the borrower. The loan documents provide for a springing lockbox, at lender's option, in the event of a borrower default or the net operating income for a calendar quarter falls below 1.10x the monthly note payments for that quarter. The loan documents also allow for unsecured subordinate debt to affiliates of up to $250,000 for working capital purposes. A subordination and standstill agreement is in place with respect to that debt. To date, there have been no advances requested or made for working capital.

     The Bayshore Executive Plaza Loan.   The Bayshore Executive Plaza Loan has
a cut-off date principal balance of $5,276,287, representing 0.67 % of the initial mortgage pool balance. The Bayshore Executive Plaza Loan is secured by a multi-tenant office building located at the intersection of 108th Street and Biscayne Boulevard in Miami, Florida. The borrower under the Bayshore Executive Plaza Loan is Bayshore Operating Associates Limited Partnership.

     The Bayshore Executive Plaza Loan is a balloon loan which matures on June 1, 2009. The Bayshore Executive Plaza Loan accrues interest through its maturity date at a mortgage interest rate of 7.57% per annum. Interest accrues on the Bayshore Executive Plaza Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Bayshore Executive Plaza Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial issuance of the offered certificates, the

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borrower may obtain a release of the related mortgaged real property from the lien of underlying mortgage through a defeasance of the Bayshore Executive Plaza Loan.

     The Bayshore Executive Plaza Loan is secured by a ten-story Class B multi-tenant office building containing approximately 94,727 net rentable square feet. There is an attached five-level parking garage and a free standing building containing racquet ball courts. As of April 4, 2000, the building was 93% leased with 23 tenants. The largest tenants include Unicapital Corporation, Inc., which occupies 29,523 square feet or approximately 31% of the space as its corporate headquarters, Preferred Employers Group, which occupies 12,604 square feet or approximately 13% of the space, and Allstate/Century 21 Realty, which occupies 9,246 square feet or approximately 10% of the space. All three of the major tenant leases, which together represent approximately 58% of the income of the property, expire during the term of the loan, and one of the tenants has an early termination option upon substantial advance notice and payment of a significant cancellation penalty. Any such penalty will be escrowed with the lender. Borrower has also delivered a $300,000 letter of credit as security for tenant improvement and leasing commission obligations and in the unanticipated event of the expiration or termination of the Unicapital lease. The Appraised Value, determined as of May 5, 1999, of the related mortgaged real property is $7,100,000, resulting in a Cut-off Date LTV Ratio of 74.31%. The Underwritten Net Cash Flow for the related mortgaged real property is $625,755, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.39x.

     The mortgaged real property for the Bayshore Executive Plaza Loan is managed by Allen Morris Company, which is not affiliated with the borrower. The loan documents provide for a springing lockbox, at lender's option, in the event of a borrower default or the net operating income for a calendar quarter falls below 1.10x the monthly note payments for that quarter. The loan documents also allow for unsecured subordinate debt to affiliates of up to $50,000 for working capital purposes. A subordination and standstill agreement is in place with respect to that debt. To date, there have been no advances requested or made for working capital.

     The Park Square Court Loan. The Park Square Court Loan has a cut-off date principal balance of $4,922,476, representing 0.63% of the initial mortgage pool balance. The Park Square Court Loan is secured by a multi-tenant office building located in the Lowertown Historic District of St. Paul, Minnesota. The borrower under the Park Square Court Loan is Sibley Park Operating Associates Limited Partnership.

     The Park Square Court Loan is a balloon loan which matures on October 1, 2009. The Park Square Court Loan accrues interest through its maturity date at a mortgage interest rate of 8.14% per annum. Interest accrues on the Park Square Court Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Park Square Court Loan may not be voluntarily prepaid, in whole or in part, until three months prior to its maturity date. After the second anniversary date of the initial issuance of the offered certificates, the borrower may obtain a release of the mortgaged real property from the lien of underlying mortgage through a defeasance of the Park Square Court Loan.

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

     The Park Square Court Loan is secured by a five-story Class B multi-tenant office building listed on the National Register of Historic Buildings and contains approximately 127,736 net rentable square feet. The building is connected with the skywalk system that extends throughout the central business district. As of April 6, 2000, the building was 95% leased to 15 tenants. The three largest tenants include two state agencies, the Minnesota Housing Finance Agency and the State Arts Board, which agencies together occupy approximately 39% of the space, and B.W.B.R. Architects, which occupies approximately 19% of the space. The Minnesota Housing Finance Agency's lease expires in 2009 and its lease contains a right of early termination in 2004. For potential debt service and re-tenanting costs, Borrower deposited a $100,000 letter of credit at closing which must be replaced by a $200,000 letter of credit on January 31, 2001, a $300,000 letter of credit on January 31, 2002, a $400,000 letter of credit on January 31, 2003, and a $535,000 letter of credit on January 31, 2004. If borrower obtains by November 20, 2003, an amendment to the housing authority lease to eliminate the 2004 termination right, the letter of credit delivery schedule will be revised so that the 2004 letter of credit is in the amount of $100,000, increasing each year thereafter to a maximum of $535,000. Borrower has obtained a license from the county department of health as a Hazardous Waste Generator-Very Small Quantity due to the presence of low levels of mercury from fluorescent light emissions. Law and ordinance insurance is maintained for repair and rehabilitation regarding historical building status. The Appraised Value, determined as of August 3, 1999, of the mortgaged real property is $6,900,000, resulting in a Cut-off Date LTV Ratio of 71.34%. The Underwritten Net Cash Flow for the mortgaged real property is $563,859, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.28x.

     The mortgaged real property is managed by Frauenshuh Companies, which is not affiliated with the borrower. The loan documents provide for a springing lockbox, at lender's option, in the event of a borrower default or the net operating income for a calendar quarter falls below 1.10x the monthly note payments for such quarter.

     The Diplomat Centre Loan.   The Diplomat Centre Loan has a cut-off date
principal balance of $19,280,819, representing 2.46% of the initial mortgage pool balance. The Diplomat Centre Loan is secured by an office and retail condominium unit known as Diplomat Centre, located in New York, New York. The borrower under the Diplomat Centre Loan is 820 Second Avenue Associates.

     The Diplomat Centre Loan is a balloon loan that matures on June 1, 2010. The Diplomat Centre Loan accrues interest through its maturity date at a mortgage interest rate of 8.45% per annum. Interest accrues on the Diplomat Centre Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Diplomat Centre Loan may not be voluntarily prepaid, in whole or part, prior to its maturity date. After May 4, 2004, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Diplomat Centre Loan.

     The mortgaged real property of the Diplomat Centre Loan consists of approximately 119,760 leasable square feet, exclusive of storage space, of a 19-story, 170,766 square foot office condominium located at 820 Second Avenue, New York, New York. The

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building was constructed in 1960 and is located near both the United Nations and
Grand Central Station. The largest tenant at the mortgaged real property is the United Nations Federal Credit Union, which occupies approximately 33% of the office space under a lease expiring December 31, 2007. The Appraised Value, determined as of March 8, 2000, of the mortgaged real property is $30,000,000, which results in a Cut-off Date LTV Ratio of 64.27%. The Underwritten Net Cash Flow for the mortgaged real property is $2,128,755, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.20x.

     The mortgaged real property is managed by Broadway Management Co., an affiliate of the borrower. The holder of the Diplomat Centre Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Diplomat Centre Loan.

     The borrower under the Diplomat Centre Loan is required to fund a replacement reserve escrow in the amount of $19,039 per year through the life of the Diplomat Centre Loan. A reserve for tenant improvement and leasing commissions in the annual amount of $100,000 is also required to be funded on a monthly basis. However, the maximum amount the borrower is required to maintain in the reserve for tenant improvement and leasing commissions is $250,000. If the amount of the reserve for tenant improvement and leasing commissions equals $250,000, the borrower is relieved of the obligation of making the monthly deposits into that reserve until such time as the amount of the reserve for tenant improvement and leasing commissions is less than $250,000.

     The Western Plaza Loan.   The Western Plaza Loan has a cut-off date
principal balance of $19,063,254, representing 2.43% of the initial mortgage pool balance. The Western Plaza Loan is secured by a shopping plaza located at State Road 2 and 142, Mayaguez, Puerto Rico. The borrower under the Western Plaza Loan is SFS Mayaguez, L.P.

     The Western Plaza Loan is an ARD Loan and has an anticipated repayment date of July 1, 2009. The Western Plaza Loan accrues interest through its anticipated repayment date at an interest rate of 8.17% per annum and thereafter at an interest rate of 13.17% per annum. Interest accrues on the Western Plaza Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Western Plaza Loan may not be voluntarily prepaid, in whole or in part, prior to May 1, 2009. After the earlier to occur of the second anniversary of the issuance of the offered certificates or 48 months after the closing date of the Western Plaza Loan, the borrower may obtain a release of the Western Plaza property from the lien of the underlying mortgage through a defeasance of the Western Plaza Loan. The Western Plaza Loan matures on July 1, 2029.

     The Western Plaza Loan is secured by a 45,880 square foot shopping plaza. The shopping plaza was built in 1998. The Appraised Value, determined as of May 1, 1999, of the mortgaged real property is $23,000,000, resulting in a Cut-off Date LTV Ratio of 82.88%. The Underwritten Net Cash Flow for the Western Plaza property is $2,150,397, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.25x.

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     The Western Plaza property is managed by RD Management Corp., an affiliate of the borrower. The holder of the Western Plaza Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Western Plaza Loan.

     Upon the earlier to occur of the anticipated repayment date or an event of default, the borrower will deposit all rents into a lockbox account from which payments on the loan and on account of operating costs will be made by the borrower. After that date, rents will be deposited by tenants directly into the lockbox account which at such time will be under the sole dominion and control of the lender.

     The borrower under the Western Plaza Loan has established a replacement reserve escrow and a tenant improvements and leasing commission reserve escrow, each of which is required to be funded on a monthly basis through the third year of the Western Plaza Loan. Finally, the borrower was required to fund a deferred maintenance reserve in the amount of $40,500.00, an environmental reserve in the amount of $16,250.00 and a paid tenant reserve of $800,000, each of which is held by the lender.

     The Metatec Building Loan.   The Metatec Building Loan has a cut-off date
principal balance of $18,874,390.76, representing 2.41% of the initial mortgage pool balance. The Metatec Building Loan is secured by an industrial/office building known as Metatec Building, located in Dublin, Ohio. The borrower under the Metatec Building Loan is META Holdings, LLC.

     The Metatec Building Loan is a balloon loan that matures on August 1, 2009. The Metatec Building Loan accrues interest through its maturity date at a mortgage interest rate of 8.20% per annum. Interest accrues on the Metatec Building Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Metatec Building Loan may not be voluntarily prepaid, in whole or part, prior to two months before its maturity date. After the earlier to occur of either July 28, 2003 or the second anniversary of the date of the initial issuance of the offered certificates, the borrower may obtain a release of the Metatec Building property from the lien of the underlying mortgage through a defeasance of the mortgaged real property.

     The Metatec Building Loan is secured by a 344,354 square foot office building. The office building was built in 1986 and was renovated in 1996. The Metatec Building property is 100% leased by Metatec International, Inc. under a lease expiring July 31, 2014. The Appraised Value, determined as of November 1, 1999, of the Metatec Building property is $25,800,000, resulting in a Cut-off Date LTV Ratio of 73.16%. The Underwritten Net Cash Flow for the Metatec Building property is $2,247,869, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.32x.

     The Metatec Building property is managed by META Management, LLC, an affiliate of the borrower. The holder of the Metatec Building Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Metatec Building Loan.

     There is a replacement reserve escrow in the amount of $68,870.76 per year which is required to be funded on a monthly basis through the life of the Metatec Building

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Loan. The borrower has provided a letter of credit in the amount of $1,650,000 in lieu of establishing a reserve for leasing commissions and tenant improvements. The letter of credit is required to extend for the entire term of the Metatec Building Loan.

THE MORTGAGE LOAN SELLERS

     General.   We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp.--52 mortgage loans, representing 38% of the initial mortgage pool balance;

     - Paine Webber Real Estate Securities, Inc.--61 mortgage loans, representing 35% of the initial mortgage pool balance;

     - Artesia Mortgage Capital Corporation--68 mortgage loans, representing 17% of the initial mortgage pool balance; and

     - ORIX Real Estate Capital Markets, LLC--12 mortgage loans, representing 10% of the initial mortgage pool balance.

     Salomon Brothers Realty Corp.   SBRC is a New York corporation primarily
engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc. and an affiliate of both us and Salomon Smith Barney Inc.

     Paine Webber Real Estate Securities, Inc.   PWRES is a Delaware
corporation. PWRES is a wholly-owned subsidiary of Paine Webber Group Inc. and an affiliate of PaineWebber Incorporated, one of the underwriters. On July 12, 2000, Paine Webber Group Inc., UBS AG and a wholly owned subsidiary of UBS AG, entered into an Agreement and Plan of Merger which provides for the merger of Paine Webber Group Inc. into the UBS AG subsidiary upon the receipt of shareholder approval, other required consents and approvals and the payment of the merger consideration.

     Artesia Mortgage Capital Corporation.   AMCC is a Delaware corporation
engaged in the business of originating and servicing U.S. commercial mortgage loans and the acquisition of U.S. commercial mortgage backed securities and residential mortgages for its own account. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly owned subsidiary of Artesia Banking Corporation, which is a major bank located in Brussels, Belgium and one of the underwriters.

     ORIX Real Estate Capital Market, LLC.   ORECM is a Delaware limited
liability company engaged in the business of servicing and origination of commercial mortgage loans and the acquisition of commercial mortgage-backed securities for its own account. Its principal offices are located in Dallas, Texas and it is a wholly-owned subsidiary of ORIX USA Corporation, a Delaware corporation.

     The information in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective mortgage loan sellers, and neither we

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nor the underwriters make any representations or warranties as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the transfers referred to in the prior paragraph, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans:

     - either--

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either--

         1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

     - either--

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked-up at the closing of the mortgage loan;

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     - an assignment in favor of the trustee of each effective Uniform
       Commercial Code financing statement in the possession of the transferor or a certified copy of the assignment as sent for filing; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2000-C2 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If--

     - any of the above-described documents required to be delivered by any mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2000-C2 certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the trustee, on behalf of the series 2000-C2 certificateholders, will have the rights against that mortgage loan seller described under "--Cures and Repurchases" below.

     Within 30 days following the later of--

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or an agent must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. The trustee or an agent is not required to record any assignment in a jurisdiction where the trustee receives a written opinion of counsel or an officer's certificate from the master servicer to the effect that the recordation is not required to protect the trustee's interest in the related mortgage loan. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or

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assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, subject to certain exceptions, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each mortgage loan that it is selling to us for inclusion in the trust, will include among others:

         (1) Immediately prior to the transfer of the mortgage loan by the mortgage loan seller to us and the assignment of the mortgage loan to the trustee, the mortgage loan seller had good title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, charges, encumbrances or any other ownership, participation or other interests on, in or to the mortgage loan, other than, in some cases, the right of the master servicer or a sub-servicer to master service or primary service the mortgage loan. The mortgage loan seller had the full right and authority to sell, assign and transfer the mortgage loan to us.

         (2) The mortgage loan seller has no knowledge of any material default, or any event, circumstance or condition that would under the related mortgage loan documents be considered a material default, under the mortgage loan by the related borrower resulting from the material representations and warranties made by that borrower in the related mortgage loan documents being untrue at the time of origination of the related mortgage loan.

         (3) Each mortgage instrument securing the mortgage loan constitutes a legal, valid and, subject to the exceptions in paragraph 10 below, enforceable first lien upon the related borrower's interest in the related mortgaged real property, including all buildings located thereon, other than mobile homes, and all fixtures attached thereto, subject only to Permitted Encumbrances.

         (4) Either:

         - the lien of each related mortgage instrument is insured by an American Land Title Insurance lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or its subsidiary, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances; or

         - if a title insurance policy has not yet been issued in respect of any mortgage loan, a policy meeting the foregoing description is evidenced by a

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           commitment for title insurance "marked-up" at the closing of such mortgage loan.

     That title policy or, if it has yet to be issued, the coverage to be provided by it, is in full force and effect, all premiums have been paid and, to the mortgage loan seller's knowledge as of the date of initial issuance of the offered certificates, no material claims have been made, and no claims have been paid, under that title policy. No holder of the related mortgage instrument has done, by act or omission, anything that would, and the mortgage loan seller has no actual knowledge of any other circumstance that would, materially impair the coverage under that title policy.

         (5) Neither the mortgage loan seller nor, to the mortgage loan seller's knowledge, any prior holder of the mortgage loan has waived any material default, breach, violation or event of acceleration existing under the related mortgage instrument or promissory note, except that certain post-closing conditions or requirements that would either be reasonably acceptable to a prudent commercial lender or that would not otherwise materially and adversely affect the security intended to be provided for the mortgage loan, may not have yet been completed.

         (6) As of the date of initial issuance of the offered certificates, there is no valid offset, defense, counterclaim or right to rescission, including the defense of usury, with respect to any of the promissory note, mortgage instrument or other agreements executed in connection with the mortgage loan, except in each case with respect to any excess interest on an ARD Loan after the related anticipated repayment date and any default interest, late charges, prepayment premiums and yield maintenance charges.

         (7) As of the cut-off date and as of the date of initial issuance of the offered certificates, to the mortgage loan seller's knowledge, there is no proceeding pending or threatened for condemnation affecting all or a material portion of the related mortgaged real property.

         (8) At origination, the mortgage loan complied in all material respects with all requirements of federal, state and local laws, including laws pertaining to usury, relating to the origination, funding and terms of the mortgage loan or, to the best of the mortgage loan seller's knowledge, servicing of the mortgage loan.

         (9) The proceeds of the mortgage loan have been fully disbursed, and there is no requirement for future advances under the mortgage loan.

         (10) The mortgage instrument and promissory note for the mortgage loan and all other documents to which the related borrower is a party and which evidence or secure the mortgage loan, are each the legal, valid and binding obligations of the related borrower, subject to any non-recourse provisions and any applicable state anti-deficiency legislation, and are enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of those mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any of those provisions nor the inclusion of any such provisions renders any of the mortgage loan documents invalid as a whole, and those mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

         (11) The mortgage loan is not cross-collateralized with a mortgage loan outside the mortgage Pool.

         (12) The mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2000-C2 certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the trustee, on behalf of the series 2000-C2 certificateholders, will have the rights against that mortgage loan seller described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - remedy the material breach or the material document defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including, the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4. any costs and expenses experienced by the trustee, the master servicer or the special servicer in connection with the repurchase.

     The time period within which a mortgage loan seller must complete the remedy or repurchase described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, the responsible mortgage loan seller will generally be entitled to an additional 90 days to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to one or more, but not all, of the mortgage loans constituting a group of cross-collateralized mortgage loans, all of the mortgage loans in that cross-collateralized group will be treated as a single mortgage loan for purposes of imposing the cure/repurchase remedies described above. For purposes of determining whether any breach is a material breach or any document defect is a material document defect with respect to any particular cross-collateralized mortgage loan in the trust, the materiality determination will be made as follows:

     - if that cross-collateralized mortgage loan is a specially serviced mortgage loan by reason of that breach or document defect, then based solely on that mortgage loan and the mortgaged real property identified on Annex A-1 to this prospectus supplement, without regard to the cross-collateralization, and

     - otherwise, as if that cross-collateralized mortgage loan and the other mortgage loans with which it is cross-collateralized are a single mortgage loan secured by all the related mortgaged real properties.

     The cure/repurchase obligations of each mortgage loan seller described above will constitute the sole remedy available to the series 2000-C2 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the cut-off date principal payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any REO Properties owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Agreements", for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. Although the same entity is acting as initial master servicer and special servicer, this discussion is presented as if different parties were acting in those capacities.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     - any and all applicable laws,

     - the express terms of the pooling and servicing agreement,

     - the express terms the respective pooled mortgage loans,

     - in the case of a CTL Loan, the express terms of any related lease enhancement policy, and

     - to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to process payments with respect to specially serviced mortgage loans at the direction of the special servicer;

     - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and, if it had been in default with respect to any monthly debt service payment, that mortgage loan has remained current, including in accordance with its modified terms, if applicable, for three months.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC will be acting as the initial master servicer and special servicer under the pooling and servicing agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with a total principal balance, as of June 30, 2000, of approximately $38.5 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of June 30, 2000, ORECM served as the named special servicer on 86 securitized transactions encompassing in excess of 17,000 loans, with a total principal balance of approximately $54.5 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this prospectus supplement concerning ORIX Real Estate Capital Markets, LLC has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

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

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee.   The principal compensation to be paid to the
master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

         3. each mortgage loan that has been defeased; and

     - in the case of each mortgage loan, will--

         1. accrue at a master servicing fee rate equal to the related Administrative Fee Rate, as shown in Annex A-1, less .0025%,

         2. accrue on the related Stated Principal Balance outstanding from time to time,

         3. be computed for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         4. be payable monthly on each payment date from amounts received in respect of interest on that mortgage loan.

     Additional Master Servicing Compensation.   As additional master servicing
compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, extension fees, earnout fees, net assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account or that constitute escrow and/or reserve accounts, in Permitted Investments. The master servicer--

     - will be entitled to retain any interest or other income earned on those funds, to the extent that interest or other income is not required to be remitted to borrowers, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

The master servicer is not required to cover any losses which are solely the result of the bankruptcy or insolvency of the federal or state depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls.   The pooling and servicing agreement
provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; and

     - the sum of--

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees for the related payment date, the portion of those fees calculated at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that payment date. See "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation.   The principal compensation to
be paid to the special servicer with respect to its special servicing activities will be--

     - the special servicing fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.   The special servicing fee:

     - will be earned with respect to--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default;

     - in the case of each mortgage loan described in the foregoing bullet point, will--

         1. accrue at a special servicing fee rate of 0.25% per annum,

         2. accrue on the related Stated Principal Balance outstanding from time to time, and

         3. be computed for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law; and

     - will be payable monthly on each payment date from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the Certificate Account from time to time.

     The Workout Fee.   The special servicer will, in general, be entitled to
receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-C2 certificateholders.

     The Liquidation Fee.   The special servicer will be entitled to receive a
liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any mortgage loan in the trust by a mortgage loan seller for a breach of representation or warranty or for defective or missing mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     - the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C2 controlling class, as described under "--Sale of Defaulted Mortgage Loans" below; or

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C2 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2000-C2 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-C2 certificateholders.

     Additional Special Servicing Compensation.   The following items collected
on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, extension fees, net assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The special servicer will be authorized to invest or direct the investment of funds held in any account maintained by it that constitutes part of the Certificate Account, in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on the funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. The special servicer is not required to cover any losses which are solely the result of the bankruptcy or insolvency of the federal or state depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances.   Each of the master servicer and
the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2000-C2 certificateholder, and must provide an adequate description of the subject advance and back-up information. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request and the accompanying information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If

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the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the Certificate Account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the Certificate Account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the Certificate Account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2000-C2 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable at the time that advance is reimbursed--

     - first, out of any Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

SUB-SERVICERS

     The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee as successor to the master servicer or special servicer or any other successor to the master servicer or special servicer, as applicable, may:

     - assume the party's rights and obligations under the sub-servicing agreement; or

     - except as described in the next paragraph, terminate the sub-servicing agreement without cause.

     However, if the sub-servicing agreement is with a sub-servicer specifically identified in the pooling and servicing agreement, the trustee or any other successor to the master servicer or special servicer, as applicable, may not be able to terminate that sub-servicer without cause.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees, but the master servicer and a sub-servicer may contractually agree that the sub-servicer will be paid upon its or the master servicer's receipt of the related collection on the mortgage loans. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE SERIES 2000-C2 CONTROLLING CLASS REPRESENTATIVE

     Series 2000-C2 Controlling Class.   As of any date of determination, the
controlling class of series 2000-C2 certificateholders will be the holders of the most subordinate class of series 2000-C2 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-C2 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-C2 certificateholders will be the holders of the most subordinate class of series 2000-C2 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero.

     Election of the Series 2000-C2 Controlling Class Representative.   The
series 2000-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C2 controlling class, will be entitled to--

     - select a representative having the rights and powers described under "--The Series 2000-C2 Controlling Class Representative--Rights and Powers of the Series 2000-C2 Controlling Class Representative" below, or

     - replace an existing series 2000-C2 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2000-C2 controlling class that they may select a series 2000-C2 controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a series 2000-C2 controlling class representative from series 2000-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C2 controlling class;

     - the resignation or removal of the person acting as series 2000-C2 controlling class representative; or

     - a determination by the trustee that the controlling class of series 2000-C2 certificateholders has changed.

The notice will explain the process for selecting a series 2000-C2 controlling class representative.

     The appointment of any person as a series 2000-C2 controlling class representative will not be effective until that person provides the trustee with--

     1. written confirmation of its acceptance of its appointment,

     2. an address and telecopy number for the delivery of notices and other correspondence, and

     3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2000-C2 Controlling Class Representative. The series 2000-C2 controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2000-C2 controlling class. The series 2000-C2 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C2 certificateholders, will be entitled to remove any existing series 2000-C2 controlling class representative by giving written notice to the trustee and to the existing series 2000-C2 controlling class representative.

     Rights and Powers of the Series 2000-C2 Controlling Class
Representative.   The series 2000-C2 controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will generally not be permitted to take any of the following actions as to which the series 2000-C2 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     - any proposed sale of a defaulted mortgage loan or REO Property out of the trust for less than par, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2000-C2 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2000-C2 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2000-C2 controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, members, managers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection on the part of the series 2000-C2 controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the series 2000-C2 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     - the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Series 2000-C2 Controlling Class Representative" subsection, notified the series 2000-C2 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

     - for 60 days following the first of those notices, the series 2000-C2 controlling class representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the "Description of the Agreements" section in the accompanying prospectus or the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2000-C2 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers.   In general, any and all expenses of the series
2000-C2 controlling class representative are to be borne by the holders of the series 2000-C2 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2000-C2 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2000-C2 controlling class representative is to immediately notify the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Agreements--Special Servicers" and "--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the special servicer on behalf of the trust will assume the defense of the claim against the series 2000-C2 controlling class representative, but only if--

     - the special servicer, master servicer or the trust are also named parties to the same action, and

     - in the sole judgment of the special servicer,

         1. the series 2000-C2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for the special servicer, the master servicer or the trust to be an adverse party in the action as regards the series 2000-C2 controlling class representative.

     Liability to the Trust and Other Certificateholders.   The series 2000-C2
controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2000-C2 controlling class representative will not have any duties to the holders of any class of series 2000-C2 certificates, other than the series 2000-C2 controlling class. The series 2000-C2 controlling class representative may act solely in the interests of the holders of the series 2000-C2 controlling class and will have no liability to any other series 2000-C2 certificateholders for having done so. No holder of a series 2000-C2 certificate may take any action against the series 2000-C2 controlling class representative for having acted solely in the interests of the holders of the series 2000-C2 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2000-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C2 controlling class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2000-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C2 controlling class, may appoint a successor. See "Description of the Agreements--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2000-C2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2000-C2 certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of the servicing duties are to be paid by the successor special servicer or the series 2000-C2 certificateholders that voted to remove the terminated special servicer, as the parties may agree. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's custodial account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

     Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE SERIES 2000-C2 CONTROLLING CLASS

     If the controlling class of series 2000-C2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Series 2000-C2 Controlling Class Representative" and "--Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "--The Series 2000-C2 Controlling Class Representative" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2000-C2 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2000-C2 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, except as described in the next sentence, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2000-C2 certificates. With respect to due-on-sale clauses, this requirement will apply only if the subject mortgage loan meets certain size criteria specified by Moody's and Fitch. In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2000-C2 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, is subject to each of the following limitations, conditions and restrictions:

     - With limited exceptions, including with respect to some routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any of the pooled mortgage loans, without the consent of the special servicer.

     - With limited exceptions, including with respect to the waiving of Post-ARD Additional Interest, the special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of any mortgage loan in the trust, and the special servicer may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan in the trust, if in any such case doing so would--

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the special servicer's or master servicer's, as the case may be, judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan, unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2000-C2 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend, or consent to the master servicer's extending, the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

         1. two years prior to the rated final payment date for the series 2000-C2 certificates, and

         2. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

         1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986.

     - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

              (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

              (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received confirmation from each of Moody's and Fitch that the addition or substitution of any real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2000-C2 certificates.

     - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower, within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

     - must be in accordance with the Servicing Standard, and

     - will be subject to approval by the special servicer.

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal or an update of an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's sole judgment materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $1,000,000, the special servicer may, at its option, perform a limited appraisal and a summary report or an internal valuation of the mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2000-C2 controlling class representative may, at its own expense, obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2000-C2 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-C2 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined, in its judgment, that any defaulted mortgage loan will become subject to foreclosure proceedings and the sale of the loan by the trust under the circumstances described below in this paragraph is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required to provide a copy of that notice to all certificateholders of the series 2000-C2 controlling class. Any single certificateholder or group of certificateholders of the series 2000-C2 controlling class may, at its or their option, within a 15 days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

     - the Stated Principal Balance of the subject mortgage loan,

     - all unpaid and unadvanced interest, other than any Post-ARD Additional Interest and Default Interest, with respect to the subject mortgage loan up to, but not including, the due date in the collection period of purchase, and

     - all unreimbursed advances with respect to the subject mortgage loan, together with any interest on those advances payable to the parties that made them.

     If two or more separate certificateholders or groups of certificateholders of the series 2000-C2 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-C2 controlling class. If certificateholders of the series 2000-C2 controlling class have not purchased that defaulted mortgage loan within 15 days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-C2 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     The special servicer may offer to sell on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraphs, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2000-C2 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 15 days. Subject to the discussion in the next paragraph and under "--The Series 2000-C2 Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-C2 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2000-C2 Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

     Neither the trustee, in its individual capacity, nor any of its affiliates or agents may bid for or purchase from the trust any defaulted mortgage loan or any REO Property. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable, but not more than 60 days, after any mortgage loan becomes a specially serviced mortgage loan. Beginning in 2001, the master servicer or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer will be required, at its own expense except as described in the prior sentence, to inspect or cause an inspection of each mortgaged real property at least once per calendar year, or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly, annual, monthly or other operating statements and related rent rolls of the corresponding mortgaged real property; and

     - the quarterly and annual financial statements of the borrower.

     The special servicer will also be required to cause quarterly and annual operating statements and related rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

RESIGNATION OF THE MASTER SERVICER AND THE SPECIAL SERVICER

     In addition to the circumstances described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the master servicer and special servicer have the right to resign, if--

     - a willing successor to the resigning party has been found,

     - the successor is acceptable to us,

     - each of the applicable rating agencies confirms that the successor's appointment will not result in a qualification, downgrade or withdrawal of the rating then assigned to the offered certificates,

     - the resigning party pays all costs and expenses in connection with its resignation, and

     - the successor accepts its appointment prior to the effectiveness of the resignation of the master servicer or special servicer, as the case may be.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2000-C2 certificates will be issued, on or about August 24, 2000, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the certificate account, as described under "Description of the Agreements--Certificate Account" in the accompanying prospectus or the interest reserve account, as described under "--Interest Reserve Account" below.

     The series 2000-C2 certificates will include the following classes--

     - the A-1, A-2, B, C, D, E, F and G classes, which are the classes of series 2000-C2 certificates that are offered by this prospectus supplement, and

     - the H, J, K, L, M, N, P, X, Y and R classes, which are the classes of series 2000-C2 certificates that--

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C2 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses. See "--Reductions in Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General.   The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee or its agent will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC.   Except in limited circumstances described in the accompanying prospectus, you will hold your offered certificates through DTC, if you are a participating organization of the DTC system, or indirectly through organizations that are participants in the DTC system. For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an actual/360 basis. That Interest Reserve Account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the Interest Reserve Account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the account maintained by it as part of the Certificate Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the underlying mortgage loans that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each such mortgage loan will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the Interest Reserve Account and deposit in the account maintained by it as part of the Certificate Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the March payment date.

PAYMENTS

     General.   On each payment date, the trustee will, subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2000-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-C2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2000-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Payments of Interest.   All of the classes of the series 2000-C2
certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2000-C2 certificates, that interest will accrue during each interest accrual period based upon--

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available Distribution Amount for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2000-C2 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2000-C2 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2000-C2 certificates.

     If the holders of any interest-bearing class of the series 2000-C2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available Distribution Amounts for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any such unpaid interest.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2000-C2 certificates will equal the product of:

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction--

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of series 2000-C2 certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-C2 certificates.

     Calculation of Pass-Through Rates.   The initial pass-through rate for each
interest-bearing class of series 2000-C2 certificates is shown on page S-5.

     The pass-through rates for the class A-1 and A-2 certificates for each subsequent payment date will be fixed at their respective initial pass-through rates.

     The pass-through rate for the class G certificates for each subsequent payment date is equal to the Weighted Average Pool Pass-Through Rate for that payment date.

     The pass-through rate for each other class of offered certificates for each subsequent payment date will equal the lesser of--

     - the initial pass-through rate for that class, and

     - the Weighted Average Pool Pass-Through Rate for that payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for each non-offered class of series 2000-C2 certificates, other than the class X, Y and R certificates, is fixed and will remain constant at the initial pass-through rate set forth with respect to that class on page S-5.

     The pass-through rate applicable to the class X certificates for each payment date will equal the excess, if any, of--

     - the Weighted Average Pool Pass-Through Rate for that payment date, over

     - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series 2000-C2 certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2000-C2 certificates outstanding immediately prior to that payment date.

     The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal.   Subject to the relevant Available Distribution
Amount and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-C2 certificates, other than the class X, Y and R certificates, on each payment date, will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if both of those classes are outstanding on the final payment date for the series 2000-C2 certificates, then the Total Principal Payment Amount will be similarity allocated between them.

     WHILE THE CLASS A-1 AND/OR A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2000-C2 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-C2 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Payment Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION   CLASS
--------------------  -----
 1(st)..............    B
 2(nd)..............    C
 3(rd)..............    D
 4(th)..............    E
 5(th)..............    F
 6(th)..............    G
 7(th)..............    H
 8(th)..............    J
 9(th)..............    K
10(th)..............    L
11(th)..............    M
12(th)..............    N
13(th)..............    P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2000-C2 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Loss Reimbursement Amounts.   As discussed under "--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-C2 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-C2 certificates, then, subject to the relevant Available Distribution Amount and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments.   On each payment date, the trustee will apply the
Available Distribution Amount for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of that Available Distribution Amount:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------                --------------------------
 1(st)     A-1, A-2 and X     Interest up to the total interest payable on those
                              classes, pro rata based on the total interest payable
                              on each class
 2(nd)       A-1 and A-2      Principal up to the total principal payable on those
                              classes, allocable as between those classes as
                              described immediately following this table
 3(rd)       A-1 and A-2      Reimbursement up to the loss reimbursement amounts
                              for those classes, pro rata based on the loss
                              reimbursement amount for each class
-----------------------------------------------------------------------------------
 4(th)            B           Interest up to the total interest payable on that
                              class
 5(th)            B           Principal up to the total principal payable on that
                              class
 6(th)            B           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
 7(th)            C           Interest up to the total interest payable on that
                              class
 8(th)            C           Principal up to the total principal payable on that
                              class
 9(th)            C           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
10(th)            D           Interest up to the total interest payable on that
                              class
11(th)            D           Principal up to the total principal payable on that
                              class
12(th)            D           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
13(th)            E           Interest up to the total interest payable on that
                              class
14(th)            E           Principal up to the total principal payable on that
                              class
15(th)            E           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
16(th)            F           Interest up to the total interest payable on that
                              class
17(th)            F           Principal up to the total principal payable on that
                              class
18(th)            F           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
19(th)            G           Interest up to the total interest payable on that
                              class
20(th)            G           Principal up to the total principal payable on that
                              class
21(st)            G           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
22(nd)            H           Interest up to the total interest payable on that
                              class
23(rd)            H           Principal up to the total principal payable on that
                              class
24(th)            H           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------                --------------------------
25(th)            J           Interest up to the total interest payable on that
                              class
26(th)            J           Principal up to the total principal payable on that
                              class
27(th)            J           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
28(th)            K           Interest up to the total interest payable on that
                              class
29(th)            K           Principal up to the total principal payable on that
                              class
30(th)            K           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
31(st)            L           Interest up to the total interest payable on that
                              class
32(nd)            L           Principal up to the total principal payable on that
                              class
33(rd)            L           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
34(th)            M           Interest up to the total interest payable on that
                              class
35(th)            M           Principal up to the total principal payable on that
                              class
36(th)            M           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
37(th)            N           Interest up to the total interest payable on that
                              class
38(th)            N           Principal up to the total principal payable on that
                              class
39(th)            N           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
40(th)            P           Interest up to the total interest payable on that
                              class
41(st)            P           Principal up to the total principal payable on that
                              class
42(nd)            P           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
43(rd)            R           Any remaining portion of the Available Distribution
                              Amount

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, or if both of those classes are outstanding on the final payment date for the series 2000-C2 certificates, then payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2000-C2 certificates, other than the class X, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under

"--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges.   If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of offered certificates up to an amount equal to the product of--

     - the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the monthly equivalent of the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the monthly equivalent of the relevant discount rate, and further multiplied by

     - a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The discount rate applicable to any class of offered certificates, with respect to any prepaid mortgage loan with a yield maintenance calculation method of "Present Value Type I", will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or the related anticipated repayment date, as applicable, for the prepaid mortgage loan. If there are no constant maturity treasuries having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or the related anticipated repayment date, as applicable, for the prepaid mortgage loan.

     The discount rate applicable to any class of offered certificates, with respect to any prepaid mortgage loan with a yield maintenance calculation method of "Present Value Type II" will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining weighted average life of the prepaid mortgage loan. In the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the anticipated repayment date. If there are no constant maturity treasuries having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid mortgage loan.

     The trustee will thereafter remit any remaining portion of the prepayment consideration on the subject payment date to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X certificates.

     None of the holders of the other non-offered classes of the series 2000-C2 certificates will be entitled to receive any prepayment premium or yield maintenance charge.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the pooled mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of that prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest.   The holders of the class Y certificates
will be entitled to all amounts, if any, collected on the ARD Loans in the trust and applied as Post-ARD Additional Interest.

     Treatment of REO Properties.   Notwithstanding that any mortgaged real
property may be acquired as part of the trust assets through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - payments on the series 2000-C2 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-C2 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-C2 certificates. If this occurs following the payments made to the series 2000-C2 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-C2 certificates are to be sequentially reduced in the following order, until the total principal balance of the series 2000-C2 classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION               CLASS
-------------------      ------------------------
 1(st).................             P
 2(nd).................             N
 3(rd).................             M
 4(th).................             L
 5(th).................             K
 6(th).................             J
 7(th).................             H
 8(th).................             G
 9(th).................             F
10(th).................             E
11(th).................             D
12(th).................             C
13(th).................             B
14(th).................   A-1 and A-2, pro rata
                         based on total principal
                                 balances

     The above-described reductions in the total principal balances of the respective classes of series 2000-C2 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2000-C2 certificates. A reduction of this type in the total principal balance of any of the classes of series 2000-C2 certificates identified in the foregoing table, will result in a corresponding reduction in the total notional amount of the class X certificates. In no event will the principal balance of any class of series 2000-C2 certificates identified in the foregoing table be reduced until the total principal balance of all series 2000-C2 certificates listed above it in the table has been reduced to zero.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, in the trust, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the pooled mortgage loans;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including

         1. any reimbursements and indemnifications to the trustee, as described under "Description of the Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" and "--Special Servicers" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Conse-

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            quences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
            accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower;

     - expenses of enforcing the repurchase of a defective mortgage loan not paid by the related mortgage loan seller; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust, as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the

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Certificate Account that are not required to be paid on the series 2000-C2 certificates on that payment date.

     The trustee will be required to make any monthly debt service advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable at the time that advance is reimbursed--

     - first, out of any Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2000-C2 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as

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       to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports.   Based solely on historical information
provided by the mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex B to this prospectus supplement.

     Commencing in October 2000, the master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically", a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

     - a CMSA loan periodic update file, CMSA financial file and a CMSA property file setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     - A delinquent loan status report setting forth, among other things, those mortgage loans which, as of the close of business on the last day of the related collection period, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not yet an REO

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       Property. The report will include additional commentary such as whether the related borrower has filed for bankruptcy or similar protection.

     - An historical loan modification report setting forth, among other things, those mortgage loans which, as of the close of business on the last business day of the related collection period, have been modified under the pooling and servicing agreement during the related collection period and since the cut-off date, showing the original and the revised terms thereof.

     - An historical liquidation report setting forth, among other things, as of the close of business on the last business day of the related collection period, on a loan-by-loan basis--

         1. the total amount of net liquidation proceeds received during the related collection period and historically, and

         2. the amount of Realized Losses occurring during the related collection period and historically.

     - An REO status report setting forth, among other things, with respect to each REO Property that was included in the trust as of the close of business on the last business day of the related collection period--

         1. the acquisition date of that REO Property, and

         2. the value of that REO Property based on the most recent appraisal or other valuation then available to the special servicer, including any valuation prepared internally by the special servicer.

     - A comparative financial status report setting forth, among other things--

         1. the occupancy of each mortgaged real property and debt service coverage ratio for each mortgage loan as of the date of the latest financial information received, covering no less than 12-months trailing available, immediately preceding the preparation of such the report, and

         2. the revenue and net operating income or net cash flow for each of the following periods, to the extent the information is in the master servicer's or the special servicer's possession--

              (a) each of the two previous consecutive available fiscal years stated separately, and

              (b) the "base year" representing the original analysis of
                  information used as of the cut-off date.

     - A servicer watch list identifying all pooled mortgage loans that constitute one of the following types, as of the last business day of the related collection period--

         1. a mortgage loan that has a then-current 12-months trailing debt service coverage ratio that is less than 1.10x,

         2. a mortgage loan as to which any required inspection of the related mortgaged real property conducted by the master servicer indicates a problem that the master servicer determines can reasonably be expected to materially adversely affect the cash flow generated by that property,

         3. a mortgage loan as to which the master servicer has actual knowledge of material damage or waste at the related mortgage real property,

         4. a mortgage loan as to which it has come to the master servicer's attention in the performance of its duties under the pooling and servicing agreement that any tenant or group of tenants occupying 25% or more of the space in the property has vacated or intends to vacate that space without being replaced by a comparable tenant and lease, or has declared or intends to declare bankruptcy, or is within six months of the relevant lease expiration(s),

         5. a mortgage loan that is at least 30 days delinquent in payment, and

         6. a mortgage loan that is within 60 days of maturity.

     Within 60 days after receipt by the master servicer, as to performing mortgage loans in the trust, and within 45 days after receipt by the special servicer, as to specially serviced mortgage loans in the trust, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to any mortgaged real property, and commencing for the quarter ending on September 30, 2000 for current 12 months trailing data and January 2, 2001 for annual, year end data, the master servicer or special servicer, as applicable, will, based upon those operating statements and rent rolls, prepare or, if previously prepared, update, a written operating statement analysis report. The special servicer will remit each operating statement analysis report prepared by it or related data fields, together with the related operating statements and rent rolls, to the master servicer. All operating statement analysis reports will be maintained by the master servicer with respect to each mortgaged real property, and the master servicer will periodically forward copies of each operating statement analysis report, together with the related operating statements and rent rolls, to the trustee, which will make them available as described under "--Information Available Electronically" below. Upon the request of any holder of a series 2000-C2 certificate or, to the extent identified to the reasonable satisfaction of the trustee, any beneficial owner of an offered certificate, the trustee will, to the extent delivered by the master servicer, make available to the requesting party, during normal business hours at the offices of the trustee or its agent, copies of the operating statement analysis report. In the case of outstanding mortgage loans, preparation and maintenance of the report will depend on the receipt of the requisite underlying information from the related borrower.

     Book-Entry Certificates.   If you hold your offered certificates in
book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2000-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2000-C2 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically.   The trustee or its agent will make
available each month, to any holder or, subject to the discussion under "--Reports to Certificateholders; Available Information-- Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the trustee's or its agent's internet website. The agent's internet website will initially be located at www.chase.com/sfa.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website, "www.ORECM.com", accessible via password and user name. The master servicer shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information.   The pooling and servicing agreement will obligate the
trustee to make available at its offices or the offices of a custodian or other agent appointed by the trustee, during normal business hours, upon two business days advance written notice, for review by any underwriter, any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered or otherwise electronically made available, to series 2000-C2 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the series 2000-C2 certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - the most recent inspection report and financial information with respect to each mortgaged real property for a pooled mortgage loan prepared or collected, as applicable by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and service agreement, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their series 2000-C2 certificates.

VOTING RIGHTS

     The voting rights for the series 2000-C2 certificates will be allocated as follows:

     - 98% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates in proportion to the respective total principal balances of those classes;

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

     - 2% of the voting rights will be allocated to the class X certificates;
       and

     - 0% of the voting rights will be allocated to the class R and Y certificates.

     Voting rights allocated to a class of series 2000-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-C2 controlling class, in that order of preference, and

     3. the exchange by any single holder of all the series 2000-C2 certificates for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-C2 certificateholder. The final payment with respect to each series 2000-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-C2 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2000-C2 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

              (a) all unpaid and unadvanced interest, other than Default
                  Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including, their respective due dates in the related collection period, and

              (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

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         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

              - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     That purchase will result in early retirement of the then outstanding series 2000-C2 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2000-C2 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2000-C2 certificateholders, will constitute part of the Available Distribution Amount for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder of all of the series 2000-C2 certificates for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder of all the series 2000-C2 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder, no later than the business day immediately preceding the payment date on which the final payment on the series 2000-C2 certificates is to occur, must deposit in the Certificate Account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as initial trustee under the pooling and servicing agreement. Wells Fargo Bank Minnesota, N.A. is a direct wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank Minnesota, N.A. maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

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     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The trustee will be permitted to perform its duties through agents, but it will remain obligated for the performance of those duties. It is contemplated that the following duties, among others, will be performed by The Chase Manhattan Bank:

     - remitting payments to the holders of Series 2000-C2 certificates;

     - preparing reports to Series 2000-C2 certificateholders;

     - holding loan documents in a custodial capacity;

     - performing duties with respect to tax administration; and

     - authenticating and registering the Series 2000-C2 certificates.

     See also "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

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                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.   The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor; and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates.   The yield on each class of offered certificates with
a variable or capped pass-through rate will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans, including in connection with a default. This is because the pass-through rate for each of those classes will equal or be calculated based upon the Weighted Average Pool Pass-Through Rate from time to time.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments.   The yield to maturity on any
offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made or that otherwise result in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are made or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults,

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casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Cures and Repurchases" and "Description of the Mortgage Pool--Termination" in this prospectus supplement, will result in payments on the series 2000-C2 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the series 2000-C2 certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the series 2000-C2 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the series 2000-C2 certificates with principal balances. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans.   The rate and timing of
delinquencies and defaults on the underlying mortgage loans will affect--

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors.   The following factors, among others, will affect the
rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including--

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2. provisions that impose prepayment lock-out periods, and

         3. amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Agreements" and "Yield Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest.   If the portion of the Available Distribution Amount
payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available Distribution Amounts on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments.   Because monthly payments will not be made on the
offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex C to this prospectus supplement--

     - indicate the respective weighted average lives of the various classes of offered certificates, and

     - set forth the percentages of the respective initial total principal balances of the various classes of offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex C, the weighted average life of any offered certificate is determined by:

     1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2. summing the results; and

     3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the series 2000-C2 certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex C. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2000-C2 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     Except as otherwise described in the next two sentences, the assets of REMIC I will generally include--

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2000-C2 certificateholders,

     - the Certificate Account, and

     - the Interest Reserve Account.

REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans. In addition, each of two mortgage loans constitute the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the particular mortgage loan or any related REO Property.

     For federal income tax purposes--

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III and in each of the single loan REMICs.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class G certificates will be issued with a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity,

     - there will be no extension of maturity for any mortgage loan in the trust, and

     - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums and yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. In addition, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including original issue discount, if any, with respect to the offered certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of offered certificates and the IRS. Holders of offered certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the offered certificate's including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the offered certificate information reports will include a statement of the adjusted issue price of the offered certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular holder's purchase price, which the tax administrator for the trust may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

TAX CONSIDERATIONS ASSOCIATED WITH MORTGAGED REAL PROPERTIES LOCATED IN PUERTO RICO

     One mortgaged real property, securing 2.43% of the initial mortgage pool balance, is located in Puerto Rico. If the trust acquires a real property located in Puerto Rico, it would be subject to Puerto Rican taxation with respect to the income derived from that real property. If the activities of the trust in Puerto Rico in relation to such real property constituted a trade or business, the trust would be subject to income tax at up to a 39% rate with respect to its net income attributable to the operation of that real property, as well as a tax on any gain derived from the sale of the property. In the case of gain from the sale of real property used in a trade or business, in general, tax would be imposed at a 25% rate if that real property were held as a capital asset for more than six months. If the activities of the trust did not constitute the conduct of a trade or business in Puerto Rico, income derived from the real property, such as rental payments, would be subject to Puerto Rican withholding tax at a 29% rate. In addition, any gain on the sale of the property would be subject to tax at a 29% rate, and such tax may be collected through withholding.

     Additionally, it is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the REMIC on a mortgage loan secured by a mortgaged real property located in Puerto Rico if a certificateholder owns more than 50% of the related borrower. In such a case, the withholding tax imposed on the REMIC would be specially allocated to the certificateholder owning more than 50% of the related borrower, with the amount of tax treated as distributed to that certificateholder. The certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican withholding tax imposed on the REMIC. Accordingly, investment in the offered certificates may not be a suitable investment if you own more than 50% of a borrower under a mortgage loan secured by a mortgaged real property in Puerto Rico.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

TAX CONSIDERATIONS ASSOCIATED WITH MORTGAGED REAL PROPERTIES LOCATED IN THE U.S. VIRGIN ISLANDS

     One mortgaged real property, securing 0.77% of the initial mortgage pool balance, is located in the U.S. Virgin Islands. If the trust acquires a real property located in U.S. Virgin Islands, it may be subject to U.S. Virgin Islands taxation with respect to income derived from that real property or gain from the sale of that real property.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     - ERISA Plans, and

     - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-C2 certificates that is held by benefit plan investors, as defined in U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc., one of the underwriters, identified as Prohibited Transaction Exemption 91-23. Subject to the satisfaction of the conditions set forth in that prohibited transaction exemption, PTE 91-23 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the class A-1 and A-2 certificates, that are underwritten by an Exemption-Favored Party.

     PTE 91-23 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1 or A-2 certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

     - third, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch or Standard & Poor's Ratings, a division of The McGraw-Hill Companies, Inc.;

     - fourth, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fifth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     Because the class A-1 and A-2 certificates are not subordinated to any other class of series 2000-C2 certificates, the second general condition set forth above is satisfied with respect to the class A-1 and A-2 certificates. It is a condition of their issuance that the class A-1 or A-2 certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the series 2000-C2 certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1 and A-2 certificates. A fiduciary of an ERISA Plan contemplating purchasing a class A-1 or A-2 certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing a class A-1 or A-2 certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1 or A-2 certificate.

     PTE 91-23 also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch or S&P for at least one year prior to the ERISA Plan's acquisition of a class A-1 or A-2 certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1 or A-2 certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of PTE 91-23 are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

     - the direct or indirect sale, exchange or transfer of class A-1 or A-2 certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     - the direct or indirect acquisition or disposition in the secondary market of class A-1 or A-2 certificates by an ERISA Plan, and

     - the continued holding of class A-1 or A-2 certificates by an ERISA Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of a class A-1 or A-2 certificate is--

     1. on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

     2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of PTE 91-23, as well as other conditions set forth in the exemption, are satisfied, PTE 91-23 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

     - the direct or indirect sale, exchange or transfer of class A-1 or A-2 certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the mortgage loans, or

         2. an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of class A-1 or A-2 certificates by an ERISA Plan; and

     - the holding of class A-1 or A-2 certificates by an ERISA Plan.

     Further, if the general conditions of PTE 91-23, as well as other conditions set forth in the exemption, are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of PTE 91-23 are satisfied, PTE 91-23 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     - providing services to the ERISA Plan, or

     - having a specified relationship to this person, solely as a result of the ERISA Plan's ownership of class A-1 or A-2 certificates.

     Before purchasing a class A-1 or A-2 certificate, a fiduciary of an ERISA Plan should itself confirm that--

     - the class A-1 and A-2 certificates are "certificates" for purposes of PTE 91-23, and

     - the general and other conditions set forth in PTE 91-23, and the other requirements set forth in PTE 91-23, would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in PTE 91-23, a fiduciary of an ERISA Plan considering an investment in class A-1 or A-2 certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption will apply with respect to any particular investment by an ERISA Plan in class A-1 or A-2 certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1 or A-2 certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the class B, C, D, E, F and G certificates do not meet the requirements of PTE 91-23. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60.

     So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series 2000-C2 certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of the series 2000-C2 certificates, such as the class B, C, D, E, F and G certificates, that do not meet the requirements of PTE 91-23 solely because they--

     - are subordinated to other classes of the series 2000-C2 certificates, or

     - have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch or S&P.

     All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E, F or G certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters, the underwriters will purchase their respective allocations, as specified below, of the offered certificates from us upon issuance. Proceeds to us from the sale of the offered certificates to the underwriters, before deducting expenses payable by us, will be an amount equal to approximately 100.36% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from the cut-off date.

      UNDERWRITER         CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F   CLASS G
      -----------         ---------   ---------   -------   -------   -------   -------   -------   -------
Salomon Smith Barney
  Inc. .................      55%         53%        55%       33%       55%       55%       55%       55%
PaineWebber
  Incorporated..........      45%         40%        45%       22%       45%       45%       45%       45%
Chase Securities
  Inc. .................       0%          5%         0%        0%        0%        0%        0%        0%
Artesia Banking
  Corporation...........       0%          2%         0%       45%        0%        0%        0%        0%
                             ---         ---        ---       ---       ---       ---       ---       ---
     Total..............     100%        100%       100%      100%      100%      100%      100%      100%

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Artesia Banking Corporation is not registered as a broker/dealer in the United States. Accordingly, it can distribute, and make a market in, the offered certificates only outside the United States.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     This prospectus supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom this prospectus supplement may otherwise lawfully be issued or passed on.

     The trust described in this prospectus supplement may only be promoted, whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise, by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in section 76(2) of that Act or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, as amended.

     Salomon Smith Barney Inc. is the lead manager and sole bookrunner for the offering of the offered certificates. It is one of our affiliates.

     PaineWebber Incorporated, one of the underwriters, is a wholly owned subsidiary of Paine Webber Group Inc. On July 12, 2000, Paine Webber Group Inc., UBS AG and a wholly owned subsidiary of UBS AG, entered into an Agreement and Plan of Merger which provides for the merger of Paine Webber Group Inc. into the UBS AG subsidiary upon the receipt of shareholder approval, other required consents and approvals and the payment of the merger consideration.

                                 LEGAL MATTERS

     Particular legal matters relating to the series 2000-C2 certificates will be passed upon for us by Sidley & Austin, New York, New York, and for the underwriters by Latham & Watkins, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                    MOODY'S      FITCH
-----                                    --------    --------
Class A-1..............................       Aaa         AAA
Class A-2..............................       Aaa         AAA
Class B................................       Aa2          AA
Class C................................        A2           A
Class D................................        A3          A-
Class E................................      Baa1        BBB+
Class F................................      Baa2         BBB
Class G................................      Baa3        BBB-

The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before July 18, 2033, which is the rated final payment date.

     The ratings on the offered certificates take into consideration--

     - the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by Moody's or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "250 PLAZA LOAN" means the pooled mortgage loan secured by a mortgaged real property identified on Annex A-1 to this prospectus supplement as 250 Plaza.

     "1615 POYDRAS STREET LOAN" means the pooled mortgage loan secured by a mortgaged real property identified on Annex A-1 to this prospectus supplement as 1615 Poydras Street.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower or another party other than the trust, which other party has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE PRINCIPAL BALANCE" means, with respect to any mortgaged real property that is one of multiple properties securing any particular pooled mortgage loan or group of pooled mortgage loans, the portion of the cut-off date principal balance of the related pooled mortgage loan or loans, allocated to the subject property based on Appraised Value, Underwritten Net Cash Flow or other method deemed appropriate.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under the underlying the mortgage loan as of the cut-off date. However, you should be aware that the monthly debt service payments for the CTL Loans are subject to step-ups in connection with step-ups in the payments under the related Credit Tenant Leases.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of--

         1. the date on which the relevant appraisal or other valuation is obtained or performed by the special servicer, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, and

         2. the date on which the most recent relevant Appraisal Trigger Event occurred; and

     - will equal the excess, if any, of "x" over "y" where--

         1. "x" is equal to the sum of:

              (a) the Stated Principal Balance of the mortgage loan;

              (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

              (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

              (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances; and

              (e) all currently due and unpaid real estate taxes and
                  assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

         2. "y" is equal to the sum of:

              (x) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

              (y) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan.

     If, however--

     - the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 90 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

     - either--

         1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been modified by the special servicer in a manner that--

         1. affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails either--

         1. to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days, or

         2. to make any other material payment due with respect to the mortgage loan and the failure continues for 180 days;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings;

     - the mortgaged real property securing the mortgage loan becomes an REO Property; or

     - any other event required by Moody's or Fitch as of the date of initial issuance of the offered certificates.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means the total amount available to make payments of interest and principal on the series 2000-C2 certificates on each payment date. The Available Distribution Amount for any payment date will include--

     - All payments and other collections on the mortgage loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the last day of the related collection period, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. scheduled payments of principal and interest due subsequent to the end of the related collection period;

         2. prepayment premiums, yield maintenance charges and Post-ARD Additional Interest, which are separately payable on the series 2000-C2 certificates;

         3. amounts that are payable or reimbursable to any person other than the holders of the series 2000-C2 certificates, including--

              (a) amounts payable to the master servicer, the special servicer, any sub-servicers or the trustee as compensation, including trustee fees, master servicing fees, special servicing fees, liquidation fees, workout fees, assumption fees, assumption application fees, modification fees, extension fees, earnout fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

              (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

              (c) amounts payable in respect of other Additional Trust Fund
                  Expenses;

              (d) if the payment date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an actual/360 basis, which interest reserve amounts are to be transferred from the Certificate Account to the Interest Reserve Account during that month and held for future payment; and

              (e) amounts deposited in the Certificate Account in error.

     - Any advances of delinquent monthly payments of principal and interest due on the mortgage loans made on that payment date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     - If the payment date occurs during March of any year, the interest reserve amounts with respect to any pooled mortgage loans that accrue interest on an actual/360 basis, which interest reserve amounts are transferred from the interest reserve account to the Certificate Account during that month.

     "BAYSHORE EXECUTIVE PLAZA LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bayshore Executive Plaza.

     "CALCULATED ORIGINAL AMORTIZATION TERM" means, with respect to a mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate;

     - the actual monthly debt service payment; and

     - an assumed interest accrual method of 30/360, irregardless of the actual interest accrual method.

     "CERTIFICATE ACCOUNT" has the meaning set forth under "Description of the Agreements--Certificate Account" in the accompanying prospectus.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA INVESTOR REPORTING PACKAGE" shall mean, collectively:

     - the following six electronic files--

         1. CMSA loan set-up file,

         2. CMSA loan periodic update file,

         3. CMSA property file,

         4. CMSA bond file,

         5. CMSA financial file, and

         6. CMSA collateral summary file; and

     - the following eight supplemental reports--

         1. delinquent loan status report,

         2. historical loan modification report,

         3. historical liquidation report,

         4. REO status report,

         5. operating statement analysis report,

         6. comparative financial status report,

         7. servicer watch list, and

         8. NOI adjustment worksheet.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CREDIT TENANT" means a tenant that leases all or substantially all of a mortgaged real property securing any of the mortgage loans in the trust, which tenant possesses or has a parent company that possesses, or which tenant's lease obligations are guaranteed by an affiliate that possesses, a public senior unsecured long-term debt or similar rating of at least investment grade from one or more nationally recognized statistical rating organizations.

     "CREDIT TENANT LEASE" means a net lease with a Credit Tenant, which lease covers all or substantially all of a mortgaged real property securing any of the mortgage loans in the trust.

     "CTL LOAN" means a mortgage loan in the trust that, as identified on Annex A-1 to this prospectus supplement as a "CTL" property type, is secured by a mortgaged real property that is the subject of a Credit Tenant Lease.

     "CUT-OFF DATE LTV RATIO" means, for any underlying mortgage loan, the ratio of--

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Cut-off Date LTV Ratio means the ratio of--

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DIPLOMAT CENTRE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Diplomat Centre.

     "DISTRIBUTION SERVICES LTD. LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Distribution Services Ltd.

     "DOUBLE-NET LEASE" means a net lease that grants the subject tenant various rent abatement and/or termination rights in connection with--

     - specified casualty and condemnation events with respect to the subject property, and

     - a default on the part of the landlord to perform required maintenance, repairs or replacements with respect to the subject property.

     A Double-Net Lease may also grant the subject tenant rent abatement rights in connection with other defaults on the part of the landlord under that lease.

     "ENVIRONMENTAL REPORT" means a Phase I environmental study, environmental screening assessment or transaction screen, or an update of any of the foregoing, prepared by a third-party consultant. In general, environmental screening assessments and transaction screens are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any pooled mortgage loan, other than a pooled mortgage loan originated by Paine Webber Real Estate Securities Inc., the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the June 1, 2000 monthly debt service payment, or with respect to any pooled mortgaged loan originated by Paine Webber Real Estate Securities Inc., the dollar amount that was required to be deposited on a monthly basis in accordance with the related mortgage loan documents, in each case multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in any of the prior two bullet points is a manager or co-manager with respect to the class A-1 and A-2 certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes or PILOT payments in lieu of real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain retail, office and/or industrial properties, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were calculated as described above based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "GAAP" means generally accepted accounting principles.

     "HOWLAND PORTFOLIO" means the group of six pooled mortgage loans, none of which are cross-collateralized, made to borrowers with the same key principals, Michael J. Howland and Lorraine Howland.

     "INTEREST RESERVE ACCOUNT" means the account maintained by the trustee for purposes of holding a portion of the scheduled interest paid or advanced on actual/360 mortgage loans in January, except during a leap year, and February, as described under "Description of the Offered Certificates--Interest Reserve Account" in this prospectus supplement.

     "IRS" means the Internal Revenue Service.

     "KOLBER PORTFOLIO" means the group of three pooled mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Plaza 250, Bayshore Executive Plaza and Park Square Court, none of which loans are cross-collateralized and all of which loans are made to borrowers with the same key principal, Fred Kolber.

     "LARGEST TENANT" means the largest tenant at any mortgaged real property, except that for properties securing mortgage loans originated by Paine Webber Real Estate Securities, Inc. that tenant must occupy at least 20% of the net rentable area to be listed in this prospectus supplement.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2000-C2 certificates and the mortgage loans in the trust:

     - the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $786,138,493;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2000-C2 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2000-C2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

     - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the first day of each month, and amortization occurs prior to prepayment;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     - each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     - all prepayments of the mortgage loans result in a recasting of the monthly debt service payments;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     - no mortgage loan is required to be repurchased by any mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in September 2000; and

     - the offered certificates are settled on August 24, 2000.

     "MATURITY DATE/ARD LTV RATIO" means, for any underlying mortgage loan, the related Loan Balance at Maturity/ARD for the particular mortgage loan, divided by the Appraised Value of the related mortgaged real property or properties. However, if an underlying mortgage loan is part of a cross- collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio means the ratio of--

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "MEDICAL MUTUAL OF OHIO-BEACHWOOD LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Medical Mutual of Ohio-Beachwood.

     "MEDICAL MUTUAL OF OHIO-TOLEDO LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Medical Mutual of Ohio-Toledo.

     "METATEC BUILDING LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Metatec Building.

     "MONTHLY DISCOUNT RATE" means the rate which, when compounded monthly, results in an effective annual yield that is equivalent to the effective annual yield obtained by compounding the discount rate, as described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement on a semi-annual basis.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net property income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net property income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     "NOI DEBT SERVICE COVERAGE RATIO" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annual NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR means the ratio of--

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NORTHPOINTE PLAZA LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northpointe Plaza.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means:

     - for any mortgaged real property other than a hotel, the percentage of leasable square footage or total Units/Rooms/Pads, as the case may be, at the particular property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the borrower; and

     - for any hotel property, the average monthly occupancy reported for the 12 months preceding the specified date.

     "PARK SQUARE COURT LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Square Court.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real property taxes and assessments not yet due and payable;

     - covenants, conditions and restrictions, rights of way, easements and other matters of public record, specifically referred to in the lender's title insurance policy issued or, as evidenced by a marked-up commitment, to be issued in respect of the mortgage loan or approved after origination, which do not materially and adversely affect the current use of the mortgaged real property, the security interest of the lender or the value of the mortgaged real property;

     - the rights of tenants whether under ground leases or space leases, at the property to remain following a foreclosure or similar proceeding, provided that those tenants are performing under their leases;

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, as evidenced by a marked-up commitment, to be issued in respect of the mortgage loan; and

     - if the mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest actually collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums and late payment charges included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges.

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     - "LO(y)" means the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)" means, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "YM(y)" means, for an original period of y payments, the relevant prepayment premium will equal the yield maintenance charge; and

     - "Free(y)" means the underlying mortgage loan is freely prepayable for a period of y payments.

     "PRESENT VALUE TYPE I" AND "PRESENT VALUE TYPE II" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the ratio of--

              (a) the amount of principal being prepaid, to

              (b) the principal balance outstanding, assuming no prepayments have been made, times

         2. the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the applicable Monthly Discount Rate, less

     - the amount of principal being prepaid.

     "RATED FINAL PAYMENT DATE" for each class of offered certificates will be July 18, 2033, which is the first payment date after the end of the 36th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

     "REALIZED LOSSES" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificates Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the Property Condition Assessment.

     "RELATED MORTGAGE LOAN GROUP" means a group of pooled mortgage loans that have at least one key principal in common and that may or may not be cross-collateralized or have the same borrower.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the cut-off date, and

     - any and all affiliates of any of the aforementioned persons.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties;

     - with a view to--

         1. the timely collection of all scheduled payments of principal and interest under those mortgage loans, and

         2. in the case of the special servicer, if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2000-C2 certificateholders, as a collective whole, on a present value basis; and

     - without regard to any conflicts of interest that may arise from--

         1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2000-C2 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the master servicer's obligation to make advances,

         4. the special servicer's obligation to make, or to direct the master servicer to make, servicing advances,

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

         6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool or the right to service or manage for others any such other real estate loans or real properties, and

         7. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any mortgage loan under the related mortgage loan purchase agreement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, is likely to occur in the foreseeable future and either (a) that default is likely to remain unremedied for at least 60 days or (b) the related borrower has requested a material modification of the related mortgage loan other than the waiver of a due-on-sale clause; or the related borrower has transferred or permitted the transfer of the mortgage loan, the corresponding mortgaged real property or direct or indirect ownership or control of the related borrower or the corresponding mortgaged real property, or has changed the management of the corresponding mortgaged real property, in any such case without the requisite consent of the trustee, the master servicer or the special servicer, to the extent that consent is required under the related mortgage loan documents;

     3. the master servicer determines that a default, other than as described in clause 1. and 2. of this definition, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     (w) with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     (x) with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     (y) with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     (z) with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any portion of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the pooled mortgage loans for that payment date, and

         5. the excess, if any, of the Total Principal Payment Amount for the prior payment date, if any, over the total payments of principal made on that prior payment date with respect to the series 2000-C2 certificates with principal balances, and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final payment date.

     "TREASURY FLAT" means, with respect to a mortgage loan with a yield maintenance calculation method of "Present Value Type I", the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the anticipated repayment date of the prepaid underlying mortgage loan as of any particular date. If there are no constant maturity treasuries having such a maturity, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or, in the case of an ARD Loan, the anticipated repayment date for the prepaid mortgage loan.

     "TREASURY FLAT" means, with respect to a mortgage loan with a yield maintenance calculation method of "Present Value Type II", the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with remaining weighted average life of the prepaid mortgage loan. In the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the anticipated repayment date. If there are no constant maturity treasuries having such a maturity, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid mortgage loan.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar non-recurring expenses.

     Underwritten Expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

various undistributed operating expenses such as--

     - general and administrative expenses,

     - management fees,

     - marketing expenses, and

     - franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related borrower under the operating lease and not operating expenses by the operator. Furthermore, in the case of any mortgaged real property that is subject to a Credit Tenant Lease, Underwritten Expenses did NOT include any expenses required to be borne by the Credit Tenant under that lease.

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI--

     - underwritten capital expenditure reserves,

     - underwritten furniture, fixtures and equipment reserves (for hospitality properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR means the ratio of--

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO", "UNDERWRITTEN NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of--

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than properties subject to Credit Tenant Leases and hospitality properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements, plus--

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, plus

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a

            12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods;

     - in the case of properties subject to Credit Tenant Leases, the annual contractual rent set forth in the related lease; and

     - in the case of hospitality properties, annual revenues consistent with historical operating trends and market and competitive conditions.

     For multi-family rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were decreased to take into account--

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the mortgaged property. In addition, in the case of any mortgaged real properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "UNITS", "PADS" and "ROOMS", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 as "Pads"; and

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A-1 as "Rooms".

     "U/W ANNUAL REPLACEMENT RESERVES" or "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "WEHBA PORTFOLIO" means the group of three pooled mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Medical Mutual of Ohio-Toledo, Medical Mutual of Ohio-Beachwood and Distribution

Services Ltd., two of which loans are cross-collateralized and cross-defaulted, and all of which loans are made to borrowers with the same key principal, C. Frederick Wehba, II.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

         A. in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

              (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

              (2) the related Administrative Fee Rate; and

         B. in the case of each mortgage loan that accrues interest on an actual/ 360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage--

              (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on--

                  - its Stated Principal Balance immediately preceding that
                    payment date, and

                  - a rate per annum equal to its mortgage interest rate in
                    effect as of the cut-off date, minus the related Administrative Fee Rate, and

              (2) the denominator of which fraction is the Stated Principal
                  Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "WESTERN PLAZA LOAN" means the pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Western Plaza.

     "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the earliest of those years is shown.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

                                   ANNEX A-1

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                                   Annex A-1-1

                      (This page intentionally left blank)

                                   Annex A-1-2

NOTE: "STATED REMAINING TERM" MEANS, IN THE CASE OF AN ARD LOAN, THE REMAINING TERM TO THE RELATED ANTICIPATED REPAYMENT DATE.

                             CUT-OFF DATE BALANCES

                                                                    % OF      CUMULATIVE      WEIGHTED AVERAGES
                                                                  INITIAL    % OF INITIAL   ---------------------
                                  NUMBER OF         TOTAL         MORTGAGE     MORTGAGE     MORTGAGE     STATED
RANGE OF CUT-OFF                  MORTGAGE      CUT-OFF DATE        POOL         POOL       INTEREST   REMAINING
DATE BALANCES                       LOANS     PRINCIPAL BALANCE   BALANCE      BALANCE        RATE     TERM (MO.)
----------------                  ---------   -----------------   --------   ------------   --------   ----------
 $         0 to  $ 999,999......      20        $ 17,806,861         2.27%        2.27%      7.850%       119
   1,000,000 to  2,499,999......      83         133,590,547        17.02        19.29       8.143        125
   2,500,000 to  4,999,999......      41         137,506,305        17.52        36.82       8.407        114
   5,000,000 to  7,499,999......      24         141,808,503        18.07        54.89       8.316        117
   7,500,000 to  9,999,999......       7          60,639,209         7.73        62.62       8.293        112
  10,000,000 to  14,999,999.....      10         127,976,511        16.31        78.93       8.347        113
  15,000,000 to  19,999,999.....       6         104,707,384        13.34        92.27       8.454        114
  20,000,000 to  31,999,999.....       2          60,643,358         7.73       100.00       8.113        113
                                     ---        ------------       ------                    -----        ---
    Totals/Wtd. Avg.............     193        $784,678,678       100.00%                   8.298%       116
                                     ===        ============       ======                    =====        ===

                   WEIGHTED AVERAGES
                  -------------------
                  U/W    CUT-OFF DATE
RANGE OF CUT-OFF  NCF        LTV
DATE BALANCES     DSCR      RATIO
----------------  ----   ------------
 $         0 to   1.49x     57.38%
   1,000,000 to   1.38     65. 83
   2,500,000 to   1.34      73.11
   5,000,000 to   1.31      72.46
   7,500,000 to   1.33      72.71
  10,000,000 to   1.30      72.32
  15,000,000 to   1.27      74.20
  20,000,000 to   1.29      66.41
                  ----      -----
    Totals/Wtd.   1.32x     70.86%
                  ====      =====

                                 MORTGAGE TYPE

                                                         % OF                                      WEIGHTED AVERAGES
                                                       INITIAL                        --------------------------------------------
                       NUMBER OF         TOTAL         MORTGAGE        MAXIMUM        MORTGAGE     STATED      U/W    CUT-OFF DATE
                       MORTGAGE      CUT-OFF DATE        POOL       CUT-OFF DATE      INTEREST   REMAINING     NCF        LTV
LOAN TYPE                LOANS     PRINCIPAL BALANCE   BALANCE    PRINCIPAL BALANCE     RATE     TERM (MO.)   DSCR       RATIO
---------              ---------   -----------------   --------   -----------------   --------   ----------   -----   ------------
Balloon...............    163        $653,263,947        83.25%      $19,280,819       8.323%       114       1.33x      71.39%
ARD...................      9         101,143,920        12.89        31,483,555       8.228        112        1.28      71.49
Fully Amortizing......     21          30,270,810         3.86         3,155,510       7.995        185        1.40      57.33
                          ---        ------------       ------                         -----        ---       -----      -----
    Totals/Wtd. Avg...    193        $784,678,678       100.00%                        8.298%       116       1.32x      70.86%
                          ===        ============       ======                         =====        ===       =====      =====

                                  ACCRUAL TYPE

                                                         % OF                                      WEIGHTED AVERAGES
                                                       INITIAL                        --------------------------------------------
                       NUMBER OF         TOTAL         MORTGAGE        MAXIMUM        MORTGAGE     STATED      U/W    CUT-OFF DATE
                       MORTGAGE      CUT-OFF DATE        POOL       CUT-OFF DATE      INTEREST   REMAINING     NCF        LTV
ACCRUAL TYPE             LOANS     PRINCIPAL BALANCE   BALANCE    PRINCIPAL BALANCE     RATE     TERM (MO.)   DSCR       RATIO
------------           ---------   -----------------   --------   -----------------   --------   ----------   -----   ------------
Actual/360 Basis......    177        $765,902,710        97.61%      $31,483,555       8.318%       115        1.32x     71.44%
30/360 Basis..........     16          18,775,968         2.39         1,877,073       7.488        166        1.55      47.41
                          ---        ------------       ------                         -----        ---       -----      -----
    Totals/Wtd. Avg...    193        $784,678,678       100.00%                        8.298%       116        1.32x     70.86%
                          ===        ============       ======                         =====        ===       =====      =====

                                   Annex A-1-3

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                           % OF        CUMULATIVE %    ---------------------
                       NUMBER OF         TOTAL            INITIAL       OF INITIAL     MORTGAGE     STATED
RANGE OF MORTGAGE      MORTGAGE      CUT-OFF DATE      MORTGAGE POOL     MORTGAGE      INTEREST   REMAINING
RATES                    LOANS     PRINCIPAL BALANCE      BALANCE      POOL BALANCE      RATE     TERM (MO.)
-----------------      ---------   -----------------   -------------   -------------   --------   ----------
0.00% to 6.99%.......       2        $  2,000,470           0.25%           0.25%       6.872%        99
7.00% to 7.24%.......       7           9,560,250           1.22            1.47        7.121        145
7.25% to 7.49%.......      14          24,771,877           3.16            4.63        7.348        148
7.50% to 7.74%.......      16          40,815,378           5.20            9.83        7.600        113
7.75% to 7.99%.......      20          91,468,668          11.66           21.49        7.825        110
8.00% to 8.24%.......      31         176,616,975          22.51           44.00        8.142        112
8.25% to 8.49%.......      40         195,717,311          24.94           68.94        8.395        115
8.50% to 8.74%.......      34         115,858,396          14.77           83.70        8.589        116
8.75% to 8.99%.......      19          84,609,465          10.78           94.49        8.871        118
9.00% to 9.24%.......       8          36,052,703           4.59           99.08        9.084        130
9.25% to 9.49%.......       2           7,207,185           0.92          100.00        9.324        114
                          ---        ------------         ------                        -----        ---
Totals/Wtd. Avg......     193        $784,678,678         100.00%                       8.298%       116
                          ===        ============         ======                        =====        ===

                          WEIGHTED AVERAGES
                       ------------------------

RANGE OF MORTGAGE        U/W      CUT-OFF DATE
RATES                  NCF DSCR     LTV RATIO
-----------------      --------   -------------
0.00% to 6.99%.......    1.46x        53.28%
7.00% to 7.24%.......    1.54         54.09
7.25% to 7.49%.......    1.48         63.47
7.50% to 7.74%.......    1.40         66.96
7.75% to 7.99%.......    1.39         70.70
8.00% to 8.24%.......    1.32         72.59
8.25% to 8.49%.......    1.28         70.38
8.50% to 8.74%.......    1.29         73.94
8.75% to 8.99%.......    1.30         72.15
9.00% to 9.24%.......    1.30         67.07
9.25% to 9.49%.......    1.34         72.81
                         ----         -----
Totals/Wtd. Avg......    1.32x        70.86%
                         ====         =====

         ORIGINAL TERM TO SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE

                                                                                           WEIGHTED AVERAGES
                                                             % OF        CUMULATIVE %    ---------------------
RANGE OF ORIGINAL TERMS  NUMBER OF         TOTAL            INITIAL       OF INITIAL     MORTGAGE     STATED
TO SCHEDULED             MORTGAGE      CUT-OFF DATE      MORTGAGE POOL     MORTGAGE      INTEREST   REMAINING
MATURITY/ARD (MOS.)        LOANS     PRINCIPAL BALANCE      BALANCE      POOL BALANCE      RATE     TERM (MO.)
-----------------------  ---------   -----------------   -------------   -------------   --------   ----------
  0 to 107............        1        $  2,514,420           0.32%           0.32%       8.700%        55
108 to 119............        3          19,334,007           2.46            2.78        8.371        114
120 to 143............      165         722,310,584          92.05           94.84        8.318        112
144 to 179............        2           2,268,894           0.29           95.13        7.590        120
180 to 215............       14          18,468,317           2.35           97.48        7.802        167
216 to 239............        4           9,223,268           1.18           98.65        8.645        226
>=240.................        4          10,559,187           1.35          100.00        7.393        219
                            ---        ------------         ------                        -----        ---
Totals/Wtd. Avg.......      193        $784,678,678         100.00                        8.298%       116
                            ===        ============         ======                        =====        ===

                            WEIGHTED AVERAGES
                         ------------------------
RANGE OF ORIGINAL TERMS    U/W
TO SCHEDULED               NCF      CUT-OFF DATE
MATURITY/ARD (MOS.)        DSCR       LTV RATIO
-----------------------  --------   -------------
  0 to 107............     1.25x        71.84%
108 to 119............     1.29         76.83
120 to 143............     1.32         71.26
144 to 179............     1.39         62.66
180 to 215............     1.49         50.40
216 to 239............     1.11         78.73
>=240.................     1.66         63.38
                           ----         -----
Totals/Wtd. Avg.......     1.32x        70.86%
                           ====         =====

                            MORTGAGE LOAN SEASONING

                                                                                         WEIGHTED AVERAGES
                                                           % OF        CUMULATIVE %    ---------------------
                       NUMBER OF         TOTAL            INITIAL       OF INITIAL     MORTGAGE     STATED
                       MORTGAGE      CUT-OFF DATE      MORTGAGE POOL     MORTGAGE      INTEREST   REMAINING
SEASONING (MOS.)         LOANS     PRINCIPAL BALANCE      BALANCE      POOL BALANCE      RATE     TERM (MO.)
----------------       ---------   -----------------   -------------   -------------   --------   ----------
 0 to 5..............      47        $258,515,598          32.95%          32.95%       8.590%       119
 6 to 11.............      80         360,655,988          45.96           78.91        8.327        113
12 to 17.............      31         117,105,403          14.92           93.83        7.939        108
18 to 23.............      21          30,125,779           3.84           97.67        7.277        150
24 to 29.............      14          18,275,910           2.33          100.00        7.579        124
                          ---        ------------         ------                        -----        ---
Totals/Wtd. Avg......     193        $784,678,678         100.00%                       8.298%       116
                          ===        ============         ======                        =====        ===

                          WEIGHTED AVERAGES
                       ------------------------

                         U/W      CUT-OFF DATE
SEASONING (MOS.)       NCF DSCR     LTV RATIO
----------------       --------   -------------
 0 to 5..............    1.27x        71.04%
 6 to 11.............    1.33         72.07
12 to 17.............    1.34         72.03
18 to 23.............    1.49         59.32
24 to 29.............    1.56         55.95
                        -----         -----
Totals/Wtd. Avg......    1.32x        70.86%
                        =====         =====

                                   Annex A-1-4

        REMAINING TERM TO SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE

                                                                      CUMULATIVE
                                                                         % OF                   WEIGHTED AVERAGES
                                                                       INITIAL     --------------------------------------------
RANGE OF REMAINING     NUMBER OF         TOTAL         % OF INITIAL    MORTGAGE                 STATED     U/W    CUT-OFF DATE
TERMS TO SCHEDULED     MORTGAGE      CUT-OFF DATE        MORTGAGE        POOL      MORTGAGE   REMAINING    NCF    LOAN-TO-VALUE
MATURITY /ARD (MOS.)     LOANS     PRINCIPAL BALANCE   POOL BALANCE    BALANCE       RATE     TERM (MO.)   DSCR       RATIO
--------------------   ---------   -----------------   ------------   ----------   --------   ----------   ----   -------------
  0 to  83...........       1        $  2,514,420           0.32%         0.32%     8.700%        55       1.25x      71.84%
 84 to 107...........      37          83,420,199          10.63         10.95      7.767        104       1.35       71.17
108 to 119...........     132         659,241,584          84.01         94.97      8.389        113       1.31       71.42
120 to 143...........       1           1,251,703           0.16         95.13      7.500        121       1.48       60.76
144 to 179...........      12          14,814,806           1.89         97.01      7.779        162       1.56       47.67
180 to 215...........       3           5,132,499           0.65         97.67      7.681        190       1.33       61.51
216 to 239...........       7          18,303,467           2.33        100.00      8.043        224       1.38       71.25
                          ---        ------------         ------                    -----        ---       ----       -----
    Totals/Wtd.
      Avg............     193        $784,678,678         100.00%                   8.298%       116       1.32x      70.86%
                          ===        ============         ======                    =====        ===       ====       =====

                               PREPAYMENT PREMIUM

                                                                                                  WEIGHTED AVERAGES
                                                           % OF         MAXIMUM      --------------------------------------------
                       NUMBER OF         TOTAL           INITIAL      CUT-OFF DATE                STATED     U/W    CUT-OFF DATE
                       MORTGAGE      CUT-OFF DATE        MORTGAGE      PRINCIPAL     MORTGAGE   REMAINING    NCF    LOAN-TO-VALUE
PREPAYMENT PREMIUM       LOANS     PRINCIPAL BALANCE   POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR       RATIO
------------------     ---------   -----------------   ------------   ------------   --------   ----------   ----   -------------
Lockout/
  Defeasance.........     133        $690,375,207          87.98%     $31,483,555     8.339%       115       1.31x      72.15%
Lockout/> of YM or
  1%.................      60          94,303,472          12.02       16,949,946     7.999        121       1.41       61.46
                          ---        ------------         ------                      -----        ---       ----       -----
    Totals/Wtd.
      Avg............     193        $784,678,678         100.00%                     8.298%       116       1.32x      70.86%
                          ===        ============         ======                      =====        ===       ====       =====

                                   Annex A-1-5

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                                                     WEIGHTED AVERAGES
                                                                                   % OF INITIAL    ----------------------
                                                 NUMBER OF          TOTAL            MORTGAGE      MORTGAGE      STATED
                                                 MORTGAGE       CUT-OFF DATE           POOL        INTEREST    REMAINING
MORTGAGE RATE                                      LOANS      PRINCIPAL BALANCE      BALANCE         RATE      TERM (MO.)
-------------                                    ---------    -----------------    ------------    --------    ----------
6.75% to 6.99%.................................       2         $  2,000,470            0.25%       6.872%         99
7.00% to 7.24%.................................       7            9,560,250            1.22        7.121         145
7.25% to 7.49%.................................      14           24,771,877            3.16        7.348         148
7.50% to 7.74%.................................      16           40,815,378            5.20        7.600         113
7.75% to 7.99%.................................      20           91,468,668           11.66        7.825         110
8.00% to 8.24%.................................      31          176,616,975           22.51        8.142         112
8.25% to 8.49%.................................      40          195,717,311           24.94        8.395         115
8.50% to 8.74%.................................      34          115,858,396           14.77        8.589         116
8.75% to 8.99%.................................      19           84,609,465           10.78        8.871         118
9.00% to 9.24%.................................       8           36,052,703            4.59        9.084         130
9.25% to 9.49%.................................       2            7,207,185            0.92        9.324         114
                                                    ---         ------------          ------        -----         ---
    Totals/Wtd. Avg............................     193         $784,678,678          100.00%       8.298%        116
                                                    ===         ============          ======        =====         ===

                                                  % OF INITIAL POOL BALANCE
                                                 ----------------------------
                                                  LOCKOUT       LOCKOUT THEN
                                                    THEN       GREATER OF 1%
MORTGAGE RATE                                    DEFEASANCE    OR YLD. MAINT.
-------------                                    ----------    --------------
6.75% to 6.99%.................................     0.00%           0.25%
7.00% to 7.24%.................................     0.00            1.22
7.25% to 7.49%.................................     1.64            1.51
7.50% to 7.74%.................................     3.21            1.99
7.75% to 7.99%.................................    10.70            0.96
8.00% to 8.24%.................................    21.18            1.33
8.25% to 8.49%.................................    23.67            1.27
8.50% to 8.74%.................................    13.90            0.86
8.75% to 8.99%.................................     8.41            2.37
9.00% to 9.24%.................................     4.34            0.25
9.25% to 9.49%.................................     0.92            0.00
                                                   -----           -----
    Totals/Wtd. Avg............................    87.98%          12.02%
                                                   =====           =====

       INITIAL LOAN POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME(1)

                                                                  MONTHS FOLLOWING CUT-OFF DATE
                                 ------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION             0         12        24        36        48        60        72        84        96       108
----------------------           ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Remaining Pool Balance(2)......  100.00%    99.10%    98.12%    97.06%    95.94%    94.38%    93.02%    91.55%    88.94%    72.78%
Locked(3)......................  100.00     99.88     99.76     97.90     90.46     89.07     89.28     89.52     90.21     75.00
Yield Maintenance..............    0.00      0.12      0.24      2.10      9.54     10.93     10.72     10.48      8.94      5.31
5% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
4% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
3% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
2% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
1% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
Open...........................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.86     19.69
                                 ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
    Total......................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

---------------
(1) All numbers, unless otherwise noted, are as a percentage of the total mortgage pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the initial mortgage pool balance at the specified point in time.

(3) Locked includes loans in defeasance.

                                   Annex A-1-6

                                 PROPERTY TYPES

                                                         % OF                                 WEIGHTED AVERAGES
                           NUMBER OF       TOTAL       INITIAL      MAXIMUM      -------------------------------------------
                           MORTGAGED    CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED     U/W    CUT-OFF DATE
                              REAL       PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING    NCF        LTV
PROPERTY TYPES             PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR      RATIO
--------------             ----------   ------------   --------   ------------   --------   ----------   ----   ------------
Office...................      46       $269,198,624     34.31%   $29,159,803     8.344%       115       1.30x     68.81%
Anchored Retail..........      11        112,813,598     14.38     31,483,555     8.361        112       1.28      75.52
Multifamily..............      40         95,885,620     12.22     14,385,472     8.202        117       1.29      75.03
Unanchored Retail........      39         85,889,380     10.95      6,319,280     8.187        113       1.36      68.40
Industrial...............      28         77,528,399      9.88     12,558,042     8.432        118       1.33      70.87
Industrial/Office........      19         69,814,774      8.90     18,874,391     8.201        112       1.33      69.89
Mixed Use................       9         25,669,635      3.27     11,426,513     8.257        110       1.64      64.73
Mobile Home Park.........       5         18,603,586      2.37      6,815,006     8.297        110       1.36      74.65
Limited Service Hotel....       5         12,973,506      1.65      5,795,196     7.475        169       1.60      69.55
CTL......................       3          7,744,281      0.99      3,155,510     8.931        231       1.01      81.99
Self Storage.............       4          6,636,104      0.85      2,596,919     8.439        108       1.41      61.09
Assisted Living..........       1          1,921,171      0.24      1,921,171     9.140        112       1.85      65.79
                              ---       ------------    ------                    -----        ---       ----      -----
    Totals/Wtd. Avg......     210       $784,678,678    100.00%                   8.298%       116       1.32x     70.86%
                              ===       ============    ======                    =====        ===       ====      =====

                              ENCUMBERED INTEREST

                                                          % OF                                      WEIGHTED AVERAGES
                       NUMBER OF                        INITIAL                        -------------------------------------------
                       MORTGAGED          TOTAL         MORTGAGE        MAXIMUM        MORTGAGE     STATED     U/W    CUT-OFF DATE
                          REAL        CUT-OFF DATE        POOL       CUT-OFF DATE      INTEREST   REMAINING    NCF        LTV
ENCUMBERED INTEREST    PROPERTIES   PRINCIPAL BALANCE   BALANCE    PRINCIPAL BALANCE     RATE     TERM (MO.)   DSCR      RATIO
-------------------    ----------   -----------------   --------   -----------------   --------   ----------   ----   ------------
Fee Simple...........     205         $769,098,036        98.01%      $31,483,555       8.306%       115       1.32x     70.96%
Leasehold............       5           15,580,642         1.99         5,795,196       7.896        178       1.54      66.08
                          ---         ------------       ------                         -----        ---       ----      -----
    Totals/Wtd.
      Avg............     210         $784,678,678       100.00%                        8.298%       116       1.32x     70.86%
                          ===         ============       ======                         =====        ===       ====      =====

                                   Annex A-1-7

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                         % OF                                 WEIGHTED AVERAGES
                                                       INITIAL    CUMULATIVE %   -------------------------------------------
                       NUMBER OF         TOTAL         MORTGAGE    OF INITIAL    MORTGAGE     STATED     U/W
RANGE OF               MORTGAGE      CUT-OFF DATE        POOL       MORTGAGE     INTEREST   REMAINING    NCF    CUT-OFF DATE
U/W NCF DSCR (X)         LOANS     PRINCIPAL BALANCE   BALANCE    POOL BALANCE     RATE     TERM (MO.)   DSCR    LTV RATIO
----------------       ---------   -----------------   --------   ------------   --------   ----------   ----   ------------
1.00 to 1.09.........     3(1)       $  7,744,281         0.99%        0.99%      8.931%       231       1.01x     81.99%
1.10 to 1.19.........       5           6,376,657         0.81         1.80       7.763        165       1.18      60.07
1.20 to 1.24.........      35         163,292,997        20.81        22.61       8.359        115       1.23      74.52
1.25 to 1.29.........      54         275,461,458        35.11        57.71       8.344        113       1.27      72.86
1.30 to 1.39.........      43         199,658,241        25.44        83.16       8.345        112       1.33      69.22
1.40 to 1.49.........      26          78,779,272        10.04        93.20       8.141        112       1.44      69.52
1.50 to 1.59.........      10          23,122,028         2.95        96.15       8.085        105       1.55      63.04
1.60 to 1.69.........       7          13,686,447         1.74        97.89       7.442        184       1.65      62.85
1.70 to 1.79.........       5           7,670,596         0.98        98.87       8.098        131       1.73      51.18
1.80 to 3.59.........       5           8,886,702         1.13       100.00       7.954        140       2.59      38.37
                          ---        ------------       ------                    -----        ---       ----      -----
    Totals/Wtd.
      Avg............     193        $784,678,678       100.00%                   8.298%       116       1.32x     70.86%
                          ===        ============       ======                    =====        ===       ====      =====

---------------
(1) These mortgage loans are CTL Loans.

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                        CUMULATIVE
                                                            % OF           % OF                    WEIGHTED AVERAGES
                                            TOTAL         INITIAL        INITIAL      -------------------------------------------
                             NUMBER OF   CUT-OFF DATE     MORTGAGE       MORTGAGE     MORTGAGE    STATED     U/W    CUT-OFF DATE
RANGE OF CUT-OFF DATE        MORTGAGE     PRINCIPAL         POOL           POOL       INTEREST   REMAINING   NCF         LTV
LOAN-TO-VALUE RATIO            LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM(MO.)   DSCR       RATIO
---------------------        ---------   ------------     --------      ----------    --------   ---------   ----   ------------
0.00% to 49.99%............      14      $ 19,260,477        2.45%          2.45%      7.659%       143      1.97x      39.31%
50.00% to 54.99%...........      12        17,352,639        2.21           4.67       7.860        112      1.49       52.93
55.00% to 59.99%...........      13        50,250,627        6.40          11.07       8.338        117      1.36       57.92
60.00% to 64.99%...........      15        66,654,701        8.49          19.56       8.439        119      1.31       62.90
65.00% to 69.99%...........      32       100,113,825       12.76          32.32       8.326        120      1.37       68.12
70.00% to 74.99%...........      63       307,699,404       39.21          71.54       8.249        112      1.30       73.24
75.00% to 79.99%...........      39       195,165,704       24.87          96.41       8.408        116      1.27       77.50
80.00% to 84.99%...........       4        25,025,792        3.19          99.60       8.167        119      1.22       83.00
85.00% to 89.99%...........       1         3,155,510        0.40         100.00       9.070        233      1.01       85.28
                                ---      ------------      ------                      -----        ---      ----       -----
       Totals/Wtd. Avg.....     193      $784,678,678      100.00%                     8.298%       116      1.32x      70.86%
                                ===      ============      ======                      =====        ===      ====       =====

                                   Annex A-1-8

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                                       CUMULATIVE
                                                           % OF           % OF                    WEIGHTED AVERAGES
                                           TOTAL         INITIAL        INITIAL      --------------------------------------------
RANGE OF SCHEDULED          NUMBER OF   CUT-OFF DATE     MORTGAGE       MORTGAGE     MORTGAGE     STATED     U/W    CUT-OFF DATE
MATURITY DATE/ARD           MORTGAGE     PRINCIPAL         POOL           POOL       INTEREST   REMAINING    NCF         LTV
LOAN-TO-VALUE RATIO           LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR       RATIO
-------------------         ---------   ------------     --------      ----------    --------   ----------   ----   ------------
0.00% to 4.99%............      21      $ 30,270,810        3.86%          3.86%      7.995%       185       1.40x      57.33%
5.00% to 24.99%...........       3         9,251,261        1.18           5.04       7.343        201       1.63       63.81
25.00% to 49.99%..........      23        38,487,883        4.90           9.94       7.943        111       1.63       54.46
50.00% to 54.99%..........      15        56,785,892        7.24          17.18       8.390        114       1.32       59.68
55.00% to 59.99%..........      19        66,466,682        8.47          25.65       8.413        113       1.32       65.01
60.00% to 64.99%..........      30       128,075,232       16.32          41.97       8.332        111       1.33       69.94
65.00% to 69.99%..........      59       349,251,794       44.51          86.48       8.305        112       1.29       74.50
70.00% to 74.99%..........      21        84,237,901       10.74          97.22       8.482        114       1.28       79.31
75.00% to 79.99%..........       2        21,851,224        2.78         100.00       8.127        108       1.25       83.08
                               ---      ------------      ------                      -----        ---       ----       -----
       Totals/Wtd. Avg....     193      $784,678,678      100.00%                     8.298%       116       1.32x      70.86%
                               ===      ============      ======                      =====        ===       ====       =====

                                   Annex A-1-9

                                     STATES

                                                                                          WEIGHTED AVERAGES
                       NUMBER OF    TOTAL CUT-OFF                                        --------------------
                       MORTGAGED        DATE        % OF INITIAL      CUMULATIVE %       MORTGAGE    STATED
                          REAL        PRINCIPAL       MORTGAGE     OF INITIAL MORTGAGE   INTEREST   REMAINING
STATES                 PROPERTIES      BALANCE      POOL BALANCE      POOL BALANCE         RATE     TERM(MO.)
------                 ----------   -------------   ------------   -------------------   --------   ---------
California...........      39       $126,208,773        16.08%            16.08%         8.211%        114
New York.............      22         81,336,540        10.37             26.45           8.363        117
Ohio.................       8         53,484,178         6.82             33.27           8.251        128
Florida..............      15         53,282,130         6.79             40.06           8.252        111
Washington...........       9         42,471,715         5.41             45.47           7.753        114
Massachusetts........      14         40,966,930         5.22             50.69           8.559        121
Texas................      14         39,211,564         5.00             55.69           8.299        114
Arizona..............       5         33,058,725         4.21             59.90           8.421        111
Louisiana............       2         31,793,371         4.05             63.95           8.472        117
Georgia..............       5         30,059,092         3.83             67.78           8.268        115
Virginia.............       6         23,363,612         2.98             70.76           8.494        115
Pennsylvania.........       6         22,185,703         2.83             73.59           8.812        114
Puerto Rico..........       1         19,063,254         2.43             76.02           8.170        107
Michigan.............       6         18,673,255         2.38             78.40           8.301        111
Maryland.............       3         17,516,787         2.23             80.63           8.796        118
Oklahoma.............       4         14,945,170         1.90             82.53           8.178        111
Wisconsin............       1         14,886,077         1.90             84.43           7.670        108
Delaware.............       2         14,341,859         1.83             86.26           8.281        113
New Hampshire........       3         11,665,984         1.49             87.74           8.670        119
New Jersey...........       5         10,838,111         1.38             89.13           8.376        115
Indiana..............       1          9,700,591         1.24             90.36           8.170        111
Tennessee............       3          9,553,854         1.22             91.58           8.462        141
Kentucky.............       4          9,116,313         1.16             92.74           7.908        103
Illinois.............       2          7,711,518         0.98             93.72           8.829        118
Minnesota............       2          6,989,431         0.89             94.62           8.232        129
Virgin Islands.......       1          6,061,116         0.77             95.39           9.310        114
Nevada...............       4          5,665,810         0.72             96.11           8.462        118
Oregon...............       3          4,332,096         0.55             96.66           7.467        117
Iowa.................       4          3,633,037         0.46             97.12           8.980        113
Connecticut..........       2          3,195,664         0.41             97.53           8.500        117
Colorado.............       3          3,095,198         0.39             97.93           7.718        136
Alabama..............       1          2,617,493         0.33             98.26           7.490        107
South Carolina.......       1          2,494,096         0.32             98.58           8.490        115
New Mexico...........       2          2,096,710         0.27             98.85           8.138        196
Utah.................       2          2,057,055         0.26             99.11           7.896        106
North Dakota.........       1          1,776,439         0.23             99.33           8.050        196
Missouri.............       1          1,527,284         0.19             99.53           7.100         99
Arkansas.............       1          1,478,987         0.19             99.72           7.150        197
Idaho................       1          1,244,639         0.16             99.88           8.250        112
South Dakota.........       1            978,515         0.12            100.00           8.050        108
                          ---       ------------       ------                             -----        ---
    Totals/Wtd.
      Avg............     210       $784,678,678       100.00%                           8.298%        116
                          ===       ============       ======                             =====        ===

                         WEIGHTED AVERAGES
                       ----------------------
                                 CUT-OFF DATE
                       U/W NCF       LTV
STATES                  DSCR        RATIO
------                 -------   ------------
California...........   1.31x       68.35%
New York.............   1.37        69.59
Ohio.................   1.35        72.98
Florida..............   1.33        75.36
Washington...........   1.34        69.34
Massachusetts........   1.27        74.21
Texas................   1.32        71.41
Arizona..............   1.26        70.93
Louisiana............   1.32        58.55
Georgia..............   1.36        72.97
Virginia.............   1.27        70.55
Pennsylvania.........   1.36        71.60
Puerto Rico..........   1.25        82.88
Michigan.............   1.39        66.30
Maryland.............   1.25        74.71
Oklahoma.............   1.31        70.58
Wisconsin............   1.31        74.43
Delaware.............   1.25        72.10
New Hampshire........   1.26        75.26
New Jersey...........   1.28        72.14
Indiana..............   1.41        75.20
Tennessee............   1.25        76.45
Kentucky.............   1.39        75.38
Illinois.............   1.27        69.11
Minnesota............   1.27        71.62
Virgin Islands.......   1.34        73.03
Nevada...............   1.42        59.94
Oregon...............   1.33        63.81
Iowa.................   1.57        72.05
Connecticut..........   1.42        78.91
Colorado.............   1.89        44.04
Alabama..............   1.27        78.13
South Carolina.......   1.33        69.28
New Mexico...........   1.18        61.60
Utah.................   1.50        61.11
North Dakota.........   1.20        63.44
Missouri.............   1.29        71.04
Arkansas.............   1.66        61.62
Idaho................   1.26        71.12
South Dakota.........   1.29        73.85
                        ----        -----
    Totals/Wtd.
      Avg............   1.32x       70.86%
                        ====        =====

                                  Annex A-1-10

                      (This page intentionally left blank)

                                  Annex A-1-11

                          GENERAL PROPERTY INFORMATION



                                 MORTGAGE
      CONTROL      LOAN          LOAN
      NUMBER      NUMBER         SELLER     LOAN/PROPERTY NAME                                     PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1       6603043           SBRC      Northpointe Plaza                                   9604-10220 North Newport Highway
      2       10651              PW       1615 Poydras Street                                 1615 Poydras Street
      3       3727              ORIX      Medical Mutual of Ohio Office Building - Toledo     3737 Sylvania Avenue
      4       3729              ORIX      Medical Mutual of Ohio Office Building - Beachwood  23700 Commerce Park Road
      5       10388              PW       Diplomat Centre                                     820 Second Avenue
      6       6603071           SBRC      Western Plaza II Shopping Center                    State Road No. 2, Kilometer 149.5
      7       6602507           SBRC      Metatec Building                                    7001 Metatec Boulevard
      8       6605032           SBRC      Red Lion Shopping Center                            9898 Roosevelt Boulevard
      9       11128              PW       Diamond Point Plaza                                 8250 Eastern Avenue
     10       11539              PW       Mount Vernon Medical Office Building                755 Mount Vernon Highway
     11       3452              ORIX      250 Plaza Office Building                           250 East Wisconsin Avenue
     12       10124              PW       110 Greenwich Street                                110 Greenwich Street
     13       10959              PW       San Fernando Professional Buildings Portfolio
     13A      10959A                      11155-11165 Sepulveda Boulevard                     11155-11165 Sepulveda Boulevard
     13B      10959B                      11211 Sepulveda Boulevard                           11211 Sepulveda Boulevard
     13C      10959C                      17909 Soledad Canyon Road                           17909 Soledad Canyon Road
     14       9913               PW       3200 Regatta Boulevard                              3200 Regatta Boulevard
     15       010-00000572      AMCC      Senter Road Industrial Property                     1875 and 1879 Senter Road
     16       010-00000574      AMCC      Scottsdale Gateway II                               8901 East Mountain View Road
     17       11233A             PW       Kmart Plaza                                         200 South Main Street
     18       11233B             PW       Miracle Mile Shopping Center                        422 Miracle Mile
     19       11233C             PW       North Country Plaza                                 267 Plainfield Road
     20       6603488           SBRC      Fountain Oaks                                       3603-3697 West Waters Avenue
     21       6603311           SBRC      Park Central Office Development                     6551-6601 Park Of Commerce Boulevard
     22       6604217           SBRC      McCormick Place Office Park                         8125 North Hayden Road
     23       6604332           SBRC      One Michigan Avenue                                 120 North Washington Square
     24       3583              ORIX      Distribution Services Limited                       US Highway 41 and 100 County Road West
     25       6603150           SBRC      St. Joseph Professional Building                    2000 Crawford Street
     26       6603774           SBRC      Penns Plaza                                         2 Penns Way
     27       6603051           SBRC      Airport Plaza Office Center - Phase 1               1754 Technology Drive
     28       7217               PW       375 Ballardvale Street                              375 Ballardvale Street
     29       6602253           SBRC      Hampton Inn - Columbus                              4280 International Gateway
     30       7000000           SBRC      Comfort Suites Hotel                                4270 Sawyer Road
     31       6604495           SBRC      Raintree Corporate Center - Phase I                 15300 North 90th Street
     32       6604157           SBRC      For Eyes Optical Portfolio
     32A      6604157A                    For Eyes Optical - Hialeah                          285 West 74th Place
     32B      6604157B                    For Eyes Optical - Hialeah 2                        7535 West 4th Avenue
     32C      6604157C                    For Eyes Optical - Philadelphia 2                   1630 Walnut Street
     32D      6604157D                    For Eyes Optical - Lauderhill                       5251 North University Drive
     32E      6604157E                    For Eyes Optical - Casselberry                      3405 US Highway 17-92 South
     32F      6604157F                    For Eyes Optical - Coral Gables                     3542-3544 Coral Way
     32G      6604157G                    For Eyes Optical - Richmond                         8107-8111 Midlothian Turnpike
     32H      6604157H                    For Eyes Optical - Rosemont                         1213 Lancaster Avenue
     32I      6604157I                    For Eyes Optical - Philadelphia                     2144 South Broad Street
     33       8902               PW       Gateway Mobile Home Park                            10100 Gandy Blvd. North
     34       9529               PW       Lake Cook Office                                    4201 Lake Cook Road
     35       10216              PW       Pine Terrace Apartments                             838 Pine Avenue
     36       6603019           SBRC      2265 Ralph Avenue                                   2265 Ralph Avenue
     37       8997               PW       Shoppers Food Warehouse                             1320 Carl D. Silver Parkway
     38       010-00000479      AMCC      Computer Science Corp Building                      200 Commerce Drive
     39       010-00000558      AMCC      Sprint Customer Care Center                         8525 Silver Crossing
     40       3808              ORIX      SugarOak Office Retreat                             423 - 491 Carlisle Drive
     41       3589              ORIX      Dronningens Gade Portfolio                          7A, 36A-2, 37A, & 38A Dronningens
                                                                                              Gade, Queen's Quarter
     42       9865               PW       400 Blair Road                                      400 Blair Road
     43       7222               PW       14 Jewel Drive                                      14 Jewel Drive
     44       6603305           SBRC      Brookwood Square Shopping Center                    2140 Peachtree Road
     45       7223               PW       87 Concord & 7 Lopez Portfolio
     45A      7223A                       87 Concord Road                                     87 Concord Road
     45B      7223B                        7 Lopez Road                                        7 Lopez Road

                             MORTGAGE
      CONTROL      LOAN       LOAN                                                                            ZIP
      NUMBER      NUMBER      SELLER      LOAN/PROPERTY NAME                        CITY             STATE    CODE     COUNTY
------------------------------------------------------------------------------------------------------------------------------------
        1       6603043        SBRC       Northpointe Plaza                        Spokane            WA      99218    Spokane
        2       10651           PW        1615 Poydras Street                      New Orleans        LA      70112    Orleans
        3       3727           ORIX       Medical Mutual of Ohio
                                           Office Building - Toledo                 Toledo             OH      43623    Lucas
        4       3729           ORIX       Medical Mutual of Ohio Office
                                           Building - Beachwood                    Beachwood          OH      44122    Cuyahoga
        5       10388           PW        Diplomat Centre                          New York           NY      10017    New York
        6       6603071        SBRC       Western Plaza II Shopping Center         Mayaguez           PR      00680    Mayaguez
        7       6602507        SBRC       Metatec Building                         Dublin             OH      43017    Franklin
        8       6605032        SBRC       Red Lion Shopping Center                 Philadelphia       PA      19115    Philadelphia
        9       11128           PW        Diamond Point Plaza                      Baltimore          MD      21224    Baltimore
       10       11539           PW        Mount Vernon Medical Office Building     Atlanta            GA      30328    Fulton
       11       3452           ORIX       250 Plaza Office Building                Milwaukee          WI      53202    Milwaukee
       12       10124           PW        110 Greenwich Street                     New York           NY      10006    New York
       13       10959           PW        San Fernando Professional
                                           Buildings Portfolio
       13A      10959A                    11155-11165 Sepulveda Boulevard          Mission Hills      CA      91345    Los Angeles
       13B      10959B                    11211 Sepulveda Boulevard                Mission Hills      CA      91345    Los Angeles
       13C      10959C                    17909 Soledad Canyon Road                Santa Clarita      CA      91351    Los Angeles
       14       9913            PW        3200 Regatta Boulevard                   Richmond           CA      94804    Contra Costa
       15       010-00000572   AMCC       Senter Road Industrial Property          San Jose           CA      95112    Santa Clara
       16       010-00000574   AMCC       Scottsdale Gateway II                    Scottsdale         AZ      85258    Maricopa
       17       11233A          PW        Kmart Plaza                              West Lebanon       NH      03784    Grafton
       18       11233B          PW        Miracle Mile Shopping Center             Lebanon            NH      03766    Grafton
       19       11233C          PW        North Country Plaza                      West Lebanon       NH      03784    Grafton
       20       6603488        SBRC       Fountain Oaks                            Tampa              FL      33614    Hillsborough
       21       6603311        SBRC       Park Central Office Development          Boca Raton         FL      33487    Palm Beach
       22       6604217        SBRC       McCormick Place Office Park              Scottsdale         AZ      85258    Maricopa
       23       6604332        SBRC       One Michigan Avenue                      Lansing            MI      48933    Ingham
       24       3583           ORIX       Distribution Services Limited            Princeton          IN      47670    Gibson
       25       6603150        SBRC       St. Joseph Professional Building         Houston            TX      77002    Harris
       26       6603774        SBRC       Penns Plaza                              New Castle
                                                                                   Hundred            DE      19720    New Castle
       27       6603051        SBRC       Airport Plaza Office Center - Phase 1    San Jose           CA      95110    Santa Clara
       28       7217            PW        375 Ballardvale Street                   Wilmington         MA      01887    Middlesex
       29       6602253        SBRC       Hampton Inn - Columbus                   Columbus           OH      43219    Franklin
       30       7000000        SBRC       Comfort Suites Hotel                     Columbus           OH      43219    Franklin
       31       6604495        SBRC       Raintree Corporate Center - Phase I      Scottsdale         AZ      85260    Maricopa
       32       6604157        SBRC       For Eyes Optical Portfolio
       32A      6604157A                  For Eyes Optical - Hialeah               Hialeah            FL      33014    Dade
       32B      6604157B                  For Eyes Optical - Hialeah 2             Hialeah            FL      33014    Dade
       32C      6604157C                  For Eyes Optical - Philadelphia 2        Philadelphia       PA      19103    Philadelphia
       32D      6604157D                  For Eyes Optical - Lauderhill            Lauderhill         FL      33351    Broward
       32E      6604157E                  For Eyes Optical - Casselberry           Casselberry        FL      32707    Seminole
       32F      6604157F                  For Eyes Optical - Coral Gables          Miami              FL      33145    Dade
       32G      6604157G                  For Eyes Optical - Richmond              Richmond           VA      23235    Chesterfield
       32H      6604157H                  For Eyes Optical - Rosemont              Rosemont           PA      19010    Montgomery
       32I      6604157I                  For Eyes Optical - Philadelphia          Philadelphia       PA      19145    Philadelphia
       33       8902            PW        Gateway Mobile Home Park                 St. Petersburg     FL      33716    Pinellas
       34       9529            PW        Lake Cook Office                         Northbrook         IL      60062    Cook
       35       10216           PW        Pine Terrace Apartments                  Long Beach         CA      90813    Los Angeles
       36       6603019        SBRC       2265 Ralph Avenue                        Brooklyn           NY      11234    Kings
       37       8997            PW        Shoppers Food Warehouse                  Fredericksburg     VA      22401    Spotsylvania
       38       010-00000479   AMCC       Computer Science Corp Building           Newark             DE      19713    New Castle
       39       010-00000558   AMCC       Sprint Customer Care Center              Oklahoma City      OK      73162    Oklahoma
       40       3808           ORIX       SugarOak Office Retreat                  Herndon            VA      20170    Fairfax
       41       3589           ORIX       Dronningens Gade Portfolio               Charlotte Amalie,
                                                                                   St. Thomas         VI      00803    NAP
       42       9865            PW        400 Blair Road                           Carteret           NJ      07008    Middlesex
       43       7222            PW        14 Jewel Drive                           Wilmington         MA      01887    Middlesex
       44       6603305        SBRC       Brookwood Square Shopping Center         Atlanta            GA      30309    Fulton
       45       7223            PW        87 Concord & 7 Lopez Portfolio
       45A      7223A                     87 Concord Road                          North Reading      MA      01864    Middlesex
       45B      7223B                     7 Lopez Road                             Wilmington         MA      01887    Middlesex

                              MORTGAGE
      CONTROL   LOAN          LOAN
      NUMBER   NUMBER         SELLER   LOAN/PROPERTY NAME                    PROPERTY TYPE                            PROPERTY SIZE
------------------------------------------------------------------------------------------------------------------------------------
        1      6603043        SBRC     Northpointe Plaza                          Anchored Retail                       356,363
        2      10651           PW      1615 Poydras Street                        Office                                501,741
        3      3727           ORIX     Medical Mutual of Ohio
                                        Office Building - Toledo                  Office                                160,000
        4      3729           ORIX     Medical Mutual of Ohio Office
                                        Building - Beachwood                      Office                                 51,000
        5      10388           PW      Diplomat Centre                            Office                                119,760
        6      6603071        SBRC     Western Plaza II Shopping Center           Anchored Retail                        45,880
        7      6602507        SBRC     Metatec Building                           Industrial/Office                     344,354
        8      6605032        SBRC     Red Lion Shopping Center                   Anchored Retail                       217,674
        9      11128           PW      Diamond Point Plaza                        Anchored Retail                       251,365
       10      11539           PW      Mount Vernon Medical
                                        Office Building                           Office                                 85,121
       11      3452           ORIX     250 Plaza Office Building                  Office                                201,408
       12      10124           PW      110 Greenwich Street                       Multifamily                                59
       13      10959           PW      San Fernando Professional
                                        Buildings Portfolio                                                             113,244
       13A     10959A                  11155-11165 Sepulveda Boulevard            Office                                 33,438
       13B     10959B                  11211 Sepulveda Boulevard                  Office                                 59,230
       13C     10959C                  17909 Soledad Canyon Road                  Office                                 20,576
       14      9913            PW      3200 Regatta Boulevard                     Industrial                            408,821
       15      010-00000572   AMCC     Senter Road Industrial Property            Industrial/Office                     153,582
       16      010-00000574   AMCC     Scottsdale Gateway II                      Office                                107,885
       17      11233A          PW      Kmart Plaza                                Anchored Retail                       179,104
       18      11233B          PW      Miracle Mile Shopping Center               Unanchored Retail                      29,342
       19      11233C          PW      North Country Plaza                        Anchored Retail                        20,860
       20      6603488        SBRC     Fountain Oaks                              Mixed Use
                                                                                   (Office/
                                                                                  Unanchored Retail)                    206,190
       21      6603311        SBRC     Park Central Office Development            Office                                131,680
       22      6604217        SBRC     McCormick Place Office Park                Office                                 74,947
       23      6604332        SBRC     One Michigan Avenue                        Office                                149,139
       24      3583           ORIX     Distribution Services Limited              Industrial                            368,430
       25      6603150        SBRC     St. Joseph Professional Building           Office                                136,796
       26      6603774        SBRC     Penns Plaza                                Office                                 93,300
       27      6603051        SBRC     Airport Plaza Office Center - Phase 1      Office                                 55,530
       28      7217            PW      375 Ballardvale Street                     Industrial                            168,141
       29      6602253        SBRC     Hampton Inn - Columbus                     Limited Service Hotel                     129
       30      7000000        SBRC     Comfort Suites Hotel                       Limited Service Hotel                      67
       31      6604495        SBRC     Raintree Corporate Center - Phase I        Office                                 63,973
       32      6604157        SBRC     For Eyes Optical Portfolio                                                       106,885
       32A     6604157A                For Eyes Optical - Hialeah                 Industrial                             44,000
       32B     6604157B                For Eyes Optical - Hialeah 2               Mixed Use (Industrial/
                                                                                   Unanchored Retail)                    31,400
       32C     6604157C                For Eyes Optical - Philadelphia 2          Unanchored Retail                       6,450
       32D     6604157D                For Eyes Optical - Lauderhill              Unanchored Retail                       6,590
       32E     6604157E                For Eyes Optical - Casselberry             Unanchored Retail                       4,635
       32F     6604157F                For Eyes Optical - Coral Gables            Unanchored Retail                       3,600
       32G     6604157G                For Eyes Optical - Richmond                Unanchored Retail                       5,060
       32H     6604157H                For Eyes Optical - Rosemont                Mixed Use (Unanchored
                                                                                   Retail/Office)                         3,600
       32I     6604157I                For Eyes Optical - Philadelphia            Mixed Use (Unanchored Retail/
                                                                                   Multifamily)                           1,550
       33      8902            PW      Gateway Mobile Home Park                   Mobile Home Park                          337
       34      9529            PW      Lake Cook Office                           Office                                 66,000
       35      10216           PW      Pine Terrace Apartments                    Multifamily                                83
       36      6603019        SBRC     2265 Ralph Avenue                          Unanchored Retail                      45,385
       37      8997            PW      Shoppers Food Warehouse                    Anchored Retail                        75,000
       38      010-00000479   AMCC     Computer Science Corp Building             Office                                 68,034
       39      010-00000558   AMCC     Sprint Customer Care Center                Office                                 89,132
       40      3808           ORIX     SugarOak Office Retreat                    Office                                 80,935
       41      3589           ORIX     Dronningens Gade Portfolio                 Unanchored Retail                      17,598
       42      9865            PW      400 Blair Road                             Industrial                            181,000
       43      7222            PW      14 Jewel Drive                             Industrial                            118,750
       44      6603305        SBRC     Brookwood Square Shopping Center           Unanchored Retail                      68,941
       45      7223            PW      87 Concord & 7 Lopez Portfolio                                                   128,351
       45A     7223A                   87 Concord Road                            Industrial/Office                      60,200
       45B     7223B                   7 Lopez Road                               Industrial/Office                      68,151

                                                                                     PROPERTY
                                  MORTGAGE                                            SIZE
       CONTROL     LOAN            LOAN                                               UNIT                      YEAR
       NUMBER      NUMBER          SELLER    LOAN/PROPERTY NAME                       TYPE       YEAR BUILT    RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
         1         6603043          SBRC     Northpointe Plaza                           SF           1993         NAP
         2         10651             PW      1615 Poydras Street                         SF           1984        1995
         3         3727             ORIX     Medical Mutual of Ohio
                                              Office Building - Toledo                   SF           1969        1999
         4         3729             ORIX     Medical Mutual of Ohio
                                              Office Building - Beachwood                SF           1979        1998
         5         10388             PW      Diplomat Centre                             SF           1960        1989
         6         6603071          SBRC     Western Plaza II Shopping Center            SF           1998         NAP
         7         6602507          SBRC     Metatec Building                            SF           1986        1996
         8         6605032          SBRC     Red Lion Shopping Center                    SF           1962        1999
         9         11128             PW      Diamond Point Plaza                         SF           1987         NAP
         10        11539             PW      Mount Vernon Medical Office Building        SF           1992         NAP
         11        3452             ORIX     250 Plaza Office Building                   SF           1973        1991
         12        10124             PW      110 Greenwich Street                       Units         1928        1999
         13        10959             PW      San Fernando Professional
                                              Buildings Portfolio                        SF
        13A        10959A                    11155-11165 Sepulveda Boulevard             SF           1968        1993
        13B        10959B                    11211 Sepulveda Boulevard                   SF           1963        1995
        13C        10959C                    17909 Soledad Canyon Road                   SF           1990         NAP
         14        9913              PW      3200 Regatta Boulevard                      SF           1955        1996
         15        010-00000572     AMCC     Senter Road Industrial Property             SF           1999         NAP
         16        010-00000574     AMCC     Scottsdale Gateway II                       SF           1999         NAP
         17        11233A            PW      Kmart Plaza                                 SF           1971         NAP
         18        11233B            PW      Miracle Mile Shopping Center                SF           1988         NAP
         19        11233C            PW      North Country Plaza                         SF           1987         NAP
         20        6603488          SBRC     Fountain Oaks                               SF           1987        1999
         21        6603311          SBRC     Park Central Office Development             SF           1999         NAP
         22        6604217          SBRC     McCormick Place Office Park                 SF           1999         NAP
         23        6604332          SBRC     One Michigan Avenue                         SF           1983         NAP
         24        3583             ORIX     Distribution Services Limited               SF           1987        1991
         25        6603150          SBRC     St. Joseph Professional Building            SF           1965        1992
         26        6603774          SBRC     Penns Plaza                                 SF           1986         NAP
         27        6603051          SBRC     Airport Plaza Office Center - Phase 1       SF           1980         NAP
         28        7217              PW      375 Ballardvale Street                      SF           1986         NAP
         29        6602253          SBRC     Hampton Inn - Columbus                     Rooms         1997         NAP
         30        7000000          SBRC     Comfort Suites Hotel                       Rooms         1997         NAP
         31        6604495          SBRC     Raintree Corporate Center - Phase I         SF           1998         NAP
         32        6604157          SBRC     For Eyes Optical Portfolio                  SF
        32A        6604157A                  For Eyes Optical - Hialeah                  SF           1970         NAP
        32B        6604157B                  For Eyes Optical - Hialeah 2                SF           1967        1997
        32C        6604157C                  For Eyes Optical - Philadelphia 2           SF           1950        1998
        32D        6604157D                  For Eyes Optical - Lauderhill               SF           1991         NAP
        32E        6604157E                  For Eyes Optical - Casselberry              SF           1990         NAP
        32F        6604157F                  For Eyes Optical - Coral Gables             SF           1926        1966
        32G        6604157G                  For Eyes Optical - Richmond                 SF           1989        1990
        32H        6604157H                  For Eyes Optical - Rosemont                 SF           1920        1997
        32I        6604157I                  For Eyes Optical - Philadelphia             SF           1900        1992
         33        8902              PW      Gateway Mobile Home Park                   Units         1960        1984
         34        9529              PW      Lake Cook Office                            SF           1985        1990
         35        10216             PW      Pine Terrace Apartments                    Units         1999         NAP
         36        6603019          SBRC     2265 Ralph Avenue                           SF           1969        1987
         37        8997              PW      Shoppers Food Warehouse                     SF           1997         NAP
         38        010-00000479     AMCC     Computer Science Corp Building              SF           1999         NAP
         39        010-00000558     AMCC     Sprint Customer Care Center                 SF           1999         NAP
         40        3808             ORIX     SugarOak Office Retreat                     SF           1980        1986
         41        3589             ORIX     Dronningens Gade Portfolio                  SF           1850        1995
         42        9865              PW      400 Blair Road                              SF           1960         NAP
         43        7222              PW      14 Jewel Drive                              SF           1985         NAP
         44        6603305          SBRC     Brookwood Square Shopping Center            SF           1987         NAP
         45        7223              PW      87 Concord & 7 Lopez Portfolio              SF
        45A        7223A                     87 Concord Road                             SF           1981         NAP
        45B        7223B                     7 Lopez Road                                SF           1983         NAP


                               MORTGAGE
      CONTROL   LOAN            LOAN                                                       OCCUPANCY          OCCUPANCY
      NUMBER    NUMBER         SELLER         LOAN/PROPERTY NAME                           PERCENTAGE         AS OF DATE
------------------------------------------------------------------------------------------------------------------------------------
         1      6603043          SBRC         Northpointe Plaza                               95%            04/30/00
         2      10651             PW          1615 Poydras Street                             83%            04/05/00
         3      3727             ORIX         Medical Mutual of Ohio
                                               Office Building - Toledo                      100%            03/23/00
         4      3729             ORIX         Medical Mutual of Ohio
                                               Office Building - Beachwood                   100%            03/23/00
         5      10388             PW          Diplomat Centre                                 98%            03/01/00
         6      6603071          SBRC         Western Plaza II Shopping Center                98%            07/07/00
         7      6602507          SBRC         Metatec Building                               100%            07/28/99
         8      6605032          SBRC         Red Lion Shopping Center                       100%            07/26/00
         9      11128             PW          Diamond Point Plaza                             98%            01/01/00
         10     11539             PW          Mount Vernon Medical Office Building           100%            05/31/00
         11     3452             ORIX         250 Plaza Office Building                       86%            04/14/00
         12     10124             PW          110 Greenwich Street                           100%            04/30/00
         13     10959             PW          San Fernando Professional
                                               Buildings Portfolio
        13A     10959A                        11155-11165 Sepulveda Boulevard                100%            12/31/99
        13B     10959B                        11211 Sepulveda Boulevard                      100%            12/31/99
        13C     10959C                        17909 Soledad Canyon Road                      100%            12/31/99
         14     9913              PW          3200 Regatta Boulevard                         100%            12/27/99
         15     010-00000572     AMCC         Senter Road Industrial Property                100%            05/12/00
         16     010-00000574     AMCC         Scottsdale Gateway II                          100%            04/01/00
         17     11233A            PW          Kmart Plaza                                    100%            06/30/00
         18     11233B            PW          Miracle Mile Shopping Center                    96%            06/30/00
         19     11233C            PW          North Country Plaza                             94%            06/30/00
         20     6603488          SBRC         Fountain Oaks                                   93%            01/01/00
         21     6603311          SBRC         Park Central Office Development                100%            05/01/00
         22     6604217          SBRC         McCormick Place Office Park                    100%            04/07/00
         23     6604332          SBRC         One Michigan Avenue                             96%            02/29/00
         24     3583             ORIX         Distribution Services Limited                  100%            03/31/00
         25     6603150          SBRC         St. Joseph Professional Building                96%            12/01/99
         26     6603774          SBRC         Penns Plaza                                    100%            05/05/00
         27     6603051          SBRC         Airport Plaza Office Center
                                               - Phase 1                                     100%            05/11/00
         28     7217              PW          375 Ballardvale Street                         100%            08/09/99
         29     6602253          SBRC         Hampton Inn - Columbus                          73%            12/31/99
         30     7000000          SBRC         Comfort Suites Hotel                            81%            12/31/99
         31     6604495          SBRC         Raintree Corporate Center - Phase I             91%            03/31/00
         32     6604157          SBRC         For Eyes Optical Portfolio
        32A     6604157A                      For Eyes Optical - Hialeah                     100%            06/15/99
        32B     6604157B                      For Eyes Optical - Hialeah 2                   100%            06/15/99
        32C     6604157C                      For Eyes Optical - Philadelphia 2              100%            11/02/99
        32D     6604157D                      For Eyes Optical - Lauderhill                  100%            09/12/99
        32E     6604157E                      For Eyes Optical - Casselberry                 100%            08/17/99
        32F     6604157F                      For Eyes Optical - Coral Gables                100%            09/01/99
        32G     6604157G                      For Eyes Optical - Richmond                    100%            07/01/99
        32H     6604157H                      For Eyes Optical - Rosemont                    100%            11/02/99
        32I     6604157I                      For Eyes Optical - Philadelphia                100%            11/02/99
         33     8902              PW          Gateway Mobile Home Park                        94%            01/01/00
         34     9529              PW          Lake Cook Office                               100%            05/01/00
         35     10216             PW          Pine Terrace Apartments                         98%            03/01/00
         36     6603019          SBRC         2265 Ralph Avenue                              100%            05/07/99
         37     8997              PW          Shoppers Food Warehouse                        100%            11/29/99
         38     010-00000479     AMCC         Computer Science Corp Building                 100%            03/15/00
         39     010-00000558     AMCC         Sprint Customer Care Center                    100%            02/29/00
         40     3808             ORIX         SugarOak Office Retreat                        100%            05/03/00
         41     3589             ORIX         Dronningens Gade Portfolio                      98%            03/31/00
         42     9865              PW          400 Blair Road                                 100%            12/01/99
         43     7222              PW          14 Jewel Drive                                 100%            08/09/99
         44     6603305          SBRC         Brookwood Square Shopping Center                88%            06/01/00
         45     7223              PW          87 Concord & 7 Lopez Portfolio
        45A     7223A                         87 Concord Road                                100%            08/09/99
        45B     7223B                         7 Lopez Road                                   100%            08/09/99

                                         GENERAL PROPERTY INFORMATION

                                      MORTGAGE
          CONTROL         LOAN        LOAN
          NUMBER         NUMBER       SELLER      LOAN/PROPERTY NAME                         PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
            46       010-00000518      AMCC       National Refractories
                                                   & Minerals Corporation                     1852 Rutan Drive
            47       6604369           SBRC       Sorrento Glen                               11189 & 11199 Sorrento Valley Road
            48       6603691           SBRC       Melrose Plaza                               7500-7516 Melrose Avenue
            49       3288              ORIX       Bayshore Executive Plaza                    10800 Biscayne Boulevard
            50       6603952           SBRC       Gates Park Crossing Apartments              150 Peyton Place, S.W.
            51       4459A              PW        Days Inn Fort Wright                        1945 Dixie Highway
            52       4459B              PW        Days Inn Frankfort                          1051 US Highway 127 South
            53       4459C              PW        Days Inn Shepherdsville                     120 South Lakeview Drive
            54       6603153           SBRC       Fairgrounds Mobile Estates                  2525 Flosden Road
            55       3476              ORIX       Lyrewood Pointe Apartments                  7806 Lyrewood Lane
            56       6604346           SBRC       The Market at Summer Oaks                   4500 Summer Avenue
            57       6603590           SBRC       Cambridge Village Apartments                12945 South Post Oak Road
            58       3510              ORIX       Park Square Court                           400 Sibley Street
            59       6603771           SBRC       Princess Anne Marketplace                   2052-2076 South Independence Boulevard
            60       6603263           SBRC       Pinon  Trails Apartments                    1501 Lomaland Drive
            61       9430               PW        Cayuga Village Mobile Home Park             9370 Niagara Falls Boulevard
            62       6604264           SBRC       500 South Salina Street                     500 South Salina Street
            63       6603487           SBRC       Kerman Shopping Center                      15040 West Whitesbridge Avenue
            64       7220               PW        155 West Street                             155 West Street
            65       010-00000562      AMCC       Lexington Kmart                             130 New Circle Road NW
            66       010-00000560      AMCC       Niagara Kmart                               2590 Military Road
            67       6603452           SBRC       Beverly Westside                            7122 Beverly Boulevard
            68       6603174           SBRC       Balboa Palms Apartments                     8441 Balboa Boulevard
            69       6603178           SBRC       Tarzana Palms Apartments                    5725 Reseda Boulevard
            70       8686               PW        131 Spring Street                           131-137 Spring Street
            71       6603021           SBRC       1445 Hempstead Turnpike                     1445 Hempstead Turnpike
            72       10142              PW        Jackson Professional                        209-211 Gibson Street
            73       6602817           SBRC       Campbell Hill Apartments                    308-330 Campbell Hill Road
            74       7218               PW        377 Ballardvale & 315 New
                                                   Boston Portfolio
            74A      7218A                        377 Ballardvale Street                      377 Ballardvale Street
            74B      7218B                        315 New Boston Street                       315 New Boston Street
            75       6603419           SBRC       Lamar Crossing Shopping Center              3945-4045 Lamar Street
            76       3710              ORIX       Renner Plaza Office Building                251 Renner Parkway
            77       10593              PW        Plimpton and Hills Portfolio
            77A      10593A                       114-146 Kings Highway East                  114-146 Kings Highway East
            77B      10593B                       1 Maxim Road                                1 Maxim Road
            78       9133               PW        4444 West Bristol Road                      4444 West Bristol Road
            79       6603491           SBRC       Vacaville Town Center                       741-791 East Monte Vista Avenue
            80       9492               PW        CVS - Dorchester                            703 Gallivan Boulevard
            81       10851              PW        RPM Warehouse                               11150 N.W. 32nd Avenue
            82       9583               PW        Deere Road Warehouse Buildings              6392-6402-6412 Deere Road
            83       6603938           SBRC       411-423 East 114th Street                   411-423 East 114th Street
            84       10065              PW        SunTrust Centre                             1890 University Drive
            85       010-00000439      AMCC       Lynnwood Business Center                    19231 36th Avenue West
            86       010-00000440      AMCC       Quad 95                                     14671-14799 NE 95th Street
            87       6603175           SBRC       Independence Court Apartments               7255 Independence Avenue
            88       6603020           SBRC       5601 Merrick Road                           5601 Merrick Road
            89       6603887           SBRC       Pinnacle Warehouse                          2242 & 2272 Pinnacle Parkway
            90       6603769           SBRC       300 Wildwood Avenue                         300 Wildwood Avenue
            91       10094              PW        Congress Professional Center III            1620 S. Congress Avenue
            92       10105              PW        Keystone Building                           3520 Fifth Avenue
            93       10939              PW        4621 W. Napoleon                            4621 W. Napoleon
            94       10762              PW        Balboa Pointe Apartments                    6626 Hayvenhurst Avenue
            95       6603246           SBRC       Spartacus Apartments                        4401 Spartacus Drive
            96       6604046           SBRC       Storage Depot I                             276 Mt. Hermon Road
            97       6603225           SBRC       Village Place Shopping Center               7701-7739 West Bellfort Avenue
            98       7585               PW        Burke Village Center                        9570 Burke Road
            99       6602382           SBRC       Tivoli Square Apartments                    1820 Whitley Avenue



                                  MORTGAGE
      CONTROL     LOAN            LOAN                                                                          ZIP
      NUMBER      NUMBER          SELLER       LOAN/PROPERTY NAME                  CITY               STATE     CODE     COUNTY
------------------------------------------------------------------------------------------------------------------------------------
            46    010-00000518      AMCC       National Refractories
                                                & Minerals Corporation             Livermore          CA        94550    Alameda
            47    6604369           SBRC       Sorrento Glen                       San Diego          CA        92121    San Diego
            48    6603691           SBRC       Melrose Plaza                       Los Angeles        CA        90046    Los Angeles
            49    3288              ORIX       Bayshore Executive Plaza            Miami              FL        33161    Dade
            50    6603952           SBRC       Gates Park Crossing Apartments      Atlanta            GA        30311    Fulton
            51    4459A              PW        Days Inn Fort Wright                Fort Wright        KY        41011    Kenton
            52    4459B              PW        Days Inn Frankfort                  Frankfort          KY        40601    Franklin
            53    4459C              PW        Days Inn Shepherdsville             Shepherdsville     KY        40165    Bullitt
            54    6603153           SBRC       Fairgrounds Mobile Estates          American Canyon    CA        94589    Napa
            55    3476              ORIX       Lyrewood Pointe Apartments          Oklahoma City      OK        73132    Oklahoma
            56    6604346           SBRC       The Market at Summer Oaks           Memphis            TN        38112    Shelby
            57    6603590           SBRC       Cambridge Village Apartments        Houston            TX        77045    Harris
            58    3510              ORIX       Park Square Court                   St. Paul           MN        55101    Ramsey
            59    6603771           SBRC       Princess Anne Marketplace           Virginia Beach     VA        23456    Virginia
                                                                                                                          Beach City
            60    6603263           SBRC       Pinon  Trails Apartments            El Paso            TX        79935    El Paso
            61    9430               PW        Cayuga Village Mobile Home Park     Niagara Falls      NY        14304    Niagara
            62    6604264           SBRC       500 South Salina Street             Syracuse           NY        13202    Onondaga
            63    6603487           SBRC       Kerman Shopping Center              Kerman             CA        93630    Fresno
            64    7220               PW        155 West Street                     Wilmington         MA        01887    Middlesex
            65    010-00000562      AMCC       Lexington Kmart                     Lexington          KY        40505    Fayette
            66    010-00000560      AMCC       Niagara Kmart                       Niagara            NY        14304    Niagara
            67    6603452           SBRC       Beverly Westside                    Los Angeles        CA        90036    Los Angeles
            68    6603174           SBRC       Balboa Palms Apartments             Northridge         CA        91325    Los Angeles
            69    6603178           SBRC       Tarzana Palms Apartments            Los Angeles        CA        91356    Los Angeles
            70    8686               PW        131 Spring Street                   New York           NY        10012    Manhattan
            71    6603021           SBRC       1445 Hempstead Turnpike             Elmont             NY        11003    Nassau
            72    10142              PW        Jackson Professional                Leesburg           VA        20176    Loudoun
            73    6602817           SBRC       Campbell Hill Apartments            Bowling Green      OH        43402    Wood
            74    7218               PW        377 Ballardvale & 315 New Boston
                                                    Portfolio
            74A   7218A                        377 Ballardvale Street              Wilmington         MA        01887    Middlesex
            74B   7218B                        315 New Boston Street               Woburn             MA        01801    Middlesex
            75    6603419           SBRC       Lamar Crossing Shopping Center      Paris              TX        75462    Lamar
            76    3710              ORIX       Renner Plaza Office Building        Richardson         TX        75080    Collin
            77    10593              PW        Plimpton and Hills Portfolio
            77A   10593A                       114-146 Kings Highway East          Fairfield          CT        06432    Fairfield
            77B   10593B                       1 Maxim Road                        Hartford           CT        06146    Hartford
            78    9133               PW        4444 West Bristol Road              Flint              MI        48507    Genesee
            79    6603491           SBRC       Vacaville Town Center               Vacaville          CA        95688    Solano
            80    9492               PW        CVS - Dorchester                    Dorchester         MA        02122    Suffolk
            81    10851              PW        RPM Warehouse                       Miami              FL        33167    Miami-Dade
            82    9583               PW        Deere Road Warehouse Buildings      Syracuse           NY        13206    Onodaga
            83    6603938           SBRC       411-423 East 114th Street           New York           NY        10029    New York
            84    10065              PW        SunTrust Centre                     Coral Springs      FL        33071    Broward
            85    010-00000439      AMCC       Lynnwood Business Center            Lynnwood           WA        98036    Snohomish
            86    010-00000440      AMCC       Quad 95                             Redmond            WA        98052    King
            87    6603175           SBRC       Independence Court Apartments       Canoga Park        CA        91303    Los Angeles
            88    6603020           SBRC       5601 Merrick Road                   Massapequa         NY        11758    Nassau
            89    6603887           SBRC       Pinnacle Warehouse                  Twinsburg          OH        44087    Summit
            90    6603769           SBRC       300 Wildwood Avenue                 Woburn             MA        01810    Middlesex
            91    10094              PW        Congress Professional Center III    Palm Springs       FL        33437    Palm Beach
            92    10105              PW        Keystone Building                   Pittsburgh         PA        15213    Allegheny
            93    10939              PW        4621 W. Napoleon                    Metairie           LA        70001    Jefferson
            94    10762              PW        Balboa Pointe Apartments            Van Nuys           CA        91406    Los Angeles
            95    6603246           SBRC       Spartacus Apartments                Huntsville         AL        35805    Madison
            96    6604046           SBRC       Storage Depot I                     Scotts Valley      CA        95066    Santa Cruz
            97    6603225           SBRC       Village Place Shopping Center       Houston            TX        77071    Harris
            98    7585               PW        Burke Village Center                Burke              VA        22015    Fairfax
            99    6602382           SBRC       Tivoli Square Apartments            Los Angeles        CA        90028    Los Angeles

                                       MORTGAGE
      CONTROL           LOAN           LOAN
      NUMBER           NUMBER          SELLER       LOAN/PROPERTY NAME                      PROPERTY TYPE             PROPERTY SIZE
-----------------------------------------------------------------------------------------------------------------------------------
            46       010-00000518        AMCC       National Refractories
                                                     & Minerals Corporation                 Industrial/Office           56,599
            47       6604369             SBRC       Sorrento Glen                           Industrial/Office           44,397
            48       6603691             SBRC       Melrose Plaza                           Unanchored Retail           15,978
            49       3288                ORIX       Bayshore Executive Plaza                Office                      94,727
            50       6603952             SBRC       Gates Park Crossing Apartments          Multifamily                    332
            51       4459A                PW        Days Inn Fort Wright                    Limited Service Hotel          115
            52       4459B                PW        Days Inn Frankfort                      Limited Service Hotel          122
            53       4459C                PW        Days Inn Shepherdsville                 Limited Service Hotel          120
            54       6603153             SBRC       Fairgrounds Mobile Estates              Mobile Home Park               233
            55       3476                ORIX       Lyrewood Pointe Apartments              Multifamily                    215
            56       6604346             SBRC       The Market at Summer Oaks               Anchored Retail             87,347
            57       6603590             SBRC       Cambridge Village Apartments            Multifamily                    304
            58       3510                ORIX       Park Square Court                       Office                     127,736
            59       6603771             SBRC       Princess Anne Marketplace               Unanchored Retail           26,568
            60       6603263             SBRC       Pinon  Trails Apartments                Multifamily                    282
            61       9430                 PW        Cayuga Village Mobile Home Park         Mobile Home Park               429
            62       6604264             SBRC       500 South Salina Street                 Office                     148,366
            63       6603487             SBRC       Kerman Shopping Center                  Anchored Retail            101,820
            64       7220                 PW        155 West Street                         Industrial/Office           72,424
            65       010-00000562        AMCC       Lexington Kmart                         Unanchored Retail          105,968
            66       010-00000560        AMCC       Niagara Kmart                           Unanchored Retail          105,512
            67       6603452             SBRC       Beverly Westside                        Mixed Use (Office/
                                                                                             Unanchored Retail)         24,779
            68       6603174             SBRC       Balboa Palms Apartments                 Multifamily                     50
            69       6603178             SBRC       Tarzana Palms Apartments                Multifamily                     41
            70       8686                 PW        131 Spring Street                       Mixed Use (Office/
                                                                                             Multifamily/Retail)        40,000
            71       6603021             SBRC       1445 Hempstead Turnpike                 Unanchored Retail           27,078
            72       10142                PW        Jackson Professional                    Office                      37,564
            73       6602817             SBRC       Campbell Hill Apartments                Multifamily                     75
            74       7218                 PW        377 Ballardvale & 315
                                                     New Boston Portfolio                                               59,420
            74A      7218A                          377 Ballardvale Street                  Industrial                  46,820
            74B      7218B                          315 New Boston Street                   Industrial                  12,600
            75       6603419             SBRC       Lamar Crossing Shopping Center          Unanchored Retail           50,060
            76       3710                ORIX       Renner Plaza Office Building            Office                      42,400
            77       10593                PW        Plimpton and Hills Portfolio                                        85,908
            77A      10593A                         114-146 Kings Highway East              Industrial/Office           49,158
            77B      10593B                         1 Maxim Road                            Industrial/Office           36,750
            78       9133                 PW        4444 West Bristol Road                  Office                      42,282
            79       6603491             SBRC       Vacaville Town Center                   Unanchored Retail           34,954
            80       9492                 PW        CVS - Dorchester                        CTL                          9,450
            81       10851                PW        RPM Warehouse                           Industrial                 120,000
            82       9583                 PW        Deere Road Warehouse Buildings          Industrial                 200,200
            83       6603938             SBRC       411-423 East 114th Street               Multifamily                     81
            84       10065                PW        SunTrust Centre                         Office                      28,297
            85       010-00000439        AMCC       Lynnwood Business Center                Industrial/Office           20,641
            86       010-00000440        AMCC       Quad 95                                 Industrial/Office           38,978
            87       6603175             SBRC       Independence Court Apartments           Multifamily                     65
            88       6603020             SBRC       5601 Merrick Road                       Unanchored Retail           22,020
            89       6603887             SBRC       Pinnacle Warehouse                      Industrial/Office           54,000
            90       6603769             SBRC       300 Wildwood Avenue                     Industrial/Office           56,876
            91       10094                PW        Congress Professional Center III        Office                      18,135
            92       10105                PW        Keystone Building                       Office                      32,348
            93       10939                PW        4621 W. Napoleon                        Office                      41,639
            94       10762                PW        Balboa Pointe Apartments                Multifamily                     71
            95       6603246             SBRC       Spartacus Apartments                    Multifamily                    170
            96       6604046             SBRC       Storage Depot I                         Self Storage                50,520
            97       6603225             SBRC       Village Place Shopping Center           Unanchored Retail           91,186
            98       7585                 PW        Burke Village Center                    Unanchored Retail           28,650
            99       6602382             SBRC       Tivoli Square Apartments                Multifamily                     71



                                                                                                 PROPERTY
                          MORTGAGE        MORTGAGE                                                SIZE
       CONTROL            LOAN            LOAN                                                    UNIT                      YEAR
       NUMBER             NUMBER          SELLER         LOAN/PROPERTY NAME                       TYPE       YEAR BUILT   RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------
              46        010-00000518        AMCC         National Refractories
                                                          & Minerals Corporation                    SF        1990         NAP
              47        6604369             SBRC         Sorrento Glen                              SF        1982         NAP
              48        6603691             SBRC         Melrose Plaza                              SF        1998         NAP
              49        3288                ORIX         Bayshore Executive Plaza                   SF        1983        1995
              50        6603952             SBRC         Gates Park Crossing Apartments           Units       1969        1997
              51        4459A                PW          Days Inn Fort Wright                     Units       1979         NAP
              52        4459B                PW          Days Inn Frankfort                       Units       1975         NAP
              53        4459C                PW          Days Inn Shepherdsville                  Units       1978         NAP
              54        6603153             SBRC         Fairgrounds Mobile Estates               Units       1966         NAP
              55        3476                ORIX         Lyrewood Pointe Apartments               Units       1971        1999
              56        6604346             SBRC         The Market at Summer Oaks                  SF        1988         NAP
              57        6603590             SBRC         Cambridge Village Apartments             Units       1972        1999
              58        3510                ORIX         Park Square Court                          SF        1886        1986
              59        6603771             SBRC         Princess Anne Marketplace                  SF        1998         NAP
              60        6603263             SBRC         Pinon  Trails Apartments                 Units       1973        1999
              61        9430                 PW          Cayuga Village Mobile Home Park          Units       1950         NAP
              62        6604264             SBRC         500 South Salina Street                    SF        1927        1994
              63        6603487             SBRC         Kerman Shopping Center                     SF        1978         NAP
              64        7220                 PW          155 West Street                            SF        1985         NAP
              65        010-00000562        AMCC         Lexington Kmart                            SF        1964        1998
              66        010-00000560        AMCC         Niagara Kmart                              SF        1967        1999
              67        6603452             SBRC         Beverly Westside                           SF        1997         NAP
              68        6603174             SBRC         Balboa Palms Apartments                  Units       1964         NAP
              69        6603178             SBRC         Tarzana Palms Apartments                 Units       1964         NAP
              70        8686                 PW          131 Spring Street                          SF        1891        1980
              71        6603021             SBRC         1445 Hempstead Turnpike                    SF        1960        1989
              72        10142                PW          Jackson Professional                       SF        1973        1999
              73        6602817             SBRC         Campbell Hill Apartments                 Units       1989        1999

              74        7218                 PW          377 Ballardvale & 315 New
                                                          Boston Portfolio                          SF
              74A       7218A                            377 Ballardvale Street                     SF        1987         NAP
              74B       7218B                            315 New Boston Street                      SF        1988         NAP

              75        6603419             SBRC         Lamar Crossing Shopping Center             SF        1999         NAP
              76        3710                ORIX         Renner Plaza Office Building               SF        1983         NAP
              77        10593                PW          Plimpton and Hills Portfolio               SF
              77A       10593A                           114-146 Kings Highway East                 SF        1925        1991
              77B       10593B                           1 Maxim Road                               SF        1970         NAP
              78        9133                 PW          4444 West Bristol Road                     SF        1983        1999
              79        6603491             SBRC         Vacaville Town Center                      SF        1987        1997
              80        9492                 PW          CVS - Dorchester                           SF        1999         NAP
              81        10851                PW          RPM Warehouse                              SF        1970        1993
              82        9583                 PW          Deere Road Warehouse Buildings             SF        1956        1996
              83        6603938             SBRC         411-423 East 114th Street                Units       1911        1995
              84        10065                PW          SunTrust Centre                            SF        1988         NAP
              85        010-00000439        AMCC         Lynnwood Business Center                   SF        1987         NAP
              86        010-00000440        AMCC         Quad 95                                    SF        1986         NAP
              87        6603175             SBRC         Independence Court Apartments            Units       1985         NAP
              88        6603020             SBRC         5601 Merrick Road                          SF        1971        1990
              89        6603887             SBRC         Pinnacle Warehouse                         SF        1999         NAP
              90        6603769             SBRC         300 Wildwood Avenue                        SF        1983         NAP
              91        10094                PW          Congress Professional Center III           SF        1997         NAP
              92        10105                PW          Keystone Building                          SF        1968        1993
              93        10939                PW          4621 W. Napoleon                           SF        1984         NAP
              94        10762                PW          Balboa Pointe Apartments                 Units       1979         NAP
              95        6603246             SBRC         Spartacus Apartments                     Units       1986         NAP
              96        6604046             SBRC         Storage Depot I                            SF        1985         NAP
              97        6603225             SBRC         Village Place Shopping Center              SF        1982         NAP
              98        7585                 PW          Burke Village Center                       SF        1981         NAP
              99        6602382             SBRC         Tivoli Square Apartments                 Units       1988         NAP

                                                  MORTGAGE
      CONTROL    LOAN                              LOAN                                                   OCCUPANCY     OCCUPANCY
      NUMBER     NUMBER                           SELLER        LOAN/PROPERTY NAME                        PERCENTAGE    AS OF DATE
------------------------------------------------------------------------------------------------------------------------------------
       46        010-00000518                      AMCC         National Refractories
                                                                  & Minerals Corporation                     100%       02/29/00
       47        6604369                           SBRC         Sorrento Glen                                 88%       01/04/00
       48        6603691                           SBRC         Melrose Plaza                                100%       03/01/00
       49        3288                              ORIX         Bayshore Executive Plaza                      93%       04/04/00
       50        6603952                           SBRC         Gates Park Crossing Apartments                95%       12/31/99
       51        4459A                              PW          Days Inn Fort Wright                          48%       12/31/99
       52        4459B                              PW          Days Inn Frankfort                            47%       12/31/99
       53        4459C                              PW          Days Inn Shepherdsville                       35%       12/31/99
       54        6603153                           SBRC         Fairgrounds Mobile Estates                    98%       03/31/00
       55        3476                              ORIX         Lyrewood Pointe Apartments                    94%       05/18/00
       56        6604346                           SBRC         The Market at Summer Oaks                     97%       11/12/99
       57        6603590                           SBRC         Cambridge Village Apartments                  93%       05/11/00
       58        3510                              ORIX         Park Square Court                             95%       04/06/00
       59        6603771                           SBRC         Princess Anne Marketplace                    100%       05/31/00
       60        6603263                           SBRC         Pinon  Trails Apartments                      89%       12/27/99
       61        9430                               PW          Cayuga Village Mobile Home Park               92%       02/29/00
       62        6604264                           SBRC         500 South Salina Street                       93%       02/09/00
       63        6603487                           SBRC         Kerman Shopping Center                       100%       06/27/00
       64        7220                               PW          155 West Street                               98%       08/09/99
       65        010-00000562                      AMCC         Lexington Kmart                              100%       03/30/00
       66        010-00000560                      AMCC         Niagara Kmart                                100%       03/30/00
       67        6603452                           SBRC         Beverly Westside                             100%       03/31/00
       68        6603174                           SBRC         Balboa Palms Apartments                      100%       10/31/99
       69        6603178                           SBRC         Tarzana Palms Apartments                      95%       10/31/99
       70        8686                               PW          131 Spring Street                            100%       08/31/99
       71        6603021                           SBRC         1445 Hempstead Turnpike                      100%       12/31/99
       72        10142                              PW          Jackson Professional                         100%       02/01/00
       73        6602817                           SBRC         Campbell Hill Apartments                     100%       05/09/00
       74        7218                               PW          377 Ballardvale & 315
                                                                 New Boston Portfolio
       74A       7218A                                          377 Ballardvale Street                       100%       05/31/99
       74B       7218B                                          315 New Boston Street                        100%       08/09/99
       75        6603419                           SBRC         Lamar Crossing Shopping Center               100%       02/28/00
       76        3710                              ORIX         Renner Plaza Office Building                 100%       01/20/00
       77        10593                              PW          Plimpton and Hills Portfolio
       77A       10593A                                         114-146 Kings Highway East                   100%       01/07/00
       77B       10593B                                         1 Maxim Road                                 100%       01/07/00
       78        9133                               PW          4444 West Bristol Road                       100%       12/02/99
       79        6603491                           SBRC         Vacaville Town Center                         96%       04/27/00
       80        9492                               PW          CVS - Dorchester                             100%       11/01/99
       81        10851                              PW          RPM Warehouse                                100%       06/01/00
       82        9583                               PW          Deere Road Warehouse Buildings               100%       01/28/00
       83        6603938                           SBRC         411-423 East 114th Street                     98%       10/11/99
       84        10065                              PW          SunTrust Centre                               93%       02/01/00
       85        010-00000439                      AMCC         Lynnwood Business Center                     100%       06/01/00
       86        010-00000440                      AMCC         Quad 95                                      100%       02/22/00
       87        6603175                           SBRC         Independence Court Apartments                100%       10/31/99
       88        6603020                           SBRC         5601 Merrick Road                            100%       12/31/99
       89        6603887                           SBRC         Pinnacle Warehouse                           100%       10/18/99
       90        6603769                           SBRC         300 Wildwood Avenue                          100%       09/28/99
       91        10094                              PW          Congress Professional Center III              95%       01/28/00
       92        10105                              PW          Keystone Building                             96%       01/01/00
       93        10939                              PW          4621 W. Napoleon                             100%       05/01/00
       94        10762                              PW          Balboa Pointe Apartments                      96%       12/18/99
       95        6603246                           SBRC         Spartacus Apartments                          95%       10/20/99
       96        6604046                           SBRC         Storage Depot I                               89%       10/22/99
       97        6603225                           SBRC         Village Place Shopping Center                 97%       07/21/00
       98        7585                               PW          Burke Village Center                          95%       01/21/00
       99        6602382                           SBRC         Tivoli Square Apartments                      99%       12/31/99

                          GENERAL PROPERTY INFORMATION

                       Mortgage
Control                  Loan
Number   Loan Number    Seller   Loan/Property Name                                Property Address
------------------------------------------------------------------------------------------------------------------------------------

 100     010-00000579    AMCC    Foothills Village Centre                          3233 East Chandler Boulevard
 101     6604473         SBRC    McBee Apartments                                  1 Merritt Circle
 102     6603238         SBRC    Golden Sands Apartments                           15930 Nisqualli Road
 103     9925             PW     Eckerds - Gloversville                            178 North Main Street
 104     010-00000535    AMCC    Dover Crossing Shopping Center                    1140 Fort Campbell Boulevard
 105     010-00000466    AMCC    Plainville Crossing                               13 Taunton Street
 106     010-00000596    AMCC    Staples - Lawton                                  1207 NW Sheridan Road
 107     6603149         SBRC    Boardwalk at Marina Bay                           304 - 321 Victory Road
 108     010-00000450    AMCC    Kalevala Village Apartments                       5500 SW 180th Avenue
 109     10003            PW     CVS - Murfreesboro                                607 Southeast Broad Street
 110     7592             PW     La Quinta Gardens                                 4505 Aldine Mail Route
 111     7042             PW     Urban Outfitters Ann Arbor                        231-33 S. State Street
 112     010-00000570    AMCC    Kolstad Great Dane Warehouse                      8501 Naples Street NE
 113     8988             PW     South Meadows                                     9475 Double R Boulevard
 114     010-00000537    AMCC    Pederson-Krag Center Building                     55 Horizon Drive
 115     6603511         SBRC    Crosstown Self Storage                            950 Crosstown Drive
 116     9998             PW     Esquire Apartments                                3102 Buford Highway
 117     010-00000569    AMCC    Rigid Building Systems                            18933 Aldine Westfield Road
 118     8574             PW     Falcon Cove Apartments                            13300 Biscayne Dr.
 119     3379            ORIX    CountryHouse Residences                           900 West 46th Street
 120     6602692         SBRC    One Centennial Drive                              One Centennial Drive
 121     6602379         SBRC    Diplomat Apartments                               1837 Whitley Avenue
 122     10193            PW     Avenue J Warehouse                                1201 Avenue J East
 123     010-00000257    AMCC    Kiely Plaza Shopping Center                       1052-1090 Kiely Boulevard
 124     3753            ORIX    Miami Gardens Office Center                       99 NW 183rd Street
 125     8696             PW     Texas Tech Office Building                        6901 Quaker Avenue
 126     010-00000520    AMCC    The Village Apartments                            2801 23rd Avenue Southwest
------------------------------------------------------------------------------------------------------------------------------------
 127     10117            PW     Des Moines Apartments Portfolio
 127A    10117A                  Capital Hills Apartments                          816 East Lyon Street
 127B    10117B                  Lyon Manor Apartments                             906 East Lyon Street
 127C    10117C                  Silhouette Apartments                             3710 57th Street
------------------------------------------------------------------------------------------------------------------------------------
 128     10611            PW     69-75 Lehigh Avenue                               69-75 Lehigh Avenue
 129     010-00000581    AMCC    Henderson Building                                2223 112 Avenue NE
 130     010-00000188    AMCC    Park Plaza                                        3100 Mowry Avenue
 131     8951             PW     North Park Industrial                             4436 Lawrence Street
 132     9381             PW     Midwood Medical Center                            1915 & 1917 Ocean Avenue
 133     020-00000037    AMCC    Southcenter Strip Retail Center                   16901 Southcenter Parkway
 134     010-00000498    AMCC    Fair Oaks Office/Retail Building                  12 South Fair Oaks Avenue
 135     010-00000464    AMCC    Southview Apartments                              1033-1057 College Avenue NE
 136     6602380         SBRC    Monaco Apartments                                 1823 Grace Avenue
 137     010-00000386    AMCC    Hafner Court Apartments                           8011-8082 Hafner Court & 1215-1229 Westover Court
 138     010-00000543    AMCC    Loma Vista Center                                 4676-4696 Market Street
 139     010-00000490    AMCC    Carroll Road Warehouse                            7565-7595 Carroll Road
 140     010-00000401    AMCC    Sandalwood Apartments                             1624 South Fresno Street
 142     6603541         SBRC    Bonhampton Corners                                15 & 25 South Main Street
 143     010-00000281    AMCC    Greenway Village Shopping Center                  4002-4024 South Yale Avenue
 144     9165             PW     Jupiter Corporate Center                          825 Highway One
 145     010-00000504    AMCC    Banneker Building                                 5840 Banneker Road
 146     010-00000333    AMCC    3975 Landmark Street                              3975 Landmark Street

                       Mortgage
Control                  Loan
Number   Loan Number    Seller   Loan/Property Name                             City               State  Zip Code  County
----------------------------------------------------------------------------------------------------------------------------------

 100     010-00000579    AMCC    Foothills Village Centre                       Phoenix              AZ     85044   Maricopa
 101     6604473         SBRC    McBee Apartments                               Greenville           SC     29601   Greenville
 102     6603238         SBRC    Golden Sands Apartments                        Victorville          CA     92392   San Bernardino
 103     9925             PW     Eckerds - Gloversville                         Gloversville         NY     12078   Fulton
 104     010-00000535    AMCC    Dover Crossing Shopping Center                 Clarksville          TN     37042   Montgomery
 105     010-00000466    AMCC    Plainville Crossing                            Plainville           MA     02762   Norfolk
 106     010-00000596    AMCC    Staples - Lawton                               Lawton               OK     73505   Comanche
 107     6603149         SBRC    Boardwalk at Marina Bay                        Quincy               MA     02171   Norfolk
 108     010-00000450    AMCC    Kalevala Village Apartments                    Aloha                OR     97007   Washington
 109     10003            PW     CVS - Murfreesboro                             Murfreesboro         TN     37130   Rutherford
 110     7592             PW     La Quinta Gardens                              Houston              TX     77039   Harris
 111     7042             PW     Urban Outfitters Ann Arbor                     Ann Arbor            MI     48104   Washtenaw
 112     010-00000570    AMCC    Kolstad Great Dane Warehouse                   Blaine               MN     55449   Anoka
 113     8988             PW     South Meadows                                  Reno                 NV     89511   Washoe
 114     010-00000537    AMCC    Pederson-Krag Center Building                  Huntington           NY     11743   Suffolk
 115     6603511         SBRC    Crosstown Self Storage                         Peachtree City       GA     30269   Fayette
 116     9998             PW     Esquire Apartments                             Atlanta              GA     30329   DeKalb
 117     010-00000569    AMCC    Rigid Building Systems                         Houston              TX     77073   Harris
 118     8574             PW     Falcon Cove Apartments                         Homestead            FL     33033   Miami-Dade
 119     3379            ORIX    CountryHouse Residences                        Davenport            IA     52806   Scott
 120     6602692         SBRC    One Centennial Drive                           Peabody              MA     01960   Essex
 121     6602379         SBRC    Diplomat Apartments                            Los Angeles          CA     90028   Los Angeles
 122     10193            PW     Avenue J Warehouse                             Grand Prairie        TX     75050   Tarrant
 123     010-00000257    AMCC    Kiely Plaza Shopping Center                    Santa Clara          CA     95051   Santa Clara
 124     3753            ORIX    Miami Gardens Office Center                    North Miami Beach    FL     33169   Dade
 125     8696             PW     Texas Tech Office Building                     Lubbock              TX     79423   Lubbock
 126     010-00000520    AMCC    The Village Apartments                         Fargo                ND     58103   Cass
----------------------------------------------------------------------------------------------------------------------------------
 127     10117            PW     Des Moines Apartments Portfolio
 127A    10117A                  Capital Hills Apartments                       Des Moines           IA     50309   Polk
 127B    10117B                  Lyon Manor Apartments                          Des Moines           IA     50316   Polk
 127C    10117C                  Silhouette Apartments                          Des Moines           IA     50310   Polk
----------------------------------------------------------------------------------------------------------------------------------
 128     10611            PW     69-75 Lehigh Avenue                            Paterson             NJ     07503   Passaic
 129     010-00000581    AMCC    Henderson Building                             Bellevue             WA     98004   King
 130     010-00000188    AMCC    Park Plaza                                     Fremont              CA     94538   Alameda
 131     8951             PW     North Park Industrial                          Las Vegas            NV     89031   Clark
 132     9381             PW     Midwood Medical Center                         Brooklyn             NY     11230   Kings
 133     020-00000037    AMCC    Southcenter Strip Retail Center                Tukwila              WA     98188   King
 134     010-00000498    AMCC    Fair Oaks Office/Retail Building               Pasadena             CA     91103   Los Angeles
 135     010-00000464    AMCC    Southview Apartments                           Grand Rapids         MI     49503   Kent
 136     6602380         SBRC    Monaco Apartments                              Los Angeles          CA     90028   Los Angeles
 137     010-00000386    AMCC    Hafner Court Apartments                        University City      MO     63130   St. Louis
 138     010-00000543    AMCC    Loma Vista Center                              San Diego            CA     92102   San Diego
 139     010-00000490    AMCC    Carroll Road Warehouse                         San Diego            CA     92121   San Diego
 140     010-00000401    AMCC    Sandalwood Apartments                          Fort Smith           AR     72903   Sebastian
 142     6603541         SBRC    Bonhampton Corners                             Edison               NJ     08837   Middlesex
 143     010-00000281    AMCC    Greenway Village Shopping Center               Tulsa                OK     74135   Tulsa
 144     9165             PW     Jupiter Corporate Center                       Jupiter              FL     33477   Palm Beach
 145     010-00000504    AMCC    Banneker Building                              Columbia             MD     21044   Howard
 146     010-00000333    AMCC    3975 Landmark Street                           Culver City          CA     90232   Los Angeles

                       Mortgage
Control                  Loan                                                                                         Property
Number   Loan Number    Seller   Loan/Property Name                             Property Type                           Size
------------------------------------------------------------------------------------------------------------------------------

 100     010-00000579    AMCC    Foothills Village Centre                       Unanchored Retail                      24,142
 101     6604473         SBRC    McBee Apartments                               Multifamily                               104
 102     6603238         SBRC    Golden Sands Apartments                        Multifamily                               120
 103     9925             PW     Eckerds - Gloversville                         CTL                                    10,908
 104     010-00000535    AMCC    Dover Crossing Shopping Center                 Unanchored Retail                      28,922
 105     010-00000466    AMCC    Plainville Crossing                            Anchored Retail                        45,916
 106     010-00000596    AMCC    Staples - Lawton                               Unanchored Retail                      24,049
 107     6603149         SBRC    Boardwalk at Marina Bay                        Mixed Use (Office/Unanchored Retail)   37,516
 108     010-00000450    AMCC    Kalevala Village Apartments                    Multifamily                                72
 109     10003            PW     CVS - Murfreesboro                             CTL                                    10,195
 110     7592             PW     La Quinta Gardens                              Multifamily                               154
 111     7042             PW     Urban Outfitters Ann Arbor                     Anchored Retail                        22,650
 112     010-00000570    AMCC    Kolstad Great Dane Warehouse                   Industrial                             50,160
 113     8988             PW     South Meadows                                  Industrial/Office                      39,340
 114     010-00000537    AMCC    Pederson-Krag Center Building                  Office                                 29,251
 115     6603511         SBRC    Crosstown Self Storage                         Self Storage                           42,000
 116     9998             PW     Esquire Apartments                             Multifamily                                52
 117     010-00000569    AMCC    Rigid Building Systems                         Industrial                            101,990
 118     8574             PW     Falcon Cove Apartments                         Multifamily                                90
 119     3379            ORIX    CountryHouse Residences                        Assisted Living                            32
 120     6602692         SBRC    One Centennial Drive                           Industrial                             53,080
 121     6602379         SBRC    Diplomat Apartments                            Multifamily                                63
 122     10193            PW     Avenue J Warehouse                             Industrial                             60,000
 123     010-00000257    AMCC    Kiely Plaza Shopping Center                    Unanchored Retail                      23,766
 124     3753            ORIX    Miami Gardens Office Center                    Office                                 44,219
 125     8696             PW     Texas Tech Office Building                     Office                                 30,052
 126     010-00000520    AMCC    The Village Apartments                         Multifamily                                77
------------------------------------------------------------------------------------------------------------------------------
 127     10117            PW     Des Moines Apartments Portfolio                                                           83
 127A    10117A                  Capital Hills Apartments                       Multifamily                                17
 127B    10117B                  Lyon Manor Apartments                          Multifamily                                18
 127C    10117C                  Silhouette Apartments                          Multifamily                                48
------------------------------------------------------------------------------------------------------------------------------
 128     10611            PW     69-75 Lehigh Avenue                            Industrial                             67,775
 129     010-00000581    AMCC    Henderson Building                             Office                                 12,312
 130     010-00000188    AMCC    Park Plaza                                     Office                                 35,299
 131     8951             PW     North Park Industrial                          Industrial                             33,750
 132     9381             PW     Midwood Medical Center                         Office                                 18,900
 133     020-00000037    AMCC    Southcenter Strip Retail Center                Unanchored Retail                      24,360
 134     010-00000498    AMCC    Fair Oaks Office/Retail Building               Mixed Use (Office/Retail)              10,902
 135     010-00000464    AMCC    Southview Apartments                           Multifamily                                74
 136     6602380         SBRC    Monaco Apartments                              Multifamily                                47
 137     010-00000386    AMCC    Hafner Court Apartments                        Multifamily                                80
 138     010-00000543    AMCC    Loma Vista Center                              Unanchored Retail                      25,635
 139     010-00000490    AMCC    Carroll Road Warehouse                         Industrial                             44,616
 140     010-00000401    AMCC    Sandalwood Apartments                          Multifamily                               128
 142     6603541         SBRC    Bonhampton Corners                             Office                                 34,873
 143     010-00000281    AMCC    Greenway Village Shopping Center               Unanchored Retail                      33,390
 144     9165             PW     Jupiter Corporate Center                       Office                                 21,640
 145     010-00000504    AMCC    Banneker Building                              Office                                 20,139
 146     010-00000333    AMCC    3975 Landmark Street                           Industrial                             32,330

                                                                                Property
                       Mortgage                                                   Size
Control                  Loan                                                     Unit    Year     Year     Occupancy   Occupancy
Number   Loan Number    Seller   Loan/Property Name                               Type    Built  Renovated  Percentage  as of Date
----------------------------------------------------------------------------------------------------------------------------------

 100     010-00000579    AMCC    Foothills Village Centre                          SF     1988     1997        100%      05/31/00
 101     6604473         SBRC    McBee Apartments                                 Units   1974      NAP         90%      01/04/00
 102     6603238         SBRC    Golden Sands Apartments                          Units   1984      NAP         96%      12/31/99
 103     9925             PW     Eckerds - Gloversville                            SF     1999      NAP        100%      07/27/99
 104     010-00000535    AMCC    Dover Crossing Shopping Center                    SF     1998      NAP         95%      05/31/00
 105     010-00000466    AMCC    Plainville Crossing                               SF     1965     1998         96%      12/31/99
 106     010-00000596    AMCC    Staples - Lawton                                  SF     1999      NAP        100%      04/14/00
 107     6603149         SBRC    Boardwalk at Marina Bay                           SF     1985     1998        100%      05/10/00
 108     010-00000450    AMCC    Kalevala Village Apartments                      Units   1977     1999         97%      12/31/99
 109     10003            PW     CVS - Murfreesboro                                SF     1999      NAP        100%      05/30/99
 110     7592             PW     La Quinta Gardens                                Units   1976     1994         98%      12/01/99
 111     7042             PW     Urban Outfitters Ann Arbor                        SF     1940     1989        100%      05/15/00
 112     010-00000570    AMCC    Kolstad Great Dane Warehouse                      SF     1999      NAP        100%      02/01/00
 113     8988             PW     South Meadows                                     SF     1997      NAP         79%      09/30/99
 114     010-00000537    AMCC    Pederson-Krag Center Building                     SF     1979     1999        100%      01/01/00
 115     6603511         SBRC    Crosstown Self Storage                            SF     1997     1999         76%      09/30/99
 116     9998             PW     Esquire Apartments                               Units   1965      NAP         96%      12/31/99
 117     010-00000569    AMCC    Rigid Building Systems                            SF     1995     1999        100%      01/01/00
 118     8574             PW     Falcon Cove Apartments                           Units   1990     1992         98%      10/29/99
 119     3379            ORIX    CountryHouse Residences                          Beds    1999      NAP         97%      03/31/00
 120     6602692         SBRC    One Centennial Drive                              SF     1965     1979        100%      12/29/99
 121     6602379         SBRC    Diplomat Apartments                              Units   1988      NAP        100%      12/31/99
 122     10193            PW     Avenue J Warehouse                                SF     1983      NAP         92%      01/01/00
 123     010-00000257    AMCC    Kiely Plaza Shopping Center                       SF     1974     1999        100%      02/01/00
 124     3753            ORIX    Miami Gardens Office Center                       SF     1971     1998        100%      03/24/00
 125     8696             PW     Texas Tech Office Building                        SF     1976      NAP        100%      09/01/99
 126     010-00000520    AMCC    The Village Apartments                           Units   1989      NAP         94%      12/31/99
----------------------------------------------------------------------------------------------------------------------------------
 127     10117            PW     Des Moines Apartments Portfolio                  Units
 127A    10117A                  Capital Hills Apartments                         Units   1970     1997        100%      12/17/99
 127B    10117B                  Lyon Manor Apartments                            Units   1967     1996         94%      12/17/99
 127C    10117C                  Silhouette Apartments                            Units   1975      NAP        100%      12/17/99
----------------------------------------------------------------------------------------------------------------------------------
 128     10611            PW     69-75 Lehigh Avenue                               SF     1940     2000        100%      04/19/00
 129     010-00000581    AMCC    Henderson Building                                SF     1978     1999        100%      04/30/00
 130     010-00000188    AMCC    Park Plaza                                        SF     1966     1994        100%      02/28/00
 131     8951             PW     North Park Industrial                             SF     1998      NAP        100%      12/23/99
 132     9381             PW     Midwood Medical Center                            SF     1997      NAP        100%      07/01/99
 133     020-00000037    AMCC    Southcenter Strip Retail Center                   SF     1988      NAP        100%      04/27/00
 134     010-00000498    AMCC    Fair Oaks Office/Retail Building                  SF     1926     1990        100%      03/07/00
 135     010-00000464    AMCC    Southview Apartments                             Units   1975     1998         85%      03/01/00
 136     6602380         SBRC    Monaco Apartments                                Units   1988      NAP         98%      12/31/99
 137     010-00000386    AMCC    Hafner Court Apartments                          Units   1965     1988         99%      03/31/00
 138     010-00000543    AMCC    Loma Vista Center                                 SF     1991      NAP        100%      03/14/00
 139     010-00000490    AMCC    Carroll Road Warehouse                            SF     1975      NAP        100%      01/13/00
 140     010-00000401    AMCC    Sandalwood Apartments                            Units   1979     1999         94%      04/30/00
 142     6603541         SBRC    Bonhampton Corners                                SF     1986      NAP        100%      03/01/00
 143     010-00000281    AMCC    Greenway Village Shopping Center                  SF     1964     1989        100%      01/01/00
 144     9165             PW     Jupiter Corporate Center                          SF     1985      NAP         95%      01/08/00
 145     010-00000504    AMCC    Banneker Building                                 SF     1986      NAP        100%      03/03/00
 146     010-00000333    AMCC    3975 Landmark Street                              SF     1973     1993        100%      12/31/99

                          GENERAL PROPERTY INFORMATION

                       Mortgage
Control                  Loan
Number   Loan Number    Seller   Loan/Property Name                                Property Address
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 147     9809             PW     Carrington Heights & Plaza Apts  Portfolio
 147A    9809A                   Carrington Heights Apartments                     1855 Burnet Avenue
 147B    9809B                   Plaza Apartments                                  1108 E. Genesee
------------------------------------------------------------------------------------------------------------------------------------
 148     010-00000370    AMCC    88 Sunnyside Building                             88 Sunnyside Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 149     10326            PW     Pond Street & North Court Apts. Portfolio
 149A    10326A                  Pond Street Apartments                            800 Pond Street
 149B    10326B                  North Court Apartments                            1106 & 1109 First North Street
------------------------------------------------------------------------------------------------------------------------------------
 150     010-00000452    AMCC    Plaza Northwest Shopping Center                   6050-6080 West 92nd Avenue
 151     7368             PW     Paradise Palm Mobile Home Park                    1360 North Dixie Downs
 152     020-00000043    AMCC    Kennewick Square                                  3321 West Kennewick Avenue
 153     010-00000311    AMCC    Party City                                        2525 State Highway 6
 154     010-00000308    AMCC    Blue Devils Building                              4065 Nelson Avenue
 155     020-00000054    AMCC    Schuck's Retail Center                            3402 Kitsap Way
 156     010-00000550    AMCC    Northwood Estates                                 2927 Julia Street
 157     010-00000280    AMCC    Miramar Commerce Center                           6904 Miramar Road
 158     010-00000462    AMCC    South Bay Industrial                              2765 Main Street
 159     010-00000378    AMCC    Bloomfield Center                                 61-81 West Long Lake Road
 160     020-00000064    AMCC    Park Willow Apartments                            160 Park Street
 161     020-00000022    AMCC    Belmond Center                                    12700 Bel-Red Road
 162     010-00000446    AMCC    Riverwood Apartments                              506 West Orchard Lane
 163     9792             PW     85 Second Avenue                                  85 Second Avenue
 164     020-00000034    AMCC    PGE Buildings                                     14655 & 14725 SW 72nd Avenue
 165     010-00000312    AMCC    Carroll Canyon Road Industrial Condos             7030-7054 Carroll Canyon Road
 166     010-00000429    AMCC    Myrex Manufacturing Plant & Corporate Offices     9119 Weedy Lane
 167     9370             PW     St. James Apartments                              1226 & 1314 James Avenue
 168     010-00000484    AMCC    Walnut Creek Shopping Center                      987 North Walnut Creek Drive
 169     010-00000465    AMCC    Quail Hollow Mini Storage                         12833 Covey Circle
 170     9835             PW     CVS - Lowell                                      1815 Middlesex Road
 171     010-00000350    AMCC    Freeway Industries Center                         2603-2645 East Jensen Avenue
 172     020-00000051    AMCC    AT&T Building                                     18715-120th Avenue N.E.
 173     010-00000275    AMCC    PBR III                                           720-730 West 17th Street
 174     10809            PW     Ivory Garden Apartments                           183-189 Ivory Foster Road
 175     010-00000266    AMCC    Knoxville Square                                  9126-9128 North Lindbergh Drive
 176     6603177         SBRC    Parthenia Garden Apartments                       15455 Parthenia Street
 177     010-00000349    AMCC    Larkfield Road Office Building                    777 Larkfield Road
 178     010-00000528    AMCC    Kings Kourt Apartments                            2500 & 2504 South Dakota Avenue
 179     020-00000036    AMCC    Philomath Self-Storage                            2809 Main Street
 180     010-00000398    AMCC    Aztec Building                                    4116 Avenida Cochise
 181     010-00000279    AMCC    Stone Mountain Carpet Mill Outlet                 3501 Pan American Freeway NE
 182     7221             PW     10 Jewel Drive                                    10 Jewel Drive
 183     010-00000258    AMCC    Williams Road Office Building                     3707 Williams Road
 184     010-00000267    AMCC    Wheeling Service Center                           3728-3770 Wheeling Street
 185     010-00000447    AMCC    650 New Road Office Building                      650 New Road
 186     9369             PW     Pine Street Apartments                            3927-3931 Pine Street
 187     010-00000385    AMCC    The Certex Building                               1460 West Canal Court
 188     010-00000461    AMCC    Pheasant Run Shopping Center                      9830-9860 Mallard Drive
 189     010-00000331    AMCC    Runnin' Rebel Plaza                               4530 South Maryland Parkway
 190     010-00000473    AMCC    Vic Huber Photography Building                    1731 Reynolds Avenue
 191     010-00000434    AMCC    Hollywood Video-Westland                          31250 Michigan Avenue
 192     9510             PW     Reading Business Center                           8711 Reading Road
 193     010-00000463    AMCC    National Die & Button Mould Company               70 Moonachie Avenue
 194     010-00000371    AMCC    Metropolitan Square Shopping Center               3223-3269 East 3300 South

                       Mortgage
Control                  Loan
Number   Loan Number    Seller   Loan/Property Name                             City               State  Zip Code  County
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 147     9809             PW     Carrington Heights & Plaza Apts  Portfolio
 147A    9809A                   Carrington Heights Apartments                  Syracuse             NY     13206   Onondaga
 147B    9809B                   Plaza Apartments                               Syracuse             NY     13210   Onondaga
----------------------------------------------------------------------------------------------------------------------------------
 148     010-00000370    AMCC    88 Sunnyside Building                          Plainview            NY     11803   Nassau
----------------------------------------------------------------------------------------------------------------------------------
 149     10326            PW     Pond Street & North Court Apts. Portfolio
 149A    10326A                  Pond Street Apartments                         Syracuse             NY     13208   Onondaga
 149B    10326B                  North Court Apartments                         Syracuse             NY     13208   Onondaga
----------------------------------------------------------------------------------------------------------------------------------
 150     010-00000452    AMCC    Plaza Northwest Shopping Center                Westminister         CO     80030   Jefferson
 151     7368             PW     Paradise Palm Mobile Home Park                 St. George           UT     84770   Washington
 152     020-00000043    AMCC    Kennewick Square                               Kennewick            WA     99336   Benton
 153     010-00000311    AMCC    Party City                                     Houston              TX     77082   Harris
 154     010-00000308    AMCC    Blue Devils Building                           Concord              CA     94520   Contra Costa
 155     020-00000054    AMCC    Schuck's Retail Center                         Bremerton            WA     98312   Kitsap
 156     010-00000550    AMCC    Northwood Estates                              Coeur D'Alene        ID     83815   Kootenai
 157     010-00000280    AMCC    Miramar Commerce Center                        San Diego            CA     92121   San Diego
 158     010-00000462    AMCC    South Bay Industrial                           Chula Vista          CA     91911   San Diego
 159     010-00000378    AMCC    Bloomfield Center                              Bloomfield Hills     MI     48304   Oakland
 160     020-00000064    AMCC    Park Willow Apartments                         Reno                 NV     89502   Washoe
 161     020-00000022    AMCC    Belmond Center                                 Bellevue             WA     98005   King
 162     010-00000446    AMCC    Riverwood Apartments                           Carlsbad             NM     88220   Eddy
 163     9792             PW     85 Second Avenue                               New York             NY     10003   New York
 164     020-00000034    AMCC    PGE Buildings                                  Tigard               OR     97224   Washington
 165     010-00000312    AMCC    Carroll Canyon Road Industrial Condos          San Diego            CA     92121   San Diego
 166     010-00000429    AMCC    Myrex Manufacturing Plant & Corporate Offices  Houston              TX     77093   Harris
 167     9370             PW     St. James Apartments                           Waco                 TX     76706   McLennan
 168     010-00000484    AMCC    Walnut Creek Shopping Center                   Mansfield            TX     76063   Tarrant
 169     010-00000465    AMCC    Quail Hollow Mini Storage                      Sonora               CA     95370   Tuolumne
 170     9835             PW     CVS - Lowell                                   Lowell               MA     01851   Middlesex
 171     010-00000350    AMCC    Freeway Industries Center                      Fresno               CA     93706   Fresno
 172     020-00000051    AMCC    AT&T Building                                  Bothell              WA     98011   King
 173     010-00000275    AMCC    PBR III                                        Costa Mesa           CA     92626   Orange
 174     10809            PW     Ivory Garden Apartments                        Owego                NY     13827   Tioga
 175     010-00000266    AMCC    Knoxville Square                               Peoria               IL     61615   Peoria
 176     6603177         SBRC    Parthenia Garden Apartments                    North Hills          CA     91343   Los Angeles
 177     010-00000349    AMCC    Larkfield Road Office Building                 Commack              NY     11725   Suffolk
 178     010-00000528    AMCC    Kings Kourt Apartments                         Sioux Falls          SD     57105   Minnehaha
 179     020-00000036    AMCC    Philomath Self-Storage                         Philomath            OR     97370   Benton
 180     010-00000398    AMCC    Aztec Building                                 Sierra Vista         AZ     85635   Cochise
 181     010-00000279    AMCC    Stone Mountain Carpet Mill Outlet              Albuquerque          NM     87107   Bernalillo
 182     7221             PW     10 Jewel Drive                                 Wilmington           MA     01887   Middlesex
 183     010-00000258    AMCC    Williams Road Office Building                  San Jose             CA     95128   Santa Clara
 184     010-00000267    AMCC    Wheeling Service Center                        Aurora               CO     80239   Adams
 185     010-00000447    AMCC    650 New Road Office Building                   Linwood              NJ     08221   Atlantic
 186     9369             PW     Pine Street Apartments                         Philadelphia         PA     19104   Philadelphia
 187     010-00000385    AMCC    The Certex Building                            Littleton            CO     80120   Arapahoe
 188     010-00000461    AMCC    Pheasant Run Shopping Center                   Laurel               MD     20708   Prince Georges
 189     010-00000331    AMCC    Runnin' Rebel Plaza                            Las Vegas            NV     89119   Clark
 190     010-00000473    AMCC    Vic Huber Photography Building                 Irvine               CA     92714   Orange
 191     010-00000434    AMCC    Hollywood Video-Westland                       Westland             MI     48186   Wayne
 192     9510             PW     Reading Business Center                        Reading              OH     45215   Hamilton
 193     010-00000463    AMCC    National Die & Button Mould Company            Moonachie            NJ     07074   Bergen
 194     010-00000371    AMCC    Metropolitan Square Shopping Center            Salt Lake City       UT     84109   Salt Lake

                       Mortgage
Control                  Loan                                                                                         Property
Number   Loan Number    Seller   Loan/Property Name                             Property Type                           Size
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
 147     9809             PW     Carrington Heights & Plaza Apts  Portfolio                                                87
 147A    9809A                   Carrington Heights Apartments                  Multifamily                                40
 147B    9809B                   Plaza Apartments                               Multifamily                                47
------------------------------------------------------------------------------------------------------------------------------
 148     010-00000370    AMCC    88 Sunnyside Building                          Office                                 26,667
------------------------------------------------------------------------------------------------------------------------------
 149     10326            PW     Pond Street & North Court Apts. Portfolio                                                 58
 149A    10326A                  Pond Street Apartments                         Multifamily                                30
 149B    10326B                  North Court Apartments                         Multifamily                                28
------------------------------------------------------------------------------------------------------------------------------
 150     010-00000452    AMCC    Plaza Northwest Shopping Center                Unanchored Retail                      27,446
 151     7368             PW     Paradise Palm Mobile Home Park                 Mobile Home Park                           64
 152     020-00000043    AMCC    Kennewick Square                               Office                                 28,924
 153     010-00000311    AMCC    Party City                                     Unanchored Retail                      12,000
 154     010-00000308    AMCC    Blue Devils Building                           Industrial                             22,500
 155     020-00000054    AMCC    Schuck's Retail Center                         Unanchored Retail                      11,830
 156     010-00000550    AMCC    Northwood Estates                              Mobile Home Park                           74
 157     010-00000280    AMCC    Miramar Commerce Center                        Unanchored Retail                      37,862
 158     010-00000462    AMCC    South Bay Industrial                           Industrial                             33,555
 159     010-00000378    AMCC    Bloomfield Center                              Unanchored Retail                      15,070
 160     020-00000064    AMCC    Park Willow Apartments                         Multifamily                                48
 161     020-00000022    AMCC    Belmond Center                                 Unanchored Retail                      25,546
 162     010-00000446    AMCC    Riverwood Apartments                           Multifamily                                50
 163     9792             PW     85 Second Avenue                               Mixed Use (Retail/Multifamily)          2,565
 164     020-00000034    AMCC    PGE Buildings                                  Industrial/Office                      32,803
 165     010-00000312    AMCC    Carroll Canyon Road Industrial Condos          Industrial                             27,580
 166     010-00000429    AMCC    Myrex Manufacturing Plant & Corporate Offices  Industrial                             80,751
 167     9370             PW     St. James Apartments                           Multifamily                                24
 168     010-00000484    AMCC    Walnut Creek Shopping Center                   Unanchored Retail                      10,151
 169     010-00000465    AMCC    Quail Hollow Mini Storage                      Self Storage                           41,350
 170     9835             PW     CVS - Lowell                                   Unanchored Retail                       8,775
 171     010-00000350    AMCC    Freeway Industries Center                      Industrial                             53,000
 172     020-00000051    AMCC    AT&T Building                                  Industrial                             30,697
 173     010-00000275    AMCC    PBR III                                        Industrial                             32,803
 174     10809            PW     Ivory Garden Apartments                        Multifamily                                49
 175     010-00000266    AMCC    Knoxville Square                               Unanchored Retail                      10,178
 176     6603177         SBRC    Parthenia Garden Apartments                    Multifamily                                44
 177     010-00000349    AMCC    Larkfield Road Office Building                 Office                                 19,305
 178     010-00000528    AMCC    Kings Kourt Apartments                         Multifamily                                42
 179     020-00000036    AMCC    Philomath Self-Storage                         Self Storage                           40,338
 180     010-00000398    AMCC    Aztec Building                                 Office                                 30,400
 181     010-00000279    AMCC    Stone Mountain Carpet Mill Outlet              Industrial                             30,590
 182     7221             PW     10 Jewel Drive                                 Industrial/Office                      24,550
 183     010-00000258    AMCC    Williams Road Office Building                  Office                                  9,600
 184     010-00000267    AMCC    Wheeling Service Center                        Industrial                            121,400
 185     010-00000447    AMCC    650 New Road Office Building                   Office                                 10,120
 186     9369             PW     Pine Street Apartments                         Multifamily                                12
 187     010-00000385    AMCC    The Certex Building                            Industrial/Office                      20,198
 188     010-00000461    AMCC    Pheasant Run Shopping Center                   Unanchored Retail                      19,504
 189     010-00000331    AMCC    Runnin' Rebel Plaza                            Unanchored Retail                      27,901
 190     010-00000473    AMCC    Vic Huber Photography Building                 Industrial/Office                      13,585
 191     010-00000434    AMCC    Hollywood Video-Westland                       Unanchored Retail                       7,500
 192     9510             PW     Reading Business Center                        Industrial/Office                      60,735
 193     010-00000463    AMCC    National Die & Button Mould Company            Industrial                             25,752
 194     010-00000371    AMCC    Metropolitan Square Shopping Center            Unanchored Retail                      30,911

                                                                                Property
                       Mortgage                                                   Size
Control                  Loan                                                     Unit    Year     Year     Occupancy   Occupancy
Number   Loan Number    Seller   Loan/Property Name                               Type    Built  Renovated  Percentage  as of Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 147     9809             PW     Carrington Heights & Plaza Apts  Portfolio       Units
 147A    9809A                   Carrington Heights Apartments                    Units   1974      NAP         90%      12/31/99
 147B    9809B                   Plaza Apartments                                 Units   1925     1974         96%      12/31/99
----------------------------------------------------------------------------------------------------------------------------------
 148     010-00000370    AMCC    88 Sunnyside Building                             SF     1969      NAP        100%      03/15/00
----------------------------------------------------------------------------------------------------------------------------------
 149     10326            PW     Pond Street & North Court Apts. Portfolio        Units
 149A    10326A                  Pond Street Apartments                           Units   1976      NAP        100%      01/01/00
 149B    10326B                  North Court Apartments                           Units   1973      NAP         96%      01/01/00
----------------------------------------------------------------------------------------------------------------------------------
 150     010-00000452    AMCC    Plaza Northwest Shopping Center                   SF     1984      NAP         96%      05/26/00
 151     7368             PW     Paradise Palm Mobile Home Park                   Units   1984      NAP        100%      03/31/00
 152     020-00000043    AMCC    Kennewick Square                                  SF     1979      NAP         96%      04/30/00
 153     010-00000311    AMCC    Party City                                        SF     1997      NAP        100%      02/29/00
 154     010-00000308    AMCC    Blue Devils Building                              SF     1990      NAP        100%      02/28/00
 155     020-00000054    AMCC    Schuck's Retail Center                            SF     1998      NAP        100%      03/07/00
 156     010-00000550    AMCC    Northwood Estates                                Units   1986     1996         95%      04/05/00
 157     010-00000280    AMCC    Miramar Commerce Center                           SF     1979      NAP         99%      03/01/00
 158     010-00000462    AMCC    South Bay Industrial                              SF     1983      NAP        100%      04/13/00
 159     010-00000378    AMCC    Bloomfield Center                                 SF     1960     1994        100%      06/05/00
 160     020-00000064    AMCC    Park Willow Apartments                           Units   1987      NAP         98%      05/10/00
 161     020-00000022    AMCC    Belmond Center                                    SF     1966     1990        100%      12/01/99
 162     010-00000446    AMCC    Riverwood Apartments                             Units   1985     1993        100%      06/01/00
 163     9792             PW     85 Second Avenue                                  SF     1900     1998        100%      10/18/99
 164     020-00000034    AMCC    PGE Buildings                                     SF     1981      NAP        100%      04/04/00
 165     010-00000312    AMCC    Carroll Canyon Road Industrial Condos             SF     1982      NAP        100%      01/31/00
 166     010-00000429    AMCC    Myrex Manufacturing Plant & Corporate Offices     SF     1982     1996        100%      01/06/00
 167     9370             PW     St. James Apartments                             Units   1997      NAP        100%      12/06/99
 168     010-00000484    AMCC    Walnut Creek Shopping Center                      SF     1998      NAP        100%      01/16/00
 169     010-00000465    AMCC    Quail Hollow Mini Storage                         SF     1992      NAP        100%      03/21/00
 170     9835             PW     CVS - Lowell                                      SF     1988      NAP        100%      01/10/00
 171     010-00000350    AMCC    Freeway Industries Center                         SF     1990      NAP        100%      03/01/00
 172     020-00000051    AMCC    AT&T Building                                     SF     1990     1998        100%      03/02/00
 173     010-00000275    AMCC    PBR III                                           SF     1974      NAP        100%      01/18/00
 174     10809            PW     Ivory Garden Apartments                          Units   1965     1999        100%      02/29/00
 175     010-00000266    AMCC    Knoxville Square                                  SF     1997      NAP        100%      01/01/00
 176     6603177         SBRC    Parthenia Garden Apartments                      Units   1976      NAP         95%      10/31/99
 177     010-00000349    AMCC    Larkfield Road Office Building                    SF     1984      NAP         86%      03/16/00
 178     010-00000528    AMCC    Kings Kourt Apartments                           Units   1972      NAP         93%      12/01/99
 179     020-00000036    AMCC    Philomath Self-Storage                            SF     1996      NAP         84%      03/15/00
 180     010-00000398    AMCC    Aztec Building                                    SF     1985     1998        100%      05/31/00
 181     010-00000279    AMCC    Stone Mountain Carpet Mill Outlet                 SF     1985     1998        100%      01/27/00
 182     7221             PW     10 Jewel Drive                                    SF     1982      NAP        100%      08/09/99
 183     010-00000258    AMCC    Williams Road Office Building                     SF     1984      NAP        100%      02/18/00
 184     010-00000267    AMCC    Wheeling Service Center                           SF     1973     1996         99%      04/01/00
 185     010-00000447    AMCC    650 New Road Office Building                      SF     1991      NAP        100%      03/13/00
 186     9369             PW     Pine Street Apartments                           Units   1890      NAP        100%      08/31/99
 187     010-00000385    AMCC    The Certex Building                               SF     1998      NAP        100%      03/03/00
 188     010-00000461    AMCC    Pheasant Run Shopping Center                      SF     1989      NAP        100%      02/23/00
 189     010-00000331    AMCC    Runnin' Rebel Plaza                               SF     1986      NAP         96%      12/31/99
 190     010-00000473    AMCC    Vic Huber Photography Building                    SF     1972     1999        100%      04/26/00
 191     010-00000434    AMCC    Hollywood Video-Westland                          SF     1997      NAP        100%      03/30/00
 192     9510             PW     Reading Business Center                           SF     1935     1990         97%      04/11/00
 193     010-00000463    AMCC    National Die & Button Mould Company               SF     1975      NAP        100%      05/10/00
 194     010-00000371    AMCC    Metropolitan Square Shopping Center               SF     1985      NAP        100%      02/16/00

              LOAN BALANCE AND PROPERTY APPRAISED VALUE INFORMATION


CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 CUT-OFF DATE    % OF TOTAL      ALLOCATED    ALLOCATED %
NUMBER   LOAN SELLER                                                        BALANCE      CUT-OFF DATE   CUT-OFF DATE    OF TOTAL
                                                                                           BALANCE        BALANCE     CUT-OFF DATE
                                                                                                                         BALANCE

====================================================================================================================================
   1         SBRC     Northpointe Plaza                                   31,483,555.00     4.01%      31,483,555.00     4.01%
   2          PW      1615 Poydras Street                                 29,159,802.88     3.72%      29,159,802.88     3.72%
   3         ORIX     Medical Mutual of Ohio Office Building - Toledo     14,671,955.43     1.87%      14,671,955.43     1.87%
   4         ORIX     Medical Mutual of Ohio Office Building - Beachwood   5,090,270.23     0.65%       5,090,270.23     0.65%
   5          PW      Diplomat Centre                                     19,280,818.64     2.46%      19,280,818.64     2.46%
   6         SBRC     Western Plaza II Shopping Center                    19,063,254.42     2.43%      19,063,254.42     2.43%
   7         SBRC     Metatec Building                                    18,874,390.76     2.41%      18,874,390.76     2.41%
   8         SBRC     Red Lion Shopping Center                            16,949,945.92     2.16%      16,949,945.92     2.16%
   9          PW      Diamond Point Plaza                                 15,295,227.52     1.95%      15,295,227.52     1.95%
  10          PW      Mount Vernon Medical Office Building                15,243,746.26     1.94%      15,243,746.26     1.94%
  11         ORIX     250 Plaza Office Building                           14,886,077.32     1.90%      14,886,077.32     1.90%
  12          PW      110 Greenwich Street                                14,385,472.05     1.83%      14,385,472.05     1.83%
------------------------------------------------------------------------------------------------------------------------------------
  13          PW      San Fernando Professional Buildings Portfolio       14,088,419.47     1.80%
  13A                 11155-11165 Sepulveda Boulevard                                                   2,862,212.29     0.36%
  13B                 11211 Sepulveda Boulevard                                                         8,239,526.20     1.05%
  13C                 17909 Soledad Canyon Road                                                         2,986,680.98     0.38%
------------------------------------------------------------------------------------------------------------------------------------
  14          PW      3200 Regatta Boulevard                              12,558,041.62     1.60%      12,558,041.62     1.60%
  15         AMCC     Senter Road Industrial Property                     12,540,663.44     1.60%      12,540,663.44     1.60%
  16         AMCC     Scottsdale Gateway II                               11,850,276.52     1.51%      11,850,276.52     1.51%
  17          PW      Kmart Plaza                                          8,606,998.79     1.10%       8,606,998.79     1.10%
  18          PW      Miracle Mile Shopping Center                         1,494,507.62     0.19%       1,494,507.62     0.19%
  19          PW      North Country Plaza                                  1,564,477.68     0.20%       1,564,477.68     0.20%
  20         SBRC     Fountain Oaks                                       11,426,513.09     1.46%      11,426,513.09     1.46%
  21         SBRC     Park Central Office Development                     11,078,196.38     1.41%      11,078,196.38     1.41%
  22         SBRC     McCormick Place Office Park                         10,490,896.04     1.34%      10,490,896.04     1.34%
  23         SBRC     One Michigan Avenue                                  9,811,783.83     1.25%       9,811,783.83     1.25%
  24         ORIX     Distribution Services Limited                        9,700,590.77     1.24%       9,700,590.77     1.24%
  25         SBRC     St. Joseph Professional Building                     8,448,309.21     1.08%       8,448,309.21     1.08%
  26         SBRC     Penns Plaza                                          8,141,516.63     1.04%       8,141,516.63     1.04%
  27         SBRC     Airport Plaza Office Center - Phase 1                8,041,260.72     1.02%       8,041,260.72     1.02%
  28          PW      375 Ballardvale Street                               7,888,749.37     1.01%       7,888,749.37     1.01%
  29         SBRC     Hampton Inn - Columbus                               5,795,195.87     0.74%       5,795,195.87     0.74%
  30         SBRC     Comfort Suites Hotel                                 2,009,001.13     0.26%       2,009,001.13     0.26%
  31         SBRC     Raintree Corporate Center - Phase I                  7,276,618.00     0.93%       7,276,618.00     0.93%
------------------------------------------------------------------------------------------------------------------------------------
  32         SBRC     For Eyes Optical Portfolio                           6,935,696.32     0.88%
  32A                 For Eyes Optical - Hialeah                                                        1,597,752.03     0.20%
  32B                 For Eyes Optical - Hialeah 2                                                      1,089,376.39     0.14%
  32C                 For Eyes Optical - Philadelphia 2                                                   907,813.65     0.12%
  32D                 For Eyes Optical - Lauderhill                                                       748,038.45     0.10%
  32E                 For Eyes Optical - Casselberry                                                      689,938.38     0.09%
  32F                 For Eyes Optical - Coral Gables                                                     668,150.85     0.09%
  32G                 For Eyes Optical - Richmond                                                         461,169.34     0.06%
  32H                 For Eyes Optical - Rosemont                                                         417,594.28     0.05%
  32I                 For Eyes Optical - Philadelphia                                                     355,862.95     0.05%
------------------------------------------------------------------------------------------------------------------------------------
  33          PW      Gateway Mobile Home Park                             6,815,006.37     0.87%       6,815,006.37     0.87%
  34          PW      Lake Cook Office                                     6,694,327.21     0.85%       6,694,327.21     0.85%
  35          PW      Pine Terrace Apartments                              6,515,731.71     0.83%       6,515,731.71     0.83%
  36         SBRC     2265 Ralph Avenue                                    6,319,280.36     0.81%       6,319,280.36     0.81%
  37          PW      Shoppers Food Warehouse                              6,274,788.70     0.80%       6,274,788.70     0.80%
  38         AMCC     Computer Science Corp Building                       6,200,342.27     0.79%       6,200,342.27     0.79%
  39         AMCC     Sprint Customer Care Center                          6,175,123.14     0.79%       6,175,123.14     0.79%
  40         ORIX     SugarOak Office Retreat                              6,093,573.12     0.78%       6,093,573.12     0.78%
  41         ORIX     Dronningens Gade Portfolio                           6,061,115.62     0.77%       6,061,115.62     0.77%
  42          PW      400 Blair Road                                       5,997,671.15     0.76%       5,997,671.15     0.76%
  43          PW      14 Jewel Drive                                       5,737,272.27     0.73%       5,737,272.27     0.73%
  44         SBRC     Brookwood Square Shopping Center                     5,635,264.70     0.72%       5,635,264.70     0.72%
------------------------------------------------------------------------------------------------------------------------------------
  45          PW      87 Concord & 7 Lopez Portfolio                       5,483,278.44     0.70%
  45A                 87 Concord Road                                                                   2,788,951.79     0.36%
  45B                 7 Lopez Road                                                                      2,694,326.65     0.34%
------------------------------------------------------------------------------------------------------------------------------------

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 ALLOCATED    LOAN BALANCE AT     CROSS
NUMBER   LOAN SELLER                                                       CUT-OFF     MATURITY / ARD    COLLATER-
                                                                             DATE                         ALIZED
                                                                          BALANCE PER                    (MORTGAGE
                                                                             UNIT                       LOAN GROUP)
=====================================================================================================================
   1         SBRC     Northpointe Plaza                                       88.35     28,217,084.43      No
   2          PW      1615 Poydras Street                                     58.12     26,391,630.54      No
   3         ORIX     Medical Mutual of Ohio Office Building - Toledo         91.70     13,335,029.58    Yes (a)
   4         ORIX     Medical Mutual of Ohio Office Building - Beachwood      99.81      4,626,437.82    Yes (a)
   5          PW      Diplomat Centre                                        161.00     17,440,103.77      No
   6         SBRC     Western Plaza II Shopping Center                       415.50     17,248,975.60      No
   7         SBRC     Metatec Building                                        54.81     17,078,005.73      No
   8         SBRC     Red Lion Shopping Center                                77.87     15,501,557.96      No
   9          PW      Diamond Point Plaza                                     60.85     13,963,921.34      No
  10          PW      Mount Vernon Medical Office Building                   179.08     13,716,170.26      No
  11         ORIX     250 Plaza Office Building                               73.91     13,311,696.01      No
  12          PW      110 Greenwich Street                                  243,822     13,009,261.86      No
---------------------------------------------------------------------------------------------------------------------
  13          PW      San Fernando Professional Buildings Portfolio                     12,924,549.46      No
  13A                 11155-11165 Sepulveda Boulevard                         85.60
  13B                 11211 Sepulveda Boulevard                              139.11
  13C                 17909 Soledad Canyon Road                              145.15
---------------------------------------------------------------------------------------------------------------------
  14          PW      3200 Regatta Boulevard                                  30.72     11,477,006.01      No
  15         AMCC     Senter Road Industrial Property                         81.65     11,244,026.92      No
  16         AMCC     Scottsdale Gateway II                                  109.84     10,725,939.79      No
  17          PW      Kmart Plaza                                             48.06      7,814,949.47    Yes (b)
  18          PW      Miracle Mile Shopping Center                            50.93      1,360,868.75    Yes (b)
  19          PW      North Country Plaza                                     75.00      1,423,645.80    Yes (b)
  20         SBRC     Fountain Oaks                                           55.42     10,300,659.82      No
  21         SBRC     Park Central Office Development                         84.13      9,980,047.45      No
  22         SBRC     McCormick Place Office Park                            139.98      9,497,274.81      No
  23         SBRC     One Michigan Avenue                                     65.79      8,857,313.77      No
  24         ORIX     Distribution Services Limited                           26.33      8,755,484.54      No
  25         SBRC     St. Joseph Professional Building                        61.76      7,647,566.83      No
  26         SBRC     Penns Plaza                                             87.26      7,373,916.41      No
  27         SBRC     Airport Plaza Office Center - Phase 1                  144.81      7,220,108.23      No
  28          PW      375 Ballardvale Street                                  46.92      7,175,705.77      No
  29         SBRC     Hampton Inn - Columbus                                 44,924      1,239,045.27    Yes (c)
  30         SBRC     Comfort Suites Hotel                                   29,985        429,533.22    Yes (c)
  31         SBRC     Raintree Corporate Center - Phase I                    113.75      6,608,151.30      No
---------------------------------------------------------------------------------------------------------------------
  32         SBRC     For Eyes Optical Portfolio                                         6,349,275.89      No
  32A                 For Eyes Optical - Hialeah                              36.31
  32B                 For Eyes Optical - Hialeah 2                            34.69
  32C                 For Eyes Optical - Philadelphia 2                      140.75
  32D                 For Eyes Optical - Lauderhill                          113.51
  32E                 For Eyes Optical - Casselberry                         148.85
  32F                 For Eyes Optical - Coral Gables                        185.60
  32G                 For Eyes Optical - Richmond                             91.14
  32H                 For Eyes Optical - Rosemont                            116.00
  32I                 For Eyes Optical - Philadelphia                        229.59
---------------------------------------------------------------------------------------------------------------------
  33          PW      Gateway Mobile Home Park                               20,223      6,192,479.02      No
  34          PW      Lake Cook Office                                       101.43      6,128,349.00      No
  35          PW      Pine Terrace Apartments                                78,503      5,883,955.03      No
  36         SBRC     2265 Ralph Avenue                                      139.24      5,668,830.37      No
  37          PW      Shoppers Food Warehouse                                 83.66      5,701,497.11      No
  38         AMCC     Computer Science Corp Building                          91.14      5,587,186.33      No
  39         AMCC     Sprint Customer Care Center                             69.28      5,558,205.05      No
  40         ORIX     SugarOak Office Retreat                                 75.29      5,485,618.29      No
  41         ORIX     Dronningens Gade Portfolio                             344.42      5,594,557.82      No
  42          PW      400 Blair Road                                          33.14      5,414,010.06      No
  43          PW      14 Jewel Drive                                          48.31      5,218,695.11      No
  44         SBRC     Brookwood Square Shopping Center                        81.74      4,721,444.33      No
---------------------------------------------------------------------------------------------------------------------
  45          PW      87 Concord & 7 Lopez Portfolio                                     4,987,659.13      No
  45A                 87 Concord Road                                         46.33
  45B                 7 Lopez Road                                            39.53
---------------------------------------------------------------------------------------------------------------------

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  CROSS COLLATER-     RELATED        RELATED
NUMBER   LOAN SELLER                                                       ALIZED MORTGAGE    (MORTGAGE    MORTGAGE LOAN
                                                                              LOAN GROUP     LOAN GROUP)  GROUP AGGREGATE
                                                                          AGGREGATE CUT-OFF                CUT-OFF DATE
                                                                             DATE BALANCE                    BALANCE
===========================================================================================================================
   1         SBRC     Northpointe Plaza                                      31,483,555           No        31,483,555
   2          PW      1615 Poydras Street                                    29,159,803           No        29,159,803
   3         ORIX     Medical Mutual of Ohio Office Building - Toledo        19,762,226        Yes (a)      29,462,816
   4         ORIX     Medical Mutual of Ohio Office Building - Beachwood     19,762,226        Yes (a)      29,462,816
   5          PW      Diplomat Centre                                        19,280,819           No        19,280,819
   6         SBRC     Western Plaza II Shopping Center                       19,063,254           No        19,063,254
   7         SBRC     Metatec Building                                       18,874,391           No        18,874,391
   8         SBRC     Red Lion Shopping Center                               16,949,946           No        16,949,946
   9          PW      Diamond Point Plaza                                    15,295,228           No        15,295,228
  10          PW      Mount Vernon Medical Office Building                   15,243,746           No        15,243,746
  11         ORIX     250 Plaza Office Building                              14,886,077        Yes (c)      25,084,840
  12          PW      110 Greenwich Street                                   14,385,472           No        14,385,472
---------------------------------------------------------------------------------------------------------------------------
  13          PW      San Fernando Professional Buildings Portfolio          14,088,419           No        14,088,419
  13A                 11155-11165 Sepulveda Boulevard
  13B                 11211 Sepulveda Boulevard
  13C                 17909 Soledad Canyon Road
---------------------------------------------------------------------------------------------------------------------------
  14          PW      3200 Regatta Boulevard                                 12,558,042           No        12,558,042
  15         AMCC     Senter Road Industrial Property                        12,540,663           No        12,540,663
  16         AMCC     Scottsdale Gateway II                                  11,850,277           No        11,850,277
  17          PW      Kmart Plaza                                            11,665,984        Yes (e)      11,665,984
  18          PW      Miracle Mile Shopping Center                           11,665,984        Yes (e)      11,665,984
  19          PW      North Country Plaza                                    11,665,984        Yes (e)      11,665,984
  20         SBRC     Fountain Oaks                                          11,426,513           No        11,426,513
  21         SBRC     Park Central Office Development                        11,078,196           No        11,078,196
  22         SBRC     McCormick Place Office Park                            10,490,896           No        10,490,896
  23         SBRC     One Michigan Avenue                                     9,811,784           No         9,811,784
  24         ORIX     Distribution Services Limited                           9,700,591        Yes (a)      29,462,816
  25         SBRC     St. Joseph Professional Building                        8,448,309           No         8,448,309
  26         SBRC     Penns Plaza                                             8,141,517        Yes (d)      14,341,859
  27         SBRC     Airport Plaza Office Center - Phase 1                   8,041,261           No         8,041,261
  28          PW      375 Ballardvale Street                                  7,888,749        Yes (b)      27,446,274
  29         SBRC     Hampton Inn - Columbus                                  7,804,197        Yes (g)       7,804,197
  30         SBRC     Comfort Suites Hotel                                    7,804,197        Yes (g)       7,804,197
  31         SBRC     Raintree Corporate Center - Phase I                     7,276,618           No         7,276,618
---------------------------------------------------------------------------------------------------------------------------
  32         SBRC     For Eyes Optical Portfolio                              6,935,696           No         6,935,696
  32A                 For Eyes Optical - Hialeah
  32B                 For Eyes Optical - Hialeah 2
  32C                 For Eyes Optical - Philadelphia 2
  32D                 For Eyes Optical - Lauderhill
  32E                 For Eyes Optical - Casselberry
  32F                 For Eyes Optical - Coral Gables
  32G                 For Eyes Optical - Richmond
  32H                 For Eyes Optical - Rosemont
  32I                 For Eyes Optical - Philadelphia
---------------------------------------------------------------------------------------------------------------------------
  33          PW      Gateway Mobile Home Park                                6,815,006           No         6,815,006
  34          PW      Lake Cook Office                                        6,694,327           No         6,694,327
  35          PW      Pine Terrace Apartments                                 6,515,732           No         6,515,732
  36         SBRC     2265 Ralph Avenue                                       6,319,280        Yes (f)       9,937,378
  37          PW      Shoppers Food Warehouse                                 6,274,789           No         6,274,789
  38         AMCC     Computer Science Corp Building                          6,200,342        Yes (d)      14,341,859
  39         AMCC     Sprint Customer Care Center                             6,175,123           No         6,175,123
  40         ORIX     SugarOak Office Retreat                                 6,093,573           No         6,093,573
  41         ORIX     Dronningens Gade Portfolio                              6,061,116           No         6,061,116
  42          PW      400 Blair Road                                          5,997,671           No         5,997,671
  43          PW      14 Jewel Drive                                          5,737,272        Yes (b)      27,446,274
  44         SBRC     Brookwood Square Shopping Center                        5,635,265           No         5,635,265
---------------------------------------------------------------------------------------------------------------------------
  45          PW      87 Concord & 7 Lopez Portfolio                          5,483,278        Yes (b)      27,446,274
  45A                 87 Concord Road
  45B                 7 Lopez Road
---------------------------------------------------------------------------------------------------------------------------

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  OWNERSHIP  APPRAISED   APPRAISAL   CUT-OFF   MATURITY
NUMBER   LOAN SELLER                                                       INTEREST     VALUE       DATE     DATE LTV  DATE / ARD
                                                                                                               RATIO   LTV RATIO


================================================================================================================================
   1         SBRC     Northpointe Plaza                                   Fee Simple  42,000,000   05/04/99   74.96%     67.18%
   2          PW      1615 Poydras Street                                 Fee Simple  51,000,000   02/09/00   57.18%     51.75%
   3         ORIX     Medical Mutual of Ohio Office Building - Toledo     Fee Simple  19,700,000   02/25/00   74.48%     67.69%
   4         ORIX     Medical Mutual of Ohio Office Building - Beachwood  Fee Simple   6,800,000   02/25/00   74.86%     68.04%
   5          PW      Diplomat Centre                                     Fee Simple  30,000,000   03/08/00   64.27%     58.13%
   6         SBRC     Western Plaza II Shopping Center                    Fee Simple  23,000,000   05/01/99   82.88%     75.00%
   7         SBRC     Metatec Building                                    Fee Simple  25,800,000   11/01/99   73.16%     66.19%
   8         SBRC     Red Lion Shopping Center                            Fee Simple  23,500,000   07/16/00   72.13%     65.96%
   9          PW      Diamond Point Plaza                                 Fee Simple  20,000,000   02/29/00   76.48%     69.82%
  10          PW      Mount Vernon Medical Office Building                Fee Simple  19,750,000   05/18/00   77.18%     69.45%
  11         ORIX     250 Plaza Office Building                           Fee Simple  20,000,000   06/08/99   74.43%     66.56%
  12          PW      110 Greenwich Street                                Fee Simple  18,000,000   01/14/00   79.92%     72.27%
--------------------------------------------------------------------------------------------------------------------------------
  13          PW      San Fernando Professional Buildings Portfolio                   22,800,000              61.79%     56.69%
  13A                 11155-11165 Sepulveda Boulevard                     Fee Simple   4,000,000   01/04/00
  13B                 11211 Sepulveda Boulevard                           Fee Simple  13,700,000   01/04/00
  13C                 17909 Soledad Canyon Road                           Fee Simple   5,100,000   01/04/00
--------------------------------------------------------------------------------------------------------------------------------
  14          PW      3200 Regatta Boulevard                              Fee Simple  18,300,000   11/30/99   68.62%     62.72%
  15         AMCC     Senter Road Industrial Property                     Fee Simple  17,600,000   11/18/99   71.25%     63.89%
  16         AMCC     Scottsdale Gateway II                               Fee Simple  17,700,000   12/02/99   66.95%     60.60%
  17          PW      Kmart Plaza                                         Fee Simple  11,500,000   03/16/00   75.26%     68.38%
  18          PW      Miracle Mile Shopping Center                        Fee Simple   1,950,000   05/22/00   75.26%     68.38%
  19          PW      North Country Plaza                                 Fee Simple   2,050,000   03/16/00   75.26%     68.38%
  20         SBRC     Fountain Oaks                                       Fee Simple  15,250,000   07/01/99   74.93%     67.55%
  21         SBRC     Park Central Office Development                     Fee Simple  14,650,000   03/01/00   75.62%     68.12%
  22         SBRC     McCormick Place Office Park                         Fee Simple  13,900,000   02/01/00   75.47%     68.33%
  23         SBRC     One Michigan Avenue                                 Fee Simple  15,300,000   11/17/99   64.13%     57.89%
  24         ORIX     Distribution Services Limited                       Fee Simple  12,900,000   09/17/99   75.20%     67.87%
  25         SBRC     St. Joseph Professional Building                    Fee Simple  11,150,000   03/30/99   75.77%     68.59%
  26         SBRC     Penns Plaza                                         Fee Simple  11,500,000   08/17/99   70.80%     64.12%
  27         SBRC     Airport Plaza Office Center - Phase 1               Fee Simple  11,600,000   03/12/99   69.32%     62.24%
  28          PW      375 Ballardvale Street                              Fee Simple   9,900,000   07/02/99   79.68%     72.48%
  29         SBRC     Hampton Inn - Columbus                              Leasehold    7,500,000   07/03/98   66.70%     14.26%
  30         SBRC     Comfort Suites Hotel                                Leasehold    4,200,000   06/16/98   66.70%     14.26%
  31         SBRC     Raintree Corporate Center - Phase I                 Fee Simple   9,975,000   12/02/99   72.95%     66.25%
--------------------------------------------------------------------------------------------------------------------------------
  32         SBRC     For Eyes Optical Portfolio                                       9,550,000              72.63%     66.48%
  32A                 For Eyes Optical - Hialeah                          Fee Simple   2,200,000   11/05/99
  32B                 For Eyes Optical - Hialeah 2                        Fee Simple   1,500,000   11/05/99
  32C                 For Eyes Optical - Philadelphia 2                   Fee Simple   1,250,000   10/28/99
  32D                 For Eyes Optical - Lauderhill                       Fee Simple   1,030,000   11/21/99
  32E                 For Eyes Optical - Casselberry                      Fee Simple     950,000   11/11/99
  32F                 For Eyes Optical - Coral Gables                     Fee Simple     920,000   11/21/99
  32G                 For Eyes Optical - Richmond                         Fee Simple     635,000   11/19/99
  32H                 For Eyes Optical - Rosemont                         Fee Simple     575,000   10/28/99
  32I                 For Eyes Optical - Philadelphia                     Fee Simple     490,000   10/28/99
--------------------------------------------------------------------------------------------------------------------------------
  33          PW      Gateway Mobile Home Park                            Fee Simple   8,600,000   08/11/99   79.24%     72.01%
  34          PW      Lake Cook Office                                    Fee Simple   9,600,000   04/01/00   69.73%     63.84%
  35          PW      Pine Terrace Apartments                             Fee Simple   8,700,000   01/18/00   74.89%     67.63%
  36         SBRC     2265 Ralph Avenue                                   Fee Simple   8,500,000   03/24/99   74.34%     66.69%
  37          PW      Shoppers Food Warehouse                             Fee Simple   8,750,000   10/05/99   71.71%     65.16%
  38         AMCC     Computer Science Corp Building                      Fee Simple   8,400,000   11/01/99   73.81%     66.51%
  39         AMCC     Sprint Customer Care Center                         Fee Simple   8,450,000   12/15/99   73.08%     65.78%
  40         ORIX     SugarOak Office Retreat                             Fee Simple  10,000,000   05/01/00   60.94%     54.86%
  41         ORIX     Dronningens Gade Portfolio                          Fee Simple   8,300,000   12/04/99   73.03%     67.40%
  42          PW      400 Blair Road                                      Fee Simple   7,500,000   02/04/00   79.97%     72.19%
  43          PW      14 Jewel Drive                                      Fee Simple   7,250,000   07/01/99   79.13%     71.98%
  44         SBRC     Brookwood Square Shopping Center                    Fee Simple   9,500,000   05/18/99   59.32%     49.70%
--------------------------------------------------------------------------------------------------------------------------------
  45          PW      87 Concord & 7 Lopez Portfolio                                   7,800,000              70.30%     63.94%
  45A                 87 Concord Road                                     Fee Simple   3,750,000   07/01/99
  45B                 7 Lopez Road                                        Fee Simple   4,050,000   07/01/99
--------------------------------------------------------------------------------------------------------------------------------

              LOAN BALANCE AND PROPERTY APPRAISED VALUE INFORMATION


CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 CUT-OFF DATE    % OF TOTAL      ALLOCATED    ALLOCATED %
NUMBER   LOAN SELLER                                                        BALANCE      CUT-OFF DATE   CUT-OFF DATE    OF TOTAL
                                                                                           BALANCE        BALANCE     CUT-OFF DATE
                                                                                                                         BALANCE

====================================================================================================================================
  46         AMCC     National Refractories & Minerals Corporation         5,419,369.03     0.69%       5,419,369.03     0.69%
  47         SBRC     Sorrento Glen                                        5,414,016.97     0.69%       5,414,016.97     0.69%
  48         SBRC     Melrose Plaza                                        5,321,889.11     0.68%       5,321,889.11     0.68%
  49         ORIX     Bayshore Executive Plaza                             5,276,287.12     0.67%       5,276,287.12     0.67%
  50         SBRC     Gates Park Crossing Apartments                       5,224,150.33     0.67%       5,224,150.33     0.67%
  51          PW      Days Inn Fort Wright                                 1,788,064.63     0.23%       1,788,064.63     0.23%
  52          PW      Days Inn Frankfort                                   2,197,321.93     0.28%       2,197,321.93     0.28%
  53          PW      Days Inn Shepherdsville                              1,183,922.90     0.15%       1,183,922.90     0.15%
  54         SBRC     Fairgrounds Mobile Estates                           5,033,877.38     0.64%       5,033,877.38     0.64%
  55         ORIX     Lyrewood Pointe Apartments                           5,018,357.80     0.64%       5,018,357.80     0.64%
  56         SBRC     The Market at Summer Oaks                            4,988,120.47     0.64%       4,988,120.47     0.64%
  57         SBRC     Cambridge Village Apartments                         4,936,494.47     0.63%       4,936,494.47     0.63%
  58         ORIX     Park Square Court                                    4,922,475.71     0.63%       4,922,475.71     0.63%
  59         SBRC     Princess Anne Marketplace                            4,378,676.28     0.56%       4,378,676.28     0.56%
  60         SBRC     Pinon  Trails Apartments                             4,271,662.87     0.54%       4,271,662.87     0.54%
  61          PW      Cayuga Village Mobile Home Park                      4,235,847.37     0.54%       4,235,847.37     0.54%
  62         SBRC     500 South Salina Street                              4,191,568.05     0.53%       4,191,568.05     0.53%
  63         SBRC     Kerman Shopping Center                               4,127,294.17     0.53%       4,127,294.17     0.53%
  64          PW      155 West Street                                      4,014,098.48     0.51%       4,014,098.48     0.51%
  65         AMCC     Lexington Kmart                                      3,947,003.40     0.50%       3,947,003.40     0.50%
  66         AMCC     Niagara Kmart                                        3,840,228.14     0.49%       3,840,228.14     0.49%
  67         SBRC     Beverly Westside                                     3,707,014.24     0.47%       3,707,014.24     0.47%
  68         SBRC     Balboa Palms Apartments                              1,991,406.70     0.25%       1,991,406.70     0.25%
  69         SBRC     Tarzana Palms Apartments                             1,672,781.59     0.21%       1,672,781.59     0.21%
  70          PW      131 Spring Street                                    3,635,391.35     0.46%       3,635,391.35     0.46%
  71         SBRC     1445 Hempstead Turnpike                              3,618,097.73     0.46%       3,618,097.73     0.46%
  72          PW      Jackson Professional                                 3,598,882.24     0.46%       3,598,882.24     0.46%
  73         SBRC     Campbell Hill Apartments                             3,553,108.45     0.45%       3,553,108.45     0.45%
------------------------------------------------------------------------------------------------------------------------------------
  74          PW      377 Ballardvale & 315 New Boston Portfolio           3,401,525.14     0.43%
  74A                 377 Ballardvale Street                                                            2,788,951.80     0.36%
  74B                 315 New Boston Street                                                               612,573.34     0.08%
------------------------------------------------------------------------------------------------------------------------------------
  75         SBRC     Lamar Crossing Shopping Center                       3,316,711.47     0.42%       3,316,711.47     0.42%
  76         ORIX     Renner Plaza Office Building                         3,243,376.05     0.41%       3,243,376.05     0.41%
------------------------------------------------------------------------------------------------------------------------------------
  77          PW      Plimpton and Hills Portfolio                         3,195,664.13     0.41%
  77A                 114-146 Kings Highway East                                                        1,875,754.98     0.24%
  77B                 1 Maxim Road                                                                      1,319,909.15     0.17%
------------------------------------------------------------------------------------------------------------------------------------
  78          PW      4444 West Bristol Road                               3,191,268.75     0.41%       3,191,268.75     0.41%
  79         SBRC     Vacaville Town Center                                3,164,542.00     0.40%       3,164,542.00     0.40%
  80          PW      CVS - Dorchester                                     3,155,510.04     0.40%       3,155,510.04     0.40%
  81          PW      RPM Warehouse                                        3,098,919.43     0.39%       3,098,919.43     0.39%
  82          PW      Deere Road Warehouse Buildings                       3,034,181.41     0.39%       3,034,181.41     0.39%
  83         SBRC     411-423 East 114th Street                            2,991,438.68     0.38%       2,991,438.68     0.38%
  84          PW      SunTrust Centre                                      2,956,569.11     0.38%       2,956,569.11     0.38%
  85         AMCC     Lynnwood Business Center                               886,397.18     0.11%         886,397.18     0.11%
  86         AMCC     Quad 95                                              2,068,260.32     0.26%       2,068,260.32     0.26%
  87         SBRC     Independence Court Apartments                        2,787,969.36     0.36%       2,787,969.36     0.36%
  88         SBRC     5601 Merrick Road                                    2,701,471.06     0.34%       2,701,471.06     0.34%
  89         SBRC     Pinnacle Warehouse                                   2,685,943.35     0.34%       2,685,943.35     0.34%
  90         SBRC     300 Wildwood Avenue                                  2,684,825.00     0.34%       2,684,825.00     0.34%
  91          PW      Congress Professional Center III                     2,647,403.20     0.34%       2,647,403.20     0.34%
  92          PW      Keystone Building                                    2,643,760.65     0.34%       2,643,760.65     0.34%
  93          PW      4621 W. Napoleon                                     2,633,567.91     0.34%       2,633,567.91     0.34%
  94          PW      Balboa Pointe Apartments                             2,619,596.17     0.33%       2,619,596.17     0.33%
  95         SBRC     Spartacus Apartments                                 2,617,493.41     0.33%       2,617,493.41     0.33%
  96         SBRC     Storage Depot I                                      2,596,919.00     0.33%       2,596,919.00     0.33%
  97         SBRC     Village Place Shopping Center                        2,579,990.50     0.33%       2,579,990.50     0.33%
  98          PW      Burke Village Center                                 2,556,522.79     0.33%       2,556,522.79     0.33%
  99         SBRC     Tivoli Square Apartments                             2,520,752.43     0.32%       2,520,752.43     0.32%

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 ALLOCATED    LOAN BALANCE AT     CROSS
NUMBER   LOAN SELLER                                                       CUT-OFF     MATURITY / ARD    COLLATER-
                                                                             DATE                         ALIZED
                                                                          BALANCE PER                    (MORTGAGE
                                                                             UNIT                       LOAN GROUP)
=====================================================================================================================
  46         AMCC     National Refractories & Minerals Corporation            95.75      4,886,979.04      No
  47         SBRC     Sorrento Glen                                          121.95      4,897,972.70      No
  48         SBRC     Melrose Plaza                                          333.08      4,788,443.03      No
  49         ORIX     Bayshore Executive Plaza                                55.70      4,714,062.81      No
  50         SBRC     Gates Park Crossing Apartments                         15,735      4,726,586.28      No
  51          PW      Days Inn Fort Wright                                   15,548      1,504,070.64    Yes (d)
  52          PW      Days Inn Frankfort                                     18,011      1,848,326.59    Yes (d)
  53          PW      Days Inn Shepherdsville                                 9,866        995,883.29    Yes (d)
  54         SBRC     Fairgrounds Mobile Estates                             21,605      4,500,543.13      No
  55         ORIX     Lyrewood Pointe Apartments                             23,341      4,548,197.25      No
  56         SBRC     The Market at Summer Oaks                               57.11      4,521,386.57      No
  57         SBRC     Cambridge Village Apartments                           16,238      4,443,632.15      No
  58         ORIX     Park Square Court                                       38.54      4,442,823.63      No
  59         SBRC     Princess Anne Marketplace                              164.81      3,966,822.08      No
  60         SBRC     Pinon  Trails Apartments                               15,148      3,840,537.55      No
  61          PW      Cayuga Village Mobile Home Park                         9,874      3,871,212.34      No
  62         SBRC     500 South Salina Street                                 28.25      3,794,573.28      No
  63         SBRC     Kerman Shopping Center                                  40.54      3,730,042.85      No
  64          PW      155 West Street                                         55.42      3,651,274.53      No
  65         AMCC     Lexington Kmart                                         37.25      3,548,667.23      No
  66         AMCC     Niagara Kmart                                           36.40      3,452,668.46      No
  67         SBRC     Beverly Westside                                       149.60      3,382,676.80      No
  68         SBRC     Balboa Palms Apartments                                39,828      1,781,422.06    Yes (e)
  69         SBRC     Tarzana Palms Apartments                               40,800      1,496,393.58    Yes (e)
  70          PW      131 Spring Street                                       90.88      3,253,563.97      No
  71         SBRC     1445 Hempstead Turnpike                                133.62      3,245,682.65      No
  72          PW      Jackson Professional                                    95.81      3,286,343.12      No
  73         SBRC     Campbell Hill Apartments                               47,375      3,225,177.14      No
---------------------------------------------------------------------------------------------------------------------
  74          PW      377 Ballardvale & 315 New Boston Portfolio                         3,094,070.10      No
  74A                 377 Ballardvale Street                                  59.57
  74B                 315 New Boston Street                                   48.62
---------------------------------------------------------------------------------------------------------------------
  75         SBRC     Lamar Crossing Shopping Center                          66.25      3,014,332.02      No
  76         ORIX     Renner Plaza Office Building                            76.49      2,971,016.11      No
---------------------------------------------------------------------------------------------------------------------
  77          PW      Plimpton and Hills Portfolio                                       2,895,521.27      No
  77A                 114-146 Kings Highway East                              38.16
  77B                 1 Maxim Road                                            35.92
---------------------------------------------------------------------------------------------------------------------
  78          PW      4444 West Bristol Road                                  75.48      2,936,114.41      No
  79         SBRC     Vacaville Town Center                                   90.53      2,851,479.98      No
  80          PW      CVS - Dorchester                                       333.92                 -      No
  81          PW      RPM Warehouse                                           25.82      2,813,744.87      No
  82          PW      Deere Road Warehouse Buildings                          15.16      2,790,374.90      No
  83         SBRC     411-423 East 114th Street                              36,931      2,742,668.50      No
  84          PW      SunTrust Centre                                        104.48      2,677,138.20      No
  85         AMCC     Lynnwood Business Center                                42.94        731,259.20    Yes (f)
  86         AMCC     Quad 95                                                 53.06      1,706,274.45    Yes (f)
  87         SBRC     Independence Court Apartments                          42,892      2,493,990.52      No
  88         SBRC     5601 Merrick Road                                      122.68      2,445,421.19      No
  89         SBRC     Pinnacle Warehouse                                      49.74      2,432,707.44      No
  90         SBRC     300 Wildwood Avenue                                     47.20      2,421,071.83      No
  91          PW      Congress Professional Center III                       145.98      2,397,341.58      No
  92          PW      Keystone Building                                       81.73      2,397,968.22      No
  93          PW      4621 W. Napoleon                                        63.25      2,395,903.20      No
  94          PW      Balboa Pointe Apartments                               36,896      2,366,731.13      No
  95         SBRC     Spartacus Apartments                                   15,397      2,332,725.15      No
  96         SBRC     Storage Depot I                                         51.40      2,205,776.15      No
  97         SBRC     Village Place Shopping Center                           28.29      2,334,826.67      No
  98          PW      Burke Village Center                                    89.23      2,155,923.10      No
  99         SBRC     Tivoli Square Apartments                               35,504      2,273,118.58      No

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  CROSS COLLATER-     RELATED        RELATED
NUMBER   LOAN SELLER                                                       ALIZED MORTGAGE    (MORTGAGE    MORTGAGE LOAN
                                                                              LOAN GROUP     LOAN GROUP)  GROUP AGGREGATE
                                                                          AGGREGATE CUT-OFF                CUT-OFF DATE
                                                                             DATE BALANCE                    BALANCE
===========================================================================================================================
  46         AMCC     National Refractories & Minerals Corporation            5,419,369           No         5,419,369
  47         SBRC     Sorrento Glen                                           5,414,017           No         5,414,017
  48         SBRC     Melrose Plaza                                           5,321,889           No         5,321,889
  49         ORIX     Bayshore Executive Plaza                                5,276,287        Yes (c)      25,084,840
  50         SBRC     Gates Park Crossing Apartments                          5,224,150           No         5,224,150
  51          PW      Days Inn Fort Wright                                    5,169,309        Yes (k)       5,169,309
  52          PW      Days Inn Frankfort                                      5,169,309        Yes (k)       5,169,309
  53          PW      Days Inn Shepherdsville                                 5,169,309        Yes (k)       5,169,309
  54         SBRC     Fairgrounds Mobile Estates                              5,033,877           No         5,033,877
  55         ORIX     Lyrewood Pointe Apartments                              5,018,358           No         5,018,358
  56         SBRC     The Market at Summer Oaks                               4,988,120           No         4,988,120
  57         SBRC     Cambridge Village Apartments                            4,936,494           No         4,936,494
  58         ORIX     Park Square Court                                       4,922,476        Yes (c)      25,084,840
  59         SBRC     Princess Anne Marketplace                               4,378,676           No         4,378,676
  60         SBRC     Pinon  Trails Apartments                                4,271,663           No         4,271,663
  61          PW      Cayuga Village Mobile Home Park                         4,235,847           No         4,235,847
  62         SBRC     500 South Salina Street                                 4,191,568        Yes (j)       5,474,354
  63         SBRC     Kerman Shopping Center                                  4,127,294           No         4,127,294
  64          PW      155 West Street                                         4,014,098        Yes (b)      27,446,274
  65         AMCC     Lexington Kmart                                         3,947,003        Yes (h)       7,787,232
  66         AMCC     Niagara Kmart                                           3,840,228        Yes (h)       7,787,232
  67         SBRC     Beverly Westside                                        3,707,014           No         3,707,014
  68         SBRC     Balboa Palms Apartments                                 3,664,188        Yes (l)       4,659,892
  69         SBRC     Tarzana Palms Apartments                                3,664,188        Yes (l)       4,659,892
  70          PW      131 Spring Street                                       3,635,391           No         3,635,391
  71         SBRC     1445 Hempstead Turnpike                                 3,618,098        Yes (f)       9,937,378
  72          PW      Jackson Professional                                    3,598,882           No         3,598,882
  73         SBRC     Campbell Hill Apartments                                3,553,108           No         3,553,108
---------------------------------------------------------------------------------------------------------------------------
  74          PW      377 Ballardvale & 315 New Boston Portfolio              3,401,525        Yes (b)      27,446,274
  74A                 377 Ballardvale Street
  74B                 315 New Boston Street
---------------------------------------------------------------------------------------------------------------------------
  75         SBRC     Lamar Crossing Shopping Center                          3,316,711           No         3,316,711
  76         ORIX     Renner Plaza Office Building                            3,243,376           No         3,243,376
---------------------------------------------------------------------------------------------------------------------------
  77          PW      Plimpton and Hills Portfolio                            3,195,664           No         3,195,664
  77A                 114-146 Kings Highway East
  77B                 1 Maxim Road
---------------------------------------------------------------------------------------------------------------------------
  78          PW      4444 West Bristol Road                                  3,191,269           No         3,191,269
  79         SBRC     Vacaville Town Center                                   3,164,542           No         3,164,542
  80          PW      CVS - Dorchester                                        3,155,510           No         3,155,510
  81          PW      RPM Warehouse                                           3,098,919           No         3,098,919
  82          PW      Deere Road Warehouse Buildings                          3,034,181           No         3,034,181
  83         SBRC     411-423 East 114th Street                               2,991,439           No         2,991,439
  84          PW      SunTrust Centre                                         2,956,569           No         2,956,569
  85         AMCC     Lynnwood Business Center                                2,954,658        Yes (n)       2,954,658
  86         AMCC     Quad 95                                                 2,954,658        Yes (n)       2,954,658
  87         SBRC     Independence Court Apartments                           2,787,969           No         2,787,969
  88         SBRC     5601 Merrick Road                                       2,701,471           No         2,701,471
  89         SBRC     Pinnacle Warehouse                                      2,685,943           No         2,685,943
  90         SBRC     300 Wildwood Avenue                                     2,684,825           No         2,684,825
  91          PW      Congress Professional Center III                        2,647,403           No         2,647,403
  92          PW      Keystone Building                                       2,643,761           No         2,643,761
  93          PW      4621 W. Napoleon                                        2,633,568           No         2,633,568
  94          PW      Balboa Pointe Apartments                                2,619,596           No         2,619,596
  95         SBRC     Spartacus Apartments                                    2,617,493           No         2,617,493
  96         SBRC     Storage Depot I                                         2,596,919           No         2,596,919
  97         SBRC     Village Place Shopping Center                           2,579,991           No         2,579,991
  98          PW      Burke Village Center                                    2,556,523           No         2,556,523
  99         SBRC     Tivoli Square Apartments                                2,520,752        Yes (i)       5,962,512

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  OWNERSHIP  APPRAISED   APPRAISAL   CUT-OFF   MATURITY
NUMBER   LOAN SELLER                                                       INTEREST     VALUE       DATE     DATE LTV  DATE / ARD
                                                                                                               RATIO   LTV RATIO


================================================================================================================================
  46         AMCC     National Refractories & Minerals Corporation        Fee Simple   7,715,000   06/24/99   70.24%     63.34%
  47         SBRC     Sorrento Glen                                       Fee Simple   7,470,000   04/01/00   72.48%     65.57%
  48         SBRC     Melrose Plaza                                       Fee Simple   7,640,000   09/09/99   69.66%     62.68%
  49         ORIX     Bayshore Executive Plaza                            Fee Simple   7,100,000   05/05/99   74.31%     66.40%
  50         SBRC     Gates Park Crossing Apartments                      Fee Simple   6,600,000   09/02/99   79.15%     71.61%
  51          PW      Days Inn Fort Wright                                Fee Simple   2,200,000   05/21/98   73.85%     62.12%
  52          PW      Days Inn Frankfort                                  Fee Simple   2,700,000   05/20/98   73.85%     62.12%
  53          PW      Days Inn Shepherdsville                             Fee Simple   2,100,000   05/21/98   73.85%     62.12%
  54         SBRC     Fairgrounds Mobile Estates                          Fee Simple   6,860,000   03/29/99   73.38%     65.61%
  55         ORIX     Lyrewood Pointe Apartments                          Fee Simple   6,920,000   07/29/99   72.52%     65.73%
  56         SBRC     The Market at Summer Oaks                           Fee Simple   6,550,000   11/15/99   76.15%     69.03%
  57         SBRC     Cambridge Village Apartments                        Fee Simple   6,975,000   07/29/99   70.77%     63.71%
  58         ORIX     Park Square Court                                   Fee Simple   6,900,000   08/03/99   71.34%     64.39%
  59         SBRC     Princess Anne Marketplace                           Fee Simple   5,600,000   08/16/99   78.19%     70.84%
  60         SBRC     Pinon  Trails Apartments                            Fee Simple   5,850,000   05/19/99   73.02%     65.65%
  61          PW      Cayuga Village Mobile Home Park                     Fee Simple   6,200,000   10/29/99   68.32%     62.44%
  62         SBRC     500 South Salina Street                             Fee Simple   5,600,000   02/01/00   74.85%     67.76%
  63         SBRC     Kerman Shopping Center                              Fee Simple   5,400,000   07/14/99   76.43%     69.07%
  64          PW      155 West Street                                     Fee Simple   5,750,000   07/01/99   69.81%     63.50%
  65         AMCC     Lexington Kmart                                     Fee Simple   5,100,000   10/25/99   77.39%     69.58%
  66         AMCC     Niagara Kmart                                       Fee Simple   5,000,000   10/20/99   76.80%     69.05%
  67         SBRC     Beverly Westside                                    Fee Simple   5,300,000   06/09/99   69.94%     63.82%
  68         SBRC     Balboa Palms Apartments                             Fee Simple   2,500,000   05/06/99   79.66%     71.26%
  69         SBRC     Tarzana Palms Apartments                            Fee Simple   2,100,000   05/06/99   79.66%     71.26%
  70          PW      131 Spring Street                                   Fee Simple  12,300,000   08/16/99   29.56%     26.45%
  71         SBRC     1445 Hempstead Turnpike                             Fee Simple   4,900,000   03/24/99   73.84%     66.24%
  72          PW      Jackson Professional                                 Leasehold   4,500,000   02/11/00   79.98%     73.03%
  73         SBRC     Campbell Hill Apartments                            Fee Simple   4,600,000   08/15/99   77.24%     70.11%
--------------------------------------------------------------------------------------------------------------------------------
  74          PW      377 Ballardvale & 315 New Boston Portfolio                       4,330,000              78.56%     71.46%
  74A                 377 Ballardvale Street                              Fee Simple   3,500,000   07/02/99
  74B                 315 New Boston Street                               Fee Simple     830,000   07/01/99
--------------------------------------------------------------------------------------------------------------------------------
  75         SBRC     Lamar Crossing Shopping Center                      Fee Simple   4,250,000   06/03/99   78.04%     70.93%
  76         ORIX     Renner Plaza Office Building                        Fee Simple   4,340,000   01/11/00   74.73%     68.46%
--------------------------------------------------------------------------------------------------------------------------------
  77          PW      Plimpton and Hills Portfolio                                     4,050,000              78.91%     71.49%
  77A                 114-146 Kings Highway East                          Fee Simple   2,350,000   10/06/99
  77B                 1 Maxim Road                                        Fee Simple   1,700,000   09/16/99
--------------------------------------------------------------------------------------------------------------------------------
  78          PW      4444 West Bristol Road                              Fee Simple   4,275,000   12/07/99   74.65%     68.68%
  79         SBRC     Vacaville Town Center                               Fee Simple   4,800,000   06/10/99   65.93%     59.41%
  80          PW      CVS - Dorchester                                    Fee Simple   3,700,000   12/17/99   85.28%      0.00%
  81          PW      RPM Warehouse                                       Fee Simple   3,900,000   04/04/00   79.46%     72.15%
  82          PW      Deere Road Warehouse Buildings                      Fee Simple   3,800,000   12/22/99   79.85%     73.43%
  83         SBRC     411-423 East 114th Street                           Fee Simple   4,200,000   10/25/99   71.22%     65.30%
  84          PW      SunTrust Centre                                     Fee Simple   3,950,000   02/04/00   74.85%     67.78%
  85         AMCC     Lynnwood Business Center                            Fee Simple   1,690,000   03/24/00   52.45%     43.27%
  86         AMCC     Quad 95                                             Fee Simple   4,090,000   03/24/00   50.57%     41.72%
  87         SBRC     Independence Court Apartments                       Fee Simple   3,300,000   05/06/99   84.48%     75.58%
  88         SBRC     5601 Merrick Road                                   Fee Simple   3,625,000   03/24/99   74.52%     67.46%
  89         SBRC     Pinnacle Warehouse                                  Fee Simple   3,700,000   10/14/99   72.59%     65.75%
  90         SBRC     300 Wildwood Avenue                                 Fee Simple   3,800,000   09/01/99   70.65%     63.71%
  91          PW      Congress Professional Center III                    Fee Simple   3,650,000   02/10/00   72.53%     65.68%
  92          PW      Keystone Building                                   Fee Simple   3,787,000   02/08/00   69.81%     63.32%
  93          PW      4621 W. Napoleon                                    Fee Simple   3,570,000   03/21/00   73.77%     67.11%
  94          PW      Balboa Pointe Apartments                            Fee Simple   3,550,000   12/14/99   73.79%     66.67%
  95         SBRC     Spartacus Apartments                                Fee Simple   3,350,000   04/07/99   78.13%     69.63%
  96         SBRC     Storage Depot I                                     Leasehold    4,250,000   10/25/99   61.10%     51.90%
  97         SBRC     Village Place Shopping Center                       Fee Simple   3,700,000   02/02/99   69.73%     63.10%
  98          PW      Burke Village Center                                Fee Simple   4,000,000   12/14/99   63.91%     53.90%
  99         SBRC     Tivoli Square Apartments                            Fee Simple   3,330,000   04/19/99   75.70%     68.26%

              LOAN BALANCE AND PROPERTY APPRAISED VALUE INFORMATION


CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 CUT-OFF DATE    % OF TOTAL      ALLOCATED    ALLOCATED %
NUMBER   LOAN SELLER                                                        BALANCE      CUT-OFF DATE   CUT-OFF DATE    OF TOTAL
                                                                                           BALANCE        BALANCE     CUT-OFF DATE
                                                                                                                         BALANCE

====================================================================================================================================
 100         AMCC     Foothills Village Centre                             2,514,420.38     0.32%       2,514,420.38     0.32%
 101         SBRC     McBee Apartments                                     2,494,096.00     0.32%       2,494,096.00     0.32%
 102         SBRC     Golden Sands Apartments                              2,476,259.66     0.32%       2,476,259.66     0.32%
 103          PW      Eckerds - Gloversville                               2,409,905.67     0.31%       2,409,905.67     0.31%
 104         AMCC     Dover Crossing Shopping Center                       2,386,868.89     0.30%       2,386,868.89     0.30%
 105         AMCC     Plainville Crossing                                  2,368,544.76     0.30%       2,368,544.76     0.30%
 106         AMCC     Staples - Lawton                                     2,322,785.64     0.30%       2,322,785.64     0.30%
 107         SBRC     Boardwalk at Marina Bay                              2,311,281.98     0.29%       2,311,281.98     0.29%
 108         AMCC     Kalevala Village Apartments                          2,243,900.14     0.29%       2,243,900.14     0.29%
 109          PW      CVS - Murfreesboro                                   2,178,864.95     0.28%       2,178,864.95     0.28%
 110          PW      La Quinta Gardens                                    2,153,314.18     0.27%       2,153,314.18     0.27%
 111          PW      Urban Outfitters Ann Arbor                           2,091,390.73     0.27%       2,091,390.73     0.27%
 112         AMCC     Kolstad Great Dane Warehouse                         2,066,955.63     0.26%       2,066,955.63     0.26%
 113          PW      South Meadows                                        1,993,702.38     0.25%       1,993,702.38     0.25%
 114         AMCC     Pederson-Krag Center Building                        1,979,853.47     0.25%       1,979,853.47     0.25%
 115         SBRC     Crosstown Self Storage                               1,978,456.78     0.25%       1,978,456.78     0.25%
 116          PW      Esquire Apartments                                   1,977,473.60     0.25%       1,977,473.60     0.25%
 117         AMCC     Rigid Building Systems                               1,974,122.27     0.25%       1,974,122.27     0.25%
 118          PW      Falcon Cove Apartments                               1,943,325.41     0.25%       1,943,325.41     0.25%
 119         ORIX     CountryHouse Residences                              1,921,171.19     0.24%       1,921,171.19     0.24%
 120         SBRC     One Centennial Drive                                 1,918,677.94     0.24%       1,918,677.94     0.24%
 121         SBRC     Diplomat Apartments                                  1,900,471.30     0.24%       1,900,471.30     0.24%
 122          PW      Avenue J Warehouse                                   1,896,088.65     0.24%       1,896,088.65     0.24%
 123         AMCC     Kiely Plaza Shopping Center                          1,877,072.55     0.24%       1,877,072.55     0.24%
 124         ORIX     Miami Gardens Office Center                          1,853,330.81     0.24%       1,853,330.81     0.24%
 125          PW      Texas Tech Office Building                           1,842,492.25     0.23%       1,842,492.25     0.23%
 126         AMCC     The Village Apartments                               1,776,439.17     0.23%       1,776,439.17     0.23%
------------------------------------------------------------------------------------------------------------------------------------
 127          PW      Des Moines Apartments Portfolio                      1,711,865.59     0.22%
 127A                 Capital Hills Apartments                                                            326,369.12     0.04%
 127B                 Lyon Manor Apartments                                                               300,466.81     0.04%
 127C                 Silhouette Apartments                                                             1,085,029.66     0.14%
------------------------------------------------------------------------------------------------------------------------------------
 128          PW      69-75 Lehigh Avenue                                  1,696,099.28     0.22%       1,696,099.28     0.22%
 129         AMCC     Henderson Building                                   1,669,688.60     0.21%       1,669,688.60     0.21%
 130         AMCC     Park Plaza                                           1,649,376.56     0.21%       1,649,376.56     0.21%
 131          PW      North Park Industrial                                1,641,334.27     0.21%       1,641,334.27     0.21%
 132          PW      Midwood Medical Center                               1,618,960.13     0.21%       1,618,960.13     0.21%
 133         AMCC     Southcenter Strip Retail Center                      1,580,643.96     0.20%       1,580,643.96     0.20%
 134         AMCC     Fair Oaks Office/Retail Bldg                         1,580,531.11     0.20%       1,580,531.11     0.20%
 135         AMCC     Southview Apartments                                 1,552,732.62     0.20%       1,552,732.62     0.20%
 136         SBRC     Monaco Apartments                                    1,541,288.43     0.20%       1,541,288.43     0.20%
 137         AMCC     Hafner Court Apartments                              1,527,283.70     0.19%       1,527,283.70     0.19%
 138         AMCC     Loma Vista Center                                    1,488,221.97     0.19%       1,488,221.97     0.19%
 139         AMCC     Carroll Road Warehouse                               1,484,374.93     0.19%       1,484,374.93     0.19%
 140         AMCC     Sandalwood Apartments                                1,478,987.32     0.19%       1,478,987.32     0.19%
 142         SBRC     Bonhampton Corners                                   1,447,064.05     0.18%       1,447,064.05     0.18%
 143         AMCC     Greenway Village Shopping Center                     1,428,903.09     0.18%       1,428,903.09     0.18%
 144          PW      Jupiter Corporate Center                             1,393,322.55     0.18%       1,393,322.55     0.18%
 145         AMCC     Banneker Building                                    1,390,237.80     0.18%       1,390,237.80     0.18%
 146         AMCC     3975 Landmark Street                                 1,326,620.94     0.17%       1,326,620.94     0.17%

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 ALLOCATED    LOAN BALANCE AT     CROSS
NUMBER   LOAN SELLER                                                       CUT-OFF     MATURITY / ARD    COLLATER-
                                                                             DATE                         ALIZED
                                                                          BALANCE PER                    (MORTGAGE
                                                                             UNIT                       LOAN GROUP)
=====================================================================================================================
 100         AMCC     Foothills Village Centre                               104.15      2,430,086.87      No
 101         SBRC     McBee Apartments                                       23,982      2,261,721.42      No
 102         SBRC     Golden Sands Apartments                                20,636      2,204,819.22      No
 103          PW      Eckerds - Gloversville                                 220.93                 -      No
 104         AMCC     Dover Crossing Shopping Center                          82.53      2,157,132.65      No
 105         AMCC     Plainville Crossing                                     51.58      1,856,737.20      No
 106         AMCC     Staples - Lawton                                        96.59      2,108,063.10      No
 107         SBRC     Boardwalk at Marina Bay                                 61.61      1,948,586.05      No
 108         AMCC     Kalevala Village Apartments                            31,165      1,858,433.15      No
 109          PW      CVS - Murfreesboro                                     213.72                 -      No
 110          PW      La Quinta Gardens                                      13,983      1,948,186.43      No
 111          PW      Urban Outfitters Ann Arbor                              92.34      1,919,184.03      No
 112         AMCC     Kolstad Great Dane Warehouse                            41.21      1,417,446.27      No
 113          PW      South Meadows                                           50.68      1,829,671.06      No
 114         AMCC     Pederson-Krag Center Building                           67.68      1,639,423.67      No
 115         SBRC     Crosstown Self Storage                                  47.11      1,669,310.33      No
 116          PW      Esquire Apartments                                     38,028      1,797,549.58      No
 117         AMCC     Rigid Building Systems                                  19.36                 -      No
 118          PW      Falcon Cove Apartments                                 21,593      1,772,292.71      No
 119         ORIX     CountryHouse Residences                                60,037      1,644,598.10      No
 120         SBRC     One Centennial Drive                                    36.15      1,755,349.21      No
 121         SBRC     Diplomat Apartments                                    30,166      1,717,581.33      No
 122          PW      Avenue J Warehouse                                      31.60      1,713,062.53      No
 123         AMCC     Kiely Plaza Shopping Center                             78.98                 -      No
 124         ORIX     Miami Gardens Office Center                             41.91      1,672,115.24      No
 125          PW      Texas Tech Office Building                              61.31      1,672,347.21      No
 126         AMCC     The Village Apartments                                 23,071                 -      No
---------------------------------------------------------------------------------------------------------------------
 127          PW      Des Moines Apartments Portfolio                                    1,563,610.43      No
 127A                 Capital Hills Apartments                               19,198
 127B                 Lyon Manor Apartments                                  16,693
 127C                 Silhouette Apartments                                  22,605
---------------------------------------------------------------------------------------------------------------------
 128          PW      69-75 Lehigh Avenue                                     25.03      1,433,047.86      No
 129         AMCC     Henderson Building                                     135.61      1,415,496.01      No
 130         AMCC     Park Plaza                                              46.73                 -      No
 131          PW      North Park Industrial                                   48.63      1,488,203.91      No
 132          PW      Midwood Medical Center                                  85.66      1,368,652.03      No
 133         AMCC     Southcenter Strip Retail Center                         64.89                 -      No
 134         AMCC     Fair Oaks Office/Retail Bldg                           144.98      1,311,595.06      No
 135         AMCC     Southview Apartments                                   20,983      1,276,040.76      No
 136         SBRC     Monaco Apartments                                      32,793      1,389,874.67      No
 137         AMCC     Hafner Court Apartments                                19,091      1,167,022.66      No
 138         AMCC     Loma Vista Center                                       58.05      1,257,523.66      No
 139         AMCC     Carroll Road Warehouse                                  33.27      1,243,622.08      No
 140         AMCC     Sandalwood Apartments                                  11,555                 -      No
 142         SBRC     Bonhampton Corners                                      41.50        722,638.17      No
 143         AMCC     Greenway Village Shopping Center                        42.79      1,187,024.93      No
 144          PW      Jupiter Corporate Center                                64.39      1,263,909.07      No
 145         AMCC     Banneker Building                                       69.03      1,252,437.71      No
 146         AMCC     3975 Landmark Street                                    41.03      1,025,972.46      No

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  CROSS COLLATER-     RELATED        RELATED
NUMBER   LOAN SELLER                                                       ALIZED MORTGAGE    (MORTGAGE    MORTGAGE LOAN
                                                                              LOAN GROUP     LOAN GROUP)  GROUP AGGREGATE
                                                                          AGGREGATE CUT-OFF                CUT-OFF DATE
                                                                             DATE BALANCE                    BALANCE
===========================================================================================================================
 100         AMCC     Foothills Village Centre                                2,514,420           No         2,514,420
 101         SBRC     McBee Apartments                                        2,494,096           No         2,494,096
 102         SBRC     Golden Sands Apartments                                 2,476,260           No         2,476,260
 103          PW      Eckerds - Gloversville                                  2,409,906        Yes (m)       4,588,771
 104         AMCC     Dover Crossing Shopping Center                          2,386,869           No         2,386,869
 105         AMCC     Plainville Crossing                                     2,368,545           No         2,368,545
 106         AMCC     Staples - Lawton                                        2,322,786           No         2,322,786
 107         SBRC     Boardwalk at Marina Bay                                 2,311,282           No         2,311,282
 108         AMCC     Kalevala Village Apartments                             2,243,900           No         2,243,900
 109          PW      CVS - Murfreesboro                                      2,178,865        Yes (m)       4,588,771
 110          PW      La Quinta Gardens                                       2,153,314           No         2,153,314
 111          PW      Urban Outfitters Ann Arbor                              2,091,391           No         2,091,391
 112         AMCC     Kolstad Great Dane Warehouse                            2,066,956           No         2,066,956
 113          PW      South Meadows                                           1,993,702           No         1,993,702
 114         AMCC     Pederson-Krag Center Building                           1,979,853           No         1,979,853
 115         SBRC     Crosstown Self Storage                                  1,978,457           No         1,978,457
 116          PW      Esquire Apartments                                      1,977,474           No         1,977,474
 117         AMCC     Rigid Building Systems                                  1,974,122           No         1,974,122
 118          PW      Falcon Cove Apartments                                  1,943,325           No         1,943,325
 119         ORIX     CountryHouse Residences                                 1,921,171           No         1,921,171
 120         SBRC     One Centennial Drive                                    1,918,678           No         1,918,678
 121         SBRC     Diplomat Apartments                                     1,900,471        Yes (i)       5,962,512
 122          PW      Avenue J Warehouse                                      1,896,089           No         1,896,089
 123         AMCC     Kiely Plaza Shopping Center                             1,877,073           No         1,877,073
 124         ORIX     Miami Gardens Office Center                             1,853,331           No         1,853,331
 125          PW      Texas Tech Office Building                              1,842,492           No         1,842,492
 126         AMCC     The Village Apartments                                  1,776,439           No         1,776,439
---------------------------------------------------------------------------------------------------------------------------
 127          PW      Des Moines Apartments Portfolio                         1,711,866           No         1,711,866
 127A                 Capital Hills Apartments
 127B                 Lyon Manor Apartments
 127C                 Silhouette Apartments
---------------------------------------------------------------------------------------------------------------------------
 128          PW      69-75 Lehigh Avenue                                     1,696,099           No         1,696,099
 129         AMCC     Henderson Building                                      1,669,689           No         1,669,689
 130         AMCC     Park Plaza                                              1,649,377           No         1,649,377
 131          PW      North Park Industrial                                   1,641,334           No         1,641,334
 132          PW      Midwood Medical Center                                  1,618,960           No         1,618,960
 133         AMCC     Southcenter Strip Retail Center                         1,580,644           No         1,580,644
 134         AMCC     Fair Oaks Office/Retail Bldg                            1,580,531           No         1,580,531
 135         AMCC     Southview Apartments                                    1,552,733           No         1,552,733
 136         SBRC     Monaco Apartments                                       1,541,288        Yes (i)       5,962,512
 137         AMCC     Hafner Court Apartments                                 1,527,284           No         1,527,284
 138         AMCC     Loma Vista Center                                       1,488,222           No         1,488,222
 139         AMCC     Carroll Road Warehouse                                  1,484,375           No         1,484,375
 140         AMCC     Sandalwood Apartments                                   1,478,987           No         1,478,987
 142         SBRC     Bonhampton Corners                                      1,447,064           No         1,447,064
 143         AMCC     Greenway Village Shopping Center                        1,428,903           No         1,428,903
 144          PW      Jupiter Corporate Center                                1,393,323           No         1,393,323
 145         AMCC     Banneker Building                                       1,390,238           No         1,390,238
 146         AMCC     3975 Landmark Street                                    1,326,621           No         1,326,621

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  OWNERSHIP  APPRAISED   APPRAISAL   CUT-OFF   MATURITY
NUMBER   LOAN SELLER                                                       INTEREST     VALUE       DATE     DATE LTV  DATE / ARD
                                                                                                               RATIO   LTV RATIO


================================================================================================================================
 100         AMCC     Foothills Village Centre                            Fee Simple   3,500,000   11/01/99   71.84%     69.43%
 101         SBRC     McBee Apartments                                    Fee Simple   3,600,000   01/05/00   69.28%     62.83%
 102         SBRC     Golden Sands Apartments                             Fee Simple   3,190,000   04/07/99   77.63%     69.12%
 103          PW      Eckerds - Gloversville                              Fee Simple   3,110,000   01/05/00   77.49%      0.00%
 104         AMCC     Dover Crossing Shopping Center                      Fee Simple   3,325,000   10/01/99   71.79%     64.88%
 105         AMCC     Plainville Crossing                                 Fee Simple   3,600,000   04/13/99   65.79%     51.58%
 106         AMCC     Staples - Lawton                                    Fee Simple   3,350,000   02/29/00   69.34%     62.93%
 107         SBRC     Boardwalk at Marina Bay                             Fee Simple   3,950,000   05/21/99   58.51%     49.33%
 108         AMCC     Kalevala Village Apartments                         Fee Simple   3,100,000   03/15/99   72.38%     59.95%
 109          PW      CVS - Murfreesboro                                  Fee Simple   2,650,000   02/03/00   82.22%      0.00%
 110          PW      La Quinta Gardens                                   Fee Simple   2,900,000   06/18/99   74.25%     67.18%
 111          PW      Urban Outfitters Ann Arbor                          Fee Simple   3,630,000   04/09/99   57.61%     52.87%
 112         AMCC     Kolstad Great Dane Warehouse                        Fee Simple   2,860,000   11/01/99   72.27%     49.56%
 113          PW      South Meadows                                       Fee Simple   3,700,000   10/01/99   53.88%     49.45%
 114         AMCC     Pederson-Krag Center Building                       Fee Simple   3,700,000   07/27/99   53.51%     44.31%
 115         SBRC     Crosstown Self Storage                              Fee Simple   3,300,000   06/05/99   59.95%     50.59%
 116          PW      Esquire Apartments                                  Fee Simple   2,600,000   08/03/99   76.06%     69.14%
 117         AMCC     Rigid Building Systems                              Fee Simple   4,000,000   11/05/99   49.35%      0.00%
 118          PW      Falcon Cove Apartments                              Fee Simple   2,500,000   12/02/99   77.73%     70.89%
 119         ORIX     CountryHouse Residences                             Fee Simple   2,920,000   09/16/99   65.79%     56.32%
 120         SBRC     One Centennial Drive                                Fee Simple   2,600,000   09/30/99   73.80%     67.51%
 121         SBRC     Diplomat Apartments                                 Fee Simple   2,880,000   04/19/99   65.99%     59.64%
 122          PW      Avenue J Warehouse                                  Fee Simple   2,550,000   01/12/00   74.36%     67.18%
 123         AMCC     Kiely Plaza Shopping Center                         Fee Simple   3,150,000   08/25/99   59.59%      0.00%
 124         ORIX     Miami Gardens Office Center                         Fee Simple   2,475,000   02/29/00   74.88%     67.56%
 125          PW      Texas Tech Office Building                          Fee Simple   2,700,000   09/20/99   68.24%     61.94%
 126         AMCC     The Village Apartments                              Fee Simple   2,800,000   07/20/99   63.44%      0.00%
--------------------------------------------------------------------------------------------------------------------------------
 127          PW      Des Moines Apartments Portfolio                                  2,165,000              79.07%     72.22%
 127A                 Capital Hills Apartments                            Fee Simple     425,000   11/02/99
 127B                 Lyon Manor Apartments                               Fee Simple     420,000   11/02/99
 127C                 Silhouette Apartments                               Fee Simple   1,320,000   11/02/99
--------------------------------------------------------------------------------------------------------------------------------
 128          PW      69-75 Lehigh Avenue                                 Fee Simple   2,300,000   11/22/99   73.74%     62.31%
 129         AMCC     Henderson Building                                  Fee Simple   2,780,000   01/17/00   60.06%     50.92%
 130         AMCC     Park Plaza                                          Fee Simple   5,070,000   06/01/00   32.53%      0.00%
 131          PW      North Park Industrial                               Fee Simple   2,200,000   07/01/99   74.61%     67.65%
 132          PW      Midwood Medical Center                              Fee Simple   3,000,000   08/10/99   53.97%     45.62%
 133         AMCC     Southcenter Strip Retail Center                      Leasehold   4,000,000   09/01/98   39.52%      0.00%
 134         AMCC     Fair Oaks Office/Retail Bldg                        Fee Simple   2,900,000   06/01/99   54.50%     45.23%
 135         AMCC     Southview Apartments                                Fee Simple   2,130,000   04/27/99   72.90%     59.91%
 136         SBRC     Monaco Apartments                                   Fee Simple   2,290,000   04/19/99   67.31%     60.69%
 137         AMCC     Hafner Court Apartments                             Fee Simple   2,150,000   10/27/99   71.04%     54.28%
 138         AMCC     Loma Vista Center                                   Fee Simple   2,200,000   08/10/99   67.65%     57.16%
 139         AMCC     Carroll Road Warehouse                              Fee Simple   2,935,000   05/25/99   50.57%     42.37%
 140         AMCC     Sandalwood Apartments                               Fee Simple   2,400,000   06/22/00   61.62%      0.00%
 142         SBRC     Bonhampton Corners                                  Fee Simple   3,000,000   05/26/99   48.24%     24.09%
 143         AMCC     Greenway Village Shopping Center                    Fee Simple   2,600,000   03/23/00   54.96%     45.65%
 144          PW      Jupiter Corporate Center                            Fee Simple   2,120,000   09/07/99   65.72%     59.62%
 145         AMCC     Banneker Building                                   Fee Simple   2,160,000   06/22/99   64.36%     57.98%
 146         AMCC     3975 Landmark Street                                Fee Simple   2,245,000   05/26/00   59.09%     45.70%

              LOAN BALANCE AND PROPERTY APPRAISED VALUE INFORMATION


CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 CUT-OFF DATE    % OF TOTAL      ALLOCATED    ALLOCATED %
NUMBER   LOAN SELLER                                                        BALANCE      CUT-OFF DATE   CUT-OFF DATE    OF TOTAL
                                                                                           BALANCE        BALANCE     CUT-OFF DATE
                                                                                                                         BALANCE

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
 147          PW      Carrington Heights & Plaza Apts  Portfolio           1,325,826.44     0.17%
 147A                 Carrington Heights Apartments                                                       562,781.42     0.07%
 147B                 Plaza Apartments                                                                    763,045.02     0.10%
------------------------------------------------------------------------------------------------------------------------------------
 148         AMCC     88 Sunnyside Building                                1,318,223.48     0.17%       1,318,223.48     0.17%
------------------------------------------------------------------------------------------------------------------------------------
 149          PW      Pond Street & North Court Apts. Portfolio            1,298,182.03     0.17%
 149A                 Pond Street Apartments                                                              635,632.86     0.08%
 149B                 North Court Apartments                                                              662,549.17     0.08%
------------------------------------------------------------------------------------------------------------------------------------
 150         AMCC     Plaza Northwest Shopping Center                      1,282,786.19     0.16%       1,282,786.19     0.16%
 151          PW      Paradise Palm Mobile Home Park                       1,274,215.48     0.16%       1,274,215.48     0.16%
 152         AMCC     Kennewick Square                                     1,266,281.70     0.16%       1,266,281.70     0.16%
 153         AMCC     Party City                                           1,251,703.15     0.16%       1,251,703.15     0.16%
 154         AMCC     Blue Devils Building                                 1,248,696.32     0.16%       1,248,696.32     0.16%
 155         AMCC     Schuck's Retail Center                               1,248,616.01     0.16%       1,248,616.01     0.16%
 156         AMCC     Northwood Estates                                    1,244,639.28     0.16%       1,244,639.28     0.16%
 157         AMCC     Miramar Commerce Center                              1,240,126.61     0.16%       1,240,126.61     0.16%
 158         AMCC     South Bay Industrial                                 1,235,138.19     0.16%       1,235,138.19     0.16%
 159         AMCC     Bloomfield Center                                    1,217,630.26     0.16%       1,217,630.26     0.16%
 160         AMCC     Park Willow Apartments                               1,199,830.71     0.15%       1,199,830.71     0.15%
 161         AMCC     Belmond Center                                       1,193,707.86     0.15%       1,193,707.86     0.15%
 162         AMCC     Riverwood Apartments                                 1,174,345.77     0.15%       1,174,345.77     0.15%
 163          PW      85 Second Avenue                                     1,146,069.24     0.15%       1,146,069.24     0.15%
 164         AMCC     PGE Buildings                                        1,113,460.12     0.14%       1,113,460.12     0.14%
 165         AMCC     Carroll Canyon Road Industrial Condos                1,109,656.11     0.14%       1,109,656.11     0.14%
 166         AMCC     Myrex Manufacturing Plant & Corporate Offices        1,108,351.17     0.14%       1,108,351.17     0.14%
 167          PW      St. James Apartments                                 1,096,025.58     0.14%       1,096,025.58     0.14%
 168         AMCC     Walnut Creek Shopping Center                         1,092,922.29     0.14%       1,092,922.29     0.14%
 169         AMCC     Quail Hollow Mini Storage                            1,085,992.10     0.14%       1,085,992.10     0.14%
 170          PW      CVS - Lowell                                         1,081,816.17     0.14%       1,081,816.17     0.14%
 171         AMCC     Freeway Industries Center                            1,076,253.78     0.14%       1,076,253.78     0.14%
 172         AMCC     AT&T Building                                        1,074,564.71     0.14%       1,074,564.71     0.14%
 173         AMCC     PBR III                                              1,031,555.10     0.13%       1,031,555.10     0.13%
 174          PW      Ivory Garden Apartments                              1,022,612.52     0.13%       1,022,612.52     0.13%
 175         AMCC     Knoxville Square                                     1,017,191.23     0.13%       1,017,191.23     0.13%
 176         SBRC     Parthenia Garden Apartments                            995,703.31     0.13%         995,703.31     0.13%
 177         AMCC     Larkfield Road Office Building                         983,112.01     0.13%         983,112.01     0.13%
 178         AMCC     Kings Kourt Apartments                                 978,514.74     0.12%         978,514.74     0.12%
 179         AMCC     Philomath Self-Storage                                 974,736.23     0.12%         974,736.23     0.12%
 180         AMCC     Aztec Building                                         926,514.32     0.12%         926,514.32     0.12%
 181         AMCC     Stone Mountain Carpet Mill Outlet                      922,364.01     0.12%         922,364.01     0.12%
 182          PW      10 Jewel Drive                                         921,350.15     0.12%         921,350.15     0.12%
 183         AMCC     Williams Road Office Building                          918,706.48     0.12%         918,706.48     0.12%
 184         AMCC     Wheeling Service Center                                918,553.36     0.12%         918,553.36     0.12%
 185         AMCC     650 New Road Office Building                           912,987.60     0.12%         912,987.60     0.12%
 186          PW      Pine Street Apartments                                 910,725.97     0.12%         910,725.97     0.12%
 187         AMCC     The Certex Building                                    893,858.92     0.11%         893,858.92     0.11%
 188         AMCC     Pheasant Run Shopping Center                           831,321.33     0.11%         831,321.33     0.11%
 189         AMCC     Runnin' Rebel Plaza                                    830,942.36     0.11%         830,942.36     0.11%
 190         AMCC     Vic Huber Photography Building                         821,182.92     0.10%         821,182.92     0.10%
 191         AMCC     Hollywood Video-Westland                               808,448.77     0.10%         808,448.77     0.10%
 192          PW      Reading Business Center                                804,312.67     0.10%         804,312.67     0.10%
 193         AMCC     National Die & Button Mould Company                    784,288.74     0.10%         784,288.74     0.10%
 194         AMCC     Metropolitan Square Shopping Center                    782,839.98     0.10%         782,839.98     0.10%

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                 ALLOCATED    LOAN BALANCE AT     CROSS
NUMBER   LOAN SELLER                                                       CUT-OFF     MATURITY / ARD    COLLATER-
                                                                             DATE                         ALIZED
                                                                          BALANCE PER                    (MORTGAGE
                                                                             UNIT                       LOAN GROUP)
=====================================================================================================================
---------------------------------------------------------------------------------------------------------------------
 147          PW      Carrington Heights & Plaza Apts  Portfolio                         1,125,452.20      No
 147A                 Carrington Heights Apartments                          14,070
 147B                 Plaza Apartments                                       16,235
---------------------------------------------------------------------------------------------------------------------
 148         AMCC     88 Sunnyside Building                                   49.43      1,096,484.68      No
---------------------------------------------------------------------------------------------------------------------
 149          PW      Pond Street & North Court Apts. Portfolio                          1,173,628.76      No
 149A                 Pond Street Apartments                                 21,188
 149B                 North Court Apartments                                 23,662
---------------------------------------------------------------------------------------------------------------------
 150         AMCC     Plaza Northwest Shopping Center                         46.74      1,078,092.68      No
 151          PW      Paradise Palm Mobile Home Park                         19,910      1,160,816.86      No
 152         AMCC     Kennewick Square                                        43.78      1,046,503.50      No
 153         AMCC     Party City                                             104.31        969,258.19      No
 154         AMCC     Blue Devils Building                                    55.50                 -      No
 155         AMCC     Schuck's Retail Center                                 105.55      1,048,020.62      No
 156         AMCC     Northwood Estates                                      16,819      1,124,770.11      No
 157         AMCC     Miramar Commerce Center                                 32.75        901,331.56      No
 158         AMCC     South Bay Industrial                                    36.81      1,039,757.47      No
 159         AMCC     Bloomfield Center                                       80.80        998,317.43      No
 160         AMCC     Park Willow Apartments                                 24,996      1,004,561.27      No
 161         AMCC     Belmond Center                                          46.73                 -      No
 162         AMCC     Riverwood Apartments                                   23,487                 -      No
 163          PW      85 Second Avenue                                       446.81      1,059,750.62      No
 164         AMCC     PGE Buildings                                           33.94                 -      No
 165         AMCC     Carroll Canyon Road Industrial Condos                   40.23        924,158.65      No
 166         AMCC     Myrex Manufacturing Plant & Corporate Offices           13.73                 -      No
 167          PW      St. James Apartments                                   45,668        995,288.40      No
 168         AMCC     Walnut Creek Shopping Center                           107.67        991,030.50      No
 169         AMCC     Quail Hollow Mini Storage                               26.26        917,392.09      No
 170          PW      CVS - Lowell                                           123.28        988,123.13      No
 171         AMCC     Freeway Industries Center                               20.31                 -      No
 172         AMCC     AT&T Building                                           35.01        879,858.09      No
 173         AMCC     PBR III                                                 31.45        855,795.49      No
 174          PW      Ivory Garden Apartments                                20,870        926,566.81      No
 175         AMCC     Knoxville Square                                        99.94        643,450.78      No
 176         SBRC     Parthenia Garden Apartments                            22,630        890,710.12      No
 177         AMCC     Larkfield Road Office Building                          50.93        780,150.11      No
 178         AMCC     Kings Kourt Apartments                                 23,298        817,460.32      No
 179         AMCC     Philomath Self-Storage                                  24.16        808,698.36      No
 180         AMCC     Aztec Building                                          30.48                 -      No
 181         AMCC     Stone Mountain Carpet Mill Outlet                       30.15                 -      No
 182          PW      10 Jewel Drive                                          37.53        838,071.70      No
 183         AMCC     Williams Road Office Building                           95.70        769,014.02      No
 184         AMCC     Wheeling Service Center                                  7.57                 -      No
 185         AMCC     650 New Road Office Building                            90.22        769,279.62      No
 186          PW      Pine Street Apartments                                 75,894        768,915.24      No
 187         AMCC     The Certex Building                                     44.25                 -      No
 188         AMCC     Pheasant Run Shopping Center                            42.62        608,014.01      No
 189         AMCC     Runnin' Rebel Plaza                                     29.78                 -      No
 190         AMCC     Vic Huber Photography Building                          60.45        694,114.02      No
 191         AMCC     Hollywood Video-Westland                               107.79        676,407.58      No
 192          PW      Reading Business Center                                 13.24        735,074.91      No
 193         AMCC     National Die & Button Mould Company                     30.46        576,263.32      No
 194         AMCC     Metropolitan Square Shopping Center                     25.33                 -      No

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  CROSS COLLATER-     RELATED        RELATED
NUMBER   LOAN SELLER                                                       ALIZED MORTGAGE    (MORTGAGE    MORTGAGE LOAN
                                                                              LOAN GROUP     LOAN GROUP)  GROUP AGGREGATE
                                                                          AGGREGATE CUT-OFF                CUT-OFF DATE
                                                                             DATE BALANCE                    BALANCE
===========================================================================================================================
---------------------------------------------------------------------------------------------------------------------------
 147          PW      Carrington Heights & Plaza Apts  Portfolio              1,325,826           No         1,325,826
 147A                 Carrington Heights Apartments
 147B                 Plaza Apartments
---------------------------------------------------------------------------------------------------------------------------
 148         AMCC     88 Sunnyside Building                                   1,318,223           No         1,318,223
---------------------------------------------------------------------------------------------------------------------------
 149          PW      Pond Street & North Court Apts. Portfolio               1,298,182           No         1,298,182
 149A                 Pond Street Apartments
 149B                 North Court Apartments
---------------------------------------------------------------------------------------------------------------------------
 150         AMCC     Plaza Northwest Shopping Center                         1,282,786         Yes(j)       5,474,354
 151          PW      Paradise Palm Mobile Home Park                          1,274,215           No         1,274,215
 152         AMCC     Kennewick Square                                        1,266,282           No         1,266,282
 153         AMCC     Party City                                              1,251,703           No         1,251,703
 154         AMCC     Blue Devils Building                                    1,248,696           No         1,248,696
 155         AMCC     Schuck's Retail Center                                  1,248,616           No         1,248,616
 156         AMCC     Northwood Estates                                       1,244,639           No         1,244,639
 157         AMCC     Miramar Commerce Center                                 1,240,127           No         1,240,127
 158         AMCC     South Bay Industrial                                    1,235,138           No         1,235,138
 159         AMCC     Bloomfield Center                                       1,217,630           No         1,217,630
 160         AMCC     Park Willow Apartments                                  1,199,831           No         1,199,831
 161         AMCC     Belmond Center                                          1,193,708           No         1,193,708
 162         AMCC     Riverwood Apartments                                    1,174,346           No         1,174,346
 163          PW      85 Second Avenue                                        1,146,069           No         1,146,069
 164         AMCC     PGE Buildings                                           1,113,460           No         1,113,460
 165         AMCC     Carroll Canyon Road Industrial Condos                   1,109,656           No         1,109,656
 166         AMCC     Myrex Manufacturing Plant & Corporate Offices           1,108,351           No         1,108,351
 167          PW      St. James Apartments                                    1,096,026           No         1,096,026
 168         AMCC     Walnut Creek Shopping Center                            1,092,922           No         1,092,922
 169         AMCC     Quail Hollow Mini Storage                               1,085,992           No         1,085,992
 170          PW      CVS - Lowell                                            1,081,816           No         1,081,816
 171         AMCC     Freeway Industries Center                               1,076,254           No         1,076,254
 172         AMCC     AT&T Building                                           1,074,565           No         1,074,565
 173         AMCC     PBR III                                                 1,031,555           No         1,031,555
 174          PW      Ivory Garden Apartments                                 1,022,613           No         1,022,613
 175         AMCC     Knoxville Square                                        1,017,191           No         1,017,191
 176         SBRC     Parthenia Garden Apartments                               995,703         Yes(l)       4,659,892
 177         AMCC     Larkfield Road Office Building                            983,112           No           983,112
 178         AMCC     Kings Kourt Apartments                                    978,515           No           978,515
 179         AMCC     Philomath Self-Storage                                    974,736           No           974,736
 180         AMCC     Aztec Building                                            926,514           No           926,514
 181         AMCC     Stone Mountain Carpet Mill Outlet                         922,364           No           922,364
 182          PW      10 Jewel Drive                                            921,350         Yes(b)      27,446,274
 183         AMCC     Williams Road Office Building                             918,706           No           918,706
 184         AMCC     Wheeling Service Center                                   918,553           No           918,553
 185         AMCC     650 New Road Office Building                              912,988           No           912,988
 186          PW      Pine Street Apartments                                    910,726           No           910,726
 187         AMCC     The Certex Building                                       893,859           No           893,859
 188         AMCC     Pheasant Run Shopping Center                              831,321           No           831,321
 189         AMCC     Runnin' Rebel Plaza                                       830,942           No           830,942
 190         AMCC     Vic Huber Photography Building                            821,183           No           821,183
 191         AMCC     Hollywood Video-Westland                                  808,449           No           808,449
 192          PW      Reading Business Center                                   804,313           No           804,313
 193         AMCC     National Die & Button Mould Company                       784,289           No           784,289
 194         AMCC     Metropolitan Square Shopping Center                       782,840           No           782,840

CONTROL    MORTGAGE                  LOAN / PROPERTY NAME                  OWNERSHIP  APPRAISED   APPRAISAL   CUT-OFF   MATURITY
NUMBER   LOAN SELLER                                                       INTEREST     VALUE       DATE     DATE LTV  DATE / ARD
                                                                                                               RATIO   LTV RATIO


================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
 147          PW      Carrington Heights & Plaza Apts  Portfolio                       1,825,000              72.65%     61.67%
 147A                 Carrington Heights Apartments                       Fee Simple     725,000   01/19/00
 147B                 Plaza Apartments                                    Fee Simple   1,100,000   01/19/00
--------------------------------------------------------------------------------------------------------------------------------
 148         AMCC     88 Sunnyside Building                               Fee Simple   2,100,000   03/08/00   62.77%     52.21%
--------------------------------------------------------------------------------------------------------------------------------
 149          PW      Pond Street & North Court Apts. Portfolio                        1,900,000              68.33%     61.77%
 149A                 Pond Street Apartments                              Fee Simple     950,000   02/04/00
 149B                 North Court Apartments                              Fee Simple     950,000   02/04/00
--------------------------------------------------------------------------------------------------------------------------------
 150         AMCC     Plaza Northwest Shopping Center                     Fee Simple   2,200,000   03/19/99   58.31%     49.00%
 151          PW      Paradise Palm Mobile Home Park                      Fee Simple   1,600,000   06/30/99   79.64%     72.55%
 152         AMCC     Kennewick Square                                    Fee Simple   1,800,000   05/30/00   70.35%     58.14%
 153         AMCC     Party City                                          Fee Simple   2,060,000   06/20/00   60.76%     47.05%
 154         AMCC     Blue Devils Building                                Fee Simple   2,780,000   05/24/00   44.92%      0.00%
 155         AMCC     Schuck's Retail Center                              Fee Simple   1,950,000   05/30/00   64.03%     53.74%
 156         AMCC     Northwood Estates                                   Fee Simple   1,750,000   09/01/99   71.12%     64.27%
 157         AMCC     Miramar Commerce Center                             Fee Simple   2,400,000   06/19/00   51.67%     37.56%
 158         AMCC     South Bay Industrial                                Fee Simple   1,900,000   04/02/99   65.01%     54.72%
 159         AMCC     Bloomfield Center                                   Fee Simple   1,800,000   08/05/98   67.65%     55.46%
 160         AMCC     Park Willow Apartments                              Fee Simple   1,685,000   08/24/99   71.21%     59.62%
 161         AMCC     Belmond Center                                      Fee Simple   2,830,000   03/24/00   42.18%      0.00%
 162         AMCC     Riverwood Apartments                                Fee Simple   1,600,000   02/22/99   73.40%      0.00%
 163          PW      85 Second Avenue                                    Fee Simple   1,600,000   09/22/99   71.63%     66.23%
 164         AMCC     PGE Buildings                                       Fee Simple   2,120,000   03/21/00   52.52%      0.00%
 165         AMCC     Carroll Canyon Road Industrial Condos               Fee Simple   1,830,000   06/14/00   60.64%     50.50%
 166         AMCC     Myrex Manufacturing Plant & Corporate Offices       Fee Simple   2,235,000   02/02/00   49.59%      0.00%
 167          PW      St. James Apartments                                Fee Simple   1,450,000   09/09/99   75.59%     68.64%
 168         AMCC     Walnut Creek Shopping Center                        Fee Simple   1,500,000   05/24/99   72.86%     66.07%
 169         AMCC     Quail Hollow Mini Storage                           Fee Simple   1,625,000   04/26/99   66.83%     56.45%
 170          PW      CVS - Lowell                                        Fee Simple   1,500,000   01/24/00   72.12%     65.87%
 171         AMCC     Freeway Industries Center                           Fee Simple   1,820,000   09/08/98   59.13%      0.00%
 172         AMCC     AT&T Building                                       Fee Simple   2,225,000   06/26/00   48.30%     39.54%
 173         AMCC     PBR III                                             Fee Simple   1,900,000   03/30/00   54.29%     45.04%
 174          PW      Ivory Garden Apartments                             Fee Simple   1,280,000   02/04/00   79.89%     72.39%
 175         AMCC     Knoxville Square                                    Fee Simple   1,565,000   05/23/00   65.00%     41.12%
 176         SBRC     Parthenia Garden Apartments                         Fee Simple   1,200,000   05/06/99   82.98%     74.23%
 177         AMCC     Larkfield Road Office Building                      Fee Simple   1,600,000   03/13/00   61.44%     48.76%
 178         AMCC     Kings Kourt Apartments                              Fee Simple   1,325,000   07/15/99   73.85%     61.70%
 179         AMCC     Philomath Self-Storage                              Fee Simple   1,710,000   05/30/00   57.00%     47.29%
 180         AMCC     Aztec Building                                      Fee Simple   1,775,000   01/28/00   52.20%      0.00%
 181         AMCC     Stone Mountain Carpet Mill Outlet                   Fee Simple   1,980,000   01/31/00   46.58%      0.00%
 182          PW      10 Jewel Drive                                      Fee Simple   1,540,000   07/01/99   59.83%     54.42%
 183         AMCC     Williams Road Office Building                       Fee Simple   1,375,000   04/28/98   66.82%     55.93%
 184         AMCC     Wheeling Service Center                             Fee Simple   4,150,000   06/30/00   22.13%      0.00%
 185         AMCC     650 New Road Office Building                        Fee Simple   1,350,000   02/10/99   67.63%     56.98%
 186          PW      Pine Street Apartments                              Fee Simple   1,400,000   07/06/99   65.05%     54.92%
 187         AMCC     The Certex Building                                 Fee Simple   1,940,000   04/03/00   46.08%      0.00%
 188         AMCC     Pheasant Run Shopping Center                        Fee Simple   1,400,000   04/20/99   59.38%     43.43%
 189         AMCC     Runnin' Rebel Plaza                                 Fee Simple   2,840,000   01/31/00   29.26%      0.00%
 190         AMCC     Vic Huber Photography Building                      Fee Simple   1,175,000   01/28/99   69.89%     59.07%
 191         AMCC     Hollywood Video-Westland                            Fee Simple   1,200,000   01/15/99   67.37%     56.37%
 192          PW      Reading Business Center                             Fee Simple   1,100,000   08/19/99   73.12%     66.82%
 193         AMCC     National Die & Button Mould Company                 Fee Simple   1,350,000   04/19/99   58.10%     42.69%
 194         AMCC     Metropolitan Square Shopping Center                 Fee Simple   2,530,000   05/22/00   30.94%      0.00%

                            GENERAL LOAN INFORMATION


                MORTGAGE                                                                                         ADMIN-        NET
     CONTROL      LOAN                                                                ORIGINAL      MORTGAGE   ISTRATIVE    MORTGAGE
     NUMBER      SELLER         LOAN / PROPERTY NAME                                   BALANCE        RATE      FEE RATE      RATE
------------------------------------------------------------------------------------------------------------------------------------
         1        SBRC         Northpointe Plaza                                      31,700,000     7.8000%     0.0625%     7.7375%
         2         PW          1615 Poydras Street                                    29,200,000     8.4500%     0.0525%     8.3975%
         3        ORIX         Medical Mutual of Ohio Office Building - Toledo        14,700,000     8.6200%     0.0425%     8.5775%
         4        ORIX         Medical Mutual of Ohio Office Building - Beachwood      5,100,000     8.6200%     0.0550%     8.5650%
         5         PW          Diplomat Centre                                        19,300,000     8.4500%     0.0525%     8.3975%
         6        SBRC         Western Plaza II Shopping Center                       19,200,000     8.1700%     0.0525%     8.1175%
         7        SBRC         Metatec Building                                       19,000,000     8.2000%     0.0625%     8.1375%
         8        SBRC         Red Lion Shopping Center                               17,000,000     8.8600%     0.0525%     8.8075%
         9         PW          Diamond Point Plaza                                    15,300,000     8.8900%     0.0525%     8.8375%
        10         PW          Mount Vernon Medical Office Building                   15,250,000     8.2400%     0.0525%     8.1875%
        11        ORIX         250 Plaza Office Building                              15,000,000     7.6700%     0.0425%     7.6275%
        12         PW          110 Greenwich Street                                   14,400,000     8.4300%     0.0525%     8.3775%
        13         PW          San Fernando Professional Buildings Portfolio          14,100,000     9.1000%     0.0525%     9.0475%
        13A                    11155-11165 Sepulveda Boulevard
        13B                    11211 Sepulveda Boulevard
        13C                    17909 Soledad Canyon Road
        14         PW          3200 Regatta Boulevard                                 12,600,000     8.8000%     0.0525%     8.7475%
        15        AMCC         Senter Road Industrial Property                        12,600,000     7.9000%     0.0525%     7.8475%
        16        AMCC         Scottsdale Gateway II                                  11,895,000     8.3500%     0.0525%     8.2975%
        17         PW          Kmart Plaza                                             8,610,000     8.6400%     0.0525%     8.5875%
        18         PW          Miracle Mile Shopping Center                            1,495,000     8.7700%     0.0525%     8.7175%
        19         PW          North Country Plaza                                     1,565,000     8.7400%     0.0525%     8.6875%
        20        SBRC         Fountain Oaks                                          11,500,000     8.0600%     0.0975%     7.9625%
        21        SBRC         Park Central Office Development                        11,150,000     8.0300%     0.0925%     7.9375%
        22        SBRC         McCormick Place Office Park                            10,512,000     8.4400%     0.0525%     8.3875%
        23        SBRC         One Michigan Avenue                                     9,850,000     8.2300%     0.0525%     8.1775%
        24        ORIX         Distribution Services Limited                           9,750,000     8.1700%     0.0425%     8.1275%
        25        SBRC         St. Joseph Professional Building                        8,500,000     8.2500%     0.1125%     8.1375%
        26        SBRC         Penns Plaza                                             8,172,000     8.3800%     0.0525%     8.3275%
        27        SBRC         Airport Plaza Office Center - Phase 1                   8,100,000     7.8500%     0.1125%     7.7375%
        28         PW          375 Ballardvale Street                                  7,920,000     8.5500%     0.0525%     8.4975%
        29        SBRC         Hampton Inn - Columbus                                  6,000,000     7.2600%     0.0525%     7.2075%
        30        SBRC         Comfort Suites Hotel                                    2,080,000     7.2600%     0.0525%     7.2075%
        31        SBRC         Raintree Corporate Center - Phase I                     7,300,000     8.5300%     0.1125%     8.4175%
        32        SBRC         For Eyes Optical Portfolio                              6,950,000     8.9300%     0.1475%     8.7825%
        32A                    For Eyes Optical - Hialeah
        32B                    For Eyes Optical - Hialeah 2
        32C                    For Eyes Optical - Philadelphia 2
        32D                    For Eyes Optical - Lauderhill
        32E                    For Eyes Optical - Casselberry
        32F                    For Eyes Optical - Coral Gables
        32G                    For Eyes Optical - Richmond
        32H                    For Eyes Optical - Rosemont
        32I                    For Eyes Optical - Philadelphia
        33         PW          Gateway Mobile Home Park                                6,850,000     8.4500%     0.0525%     8.3975%
        34         PW          Lake Cook Office                                        6,700,000     9.0000%     0.0525%     8.9475%
        35         PW          Pine Terrace Apartments                                 6,525,000     8.3500%     0.0525%     8.2975%
        36        SBRC         2265 Ralph Avenue                                       6,375,000     7.7500%     0.0525%     7.6975%
        37         PW          Shoppers Food Warehouse                                 6,300,000     8.5000%     0.0525%     8.4475%
        38        AMCC         Computer Science Corp Building                          6,225,000     8.1500%     0.0525%     8.0975%
        39        AMCC         Sprint Customer Care Center                             6,200,000     8.1000%     0.0525%     8.0475%
        40        ORIX         SugarOak Office Retreat                                 6,100,000     8.2400%     0.0550%     8.1850%
        41        ORIX         Dronningens Gade Portfolio                              6,077,000     9.3100%     0.0550%     9.2550%
        42         PW          400 Blair Road                                          6,000,000     8.3800%     0.0525%     8.3275%
        43         PW          14 Jewel Drive                                          5,760,000     8.5500%     0.0525%     8.4975%
        44        SBRC         Brookwood Square Shopping Center                        5,700,000     8.1600%     0.0525%     8.1075%
        45         PW          87 Concord & 7 Lopez Portfolio                          5,505,000     8.5500%     0.0525%     8.4975%
       45A                     87 Concord Road
       45B                     7 Lopez Road

                                                                                                 INTEREST
    CONTROL    MORTGAGE                                                               RATE        ACCRUAL       LOAN        NOTE
    NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                                   TYPE        METHOD        TYPE        DATE
-----------------------------------------------------------------------------------------------------------------------------------
         1        SBRC         Northpointe Plaza                                       Fixed     Actual/360       ARD      08/13/99
         2         PW          1615 Poydras Street                                     Fixed     Actual/360       ARD      04/07/00
         3        ORIX         Medical Mutual of Ohio Office Building - Toledo         Fixed     Actual/360    Balloon     03/28/00
         4        ORIX         Medical Mutual of Ohio Office Building - Beachwood      Fixed     Actual/360    Balloon     03/28/00
         5         PW          Diplomat Centre                                         Fixed     Actual/360    Balloon     05/04/00
         6        SBRC         Western Plaza II Shopping Center                        Fixed     Actual/360       ARD      06/15/99
         7        SBRC         Metatec Building                                        Fixed     Actual/360    Balloon     07/28/99
         8        SBRC         Red Lion Shopping Center                                Fixed     Actual/360    Balloon     02/08/00
         9         PW          Diamond Point Plaza                                     Fixed     Actual/360    Balloon     06/02/00
        10         PW          Mount Vernon Medical Office Building                    Fixed     Actual/360    Balloon     06/29/00
        11        ORIX         250 Plaza Office Building                               Fixed     Actual/360    Balloon     07/12/99
        12         PW          110 Greenwich Street                                    Fixed     Actual/360    Balloon     05/12/00
        13         PW          San Fernando Professional Buildings Portfolio           Fixed     Actual/360    Balloon     05/22/00
       13A                     11155-11165 Sepulveda Boulevard
       13B                     11211 Sepulveda Boulevard
       13C                     17909 Soledad Canyon Road
        14         PW          3200 Regatta Boulevard                                  Fixed     Actual/360    Balloon     12/27/99
        15        AMCC         Senter Road Industrial Property                         Fixed     Actual/360    Balloon     11/30/99
        16        AMCC         Scottsdale Gateway II                                   Fixed     Actual/360    Balloon     12/28/99
        17         PW          Kmart Plaza                                             Fixed     Actual/360    Balloon     06/30/00
        18         PW          Miracle Mile Shopping Center                            Fixed     Actual/360    Balloon     06/30/00
        19         PW          North Country Plaza                                     Fixed     Actual/360    Balloon     06/30/00
        20        SBRC         Fountain Oaks                                           Fixed     Actual/360    Balloon     08/30/99
        21        SBRC         Park Central Office Development                         Fixed     Actual/360    Balloon     08/23/99
        22        SBRC         McCormick Place Office Park                             Fixed     Actual/360    Balloon     03/02/00
        23        SBRC         One Michigan Avenue                                     Fixed     Actual/360    Balloon     12/28/99
        24        ORIX         Distribution Services Limited                           Fixed     Actual/360    Balloon     10/15/99
        25        SBRC         St. Joseph Professional Building                        Fixed     Actual/360    Balloon     08/06/99
        26        SBRC         Penns Plaza                                             Fixed     Actual/360    Balloon     12/03/99
        27        SBRC         Airport Plaza Office Center - Phase 1                   Fixed     Actual/360    Balloon     07/15/99
        28         PW          375 Ballardvale Street                                  Fixed     Actual/360    Balloon     11/12/99
        29        SBRC         Hampton Inn - Columbus                                  Fixed     Actual/360    Balloon     09/04/98
        30        SBRC         Comfort Suites Hotel                                    Fixed     Actual/360    Balloon     09/04/98
        31        SBRC         Raintree Corporate Center - Phase I                     Fixed     Actual/360    Balloon     01/07/00
        32        SBRC         For Eyes Optical Portfolio                              Fixed     Actual/360    Balloon     02/29/00
       32A                     For Eyes Optical - Hialeah
       32B                     For Eyes Optical - Hialeah 2
       32C                     For Eyes Optical - Philadelphia 2
       32D                     For Eyes Optical - Lauderhill
       32E                     For Eyes Optical - Casselberry
       32F                     For Eyes Optical - Coral Gables
       32G                     For Eyes Optical - Richmond
       32H                     For Eyes Optical - Rosemont
       32I                     For Eyes Optical - Philadelphia
        33         PW          Gateway Mobile Home Park                                Fixed     Actual/360    Balloon     09/13/99
        34         PW          Lake Cook Office                                        Fixed     Actual/360    Balloon     05/17/00
        35         PW          Pine Terrace Apartments                                 Fixed     Actual/360    Balloon     04/20/00
        36        SBRC         2265 Ralph Avenue                                       Fixed     Actual/360    Balloon     05/07/99
        37         PW          Shoppers Food Warehouse                                 Fixed     Actual/360       ARD      12/01/99
        38        AMCC         Computer Science Corp Building                          Fixed     Actual/360    Balloon     12/22/99
        39        AMCC         Sprint Customer Care Center                             Fixed     Actual/360    Balloon     12/16/99
        40        ORIX         SugarOak Office Retreat                                 Fixed     Actual/360    Balloon     05/15/00
        41        ORIX         Dronningens Gade Portfolio                              Fixed     Actual/360    Balloon     01/26/00
        42         PW          400 Blair Road                                          Fixed     Actual/360       ARD      06/19/00
        43         PW          14 Jewel Drive                                          Fixed     Actual/360    Balloon     11/12/99
        44        SBRC         Brookwood Square Shopping Center                        Fixed     Actual/360    Balloon     07/28/99
        45         PW          87 Concord & 7 Lopez Portfolio                          Fixed     Actual/360    Balloon     11/12/99
        45A                    87 Concord Road
        45B                     7 Lopez Road

                                                                                                          ANTICI-
                                                                                      FIRST                PATED         SCHEDULED
CONTROL         MORTGAGE                                                             PAYMENT    GRACE    REPAYMENT       MATURITY
NUMBER        LOAN SELLER    LOAN / PROPERTY NAME                                     DATE      PERIOD     DATE            DATE
-----------------------------------------------------------------------------------------------------------------------------------
     1            SBRC       Northpointe Plaza                                       10/01/99      5       09/01/09      09/01/29
     2             PW        1615 Poydras Street                                     06/01/00      5       05/01/10      05/01/30
     3            ORIX       Medical Mutual of Ohio Office Building - Toledo         05/01/00      5          NAP        04/01/10
     4            ORIX       Medical Mutual of Ohio Office Building - Beachwood      05/01/00      5          NAP        04/01/10
     5             PW        Diplomat Centre                                         07/01/00      5          NAP        06/01/10
     6            SBRC       Western Plaza II Shopping Center                        08/01/99     10       07/01/09      07/01/29
     7            SBRC       Metatec Building                                        09/01/99     10          NAP        08/01/09
     8            SBRC       Red Lion Shopping Center                                03/01/00      5          NAP        02/01/10
     9             PW        Diamond Point Plaza                                     08/01/00      5          NAP        07/01/10
     10            PW        Mount Vernon Medical Office Building                    08/01/00      5          NAP        07/01/10
     11           ORIX       250 Plaza Office Building                               09/01/99      5          NAP        08/01/09
     12            PW        110 Greenwich Street                                    07/01/00      5          NAP        05/01/10
     13            PW        San Fernando Professional Buildings Portfolio           07/01/00      5          NAP        06/01/10
    13A                      11155-11165 Sepulveda Boulevard
    13B                      11211 Sepulveda Boulevard
    13C                      17909 Soledad Canyon Road
     14            PW        3200 Regatta Boulevard                                  02/01/00      5          NAP        01/01/10
     15           AMCC       Senter Road Industrial Property                         01/01/00     10          NAP        12/01/09
     16           AMCC       Scottsdale Gateway II                                   02/01/00     10          NAP        01/01/10
     17            PW        Kmart Plaza                                             08/01/00      5          NAP        07/01/10
     18            PW        Miracle Mile Shopping Center                            08/01/00      5          NAP        07/01/10
     19            PW        North Country Plaza                                     08/01/00      5          NAP        07/01/10
     20           SBRC       Fountain Oaks                                           10/01/99     10          NAP        09/01/09
     21           SBRC       Park Central Office Development                         10/01/99     10          NAP        09/01/09
     22           SBRC       McCormick Place Office Park                             05/01/00      5          NAP        04/01/10
     23           SBRC       One Michigan Avenue                                     02/01/00     10          NAP        01/01/10
     24           ORIX       Distribution Services Limited                           12/01/99      5          NAP        11/01/09
     25           SBRC       St. Joseph Professional Building                        10/01/99     10          NAP        09/01/09
     26           SBRC       Penns Plaza                                             02/01/00     10          NAP        01/01/10
     27           SBRC       Airport Plaza Office Center - Phase 1                   09/01/99     10          NAP        08/01/09
     28            PW        375 Ballardvale Street                                  01/01/00      5          NAP        12/01/09
     29           SBRC       Hampton Inn - Columbus                                  11/01/98     10          NAP        10/01/18
     30           SBRC       Comfort Suites Hotel                                    11/01/98     10          NAP        10/01/18
     31           SBRC       Raintree Corporate Center - Phase I                     03/01/00      5          NAP        02/01/10
     32           SBRC       For Eyes Optical Portfolio                              04/01/00     10          NAP        03/01/10
    32A                      For Eyes Optical - Hialeah
    32B                      For Eyes Optical - Hialeah 2
    32C                      For Eyes Optical - Philadelphia 2
    32D                      For Eyes Optical - Lauderhill
    32E                      For Eyes Optical - Casselberry
    32F                      For Eyes Optical - Coral Gables
    32G                      For Eyes Optical - Richmond
    32H                      For Eyes Optical - Rosemont
    32I                      For Eyes Optical - Philadelphia
     33            PW        Gateway Mobile Home Park                                11/01/99      5          NAP        10/01/09
     34            PW        Lake Cook Office                                        07/01/00      5          NAP        06/01/10
     35            PW        Pine Terrace Apartments                                 06/01/00      5          NAP        05/01/10
     36           SBRC       2265 Ralph Avenue                                       07/01/99     10          NAP        06/01/09
     37            PW        Shoppers Food Warehouse                                 01/01/00     10       12/01/09      12/01/29
     38           AMCC       Computer Science Corp Building                          02/01/00     10          NAP        01/01/10
     39           AMCC       Sprint Customer Care Center                             02/01/00     10          NAP        01/01/10
     40           ORIX       SugarOak Office Retreat                                 07/01/00      5          NAP        06/01/10
     41           ORIX       Dronningens Gade Portfolio                              03/01/00      5          NAP        02/01/10
     42            PW        400 Blair Road                                          08/01/00      5       07/01/10      07/01/30
     43            PW        14 Jewel Drive                                          01/01/00      5          NAP        12/01/09
     44           SBRC       Brookwood Square Shopping Center                        09/01/99      5          NAP        08/01/09
     45            PW        87 Concord & 7 Lopez Portfolio                          01/01/00      5          NAP        12/01/09
    45A                      87 Concord Road
    45B                      7 Lopez Road

                                                                                                               STATED    CALCULATED
                                                                                                  ORIGINAL     ORIGINAL    ORIGINAL
                                                                                     MONTHLY      TERM TO       AMORT-     AMORT-
                                                                                     DEBT         MATURITY /   IZATION     IZATION
CONTROL         MORTGAGE                                                             SERVICE         ARD        TERM        TERM
NUMBER        LOAN SELLER      LOAN / PROPERTY NAME                                  PAYMENT       (MONTHS)    (MONTHS)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
         1        SBRC         Northpointe Plaza                                     228,198.95       120           360         360
         2         PW          1615 Poydras Street                                   223,488.84       120           360         360
         3        ORIX         Medical Mutual of Ohio Office Building - Toledo       114,282.80       120           360         360
         4        ORIX         Medical Mutual of Ohio Office Building - Beachwood     39,649.14       120           360         360
         5         PW          Diplomat Centre                                       147,716.94       120           360         360
         6        SBRC         Western Plaza II Shopping Center                      143,164.79       120           360         360
         7        SBRC         Metatec Building                                      142,073.35       120           360         360
         8        SBRC         Red Lion Shopping Center                              135,076.86       120           360         360
         9         PW          Diamond Point Plaza                                   121,898.23       120           360         360
        10         PW          Mount Vernon Medical Office Building                  114,460.97       120           360         360
        11        ORIX         250 Plaza Office Building                             106,633.79       120           360         360
        12         PW          110 Greenwich Street                                  110,077.61       119           359         359
        13         PW          San Fernando Professional Buildings Portfolio         114,467.79       120           360         360
        13A                    11155-11165 Sepulveda Boulevard
        13B                    11211 Sepulveda Boulevard
        13C                    17909 Soledad Canyon Road
        14         PW          3200 Regatta Boulevard                                 99,574.55       120           360         360
        15        AMCC         Senter Road Industrial Property                        91,577.49       120           360         360
        16        AMCC         Scottsdale Gateway II                                  90,200.77       120           360         360
        17         PW          Kmart Plaza                                            67,059.61       120           360         360
        18         PW          Miracle Mile Shopping Center                           11,782.53       120           360         360
        19         PW          North Country Plaza                                    12,300.69       120           360         360
        20        SBRC         Fountain Oaks                                          84,864.43       120           360         360
        21        SBRC         Park Central Office Development                        82,048.06       120           360         360
        22        SBRC         McCormick Place Office Park                            80,381.61       120           360         360
        23        SBRC         One Michigan Avenue                                    73,861.31       120           360         360
        24        ORIX         Distribution Services Limited                          72,700.87       120           360         360
        25        SBRC         St. Joseph Professional Building                       63,857.66       120           360         360
        26        SBRC         Penns Plaza                                            62,141.95       120           360         360
        27        SBRC         Airport Plaza Office Center - Phase 1                  58,590.13       120           360         360
        28         PW          375 Ballardvale Street                                 61,178.82       120           360         360
        29        SBRC         Hampton Inn - Columbus                                 45,570.91       240           264         264
        30        SBRC         Comfort Suites Hotel                                   15,797.92       240           264         264
        31        SBRC         Raintree Corporate Center - Phase I                    56,285.96       120           360         360
        32        SBRC         For Eyes Optical Portfolio                             55,571.58       120           360         360
       32A                     For Eyes Optical - Hialeah
       32B                     For Eyes Optical - Hialeah 2
       32C                     For Eyes Optical - Philadelphia 2
       32D                     For Eyes Optical - Lauderhill
       32E                     For Eyes Optical - Casselberry
       32F                     For Eyes Optical - Coral Gables
       32G                     For Eyes Optical - Richmond
       32H                     For Eyes Optical - Rosemont
       32I                     For Eyes Optical - Philadelphia
        33         PW          Gateway Mobile Home Park                               52,428.03       120           360         360
        34         PW          Lake Cook Office                                       53,909.72       120           360         360
        35         PW          Pine Terrace Apartments                                49,479.61       120           360         360
        36        SBRC         2265 Ralph Avenue                                      45,671.28       120           360         360
        37         PW          Shoppers Food Warehouse                                48,441.55       120           360         360
        38        AMCC         Computer Science Corp Building                         46,329.45       120           360         360
        39        AMCC         Sprint Customer Care Center                            45,926.36       120           360         360
        40        ORIX         SugarOak Office Retreat                                45,784.39       120           360         360
        41        ORIX         Dronningens Gade Portfolio                             50,258.43       120           360         360
        42         PW          400 Blair Road                                         45,625.51       120           360         360
        43         PW          14 Jewel Drive                                         44,493.69       120           360         360
        44        SBRC         Brookwood Square Shopping Center                       44,599.38       120           300         300
        45         PW          87 Concord & 7 Lopez Portfolio                         42,523.91       120           360         360
       45A                     87 Concord Road
       45B                      7 Lopez Road

                                                                                                         CALCULATED
                                                                                           REMAINING     REMAINING
                                                                                           TERM TO        AMORT-
                                                                                           MATURITY /     IZATION       CUT-OFF
CONTROL         MORTGAGE                                                         SEASONING     ARD          TERM          DATE
NUMBER       LOAN SELLER     LOAN / PAYMENT NAME                                 (MONTHS)   (MONTHS)      (MONTHS)      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     1            SBRC       Northpointe Plaza                                      11         109           349       31,483,555
     2             PW        1615 Poydras Street                                     3         117           357       29,159,803
     3            ORIX       Medical Mutual of Ohio Office Building - Toledo         4         116           356       14,671,955
     4            ORIX       Medical Mutual of Ohio Office Building - Beachwood      4         116           356        5,090,270
     5             PW        Diplomat Centre                                         2         118           358       19,280,819
     6            SBRC       Western Plaza II Shopping Center                       13         107           347       19,063,254
     7            SBRC       Metatec Building                                       12         108           348       18,874,391
     8            SBRC       Red Lion Shopping Center                                6         114           354       16,949,946
     9             PW        Diamond Point Plaza                                     1         119           359       15,295,228
     10            PW        Mount Vernon Medical Office Building                    1         119           359       15,243,746
     11           ORIX       250 Plaza Office Building                              12         108           348       14,886,077
     12            PW        110 Greenwich Street                                    2         117           357       14,385,472
     13            PW        San Fernando Professional Buildings Portfolio           2         118           358       14,088,419
    13A                      11155-11165 Sepulveda Boulevard
    13B                      11211 Sepulveda Boulevard
    13C                      17909 Soledad Canyon Road
     14            PW        3200 Regatta Boulevard                                  7         113           353       12,558,042
     15           AMCC       Senter Road Industrial Property                         8         112           352       12,540,663
     16           AMCC       Scottsdale Gateway II                                   7         113           353       11,850,277
     17            PW        Kmart Plaza                                             1         119           359        8,606,999
     18            PW        Miracle Mile Shopping Center                            1         119           359        1,494,508
     19            PW        North Country Plaza                                     1         119           359        1,564,478
     20           SBRC       Fountain Oaks                                          11         109           349       11,426,513
     21           SBRC       Park Central Office Development                        11         109           349       11,078,196
     22           SBRC       McCormick Place Office Park                             4         116           356       10,490,896
     23           SBRC       One Michigan Avenue                                     7         113           353        9,811,784
     24           ORIX       Distribution Services Limited                           9         111           351        9,700,591
     25           SBRC       St. Joseph Professional Building                       11         109           349        8,448,309
     26           SBRC       Penns Plaza                                             7         113           353        8,141,517
     27           SBRC       Airport Plaza Office Center - Phase 1                  12         108           348        8,041,261
     28            PW        375 Ballardvale Street                                  8         112           352        7,888,749
     29           SBRC       Hampton Inn - Columbus                                 22         218           242        5,795,196
     30           SBRC       Comfort Suites Hotel                                   22         218           242        2,009,001
     31           SBRC       Raintree Corporate Center - Phase I                     6         114           354        7,276,618
     32           SBRC       For Eyes Optical Portfolio                              5         115           355        6,935,696
    32A                      For Eyes Optical - Hialeah
    32B                      For Eyes Optical - Hialeah 2
    32C                      For Eyes Optical - Philadelphia 2
    32D                      For Eyes Optical - Lauderhill
    32E                      For Eyes Optical - Casselberry
    32F                      For Eyes Optical - Coral Gables
    32G                      For Eyes Optical - Richmond
    32H                      For Eyes Optical - Rosemont
    32I                      For Eyes Optical - Philadelphia
     33            PW        Gateway Mobile Home Park                               10         110           350        6,815,006
     34            PW        Lake Cook Office                                        2         118           358        6,694,327
     35            PW        Pine Terrace Apartments                                 3         117           357        6,515,732
     36           SBRC       2265 Ralph Avenue                                      14         106           346        6,319,280
     37            PW        Shoppers Food Warehouse                                 8         112           352        6,274,789
     38           AMCC       Computer Science Corp Building                          7         113           353        6,200,342
     39           AMCC       Sprint Customer Care Center                             7         113           353        6,175,123
     40           ORIX       SugarOak Office Retreat                                 2         118           358        6,093,573
     41           ORIX       Dronningens Gade Portfolio                              6         114           354        6,061,116
     42            PW        400 Blair Road                                          1         119           359        5,997,671
     43            PW        14 Jewel Drive                                          8         112           352        5,737,272
     44           SBRC       Brookwood Square Shopping Center                       12         108           288        5,635,265
     45            PW        87 Concord & 7 Lopez Portfolio                          8         112           352        5,483,278
    45A                      87 Concord Road
    45B                      7 Lopez Road

                Mortgage                                                                                         Admin-       Net
     Control      Loan                                                                Original      Mortgage   istrative   Mortgage
     Number      Seller         Loan / Property Name                                   Balance        Rate      Fee Rate     Rate
------------------------------------------------------------------------------------------------------------------------------------
        46        AMCC         National Refractories & Minerals Corporation            5,450,000     8.1000%     0.0525%     8.0475%
        47        SBRC         Sorrento Glen                                           5,425,000     8.4100%     0.0925%     8.3175%
        48        SBRC         Melrose Plaza                                           5,350,000     8.0300%     0.0525%     7.9775%
        49        ORIX         Bayshore Executive Plaza                                5,325,000     7.5700%     0.0550%     7.5150%
        50        SBRC         Gates Park Crossing Apartments                          5,250,000     8.2800%     0.1025%     8.1775%
        51         PW          Days Inn Fort Wright                                    1,835,000     7.8000%     0.0525%     7.7475%
        52         PW          Days Inn Frankfort                                      2,255,000     7.8000%     0.0525%     7.7475%
        53         PW          Days Inn Shepherdsville                                 1,215,000     7.8000%     0.0525%     7.7475%
        54        SBRC         Fairgrounds Mobile Estates                              5,080,000     7.6000%     0.0525%     7.5475%
        55        ORIX         Lyrewood Pointe Apartments                              5,045,000     8.3300%     0.0550%     8.2750%
        56        SBRC         The Market at Summer Oaks                               5,000,000     8.4700%     0.0525%     8.4175%
        57        SBRC         Cambridge Village Apartments                            4,965,000     8.0200%     0.1125%     7.9075%
        58        ORIX         Park Square Court                                       4,950,000     8.1400%     0.0675%     8.0725%
        59        SBRC         Princess Anne Marketplace                               4,400,000     8.3400%     0.0525%     8.2875%
        60        SBRC         Pinon Trails Apartments                                 4,300,000     7.9400%     0.1125%     7.8275%
        61         PW          Cayuga Village Mobile Home Park                         4,250,000     8.8000%     0.0525%     8.7475%
        62        SBRC         500 South Salina Street                                 4,200,000     8.4400%     0.0525%     8.3875%
        63        SBRC         Kerman Shopping Center                                  4,150,000     8.2000%     0.0525%     8.1475%
        64         PW          155 West Street                                         4,030,000     8.5500%     0.0525%     8.4975%
        65        AMCC         Lexington Kmart                                         3,963,110     8.0500%     0.0525%     7.9975%
        66        AMCC         Niagara Kmart                                           3,855,899     8.0500%     0.0525%     7.9975%
        67        SBRC         Beverly Westside                                        3,725,000     8.6500%     0.0525%     8.5975%
        68        SBRC         Balboa Palms Apartments                                 2,000,000     7.8300%     0.1125%     7.7175%
        69        SBRC         Tarzana Palms Apartments                                1,680,000     7.8300%     0.1125%     7.7175%
        70         PW          131 Spring Street                                       3,651,000     7.8500%     0.0525%     7.7975%
        71        SBRC         1445 Hempstead Turnpike                                 3,650,000     7.7500%     0.0525%     7.6975%
        72         PW          Jackson Professional                                    3,600,000     8.9000%     0.0525%     8.8475%
        73        SBRC         Campbell Hill Apartments                                3,570,000     8.4300%     0.1125%     8.3175%
        74         PW          377 Ballardvale & 315 New Boston Portfolio              3,415,000     8.5500%     0.0525%     8.4975%
       74A                     377 Ballardvale Street
       74B                     315 New Boston Street
        75        SBRC         Lamar Crossing Shopping Center                          3,330,000     8.5100%     0.1025%     8.4075%
        76        ORIX         Renner Plaa Office Building                             3,250,000     8.9600%     0.0975%     8.8625%
        77         PW          Plimpton and Hills Portfolio                            3,200,000     8.5000%     0.0525%     8.4475%
       77A                     114-146 Kings Highway East
       77B                     1 Maxim Road
        78         PW          4444 West Bristol Road                                  3,200,000     9.1500%     0.0525%     9.0975%
        79        SBRC         Vacaville Town Center                                   3,185,000     8.0400%     0.1125%     7.9275%
        80         PW          CVS - Dorchester                                        3,174,116     9.0700%     0.0525%     9.0175%
        81         PW          RPM Warehouse                                           3,100,000     8.6400%     0.0525%     8.5875%
        82         PW          Deere Road Warehouse Buildings                          3,040,000     9.1500%     0.0525%     9.0975%
        83        SBRC         411-423 East 114th Street                               3,000,000     8.9800%     0.0525%     8.9275%
        84         PW          SunTrust Centre                                         2,962,500     8.4500%     0.0525%     8.3975%
        85        AMCC         Lynnwood Business Center                                  900,000     7.5000%     0.0525%     7.4475%
        86        AMCC         Quad 95                                                 2,100,000     7.5000%     0.0525%     7.4475%
        87        SBRC         Independence Court Apartments                           2,800,000     7.8300%     0.1125%     7.7175%
        88        SBRC         5601 Merrick Road                                       2,718,000     8.2500%     0.0525%     8.1975%
        89        SBRC         Pinnacle Warehouse                                      2,696,000     8.3800%     0.0525%     8.3275%
        90        SBRC         300 Wildwood Avenue                                     2,700,000     8.1000%     0.0525%     8.0475%
        91         PW          Congress Professional Center III                        2,650,000     8.5000%     0.0525%     8.4475%
        92         PW          Keystone Building                                       2,650,000     8.5000%     0.0525%     8.4475%
        93         PW          4621 W. Napoleon                                        2,636,000     8.7100%     0.0525%     8.6575%
        94         PW          Balboa Pointe Apartments                                2,625,000     8.3500%     0.0525%     8.2975%
        95        SBRC         Spartacus Apartments                                    2,640,000     7.4900%     0.1025%     7.3875%
        96        SBRC         Storage Depot I                                         2,612,000     8.8700%     0.0525%     8.8175%
        97        SBRC         Village Place Shopping Center                           2,596,528(@)  8.1500%     0.1125%     8.0375%
        98         PW          Burke Village Center                                    2,565,000     8.7000%     0.0525%     8.6475%
        99        SBRC         Tivoli Square Apartments                                2,535,000     8.1000%     0.0525%     8.0475%

     @ Loan Mortgage Rate changed at the beginning of month 4 of the loan, per original note terms. Original Balance and First Payment Date were $2,600,000 and 7/1/99, respectively.



                                                                                                 Interest
    Control    Mortgage                                                               Rate        Accrual       Loan        Note
    Number    Loan Seller      Loan / Property Name                                   Type        Method        Type        Date
-----------------------------------------------------------------------------------------------------------------------------------
        46        AMCC         National Refractories & Minerals Corporation          Fixed     Actual/360      Balloon     09/29/99
        47        SBRC         Sorrento Glen                                         Fixed     Actual/360      Balloon     03/20/00
        48        SBRC         Melrose Plaza                                         Fixed     Actual/360      Balloon     10/04/99
        49        ORIX         Bayshore Executive Plaza                              Fixed     Actual/360      Balloon     05/25/99
        50        SBRC         Gates Park Crossing Apartments                        Fixed     Actual/360      Balloon     10/14/99
        51         PW          Days Inn Fort Wright                                  Fixed     Actual/360      Balloon     07/16/98
        52         PW          Days Inn Frankfort                                    Fixed     Actual/360      Balloon     07/16/98
        53         PW          Days Inn Shepherdsville                               Fixed     Actual/360      Balloon     07/16/98
        54        SBRC         Fairgrounds Mobile Estates                            Fixed     Actual/360      Balloon     05/25/99
        55        ORIX         Lyrewood Pointe Apartments                            Fixed     Actual/360      Balloon     09/17/99
        56        SBRC         The Market at Summer Oaks                             Fixed     Actual/360      Balloon     02/25/00
        57        SBRC         Cambridge Village Apartments                          Fixed     Actual/360      Balloon     09/10/99
        58        ORIX         Park Square Court                                     Fixed     Actual/360      Balloon     09/10/99
        59        SBRC         Princess Anne Marketplace                             Fixed     Actual/360      Balloon     10/19/99
        60        SBRC         Pinon Trails Apartments                               Fixed     Actual/360      Balloon     08/25/99
        61         PW          Cayuga Village Mobile Home Park                       Fixed     Actual/360      Balloon     12/30/99
        62        SBRC         500 South Salina Street                               Fixed     Actual/360      Balloon     03/29/00
        63        SBRC         Kerman Shopping Center                                Fixed     Actual/360      Balloon     09/10/99
        64         PW          155 West Street                                       Fixed     Actual/360      Balloon     11/12/99
        65        AMCC         Lexington Kmart                                       Fixed     Actual/360      Balloon     12/13/99
        66        AMCC         Niagara Kmart                                         Fixed     Actual/360      Balloon     12/13/99
        67        SBRC         Beverly Westside                                      Fixed     Actual/360      Balloon     09/14/99
        68        SBRC         Balboa Palms Apartments                               Fixed     Actual/360      Balloon     12/09/99
        69        SBRC         Tarzana Palms Apartments                              Fixed     Actual/360      Balloon     12/09/99
        70         PW          131 Spring Street                                     Fixed     Actual/360      Balloon     12/15/99
        71        SBRC         1445 Hempstead Turnpike                               Fixed     Actual/360      Balloon     05/07/99
        72         PW          Jackson Professional                                  Fixed     Actual/360      Balloon     06/07/00
        73        SBRC         Campbell Hill Apartments                              Fixed     Actual/360      Balloon     10/27/99
        74         PW          377 Ballardvale & 315 New Boston Portfolio            Fixed     Actual/360      Balloon     11/12/99
        74A                    377 Ballardvale Street
        74B                    315 New Boston Street
        75        SBRC         Lamar Crossing Shopping Center                        Fixed     Actual/360      Balloon     11/03/99
        76        ORIX         Renner Plaza Office Building                          Fixed     Actual/360      Balloon     02/04/00
        77         PW          Plimpton and Hills Portfolio                          Fixed     Actual/360       ARD        04/06/00
        77A                    114146 Kings Highway East
        77B                    1 Maxim Road
        78         PW          4444 West Bristol Road                                Fixed     Actual/360        ARD       01/28/00
        79        SBRC         Vacaville Town Center                                 Fixed     Actual/360      Balloon     08/17/99
        80         PW          CVS - Dorchester                                      Fixed     Actual/360      Full Am     01/28/00
        81         PW          RPM Warehouse                                         Fixed     Actual/360      Balloon     06/16/00
        82         PW          Deere Road Warehouse Buildings                        Fixed     Actual/360      Balloon     02/24/00
        83        SBRC         411-423 East 114th Street                             Fixed     Actual/360      Balloon     01/21/00
        84         PW          SunTrust Centre                                       Fixed     Actual/360      Balloon     03/13/00
        85        AMCC         Lynnwood Business Center                              Fixed     Actual/360      Balloon     05/04/99
        86        AMCC         Quad 95                                               Fixed     Actual/360      Balloon     05/04/99
        87        SBRC         Independence Court Apartments                         Fixed     Actual/360      Balloon     12/09/99
        88        SBRC         5601 Merrick Road                                     Fixed     Actual/360      Balloon     08/05/99
        89        SBRC         Pinnacle Warehouse                                    Fixed     Actual/360      Balloon     12/15/99
        90        SBRC         300 Wildwood Avenue                                   Fixed     Actual/360      Balloon     09/29/99
        91         PW          Congress Professional Center III                      Fixed     Actual/360      Balloon     05/10/00
        92         PW          Keystone Building                                     Fixed     Actual/360      Balloon     02/29/00
        93         PW          4621 W. Napoleon                                      Fixed     Actual/360      Balloon     05/30/00
        94         PW          Balboa Pointe Apartments                              Fixed     Actual/360      Balloon     03/28/00
        95        SBRC         Spartacus Apartments                                  Fixed     Actual/360      Balloon     06/01/99
        96        SBRC         Storage Depot I                                       Fixed     Actual/360      Balloon     12/14/99
        97        SBRC         Village Place Shopping Center                         Fixed     Actual/360      Balloon     05/21/99
        98         PW          Burke Village Center                                  Fixed     Actual/360      Balloon     03/14/00
        99        SBRC         Tivoli Square Apartments                              Fixed     Actual/360      Balloon     08/02/99


     @ Loan Mortgage Rate changed at the beginning of month 4 of the loan, per original note terms. Original Balance and First Payment Date were $2,600,000 and 7/1/99, respectively.



                                                                                                           Antici-
                                                                                      First                 pated       Scheduled
Control         Mortgage                                                             Payment    Grace     Repayment      Maturity
Number        Loan Seller    Loan / Property Name                                     Date      Period       Date          Date
-----------------------------------------------------------------------------------------------------------------------------------
     46           AMCC       National Refractories & Minerals Corporation            11/01/99      10         NAP        10/01/09
     47           SBRC       Sorrento Glen                                           05/01/00       5         NAP        04/01/10
     48           SBRC       Melrose Plaza                                           12/01/99      10         NAP        11/01/09
     49           ORIX       Bayshore Executive Plaza                                07/01/99       5         NAP        06/01/09
     50           SBRC       Gates Park Crossing Apartments                          12/01/99      10         NAP        11/01/09
     51            PW        Days Inn Fort Wright                                    09/01/98       5         NAP        08/01/08
     52            PW        Days Inn Frankfort                                      09/01/98       5         NAP        08/01/08
     53            PW        Days Inn Shepherdsville                                 09/01/98       5         NAP        08/01/08
     54           SBRC       Fairgrounds Mobile Estates                              07/01/99      10         NAP        06/01/09
     55           ORIX       Lyrewood Pointe Apartments                              11/01/99       5         NAP        10/01/09
     56           SBRC       The Market at Summer Oaks                               04/01/00      10         NAP        03/01/10
     57           SBRC       Cambridge Village Apartments                            11/01/99      10         NAP        10/01/09
     58           ORIX       Park Square Court                                       11/01/99       5         NAP        10/01/09
     59           SBRC       Princess Anne Marketplace                               12/01/99      10         NAP        11/01/09
     60           SBRC       Pinon  Trails Apartments                                10/01/99      10         NAP        09/01/09
     61            PW        Cayuga Village Mobile Home Park                         02/01/00       5         NAP        01/01/10
     62           SBRC       500 South Salina Street                                 05/01/00      10         NAP        04/01/10
     63           SBRC       Kerman Shopping Center                                  11/01/99      10         NAP        10/01/09
     64            PW        155 West Street                                         01/01/00       5         NAP        12/01/09
     65           AMCC       Lexington Kmart                                         02/01/00      10         NAP        01/01/10
     66           AMCC       Niagara Kmart                                           02/01/00      10         NAP        01/01/10
     67           SBRC       Beverly Westside                                        11/01/99       5         NAP        10/01/09
     68           SBRC       Balboa Palms Apartments                                 02/01/00       5         NAP        01/01/10
     69           SBRC       Tarzana Palms Apartments                                02/01/00       5         NAP        01/01/10
     70            PW        131 Spring Street                                       02/01/00       5         NAP        01/01/10
     71           SBRC       1445 Hempstead Turnpike                                 07/01/99      10         NAP        06/01/09
     72            PW        Jackson Professional                                    08/01/00       5         NAP        07/01/10
     73           SBRC       Campbell Hill Apartments                                12/01/99      10         NAP        11/01/09
     74            PW        377 Ballardvale & 315 New Boston Portfolio              01/01/00       5         NAP        12/01/09
    74A                      377 Ballardvale Street
    74B                      315 New Boston Street
     75           SBRC       Lamar Crossing Shopping Center                          01/01/00      10         NAP        12/01/09
     76           ORIX       Renner Plaza Office Building                            04/01/00      10         NAP        03/01/10
     77            PW        Plimpton and Hills Portfolio                            06/01/00       5      05/01/10      05/01/30
    77A                      114-146 Kings Highway East
    77B                      1 Maxim Road
     78            PW        4444 West Bristol Road                                  03/01/00       5      02/01/10      02/01/30
     79           SBRC       Vacaville Town Center                                   10/01/99      10         NAP        09/01/09
     80            PW        CVS - Dorchester                                        03/05/00      10         NAP        01/05/20
     81            PW        RPM Warehouse                                           08/01/00       5         NAP        07/01/10
     82            PW        Deere Road Warehouse Buildings                          04/01/00       5         NAP        03/01/10
     83           SBRC       411-423 East 114th Street                               03/01/00      10         NAP        02/01/10
     84            PW        SunTrust Centre                                         05/01/00       5         NAP        04/01/10
     85           AMCC       Lynnwood Business Center                                07/01/99      10         NAP        06/01/09
     86           AMCC       Quad 95                                                 07/01/99      10         NAP        06/01/09
     87           SBRC       Independence Court Apartments                           02/01/00       5         NAP        01/01/10
     88           SBRC       5601 Merrick Road                                       10/01/99      10         NAP        09/01/09
     89           SBRC       Pinnacle Warehouse                                      02/01/00      10         NAP        01/01/10
     90           SBRC       300 Wildwood Avenue                                     11/01/99       5         NAP        10/01/09
     91            PW        Congress Professional Center III                        07/01/00       5         NAP        06/01/10
     92            PW        Keystone Building                                       04/01/00       5         NAP        03/01/10
     93            PW        4621 W. Napoleon                                        07/01/00       5         NAP        06/01/10
     94            PW        Balboa Pointe Apartments                                05/01/00       5         NAP        04/01/10
     95           SBRC       Spartacus Apartments                                    08/01/99      10         NAP        07/01/09
     96           SBRC       Storage Depot I                                         02/01/00       5         NAP        01/01/10
     97           SBRC       Village Place Shopping Center                           10/01/99      10         NAP        06/01/09
     98            PW        Burke Village Center                                    05/01/00       5         NAP        04/01/10
     99           SBRC       Tivoli Square Apartments                                11/01/99      10         NAP        10/01/09


     @ Loan Mortgage Rate changed at the beginning of month 4 of the loan, per original note terms. Original Balance and First Payment Date were $2,600,000 and 7/1/99, respectively.



                                                                                                               Stated    Calculated
                                                                                                  Original     Original   Original
                                                                                    Monthly       Term to      Amort-      Amort-
                                                                                     Debt         Maturity /   ization     ization
Control         Mortgage                                                            Service        ARD         Term        Term
Number        Loan Seller      Loan / Property Name                                 Payment       (months)     (months)    (months)
-----------------------------------------------------------------------------------------------------------------------------------
     46           AMCC       National Refractories & Minerals Corporation            40,370.75      120         360         360
     47           SBRC       Sorrento Glen                                           41,368.02      120         360         360
     48           SBRC       Melrose Plaza                                           39,368.35      120         360         360
     49           ORIX       Bayshore Executive Plaza                                37,488.75      120         360         360
     50           SBRC       Gates Park Crossing Apartments                          39,552.28      120         360         360
     51            PW        Days Inn Fort Wright                                    13,920.57      120         300         300
     52            PW        Days Inn Frankfort                                      17,106.75      120         300         300
     53            PW        Days Inn Shepherdsville                                  9,217.16      120         300         300
     54           SBRC       Fairgrounds Mobile Estates                              35,868.60      120         360         360
     55           ORIX       Lyrewood Pointe Apartments                              38,185.51      120         360         360
     56           SBRC       The Market at Summer Oaks                               38,339.42      120         360         360
     57           SBRC       Cambridge Village Apartments                            36,500.66      120         360         360
     58           ORIX       Park Square Court                                       36,805.61      120         360         360
     59           SBRC       Princess Anne Marketplace                               33,334.53      120         360         360
     60           SBRC       Pinon  Trails Apartments                                31,372.21      120         360         360
     61            PW        Cayuga Village Mobile Home Park                         33,586.65      120         360         360
     62           SBRC       500 South Salina Street                                 32,115.94      120         360         360
     63           SBRC       Kerman Shopping Center                                  31,031.81      120         360         360
     64            PW        155 West Street                                         31,130.13      120         360         360
     65           AMCC       Lexington Kmart                                         29,218.16      120         360         360
     66           AMCC       Niagara Kmart                                           28,427.74      120         360         360
     67           SBRC       Beverly Westside                                        29,038.95      120         360         360
     68           SBRC       Balboa Palms Apartments                                 14,438.97      120         360         360
     69           SBRC       Tarzana Palms Apartments                                12,128.74      120         360         360
     70            PW        131 Spring Street                                       26,408.96      120         360         360
     71           SBRC       1445 Hempstead Turnpike                                 26,149.05      120         360         360
     72            PW        Jackson Professional                                    28,707.76      120         360         360
     73           SBRC       Campbell Hill Apartments                                27,273.30      120         360         360
     74            PW        377 Ballardvale & 315 New Boston Portfolio              26,379.50      120         360         360
    74A                      377 Ballardvale Street
    74B                      315 New Boston Street
     75           SBRC       Lamar Crossing Shopping Center                          25,628.42      120         360         360
     76           ORIX       Renner Plaza Office Building                            26,056.75      120         360         360
     77            PW        Plimpton and Hills Portfolio                            24,605.23      120         360         360
    77A                      114-146 Kings Highway East
    77B                      1 Maxim Road
     78            PW        4444 West Bristol Road                                  26,094.05      120         360         360
     79           SBRC       Vacaville Town Center                                   23,459.28      120         360         360
     80            PW        CVS - Dorchester                                        27,295.17      239         239         239
     81            PW        RPM Warehouse                                           24,144.57      120         360         360
     82            PW        Deere Road Warehouse Buildings                          24,789.34      120         360         360
     83           SBRC       411-423 East 114th Street                               24,095.52      120         360         360
     84            PW        SunTrust Centre                                         22,674.17      120         360         360
     85           AMCC       Lynnwood Business Center                                 6,650.93      120         300         300
     86           AMCC       Quad 95                                                 15,518.82      120         300         300
     87           SBRC       Independence Court Apartments                           20,214.56      120         360         360
     88           SBRC       5601 Merrick Road                                       20,419.43      120         360         360
     89           SBRC       Pinnacle Warehouse                                      20,501.06      120         360         360
     90           SBRC       300 Wildwood Avenue                                     20,000.19      120         360         360
     91            PW        Congress Professional Center III                        20,376.21      120         360         360
     92            PW        Keystone Building                                       20,376.21      120         360         360
     93            PW        4621 W. Napoleon                                        20,662.16      120         360         360
     94            PW        Balboa Pointe Apartments                                19,905.59      120         360         360
     95           SBRC       Spartacus Apartments                                    18,441.19      120         360         360
     96           SBRC       Storage Depot I                                         21,687.75      120         300         300
     97           SBRC       Village Place Shopping Center                           19,353.44      117         357         358
     98            PW        Burke Village Center                                    21,000.92      120         300         300
     99           SBRC       Tivoli Square Apartments                                18,777.95      120         360         360


     @ Loan Mortgage Rate changed at the beginning of month 4 of the loan, per original note terms. Original Balance and First Payment Date were $2,600,000 and 7/1/99, respectively.



                                                                                                         Calculated
                                                                                           Remaining     Remaining
                                                                                           Term to        Amort-
                                                                                           Maturity /     ization       Cut-off
Control        Mortgage                                                         Seasoning     ARD          Term          Date
Number       Loan Seller     Loan / Payment Name                                 (months)   (months)      (months)      Balance
-----------------------------------------------------------------------------------------------------------------------------------
     46           AMCC       National Refractories & Minerals Corporation           10        110          350          5,419,369
     47           SBRC       Sorrento Glen                                           4        116          356          5,414,017
     48           SBRC       Melrose Plaza                                           9        111          351          5,321,889
     49           ORIX       Bayshore Executive Plaza                               14        106          346          5,276,287
     50           SBRC       Gates Park Crossing Apartments                          9        111          351          5,224,150
     51            PW        Days Inn Fort Wright                                   24         96          276          1,788,065
     52            PW        Days Inn Frankfort                                     24         96          276          2,197,322
     53            PW        Days Inn Shepherdsville                                24         96          276          1,183,923
     54           SBRC       Fairgrounds Mobile Estates                             14        106          346          5,033,877
     55           ORIX       Lyrewood Pointe Apartments                             10        110          350          5,018,358
     56           SBRC       The Market at Summer Oaks                               5        115          355          4,988,120
     57           SBRC       Cambridge Village Apartments                           10        110          350          4,936,494
     58           ORIX       Park Square Court                                      10        110          350          4,922,476
     59           SBRC       Princess Anne Marketplace                               9        111          351          4,378,676
     60           SBRC       Pinon  Trails Apartments                               11        109          349          4,271,663
     61            PW        Cayuga Village Mobile Home Park                         7        113          353          4,235,847
     62           SBRC       500 South Salina Street                                 4        116          356          4,191,568
     63           SBRC       Kerman Shopping Center                                 10        110          350          4,127,294
     64            PW        155 West Street                                         8        112          352          4,014,098
     65           AMCC       Lexington Kmart                                         7        113          353          3,947,003
     66           AMCC       Niagara Kmart                                           7        113          353          3,840,228
     67           SBRC       Beverly Westside                                       10        110          350          3,707,014
     68           SBRC       Balboa Palms Apartments                                 7        113          353          1,991,407
     69           SBRC       Tarzana Palms Apartments                                7        113          353          1,672,782
     70            PW        131 Spring Street                                       7        113          353          3,635,391
     71           SBRC       1445 Hempstead Turnpike                                14        106          346          3,618,098
     72            PW        Jackson Professional                                    1        119          359          3,598,882
     73           SBRC       Campbell Hill Apartments                                9        111          351          3,553,108
     74            PW        377 Ballardvale & 315 New Boston Portfolio              8        112          352          3,401,525
    74A                      377 Ballardvale Street
    74B                      315 New Boston Street
     75           SBRC       Lamar Crossing Shopping Center                          8        112          352          3,316,711
     76           ORIX       Renner Plaza Office Building                            5        115          355          3,243,376
     77            PW        Plimpton and Hills Portfolio                            3        117          357          3,195,664
    77A                      114-146 Kings Highway East
    77B                      1 Maxim Road
     78            PW        4444 West Bristol Road                                  6        114          354          3,191,269
     79           SBRC       Vacaville Town Center                                  11        109          349          3,164,542
     80            PW        CVS - Dorchester                                        6        233          233          3,155,510
     81            PW        RPM Warehouse                                           1        119          359          3,098,919
     82            PW        Deere Road Warehouse Buildings                          5        115          355          3,034,181
     83           SBRC       411-423 East 114th Street                               6        114          354          2,991,439
     84            PW        SunTrust Centre                                         4        116          356          2,956,569
     85           AMCC       Lynnwood Business Center                               14        106          286            886,397
     86           AMCC       Quad 95                                                14        106          286          2,068,260
     87           SBRC       Independence Court Apartments                           7        113          353          2,787,969
     88           SBRC       5601 Merrick Road                                      11        109          349          2,701,471
     89           SBRC       Pinnacle Warehouse                                      7        113          353          2,685,943
     90           SBRC       300 Wildwood Avenue                                    10        110          350          2,684,825
     91            PW        Congress Professional Center III                        2        118          358          2,647,403
     92            PW        Keystone Building                                       5        115          355          2,643,761
     93            PW        4621 W. Napoleon                                        2        118          358          2,633,568
     94            PW        Balboa Pointe Apartments                                4        116          356          2,619,596
     95           SBRC       Spartacus Apartments                                   13        107          347          2,617,493
     96           SBRC       Storage Depot I                                         7        113          293          2,596,919
     97           SBRC       Village Place Shopping Center                          11        106          347          2,579,991
     98            PW        Burke Village Center                                    4        116          296          2,556,523
     99           SBRC       Tivoli Square Apartments                               10        110          350          2,520,752


     @ Loan Mortgage Rate changed at the beginning of month 4 of the loan, per original note terms. Original Balance and First Payment Date were $2,600,000 and 7/1/99, respectively.

                            GENERAL LOAN INFORMATION


                MORTGAGE                                                                                         ADMIN-        NET
     CONTROL      LOAN                                                                ORIGINAL      MORTGAGE   ISTRATIVE    MORTGAGE
     NUMBER      SELLER         LOAN / PROPERTY NAME                                   BALANCE        RATE      FEE RATE      RATE
------------------------------------------------------------------------------------------------------------------------------------
       100        AMCC         Foothills Village Centre                                2,520,000     8.7000%     0.0525%     8.6475%
       101        SBRC         McBee Apartments                                        2,500,000     8.4900%     0.0525%     8.4375%
       102        SBRC         Golden Sands Apartments                                 2,500,000     7.4200%     0.0925%     7.3275%
       103         PW          Eckerds - Gloversville                                  2,428,387     8.9300%     0.0525%     8.8775%
       104        AMCC         Dover Crossing Shopping Center                          2,400,000     8.2000%     0.0525%     8.1475%
       105        AMCC         Plainville Crossing                                     2,383,733(#)  8.2500%     0.0525%     8.1975%
       106        AMCC         Staples - Lawton                                        2,325,000     8.6000%     0.0525%     8.5475%
       107        SBRC         Boardwalk at Marina Bay                                 2,334,500     8.4400%     0.0525%     8.3875%
       108        AMCC         Kalevala Village Apartments                             2,280,000     7.6000%     0.0525%     7.5475%
       109         PW          CVS - Murfreesboro                                      2,187,876     8.7300%     0.0525%     8.6775%
       110         PW          La Quinta Gardens                                       2,165,000     8.2500%     0.0525%     8.1975%
       111         PW          Urban Outfitters Ann Arbor                              2,100,000     8.9500%     0.0525%     8.8975%
       112        AMCC         Kolstad Great Dane Warehouse                            2,080,000     8.4500%     0.0525%     8.3975%
       113         PW          South Meadows                                           2,000,000     9.0000%     0.0525%     8.9475%
       114        AMCC         Pederson-Krag Center Building                           2,000,000     7.8000%     0.0525%     7.7475%
       115        SBRC         Crosstown Self Storage                                  2,000,000     8.4300%     0.1025%     8.3275%
       116         PW          Esquire Apartments                                      1,982,000     8.6000%     0.0525%     8.5475%
       117        AMCC         Rigid Building Systems                                  2,000,000     9.1000%     0.0525%     9.0475%
       118         PW          Falcon Cove Apartments                                  1,950,000     8.7000%     0.0525%     8.6475%
       119        ORIX         CountryHouse Residences                                 1,933,000     9.1400%     0.1475%     8.9925%
       120        SBRC         One Centennial Drive                                    1,925,000     8.8500%     0.0525%     8.7975%
       121        SBRC         Diplomat Apartments                                     1,910,000     8.2300%     0.0525%     8.1775%
       122         PW          Avenue J Warehouse                                      1,900,000     8.3500%     0.0525%     8.2975%
       123        AMCC         Kiely Plaza Shopping Center                             2,000,000     7.7500%     0.0525%     7.6975%
       124        ORIX         Miami Gardens Office Center                             1,856,000     8.3100%     0.1475%     8.1625%
       125         PW          Texas Tech Office Building                              1,850,000     8.4500%     0.0525%     8.3975%
       126        AMCC         The Village Apartments                                  1,810,000     8.0500%     0.0525%     7.9975%
       127         PW          Des Moines Apartments Portfolio                         1,717,000     8.8000%     0.0525%     8.7475%
       127A                    Capital Hills Apartments
       127B                    Lyon Manor Apartments
       127C                    Silhouette Apartments
       128         PW          69-75 Lehigh Avenue                                     1,700,000     8.8000%     0.0525%     8.7475%
       129        AMCC         Henderson Building                                      1,675,000     8.9000%     0.0525%     8.8475%
       130        AMCC         Park Plaza                                              1,800,000     7.1500%     0.0525%     7.0975%
       131         PW          North Park Industrial                                   1,650,000     8.3500%     0.0525%     8.2975%
       132         PW          Midwood Medical Center                                  1,630,000     8.6500%     0.0525%     8.5975%
       133        AMCC         Southcenter Strip Retail Center                         1,650,000     7.1500%     0.0525%     7.0975%
       134        AMCC         Fair Oaks Office/Retail Bldg                            1,600,000     7.8000%     0.0525%     7.7475%
       135        AMCC         Southview Apartments                                    1,575,000     7.4000%     0.0525%     7.3475%
       136        SBRC         Monaco Apartments                                       1,550,000     8.1000%     0.0525%     8.0475%
       137        AMCC         Hafner Court Apartments                                 1,580,000     7.1000%     0.0525%     7.0475%
       138        AMCC         Loma Vista Center                                       1,500,000     8.6000%     0.0525%     8.5475%
       139        AMCC         Carroll Road Warehouse                                  1,500,000     8.2000%     0.0525%     8.1475%
       140        AMCC         Sandalwood Apartments                                   1,550,000     7.1500%     0.0525%     7.0975%
       142        SBRC         Bonhampton Corners                                      1,500,000     7.7900%     0.0525%     7.7375%
       143        AMCC         Greenway Village Shopping Center                        1,470,000     7.3000%     0.0525%     7.2475%
       144         PW          Jupiter Corporate Center                                1,400,000     8.4000%     0.0525%     8.3475%
       145        AMCC         Banneker Building                                       1,400,000     8.0000%     0.0525%     7.9475%
       146        AMCC         3975 Landmark Street                                    1,375,000     7.4000%     0.0525%     7.3475%

     # Loan Original Balance changed at the beginning of month 8 of the loan, due to a $100,000 paydown. Original Balance and First Payment Date were $2,500,000 and 9/1/99, respectively.



                                                                                              INTEREST
    CONTROL    MORTGAGE                                                           RATE        ACCRUAL       LOAN        NOTE
    NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                               TYPE        METHOD        TYPE        DATE
-----------------------------------------------------------------------------------------------------------------------------------
    100           AMCC       Foothills Village Centre                               Fixed    Actual/360     Balloon    02/17/00
    101           SBRC       McBee Apartments                                       Fixed    Actual/360     Balloon    02/28/00
    102           SBRC       Golden Sands Apartments                                Fixed    Actual/360     Balloon    05/14/99
    103            PW        Eckerds - Gloversville                                 Fixed    Actual/360     Full Am    02/02/00
    104           AMCC       Dover Crossing Shopping Center                         Fixed    Actual/360     Balloon    09/23/99
    105           AMCC       Plainville Crossing                                    Fixed    Actual/360     Balloon    07/19/99
    106           AMCC       Staples - Lawton                                       Fixed    Actual/360     Balloon    05/09/00
    107           SBRC       Boardwalk at Marina Bay                                Fixed    Actual/360     Balloon    08/05/99
    108           AMCC       Kalevala Village Apartments                            Fixed    Actual/360     Balloon    04/28/99
    109            PW        CVS - Murfreesboro                                     Fixed    Actual/360     Full Am    03/08/00
    110            PW        La Quinta Gardens                                      Fixed    Actual/360     Balloon    09/23/99
    111            PW        Urban Outfitters Ann Arbor                             Fixed    Actual/360     Balloon    11/01/99
    112           AMCC       Kolstad Great Dane Warehouse                           Fixed    Actual/360     Balloon    12/20/99
    113            PW        South Meadows                                          Fixed    Actual/360     Balloon    12/30/99
    114           AMCC       Pederson-Krag Center Building                          Fixed    Actual/360     Balloon    09/24/99
    115           SBRC       Crosstown Self Storage                                 Fixed    Actual/360     Balloon    07/30/99
    116            PW        Esquire Apartments                                     Fixed    Actual/360     Balloon    02/10/00
    117           AMCC       Rigid Building Systems                                 Fixed    Actual/360     Full Am    02/04/00
    118            PW        Falcon Cove Apartments                                 Fixed    Actual/360     Balloon    12/29/99
    119           ORIX       CountryHouse Residences                                Fixed    Actual/360     Balloon    11/03/99
    120           SBRC       One Centennial Drive                                   Fixed    Actual/360     Balloon    12/14/99
    121           SBRC       Diplomat Apartments                                    Fixed    Actual/360     Balloon    08/02/99
    122            PW        Avenue J Warehouse                                     Fixed    Actual/360     Balloon    03/28/00
    123           AMCC       Kiely Plaza Shopping Center                            Fixed      30/360       Full Am    07/01/98
    124           ORIX       Miami Gardens Office Center                            Fixed    Actual/360     Balloon    04/27/00
    125            PW        Texas Tech Office Building                             Fixed    Actual/360     Balloon    11/04/99
    126           AMCC       The Village Apartments                                 Fixed    Actual/360     Full Am    11/29/99
    127            PW        Des Moines Apartments Portfolio                        Fixed    Actual/360     Balloon    01/11/00
    127A                     Capital Hills Apartments
    127B                     Lyon Manor Apartments
    127C                     Silhouette Apartment
    128            PW        69-75 Lehigh Avenue                                    Fixed    Actual/360       ARD      04/26/00
    129           AMCC       Henderson Building                                     Fixed    Actual/360     Balloon    03/06/00
    130           AMCC       Park Plaza                                             Fixed      30/360       Full Am    06/12/98
    131            PW        North Park Industrial                                  Fixed    Actual/360     Balloon    09/30/99
    132            PW        Midwood Medical Center                                 Fixed    Actual/360     Balloon    11/30/99
    133           AMCC       Southcenter Strip Retail Center                        Fixed      30/360       Full Am    10/27/98
    134           AMCC       Fair Oaks Office/Retail Bldg                           Fixed    Actual/360     Balloon    07/29/99
    135           AMCC       Southview Apartments                                   Fixed    Actual/360     Balloon    06/04/99
    136           SBRC       Monaco Apartments                                      Fixed    Actual/360     Balloon    08/02/99
    137           AMCC       Hafner Court Apartments                                Fixed    Actual/360     Balloon    10/30/98
    138           AMCC       Loma Vista Center                                      Fixed    Actual/360     Balloon    10/28/99
    139           AMCC       Carroll Road Warehouse                                 Fixed    Actual/360     Balloon    08/23/99
    140           AMCC       Sandalwood Apartments                                  Fixed      30/360       Full Am    12/15/98
    142           SBRC       Bonhampton Corners                                     Fixed    Actual/360     Balloon    07/16/99
    143           AMCC       Greenway Village Shopping Center                       Fixed    Actual/360     Balloon    07/16/98
    144            PW        Jupiter Corporate Center                               Fixed    Actual/360     Balloon    10/19/99
    145           AMCC       Banneker Building                                      Fixed    Actual/360     Balloon    07/15/99
    146           AMCC       3975 Landmark Street                                   Fixed    Actual/360     Balloon    08/26/98


     # Loan Original Balance changed at the beginning of month 8 of the loan, due to a $100,000 paydown. Original Balance and First Payment Date were $2,500,000 and 9/1/99, respectively.



                                                                                      FIRST                 ANTICI-       SCHEDULED
CONTROL         MORTGAGE                                                             PAYMENT    GRACE     PATED RE-       MATURITY
NUMBER        LOAN SELLER    LOAN / PROPERTY NAME                                     DATE      PERIOD    PAYMENT DATE     DATE
-----------------------------------------------------------------------------------------------------------------------------------
    100           AMCC       Foothills Village Centre                                04/01/00      5          NAP        03/01/05
    101           SBRC       McBee Apartments                                        04/01/00      10         NAP        03/01/10
    102           SBRC       Golden Sands Apartments                                 07/01/99      10         NAP        06/01/09
    103            PW        Eckerds - Gloversville                                  04/01/00      15         NAP        07/01/19
    104           AMCC       Dover Crossing Shopping Center                          11/01/99      15         NAP        10/01/09
    105           AMCC       Plainville Crossing                                     04/01/00      10         NAP        08/01/09
    106           AMCC       Staples - Lawton                                        07/01/00      5          NAP        06/01/10
    107           SBRC       Boardwalk at Marina Bay                                 10/01/99      10         NAP        09/01/09
    108           AMCC       Kalevala Village Apartments                             06/01/99      10         NAP        05/01/09
    109            PW        CVS - Murfreesboro                                      05/01/00      5          NAP        02/01/20
    110            PW        La Quinta Gardens                                       11/01/99      5          NAP        10/01/09
    111            PW        Urban Outfitters Ann Arbor                              12/01/99      5          NAP        11/01/09
    112           AMCC       Kolstad Great Dane Warehouse                            02/01/00      10         NAP        01/01/15
    113            PW        South Meadows                                           02/01/00      5          NAP        01/01/10
    114           AMCC       Pederson-Krag Center Building                           11/01/99      10         NAP        10/01/09
    115           SBRC       Crosstown Self Storage                                  09/01/99      10         NAP        08/01/09
    116            PW        Esquire Apartments                                      04/01/00      5          NAP        03/01/10
    117           AMCC       Rigid Building Systems                                  04/01/00      10         NAP        03/01/15
    118            PW        Falcon Cove Apartments                                  02/01/00      5          NAP        01/01/10
    119           ORIX       CountryHouse Residences                                 01/01/00      5          NAP        12/01/09
    120           SBRC       One Centennial Drive                                    02/01/00      10         NAP        01/01/10
    121           SBRC       Diplomat Apartments                                     12/01/99      10         NAP        11/01/09
    122            PW        Avenue J Warehouse                                      05/01/00      5          NAP        04/01/10
    123           AMCC       Kiely Plaza Shopping Center                             09/01/98      10         NAP        08/01/15
    124           ORIX       Miami Gardens Office Center                             06/01/00      5          NAP        05/01/10
    125            PW        Texas Tech Office Building                              01/01/00      5          NAP        12/01/09
    126           AMCC       The Village Apartments                                  01/01/00      10         NAP        12/01/16
    127            PW        Des Moines Apartments Portfolio                         03/01/00      5          NAP        02/01/10
    127A                     Capital Hills Apartments
    127B                     Lyon Manor Apartments
    127C                     Silhouette Apartments
    128            PW        69-75 Lehigh Avenue                                     06/01/00      5       05/01/10      05/01/25
    129           AMCC       Henderson Building                                      05/01/00      5          NAP        04/01/10
    130           AMCC       Park Plaza                                              08/01/98      10         NAP        07/01/13
    131            PW        North Park Industrial                                   11/01/99      5          NAP        10/01/09
    132            PW        Midwood Medical Center                                  01/01/00      5          NAP        12/01/09
    133           AMCC       Southcenter Strip Retail Center                         12/01/98      10         NAP        11/01/18
    134           AMCC       Fair Oaks Office/Retail Bldg                            09/01/99      10         NAP        08/01/09
    135           AMCC       Southview Apartments                                    08/01/99      10         NAP        07/01/09
    136           SBRC       Monaco Apartments                                       11/01/99      10         NAP        10/01/09
    137           AMCC       Hafner Court Apartments                                 12/01/98      10         NAP        11/01/08
    138           AMCC       Loma Vista Center                                       12/01/99      10         NAP        11/01/09
    139           AMCC       Carroll Road Warehouse                                  10/01/99      10         NAP        09/01/09
    140           AMCC       Sandalwood Apartments                                   02/01/99      10         NAP        01/01/17
    142           SBRC       Bonhampton Corners                                      09/01/99      10         NAP        08/01/09
    143           AMCC       Greenway Village Shopping Center                        09/01/98      10         NAP        08/01/08
    144            PW        Jupiter Corporate Center                                12/01/99      5          NAP        11/01/09
    145           AMCC       Banneker Building                                       09/01/99      10         NAP        08/01/09
    146           AMCC       3975 Landmark Street                                    10/01/98      10         NAP        09/01/08


     # Loan Original Balance changed at the beginning of month 8 of the loan, due to a $100,000 paydown. Original Balance and First Payment Date were $2,500,000 and 9/1/99, respectively.



                                                                                                               STATED    CALCULATED
                                                                                                  ORIGINAL     ORIGINAL    ORIGINAL
                                                                                     MONTHLY      TERM TO       AMORT-     AMORT-
                                                                                     DEBT         MATURITY /   IZATION     IZATION
CONTROL         MORTGAGE                                                             SERVICE         ARD        TERM        TERM
NUMBER        LOAN SELLER      LOAN / PROPERTY NAME                                  PAYMENT       (MONTHS)    (MONTHS)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
    100           AMCC       Foothills Village Centre                               19,734.93           60         360       360
    101           SBRC       McBee Apartments                                       19,205.12          120         360       360
    102           SBRC       Golden Sands Apartments                                17,343.62          120         360       360
    103            PW        Eckerds - Gloversville                                 22,073.16          232         232       232
    104           AMCC       Dover Crossing Shopping Center                         17,946.11          120         360       360
    105           AMCC       Plainville Crossing                                    19,711.26          113         293       260
    106           AMCC       Staples - Lawton                                       18,042.28          120         360       360
    107           SBRC       Boardwalk at Marina Bay                                18,703.73          120         300       300
    108           AMCC       Kalevala Village Apartments                            16,997.59          120         300       300
    109            PW        CVS - Murfreesboro                                     18,409.00          238         238       238
    110            PW        La Quinta Gardens                                      16,264.92          120         360       360
    111            PW        Urban Outfitters Ann Arbor                             16,821.58          120         360       360
    112           AMCC       Kolstad Great Dane Warehouse                           16,678.70          180         300       300
    113            PW        South Meadows                                          16,092.45          120         360       360
    114           AMCC       Pederson-Krag Center Building                          15,172.29          120         300       300
    115           SBRC       Crosstown Self Storage                                 16,010.31          120         300       300
    116            PW        Esquire Apartments                                     15,380.55          120         360       360
    117           AMCC       Rigid Building Systems                                 20,566.09          180         180       177
    118            PW        Falcon Cove Apartments                                 15,271.07          120         360       360
    119           ORIX       CountryHouse Residences                                16,407.38          120         300       300
    120           SBRC       One Centennial Drive                                   15,281.68          120         360       360
    121           SBRC       Diplomat Apartments                                    14,322.35          120         360       360
    122            PW        Avenue J Warehouse                                     14,407.86          120         360       360
    123           AMCC       Kiely Plaza Shopping Center                            17,668.43          204         204       204
    124           ORIX       Miami Gardens Office Center                            14,021.87          120         360       360
    125            PW        Texas Tech Office Building                             14,159.40          120         360       360
    126           AMCC       The Village Apartments                                 16,440.43          204         204       201
    127            PW        Des Moines Apartments Portfolio                        13,569.01          120         360       360
    127A                     Capital Hills Apartments
    127B                     Lyon Manor Apartments
    127C                     Silhouette Apartments
    128            PW        69-75 Lehigh Avenue                                    14,034.24          120         300       300
    129           AMCC       Henderson Building                                     13,942.02          120         300       300
    130           AMCC       Park Plaza                                             16,330.24          180         180       180
    131            PW        North Park Industrial                                  12,512.09          120         360       360
    132            PW        Midwood Medical Center                                 13,290.38          120         300       300
    133           AMCC       Southcenter Strip Retail Center                        12,941.42          240         240       240
    134           AMCC       Fair Oaks Office/Retail Bldg                           12,137.83          120         300       300
    135           AMCC       Southview Apartments                                   11,536.86          120         300       300
    136           SBRC       Monaco Apartments                                      11,481.59          120         360       360
    137           AMCC       Hafner Court Apartments                                11,843.59          120         264       264
    138           AMCC       Loma Vista Center                                      12,179.66          120         300       300
    139           AMCC       Carroll Road Warehouse                                 11,776.68          120         300       300
    140           AMCC       Sandalwood Apartments                                  12,776.47          216         216       216
    142           SBRC       Bonhampton Corners                                     14,153.53          120         180       180
    143           AMCC       Greenway Village Shopping Center                       10,672.67          120         300       300
    144            PW        Jupiter Corporate Center                               10,665.73          120         360       360
    145           AMCC       Banneker Building                                      10,272.71          120         360       360
    146           AMCC       3975 Landmark Street                                   10,563.39          120         264       264


     # Loan Original Balance changed at the beginning of month 8 of the loan, due to a $100,000 paydown. Original Balance and First Payment Date were $2,500,000 and 9/1/99, respectively.



                                                                                                         CALCULATED
                                                                                           REMAINING     REMAINING
                                                                                           TERM TO        AMORT-
                                                                                           MATURITY /     IZATION       CUT-OFF
CONTROL        MORTGAGE                                                         SEASONING     ARD          TERM          DATE
NUMBER       LOAN SELLER     LOAN / PAYMENT NAME                                 (MONTHS)   (MONTHS)      (MONTHS)      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    100           AMCC       Foothills Village Centre                                5         55          355         2,514,420
    101           SBRC       McBee Apartments                                        5        115          355         2,494,096
    102           SBRC       Golden Sands Apartments                                14        106          346         2,476,260
    103            PW        Eckerds - Gloversville                                  5        227          227         2,409,906
    104           AMCC       Dover Crossing Shopping Center                         10        110          350         2,386,869
    105           AMCC       Plainville Crossing                                     5        108          255         2,368,545
    106           AMCC       Staples - Lawton                                        2        118          358         2,322,786
    107           SBRC       Boardwalk at Marina Bay                                11        109          289         2,311,282
    108           AMCC       Kalevala Village Apartments                            15        105          285         2,243,900
    109            PW        CVS - Murfreesboro                                      4        234          234         2,178,865
    110            PW        La Quinta Gardens                                      10        110          350         2,153,314
    111            PW        Urban Outfitters Ann Arbor                              9        111          351         2,091,391
    112           AMCC       Kolstad Great Dane Warehouse                            7        173          293         2,066,956
    113            PW        South Meadows                                           7        113          353         1,993,702
    114           AMCC       Pederson-Krag Center Building                          10        110          290         1,979,853
    115           SBRC       Crosstown Self Storage                                 12        108          288         1,978,457
    116            PW        Esquire Apartments                                      5        115          355         1,977,474
    117           AMCC       Rigid Building Systems                                  5        175          172         1,974,122
    118            PW        Falcon Cove Apartments                                  7        113          353         1,943,325
    119           ORIX       CountryHouse Residences                                 8        112          292         1,921,171
    120           SBRC       One Centennial Drive                                    7        113          353         1,918,678
    121           SBRC       Diplomat Apartments                                     9        111          351         1,900,471
    122            PW        Avenue J Warehouse                                      4        116          356         1,896,089
    123           AMCC       Kiely Plaza Shopping Center                            24        180          180         1,877,073
    124           ORIX       Miami Gardens Office Center                             3        117          357         1,853,331
    125            PW        Texas Tech Office Building                              8        112          352         1,842,492
    126           AMCC       The Village Apartments                                  8        196          193         1,776,439
    127            PW        Des Moines Apartments Portfolio                         6        114          354         1,711,866
    127A                     Capital Hills Apartments
    127B                     Lyon Manor Apartments
    127C                     Silhouette Apartments
    128            PW        69-75 Lehigh Avenue                                     3        117          297         1,696,099
    129           AMCC       Henderson Building                                      4        116          296         1,669,689
    130           AMCC       Park Plaza                                             25        155          155         1,649,377
    131            PW        North Park Industrial                                  10        110          350         1,641,334
    132            PW        Midwood Medical Center                                  8        112          292         1,618,960
    133           AMCC       Southcenter Strip Retail Center                        21        219          219         1,580,644
    134           AMCC       Fair Oaks Office/Retail Bldg                           12        108          288         1,580,531
    135           AMCC       Southview Apartments                                   13        107          287         1,552,733
    136           SBRC       Monaco Apartments                                      10        110          350         1,541,288
    137           AMCC       Hafner Court Apartments                                21         99          243         1,527,284
    138           AMCC       Loma Vista Center                                       9        111          291         1,488,222
    139           AMCC       Carroll Road Warehouse                                 11        109          289         1,484,375
    140           AMCC       Sandalwood Apartments                                  19        197          197         1,478,987
    142           SBRC       Bonhampton Corners                                     12        108          168         1,447,064
    143           AMCC       Greenway Village Shopping Center                       24         96          276         1,428,903
    144            PW        Jupiter Corporate Center                                9        111          351         1,393,323
    145           AMCC       Banneker Building                                      12        108          348         1,390,238
    146           AMCC       3975 Landmark Street                                   23         97          241         1,326,621


     # Loan Original Balance changed at the beginning of month 8 of the loan, due to a $100,000 paydown. Original Balance and First Payment Date were $2,500,000 and 9/1/99, respectively.

                                                        GENERAL INFORMATION

                MORTGAGE                                                                                         ADMIN-        NET
     CONTROL      LOAN                                                                ORIGINAL      MORTGAGE   ISTRATIVE    MORTGAGE
     NUMBER      SELLER         LOAN / PROPERTY NAME                                   BALANCE        RATE      FEE RATE      RATE
------------------------------------------------------------------------------------------------------------------------------------
       147         PW          Carrington Heights & Plaza Apts Portfolio               1,330,000     8.9500%     0.0525%     8.8975%
      147A                     Carrington Heights Apartments
      147B                     Plaza Apartments
       148        AMCC         88 Sunnyside Building                                   1,350,000     7.5000%     0.0525%     7.4475%
       149         PW          Pond Street & North Court Apts. Portfolio               1,300,000     8.4000%     0.0525%     8.3475%
      149A                     Pond Street Apartments
      149B                     North Court Apartments
       150        AMCC         Plaza Northwest Shopping Center                         1,300,000     8.2000%     0.0525%     8.1475%
       151         PW          Paradise Palm Mobile Home Park                          1,280,000     8.6000%     0.0525%     8.5475%
       152        AMCC         Kennewick Square                                        1,300,000     7.2000%     0.0525%     7.1475%
       153        AMCC         Party City                                              1,285,000     7.5000%     0.0525%     7.4475%
       154        AMCC         Blue Devils Building                                    1,350,000     7.4000%     0.0525%     7.3475%
       155        AMCC         Schuck's Retail Center                                  1,275,000     7.9000%     0.0525%     7.8475%
       156        AMCC         Northwood Estates                                       1,250,000     8.2500%     0.0525%     8.1975%
       157        AMCC         Miramar Commerce Center                                 1,300,000     7.5000%     0.0525%     7.4475%
       158        AMCC         South Bay Industrial                                    1,250,000     8.3000%     0.0525%     8.2475%
       159        AMCC         Bloomfield Center                                       1,250,000     6.9500%     0.0525%     6.8975%
       160        AMCC         Park Willow Apartments                                  1,210,000     8.2500%     0.0525%     8.1975%
       161        AMCC         Belmond Center                                          1,300,000     7.4500%     0.0525%     7.3975%
       162        AMCC         Riverwood Apartments                                    1,200,000     8.6000%     0.0525%     8.5475%
       163         PW          85 Second Avenue                                        1,149,000     9.4000%     0.0525%     9.3475%
       164        AMCC         PGE Buildings                                           1,200,000     7.3000%     0.0525%     7.2475%
       165        AMCC         Carroll Canyon Road Industrial Condos                   1,141,000     7.4000%     0.0525%     7.3475%
       166        AMCC         Myrex Manufacturing Plant & Corporate Offices           1,220,000     8.1000%     0.0525%     8.0475%
       167         PW          St. James Apartments                                    1,100,000     8.5000%     0.0525%     8.4475%
       168        AMCC         Walnut Creek Shopping Center                            1,100,000     8.3000%     0.0525%     8.2475%
       169        AMCC         Quail Hollow Mini Storage                               1,100,000     8.4000%     0.0525%     8.3475%
       170         PW          CVS - Lowell                                            1,083,750     8.8500%     0.0525%     8.7975%
       171        AMCC         Freeway Industries Center                               1,150,000     7.5000%     0.0525%     7.4475%
       172        AMCC         AT&T Building                                           1,100,000     7.0000%     0.0525%     6.9475%
       173        AMCC         PBR III                                                 1,060,000     7.3000%     0.0525%     7.2475%
       174         PW          Ivory Garden Apartments                                 1,024,000     8.5000%     0.0525%     8.4475%
       175        AMCC         Knoxville Square                                        1,065,000     7.7000%     0.0525%     7.6475%
       176        SBRC         Parthenia Garden Apartments                             1,000,000     7.8300%     0.1125%     7.7175%
       177        AMCC         Larkfield Road Office Building                          1,010,000     7.0500%     0.0525%     6.9975%
       178        AMCC         Kings Kourt Apartments                                    990,000     8.0500%     0.0525%     7.9975%
       179        AMCC         Philomath Self-Storage                                  1,000,000     7.3500%     0.0525%     7.2975%
       180        AMCC         Aztec Building                                            990,000     7.5000%     0.0525%     7.4475%
       181        AMCC         Stone Mountain Carpet Mill Outlet                       1,000,000     7.5500%     0.0525%     7.4975%
       182         PW          10 Jewel Drive                                            925,000     8.5500%     0.0525%     8.4975%
       183        AMCC         Williams Road Office Building                             945,000     7.5500%     0.0525%     7.4975%
       184        AMCC         Wheeling Service Center                                 1,000,000     7.5000%     0.0525%     7.4475%
       185        AMCC         650 New Road Office Building                              925,000     8.3000%     0.0525%     8.2475%
       186         PW          Pine Street Apartments                                    917,000     8.6000%     0.0525%     8.5475%
       187        AMCC         The Certex Building                                       960,000     7.2500%     0.0525%     7.1975%
       188        AMCC         Pheasant Run Shopping Center                              850,000     8.4000%     0.0525%     8.3475%
       189        AMCC         Runnin' Rebel Plaza                                       900,000     7.7000%     0.0525%     7.6475%
       190        AMCC         Vic Huber Photgraphy Building                             830,000     8.5000%     0.0525%     8.4475%
       191        AMCC         Hollywood Video-Westland                                  822,500     7.9000%     0.0525%     7.8475%
       192         PW          Reading Business Center                                   807,000     8.8000%     0.0525%     8.7475%
       193        AMCC         National Die & Button Mould Company                       800,000     8.6000%     0.0525%     8.5475%
       194        AMCC         Metropolitan Square Shopping Center                       900,000     6.7500%     0.0525%     6.6975%

                                                                                               Interest
    Control    Mortgage                                                             Rate        Accrual       Loan        Note
    Number    Loan Seller      Loan / Property Name                                 Type        Method        Type        Date
---------------------------------------------------------------------------------------------------------------------------------
    147            PW        Carrington Heights & Plaza Apts  Portfolio             Fixed    Actual/360     Balloon    03/31/00
    147A                     Carrington Heights Apartments
    147B                     Plaza Apartments
    148           AMCC       88 Sunnyside Building                                  Fixed    Actual/360     Balloon    10/09/98
    149            PW        Pond Street & North Court Apts. Portfolio              Fixed    Actual/360     Balloon    04/03/00
    149A                     Pond Street Apartments
    149B                     North Court Apartments
    150           AMCC       Plaza Northwest Shopping Center                        Fixed    Actual/360     Balloon    05/04/99
    151            PW        Paradise Palm Mobile Home Park                         Fixed    Actual/360     Balloon    10/07/99
    152           AMCC       Kennewick Square                                       Fixed    Actual/360     Balloon    09/30/98
    153           AMCC       Party City                                             Fixed    Actual/360     Balloon    08/19/98
    154           AMCC       Blue Devils Building                                   Fixed      30/360       Full Am    08/19/98
    155           AMCC       Schuck's Retail Center                                 Fixed    Actual/360     Balloon    11/30/98
    156           AMCC       Northwood Estates                                      Fixed    Actual/360     Balloon    10/27/99
    157           AMCC       Miramar Commerce Center                                Fixed    Actual/360     Balloon    06/25/98
    158           AMCC       South Bay Industrial                                   Fixed    Actual/360     Balloon    06/30/99
    159           AMCC       Bloomfield Center                                      Fixed    Actual/360     Balloon    10/29/98
    160           AMCC       Park Willow Apartments                                 Fixed    Actual/360     Balloon    10/13/99
    161           AMCC       Belmond Center                                         Fixed      30/360       Full Am    06/18/98
    162           AMCC       Riverwood Apartments                                   Fixed      30/360       Full Am    06/18/99
    163            PW        85 Second Avenue                                       Fixed    Actual/360     Balloon    01/14/00
    164           AMCC       PGE Buildings                                          Fixed      30/360       Full Am    09/15/98
    165           AMCC       Carroll Canyon Road Industrial Condos                  Fixed    Actual/360     Balloon    07/29/98
    166           AMCC       Myrex Manufacturing Plant & Corporate Offices          Fixed      30/360       Full Am    03/05/99
    167            PW        St. James Apartments                                   Fixed    Actual/360     Balloon    12/17/99
    168           AMCC       Walnut Creek Shopping Center                           Fixed    Actual/360     Balloon    07/29/99
    169           AMCC       Quail Hollow Mini Storage                              Fixed    Actual/360     Balloon    05/20/99
    170            PW        CVS - Lowell                                           Fixed    Actual/360       ARD      03/03/00
    171           AMCC       Freeway Industries Center                              Fixed      30/360       Full Am    11/13/98
    172           AMCC       AT&T Building                                          Fixed    Actual/360     Balloon    12/22/98
    173           AMCC       PBR III                                                Fixed    Actual/360     Balloon    08/03/98
    174            PW        Ivory Garden Apartments                                Fixed    Actual/360     Balloon    04/20/00
    175           AMCC       Knoxville Square                                       Fixed    Actual/360     Balloon    06/26/98
    176           SBRC       Parthenia Garden Apartments                            Fixed    Actual/360     Balloon    12/09/99
    177           AMCC       Larkfield Road Office Building                         Fixed    Actual/360     Balloon    09/18/98
    178           AMCC       Kings Kourt Apartments                                 Fixed    Actual/360     Balloon    07/23/99
    179           AMCC       Philomath Self-Storage                                 Fixed    Actual/360     Balloon    09/29/98
    180           AMCC       Aztec Building                                         Fixed      30/360       Full Am    11/02/98
    181           AMCC       Stone Mountain Carpet Mill Outlet                      Fixed      30/360       Full Am    07/07/98
    182            PW        10 Jewel Drive                                         Fixed    Actual/360     Balloon    11/12/99
    183           AMCC       Williams Road Office Building                          Fixed    Actual/360     Balloon    06/16/98
    184           AMCC       Wheeling Service Center                                Fixed      30/360       Full Am    06/09/98
    185           AMCC       650 New Road Office Building                           Fixed    Actual/360     Balloon    05/24/99
    186            PW        Pine Street Apartments                                 Fixed    Actual/360     Balloon    11/30/99
    187           AMCC       The Certex Building                                    Fixed      30/360       Full Am    10/30/98
    188           AMCC       Pheasant Run Shopping Center                           Fixed    Actual/360     Balloon    05/25/99
    189           AMCC       Runnin' Rebel Plaza                                    Fixed      30/360       Full Am    07/23/98
    190           AMCC       Vic Huber Photgraphy Building                          Fixed    Actual/360     Balloon    07/14/99
    191           AMCC       Hollywood Video-Westland                               Fixed    Actual/360     Balloon    02/24/99
    192            PW        Reading Business Center                                Fixed    Actual/360     Balloon    12/30/99
    193           AMCC       National Die & Button Mould Company                    Fixed    Actual/360     Balloon    06/17/99
    194           AMCC       Metropolitan Square Shopping Center                    Fixed      30/360       Full Am    10/08/98
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                           ANTICI-
                                                                                      FIRST                 PATED       SCHEDULED
CONTROL         MORTGAGE                                                             PAYMENT    GRACE     REPAYMENT      MATURITY
NUMBER        LOAN SELLER    LOAN / PROPERTY NAME                                     DATE      PERIOD      DATE           DATE
-----------------------------------------------------------------------------------------------------------------------------------
    147            PW        Carrington Heights & Plaza Apts  Portfolio              05/01/00      5          NAP        04/01/10
    147A                     Carrington Heights Apartments
    147B                     Plaza Apartments
    148           AMCC       88 Sunnyside Building                                   12/01/98      10         NAP        11/01/08
    149            PW        Pond Street & North Court Apts. Portfolio               06/01/00      5          NAP        05/01/10
    149A                     Pond Street Apartments
    149B                     North Court Apartments
    150           AMCC       Plaza Northwest Shopping Center                         07/01/99      10         NAP        06/01/09
    151            PW        Paradise Palm Mobile Home Park                          12/01/99      5          NAP        11/01/09
    152           AMCC       Kennewick Square                                        11/01/98      10         NAP        10/01/08
    153           AMCC       Party City                                              10/01/98      10         NAP        09/01/10
    154           AMCC       Blue Devils Building                                    10/01/98      10         NAP        09/01/13
    155           AMCC       Schuck's Retail Center                                  01/01/99      10         NAP        12/01/08
    156           AMCC       Northwood Estates                                       01/01/00      10         NAP        12/01/09
    157           AMCC       Miramar Commerce Center                                 08/01/98      10         NAP        07/01/08
    158           AMCC       South Bay Industrial                                    08/01/99      10         NAP        07/01/09
    159           AMCC       Bloomfield Center                                       12/01/98      10         NAP        11/01/08
    160           AMCC       Park Willow Apartments                                  12/01/99      10         NAP        11/01/09
    161           AMCC       Belmond Center                                          08/01/98      10         NAP        07/01/13
    162           AMCC       Riverwood Apartments                                    08/01/99      10         NAP        07/01/19
    163            PW        85 Second Avenue                                        03/01/00      5          NAP        02/01/10
    164           AMCC       PGE Buildings                                           11/01/98      10         NAP        10/01/13
    165           AMCC       Carroll Canyon Road Industrial Condos                   09/01/98      10         NAP        08/01/08
    166           AMCC       Myrex Manufacturing Plant & Corporate Offices           05/01/99      10         NAP        04/01/09
    167            PW        St. James Apartments                                    02/01/00      5          NAP        01/01/10
    168           AMCC       Walnut Creek Shopping Center                            09/01/99      10         NAP        08/01/09
    169           AMCC       Quail Hollow Mini Storage                               07/01/99      10         NAP        06/01/09
    170            PW        CVS - Lowell                                            05/01/00      5       04/01/10      04/01/30
    171           AMCC       Freeway Industries Center                               01/01/99      10         NAP        12/01/13
    172           AMCC       AT&T Building                                           02/01/99      10         NAP        01/01/09
    173           AMCC       PBR III                                                 10/01/98      10         NAP        09/01/08
    174            PW        Ivory Garden Apartments                                 06/01/00      5          NAP        05/01/10
    175           AMCC       Knoxville Square                                        08/01/98      10         NAP        07/01/10
    176           SBRC       Parthenia Garden Apartments                             02/01/00      5          NAP        01/01/10
    177           AMCC       Larkfield Road Office Building                          11/01/98      10         NAP        10/01/09
    178           AMCC       Kings Kourt Apartments                                  09/01/99      10         NAP        08/01/09
    179           AMCC       Philomath Self-Storage                                  11/01/98      10         NAP        10/01/08
    180           AMCC       Aztec Building                                          01/01/99      10         NAP        12/01/13
    181           AMCC       Stone Mountain Carpet Mill Outlet                       09/01/98      10         NAP        08/01/13
    182            PW        10 Jewel Drive                                          01/01/00      5          NAP        12/01/09
    183           AMCC       Williams Road Office Building                           08/01/98      10         NAP        07/01/08
    184           AMCC       Wheeling Service Center                                 08/01/98      10         NAP        07/01/13
    185           AMCC       650 New Road Office Building                            07/01/99      10         NAP        06/01/09
    186            PW        Pine Street Apartments                                  01/01/00      5          NAP        12/01/09
    187           AMCC       The Certex Building                                     12/01/98      10         NAP        11/01/13
    188           AMCC       Pheasant Run Shopping Center                            07/01/99      10         NAP        06/01/09
    189           AMCC       Runnin' Rebel Plaza                                     09/01/98      10         NAP        08/01/13
    190           AMCC       Vic Huber Photgraphy Building                           09/01/99      10         NAP        08/01/09
    191           AMCC       Hollywood Video-Westland                                04/01/99      10         NAP        03/01/09
    192            PW        Reading Business Center                                 02/01/00      5          NAP        01/01/10
    193           AMCC       National Die & Button Mould Company                     08/01/99      10         NAP        07/01/09
    194           AMCC       Metropolitan Square Shopping Center                     12/01/98      10         NAP        11/01/08


                                                                                                               STATED    CALCULATED
                                                                                                  ORIGINAL     ORIGINAL    ORIGINAL
                                                                                     MONTHLY      TERM TO       AMORT-     AMORT-
                                                                                     DEBT         MATURITY /   IZATION     IZATION
CONTROL         MORTGAGE                                                             SERVICE         ARD        TERM        TERM
NUMBER        LOAN SELLER      LOAN / PROPERTY NAME                                  PAYMENT       (MONTHS)    (MONTHS)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
    147            PW        Carrington Heights & Plaza Apts  Portfolio               11,115.81       120          300       300
    147A                     Carrington Heights Apartments
    147B                     Plaza Apartments
    148           AMCC       88 Sunnyside Building                                     9,976.39       120          300       300
    149            PW        Pond Street & North Court Apts. Portfolio                 9,903.89       120          360       360
    149A                     Pond Street Apartments
    149B                     North Court Apartments
    150           AMCC       Plaza Northwest Shopping Center                          10,206.46       120          300       300
    151            PW        Paradise Palm Mobile Home Park                            9,932.95       120          360       360
    152           AMCC       Kennewick Square                                          9,354.66       120          300       300
    153           AMCC       Party City                                                9,496.04       144          300       300
    154           AMCC       Blue Devils Building                                     12,438.08       180          180       180
    155           AMCC       Schuck's Retail Center                                    9,756.35       120          300       300
    156           AMCC       Northwood Estates                                         9,390.84       120          360       360
    157           AMCC       Miramar Commerce Center                                  10,472.72       120          240       240
    158           AMCC       South Bay Industrial                                      9,897.43       120          300       300
    159           AMCC       Bloomfield Center                                         8,794.91       120          300       300
    160           AMCC       Park Willow Apartments                                    9,540.25       120          300       300
    161           AMCC       Belmond Center                                           12,014.26       180          180       180
    162           AMCC       Riverwood Apartments                                     10,489.96       240          240       240
    163            PW        85 Second Avenue                                          9,577.69       120          360       360
    164           AMCC       PGE Buildings                                            10,988.21       180          180       180
    165           AMCC       Carroll Canyon Road Industrial Condos                     8,357.82       120          300       300
    166           AMCC       Myrex Manufacturing Plant & Corporate Offices            14,866.52       120          120       120
    167            PW        St. James Apartments                                      8,458.05       120          360       360
    168           AMCC       Walnut Creek Shopping Center                              8,302.64       120          360       360
    169           AMCC       Quail Hollow Mini Storage                                 8,783.50       120          300       300
    170            PW        CVS - Lowell                                              8,603.39       120          360       360
    171           AMCC       Freeway Industries Center                                10,660.65       180          180       180
    172           AMCC       AT&T Building                                             7,774.58       120          300       300
    173           AMCC       PBR III                                                   7,695.94       120          300       300
    174            PW        Ivory Garden Apartments                                   7,873.67       120          360       360
    175           AMCC       Knoxville Square                                          8,710.28       144          240       240
    176           SBRC       Parthenia Garden Apartments                               7,219.49       120          360       360
    177           AMCC       Larkfield Road Office Building                            7,170.72       132          300       300
    178           AMCC       Kings Kourt Apartments                                    7,673.81       120          300       300
    179           AMCC       Philomath Self-Storage                                    7,292.62       120          300       300
    180           AMCC       Aztec Building                                            9,177.42       180          180       180
    181           AMCC       Stone Mountain Carpet Mill Outlet                         9,298.56       180          180       180
    182            PW        10 Jewel Drive                                            7,145.25       120          360       360
    183           AMCC       Williams Road Office Building                             7,014.23       120          300       300
    184           AMCC       Wheeling Service Center                                   9,270.12       180          180       180
    185           AMCC       650 New Road Office Building                              7,324.10       120          300       300
    186            PW        Pine Street Apartments                                    7,445.83       120          300       300
    187           AMCC       The Certex Building                                       8,763.49       180          180       180
    188           AMCC       Pheasant Run Shopping Center                              7,322.79       120          240       240
    189           AMCC       Runnin' Rebel Plaza                                       8,445.73       180          180       180
    190           AMCC       Vic Huber Photgraphy Building                             6,683.39       120          300       300
    191           AMCC       Hollywood Video-Westland                                  6,293.80       120          300       300
    192            PW        Reading Business Center                                   6,377.51       120          360       360
    193           AMCC       National Die & Button Mould Company                       6,993.31       120          240       240
    194           AMCC       Metropolitan Square Shopping Center                      10,334.18       120          120       120



                                                                                                         CALCULATED
                                                                                           REMAINING     REMAINING
                                                                                           TERM TO        AMORT-
                                                                                           MATURITY /     IZATION       CUT-OFF
CONTROL        MORTGAGE                                                         SEASONING     ARD          TERM          DATE
NUMBER       LOAN SELLER     LOAN / PAYMENT NAME                                 (MONTHS)   (MONTHS)      (MONTHS)      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    147            PW        Carrington Heights & Plaza Apts  Portfolio             4         116          296         1,325,826
    147A                     Carrington Heights Apartments
    147B                     Plaza Apartments
    148           AMCC       88 Sunnyside Building                                 21          99          279         1,318,223
    149            PW        Pond Street & North Court Apts. Portfolio              3         117          357         1,298,182
    149A                     Pond Street Apartments
    149B                     North Court Apartments
    150           AMCC       Plaza Northwest Shopping Center                       14         106          286         1,282,786
    151            PW        Paradise Palm Mobile Home Park                         9         111          351         1,274,215
    152           AMCC       Kennewick Square                                      22          98          278         1,266,282
    153           AMCC       Party City                                            23         121          277         1,251,703
    154           AMCC       Blue Devils Building                                  23         157          157         1,248,696
    155           AMCC       Schuck's Retail Center                                20         100          280         1,248,616
    156           AMCC       Northwood Estates                                      8         112          352         1,244,639
    157           AMCC       Miramar Commerce Center                               25          95          215         1,240,127
    158           AMCC       South Bay Industrial                                  13         107          287         1,235,138
    159           AMCC       Bloomfield Center                                     21          99          279         1,217,630
    160           AMCC       Park Willow Apartments                                 9         111          291         1,199,831
    161           AMCC       Belmond Center                                        25         155          155         1,193,708
    162           AMCC       Riverwood Apartments                                  13         227          227         1,174,346
    163            PW        85 Second Avenue                                       6         114          354         1,146,069
    164           AMCC       PGE Buildings                                         22         158          158         1,113,460
    165           AMCC       Carroll Canyon Road Industrial Condos                 24          96          276         1,109,656
    166           AMCC       Myrex Manufacturing Plant & Corporate Offices         16         104          104         1,108,351
    167            PW        St. James Apartments                                   7         113          353         1,096,026
    168           AMCC       Walnut Creek Shopping Center                          12         108          348         1,092,922
    169           AMCC       Quail Hollow Mini Storage                             14         106          286         1,085,992
    170            PW        CVS - Lowell                                           4         116          356         1,081,816
    171           AMCC       Freeway Industries Center                             20         160          160         1,076,254
    172           AMCC       AT&T Building                                         19         101          281         1,074,565
    173           AMCC       PBR III                                               23          97          277         1,031,555
    174            PW        Ivory Garden Apartments                                3         117          357         1,022,613
    175           AMCC       Knoxville Square                                      25         119          215         1,017,191
    176           SBRC       Parthenia Garden Apartments                            7         113          353          995,703
    177           AMCC       Larkfield Road Office Building                        22         110          278          983,112
    178           AMCC       Kings Kourt Apartments                                12         108          288          978,515
    179           AMCC       Philomath Self-Storage                                22          98          278          974,736
    180           AMCC       Aztec Building                                        20         160          160          926,514
    181           AMCC       Stone Mountain Carpet Mill Outlet                     24         156          156          922,364
    182            PW        10 Jewel Drive                                         8         112          352          921,350
    183           AMCC       Williams Road Office Building                         25          95          275          918,706
    184           AMCC       Wheeling Service Center                               25         155          155          918,553
    185           AMCC       650 New Road Office Building                          14         106          286          912,988
    186            PW        Pine Street Apartments                                 8         112          292          910,726
    187           AMCC       The Certex Building                                   21         159          159          893,859
    188           AMCC       Pheasant Run Shopping Center                          14         106          226          831,321
    189           AMCC       Runnin' Rebel Plaza                                   24         156          156          830,942
    190           AMCC       Vic Huber Photgraphy Building                         12         108          288          821,183
    191           AMCC       Hollywood Video-Westland                              17         103          283          808,449
    192            PW        Reading Business Center                                7         113          353          804,313
    193           AMCC       National Die & Button Mould Company                   13         107          227          784,289
    194           AMCC       Metropolitan Square Shopping Center                   21          99          99           782,840

                           LOAN PREPAYMENT INFORMATION

          Mortgage                                                                                                  Lockout
Control     Loan                                                                                                     Period
Number     Seller    Loan/Property Name                                         Prepayment Provisions               End Date
----------------------------------------------------------------------------------------------------------------------------

   1        SBRC     Northpointe Plaza                                          LO(35)/Defeasance(83)/Free(2)       08/31/02
   2         PW      1615 Poydras Street                                        LO(47)/Defeasance(72)/Free(1)       04/30/04
   3        ORIX     Medical Mutual of Ohio Office Building - Toledo            LO(28)/Defeasance(88)/Free(4)       08/31/02
   4        ORIX     Medical Mutual of Ohio Office Building - Beachwood         LO(28)/Defeasance(88)/Free(4)       08/31/02
   5         PW      Diplomat Centre                                            LO(47)/Defeasance(72)/Free(1)       05/31/04
   6        SBRC     Western Plaza II Shopping Center                           LO(37)/Defeasance(80)/Free(3)       08/31/02
   7        SBRC     Metatec Building                                           LO(36)/Defeasance(81)/Free(3)       08/31/02
   8        SBRC     Red Lion Shopping Center                                   LO(48)/Grtr1%UPBorYM(70)/Free(2)    02/29/04
   9         PW      Diamond Point Plaza                                        LO(47)/Defeasance(69)/Free(4)       06/30/04
  10         PW      Mount Vernon Medical Office Building                       LO(25)/Defeasance(94)/Free(1)       08/31/02
  11        ORIX     250 Plaza Office Building                                  LO(36)/Defeasance(80)/Free(4)       08/31/02
  12         PW      110 Greenwich Street                                       LO(47)/Defeasance(71)/Free(1)       05/31/04
----------------------------------------------------------------------------------------------------------------------------
  13         PW      San Fernando Professional Buildings Portfolio              LO(26)/Defeasance(93)/Free(1)       08/31/02
  13A                11155-11165 Sepulveda Boulevard
  13B                11211 Sepulveda Boulevard
  13C                17909 Soledad Canyon Road
----------------------------------------------------------------------------------------------------------------------------
  14         PW      3200 Regatta Boulevard                                     LO(47)/Defeasance(72)/Free(1)       12/31/03
  15        AMCC     Senter Road Industrial Property                            LO(60)/Defeasance(57)/Free(3)       12/31/04
  16        AMCC     Scottsdale Gateway II                                      LO(48)/Defeasance(68)/Free(4)       01/31/04
  17         PW      Kmart Plaza                                                LO(25)/Defeasance(94)/Free(1)       08/31/02
  18         PW      Miracle Mile Shopping Center                               LO(25)/Defeasance(94)/Free(1)       08/31/02
  19         PW      North Country Plaza                                        LO(25)/Defeasance(94)/Free(1)       08/31/02
  20        SBRC     Fountain Oaks                                              LO(35)/Defeasance(82)/Free(3)       08/31/02
  21        SBRC     Park Central Office Development                            LO(35)/Defeasance(82)/Free(3)       08/31/02
  22        SBRC     McCormick Place Office Park                                LO(28)/Defeasance(89)/Free(3)       08/31/02
  23        SBRC     One Michigan Avenue                                        LO(31)/Defeasance(85)/Free(4)       08/31/02
  24        ORIX     Distribution Services Limited                              LO(33)/Defeasance(83)/Free(4)       08/31/02
  25        SBRC     St. Joseph Professional Building                           LO(35)/Defeasance(80)/Free(5)       08/31/02
  26        SBRC     Penns Plaza                                                LO(31)/Defeasance(85)/Free(4)       08/31/02
  27        SBRC     Airport Plaza Office Center - Phase 1                      LO(36)/Defeasance(81)/Free(3)       08/31/02
  28         PW      375 Ballardvale Street                                     LO(47)/Defeasance(72)/Free(1)       11/30/03
  29        SBRC     Hampton Inn - Columbus                                     LO(35)/Defeasance(201)/Free(4)      09/30/01
  30        SBRC     Comfort Suites Hotel                                       LO(35)/Defeasance(201)/Free(4)      09/30/01
  31        SBRC     Raintree Corporate Center - Phase I                        LO(30)/Defeasance(87)/Free(3)       08/31/02
----------------------------------------------------------------------------------------------------------------------------
  32        SBRC     For Eyes Optical Portfolio                                 LO(29)/Defeasance(87)/Free(4)       08/31/02
  32A                For Eyes Optical - Hialeah
  32B                For Eyes Optical - Hialeah 2
  32C                For Eyes Optical - Philadelphia 2
  32D                For Eyes Optical - Lauderhill
  32E                For Eyes Optical - Casselberry
  32F                For Eyes Optical - Coral Gables
  32G                For Eyes Optical - Richmond
  32H                For Eyes Optical - Rosemont
  32I                For Eyes Optical - Philadelphia
----------------------------------------------------------------------------------------------------------------------------
  33         PW      Gateway Mobile Home Park                                   LO(47)/Defeasance(72)/Free(1)       09/30/03
  34         PW      Lake Cook Office                                           LO(47)/Defeasance(72)/Free(1)       05/31/04
  35         PW      Pine Terrace Apartments                                    LO(47)/Defeasance(72)/Free(1)       04/30/04
  36        SBRC     2265 Ralph Avenue                                          LO(38)/Defeasance(78)/Free(4)       08/31/02
  37         PW      Shoppers Food Warehouse                                    LO(48)/Defeasance(71)/Free(1)       12/31/03
  38        AMCC     Computer Science Corp Building                             LO(36)/Defeasance(80)/Free(4)       01/31/03
  39        AMCC     Sprint Customer Care Center                                LO(60)/Defeasance(56)/Free(4)       01/31/05
  40        ORIX     SugarOak Office Retreat                                    LO(26)/Defeasance(90)/Free(4)       08/31/02
  41        ORIX     Dronningens Gade Portfolio                                 LO(30)/Defeasance(86)/Free(4)       08/31/02
  42         PW      400 Blair Road                                             LO(47)/Defeasance(69)/Free(4)       06/30/04
  43         PW      14 Jewel Drive                                             LO(47)/Defeasance(72)/Free(1)       11/30/03
  44        SBRC     Brookwood Square Shopping Center                           LO(36)/Defeasance(80)/Free(4)       08/31/02
----------------------------------------------------------------------------------------------------------------------------
  45         PW      87 Concord & 7 Lopez Portfolio                             LO(47)/Defeasance(72)/Free(1)       11/30/03
  45A                87 Concord Road
  45B                7 Lopez Road
----------------------------------------------------------------------------------------------------------------------------

                                                                                                    Yield         Yield
          Mortgage                                                                                Maintenance   Maintenance
Control     Loan                                                           Defease     Defease      Period        Period
Number     Seller    Loan/Property Name                                   Start Date   End Date   Start Date     End Date
---------------------------------------------------------------------------------------------------------------------------

   1        SBRC     Northpointe Plaza                                     09/01/02    07/31/09       NAP           NAP
   2         PW      1615 Poydras Street                                   05/01/04    04/30/10       NAP           NAP
   3        ORIX     Medical Mutual of Ohio Office Building - Toledo       09/01/02    12/31/09       NAP           NAP
   4        ORIX     Medical Mutual of Ohio Office Building - Beachwood    09/01/02    12/31/09       NAP           NAP
   5         PW      Diplomat Centre                                       06/01/04    05/31/10       NAP           NAP
   6        SBRC     Western Plaza II Shopping Center                      09/01/02    04/30/09       NAP           NAP
   7        SBRC     Metatec Building                                      09/01/02    05/31/09       NAP           NAP
   8        SBRC     Red Lion Shopping Center                                 NAP        NAP        03/01/04     12/31/09
   9         PW      Diamond Point Plaza                                   07/01/04    03/31/10       NAP           NAP
  10         PW      Mount Vernon Medical Office Building                  09/01/02    06/30/10       NAP           NAP
  11        ORIX     250 Plaza Office Building                             09/01/02    04/30/09       NAP           NAP
  12         PW      110 Greenwich Street                                  06/01/04    04/30/10       NAP           NAP
---------------------------------------------------------------------------------------------------------------------------
  13         PW      San Fernando Professional Buildings Portfolio         09/01/02    05/31/10       NAP           NAP
  13A                11155-11165 Sepulveda Boulevard
  13B                11211 Sepulveda Boulevard
  13C                17909 Soledad Canyon Road
---------------------------------------------------------------------------------------------------------------------------
  14         PW      3200 Regatta Boulevard                                01/01/04    12/31/09       NAP           NAP
  15        AMCC     Senter Road Industrial Property                       01/01/05    09/30/09       NAP           NAP
  16        AMCC     Scottsdale Gateway II                                 02/01/04    09/30/09       NAP           NAP
  17         PW      Kmart Plaza                                           09/01/02    06/30/10       NAP           NAP
  18         PW      Miracle Mile Shopping Center                          09/01/02    06/30/10       NAP           NAP
  19         PW      North Country Plaza                                   09/01/02    06/30/10       NAP           NAP
  20        SBRC     Fountain Oaks                                         09/01/02    06/30/09       NAP           NAP
  21        SBRC     Park Central Office Development                       09/01/02    06/30/09       NAP           NAP
  22        SBRC     McCormick Place Office Park                           09/01/02    01/31/10       NAP           NAP
  23        SBRC     One Michigan Avenue                                   09/01/02    09/30/09       NAP           NAP
  24        ORIX     Distribution Services Limited                         09/01/02    07/31/09       NAP           NAP
  25        SBRC     St. Joseph Professional Building                      09/01/02    04/30/09       NAP           NAP
  26        SBRC     Penns Plaza                                           09/01/02    09/30/09       NAP           NAP
  27        SBRC     Airport Plaza Office Center - Phase 1                 09/01/02    05/31/09       NAP           NAP
  28         PW      375 Ballardvale Street                                12/01/03    11/30/09       NAP           NAP
  29        SBRC     Hampton Inn - Columbus                                10/01/01    06/30/18       NAP           NAP
  30        SBRC     Comfort Suites Hotel                                  10/01/01    06/30/18       NAP           NAP
  31        SBRC     Raintree Corporate Center - Phase I                   09/01/02    11/30/09       NAP           NAP
---------------------------------------------------------------------------------------------------------------------------
  32        SBRC     For Eyes Optical Portfolio                            09/01/02    11/30/09       NAP           NAP
  32A                For Eyes Optical - Hialeah
  32B                For Eyes Optical - Hialeah 2
  32C                For Eyes Optical - Philadelphia 2
  32D                For Eyes Optical - Lauderhill
  32E                For Eyes Optical - Casselberry
  32F                For Eyes Optical - Coral Gables
  32G                For Eyes Optical - Richmond
  32H                For Eyes Optical - Rosemont
  32I                For Eyes Optical - Philadelphia
---------------------------------------------------------------------------------------------------------------------------
  33         PW      Gateway Mobile Home Park                              10/01/03    09/30/09       NAP           NAP
  34         PW      Lake Cook Office                                      06/01/04    05/31/10       NAP           NAP
  35         PW      Pine Terrace Apartments                               05/01/04    04/30/10       NAP           NAP
  36        SBRC     2265 Ralph Avenue                                     09/01/02    02/28/09       NAP           NAP
  37         PW      Shoppers Food Warehouse                               01/01/04    11/30/09       NAP           NAP
  38        AMCC     Computer Science Corp Building                        02/01/03    09/30/09       NAP           NAP
  39        AMCC     Sprint Customer Care Center                           02/01/05    09/30/09       NAP           NAP
  40        ORIX     SugarOak Office Retreat                               09/01/02    02/28/10       NAP           NAP
  41        ORIX     Dronningens Gade Portfolio                            09/01/02    10/31/09       NAP           NAP
  42         PW      400 Blair Road                                        07/01/04    03/31/10       NAP           NAP
  43         PW      14 Jewel Drive                                        12/01/03    11/30/09       NAP           NAP
  44        SBRC     Brookwood Square Shopping Center                      09/01/02    04/30/09       NAP           NAP
---------------------------------------------------------------------------------------------------------------------------
  45         PW      87 Concord & 7 Lopez Portfolio                        12/01/03    11/30/09       NAP           NAP
  45A                87 Concord Road
  45B                7 Lopez Road
---------------------------------------------------------------------------------------------------------------------------

          Mortgage                                                       Prepayment  Prepayment                             Yield
Control     Loan                                                          Penalty     Penalty     Yield Maintenance     Maintenance
Number     Seller    Loan/Property Name                                  Start Date   End Date    Calculation Method   Interest Rate
------------------------------------------------------------------------------------------------------------------------------------

   1        SBRC     Northpointe Plaza                                      NAP          NAP              NAP               NAP
   2         PW      1615 Poydras Street                                    NAP          NAP              NAP               NAP
   3        ORIX     Medical Mutual of Ohio Office Building - Toledo        NAP          NAP              NAP               NAP
   4        ORIX     Medical Mutual of Ohio Office Building - Beachwood     NAP          NAP              NAP               NAP
   5         PW      Diplomat Centre                                        NAP          NAP              NAP               NAP
   6        SBRC     Western Plaza II Shopping Center                       NAP          NAP              NAP               NAP
   7        SBRC     Metatec Building                                       NAP          NAP              NAP               NAP
   8        SBRC     Red Lion Shopping Center                               NAP          NAP     Present Value Type 1  Treasury Flat
   9         PW      Diamond Point Plaza                                    NAP          NAP              NAP               NAP
  10         PW      Mount Vernon Medical Office Building                   NAP          NAP              NAP               NAP
  11        ORIX     250 Plaza Office Building                              NAP          NAP              NAP               NAP
  12         PW      110 Greenwich Street                                   NAP          NAP              NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  13         PW      San Fernando Professional Buildings Portfolio          NAP          NAP              NAP               NAP
  13A                11155-11165 Sepulveda Boulevard
  13B                11211 Sepulveda Boulevard
  13C                17909 Soledad Canyon Road
------------------------------------------------------------------------------------------------------------------------------------
  14         PW      3200 Regatta Boulevard                                 NAP          NAP              NAP               NAP
  15        AMCC     Senter Road Industrial Property                        NAP          NAP              NAP               NAP
  16        AMCC     Scottsdale Gateway II                                  NAP          NAP              NAP               NAP
  17         PW      Kmart Plaza                                            NAP          NAP              NAP               NAP
  18         PW      Miracle Mile Shopping Center                           NAP          NAP              NAP               NAP
  19         PW      North Country Plaza                                    NAP          NAP              NAP               NAP
  20        SBRC     Fountain Oaks                                          NAP          NAP              NAP               NAP
  21        SBRC     Park Central Office Development                        NAP          NAP              NAP               NAP
  22        SBRC     McCormick Place Office Park                            NAP          NAP              NAP               NAP
  23        SBRC     One Michigan Avenue                                    NAP          NAP              NAP               NAP
  24        ORIX     Distribution Services Limited                          NAP          NAP              NAP               NAP
  25        SBRC     St. Joseph Professional Building                       NAP          NAP              NAP               NAP
  26        SBRC     Penns Plaza                                            NAP          NAP              NAP               NAP
  27        SBRC     Airport Plaza Office Center - Phase 1                  NAP          NAP              NAP               NAP
  28         PW      375 Ballardvale Street                                 NAP          NAP              NAP               NAP
  29        SBRC     Hampton Inn - Columbus                                 NAP          NAP              NAP               NAP
  30        SBRC     Comfort Suites Hotel                                   NAP          NAP              NAP               NAP
  31        SBRC     Raintree Corporate Center - Phase I                    NAP          NAP              NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  32        SBRC     For Eyes Optical Portfolio                             NAP          NAP              NAP               NAP
  32A                For Eyes Optical - Hialeah
  32B                For Eyes Optical - Hialeah 2
  32C                For Eyes Optical - Philadelphia 2
  32D                For Eyes Optical - Lauderhill
  32E                For Eyes Optical - Casselberry
  32F                For Eyes Optical - Coral Gables
  32G                For Eyes Optical - Richmond
  32H                For Eyes Optical - Rosemont
  32I                For Eyes Optical - Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
  33         PW      Gateway Mobile Home Park                               NAP          NAP              NAP               NAP
  34         PW      Lake Cook Office                                       NAP          NAP              NAP               NAP
  35         PW      Pine Terrace Apartments                                NAP          NAP              NAP               NAP
  36        SBRC     2265 Ralph Avenue                                      NAP          NAP              NAP               NAP
  37         PW      Shoppers Food Warehouse                                NAP          NAP              NAP               NAP
  38        AMCC     Computer Science Corp Building                         NAP          NAP              NAP               NAP
  39        AMCC     Sprint Customer Care Center                            NAP          NAP              NAP               NAP
  40        ORIX     SugarOak Office Retreat                                NAP          NAP              NAP               NAP
  41        ORIX     Dronningens Gade Portfolio                             NAP          NAP              NAP               NAP
  42         PW      400 Blair Road                                         NAP          NAP              NAP               NAP
  43         PW      14 Jewel Drive                                         NAP          NAP              NAP               NAP
  44        SBRC     Brookwood Square Shopping Center                       NAP          NAP              NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  45         PW      87 Concord & 7 Lopez Portfolio                         NAP          NAP              NAP               NAP
  45A                87 Concord Road
  45B                7 Lopez Road
------------------------------------------------------------------------------------------------------------------------------------

                           LOAN PREPAYMENT INFORMATION

          Mortgage                                                                                                  Lockout
Control     Loan                                                                                                     Period
Number     Seller    Loan/Property Name                                         Prepayment Provisions               End Date
----------------------------------------------------------------------------------------------------------------------------

  46        AMCC     National Refractories & Minerals Corporation               LO(36)/Defeasance(81)/Free(3)       10/31/02
  47        SBRC     Sorrento Glen                                              LO(28)/Defeasance(89)/Free(3)       08/31/02
  48        SBRC     Melrose Plaza                                              LO(33)/Defeasance(84)/Free(3)       08/31/02
  49        ORIX     Bayshore Executive Plaza                                   LO(38)/Defeasance(78)/Free(4)       08/31/02
  50        SBRC     Gates Park Crossing Apartments                             LO(33)/Defeasance(84)/Free(3)       08/31/02
  51         PW      Days Inn Fort Wright                                       LO(60)/Defeasance(53)/Free(7)       08/31/03
  52         PW      Days Inn Frankfort                                         LO(60)/Defeasance(53)/Free(7)       08/31/03
  53         PW      Days Inn Shepherdsville                                    LO(60)/Defeasance(53)/Free(7)       08/31/03
  54        SBRC     Fairgrounds Mobile Estates                                 LO(38)/Defeasance(79)/Free(3)       08/31/02
  55        ORIX     Lyrewood Pointe Apartments                                 LO(34)/Defeasance(82)/Free(4)       08/31/02
  56        SBRC     The Market at Summer Oaks                                  LO(29)/Defeasance(88)/Free(3)       08/31/02
  57        SBRC     Cambridge Village Apartments                               LO(34)/Defeasance(82)/Free(4)       08/31/02
  58        ORIX     Park Square Court                                          LO(34)/Defeasance(82)/Free(4)       08/31/02
  59        SBRC     Princess Anne Marketplace                                  LO(33)/Defeasance(84)/Free(3)       08/31/02
  60        SBRC     Pinon  Trails Apartments                                   LO(35)/Defeasance(82)/Free(3)       08/31/02
  61         PW      Cayuga Village Mobile Home Park                            LO(47)/Defeasance(72)/Free(1)       12/31/03
  62        SBRC     500 South Salina Street                                    LO(28)/Defeasance(89)/Free(3)       08/31/02
  63        SBRC     Kerman Shopping Center                                     LO(34)/Defeasance(83)/Free(3)       08/31/02
  64         PW      155 West Street                                            LO(47)/Defeasance(72)/Free(1)       11/30/03
  65        AMCC     Lexington Kmart                                            LO(60)/Defeasance(56)/Free(4)       01/31/05
  66        AMCC     Niagara Kmart                                              LO(60)/Defeasance(56)/Free(4)       01/31/05
  67        SBRC     Beverly Westside                                           LO(34)/Defeasance(84)/Free(2)       08/31/02
  68        SBRC     Balboa Palms Apartments                                    LO(31)/Defeasance(86)/Free(3)       08/31/02
  69        SBRC     Tarzana Palms Apartments                                   LO(31)/Defeasance(86)/Free(3)       08/31/02
  70         PW      131 Spring Street                                          LO(47)/Defeasance(72)/Free(1)       12/31/03
  71        SBRC     1445 Hempstead Turnpike                                    LO(38)/Defeasance(78)/Free(4)       08/31/02
  72         PW      Jackson Professional                                       LO(47)/Defeasance(72)/Free(1)       06/30/04
  73        SBRC     Campbell Hill Apartments                                   LO(33)/Defeasance(84)/Free(3)       08/31/02
----------------------------------------------------------------------------------------------------------------------------
  74         PW      377 Ballardvale & 315 New Boston Portfolio                 LO(47)/Defeasance(72)/Free(1)       11/30/03
  74A                377 Ballardvale Street
  74B                315 New Boston Street
----------------------------------------------------------------------------------------------------------------------------
  75        SBRC     Lamar Crossing Shopping Center                             LO(32)/Defeasance(85)/Free(3)       08/31/02
  76        ORIX     Renner Plaza Office Building                               LO(29)/Defeasance(87)/Free(4)       08/31/02
----------------------------------------------------------------------------------------------------------------------------
  77         PW      Plimpton and Hills Portfolio                               LO(47)/Defeasance(69)/Free(4)       04/30/04
  77A                114-146 Kings Highway East
  77B                1 Maxim Road
----------------------------------------------------------------------------------------------------------------------------
  78         PW      4444 West Bristol Road                                     LO(30)/Defeasance(89)/Free(1)       08/31/02
  79        SBRC     Vacaville Town Center                                      LO(35)/Defeasance(82)/Free(3)       08/31/02
  80         PW      CVS - Dorchester                                           LO(47)/Defeasance(191)/Free(1)      01/31/04
  81         PW      RPM Warehouse                                              LO(47)/Defeasance(72)/Free(1)       06/30/04
  82         PW      Deere Road Warehouse Buildings                             LO(47)/Defeasance(72)/Free(1)       02/29/04
  83        SBRC     411-423 East 114th Street                                  LO(30)/Defeasance(87)/Free(3)       08/31/02
  84         PW      SunTrust Centre                                            LO(47)/Defeasance(72)/Free(1)       03/31/04
  85        AMCC     Lynnwood Business Center                                   LO(59)/Grtr1%UPBorYM(57)/Free(4)    05/31/04
  86        AMCC     Quad 95                                                    LO(59)/Grtr1%UPBorYM(57)/Free(4)    05/31/04
  87        SBRC     Independence Court Apartments                              LO(31)/Defeasance(86)/Free(3)       08/31/02
  88        SBRC     5601 Merrick Road                                          LO(35)/Defeasance(82)/Free(3)       08/31/02
  89        SBRC     Pinnacle Warehouse                                         LO(31)/Defeasance(85)/Free(4)       08/31/02
  90        SBRC     300 Wildwood Avenue                                        LO(34)/Defeasance(83)/Free(3)       08/31/02
  91         PW      Congress Professional Center III                           LO(47)/Defeasance(72)/Free(1)       05/31/04
  92         PW      Keystone Building                                          LO(47)/Defeasance(72)/Free(1)       02/29/04
  93         PW      4621 W. Napoleon                                           LO(26)/Defeasance(93)/Free(1)       08/31/02
  94         PW      Balboa Pointe Apartments                                   LO(28)/Defeasance(91)/Free(1)       08/31/02
  95        SBRC     Spartacus Apartments                                       LO(37)/Defeasance(80)/Free(3)       08/31/02
  96        SBRC     Storage Depot I                                            LO(31)/Defeasance(86)/Free(3)       08/31/02
  97        SBRC     Village Place Shopping Center                              LO(44)/Defeasance(70)/Free(3)       05/31/03
  98         PW      Burke Village Center                                       LO(47)/Defeasance(72)/Free(1)       03/31/04
  99        SBRC     Tivoli Square Apartments                                   LO(34)/Defeasance(83)/Free(3)       08/31/02

                                                                                                    Yield         Yield
          Mortgage                                                                                Maintenance   Maintenance
Control     Loan                                                           Defease     Defease      Period        Period
Number     Seller    Loan/Property Name                                   Start Date   End Date   Start Date     End Date
---------------------------------------------------------------------------------------------------------------------------

  46        AMCC     National Refractories & Minerals Corporation          11/01/02    07/31/09       NAP           NAP
  47        SBRC     Sorrento Glen                                         09/01/02    01/31/10       NAP           NAP
  48        SBRC     Melrose Plaza                                         09/01/02    08/31/09       NAP           NAP
  49        ORIX     Bayshore Executive Plaza                              09/01/02    02/28/09       NAP           NAP
  50        SBRC     Gates Park Crossing Apartments                        09/01/02    08/31/09       NAP           NAP
  51         PW      Days Inn Fort Wright                                  09/01/03    01/31/08       NAP           NAP
  52         PW      Days Inn Frankfort                                    09/01/03    01/31/08       NAP           NAP
  53         PW      Days Inn Shepherdsville                               09/01/03    01/31/08       NAP           NAP
  54        SBRC     Fairgrounds Mobile Estates                            09/01/02    03/31/09       NAP           NAP
  55        ORIX     Lyrewood Pointe Apartments                            09/01/02    06/30/09       NAP           NAP
  56        SBRC     The Market at Summer Oaks                             09/01/02    12/31/09       NAP           NAP
  57        SBRC     Cambridge Village Apartments                          09/01/02    06/30/09       NAP           NAP
  58        ORIX     Park Square Court                                     09/01/02    06/30/09       NAP           NAP
  59        SBRC     Princess Anne Marketplace                             09/01/02    08/31/09       NAP           NAP
  60        SBRC     Pinon  Trails Apartments                              09/01/02    06/30/09       NAP           NAP
  61         PW      Cayuga Village Mobile Home Park                       01/01/04    12/31/09       NAP           NAP
  62        SBRC     500 South Salina Street                               09/01/02    01/31/10       NAP           NAP
  63        SBRC     Kerman Shopping Center                                09/01/02    07/31/09       NAP           NAP
  64         PW      155 West Street                                       12/01/03    11/30/09       NAP           NAP
  65        AMCC     Lexington Kmart                                       02/01/05    09/30/09       NAP           NAP
  66        AMCC     Niagara Kmart                                         02/01/05    09/30/09       NAP           NAP
  67        SBRC     Beverly Westside                                      09/01/02    08/31/09       NAP           NAP
  68        SBRC     Balboa Palms Apartments                               09/01/02    10/31/09       NAP           NAP
  69        SBRC     Tarzana Palms Apartments                              09/01/02    10/31/09       NAP           NAP
  70         PW      131 Spring Street                                     01/01/04    12/31/09       NAP           NAP
  71        SBRC     1445 Hempstead Turnpike                               09/01/02    02/28/09       NAP           NAP
  72         PW      Jackson Professional                                  07/01/04    06/30/10       NAP           NAP
  73        SBRC     Campbell Hill Apartments                              09/01/02    08/31/09       NAP           NAP
---------------------------------------------------------------------------------------------------------------------------
  74         PW      377 Ballardvale & 315 New Boston Portfolio            12/01/03    11/30/09       NAP           NAP
  74A                377 Ballardvale Street
  74B                315 New Boston Street
---------------------------------------------------------------------------------------------------------------------------
  75        SBRC     Lamar Crossing Shopping Center                        09/01/02    09/30/09       NAP           NAP
  76        ORIX     Renner Plaza Office Building                          09/01/02    11/30/09       NAP           NAP
---------------------------------------------------------------------------------------------------------------------------
  77         PW      Plimpton and Hills Portfolio                          05/01/04    01/31/10       NAP           NAP
  77A                114-146 Kings Highway East
  77B                1 Maxim Road
---------------------------------------------------------------------------------------------------------------------------
  78         PW      4444 West Bristol Road                                09/01/02    01/31/10       NAP           NAP
  79        SBRC     Vacaville Town Center                                 09/01/02    06/30/09       NAP           NAP
  80         PW      CVS - Dorchester                                      02/01/04    01/31/20       NAP           NAP
  81         PW      RPM Warehouse                                         07/01/04    06/30/10       NAP           NAP
  82         PW      Deere Road Warehouse Buildings                        03/01/04    02/28/10       NAP           NAP
  83        SBRC     411-423 East 114th Street                             09/01/02    11/30/09       NAP           NAP
  84         PW      SunTrust Centre                                       04/01/04    03/31/10       NAP           NAP
  85        AMCC     Lynnwood Business Center                                 NAP        NAP        06/01/04     02/28/09
  86        AMCC     Quad 95                                                  NAP        NAP        06/01/04     02/28/09
  87        SBRC     Independence Court Apartments                         09/01/02    10/31/09       NAP           NAP
  88        SBRC     5601 Merrick Road                                     09/01/02    06/30/09       NAP           NAP
  89        SBRC     Pinnacle Warehouse                                    09/01/02    09/30/09       NAP           NAP
  90        SBRC     300 Wildwood Avenue                                   09/01/02    07/31/09       NAP           NAP
  91         PW      Congress Professional Center III                      06/01/04    05/31/10       NAP           NAP
  92         PW      Keystone Building                                     03/01/04    02/28/10       NAP           NAP
  93         PW      4621 W. Napoleon                                      09/01/02    05/31/10       NAP           NAP
  94         PW      Balboa Pointe Apartments                              09/01/02    03/31/10       NAP           NAP
  95        SBRC     Spartacus Apartments                                  09/01/02    04/30/09       NAP           NAP
  96        SBRC     Storage Depot I                                       09/01/02    10/31/09       NAP           NAP
  97        SBRC     Village Place Shopping Center                         06/01/03    03/31/09       NAP           NAP
  98         PW      Burke Village Center                                  04/01/04    03/31/10       NAP           NAP
  99        SBRC     Tivoli Square Apartments                              09/01/02    07/31/09       NAP           NAP

          Mortgage                                                       Prepayment  Prepayment                             Yield
Control     Loan                                                          Penalty     Penalty     Yield Maintenance     Maintenance
Number     Seller    Loan/Property Name                                  Start Date   End Date    Calculation Method   Interest Rate
------------------------------------------------------------------------------------------------------------------------------------

  46        AMCC     National Refractories & Minerals Corporation           NAP          NAP              NAP               NAP
  47        SBRC     Sorrento Glen                                          NAP          NAP              NAP               NAP
  48        SBRC     Melrose Plaza                                          NAP          NAP              NAP               NAP
  49        ORIX     Bayshore Executive Plaza                               NAP          NAP              NAP               NAP
  50        SBRC     Gates Park Crossing Apartments                         NAP          NAP              NAP               NAP
  51         PW      Days Inn Fort Wright                                   NAP          NAP              NAP               NAP
  52         PW      Days Inn Frankfort                                     NAP          NAP              NAP               NAP
  53         PW      Days Inn Shepherdsville                                NAP          NAP              NAP               NAP
  54        SBRC     Fairgrounds Mobile Estates                             NAP          NAP              NAP               NAP
  55        ORIX     Lyrewood Pointe Apartments                             NAP          NAP              NAP               NAP
  56        SBRC     The Market at Summer Oaks                              NAP          NAP              NAP               NAP
  57        SBRC     Cambridge Village Apartments                           NAP          NAP              NAP               NAP
  58        ORIX     Park Square Court                                      NAP          NAP              NAP               NAP
  59        SBRC     Princess Anne Marketplace                              NAP          NAP              NAP               NAP
  60        SBRC     Pinon  Trails Apartments                               NAP          NAP              NAP               NAP
  61         PW      Cayuga Village Mobile Home Park                        NAP          NAP              NAP               NAP
  62        SBRC     500 South Salina Street                                NAP          NAP              NAP               NAP
  63        SBRC     Kerman Shopping Center                                 NAP          NAP              NAP               NAP
  64         PW      155 West Street                                        NAP          NAP              NAP               NAP
  65        AMCC     Lexington Kmart                                        NAP          NAP              NAP               NAP
  66        AMCC     Niagara Kmart                                          NAP          NAP              NAP               NAP
  67        SBRC     Beverly Westside                                       NAP          NAP              NAP               NAP
  68        SBRC     Balboa Palms Apartments                                NAP          NAP              NAP               NAP
  69        SBRC     Tarzana Palms Apartments                               NAP          NAP              NAP               NAP
  70         PW      131 Spring Street                                      NAP          NAP              NAP               NAP
  71        SBRC     1445 Hempstead Turnpike                                NAP          NAP              NAP               NAP
  72         PW      Jackson Professional                                   NAP          NAP              NAP               NAP
  73        SBRC     Campbell Hill Apartments                               NAP          NAP              NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  74         PW      377 Ballardvale & 315 New Boston Portfolio             NAP          NAP              NAP               NAP
  74A                377 Ballardvale Street
  74B                315 New Boston Street
------------------------------------------------------------------------------------------------------------------------------------
  75        SBRC     Lamar Crossing Shopping Center                         NAP          NAP              NAP               NAP
  76        ORIX     Renner Plaza Office Building                           NAP          NAP              NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  77         PW      Plimpton and Hills Portfolio                           NAP          NAP              NAP               NAP
  77A                114-146 Kings Highway East
  77B                1 Maxim Road
------------------------------------------------------------------------------------------------------------------------------------
  78         PW      4444 West Bristol Road                                 NAP          NAP              NAP               NAP
  79        SBRC     Vacaville Town Center                                  NAP          NAP              NAP               NAP
  80         PW      CVS - Dorchester                                       NAP          NAP              NAP               NAP
  81         PW      RPM Warehouse                                          NAP          NAP              NAP               NAP
  82         PW      Deere Road Warehouse Buildings                         NAP          NAP              NAP               NAP
  83        SBRC     411-423 East 114th Street                              NAP          NAP              NAP               NAP
  84         PW      SunTrust Centre                                        NAP          NAP              NAP               NAP
  85        AMCC     Lynnwood Business Center                               NAP          NAP     Present Value Type 2  Treasury Flat
  86        AMCC     Quad 95                                                NAP          NAP     Present Value Type 2  Treasury Flat
  87        SBRC     Independence Court Apartments                          NAP          NAP              NAP               NAP
  88        SBRC     5601 Merrick Road                                      NAP          NAP              NAP               NAP
  89        SBRC     Pinnacle Warehouse                                     NAP          NAP              NAP               NAP
  90        SBRC     300 Wildwood Avenue                                    NAP          NAP              NAP               NAP
  91         PW      Congress Professional Center III                       NAP          NAP              NAP               NAP
  92         PW      Keystone Building                                      NAP          NAP              NAP               NAP
  93         PW      4621 W. Napoleon                                       NAP          NAP              NAP               NAP
  94         PW      Balboa Pointe Apartments                               NAP          NAP              NAP               NAP
  95        SBRC     Spartacus Apartments                                   NAP          NAP              NAP               NAP
  96        SBRC     Storage Depot I                                        NAP          NAP              NAP               NAP
  97        SBRC     Village Place Shopping Center                          NAP          NAP              NAP               NAP
  98         PW      Burke Village Center                                   NAP          NAP              NAP               NAP
  99        SBRC     Tivoli Square Apartments                               NAP          NAP              NAP               NAP

                           LOAN PREPAYMENT INFORMATION

          Mortgage                                                                                                  Lockout
Control     Loan                                                                                                     Period
Number     Seller    Loan/Property Name                                         Prepayment Provisions               End Date
----------------------------------------------------------------------------------------------------------------------------

 100        AMCC     Foothills Village Centre                                   LO(35)/Grtr1%UPBorYM(21)/Free(4)    02/28/03
 101        SBRC     McBee Apartments                                           LO(29)/Defeasance(88)/Free(3)       08/31/02
 102        SBRC     Golden Sands Apartments                                    LO(38)/Defeasance(79)/Free(3)       08/31/02
 103         PW      Eckerds - Gloversville                                     LO(47)/Defeasance(184)/Free(1)      02/29/04
 104        AMCC     Dover Crossing Shopping Center                             LO(59)/Grtr1%UPBorYM(57)/Free(4)    09/30/04
 105        AMCC     Plainville Crossing                                        LO(52)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 106        AMCC     Staples - Lawton                                           LO(60)/Defeasance(56)/Free(4)       06/30/05
 107        SBRC     Boardwalk at Marina Bay                                    LO(35)/Defeasance(81)/Free(4)       08/31/02
 108        AMCC     Kalevala Village Apartments                                LO(59)/Grtr1%UPBorYM(57)/Free(4)    04/30/04
 109         PW      CVS - Murfreesboro                                         LO(47)/Defeasance(190)/Free(1)      03/31/04
 110         PW      La Quinta Gardens                                          LO(47)/Defeasance(72)/Free(1)       09/30/03
 111         PW      Urban Outfitters Ann Arbor                                 LO(48)/Defeasance(71)/Free(1)       11/30/03
 112        AMCC     Kolstad Great Dane Warehouse                               LO(60)/Defeasance(116)/Free(4)      01/31/05
 113         PW      South Meadows                                              LO(47)/Defeasance(72)/Free(1)       12/31/03
 114        AMCC     Pederson-Krag Center Building                              LO(59)/Grtr1%UPBorYM(57)/Free(4)    09/30/04
 115        SBRC     Crosstown Self Storage                                     LO(36)/Defeasance(81)/Free(3)       08/31/02
 116         PW      Esquire Apartments                                         LO(29)/Defeasance(90)/Free(1)       08/31/02
 117        AMCC     Rigid Building Systems                                     LO(59)/Grtr1%UPBorYM(117)/Free(4)   02/28/05
 118         PW      Falcon Cove Apartments                                     LO(47)/Defeasance(72)/Free(1)       12/31/03
 119        ORIX     CountryHouse Residences                                    LO(32)/Defeasance(84)/Free(4)       08/31/02
 120        SBRC     One Centennial Drive                                       LO(31)/Defeasance(85)/Free(4)       08/31/02
 121        SBRC     Diplomat Apartments                                        LO(33)/Defeasance(84)/Free(3)       08/31/02
 122         PW      Avenue J Warehouse                                         LO(47)/Defeasance(72)/Free(1)       03/31/04
 123        AMCC     Kiely Plaza Shopping Center                                LO(59)/Grtr1%UPBorYM(142)/Free(3)   07/31/03
 124        ORIX     Miami Gardens Office Center                                LO(27)/Defeasance(89)/Free(4)       08/31/02
 125         PW      Texas Tech Office Building                                 LO(47)/Defeasance(72)/Free(1)       11/30/03
 126        AMCC     The Village Apartments                                     LO(59)/Grtr1%UPBorYM(141)/Free(4)   11/30/04
----------------------------------------------------------------------------------------------------------------------------
 127         PW      Des Moines Apartments Portfolio                            LO(47)/Defeasance(72)/Free(1)       01/31/04
 127A                Capital Hills Apartments
 127B                Lyon Manor Apartments
 127C                Silhouette Apartments
----------------------------------------------------------------------------------------------------------------------------
 128         PW      69-75 Lehigh Avenue                                        LO(27)/Defeasance(92)/Free(1)       08/31/02
 129        AMCC     Henderson Building                                         LO(59)/Grtr1%UPBorYM(57)/Free(4)    03/31/05
 130        AMCC     Park Plaza                                                 LO(59)/Grtr1%UPBorYM(118)/Free(3)   06/30/03
 131         PW      North Park Industrial                                      LO(47)/Defeasance(72)/Free(1)       09/30/03
 132         PW      Midwood Medical Center                                     LO(47)/Defeasance(72)/Free(1)       11/30/03
 133        AMCC     Southcenter Strip Retail Center                            LO(59)/Grtr1%UPBorYM(174)/Free(7)   10/31/03
 134        AMCC     Fair Oaks Office/Retail Bldg                               LO(59)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 135        AMCC     Southview Apartments                                       LO(59)/Grtr1%UPBorYM(57)/Free(4)    06/30/04
 136        SBRC     Monaco Apartments                                          LO(34)/Defeasance(83)/Free(3)       08/31/02
 137        AMCC     Hafner Court Apartments                                    LO(59)/Grtr1%UPBorYM(57)/Free(4)    10/31/03
 138        AMCC     Loma Vista Center                                          LO(59)/Grtr1%UPBorYM(57)/Free(4)    10/31/04
 139        AMCC     Carroll Road Warehouse                                     LO(59)/Grtr1%UPBorYM(57)/free(4)    08/31/04
 140        AMCC     Sandalwood Apartments                                      LO(59)/Grtr1%UPBorYM(153)/Free(4)   12/31/03
 142        SBRC     Bonhampton Corners                                         LO(36)/Defeasance(79)/Free(5)       08/31/02
 143        AMCC     Greenway Village Shopping Center                           LO(59)/Grtr1%UPBorYM(54)/Free(7)    07/31/03
 144         PW      Jupiter Corporate Center                                   LO(47)/Defeasance(72)/Free(1)       10/31/03
 145        AMCC     Banneker Building                                          LO(59)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 146        AMCC     3975 Landmark Street                                       LO(59)/Grtr1%UPBorYM(57)/Free(4)    08/31/03

                                                                                                    Yield         Yield
          Mortgage                                                                                Maintenance   Maintenance
Control     Loan                                                           Defease     Defease      Period        Period
Number     Seller    Loan/Property Name                                   Start Date   End Date   Start Date     End Date
---------------------------------------------------------------------------------------------------------------------------

 100        AMCC     Foothills Village Centre                                 NAP        NAP        03/01/03     11/30/04
 101        SBRC     McBee Apartments                                      09/01/02    12/31/09       NAP           NAP
 102        SBRC     Golden Sands Apartments                               09/01/02    03/31/09       NAP           NAP
 103         PW      Eckerds - Gloversville                                03/01/04    06/30/19       NAP           NAP
 104        AMCC     Dover Crossing Shopping Center                           NAP        NAP        10/01/04     06/30/09
 105        AMCC     Plainville Crossing                                      NAP        NAP        08/01/04     04/30/09
 106        AMCC     Staples - Lawton                                      07/01/05    02/28/10       NAP           NAP
 107        SBRC     Boardwalk at Marina Bay                               09/01/02    05/31/09       NAP           NAP
 108        AMCC     Kalevala Village Apartments                              NAP        NAP        05/01/04     01/31/09
 109         PW      CVS - Murfreesboro                                    04/01/04    01/31/20       NAP           NAP
 110         PW      La Quinta Gardens                                     10/01/03    09/30/09       NAP           NAP
 111         PW      Urban Outfitters Ann Arbor                            12/01/03    10/31/09       NAP           NAP
 112        AMCC     Kolstad Great Dane Warehouse                          02/01/05    09/30/14       NAP           NAP
 113         PW      South Meadows                                         01/01/04    12/31/09       NAP           NAP
 114        AMCC     Pederson-Krag Center Building                            NAP        NAP        10/01/04     06/30/09
 115        SBRC     Crosstown Self Storage                                09/01/02    05/31/09       NAP           NAP
 116         PW      Esquire Apartments                                    09/01/02    02/28/10       NAP           NAP
 117        AMCC     Rigid Building Systems                                   NAP        NAP        03/01/05     11/30/14
 118         PW      Falcon Cove Apartments                                01/01/04    12/31/09       NAP           NAP
 119        ORIX     CountryHouse Residences                               09/01/02    08/31/09       NAP           NAP
 120        SBRC     One Centennial Drive                                  09/01/02    09/30/09       NAP           NAP
 121        SBRC     Diplomat Apartments                                   09/01/02    08/31/09       NAP           NAP
 122         PW      Avenue J Warehouse                                    04/01/04    03/31/10       NAP           NAP
 123        AMCC     Kiely Plaza Shopping Center                              NAP        NAP        08/01/03     05/31/15
 124        ORIX     Miami Gardens Office Center                           09/01/02    01/31/10       NAP           NAP
 125         PW      Texas Tech Office Building                            12/01/03    11/30/09       NAP           NAP
 126        AMCC     The Village Apartments                                   NAP        NAP        12/01/04     08/31/16
---------------------------------------------------------------------------------------------------------------------------
 127         PW      Des Moines Apartments Portfolio                       02/01/04    01/31/10       NAP           NAP
 127A                Capital Hills Apartments
 127B                Lyon Manor Apartments
 127C                Silhouette Apartments
---------------------------------------------------------------------------------------------------------------------------
 128         PW      69-75 Lehigh Avenue                                   09/01/02    04/30/10       NAP           NAP
 129        AMCC     Henderson Building                                       NAP        NAP        04/01/05     12/31/09
 130        AMCC     Park Plaza                                               NAP        NAP        07/01/03     04/30/13
 131         PW      North Park Industrial                                 10/01/03    09/30/09       NAP           NAP
 132         PW      Midwood Medical Center                                12/01/03    11/30/09       NAP           NAP
 133        AMCC     Southcenter Strip Retail Center                          NAP        NAP        11/01/03     04/30/18
 134        AMCC     Fair Oaks Office/Retail Bldg                             NAP        NAP        08/01/04     04/30/09
 135        AMCC     Southview Apartments                                     NAP        NAP        07/01/04     03/31/09
 136        SBRC     Monaco Apartments                                     09/01/02    07/31/09       NAP           NAP
 137        AMCC     Hafner Court Apartments                                  NAP        NAP        11/01/03     07/31/08
 138        AMCC     Loma Vista Center                                        NAP        NAP        11/01/04     07/31/09
 139        AMCC     Carroll Road Warehouse                                   NAP        NAP        09/01/04     05/31/09
 140        AMCC     Sandalwood Apartments                                    NAP        NAP        01/01/04     09/30/16
 142        SBRC     Bonhampton Corners                                    09/01/02    03/31/09       NAP           NAP
 143        AMCC     Greenway Village Shopping Center                         NAP        NAP        08/01/03     01/31/08
 144         PW      Jupiter Corporate Center                              11/01/03    10/31/09       NAP           NAP
 145        AMCC     Banneker Building                                        NAP        NAP        08/01/04     04/30/09
 146        AMCC     3975 Landmark Street                                     NAP        NAP        09/01/03     05/31/08

          Mortgage                                                       Prepayment  Prepayment                             Yield
Control     Loan                                                          Penalty     Penalty     Yield Maintenance     Maintenance
Number     Seller    Loan/Property Name                                  Start Date   End Date    Calculation Method   Interest Rate
------------------------------------------------------------------------------------------------------------------------------------

 100        AMCC     Foothills Village Centre                               NAP          NAP     Present Value Type 2  Treasury Flat
 101        SBRC     McBee Apartments                                       NAP          NAP              NAP               NAP
 102        SBRC     Golden Sands Apartments                                NAP          NAP              NAP               NAP
 103         PW      Eckerds - Gloversville                                 NAP          NAP              NAP               NAP
 104        AMCC     Dover Crossing Shopping Center                         NAP          NAP     Present Value Type 2  Treasury Flat
 105        AMCC     Plainville Crossing                                    NAP          NAP     Present Value Type 2  Treasury Flat
 106        AMCC     Staples - Lawton                                       NAP          NAP              NAP               NAP
 107        SBRC     Boardwalk at Marina Bay                                NAP          NAP              NAP               NAP
 108        AMCC     Kalevala Village Apartments                            NAP          NAP     Present Value Type 2  Treasury Flat
 109         PW      CVS - Murfreesboro                                     NAP          NAP              NAP               NAP
 110         PW      La Quinta Gardens                                      NAP          NAP              NAP               NAP
 111         PW      Urban Outfitters Ann Arbor                             NAP          NAP              NAP               NAP
 112        AMCC     Kolstad Great Dane Warehouse                           NAP          NAP              NAP               NAP
 113         PW      South Meadows                                          NAP          NAP              NAP               NAP
 114        AMCC     Pederson-Krag Center Building                          NAP          NAP     Present Value Type 2  Treasury Flat
 115        SBRC     Crosstown Self Storage                                 NAP          NAP              NAP               NAP
 116         PW      Esquire Apartments                                     NAP          NAP              NAP               NAP
 117        AMCC     Rigid Building Systems                                 NAP          NAP     Present Value Type 2  Treasury Flat
 118         PW      Falcon Cove Apartments                                 NAP          NAP              NAP               NAP
 119        ORIX     CountryHouse Residences                                NAP          NAP              NAP               NAP
 120        SBRC     One Centennial Drive                                   NAP          NAP              NAP               NAP
 121        SBRC     Diplomat Apartments                                    NAP          NAP              NAP               NAP
 122         PW      Avenue J Warehouse                                     NAP          NAP              NAP               NAP
 123        AMCC     Kiely Plaza Shopping Center                            NAP          NAP     Present Value Type 2  Treasury Flat
 124        ORIX     Miami Gardens Office Center                            NAP          NAP              NAP               NAP
 125         PW      Texas Tech Office Building                             NAP          NAP              NAP               NAP
 126        AMCC     The Village Apartments                                 NAP          NAP     Present Value Type 2  Treasury Flat
------------------------------------------------------------------------------------------------------------------------------------
 127         PW      Des Moines Apartments Portfolio                        NAP          NAP              NAP               NAP
 127A                Capital Hills Apartments
 127B                Lyon Manor Apartments
 127C                Silhouette Apartments
------------------------------------------------------------------------------------------------------------------------------------
 128         PW      69-75 Lehigh Avenue                                    NAP          NAP              NAP               NAP
 129        AMCC     Henderson Building                                     NAP          NAP     Present Value Type 2  Treasury Flat
 130        AMCC     Park Plaza                                             NAP          NAP     Present Value Type 2  Treasury Flat
 131         PW      North Park Industrial                                  NAP          NAP              NAP               NAP
 132         PW      Midwood Medical Center                                 NAP          NAP              NAP               NAP
 133        AMCC     Southcenter Strip Retail Center                        NAP          NAP     Present Value Type 2  Treasury Flat
 134        AMCC     Fair Oaks Office/Retail Bldg                           NAP          NAP     Present Value Type 2  Treasury Flat
 135        AMCC     Southview Apartments                                   NAP          NAP     Present Value Type 2  Treasury Flat
 136        SBRC     Monaco Apartments                                      NAP          NAP              NAP               NAP
 137        AMCC     Hafner Court Apartments                                NAP          NAP     Present Value Type 2  Treasury Flat
 138        AMCC     Loma Vista Center                                      NAP          NAP     Present Value Type 2  Treasury Flat
 139        AMCC     Carroll Road Warehouse                                 NAP          NAP     Present Value Type 2  Treasury Flat
 140        AMCC     Sandalwood Apartments                                  NAP          NAP     Present Value Type 2  Treasury Flat
 142        SBRC     Bonhampton Corners                                     NAP          NAP              NAP               NAP
 143        AMCC     Greenway Village Shopping Center                       NAP          NAP     Present Value Type 2  Treasury Flat
 144         PW      Jupiter Corporate Center                               NAP          NAP              NAP               NAP
 145        AMCC     Banneker Building                                      NAP          NAP     Present Value Type 2  Treasury Flat
 146        AMCC     3975 Landmark Street                                   NAP          NAP     Present Value Type 2  Treasury Flat

                           LOAN PREPAYMENT INFORMATION

          MORTGAGE                                                                                                  LOCKOUT
CONTROL     LOAN                                                                                                     PERIOD
NUMBER     SELLER    LOAN/PROPERTY NAME                                         PREPAYMENT PROVISIONS               END DATE
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 147         PW      Carrington Heights & Plaza Apts  Portfolio                 LO(47)/Defeasance(72)/Free(1)       03/31/04
 147A                Carrington Heights Apartments
 147B                Plaza Apartments
----------------------------------------------------------------------------------------------------------------------------
 148        AMCC     88 Sunnyside Building                                      LO(59)/Grtr1%UPBorYM(58)/Free(3)    10/31/03
----------------------------------------------------------------------------------------------------------------------------
 149         PW      Pond Street & North Court Apts. Portfolio                  LO(47)/Defeasance(72)/Free(1)       04/30/04
 149A                Pond Street Apartments
 149B                North Court Apartments
----------------------------------------------------------------------------------------------------------------------------
 150        AMCC     Plaza Northwest Shopping Center                            LO(59)/Grtr1%UPBorYM(57)/Free(4)    05/31/04
 151         PW      Paradise Palm Mobile Home Park                             LO(47)/Defeasance(72)/Free(1)       10/31/03
 152        AMCC     Kennewick Square                                           LO(59)/Grtr1%UPBorYM(57)/Free(4)    09/30/03
 153        AMCC     Party City                                                 LO(59)/Grtr1%UPBorYM(82)/Free(3)    08/30/03
 154        AMCC     Blue Devils Building                                       LO(59)/Grtr1%UPBorYM(115)/Free(6)   08/31/03
 155        AMCC     Schuck's Retail Center                                     LO(59)/Grtr1%UPBorYM(57)/Free(4)    11/30/03
 156        AMCC     Northwood Estates                                          LO(59)/Grtr1%UPBorYM(57)/Free(4)    11/30/04
 157        AMCC     Miramar Commerce Center                                    LO(59)/Grtr1%UPBorYM(54)/Free(7)    06/30/03
 158        AMCC     South Bay Industrial                                       LO(59)/Grtr1%UPBorYM(57)/Free(4)    06/30/04
 159        AMCC     Bloomfield Center                                          LO(59)/Grtr1%UPBorYM(57)/Free(4)    10/31/03
 160        AMCC     Park Willow Apartments                                     LO(59)/Grtr1%UPBorYM(54)/Free(7)    10/31/04
 161        AMCC     Belmond Center                                             LO(59)/Grtr1%UPBorYM(114)/Free(7)   06/30/03
 162        AMCC     Riverwood Apartments                                       LO(59)/Grtr1%UPBorYM(177)/Free(4)   06/30/04
 163         PW      85 Second Avenue                                           LO(47)/Defeasance(72)/Free(1)       01/31/04
 164        AMCC     PGE Buildings                                              LO(59)/Grtr1%UPBorYM(114)/Free(7)   09/30/03
 165        AMCC     Carroll Canyon Road Industrial Condos                      LO(59)/Grtr1%UPBorYM(54)/Free(7)    07/31/03
 166        AMCC     Myrex Manufacturing Plant & Corporate Offices              LO(59)/Grtr1%UPBorYM(57)/Free(4)    03/31/04
 167         PW      St. James Apartments                                       LO(47)/Defeasance(72)/Free(1)       12/31/03
 168        AMCC     Walnut Creek Shopping Center                               LO(59)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 169        AMCC     Quail Hollow Mini Storage                                  LO(59)/Grtr1%UPBorYM(58)/Free(3)    05/31/04
 170         PW      CVS - Lowell                                               LO(28)/Defeasance(89)/Free(3)       08/31/02
 171        AMCC     Freeway Industries Center                                  LO(59)/Grtr1%UPBorYM(115)/free(6)   11/30/03
 172        AMCC     AT&T Building                                              LO(59)/Grtr1%UPBorYM(57)/Free(4)    12/31/03
 173        AMCC     PBR III                                                    LO(35)/Grtr1%UPBorYM(78)/Free(7)    08/31/01
 174         PW      Ivory Garden Apartments                                    LO(27)/Defeasance(92)/Free(1)       08/31/02
 175        AMCC     Knoxville Square                                           LO(59)/Grtr1%UPBorYM(81)/Free(4)    06/30/03
 176        SBRC     Parthenia Garden Apartments                                LO(31)/Defeasance(86)/Free(3)       08/31/02
 177        AMCC     Larkfield Road Office Building                             LO(59)/Grtr1%UPBorYM(67)/Free(6)    09/30/03
 178        AMCC     Kings Kourt Apartments                                     LO(59)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 179        AMCC     Philomath Self-Storage                                     LO(60)/Grtr1%UPBorYM(56)/Free(4)    10/31/03
 180        AMCC     Aztec Building                                             LO(59)/Grtr1%UPBorYM(118)/Free(3)   11/30/03
 181        AMCC     Stone Mountain Carpet Mill Outlet                          LO(59)/Grtr1%UPBorYM(117)/Free(4)   07/31/03
 182         PW      10 Jewel Drive                                             LO(47)/Defeasance(72)/Free(1)       11/30/03
 183        AMCC     Williams Road Office Building                              LO(59)/Grtr1%UPBorYM(55)/Free(6)    06/30/03
 184        AMCC     Wheeling Service Center                                    LO(59)/Grtr1%UPBorYM(114)/Free(7)   06/30/03
 185        AMCC     650 New Road Office Building                               LO(24)/Grtr1%UPBorYM(92)/Free(4)    06/30/01
 186         PW      Pine Street Apartments                                     LO(47)/Defeasance(72)/Free(1)       11/30/03
 187        AMCC     The Certex Building                                        LO(59)/Grtr1%UPBorYM(117)/Free(4)   10/31/03
 188        AMCC     Pheasant Run Shopping Center                               LO(59)/Grtr1%UPBorYM(57)/Free(4)    05/31/04
 189        AMCC     Runnin' Rebel Plaza                                        LO(59)/Grtr1%UPBorYM(118)/Free(3)   07/31/03
 190        AMCC     Vic Huber Photgraphy Building                              LO(59)/Grtr1%UPBorYM(57)/Free(4)    07/31/04
 191        AMCC     Hollywood Video-Westland                                   LO(59)/Grtr1%UPBorYM(57)/Free(4)    02/29/04
 192         PW      Reading Business Center                                    LO(47)/Defeasance(72)/Free(1)       12/31/03
 193        AMCC     National Die & Button Mould Company                        LO(59)/Grtr1%UPBorYM(57)/Free(4)    06/30/04
 194        AMCC     Metropolitan Square Shopping Center                        LO(59)/Grtr1%UPBorYM(57)/Free(4)    10/31/03

                                                                                                    YIELD         YIELD
          MORTGAGE                                                                                MAINTENANCE   MAINTENANCE
CONTROL     LOAN                                                           DEFEASE     DEFEASE      PERIOD        PERIOD
NUMBER     SELLER    LOAN/PROPERTY NAME                                   START DATE   END DATE   START DATE     END DATE
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 147         PW      Carrington Heights & Plaza Apts  Portfolio            04/01/04    03/31/10       NAP           NAP
 147A                Carrington Heights Apartments
 147B                Plaza Apartments
---------------------------------------------------------------------------------------------------------------------------
 148        AMCC     88 Sunnyside Building                                    NAP        NAP        11/01/03     08/31/08
---------------------------------------------------------------------------------------------------------------------------
 149         PW      Pond Street & North Court Apts. Portfolio             05/01/04    04/30/10       NAP           NAP
 149A                Pond Street Apartments
 149B                North Court Apartments
---------------------------------------------------------------------------------------------------------------------------
 150        AMCC     Plaza Northwest Shopping Center                          NAP        NAP        06/01/04     02/28/09
 151         PW      Paradise Palm Mobile Home Park                        11/01/03    10/31/09       NAP           NAP
 152        AMCC     Kennewick Square                                         NAP        NAP        10/01/03     06/30/08
 153        AMCC     Party City                                               NAP        NAP        09/01/03     06/30/10
 154        AMCC     Blue Devils Building                                     NAP        NAP        09/01/03     03/31/13
 155        AMCC     Schuck's Retail Center                                   NAP        NAP        12/01/03     08/31/08
 156        AMCC     Northwood Estates                                        NAP        NAP        12/01/04     08/31/09
 157        AMCC     Miramar Commerce Center                                  NAP        NAP        07/01/03     12/31/07
 158        AMCC     South Bay Industrial                                     NAP        NAP        07/01/04     03/31/09
 159        AMCC     Bloomfield Center                                        NAP        NAP        11/01/03     07/31/08
 160        AMCC     Park Willow Apartments                                   NAP        NAP        11/01/04     04/30/09
 161        AMCC     Belmond Center                                           NAP        NAP        07/01/03     12/31/12
 162        AMCC     Riverwood Apartments                                     NAP        NAP        07/01/04     03/31/19
 163         PW      85 Second Avenue                                      02/01/04    01/31/10       NAP           NAP
 164        AMCC     PGE Buildings                                            NAP        NAP        10/01/03     03/31/13
 165        AMCC     Carroll Canyon Road Industrial Condos                    NAP        NAP        08/01/03     01/31/08
 166        AMCC     Myrex Manufacturing Plant & Corporate Offices            NAP        NAP        04/01/04     12/31/08
 167         PW      St. James Apartments                                  01/01/04    12/31/09       NAP           NAP
 168        AMCC     Walnut Creek Shopping Center                             NAP        NAP        08/01/04     04/30/09
 169        AMCC     Quail Hollow Mini Storage                                NAP        NAP        06/01/04     03/31/09
 170         PW      CVS - Lowell                                          09/01/02    01/31/10       NAP           NAP
 171        AMCC     Freeway Industries Center                                NAP        NAP        12/01/03     06/30/13
 172        AMCC     AT&T Building                                            NAP        NAP        01/01/04     09/30/08
 173        AMCC     PBR III                                                  NAP        NAP        09/01/01     02/29/08
 174         PW      Ivory Garden Apartments                               09/01/02    04/30/10       NAP           NAP
 175        AMCC     Knoxville Square                                         NAP        NAP        07/01/03     03/31/10
 176        SBRC     Parthenia Garden Apartments                           09/01/02    10/31/09       NAP           NAP
 177        AMCC     Larkfield Road Office Building                           NAP        NAP        10/01/03     04/30/09
 178        AMCC     Kings Kourt Apartments                                   NAP        NAP        08/01/04     04/30/09
 179        AMCC     Philomath Self-Storage                                   NAP        NAP        11/01/03     06/30/08
 180        AMCC     Aztec Building                                           NAP        NAP        12/01/03     09/30/13
 181        AMCC     Stone Mountain Carpet Mill Outlet                        NAP        NAP        08/01/03     04/30/13
 182         PW      10 Jewel Drive                                        12/01/03    11/30/09       NAP           NAP
 183        AMCC     Williams Road Office Building                            NAP        NAP        07/01/03     01/31/08
 184        AMCC     Wheeling Service Center                                  NAP        NAP        07/01/03     12/31/12
 185        AMCC     650 New Road Office Building                             NAP        NAP        07/01/01     02/28/09
 186         PW      Pine Street Apartments                                12/01/03    11/30/09       NAP           NAP
 187        AMCC     The Certex Building                                      NAP        NAP        11/01/03     07/31/13
 188        AMCC     Pheasant Run Shopping Center                             NAP        NAP        06/01/04     02/28/09
 189        AMCC     Runnin' Rebel Plaza                                      NAP        NAP        08/01/03     05/31/13
 190        AMCC     Vic Huber Photgraphy Building                            NAP        NAP        08/01/04     04/30/09
 191        AMCC     Hollywood Video-Westland                                 NAP        NAP        03/01/04     11/30/08
 192         PW      Reading Business Center                               01/01/04    12/31/09       NAP           NAP
 193        AMCC     National Die & Button Mould Company                      NAP        NAP        07/01/04     03/31/09
 194        AMCC     Metropolitan Square Shopping Center                      NAP        NAP        11/01/03     07/31/08

          MORTGAGE                                                       PREPAYMENT  PREPAYMENT                             YIELD
CONTROL     LOAN                                                          PENALTY      PENALTY    YIELD MAINTENANCE     MAINTENANCE
NUMBER     SELLER    LOAN/PROPERTY NAME                                  START DATE   END DATE    CALCULATION METHOD   INTEREST RATE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 147         PW      Carrington Heights & Plaza Apts  Portfolio             NAP          NAP              NAP               NAP
 147A                Carrington Heights Apartments
 147B                Plaza Apartments
------------------------------------------------------------------------------------------------------------------------------------
 148        AMCC     88 Sunnyside Building                                  NAP          NAP     Present Value Type 2  Treasury Flat
------------------------------------------------------------------------------------------------------------------------------------
 149         PW      Pond Street & North Court Apts. Portfolio              NAP          NAP              NAP               NAP
 149A                Pond Street Apartments
 149B                North Court Apartments
------------------------------------------------------------------------------------------------------------------------------------
 150        AMCC     Plaza Northwest Shopping Center                        NAP          NAP     Present Value Type 2  Treasury Flat
 151         PW      Paradise Palm Mobile Home Park                         NAP          NAP              NAP               NAP
 152        AMCC     Kennewick Square                                       NAP          NAP     Present Value Type 2  Treasury Flat
 153        AMCC     Party City                                             NAP          NAP     Present Value Type 1  Treasury Flat
 154        AMCC     Blue Devils Building                                   NAP          NAP     Present Value Type 2  Treasury Flat
 155        AMCC     Schuck's Retail Center                                 NAP          NAP     Present Value Type 2  Treasury Flat
 156        AMCC     Northwood Estates                                      NAP          NAP     Present Value Type 2  Treasury Flat
 157        AMCC     Miramar Commerce Center                                NAP          NAP     Present Value Type 2  Treasury Flat
 158        AMCC     South Bay Industrial                                   NAP          NAP     Present Value Type 2  Treasury Flat
 159        AMCC     Bloomfield Center                                      NAP          NAP     Present Value Type 2  Treasury Flat
 160        AMCC     Park Willow Apartments                                 NAP          NAP     Present Value Type 2  Treasury Flat
 161        AMCC     Belmond Center                                         NAP          NAP     Present Value Type 2  Treasury Flat
 162        AMCC     Riverwood Apartments                                   NAP          NAP     Present Value Type 2  Treasury Flat
 163         PW      85 Second Avenue                                       NAP          NAP              NAP               NAP
 164        AMCC     PGE Buildings                                          NAP          NAP     Present Value Type 2  Treasury Flat
 165        AMCC     Carroll Canyon Road Industrial Condos                  NAP          NAP     Present Value Type 2  Treasury Flat
 166        AMCC     Myrex Manufacturing Plant & Corporate Offices          NAP          NAP     Present Value Type 2  Treasury Flat
 167         PW      St. James Apartments                                   NAP          NAP              NAP               NAP
 168        AMCC     Walnut Creek Shopping Center                           NAP          NAP     Present Value Type 2  Treasury Flat
 169        AMCC     Quail Hollow Mini Storage                              NAP          NAP     Present Value Type 2  Treasury Flat
 170         PW      CVS - Lowell                                           NAP          NAP              NAP               NAP
 171        AMCC     Freeway Industries Center                              NAP          NAP     Present Value Type 2  Treasury Flat
 172        AMCC     AT&T Building                                          NAP          NAP     Present Value Type 2  Treasury Flat
 173        AMCC     PBR III                                                NAP          NAP     Present Value Type 2  Treasury Flat
 174         PW      Ivory Garden Apartments                                NAP          NAP              NAP               NAP
 175        AMCC     Knoxville Square                                       NAP          NAP     Present Value Type 2  Treasury Flat
 176        SBRC     Parthenia Garden Apartments                            NAP          NAP              NAP               NAP
 177        AMCC     Larkfield Road Office Building                         NAP          NAP     Present Value Type 2  Treasury Flat
 178        AMCC     Kings Kourt Apartments                                 NAP          NAP     Present Value Type 2  Treasury Flat
 179        AMCC     Philomath Self-Storage                                 NAP          NAP     Present Value Type 2  Treasury Flat
 180        AMCC     Aztec Building                                         NAP          NAP     Present Value Type 1  Treasury Flat
 181        AMCC     Stone Mountain Carpet Mill Outlet                      NAP          NAP     Present Value Type 2  Treasury Flat
 182         PW      10 Jewel Drive                                         NAP          NAP              NAP               NAP
 183        AMCC     Williams Road Office Building                          NAP          NAP     Present Value Type 2  Treasury Flat
 184        AMCC     Wheeling Service Center                                NAP          NAP     Present Value Type 2  Treasury Flat
 185        AMCC     650 New Road Office Building                           NAP          NAP     Present Value Type 2  Treasury Flat
 186         PW      Pine Street Apartments                                 NAP          NAP              NAP               NAP
 187        AMCC     The Certex Building                                    NAP          NAP     Present Value Type 2  Treasury Flat
 188        AMCC     Pheasant Run Shopping Center                           NAP          NAP     Present Value Type 2  Treasury Flat
 189        AMCC     Runnin' Rebel Plaza                                    NAP          NAP     Present Value Type 1  Treasury Flat
 190        AMCC     Vic Huber Photgraphy Building                          NAP          NAP     Present Value Type 2  Treasury Flat
 191        AMCC     Hollywood Video-Westland                               NAP          NAP     Present Value Type 2  Treasury Flat
 192         PW      Reading Business Center                                NAP          NAP              NAP               NAP
 193        AMCC     National Die & Button Mould Company                    NAP          NAP     Present Value Type 2  Treasury Flat
 194        AMCC     Metropolitan Square Shopping Center                    NAP          NAP     Present Value Type 2  Treasury Flat

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE                                                                 OCCUPANCY
   CONTROL                      LOAN                                                     OCCUPANCY        AS
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             PERCENTAGE     OF DATE
   ------   -----------        ------   --------------------                             ----------     -------
      1     6603043             SBRC    Northpointe Plaza                                   95%         04/30/00
      2     10651                PW     1615 Poydras Street                                 83%         04/05/00
      3     3727                ORIX    Medical Mutual of Ohio Office Building -            100%        03/23/00
                                        Toledo

      4     3729                ORIX    Medical Mutual of Ohio Office Building -            100%        03/23/00
                                        Beachwood

      5     10388                PW     Diplomat Centre                                     98%         03/01/00
      6     6603071             SBRC    Western Plaza II Shopping Center                    98%         07/07/00
      7     6602507             SBRC    Metatec Building                                    100%        07/28/99
      8     6605032             SBRC    Red Lion Shopping Center                            100%        07/26/00
      9     11128                PW     Diamond Point Plaza                                 98%         01/01/00
     10     11539                PW     Mount Vernon Medical Office Building                100%        05/31/00
     11     3452                ORIX    250 Plaza Office Building                           86%         04/14/00
     12     10124                PW     110 Greenwich Street                                100%        04/30/00
     13     10959                PW     San Fernando Professional Buildings Portfolio
     13A    10959A                      11155-11165 Sepulveda Boulevard                     100%        12/31/99
     13B    10959B                      11211 Sepulveda Boulevard                           100%        12/31/99
     13C    10959C                      17909 Soledad Canyon Road                           100%        12/31/99
     14     9913                 PW     3200 Regatta Boulevard                              100%        12/27/99
     15     010-00000572        AMCC    Senter Road Industrial Property                     100%        05/12/00
     16     010-00000574        AMCC    Scottsdale Gateway II                               100%        04/01/00
     17     11233A               PW     Kmart Plaza                                         100%        06/30/00
     18     11233B               PW     Miracle Mile Shopping Center                        96%         06/30/00
     19     11233C               PW     North Country Plaza                                 94%         06/30/00
     20     6603488             SBRC    Fountain Oaks                                       93%         01/01/00
     21     6603311             SBRC    Park Central Office Development                     100%        05/01/00
     22     6604217             SBRC    McCormick Place Office Park                         100%        04/07/00
     23     6604332             SBRC    One Michigan Avenue                                 96%         02/29/00
     24     3583                ORIX    Distribution Services Limited                       100%        03/31/00
     25     6603150             SBRC    St. Joseph Professional Building                    96%         12/01/99
     26     6603774             SBRC    Penns Plaza                                         100%        05/05/00
     27     6603051             SBRC    Airport Plaza Office Center - Phase 1               100%        05/11/00
     28     7217                 PW     375 Ballardvale Street                              100%        08/09/99
     29     6602253             SBRC    Hampton Inn - Columbus                              73%         12/31/99
     30     7000000             SBRC    Comfort Suites Hotel                                81%         12/31/99
     31     6604495             SBRC    Raintree Corporate Center - Phase I                 91%         03/31/00
     32     6604157             SBRC    For Eyes Optical Portfolio
     32A    6604157A                    For Eyes Optical - Hialeah                          100%        06/15/99
     32B    6604157B                    For Eyes Optical - Hialeah 2                        100%        06/15/99
     32C    6604157C                    For Eyes Optical - Philadelphia 2                   100%        11/02/99
     32D    6604157D                    For Eyes Optical - Lauderhill                       100%        09/12/99
     32E    6604157E                    For Eyes Optical - Casselberry                      100%        08/17/99
     32F    6604157F                    For Eyes Optical - Coral Gables                     100%        09/01/99
     32G    6604157G                    For Eyes Optical - Richmond                         100%        07/01/99
     32H    6604157H                    For Eyes Optical - Rosemont                         100%        11/02/99
     32I    6604157I                    For Eyes Optical - Philadelphia                     100%        11/02/99
     33     8902                 PW     Gateway Mobile Home Park                            94%         01/01/00
     34     9529                 PW     Lake Cook Office                                    100%        05/01/00
     35     10216                PW     Pine Terrace Apartments                             98%         03/01/00
     36     6603019             SBRC    2265 Ralph Avenue                                   100%        05/07/99
     37     8997                 PW     Shoppers Food Warehouse                             100%        11/29/99
     38     010-00000479        AMCC    Computer Science Corp Building                      100%        03/15/00
     39     010-00000558        AMCC    Sprint Customer Care Center                         100%        02/29/00
     40     3808                ORIX    SugarOak Office Retreat                             100%        05/03/00
     41     3589                ORIX    Dronningens Gade Portfolio                          98%         03/31/00
     42     9865                 PW     400 Blair Road                                      100%        12/01/99
     43     7222                 PW     14 Jewel Drive                                      100%        08/09/99
     44     6603305             SBRC    Brookwood Square Shopping Center                    88%         06/01/00
     45     7223                 PW     87 Concord & 7 Lopez Portfolio
     45A    7223A                       87 Concord Road                                     100%        08/09/99
     45B    7223B                       7 Lopez Road                                        100%        08/09/99

                          PROPERTY TENANCY INFORMATION



                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                                LARGEST TENANT
   ------   -----------        ------   --------------------                                --------------
      1     6603043             SBRC    Northpointe Plaza                                   Safeway
      2     10651                PW     1615 Poydras Street                                 Freeport McMoRan
      3     3727                ORIX    Medical Mutual of Ohio Office Building -            Medical Mutual of Ohio
                                        Toledo

      4     3729                ORIX    Medical Mutual of Ohio Office Building -            Medical Mutual of Ohio
                                        Beachwood

      5     10388                PW     Diplomat Centre                                     UN Federal Credit Union
      6     6603071             SBRC    Western Plaza II Shopping Center                    Sams Club
      7     6602507             SBRC    Metatec Building                                    Metatec International Inc.
      8     6605032             SBRC    Red Lion Shopping Center                            Best Buy Stores, LP
      9     11128                PW     Diamond Point Plaza                                 Sam's Club
     10     11539                PW     Mount Vernon Medical Office Building                NAP
     11     3452                ORIX    250 Plaza Office Building                           Marcus Corporation
     12     10124                PW     110 Greenwich Street                                NAP
     13     10959                PW     San Fernando Professional Buildings Portfolio
     13A    10959A                      11155-11165 Sepulveda Boulevard                     Catholic Healthcare West
     13B    10959B                      11211 Sepulveda Boulevard                           Facey Medical Foundation
     13C    10959C                      17909 Soledad Canyon Road                           Facey Medical Foundation
     14     9913                 PW     3200 Regatta Boulevard                              Bio-Rad
     15     010-00000572        AMCC    Senter Road Industrial Property                     Snap-on-Tools
     16     010-00000574        AMCC    Scottsdale Gateway II                               Wells Fargo Bank
     17     11233A               PW     Kmart Plaza                                         Kmart Corporation
     18     11233B               PW     Miracle Mile Shopping Center                        Hubert's of Lebanon
     19     11233C               PW     North Country Plaza                                 China Lantern Rest. Inc.
     20     6603488             SBRC    Fountain Oaks                                       Foundation Funding
     21     6603311             SBRC    Park Central Office Development                     e.Data.Com
     22     6604217             SBRC    McCormick Place Office Park                         Medicis Pharmaceutical Corp.
     23     6604332             SBRC    One Michigan Avenue                                 Attorney General, State of MI
     24     3583                ORIX    Distribution Services Limited                       Network Distribution, Inc.
     25     6603150             SBRC    St. Joseph Professional Building                    Lockheed Martin
     26     6603774             SBRC    Penns Plaza                                         Citibank Delaware
     27     6603051             SBRC    Airport Plaza Office Center - Phase 1               VLSI Research, Inc.
     28     7217                 PW     375 Ballardvale Street                              RPS
     29     6602253             SBRC    Hampton Inn - Columbus                              NAP
     30     7000000             SBRC    Comfort Suites Hotel                                NAP
     31     6604495             SBRC    Raintree Corporate Center - Phase I                 Raintree Health Care
     32     6604157             SBRC    For Eyes Optical Portfolio
     32A    6604157A                    For Eyes Optical - Hialeah                          For Eyes Optical Co., Inc.
     32B    6604157B                    For Eyes Optical - Hialeah 2                        For Eyes Optical Co., Inc.
     32C    6604157C                    For Eyes Optical - Philadelphia 2                   For Eyes Optical Co., Inc.
     32D    6604157D                    For Eyes Optical - Lauderhill                       For Eyes Optical Co., Inc.
     32E    6604157E                    For Eyes Optical - Casselberry                      For Eyes Optical Co., Inc.
     32F    6604157F                    For Eyes Optical - Coral Gables                     For Eyes Optical Co., Inc.
     32G    6604157G                    For Eyes Optical - Richmond                         For Eyes Optical Co., Inc.
     32H    6604157H                    For Eyes Optical - Rosemont                         For Eyes Optical Co., Inc.
     32I    6604157I                    For Eyes Optical - Philadelphia                     For Eyes Optical Co., Inc.
     33     8902                 PW     Gateway Mobile Home Park                            NAP
     34     9529                 PW     Lake Cook Office                                    LOGS Financial Services, Inc.
     35     10216                PW     Pine Terrace Apartments                             NAP
     36     6603019             SBRC    2265 Ralph Avenue                                   Duane Reade
     37     8997                 PW     Shoppers Food Warehouse                             Shoppers Food Warehouse Va. Corp.
     38     010-00000479        AMCC    Computer Science Corp Building                      Computer Sciences Corporation
     39     010-00000558        AMCC    Sprint Customer Care Center                         Sprint Call Center
     40     3808                ORIX    SugarOak Office Retreat                             ASTI
     41     3589                ORIX    Dronningens Gade Portfolio                          Columbian Emeralds, Inc.
     42     9865                 PW     400 Blair Road                                      Carteret Packaging Inc.
     43     7222                 PW     14 Jewel Drive                                      Standard Electric
     44     6603305             SBRC    Brookwood Square Shopping Center                    Legatto
     45     7223                 PW     87 Concord & 7 Lopez Portfolio
     45A    7223A                       87 Concord Road                                     Arrow Electronics
     45B    7223B                       7 Lopez Road                                        Centennial Technologies

                          PROPERTY TENANCY INFORMATION


                                                                                                                LARGEST
                                                                                                                TENANT
                              MORTGAGE                                                    LARGEST   LARGEST     LEASE
   CONTROL                      LOAN                                                      TENANT    TENANT     MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                              NRSF      NRSF%        DATE
   ------   -----------        ------   --------------------                              ----      -----        ----
      1     6603043             SBRC    Northpointe Plaza                                  47,000    13%       11/01/10
      2     10651                PW     1615 Poydras Street                               309,821    62%       04/30/07
      3     3727                ORIX    Medical Mutual of Ohio Office Building -          160,000    100%      03/31/20
                                        Toledo

      4     3729                ORIX    Medical Mutual of Ohio Office Building -           51,000    100%      03/31/20
                                        Beachwood

      5     10388                PW     Diplomat Centre                                    39,970    33%       12/31/07
      6     6603071             SBRC    Western Plaza II Shopping Center                      Pad    NAP       02/28/19
      7     6602507             SBRC    Metatec Building                                  344,354    100%      07/31/14
      8     6605032             SBRC    Red Lion Shopping Center                           46,000    21%       01/31/14
      9     11128                PW     Diamond Point Plaza                               140,020    56%       01/31/09
     10     11539                PW     Mount Vernon Medical Office Building                  NAP    NAP         NAP
     11     3452                ORIX    250 Plaza Office Building                          62,557    31%       02/28/03
     12     10124                PW     110 Greenwich Street                                  NAP    NAP         NAP
     13     10959                PW     San Fernando Professional Buildings Portfolio
     13A    10959A                      11155-11165 Sepulveda Boulevard                    17,529    52%       09/15/02
     13B    10959B                      11211 Sepulveda Boulevard                          59,230    100%      04/30/11
     13C    10959C                      17909 Soledad Canyon Road                          20,576    100%      04/30/11
     14     9913                 PW     3200 Regatta Boulevard                            109,817    27%       11/24/00
     15     010-00000572        AMCC    Senter Road Industrial Property                    79,378    52%       08/17/09
     16     010-00000574        AMCC    Scottsdale Gateway II                              27,478    25%       09/30/04
     17     11233A               PW     Kmart Plaza                                       106,653    60%       10/31/01
     18     11233B               PW     Miracle Mile Shopping Center                        6,480    22%       12/31/02
     19     11233C               PW     North Country Plaza                                 5,760    28%       10/01/04
     20     6603488             SBRC    Fountain Oaks                                      77,032    37%       04/16/04
     21     6603311             SBRC    Park Central Office Development                    61,274    47%       02/28/11
     22     6604217             SBRC    McCormick Place Office Park                        49,173    66%       01/31/10
     23     6604332             SBRC    One Michigan Avenue                                30,229    20%       08/31/04
     24     3583                ORIX    Distribution Services Limited                     368,430    100%      10/14/14
     25     6603150             SBRC    St. Joseph Professional Building                   27,725    20%       06/30/01
     26     6603774             SBRC    Penns Plaza                                        68,869    74%       01/31/03
     27     6603051             SBRC    Airport Plaza Office Center - Phase 1               8,777    16%       07/31/03
     28     7217                 PW     375 Ballardvale Street                             95,762    57%       05/31/07
     29     6602253             SBRC    Hampton Inn - Columbus                                NAP    NAP         NAP
     30     7000000             SBRC    Comfort Suites Hotel                                  NAP    NAP         NAP
     31     6604495             SBRC    Raintree Corporate Center - Phase I                13,569    21%       06/30/03
     32     6604157             SBRC    For Eyes Optical Portfolio
     32A    6604157A                    For Eyes Optical - Hialeah                         44,000    100%      06/30/14
     32B    6604157B                    For Eyes Optical - Hialeah 2                       31,400    100%      06/30/14
     32C    6604157C                    For Eyes Optical - Philadelphia 2                   3,900    60%       11/30/14
     32D    6604157D                    For Eyes Optical - Lauderhill                       6,590    100%      09/30/14
     32E    6604157E                    For Eyes Optical - Casselberry                      4,635    100%      08/31/14
     32F    6604157F                    For Eyes Optical - Coral Gables                     3,600    100%      09/30/14
     32G    6604157G                    For Eyes Optical - Richmond                         3,920    77%       07/31/14
     32H    6604157H                    For Eyes Optical - Rosemont                         2,320    64%       11/30/14
     32I    6604157I                    For Eyes Optical - Philadelphia                     1,550    100%      11/30/14
     33     8902                 PW     Gateway Mobile Home Park                              NAP    NAP         NAP
     34     9529                 PW     Lake Cook Office                                   33,735    51%       04/30/10
     35     10216                PW     Pine Terrace Apartments                               NAP    NAP         NAP
     36     6603019             SBRC    2265 Ralph Avenue                                  22,002    48%       01/31/14
     37     8997                 PW     Shoppers Food Warehouse                            75,000    100%      08/31/17
     38     010-00000479        AMCC    Computer Science Corp Building                     68,034    100%      05/31/07
     39     010-00000558        AMCC    Sprint Customer Care Center                        89,132    100%      11/30/09
     40     3808                ORIX    SugarOak Office Retreat                             6,894     9%       04/30/03
     41     3589                ORIX    Dronningens Gade Portfolio                          2,832    16%       12/15/04
     42     9865                 PW     400 Blair Road                                    181,000    100%      12/31/09
     43     7222                 PW     14 Jewel Drive                                     60,306    51%       08/31/09
     44     6603305             SBRC    Brookwood Square Shopping Center                    6,656    10%       09/30/00
     45     7223                 PW     87 Concord & 7 Lopez Portfolio
     45A    7223A                       87 Concord Road                                    60,200    100%      12/31/04
     45B    7223B                       7 Lopez Road                                       34,084    50%       04/30/02

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             SECOND LARGEST TENANT
   ------   -----------        ------   --------------------                             ---------------------
      1     6603043             SBRC    Northpointe Plaza                                Gart Sports
      2     10651                PW     1615 Poydras Street                              NAP
      3     3727                ORIX    Medical Mutual of Ohio Office Building -         NAP
                                        Toledo

      4     3729                ORIX    Medical Mutual of Ohio Office Building -         NAP
                                        Beachwood

      5     10388                PW     Diplomat Centre                                  NAP
      6     6603071             SBRC    Western Plaza II Shopping Center                 Mayaquez Cinema Corp.
      7     6602507             SBRC    Metatec Building                                 NAP
      8     6605032             SBRC    Red Lion Shopping Center                         Sports Authority
      9     11128                PW     Diamond Point Plaza                              Ames
     10     11539                PW     Mount Vernon Medical Office Building             NAP
     11     3452                ORIX    250 Plaza Office Building                        BC Ziegler
     12     10124                PW     110 Greenwich Street                             NAP
     13     10959                PW     San Fernando Professional Buildings Portfolio
     13A    10959A                      11155-11165 Sepulveda Boulevard                  Facey Medical Foundation
     13B    10959B                      11211 Sepulveda Boulevard                        NAP
     13C    10959C                      17909 Soledad Canyon Road                        NAP
     14     9913                 PW     3200 Regatta Boulevard                           Shoe Inn, Inc.
     15     010-00000572        AMCC    Senter Road Industrial Property                  Pemstar
     16     010-00000574        AMCC    Scottsdale Gateway II                            PCS Health Systems, Inc.
     17     11233A               PW     Kmart Plaza                                      NAP
     18     11233B               PW     Miracle Mile Shopping Center                     NAP
     19     11233C               PW     North Country Plaza                              NAP
     20     6603488             SBRC    Fountain Oaks                                    Marshall's
     21     6603311             SBRC    Park Central Office Development                  Cross Country Staff
     22     6604217             SBRC    McCormick Place Office Park                      Vistacare, Inc.
     23     6604332             SBRC    One Michigan Avenue                              National City Bank
     24     3583                ORIX    Distribution Services Limited                    NAP
     25     6603150             SBRC    St. Joseph Professional Building                 Sisters of Charity/Sports Care
     26     6603774             SBRC    Penns Plaza                                      DSM Desotech Inc.
     27     6603051             SBRC    Airport Plaza Office Center - Phase 1            Nuera Communications, Inc.
     28     7217                 PW     375 Ballardvale Street                           Middlesex Trans. & Mgmt.
     29     6602253             SBRC    Hampton Inn - Columbus                           NAP
     30     7000000             SBRC    Comfort Suites Hotel                             NAP
     31     6604495             SBRC    Raintree Corporate Center - Phase I              Hewitt Associates
     32     6604157             SBRC    For Eyes Optical Portfolio
     32A    6604157A                    For Eyes Optical - Hialeah                       NAP
     32B    6604157B                    For Eyes Optical - Hialeah 2                     NAP
     32C    6604157C                    For Eyes Optical - Philadelphia 2                More Galleries, Inc.
     32D    6604157D                    For Eyes Optical - Lauderhill                    NAP
     32E    6604157E                    For Eyes Optical - Casselberry                   NAP
     32F    6604157F                    For Eyes Optical - Coral Gables                  NAP
     32G    6604157G                    For Eyes Optical - Richmond                      ALC
     32H    6604157H                    For Eyes Optical - Rosemont                      Corporate Real Estate Services
     32I    6604157I                    For Eyes Optical - Philadelphia                  NAP
     33     8902                 PW     Gateway Mobile Home Park                         NAP
     34     9529                 PW     Lake Cook Office                                 Bankers Leasing Association, Inc.
     35     10216                PW     Pine Terrace Apartments                          NAP
     36     6603019             SBRC    2265 Ralph Avenue                                P.C. Richard & Son, Inc.
     37     8997                 PW     Shoppers Food Warehouse                          NAP
     38     010-00000479        AMCC    Computer Science Corp Building                   NAP
     39     010-00000558        AMCC    Sprint Customer Care Center                      NAP
     40     3808                ORIX    SugarOak Office Retreat                          SugarOak
     41     3589                ORIX    Dronningens Gade Portfolio                       Down Island Traders
     42     9865                 PW     400 Blair Road                                   NAP
     43     7222                 PW     14 Jewel Drive                                   NAP
     44     6603305             SBRC    Brookwood Square Shopping Center                 Jordan-Kall Music
     45     7223                 PW     87 Concord & 7 Lopez Portfolio
     45A    7223A                       87 Concord Road                                  NAP
     45B    7223B                       7 Lopez Road                                     Lennox


                                                                                                               SECOND
                                                                                                               LARGEST
                                                                                         SECOND     SECOND     TENANT
                              MORTGAGE                                                   LARGEST    LARGEST    LEASE
   CONTROL                      LOAN                                                     TENANT     TENANT    MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                              NRSF       NRSF%      DATE
   ------   -----------        ------   --------------------                              ----       -----      ----
      1     6603043             SBRC    Northpointe Plaza                                 45,658     13%      10/16/12
      2     10651                PW     1615 Poydras Street                                  NAP     NAP         NAP
      3     3727                ORIX    Medical Mutual of Ohio Office Building -             NAP     NAP         NAP
                                        Toledo

      4     3729                ORIX    Medical Mutual of Ohio Office Building -             NAP     NAP         NAP
                                        Beachwood

      5     10388                PW     Diplomat Centre                                      NAP     NAP         NAP
      6     6603071             SBRC    Western Plaza II Shopping Center                     Pad     NAP      09/30/28
      7     6602507             SBRC    Metatec Building                                     NAP     NAP         NAP
      8     6605032             SBRC    Red Lion Shopping Center                          43,825     20%      08/14/05
      9     11128                PW     Diamond Point Plaza                               78,823     31%      01/31/10
     10     11539                PW     Mount Vernon Medical Office Building                 NAP     NAP         NAP
     11     3452                ORIX    250 Plaza Office Building                         22,125     11%      02/29/04
     12     10124                PW     110 Greenwich Street                                 NAP     NAP         NAP
     13     10959                PW     San Fernando Professional Buildings Portfolio
     13A    10959A                      11155-11165 Sepulveda Boulevard                   15,909     48%      09/30/02
     13B    10959B                      11211 Sepulveda Boulevard                            NAP     NAP         NAP
     13C    10959C                      17909 Soledad Canyon Road                            NAP     NAP         NAP
     14     9913                 PW     3200 Regatta Boulevard                            92,028     23%      02/28/02
     15     010-00000572        AMCC    Senter Road Industrial Property                   38,436     25%      06/30/06
     16     010-00000574        AMCC    Scottsdale Gateway II                             26,344     24%      01/31/05
     17     11233A               PW     Kmart Plaza                                          NAP     NAP         NAP
     18     11233B               PW     Miracle Mile Shopping Center                         NAP     NAP         NAP
     19     11233C               PW     North Country Plaza                                  NAP     NAP         NAP
     20     6603488             SBRC    Fountain Oaks                                     27,054     13%      01/31/03
     21     6603311             SBRC    Park Central Office Development                   43,000     33%      05/01/08
     22     6604217             SBRC    McCormick Place Office Park                       25,774     34%      12/31/06
     23     6604332             SBRC    One Michigan Avenue                               20,286     14%      09/30/08
     24     3583                ORIX    Distribution Services Limited                        NAP     NAP         NAP
     25     6603150             SBRC    St. Joseph Professional Building                  12,274     9%       09/30/02
     26     6603774             SBRC    Penns Plaza                                        8,103     9%       12/31/02
     27     6603051             SBRC    Airport Plaza Office Center - Phase 1              7,554     14%      01/21/02
     28     7217                 PW     375 Ballardvale Street                            62,553     37%      05/31/02
     29     6602253             SBRC    Hampton Inn - Columbus                               NAP     NAP         NAP
     30     7000000             SBRC    Comfort Suites Hotel                                 NAP     NAP         NAP
     31     6604495             SBRC    Raintree Corporate Center - Phase I               10,400     16%      05/31/04
     32     6604157             SBRC    For Eyes Optical Portfolio
     32A    6604157A                    For Eyes Optical - Hialeah                           NAP     NAP         NAP
     32B    6604157B                    For Eyes Optical - Hialeah 2                         NAP     NAP         NAP
     32C    6604157C                    For Eyes Optical - Philadelphia 2                  1,600     25%      11/30/00
     32D    6604157D                    For Eyes Optical - Lauderhill                        NAP     NAP         NAP
     32E    6604157E                    For Eyes Optical - Casselberry                       NAP     NAP         NAP
     32F    6604157F                    For Eyes Optical - Coral Gables                      NAP     NAP         NAP
     32G    6604157G                    For Eyes Optical - Richmond                        1,140     23%      07/31/14
     32H    6604157H                    For Eyes Optical - Rosemont                        1,280     36%         MTM
     32I    6604157I                    For Eyes Optical - Philadelphia                      NAP     NAP         NAP
     33     8902                 PW     Gateway Mobile Home Park                             NAP     NAP         NAP
     34     9529                 PW     Lake Cook Office                                  22,000     33%      03/31/03
     35     10216                PW     Pine Terrace Apartments                              NAP     NAP         NAP
     36     6603019             SBRC    2265 Ralph Avenue                                 15,050     33%      01/31/18
     37     8997                 PW     Shoppers Food Warehouse                              NAP     NAP         NAP
     38     010-00000479        AMCC    Computer Science Corp Building                       NAP     NAP         NAP
     39     010-00000558        AMCC    Sprint Customer Care Center                          NAP     NAP         NAP
     40     3808                ORIX    SugarOak Office Retreat                            4,000     5%       08/31/04
     41     3589                ORIX    Dronningens Gade Portfolio                         2,800     16%      12/31/03
     42     9865                 PW     400 Blair Road                                       NAP     NAP         NAP
     43     7222                 PW     14 Jewel Drive                                       NAP     NAP         NAP
     44     6603305             SBRC    Brookwood Square Shopping Center                   5,603     8%       07/31/04
     45     7223                 PW     87 Concord & 7 Lopez Portfolio
     45A    7223A                       87 Concord Road                                      NAP     NAP         NAP
     45B    7223B                       7 Lopez Road                                      34,067     50%      02/28/02

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE                                                                 OCCUPANCY
   CONTROL                      LOAN                                                     OCCUPANCY        AS
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             PERCENTAGE     OF DATE
   ------   -----------        ------   --------------------                             ----------     -------
     46     010-00000518        AMCC    National Refractories & Minerals Corporation        100%        02/29/00
     47     6604369             SBRC    Sorrento Glen                                       88%         01/04/00
     48     6603691             SBRC    Melrose Plaza                                       100%        03/01/00
     49     3288                ORIX    Bayshore Executive Plaza                            93%         04/04/00
     50     6603952             SBRC    Gates Park Crossing Apartments                      95%         12/31/99
     51     4459A                PW     Days Inn Fort Wright                                48%         12/31/99
     52     4459B                PW     Days Inn Frankfort                                  47%         12/31/99
     53     4459C                PW     Days Inn Shepherdsville                             35%         12/31/99
     54     6603153             SBRC    Fairgrounds Mobile Estates                          98%         03/31/00
     55     3476                ORIX    Lyrewood Pointe Apartments                          94%         05/18/00
     56     6604346             SBRC    The Market at Summer Oaks                           97%         11/12/99
     57     6603590             SBRC    Cambridge Village Apartments                        93%         05/11/00
     58     3510                ORIX    Park Square Court                                   95%         04/06/00
     59     6603771             SBRC    Princess Anne Marketplace                           100%        05/31/00
     60     6603263             SBRC    Pinon  Trails Apartments                            89%         12/27/99
     61     9430                 PW     Cayuga Village Mobile Home Park                     92%         02/29/00
     62     6604264             SBRC    500 South Salina Street                             93%         02/09/00
     63     6603487             SBRC    Kerman Shopping Center                              100%        06/27/00
     64     7220                 PW     155 West Street                                     98%         08/09/99
     65     010-00000562        AMCC    Lexington Kmart                                     100%        03/30/00
     66     010-00000560        AMCC    Niagara Kmart                                       100%        03/30/00
     67     6603452             SBRC    Beverly Westside                                    100%        03/31/00
     68     6603174             SBRC    Balboa Palms Apartments                             100%        10/31/99
     69     6603178             SBRC    Tarzana Palms Apartments                            95%         10/31/99
     70     8686                 PW     131 Spring Street                                   100%        08/31/99
     71     6603021             SBRC    1445 Hempstead Turnpike                             100%        12/31/99
     72     10142                PW     Jackson Professional                                100%        02/01/00
     73     6602817             SBRC    Campbell Hill Apartments                            100%        05/09/00
     74     7218                 PW     377 Ballardvale & 315 New Boston Portfolio
     74A    7218A                       377 Ballardvale Street                              100%        05/31/99
     74B    7218B                       315 New Boston Street                               100%        08/09/99
     75     6603419             SBRC    Lamar Crossing Shopping Center                      100%        02/28/00
     76     3710                ORIX    Renner Plaza Office Building                        100%        01/20/00
     77     10593                PW     Plimpton and Hills Portfolio
     77A    10593A                      114-146 Kings Highway East                          100%        01/07/00
     77B    10593B                      1 Maxim Road                                        100%        01/07/00
     78     9133                 PW     4444 West Bristol Road                              100%        12/02/99
     79     6603491             SBRC    Vacaville Town Center                               96%         04/27/00
     80     9492                 PW     CVS - Dorchester                                    100%        11/01/99
     81     10851                PW     RPM Warehouse                                       100%        06/01/00
     82     9583                 PW     Deere Road Warehouse Buildings                      100%        01/28/00
     83     6603938             SBRC    411-423 East 114th Street                           98%         10/11/99
     84     10065                PW     SunTrust Centre                                     93%         02/01/00
     85     010-00000439        AMCC    Lynnwood Business Center                            100%        06/01/00
     86     010-00000440        AMCC    Quad 95                                             100%        02/22/00
     87     6603175             SBRC    Independence Court Apartments                       100%        10/31/99
     88     6603020             SBRC    5601 Merrick Road                                   100%        12/31/99
     89     6603887             SBRC    Pinnacle Warehouse                                  100%        10/18/99
     90     6603769             SBRC    300 Wildwood Avenue                                 100%        09/28/99
     91     10094                PW     Congress Professional Center III                    95%         01/28/00
     92     10105                PW     Keystone Building                                   96%         01/01/00
     93     10939                PW     4621 W. Napoleon                                    100%        05/01/00
     94     10762                PW     Balboa Pointe Apartments                            96%         12/18/99
     95     6603246             SBRC    Spartacus Apartments                                95%         10/20/99
     96     6604046             SBRC    Storage Depot I                                     89%         10/22/99
     97     6603225             SBRC    Village Place Shopping Center                       97%         07/21/00
     98     7585                 PW     Burke Village Center                                95%         01/21/00
     99     6602382             SBRC    Tivoli Square Apartments                            99%         12/31/99


                          PROPERTY TENANCY INFORMATION




                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                            LARGEST TENANT
   ------   -----------        ------   --------------------                            --------------
     46     010-00000518        AMCC    National Refractories & Minerals Corporation    National Refractories & Minerals Corporation
     47     6604369             SBRC    Sorrento Glen                                   Genetronics
     48     6603691             SBRC    Melrose Plaza                                   Skechers USA, Inc.
     49     3288                ORIX    Bayshore Executive Plaza                        Unicapital
     50     6603952             SBRC    Gates Park Crossing Apartments                  NAP
     51     4459A                PW     Days Inn Fort Wright                            NAP
     52     4459B                PW     Days Inn Frankfort                              NAP
     53     4459C                PW     Days Inn Shepherdsville                         NAP
     54     6603153             SBRC    Fairgrounds Mobile Estates                      NAP
     55     3476                ORIX    Lyrewood Pointe Apartments                      NAP
     56     6604346             SBRC    The Market at Summer Oaks                       Piggly Wiggly
     57     6603590             SBRC    Cambridge Village Apartments                    NAP
     58     3510                ORIX    Park Square Court                               Minnesota Housing Finance Agency
     59     6603771             SBRC    Princess Anne Marketplace                       Party City Corporation #69
     60     6603263             SBRC    Pinon  Trails Apartments                        NAP
     61     9430                 PW     Cayuga Village Mobile Home Park                 NAP
     62     6604264             SBRC    500 South Salina Street                         Menter, Rudin and Triveipiece
     63     6603487             SBRC    Kerman Shopping Center                          Save Mart #17
     64     7220                 PW     155 West Street                                 ELI Systems
     65     010-00000562        AMCC    Lexington Kmart                                 Kmart Corporation
     66     010-00000560        AMCC    Niagara Kmart                                   Kmart Corporation
     67     6603452             SBRC    Beverly Westside                                Westside
     68     6603174             SBRC    Balboa Palms Apartments                         NAP
     69     6603178             SBRC    Tarzana Palms Apartments                        NAP
     70     8686                 PW     131 Spring Street                               Ralph Appelbaum Associates, Inc.
     71     6603021             SBRC    1445 Hempstead Turnpike                         Duane Reade
     72     10142                PW     Jackson Professional                            Loudoun County
     73     6602817             SBRC    Campbell Hill Apartments                        NAP
     74     7218                 PW     377 Ballardvale & 315 New Boston Portfolio
     74A    7218A                       377 Ballardvale Street                          Internal Revenue Service
     74B    7218B                       315 New Boston Street                           Cambridge Machine
     75     6603419             SBRC    Lamar Crossing Shopping Center                  Goody's
     76     3710                ORIX    Renner Plaza Office Building                    Nextrend, Inc.
     77     10593                PW     Plimpton and Hills Portfolio
     77A    10593A                      114-146 Kings Highway East                      Plimpton and Hills
     77B    10593B                      1 Maxim Road                                    Plimpton and Hills
     78     9133                 PW     4444 West Bristol Road                          McLeod USA
     79     6603491             SBRC    Vacaville Town Center                           Hollywood Video
     80     9492                 PW     CVS - Dorchester                                Gallivan CVS, Inc.
     81     10851                PW     RPM Warehouse                                   RPM Warehouse LLC
     82     9583                 PW     Deere Road Warehouse Buildings                  VDI, Inc.
     83     6603938             SBRC    411-423 East 114th Street                       NAP
     84     10065                PW     SunTrust Centre                                 SunTrust Bank, South Florida, N.A.
     85     010-00000439        AMCC    Lynnwood Business Center                        Arnold Dental Supply Company
     86     010-00000440        AMCC    Quad 95                                         CKC Laboratories, Inc.
     87     6603175             SBRC    Independence Court Apartments                   NAP
     88     6603020             SBRC    5601 Merrick Road                               Duane Reade
     89     6603887             SBRC    Pinnacle Warehouse                              Mustang Dynamometer
     90     6603769             SBRC    300 Wildwood Avenue                             Meretta Gotham Hinds Institute
     91     10094                PW     Congress Professional Center III                Plastic Surgery of Palm Beach
     92     10105                PW     Keystone Building                               University of Pittsburgh
     93     10939                PW     4621 W. Napoleon                                NAP
     94     10762                PW     Balboa Pointe Apartments                        NAP
     95     6603246             SBRC    Spartacus Apartments                            NAP
     96     6604046             SBRC    Storage Depot I                                 NAP
     97     6603225             SBRC    Village Place Shopping Center                   Presidents
     98     7585                 PW     Burke Village Center                            Carpet Market
     99     6602382             SBRC    Tivoli Square Apartments                        NAP

                          PROPERTY TENANCY INFORMATION


                                                                                                                LARGEST
                                                                                                                TENANT
                              MORTGAGE                                                    LARGEST   LARGEST     LEASE
   CONTROL                      LOAN                                                      TENANT    TENANT     MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                              NRSF      NRSF%        DATE
   ------   -----------        ------   --------------------                              ----      -----        ----
     46     010-00000518        AMCC    National Refractories & Minerals Corporation       56,599    100%      12/01/04
     47     6604369             SBRC    Sorrento Glen                                      24,931    56%       12/31/04
     48     6603691             SBRC    Melrose Plaza                                       2,692    17%       12/17/08
     49     3288                ORIX    Bayshore Executive Plaza                           29,523    31%       02/28/04
     50     6603952             SBRC    Gates Park Crossing Apartments                        NAP    NAP         NAP
     51     4459A                PW     Days Inn Fort Wright                                  NAP    NAP         NAP
     52     4459B                PW     Days Inn Frankfort                                    NAP    NAP         NAP
     53     4459C                PW     Days Inn Shepherdsville                               NAP    NAP         NAP
     54     6603153             SBRC    Fairgrounds Mobile Estates                            NAP    NAP         NAP
     55     3476                ORIX    Lyrewood Pointe Apartments                            NAP    NAP         NAP
     56     6604346             SBRC    The Market at Summer Oaks                          55,000    63%       12/31/08
     57     6603590             SBRC    Cambridge Village Apartments                          NAP    NAP         NAP
     58     3510                ORIX    Park Square Court                                  49,773    39%       05/31/09
     59     6603771             SBRC    Princess Anne Marketplace                          11,000    41%       04/30/10
     60     6603263             SBRC    Pinon  Trails Apartments                              NAP    NAP         NAP
     61     9430                 PW     Cayuga Village Mobile Home Park                       NAP    NAP         NAP
     62     6604264             SBRC    500 South Salina Street                            13,167     9%       10/01/02
     63     6603487             SBRC    Kerman Shopping Center                             23,220    23%       08/31/04
     64     7220                 PW     155 West Street                                    19,430    27%       02/28/02
     65     010-00000562        AMCC    Lexington Kmart                                   105,968    100%      12/31/18
     66     010-00000560        AMCC    Niagara Kmart                                     105,512    100%      11/02/23
     67     6603452             SBRC    Beverly Westside                                   14,710    59%       05/31/14
     68     6603174             SBRC    Balboa Palms Apartments                               NAP    NAP         NAP
     69     6603178             SBRC    Tarzana Palms Apartments                              NAP    NAP         NAP
     70     8686                 PW     131 Spring Street                                  20,000    50%       04/02/02
     71     6603021             SBRC    1445 Hempstead Turnpike                            14,028    52%       01/31/14
     72     10142                PW     Jackson Professional                                8,736    23%       08/01/05
     73     6602817             SBRC    Campbell Hill Apartments                              NAP    NAP         NAP
     74     7218                 PW     377 Ballardvale & 315 New Boston Portfolio
     74A    7218A                       377 Ballardvale Street                             46,820    100%      10/30/03
     74B    7218B                       315 New Boston Street                               4,000    32%       06/30/02
     75     6603419             SBRC    Lamar Crossing Shopping Center                     22,560    45%       03/10/09
     76     3710                ORIX    Renner Plaza Office Building                       42,400    100%      11/30/10
     77     10593                PW     Plimpton and Hills Portfolio
     77A    10593A                      114-146 Kings Highway East                         32,423    66%       12/31/15
     77B    10593B                      1 Maxim Road                                       36,750    100%      12/31/15
     78     9133                 PW     4444 West Bristol Road                             42,282    100%      12/31/14
     79     6603491             SBRC    Vacaville Town Center                               5,100    15%       04/28/08
     80     9492                 PW     CVS - Dorchester                                    9,450    100%      01/31/20
     81     10851                PW     RPM Warehouse                                      56,400    47%       05/31/10
     82     9583                 PW     Deere Road Warehouse Buildings                     46,400    23%       07/31/01
     83     6603938             SBRC    411-423 East 114th Street                             NAP    NAP         NAP
     84     10065                PW     SunTrust Centre                                     6,000    21%       04/30/05
     85     010-00000439        AMCC    Lynnwood Business Center                            5,750    28%       06/30/03
     86     010-00000440        AMCC    Quad 95                                             8,847    23%       03/31/06
     87     6603175             SBRC    Independence Court Apartments                         NAP    NAP         NAP
     88     6603020             SBRC    5601 Merrick Road                                  22,020    100%      01/31/14
     89     6603887             SBRC    Pinnacle Warehouse                                 22,500    42%       10/01/09
     90     6603769             SBRC    300 Wildwood Avenue                                20,177    35%       08/31/06
     91     10094                PW     Congress Professional Center III                    9,185    51%       03/31/08
     92     10105                PW     Keystone Building                                  19,263    60%       12/31/00
     93     10939                PW     4621 W. Napoleon                                      NAP    NAP         NAP
     94     10762                PW     Balboa Pointe Apartments                              NAP    NAP         NAP
     95     6603246             SBRC    Spartacus Apartments                                  NAP    NAP         NAP
     96     6604046             SBRC    Storage Depot I                                       NAP    NAP         NAP
     97     6603225             SBRC    Village Place Shopping Center                      22,600    25%       10/31/02
     98     7585                 PW     Burke Village Center                                6,100    21%       01/31/01
     99     6602382             SBRC    Tivoli Square Apartments                              NAP    NAP         NAP

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             SECOND LARGEST TENANT
   ------   -----------        ------   --------------------                             ---------------------
     46     010-00000518        AMCC    National Refractories & Minerals Corporation     NAP
     47     6604369             SBRC    Sorrento Glen                                    Bio Research
     48     6603691             SBRC    Melrose Plaza                                    Eyewatch, Inc.
     49     3288                ORIX    Bayshore Executive Plaza                         Preferred Employers Group
     50     6603952             SBRC    Gates Park Crossing Apartments                   NAP
     51     4459A                PW     Days Inn Fort Wright                             NAP
     52     4459B                PW     Days Inn Frankfort                               NAP
     53     4459C                PW     Days Inn Shepherdsville                          NAP
     54     6603153             SBRC    Fairgrounds Mobile Estates                       NAP
     55     3476                ORIX    Lyrewood Pointe Apartments                       NAP
     56     6604346             SBRC    The Market at Summer Oaks                        Walgreen Drug Store
     57     6603590             SBRC    Cambridge Village Apartments                     NAP
     58     3510                ORIX    Park Square Court                                B.W.B.R. Architects
     59     6603771             SBRC    Princess Anne Marketplace                        The Mattress Venture, L.P.
     60     6603263             SBRC    Pinon Trails Apartments                          NAP
     61     9430                 PW     Cayuga Village Mobile Home Park                  NAP
     62     6604264             SBRC    500 South Salina Street                          Consumer Credit Counseling Servicing
     63     6603487             SBRC    Kerman Shopping Center                           Rite Aid #05853
     64     7220                 PW     155 West Street                                  Sacks & Co
     65     010-00000562        AMCC    Lexington Kmart                                  NAP
     66     010-00000560        AMCC    Niagara Kmart                                    NAP
     67     6603452             SBRC    Beverly Westside                                 Dawn Patrol
     68     6603174             SBRC    Balboa Palms Apartments                          NAP
     69     6603178             SBRC    Tarzana Palms Apartments                         NAP
     70     8686                 PW     131 Spring Street                                St. Vincent's Hospital
     71     6603021             SBRC    1445 Hempstead Turnpike                          Party City Corporation
     72     10142                PW     Jackson Professional                             NAP
     73     6602817             SBRC    Campbell Hill Apartments                         NAP
     74     7218                 PW     377 Ballardvale & 315 New Boston Portfolio
     74A    7218A                       377 Ballardvale Street                           NAP
     74B    7218B                       315 New Boston Street                            Shapex
     75     6603419             SBRC    Lamar Crossing Shopping Center                   Factory Showcase (Traditions)
     76     3710                ORIX    Renner Plaza Office Building                     NAP
     77     10593                PW     Plimpton and Hills Portfolio
     77A    10593A                      114-146 Kings Highway East                       NAP
     77B    10593B                      1 Maxim Road                                     NAP
     78     9133                 PW     4444 West Bristol Road                           NAP
     79     6603491             SBRC    Vacaville Town Center                            Chief Auto Parts
     80     9492                 PW     CVS - Dorchester                                 NAP
     81     10851                PW     RPM Warehouse                                    Mio Plastics, LTD
     82     9583                 PW     Deere Road Warehouse Buildings                   DCM Holding Corp.
     83     6603938             SBRC    411-423 East 114th Street                        NAP
     84     10065                PW     SunTrust Centre                                  NAP
     85     010-00000439        AMCC    Lynnwood Business Center                         ADG Printing
     86     010-00000440        AMCC    Quad 95                                          Fresenius Hemotechnology, Inc.
     87     6603175             SBRC    Independence Court Apartments                    NAP
     88     6603020             SBRC    5601 Merrick Road                                NAP
     89     6603887             SBRC    Pinnacle Warehouse                               Bridge Street Accommodations, Inc.
     90     6603769             SBRC    300 Wildwood Avenue                              Microtime Computer Distribution
     91     10094                PW     Congress Professional Center III                 Arthritis & Rheumatology
     92     10105                PW     Keystone Building                                Children's Hospital
     93     10939                PW     4621 W. Napoleon                                 NAP
     94     10762                PW     Balboa Pointe Apartments                         NAP
     95     6603246             SBRC    Spartacus Apartments                             NAP
     96     6604046             SBRC    Storage Depot I                                  NAP
     97     6603225             SBRC    Village Place Shopping Center                    Scindia Investments
     98     7585                 PW     Burke Village Center                             NAP
     99     6602382             SBRC    Tivoli Square Apartments                         NAP

                          PROPERTY TENANCY INFORMATION

                                                                                                               SECOND
                                                                                                               LARGEST
                                                                                         SECOND     SECOND     TENANT
                              MORTGAGE                                                   LARGEST    LARGEST    LEASE
   CONTROL                      LOAN                                                     TENANT     TENANT    MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                              NRSF       NRSF%      Date
   ------   -----------        ------   --------------------                              ----       -----      ----
     46     010-00000518        AMCC    National Refractories & Minerals Corporation         NAP     NAP         NAP
     47     6604369             SBRC    Sorrento Glen                                      4,982     11%      07/15/04
     48     6603691             SBRC    Melrose Plaza                                      1,783     11%      01/31/04
     49     3288                ORIX    Bayshore Executive Plaza                          12,604     13%      03/31/02
     50     6603952             SBRC    Gates Park Crossing Apartments                       NAP     NAP         NAP
     51     4459A                PW     Days Inn Fort Wright                                 NAP     NAP         NAP
     52     4459B                PW     Days Inn Frankfort                                   NAP     NAP         NAP
     53     4459C                PW     Days Inn Shepherdsville                              NAP     NAP         NAP
     54     6603153             SBRC    Fairgrounds Mobile Estates                           NAP     NAP         NAP
     55     3476                ORIX    Lyrewood Pointe Apartments                           NAP     NAP         NAP
     56     6604346             SBRC    The Market at Summer Oaks                         15,000     17%      03/31/29
     57     6603590             SBRC    Cambridge Village Apartments                         NAP     NAP         NAP
     58     3510                ORIX    Park Square Court                                 24,550     19%      07/31/01
     59     6603771             SBRC    Princess Anne Marketplace                          3,720     14%      04/30/04
     60     6603263             SBRC    Pinon  Trails Apartments                             NAP     NAP         NAP
     61     9430                 PW     Cayuga Village Mobile Home Park                      NAP     NAP         NAP
     62     6604264             SBRC    500 South Salina Street                           12,500     8%       10/01/04
     63     6603487             SBRC    Kerman Shopping Center                            17,640     17%      05/31/05
     64     7220                 PW     155 West Street                                   15,350     21%      02/28/02
     65     010-00000562        AMCC    Lexington Kmart                                      NAP     NAP         NAP
     66     010-00000560        AMCC    Niagara Kmart                                        NAP     NAP         NAP
     67     6603452             SBRC    Beverly Westside                                   2,700     11%      10/31/02
     68     6603174             SBRC    Balboa Palms Apartments                              NAP     NAP         NAP
     69     6603178             SBRC    Tarzana Palms Apartments                             NAP     NAP         NAP
     70     8686                 PW     131 Spring Street                                 10,000     25%      04/01/07
     71     6603021             SBRC    1445 Hempstead Turnpike                            9,300     34%      09/30/07
     72     10142                PW     Jackson Professional                                 NAP     NAP         NAP
     73     6602817             SBRC    Campbell Hill Apartments                             NAP     NAP         NAP
     74     7218                 PW     377 Ballardvale & 315 New Boston Portfolio
     74A    7218A                       377 Ballardvale Street                               NAP     NAP         NAP
     74B    7218B                       315 New Boston Street                              4,000     32%      05/31/02
     75     6603419             SBRC    Lamar Crossing Shopping Center                     8,000     16%      09/15/04
     76     3710                ORIX    Renner Plaza Office Building                         NAP     NAP         NAP
     77     10593                PW     Plimpton and Hills Portfolio
     77A    10593A                      114-146 Kings Highway East                           NAP     NAP         NAP
     77B    10593B                      1 Maxim Road                                         NAP     NAP         NAP
     78     9133                 PW     4444 West Bristol Road                               NAP     NAP         NAP
     79     6603491             SBRC    Vacaville Town Center                              4,800     14%      02/28/01
     80     9492                 PW     CVS - Dorchester                                     NAP     NAP         NAP
     81     10851                PW     RPM Warehouse                                     40,000     33%      04/30/03
     82     9583                 PW     Deere Road Warehouse Buildings                    45,600     23%      06/30/03
     83     6603938             SBRC    411-423 East 114th Street                            NAP     NAP         NAP
     84     10065                PW     SunTrust Centre                                      NAP     NAP         NAP
     85     010-00000439        AMCC    Lynnwood Business Center                           4,094     20%      06/30/02
     86     010-00000440        AMCC    Quad 95                                            6,916     18%      12/31/09
     87     6603175             SBRC    Independence Court Apartments                        NAP     NAP         NAP
     88     6603020             SBRC    5601 Merrick Road                                    NAP     NAP         NAP
     89     6603887             SBRC    Pinnacle Warehouse                                18,000     33%      05/15/09
     90     6603769             SBRC    300 Wildwood Avenue                               14,066     25%      06/30/03
     91     10094                PW     Congress Professional Center III                   4,545     25%      12/31/07
     92     10105                PW     Keystone Building                                  7,088     22%      02/15/01
     93     10939                PW     4621 W. Napoleon                                     NAP     NAP         NAP
     94     10762                PW     Balboa Pointe Apartments                             NAP     NAP         NAP
     95     6603246             SBRC    Spartacus Apartments                                 NAP     NAP         NAP
     96     6604046             SBRC    Storage Depot I                                      NAP     NAP         NAP
     97     6603225             SBRC    Village Place Shopping Center                     22,519     25%      01/31/08
     98     7585                 PW     Burke Village Center                                 NAP     NAP         NAP
     99     6602382             SBRC    Tivoli Square Apartments                             NAP     NAP         NAP

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE                                                                 OCCUPANCY
   CONTROL                      LOAN                                                     OCCUPANCY        AS
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             PERCENTAGE     OF DATE
   ------   -----------        ------   --------------------                             ----------     -------
     100    010-00000579        AMCC    Foothills Village Centre                            100%        05/31/00
     101    6604473             SBRC    McBee Apartments                                    90%         01/04/00
     102    6603238             SBRC    Golden Sands Apartments                             96%         12/31/99
     103    9925                 PW     Eckerds - Gloversville                              100%        07/27/99
     104    010-00000535        AMCC    Dover Crossing Shopping Center                      95%         05/31/00
     105    010-00000466        AMCC    Plainville Crossing                                 96%         12/31/99
     106    010-00000596        AMCC    Staples - Lawton                                    100%        04/14/00
     107    6603149             SBRC    Boardwalk at Marina Bay                             100%        05/10/00
     108    010-00000450        AMCC    Kalevala Village Apartments                         97%         12/31/99
     109    10003                PW     CVS - Murfreesboro                                  100%        05/30/99
     110    7592                 PW     La Quinta Gardens                                   98%         12/01/99
     111    7042                 PW     Urban Outfitters Ann Arbor                          100%        05/15/00
     112    010-00000570        AMCC    Kolstad Great Dane Warehouse                        100%        02/01/00
     113    8988                 PW     South Meadows                                       79%         09/30/99
     114    010-00000537        AMCC    Pederson-Krag Center Building                       100%        01/01/00
     115    6603511             SBRC    Crosstown Self Storage                              76%         09/30/99
     116    9998                 PW     Esquire Apartments                                  96%         12/31/99
     117    010-00000569        AMCC    Rigid Building Systems                              100%        01/01/00
     118    8574                 PW     Falcon Cove Apartments                              98%         10/29/99
     119    3379                ORIX    CountryHouse Residences                             97%         03/31/00
     120    6602692             SBRC    One Centennial Drive                                100%        12/29/99
     121    6602379             SBRC    Diplomat Apartments                                 100%        12/31/99
     122    10193                PW     Avenue J Warehouse                                  92%         01/01/00
     123    010-00000257        AMCC    Kiely Plaza Shopping Center                         100%        02/01/00
     124    3753                ORIX    Miami Gardens Office Center                         100%        03/24/00
     125    8696                 PW     Texas Tech Office Building                          100%        09/01/99
     126    010-00000520        AMCC    The Village Apartments                              94%         12/31/99
     127    10117                PW     Des Moines Apartments Portfolio
    127A    10117A                      Capital Hills Apartments                            100%        12/17/99
    127B    10117B                      Lyon Manor Apartments                               94%         12/17/99
    127C    10117C                      Silhouette Apartments                               100%        12/17/99
     128    10611                PW     69-75 Lehigh Avenue                                 100%        04/19/00
     129    010-00000581        AMCC    Henderson Building                                  100%        04/30/00
     130    010-00000188        AMCC    Park Plaza                                          100%        02/28/00
     131    8951                 PW     North Park Industrial                               100%        12/23/99
     132    9381                 PW     Midwood Medical Center                              100%        07/01/99
     133    020-00000037        AMCC    Southcenter Strip Retail Center                     100%        04/27/00
     134    010-00000498        AMCC    Fair Oaks Office/Retail Building                    100%        03/07/00
     135    010-00000464        AMCC    Southview Apartments                                85%         03/01/00
     136    6602380             SBRC    Monaco Apartments                                   98%         12/31/99
     137    010-00000386        AMCC    Hafner Court Apartments                             99%         03/31/00
     138    010-00000543        AMCC    Loma Vista Center                                   100%        03/14/00
     139    010-00000490        AMCC    Carroll Road Warehouse                              100%        01/13/00
     140    010-00000401        AMCC    Sandalwood Apartments                               94%         04/30/00
     142    6603541             SBRC    Bonhampton Corners                                  100%        03/01/00
     143    010-00000281        AMCC    Greenway Village Shopping Center                    100%        01/01/00
     144    9165                 PW     Jupiter Corporate Center                            95%         01/08/00
     145    010-00000504        AMCC    Banneker Building                                   100%        03/03/00
     146    010-00000333        AMCC    3975 Landmark Street                                100%        12/31/99





                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             LARGEST TENANT
   ------   -----------        ------   --------------------                             --------------
     100    010-00000579        AMCC    Foothills Village Centre                         Chandler Medical Center
     101    6604473             SBRC    McBee Apartments                                 NAP
     102    6603238             SBRC    Golden Sands Apartments                          NAP
     103    9925                 PW     Eckerds - Gloversville                           Fay's Incorporated
     104    010-00000535        AMCC    Dover Crossing Shopping Center                   Fashion Bug
     105    010-00000466        AMCC    Plainville Crossing                              Brooks Pharmacy
     106    010-00000596        AMCC    Staples - Lawton                                 Staples, Inc.
     107    6603149             SBRC    Boardwalk at Marina Bay                          Amelias
     108    010-00000450        AMCC    Kalevala Village Apartments                      NAP
     109    10003                PW     CVS - Murfreesboro                               CVS/Hook SupeRx, Inc.
     110    7592                 PW     La Quinta Gardens                                NAP
     111    7042                 PW     Urban Outfitters Ann Arbor                       Urban Outfitters
     112    010-00000570        AMCC    Kolstad Great Dane Warehouse                     Kolstad-Great Dane
     113    8988                 PW     South Meadows                                    NAP
     114    010-00000537        AMCC    Pederson-Krag Center Building                    Pederson-Krag Center
     115    6603511             SBRC    Crosstown Self Storage                           NAP
     116    9998                 PW     Esquire Apartments                               NAP
     117    010-00000569        AMCC    Rigid Building Systems                           Rigid Building Systems, Ltd.
     118    8574                 PW     Falcon Cove Apartments                           NAP
     119    3379                ORIX    CountryHouse Residences                          NAP
     120    6602692             SBRC    One Centennial Drive                             Security Source
     121    6602379             SBRC    Diplomat Apartments                              NAP
     122    10193                PW     Avenue J Warehouse                               PWS Foods, Inc.
     123    010-00000257        AMCC    Kiely Plaza Shopping Center                      Kiely Market
     124    3753                ORIX    Miami Gardens Office Center                      AFSCME Florida
     125    8696                 PW     Texas Tech Office Building                       Texas Tech
     126    010-00000520        AMCC    The Village Apartments                           NAP
     127    10117                PW     Des Moines Apartments Portfolio
    127A    10117A                      Capital Hills Apartments                         NAP
    127B    10117B                      Lyon Manor Apartments                            NAP
    127C    10117C                      Silhouette Apartments                            NAP
     128    10611                PW     69-75 Lehigh Avenue                              Cosmetic Manufacturing Resources, LLC
     129    010-00000581        AMCC    Henderson Building                               Baldwin Resource
     130    010-00000188        AMCC    Park Plaza                                       Social Security Administration
     131    8951                 PW     North Park Industrial                            Source 4
     132    9381                 PW     Midwood Medical Center                           Midwood Chayim Aruchim
     133    020-00000037        AMCC    Southcenter Strip Retail Center                  Silver Platters
     134    010-00000498        AMCC    Fair Oaks Office/Retail Building                 Louise's Trattoria, Inc
     135    010-00000464        AMCC    Southview Apartments                             NAP
     136    6602380             SBRC    Monaco Apartments                                NAP
     137    010-00000386        AMCC    Hafner Court Apartments                          NAP
     138    010-00000543        AMCC    Loma Vista Center                                Jose Rosa Arrendondo
     139    010-00000490        AMCC    Carroll Road Warehouse                           Pardee Construction Company
     140    010-00000401        AMCC    Sandalwood Apartments                            NAP
     142    6603541             SBRC    Bonhampton Corners                               NJ Dept. of Human Services
     143    010-00000281        AMCC    Greenway Village Shopping Center                 AT&T
     144    9165                 PW     Jupiter Corporate Center                         Innova Health Inc.
     145    010-00000504        AMCC    Banneker Building                                Costello Construction, Inc
     146    010-00000333        AMCC    3975 Landmark Street                             Interstate Brands Corp.



                                                                                                               LARGEST
                                                                                                               TENANT
                              MORTGAGE                                                   LARGEST   LARGEST     LEASE
   CONTROL                      LOAN                                                     TENANT    TENANT     MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             NRSF      NRSF%        DATE
   ------   -----------        ------   --------------------                             ----      -----        ----
     100    010-00000579        AMCC    Foothills Village Centre                           3,332    14%       01/07/01
     101    6604473             SBRC    McBee Apartments                                     NAP    NAP         NAP
     102    6603238             SBRC    Golden Sands Apartments                              NAP    NAP         NAP
     103    9925                 PW     Eckerds - Gloversville                            10,908    100%      07/26/19
     104    010-00000535        AMCC    Dover Crossing Shopping Center                     7,125    25%       03/31/04
     105    010-00000466        AMCC    Plainville Crossing                               12,848    28%       06/08/08
     106    010-00000596        AMCC    Staples - Lawton                                  24,049    100%      10/31/14
     107    6603149             SBRC    Boardwalk at Marina Bay                            6,547    17%       03/02/09
     108    010-00000450        AMCC    Kalevala Village Apartments                          NAP    NAP         NAP
     109    10003                PW     CVS - Murfreesboro                                10,195    100%      01/01/20
     110    7592                 PW     La Quinta Gardens                                    NAP    NAP         NAP
     111    7042                 PW     Urban Outfitters Ann Arbor                        11,650    51%       02/28/03
     112    010-00000570        AMCC    Kolstad Great Dane Warehouse                      50,160    100%      09/30/09
     113    8988                 PW     South Meadows                                        NAP    NAP         NAP
     114    010-00000537        AMCC    Pederson-Krag Center Building                     29,251    100%      07/31/09
     115    6603511             SBRC    Crosstown Self Storage                               NAP    NAP         NAP
     116    9998                 PW     Esquire Apartments                                   NAP    NAP         NAP
     117    010-00000569        AMCC    Rigid Building Systems                           101,990    100%      12/31/15
     118    8574                 PW     Falcon Cove Apartments                               NAP    NAP         NAP
     119    3379                ORIX    CountryHouse Residences                              NAP    NAP         NAP
     120    6602692             SBRC    One Centennial Drive                              48,880    92%       03/31/03
     121    6602379             SBRC    Diplomat Apartments                                  NAP    NAP         NAP
     122    10193                PW     Avenue J Warehouse                                40,000    67%       12/31/03
     123    010-00000257        AMCC    Kiely Plaza Shopping Center                        3,100    13%       12/31/07
     124    3753                ORIX    Miami Gardens Office Center                        5,728    13%       10/31/03
     125    8696                 PW     Texas Tech Office Building                        30,052    100%      08/31/04
     126    010-00000520        AMCC    The Village Apartments                               NAP    NAP         NAP
     127    10117                PW     Des Moines Apartments Portfolio
    127A    10117A                      Capital Hills Apartments                             NAP    NAP         NAP
    127B    10117B                      Lyon Manor Apartments                                NAP    NAP         NAP
    127C    10117C                      Silhouette Apartments                                NAP    NAP         NAP
     128    10611                PW     69-75 Lehigh Avenue                               67,775    100%      04/30/20
     129    010-00000581        AMCC    Henderson Building                                 6,183    50%       11/30/04
     130    010-00000188        AMCC    Park Plaza                                         6,982    20%       07/31/02
     131    8951                 PW     North Park Industrial                             20,250    60%       02/28/04
     132    9381                 PW     Midwood Medical Center                             5,500    29%       06/30/03
     133    020-00000037        AMCC    Southcenter Strip Retail Center                    9,586    39%       03/31/02
     134    010-00000498        AMCC    Fair Oaks Office/Retail Building                   4,696    43%       01/31/10
     135    010-00000464        AMCC    Southview Apartments                                 NAP    NAP         NAP
     136    6602380             SBRC    Monaco Apartments                                    NAP    NAP         NAP
     137    010-00000386        AMCC    Hafner Court Apartments                              NAP    NAP         NAP
     138    010-00000543        AMCC    Loma Vista Center                                  3,618    14%       04/30/02
     139    010-00000490        AMCC    Carroll Road Warehouse                            17,992    40%       04/30/03
     140    010-00000401        AMCC    Sandalwood Apartments                                NAP    NAP         NAP
     142    6603541             SBRC    Bonhampton Corners                                 5,738    16%         MTM
     143    010-00000281        AMCC    Greenway Village Shopping Center                   4,400    13%       09/30/04
     144    9165                 PW     Jupiter Corporate Center                           5,371    25%       05/31/01
     145    010-00000504        AMCC    Banneker Building                                  4,075    20%       01/31/01
     146    010-00000333        AMCC    3975 Landmark Street                              14,000    43%       04/30/02





                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                          SECOND LARGEST TENANT
   ------   -----------        ------   --------------------                          ---------------------
     100    010-00000579        AMCC    Foothills Village Centre                      YMCA
     101    6604473             SBRC    McBee Apartments                              NAP
     102    6603238             SBRC    Golden Sands Apartments                       NAP
     103    9925                 PW     Eckerds - Gloversville                        NAP
     104    010-00000535        AMCC    Dover Crossing Shopping Center                China King
     105    010-00000466        AMCC    Plainville Crossing                           Family Dollar
     106    010-00000596        AMCC    Staples - Lawton                              NAP
     107    6603149             SBRC    Boardwalk at Marina Bay                       Hot Water
     108    010-00000450        AMCC    Kalevala Village Apartments                   NAP
     109    10003                PW     CVS - Murfreesboro                            NAP
     110    7592                 PW     La Quinta Gardens                             NAP
     111    7042                 PW     Urban Outfitters Ann Arbor                    State Theater
     112    010-00000570        AMCC    Kolstad Great Dane Warehouse                  NAP
     113    8988                 PW     South Meadows                                 NAP
     114    010-00000537        AMCC    Pederson-Krag Center Building                 NAP
     115    6603511             SBRC    Crosstown Self Storage                        NAP
     116    9998                 PW     Esquire Apartments                            NAP
     117    010-00000569        AMCC    Rigid Building Systems                        NAP
     118    8574                 PW     Falcon Cove Apartments                        NAP
     119    3379                ORIX    CountryHouse Residences                       NAP
     120    6602692             SBRC    One Centennial Drive                          Children's Discovery Center
     121    6602379             SBRC    Diplomat Apartments                           NAP
     122    10193                PW     Avenue J Warehouse                            Armstrong Carpet & Tile
     123    010-00000257        AMCC    Kiely Plaza Shopping Center                   Korean BBQ
     124    3753                ORIX    Miami Gardens Office Center                   Caribbean Parking Systems, Inc.
     125    8696                 PW     Texas Tech Office Building                    NAP
     126    010-00000520        AMCC    The Village Apartments                        NAP
     127    10117                PW     Des Moines Apartments Portfolio
    127A    10117A                      Capital Hills Apartments                      NAP
    127B    10117B                      Lyon Manor Apartments                         NAP
    127C    10117C                      Silhouette Apartments                         NAP
     128    10611                PW     69-75 Lehigh Avenue                           NAP
     129    010-00000581        AMCC    Henderson Building                            Transportation Planning & Engineering, Inc.
     130    010-00000188        AMCC    Park Plaza                                    Lanferman, Fisher, Hashimoto
     131    8951                 PW     North Park Industrial                         NAP
     132    9381                 PW     Midwood Medical Center                        NAP
     133    020-00000037        AMCC    Southcenter Strip Retail Center               Men's Warehouse
     134    010-00000498        AMCC    Fair Oaks Office/Retail Building              Coyote Moon Picture Company
     135    010-00000464        AMCC    Southview Apartments                          NAP
     136    6602380             SBRC    Monaco Apartments                             NAP
     137    010-00000386        AMCC    Hafner Court Apartments                       NAP
     138    010-00000543        AMCC    Loma Vista Center                             98c Store
     139    010-00000490        AMCC    Carroll Road Warehouse                        Culligan Water Conditioning of San Diego, Inc.
     140    010-00000401        AMCC    Sandalwood Apartments                         NAP
     142    6603541             SBRC    Bonhampton Corners                            Interim Healthcare
     143    010-00000281        AMCC    Greenway Village Shopping Center              Redbud Physical Therapy
     144    9165                 PW     Jupiter Corporate Center                      NAP
     145    010-00000504        AMCC    Banneker Building                             B2B Communications
     146    010-00000333        AMCC    3975 Landmark Street                          Impulse Merchandisers


                                                                                                                SECOND
                                                                                                                LARGEST
                                                                                          SECOND     SECOND     TENANT
                              MORTGAGE                                                    LARGEST    LARGEST    LEASE
   CONTROL                      LOAN                                                      TENANT     TENANT    MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                               NRSF       NRSF%      Date
   ------   -----------        ------   --------------------                               ----       -----      ----
     100    010-00000579        AMCC    Foothills Village Centre                            3,028     13%      08/31/02
     101    6604473             SBRC    McBee Apartments                                      NAP     NAP         NAP
     102    6603238             SBRC    Golden Sands Apartments                               NAP     NAP         NAP
     103    9925                 PW     Eckerds - Gloversville                                NAP     NAP         NAP
     104    010-00000535        AMCC    Dover Crossing Shopping Center                      4,376     15%      07/31/07
     105    010-00000466        AMCC    Plainville Crossing                                 7,250     16%      12/31/03
     106    010-00000596        AMCC    Staples - Lawton                                      NAP     NAP         NAP
     107    6603149             SBRC    Boardwalk at Marina Bay                             4,200     11%      01/31/04
     108    010-00000450        AMCC    Kalevala Village Apartments                           NAP     NAP         NAP
     109    10003                PW     CVS - Murfreesboro                                    NAP     NAP         NAP
     110    7592                 PW     La Quinta Gardens                                     NAP     NAP         NAP
     111    7042                 PW     Urban Outfitters Ann Arbor                         11,000     49%      01/31/09
     112    010-00000570        AMCC    Kolstad Great Dane Warehouse                          NAP     NAP         NAP
     113    8988                 PW     South Meadows                                         NAP     NAP         NAP
     114    010-00000537        AMCC    Pederson-Krag Center Building                         NAP     NAP         NAP
     115    6603511             SBRC    Crosstown Self Storage                                NAP     NAP         NAP
     116    9998                 PW     Esquire Apartments                                    NAP     NAP         NAP
     117    010-00000569        AMCC    Rigid Building Systems                                NAP     NAP         NAP
     118    8574                 PW     Falcon Cove Apartments                                NAP     NAP         NAP
     119    3379                ORIX    CountryHouse Residences                               NAP     NAP         NAP
     120    6602692             SBRC    One Centennial Drive                                4,200     8%       01/31/02
     121    6602379             SBRC    Diplomat Apartments                                   NAP     NAP         NAP
     122    10193                PW     Avenue J Warehouse                                 15,000     25%      10/31/02
     123    010-00000257        AMCC    Kiely Plaza Shopping Center                         3,019     13%      07/31/05
     124    3753                ORIX    Miami Gardens Office Center                         3,531     8%       03/31/03
     125    8696                 PW     Texas Tech Office Building                            NAP     NAP         NAP
     126    010-00000520        AMCC    The Village Apartments                                NAP     NAP         NAP
     127    10117                PW     Des Moines Apartments Portfolio
    127A    10117A                      Capital Hills Apartments                              NAP     NAP         NAP
    127B    10117B                      Lyon Manor Apartments                                 NAP     NAP         NAP
    127C    10117C                      Silhouette Apartments                                 NAP     NAP         NAP
     128    10611                PW     69-75 Lehigh Avenue                                   NAP     NAP         NAP
     129    010-00000581        AMCC    Henderson Building                                  4,000     32%      02/28/05
     130    010-00000188        AMCC    Park Plaza                                          6,258     18%      03/31/01
     131    8951                 PW     North Park Industrial                                 NAP     NAP         NAP
     132    9381                 PW     Midwood Medical Center                                NAP     NAP         NAP
     133    020-00000037        AMCC    Southcenter Strip Retail Center                     7,008     29%      09/30/05
     134    010-00000498        AMCC    Fair Oaks Office/Retail Building                    1,641     15%      10/31/00
     135    010-00000464        AMCC    Southview Apartments                                  NAP     NAP         NAP
     136    6602380             SBRC    Monaco Apartments                                     NAP     NAP         NAP
     137    010-00000386        AMCC    Hafner Court Apartments                               NAP     NAP         NAP
     138    010-00000543        AMCC    Loma Vista Center                                   3,384     13%      01/31/04
     139    010-00000490        AMCC    Carroll Road Warehouse                             17,954     40%      04/30/03
     140    010-00000401        AMCC    Sandalwood Apartments                                 NAP     NAP         NAP
     142    6603541             SBRC    Bonhampton Corners                                  3,996     11%      05/31/03
     143    010-00000281        AMCC    Greenway Village Shopping Center                    4,344     13%      09/30/03
     144    9165                 PW     Jupiter Corporate Center                              NAP     NAP         NAP
     145    010-00000504        AMCC    Banneker Building                                   3,506     17%      01/17/01
     146    010-00000333        AMCC    3975 Landmark Street                                6,480     20%      05/31/01

                          PROPERTY TENANCY INFORMATION




                              MORTGAGE                                                                 OCCUPANCY
   CONTROL                      LOAN                                                     OCCUPANCY        AS
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             PERCENTAGE     OF DATE
   ------   -----------        ------   --------------------                             ----------     -------
     147    9809                 PW     Carrington Heights & Plaza Apts  Portfolio
    147A    9809A                       Carrington Heights Apartments                       90%         12/31/99
    147B    9809B                       Plaza Apartments                                    96%         12/31/99
     148    010-00000370        AMCC    88 Sunnyside Building                               100%        03/15/00
     149    10326                PW     Pond Street & North Court Apts. Portfolio
    149A    10326A                      Pond Street Apartments                              100%        01/01/00
    149B    10326B                      North Court Apartments                              96%         01/01/00
     150    010-00000452        AMCC    Plaza Northwest Shopping Center                     96%         05/26/00
     151    7368                 PW     Paradise Palm Mobile Home Park                      100%        03/31/00
     152    020-00000043        AMCC    Kennewick Square                                    96%         04/30/00
     153    010-00000311        AMCC    Party City                                          100%        02/29/00
     154    010-00000308        AMCC    Blue Devils Building                                100%        02/28/00
     155    020-00000054        AMCC    Schuck's Retail Center                              100%        03/07/00
     156    010-00000550        AMCC    Northwood Estates                                   95%         04/05/00
     157    010-00000280        AMCC    Miramar Commerce Center                             99%         03/01/00
     158    010-00000462        AMCC    South Bay Industrial                                100%        04/13/00
     159    010-00000378        AMCC    Bloomfield Center                                   100%        06/05/00
     160    020-00000064        AMCC    Park Willow Apartments                              98%         05/10/00
     161    020-00000022        AMCC    Belmond Center                                      100%        12/01/99
     162    010-00000446        AMCC    Riverwood Apartments                                100%        06/01/00
     163    9792                 PW     85 Second Avenue                                    100%        10/18/99
     164    020-00000034        AMCC    PGE Buildings                                       100%        04/04/00
     165    010-00000312        AMCC    Carroll Canyon Road Industrial Condos               100%        01/31/00
     166    010-00000429        AMCC    Myrex Manufacturing Plant & Corporate Offices       100%        01/06/00
     167    9370                 PW     St. James Apartments                                100%        12/06/99
     168    010-00000484        AMCC    Walnut Creek Shopping Center                        100%        01/16/00
     169    010-00000465        AMCC    Quail Hollow Mini Storage                           100%        03/21/00
     170    9835                 PW     CVS - Lowell                                        100%        01/10/00
     171    010-00000350        AMCC    Freeway Industries Center                           100%        03/01/00
     172    020-00000051        AMCC    AT&T Building                                       100%        03/02/00
     173    010-00000275        AMCC    PBR III                                             100%        01/18/00
     174    10809                PW     Ivory Garden Apartments                             100%        02/29/00
     175    010-00000266        AMCC    Knoxville Square                                    100%        01/01/00
     176    6603177             SBRC    Parthenia Garden Apartments                         95%         10/31/99
     177    010-00000349        AMCC    Larkfield Road Office Building                      86%         03/16/00
     178    010-00000528        AMCC    Kings Kourt Apartments                              93%         12/01/99
     179    020-00000036        AMCC    Philomath Self-Storage                              84%         03/15/00
     180    010-00000398        AMCC    Aztec Building                                      100%        05/31/00
     181    010-00000279        AMCC    Stone Mountain Carpet Mill Outlet                   100%        01/27/00
     182    7221                 PW     10 Jewel Drive                                      100%        08/09/99
     183    010-00000258        AMCC    Williams Road Office Building                       100%        02/18/00
     184    010-00000267        AMCC    Wheeling Service Center                             99%         04/01/00
     185    010-00000447        AMCC    650 New Road Office Building                        100%        03/13/00
     186    9369                 PW     Pine Street Apartments                              100%        08/31/99
     187    010-00000385        AMCC    The Certex Building                                 100%        03/03/00
     188    010-00000461        AMCC    Pheasant Run Shopping Center                        100%        02/23/00
     189    010-00000331        AMCC    Runnin' Rebel Plaza                                 96%         12/31/99
     190    010-00000473        AMCC    Vic Huber Photography Building                      100%        04/26/00
     191    010-00000434        AMCC    Hollywood Video-Westland                            100%        03/30/00
     192    9510                 PW     Reading Business Center                             97%         04/11/00
     193    010-00000463        AMCC    National Die & Button Mould Company                 100%        05/10/00
     194    010-00000371        AMCC    Metropolitan Square Shopping Center                 100%        02/16/00


                          PROPERTY TENANCY INFORMATION




                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             LARGEST TENANT
   ------   -----------        ------   --------------------                             --------------
     147    9809                 PW     Carrington Heights & Plaza Apts  Portfolio
    147A    9809A                       Carrington Heights Apartments                    NAP
    147B    9809B                       Plaza Apartments                                 NAP
     148    010-00000370        AMCC    88 Sunnyside Building                            Joe Wyllie & Associates, Inc
     149    10326                PW     Pond Street & North Court Apts. Portfolio
    149A    10326A                      Pond Street Apartments                           NAP
    149B    10326B                      North Court Apartments                           NAP
     150    010-00000452        AMCC    Plaza Northwest Shopping Center                  Pink E's
     151    7368                 PW     Paradise Palm Mobile Home Park                   NAP
     152    020-00000043        AMCC    Kennewick Square                                 Lutheran Social Services
     153    010-00000311        AMCC    Party City                                       Party City
     154    010-00000308        AMCC    Blue Devils Building                             The Blue Devils Parents Association
     155    020-00000054        AMCC    Schuck's Retail Center                           CSK Auto, Inc
     156    010-00000550        AMCC    Northwood Estates                                NAP
     157    010-00000280        AMCC    Miramar Commerce Center                          Vintage Wines
     158    010-00000462        AMCC    South Bay Industrial                             Master Machine
     159    010-00000378        AMCC    Bloomfield Center                                Kellett Construction Co.
     160    020-00000064        AMCC    Park Willow Apartments                           NAP
     161    020-00000022        AMCC    Belmond Center                                   Bellevue Transmission
     162    010-00000446        AMCC    Riverwood Apartments                             NAP
     163    9792                 PW     85 Second Avenue                                 Sin-Sin Restaurant
     164    020-00000034        AMCC    PGE Buildings                                    Portland General Electric (PGE)
     165    010-00000312        AMCC    Carroll Canyon Road Industrial Condos            RV Specialists, Inc.
     166    010-00000429        AMCC    Myrex Manufacturing Plant & Corporate Offices    MIL, Ltd.
     167    9370                 PW     St. James Apartments                             NAP
     168    010-00000484        AMCC    Walnut Creek Shopping Center                     Art/Frame Factory
     169    010-00000465        AMCC    Quail Hollow Mini Storage                        NAP
     170    9835                 PW     CVS - Lowell                                     CVS
     171    010-00000350        AMCC    Freeway Industries Center                        California Pump & Supply
     172    020-00000051        AMCC    AT&T Building                                    AT&T Wireless Services of Washington, Inc.
     173    010-00000275        AMCC    PBR III                                          Valley Detroit Diesel
     174    10809                PW     Ivory Garden Apartments                          NAP
     175    010-00000266        AMCC    Knoxville Square                                 Hollywood Video
     176    6603177             SBRC    Parthenia Garden Apartments                      NAP
     177    010-00000349        AMCC    Larkfield Road Office Building                   Vengroff, Williams & Associates
     178    010-00000528        AMCC    Kings Kourt Apartments                           NAP
     179    020-00000036        AMCC    Philomath Self-Storage                           NAP
     180    010-00000398        AMCC    Aztec Building                                   PPEP
     181    010-00000279        AMCC    Stone Mountain Carpet Mill Outlet                Stone Mountain Carpet Outlet of Albuquerque
     182    7221                 PW     10 Jewel Drive                                   Capital Carpet Specialists
     183    010-00000258        AMCC    Williams Road Office Building                    Rivkin Corp.
     184    010-00000267        AMCC    Wheeling Service Center                          Valley Cart
     185    010-00000447        AMCC    650 New Road Office Building                     Land America Financial Group
     186    9369                 PW     Pine Street Apartments                           NAP
     187    010-00000385        AMCC    The Certex Building                              The Certex Co., Inc.
     188    010-00000461        AMCC    Pheasant Run Shopping Center                     Deli & Bakery, Inc.
     189    010-00000331        AMCC    Runnin' Rebel Plaza                              Tom & Jerry's Grub & Pub
     190    010-00000473        AMCC    Vic Huber Photography Building                   Vic Huber Photography
     191    010-00000434        AMCC    Hollywood Video-Westland                         Hollywood Video
     192    9510                 PW     Reading Business Center                          CES, Inc.
     193    010-00000463        AMCC    National Die & Button Mould Company              LMK Plating, Inc
     194    010-00000371        AMCC    Metropolitan Square Shopping Center              Pierre's


                          PROPERTY TENANCY INFORMATION


                                                                                                               LARGEST
                                                                                                               TENANT
                              MORTGAGE                                                   LARGEST   LARGEST     LEASE
   CONTROL                      LOAN                                                     TENANT    TENANT     MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             NRSF      NRSF%        DATE
   ------   -----------        ------   --------------------                             ----      -----        ----
     147    9809                 PW     Carrington Heights & Plaza Apts  Portfolio
    147A    9809A                       Carrington Heights Apartments                        NAP    NAP         NAP
    147B    9809B                       Plaza Apartments                                     NAP    NAP         NAP
     148    010-00000370        AMCC    88 Sunnyside Building                              4,949    19%       01/31/05
     149    10326                PW     Pond Street & North Court Apts. Portfolio
    149A    10326A                      Pond Street Apartments                               NAP    NAP         NAP
    149B    10326B                      North Court Apartments                               NAP    NAP         NAP
     150    010-00000452        AMCC    Plaza Northwest Shopping Center                   14,066    51%       09/30/01
     151    7368                 PW     Paradise Palm Mobile Home Park                       NAP    NAP         NAP
     152    020-00000043        AMCC    Kennewick Square                                   9,165    32%       03/31/05
     153    010-00000311        AMCC    Party City                                        12,000    100%      09/30/07
     154    010-00000308        AMCC    Blue Devils Building                              22,500    100%      10/31/04
     155    020-00000054        AMCC    Schuck's Retail Center                             8,125    69%       07/31/13
     156    010-00000550        AMCC    Northwood Estates                                    NAP    NAP         NAP
     157    010-00000280        AMCC    Miramar Commerce Center                            5,728    15%       09/09/04
     158    010-00000462        AMCC    South Bay Industrial                              23,455    70%       01/17/04
     159    010-00000378        AMCC    Bloomfield Center                                  3,570    24%       11/01/03
     160    020-00000064        AMCC    Park Willow Apartments                               NAP    NAP         NAP
     161    020-00000022        AMCC    Belmond Center                                     4,776    19%       04/30/01
     162    010-00000446        AMCC    Riverwood Apartments                                 NAP    NAP         NAP
     163    9792                 PW     85 Second Avenue                                   2,565    100%      04/01/09
     164    020-00000034        AMCC    PGE Buildings                                     27,560    84%       03/31/03
     165    010-00000312        AMCC    Carroll Canyon Road Industrial Condos              9,260    34%       03/31/01
     166    010-00000429        AMCC    Myrex Manufacturing Plant & Corporate Offices     80,751    100%      10/31/08
     167    9370                 PW     St. James Apartments                                 NAP    NAP         NAP
     168    010-00000484        AMCC    Walnut Creek Shopping Center                       2,078    20%       12/31/03
     169    010-00000465        AMCC    Quail Hollow Mini Storage                            NAP    NAP         NAP
     170    9835                 PW     CVS - Lowell                                       8,655    99%       01/31/06
     171    010-00000350        AMCC    Freeway Industries Center                         11,200    21%       11/30/02
     172    020-00000051        AMCC    AT&T Building                                     30,697    100%      05/31/07
     173    010-00000275        AMCC    PBR III                                           21,747    66%       08/01/03
     174    10809                PW     Ivory Garden Apartments                              NAP    NAP         NAP
     175    010-00000266        AMCC    Knoxville Square                                   7,202    71%       10/29/07
     176    6603177             SBRC    Parthenia Garden Apartments                          NAP    NAP         NAP
     177    010-00000349        AMCC    Larkfield Road Office Building                     4,750    25%       01/31/02
     178    010-00000528        AMCC    Kings Kourt Apartments                               NAP    NAP         NAP
     179    020-00000036        AMCC    Philomath Self-Storage                               NAP    NAP         NAP
     180    010-00000398        AMCC    Aztec Building                                     6,080    20%       02/28/01
     181    010-00000279        AMCC    Stone Mountain Carpet Mill Outlet                 16,290    53%       08/31/03
     182    7221                 PW     10 Jewel Drive                                    13,100    53%       04/30/03
     183    010-00000258        AMCC    Williams Road Office Building                      4,900    51%       07/31/00
     184    010-00000267        AMCC    Wheeling Service Center                            5,400     4%         MTM
     185    010-00000447        AMCC    650 New Road Office Building                       4,290    42%       01/31/03
     186    9369                 PW     Pine Street Apartments                               NAP    NAP         NAP
     187    010-00000385        AMCC    The Certex Building                               20,198    100%      06/14/08
     188    010-00000461        AMCC    Pheasant Run Shopping Center                       2,617    13%       08/15/03
     189    010-00000331        AMCC    Runnin' Rebel Plaza                                9,600    34%       03/31/03
     190    010-00000473        AMCC    Vic Huber Photography Building                    13,585    100%      05/31/11
     191    010-00000434        AMCC    Hollywood Video-Westland                           7,500    100%      08/31/07
     192    9510                 PW     Reading Business Center                           18,000    30%       01/14/02
     193    010-00000463        AMCC    National Die & Button Mould Company               25,752    100%      06/01/11
     194    010-00000371        AMCC    Metropolitan Square Shopping Center                5,594    18%       12/31/99


                          PROPERTY TENANCY INFORMATION




                              MORTGAGE
   CONTROL                      LOAN
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                             SECOND LARGEST TENANT
   ------   -----------        ------   --------------------                             ---------------------
     147    9809                 PW     Carrington Heights & Plaza Apts  Portfolio
    147A    9809A                       Carrington Heights Apartments                    NAP
    147B    9809B                       Plaza Apartments                                 NAP
     148    010-00000370        AMCC    88 Sunnyside Building                            Berger, Lehman Associates, P.C.
     149    10326                PW     Pond Street & North Court Apts. Portfolio
    149A    10326A                      Pond Street Apartments                           NAP
    149B    10326B                      North Court Apartments                           NAP
     150    010-00000452        AMCC    Plaza Northwest Shopping Center                  Westminster Liquors
     151    7368                 PW     Paradise Palm Mobile Home Park                   NAP
     152    020-00000043        AMCC    Kennewick Square                                 John Bay (La Comida)
     153    010-00000311        AMCC    Party City                                       NAP
     154    010-00000308        AMCC    Blue Devils Building                             NAP
     155    020-00000054        AMCC    Schuck's Retail Center                           Kerron Corporation
     156    010-00000550        AMCC    Northwood Estates                                NAP
     157    010-00000280        AMCC    Miramar Commerce Center                          Aux Delices, Inc
     158    010-00000462        AMCC    South Bay Industrial                             Tortilleria Santa Fe
     159    010-00000378        AMCC    Bloomfield Center                                Douglas Cleaners
     160    020-00000064        AMCC    Park Willow Apartments                           NAP
     161    020-00000022        AMCC    Belmond Center                                   Remnants to Go
     162    010-00000446        AMCC    Riverwood Apartments                             NAP
     163    9792                 PW     85 Second Avenue                                 NAP
     164    020-00000034        AMCC    PGE Buildings                                    Alpha Limited Partnership
     165    010-00000312        AMCC    Carroll Canyon Road Industrial Condos            Joe Noe
     166    010-00000429        AMCC    Myrex Manufacturing Plant & Corporate Offices    NAP
     167    9370                 PW     St. James Apartments                             NAP
     168    010-00000484        AMCC    Walnut Creek Shopping Center                     Walnut Creek Cleaners
     169    010-00000465        AMCC    Quail Hollow Mini Storage                        NAP
     170    9835                 PW     CVS - Lowell                                     NAP
     171    010-00000350        AMCC    Freeway Industries Center                        York International
     172    020-00000051        AMCC    AT&T Building                                    NAP
     173    010-00000275        AMCC    PBR III                                          David C. Musser
     174    10809                PW     Ivory Garden Apartments                          NAP
     175    010-00000266        AMCC    Knoxville Square                                 Schlotsky's Deli
     176    6603177             SBRC    Parthenia Garden Apartments                      NAP
     177    010-00000349        AMCC    Larkfield Road Office Building                   SAJES
     178    010-00000528        AMCC    Kings Kourt Apartments                           NAP
     179    020-00000036        AMCC    Philomath Self-Storage                           NAP
     180    010-00000398        AMCC    Aztec Building                                   Cochise Eye & Laser
     181    010-00000279        AMCC    Stone Mountain Carpet Mill Outlet                Budget Rent A Car
     182    7221                 PW     10 Jewel Drive                                   Harrington Industrial Plastics
     183    010-00000258        AMCC    Williams Road Office Building                    Teikoku Pharma
     184    010-00000267        AMCC    Wheeling Service Center                          PLM
     185    010-00000447        AMCC    650 New Road Office Building                     Shore Memorial MRI
     186    9369                 PW     Pine Street Apartments                           NAP
     187    010-00000385        AMCC    The Certex Building                              NAP
     188    010-00000461        AMCC    Pheasant Run Shopping Center                     E-Z Suds,Inc
     189    010-00000331        AMCC    Runnin' Rebel Plaza                              Alphagraphics
     190    010-00000473        AMCC    Vic Huber Photography Building                   NAP
     191    010-00000434        AMCC    Hollywood Video-Westland                         NAP
     192    9510                 PW     Reading Business Center                          NAP
     193    010-00000463        AMCC    National Die & Button Mould Company              NAP
     194    010-00000371        AMCC    Metropolitan Square Shopping Center              Personal Training Center


                          PROPERTY TENANCY INFORMATION

                                                                                                                SECOND
                                                                                                                LARGEST
                                                                                          SECOND     SECOND     TENANT
                              MORTGAGE                                                    LARGEST    LARGEST    LEASE
   CONTROL                      LOAN                                                      TENANT     TENANT    MATURITY
   NUMBER   LOAN NUMBER        SELLER   LOAN / PROPERTY NAME                               NRSF       NRSF%      DATE
   ------   -----------        ------   --------------------                               ----       -----      ----
     147    9809                 PW     Carrington Heights & Plaza Apts  Portfolio
    147A    9809A                       Carrington Heights Apartments                         NAP     NAP         NAP
    147B    9809B                       Plaza Apartments                                      NAP     NAP         NAP
     148    010-00000370        AMCC    88 Sunnyside Building                               2,555     10%      08/31/03
     149    10326                PW     Pond Street & North Court Apts. Portfolio
    149A    10326A                      Pond Street Apartments                                NAP     NAP         NAP
    149B    10326B                      North Court Apartments                                NAP     NAP         NAP
     150    010-00000452        AMCC    Plaza Northwest Shopping Center                     3,493     13%      04/30/02
     151    7368                 PW     Paradise Palm Mobile Home Park                        NAP     NAP         NAP
     152    020-00000043        AMCC    Kennewick Square                                    3,747     13%      03/31/02
     153    010-00000311        AMCC    Party City                                            NAP     NAP         NAP
     154    010-00000308        AMCC    Blue Devils Building                                  NAP     NAP         NAP
     155    020-00000054        AMCC    Schuck's Retail Center                              2,405     20%      09/30/08
     156    010-00000550        AMCC    Northwood Estates                                     NAP     NAP         NAP
     157    010-00000280        AMCC    Miramar Commerce Center                             5,472     14%      09/09/04
     158    010-00000462        AMCC    South Bay Industrial                               10,100     30%      09/01/01
     159    010-00000378        AMCC    Bloomfield Center                                   2,980     20%      11/01/03
     160    020-00000064        AMCC    Park Willow Apartments                                NAP     NAP         NAP
     161    020-00000022        AMCC    Belmond Center                                      3,900     15%      05/31/02
     162    010-00000446        AMCC    Riverwood Apartments                                  NAP     NAP         NAP
     163    9792                 PW     85 Second Avenue                                      NAP     NAP         NAP
     164    020-00000034        AMCC    PGE Buildings                                       5,243     16%      07/31/03
     165    010-00000312        AMCC    Carroll Canyon Road Industrial Condos               4,630     17%      01/31/02
     166    010-00000429        AMCC    Myrex Manufacturing Plant & Corporate Offices         NAP     NAP         NAP
     167    9370                 PW     St. James Apartments                                  NAP     NAP         NAP
     168    010-00000484        AMCC    Walnut Creek Shopping Center                        1,972     19%      11/30/03
     169    010-00000465        AMCC    Quail Hollow Mini Storage                             NAP     NAP         NAP
     170    9835                 PW     CVS - Lowell                                          NAP     NAP         NAP
     171    010-00000350        AMCC    Freeway Industries Center                           9,000     17%      01/31/02
     172    020-00000051        AMCC    AT&T Building                                         NAP     NAP         NAP
     173    010-00000275        AMCC    PBR III                                             7,056     22%      08/31/01
     174    10809                PW     Ivory Garden Apartments                               NAP     NAP         NAP
     175    010-00000266        AMCC    Knoxville Square                                    2,976     29%      10/31/07
     176    6603177             SBRC    Parthenia Garden Apartments                           NAP     NAP         NAP
     177    010-00000349        AMCC    Larkfield Road Office Building                      3,682     19%      07/14/03
     178    010-00000528        AMCC    Kings Kourt Apartments                                NAP     NAP         NAP
     179    020-00000036        AMCC    Philomath Self-Storage                                NAP     NAP         NAP
     180    010-00000398        AMCC    Aztec Building                                      5,080     17%      09/30/08
     181    010-00000279        AMCC    Stone Mountain Carpet Mill Outlet                  14,300     47%      04/30/09
     182    7221                 PW     10 Jewel Drive                                     10,000     41%      08/31/01
     183    010-00000258        AMCC    Williams Road Office Building                       4,700     49%      12/10/01
     184    010-00000267        AMCC    Wheeling Service Center                             3,600     3%          MTM
     185    010-00000447        AMCC    650 New Road Office Building                        3,960     39%      12/31/00
     186    9369                 PW     Pine Street Apartments                                NAP     NAP         NAP
     187    010-00000385        AMCC    The Certex Building                                   NAP     NAP         NAP
     188    010-00000461        AMCC    Pheasant Run Shopping Center                        2,603     13%      04/30/06
     189    010-00000331        AMCC    Runnin' Rebel Plaza                                 3,000     11%      10/31/02
     190    010-00000473        AMCC    Vic Huber Photography Building                        NAP     NAP         NAP
     191    010-00000434        AMCC    Hollywood Video-Westland                              NAP     NAP         NAP
     192    9510                 PW     Reading Business Center                               NAP     NAP         NAP
     193    010-00000463        AMCC    National Die & Button Mould Company                   NAP     NAP         NAP
     194    010-00000371        AMCC    Metropolitan Square Shopping Center                 5,288     17%      01/31/02

           PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                                  1998
                                                                                               STATEMENT         1998
           MORTGAGE                                                               1998           NUMBER        STATEMENT
CONTROL     LOAN                                                               STATEMENT           OF           ENDING
NUMBER     SELLER                  LOAN / PROPERTY NAME                           TYPE           MONTHS          DATE
------     ------                  --------------------                           ----           ------          ----
   1        SBRC       Northpointe Plaza                                        Full Year           12          12/31/98
   2         PW        1615 Poydras Street                                      Full Year           12          12/31/98
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo             UAV             UAV            UAV
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood          UAV             UAV            UAV
   5         PW        Diplomat Centre                                          Full Year           12          12/31/98
   6        SBRC       Western Plaza II Shopping Center                            UAV             UAV            UAV
   7        SBRC       Metatec Building                                            UAV             UAV            UAV
   8        SBRC       Red Lion Shopping Center                                 Full Year           12          12/31/98
   9         PW        Diamond Point Plaza                                      Full Year           12          12/31/98
  10         PW        Mount Vernon Medical Office Building                     Full Year           12          12/31/98
  11        ORIX       250 Plaza Office Building                                Full Year           12          12/31/98
  12         PW        110 Greenwich Street                                        UAV             UAV            UAV
  13         PW        San Fernando Professional Buildings Portfolio
  13A                  11155-11165 Sepulveda Boulevard                          Full Year           12          12/31/98
  13B                  11211 Sepulveda Boulevard                                Full Year           12          12/31/98
  13C                  17909 Soledad Canyon Road                                Full Year           12          12/31/98
  14         PW        3200 Regatta Boulevard                                   Full Year           12          12/31/98
  15        AMCC       Senter Road Industrial Property                             UAV             UAV            UAV
  16        AMCC       Scottsdale Gateway II                                       UAV             UAV            UAV
  17         PW        Kmart Plaza                                              Full Year           12          12/31/98
  18         PW        Miracle Mile Shopping Center                             Full Year           12          12/31/98
  19         PW        North Country Plaza                                      Full Year           12          12/31/98
  20        SBRC       Fountain Oaks                                               UAV             UAV            UAV
  21        SBRC       Park Central Office Development                             UAV             UAV            UAV
  22        SBRC       McCormick Place Office Park                                 UAV             UAV            UAV
  23        SBRC       One Michigan Avenue                                      Full Year           12          12/31/98
  24        ORIX       Distribution Services Limited                               UAV             UAV            UAV
  25        SBRC       St. Joseph Professional Building                            UAV             UAV            UAV
  26        SBRC       Penns Plaza                                              Full Year           12          12/31/98
  27        SBRC       Airport Plaza Office Center - Phase 1                    Full Year           12          12/31/98
  28         PW        375 Ballardvale Street                                   Full Year           12          12/31/98
  29        SBRC       Hampton Inn - Columbus                                   Full Year           12          12/31/98
  30        SBRC       Comfort Suites Hotel                                     Full Year           12          12/31/98
  31        SBRC       Raintree Corporate Center - Phase I                         UAV             UAV            UAV
  32        SBRC       For Eyes Optical Portfolio                               Full Year           12          12/31/98
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                 Full Year           12          12/31/98
  34         PW        Lake Cook Office                                         Full Year           12          12/31/98
  35         PW        Pine Terrace Apartments                                     UAV             UAV            UAV
  36        SBRC       2265 Ralph Avenue                                        Full Year           12          12/31/98
  37         PW        Shoppers Food Warehouse                                  Annualized          6           12/31/98
  38        AMCC       Computer Science Corp Building                              UAV             UAV            UAV
  39        AMCC       Sprint Customer Care Center                                 UAV             UAV            UAV
  40        ORIX       SugarOak Office Retreat                                  Full Year           12          12/31/98
  41        ORIX       Dronningens Gade Portfolio                               Full Year           12          12/31/98
  42         PW        400 Blair Road                                              UAV             UAV            UAV
  43         PW        14 Jewel Drive                                           Full Year           12          12/31/98
  44        SBRC       Brookwood Square Shopping Center                         Full Year           12          12/31/98
  45         PW        87 Concord & 7 Lopez Portfolio
  45A                  87 Concord Road                                          Full Year           12          12/31/98
  45B                  7 Lopez Road                                             Full Year           12          12/31/98


           MORTGAGE
CONTROL     LOAN                                                                   1998           1998                     1998 NOI
NUMBER     SELLER                  LOAN / PROPERTY NAME                          REVENUES       EXPENSES       1998 NOI      DSCR
------     ------                  --------------------                          --------       --------       --------      ----
   1        SBRC       Northpointe Plaza                                        4,420,397       1,195,937      3,224,460     1.18
   2         PW        1615 Poydras Street                                      7,062,766       2,324,069      4,738,697
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo                UAV             UAV            UAV      UAV
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood             UAV             UAV            UAV      UAV
   5         PW        Diplomat Centre                                          3,009,130       1,812,519      1,196,611
   6        SBRC       Western Plaza II Shopping Center                               UAV             UAV            UAV      UAV
   7        SBRC       Metatec Building                                               UAV             UAV            UAV      UAV
   8        SBRC       Red Lion Shopping Center                                 2,167,107         816,854      1,350,253     0.83
   9         PW        Diamond Point Plaza                                      2,197,429         441,238      1,756,191
  10         PW        Mount Vernon Medical Office Building                     2,703,833         802,122      1,901,711
  11        ORIX       250 Plaza Office Building                                3,250,314       1,674,103      1,576,211     1.23
  12         PW        110 Greenwich Street                                           UAV             UAV            UAV
  13         PW        San Fernando Professional Buildings Portfolio                                           2,190,050
  13A                  11155-11165 Sepulveda Boulevard                            444,834          55,287        389,547
  13B                  11211 Sepulveda Boulevard                                1,484,197         156,955      1,327,242
  13C                  17909 Soledad Canyon Road                                  509,319          36,058        473,261
  14         PW        3200 Regatta Boulevard                                   2,136,559         418,403      1,718,156
  15        AMCC       Senter Road Industrial Property                                UAV             UAV            UAV      UAV
  16        AMCC       Scottsdale Gateway II                                          UAV             UAV            UAV      UAV
  17         PW        Kmart Plaza                                              1,282,489         655,471        627,018
  18         PW        Miracle Mile Shopping Center                               285,900         195,417         90,483
  19         PW        North Country Plaza                                        299,503         153,284        146,219
  20        SBRC       Fountain Oaks                                                  UAV             UAV            UAV      UAV
  21        SBRC       Park Central Office Development                                UAV             UAV            UAV      UAV
  22        SBRC       McCormick Place Office Park                                    UAV             UAV            UAV      UAV
  23        SBRC       One Michigan Avenue                                      2,731,513       1,114,910      1,616,603     1.82
  24        ORIX       Distribution Services Limited                                  UAV             UAV            UAV      UAV
  25        SBRC       St. Joseph Professional Building                               UAV             UAV            UAV      UAV
  26        SBRC       Penns Plaza                                              1,829,457         625,216      1,204,241     1.61
  27        SBRC       Airport Plaza Office Center - Phase 1                    1,285,560         413,429        872,131     1.24
  28         PW        375 Ballardvale Street                                   1,168,497         231,588        936,909
  29        SBRC       Hampton Inn - Columbus                                   2,764,571       1,533,484      1,231,087     2.28
  30        SBRC       Comfort Suites Hotel                                     1,387,548         936,344        451,204     2.28
  31        SBRC       Raintree Corporate Center - Phase I                            UAV             UAV            UAV      UAV
  32        SBRC       For Eyes Optical Portfolio                                 949,482         186,815        762,667     1.14
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                 1,016,636         558,301        458,335
  34         PW        Lake Cook Office                                         1,263,672         420,555        843,117
  35         PW        Pine Terrace Apartments                                        UAV             UAV            UAV
  36        SBRC       2265 Ralph Avenue                                        1,177,068         369,527        807,541     1.47
  37         PW        Shoppers Food Warehouse                                    882,176         132,214        749,962
  38        AMCC       Computer Science Corp Building                                 UAV             UAV            UAV      UAV
  39        AMCC       Sprint Customer Care Center                                    UAV             UAV            UAV      UAV
  40        ORIX       SugarOak Office Retreat                                  1,142,813         337,551        805,262     1.47
  41        ORIX       Dronningens Gade Portfolio                               1,149,855         240,151        909,704     1.51
  42         PW        400 Blair Road                                                 UAV             UAV            UAV
  43         PW        14 Jewel Drive                                             799,815         192,586        607,229
  44        SBRC       Brookwood Square Shopping Center                         1,433,235         436,154        997,081     1.86
  45         PW        87 Concord & 7 Lopez Portfolio                                                            619,993
  45A                  87 Concord Road                                            361,937          60,758        301,179
  45B                  7 Lopez Road                                               414,923          96,109        318,814


                                                                                                  1999
                                                                                                STATEMENT       1999
           MORTGAGE                                                                1999           NUMBER     STATEMENT
CONTROL     LOAN                                                                 STATEMENT          OF         ENDING
NUMBER     SELLER                  LOAN / PROPERTY NAME                            TYPE           MONTHS        DATE
------     ------                  --------------------                            ----           ------        ----
   1        SBRC       Northpointe Plaza                                         Full Year          12        12/31/99
   2         PW        1615 Poydras Street                                       Full Year          12        12/31/99
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo              UAV            UAV          UAV
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood           UAV            UAV          UAV
   5         PW        Diplomat Centre                                           Full Year          12        12/31/99
   6        SBRC       Western Plaza II Shopping Center                          Full Year          12        12/31/99
   7        SBRC       Metatec Building                                          Annualized         3         12/31/99
   8        SBRC       Red Lion Shopping Center                                  Full Year          12        12/31/99
   9         PW        Diamond Point Plaza                                       Full Year          12        12/31/99
  10         PW        Mount Vernon Medical Office Building                      Full Year          12        12/31/99
  11        ORIX       250 Plaza Office Building                                 Full Year          12        12/31/99
  12         PW        110 Greenwich Street                                         UAV            UAV          UAV
  13         PW        San Fernando Professional Buildings Portfolio
  13A                  11155-11165 Sepulveda Boulevard                           Full Year          12        12/31/99
  13B                  11211 Sepulveda Boulevard                                 Full Year          12        12/31/99
  13C                  17909 Soledad Canyon Road                                 Full Year          12        12/31/99
  14         PW        3200 Regatta Boulevard                                   Trailing 12         9         09/30/99
  15        AMCC       Senter Road Industrial Property                              UAV            UAV          UAV
  16        AMCC       Scottsdale Gateway II                                        UAV            UAV          UAV
  17         PW        Kmart Plaza                                               Full Year          12        12/31/99
  18         PW        Miracle Mile Shopping Center                              Full Year          12        12/31/99
  19         PW        North Country Plaza                                       Full Year          12        12/31/99
  20        SBRC       Fountain Oaks                                             Full Year          12        12/31/99
  21        SBRC       Park Central Office Development                           Full Year          12        12/31/99
  22        SBRC       McCormick Place Office Park                                  UAV            UAV          UAV
  23        SBRC       One Michigan Avenue                                       Annualized         9         09/30/99
  24        ORIX       Distribution Services Limited                             Annualized         3         03/31/00
  25        SBRC       St. Joseph Professional Building                          Full Year          12        12/31/99
  26        SBRC       Penns Plaza                                               Full Year          12        12/31/99
  27        SBRC       Airport Plaza Office Center - Phase 1                     Full Year          12        12/31/99
  28         PW        375 Ballardvale Street                                   Trailing 12         6         06/30/99
  29        SBRC       Hampton Inn - Columbus                                    Full Year          12        12/31/99
  30        SBRC       Comfort Suites Hotel                                      Full Year          12        12/31/99
  31        SBRC       Raintree Corporate Center - Phase I                       Annualized         9         09/30/99
  32        SBRC       For Eyes Optical Portfolio                                Annualized         9         09/30/99
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                     UAV            UAV          UAV
  34         PW        Lake Cook Office                                          Full Year          12        12/31/99
  35         PW        Pine Terrace Apartments                                      UAV            UAV          UAV
  36        SBRC       2265 Ralph Avenue                                         Full Year          12        12/31/99
  37         PW        Shoppers Food Warehouse                                  Trailing 12         8         08/31/99
  38        AMCC       Computer Science Corp Building                               UAV            UAV          UAV
  39        AMCC       Sprint Customer Care Center                                  UAV            UAV          UAV
  40        ORIX       SugarOak Office Retreat                                   Full Year          12        12/31/99
  41        ORIX       Dronningens Gade Portfolio                                Full Year          12        12/31/99
  42         PW        400 Blair Road                                               UAV            UAV          UAV
  43         PW        14 Jewel Drive                                           Trailing 12         6         06/30/99
  44        SBRC       Brookwood Square Shopping Center                          Annualized         5         05/31/99
  45         PW        87 Concord & 7 Lopez Portfolio
  45A                  87 Concord Road                                          Trailing 12         6         06/30/99
  45B                  7 Lopez Road                                             Trailing 12         6         06/30/99


           MORTGAGE                                                                                                            1999
CONTROL     LOAN                                                                  1999            1999            1999         NOI
NUMBER     SELLER                  LOAN / PROPERTY NAME                         REVENUES         EXPENSES          NOI         DSCR
------     ------                  --------------------                         --------         --------          ---         ----
   1        SBRC       Northpointe Plaza                                        5,177,861       1,403,226       3,774,635      1.38
   2         PW        1615 Poydras Street                                      7,443,708       2,830,624       4,613,084
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo                UAV             UAV             UAV      UAV
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood             UAV             UAV             UAV      UAV
   5         PW        Diplomat Centre                                          3,854,974       1,726,320       2,128,654
   6        SBRC       Western Plaza II Shopping Center                         2,563,536         625,873       1,937,663      1.13
   7        SBRC       Metatec Building                                         2,754,832         136,420       2,618,412      1.54
   8        SBRC       Red Lion Shopping Center                                 2,508,675         556,362       1,952,313      1.20
   9         PW        Diamond Point Plaza                                      2,315,062         558,574       1,756,488
  10         PW        Mount Vernon Medical Office Building                     2,820,746         858,047       1,962,699
  11        ORIX       250 Plaza Office Building                                3,599,982       1,652,114       1,947,868      1.52
  12         PW        110 Greenwich Street                                           UAV             UAV             UAV
  13         PW        San Fernando Professional Buildings Portfolio                                            2,147,048
  13A                  11155-11165 Sepulveda Boulevard                            406,137          90,479         315,658
  13B                  11211 Sepulveda Boulevard                                1,575,977         221,156       1,354,821
  13C                  17909 Soledad Canyon Road                                  561,860          85,291         476,569
  14         PW        3200 Regatta Boulevard                                   2,267,966         402,036       1,865,930
  15        AMCC       Senter Road Industrial Property                                UAV             UAV             UAV      UAV
  16        AMCC       Scottsdale Gateway II                                          UAV             UAV             UAV      UAV
  17         PW        Kmart Plaza                                              1,647,068         560,950       1,086,118
  18         PW        Miracle Mile Shopping Center                               353,427         120,843         232,584
  19         PW        North Country Plaza                                        333,518         133,504         200,014
  20        SBRC       Fountain Oaks                                            1,702,101         530,096       1,172,005      1.15
  21        SBRC       Park Central Office Development                          1,420,844         257,713       1,163,131      1.18
  22        SBRC       McCormick Place Office Park                                    UAV             UAV             UAV      UAV
  23        SBRC       One Michigan Avenue                                      2,705,944       1,257,901       1,448,043      1.63
  24        ORIX       Distribution Services Limited                            1,350,000               -       1,350,000      1.55
  25        SBRC       St. Joseph Professional Building                         2,227,776       1,125,614       1,102,163      1.44
  26        SBRC       Penns Plaza                                              3,429,769         602,807       2,826,962      3.79
  27        SBRC       Airport Plaza Office Center - Phase 1                    1,437,978         449,413         988,565      1.41
  28         PW        375 Ballardvale Street                                   1,267,478         257,291       1,010,187
  29        SBRC       Hampton Inn - Columbus                                   2,878,914       1,607,308       1,271,606      2.43
  30        SBRC       Comfort Suites Hotel                                     1,526,434       1,007,519         518,915      2.43
  31        SBRC       Raintree Corporate Center - Phase I                        569,518          80,441         489,077      0.72
  32        SBRC       For Eyes Optical Portfolio                                 945,781         176,731         769,050      1.15
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                       UAV             UAV             UAV
  34         PW        Lake Cook Office                                         1,350,815         420,801         930,014
  35         PW        Pine Terrace Apartments                                        UAV             UAV             UAV
  36        SBRC       2265 Ralph Avenue                                        1,191,161         452,181         738,980      1.35
  37         PW        Shoppers Food Warehouse                                    882,957         154,210         728,747
  38        AMCC       Computer Science Corp Building                                 UAV             UAV             UAV      UAV
  39        AMCC       Sprint Customer Care Center                                    UAV             UAV             UAV      UAV
  40        ORIX       SugarOak Office Retreat                                  1,173,687         350,681         823,006      1.50
  41        ORIX       Dronningens Gade Portfolio                               1,356,131         204,211       1,151,920      1.91
  42         PW        400 Blair Road                                                 UAV             UAV             UAV
  43         PW        14 Jewel Drive                                             843,420         212,940         630,480
  44        SBRC       Brookwood Square Shopping Center                         1,487,166         466,567       1,020,599      1.91
  45         PW        87 Concord & 7 Lopez Portfolio                                                             683,915
  45A                  87 Concord Road                                            401,902          54,984         346,918
  45B                  7 Lopez Road                                               447,981         110,984         336,997


           MORTGAGE                                                                                                           U/W
CONTROL     LOAN                                                                   U/W            U/W              U/W        NOI
NUMBER     SELLER                  LOAN / PROPERTY NAME                          REVENUES       EXPENSES           NOI        DSCR
------     ------                  --------------------                          --------       --------           ---        ----
   1        SBRC       Northpointe Plaza                                        5,195,495     1,513,396        3,682,099     1.34
   2         PW        1615 Poydras Street                                      7,074,778     2,853,903        4,220,875     1.57
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo          1,929,257        38,585        1,890,672     1.38
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood         696,377        13,928          682,449     1.43
   5         PW        Diplomat Centre                                          3,939,114     1,599,451        2,339,663     1.32
   6        SBRC       Western Plaza II Shopping Center                         2,795,091       616,098        2,178,993     1.27
   7        SBRC       Metatec Building                                         2,660,734       176,929        2,483,804     1.46
   8        SBRC       Red Lion Shopping Center                                 3,011,756       644,114        2,367,642     1.46
   9         PW        Diamond Point Plaza                                      2,411,132       476,777        1,934,355     1.32
  10         PW        Mount Vernon Medical Office Building                     2,714,705       854,267        1,860,438     1.35
  11        ORIX       250 Plaza Office Building                                3,587,366     1,651,979        1,935,387     1.51
  12         PW        110 Greenwich Street                                     1,897,645       232,604        1,665,040     1.26
  13         PW        San Fernando Professional Buildings Portfolio                                           1,937,105     1.41
  13A                  11155-11165 Sepulveda Boulevard                            461,517        68,523          392,994
  13B                  11211 Sepulveda Boulevard                                1,261,345       130,238        1,131,107
  13C                  17909 Soledad Canyon Road                                  466,937        53,933          413,004
  14         PW        3200 Regatta Boulevard                                   2,212,872       494,037        1,718,835     1.44
  15        AMCC       Senter Road Industrial Property                          2,142,373       524,299        1,618,074     1.47
  16        AMCC       Scottsdale Gateway II                                    2,298,437       739,990        1,558,447     1.44
  17         PW        Kmart Plaza                                              1,704,616       605,634        1,098,982     1.39
  18         PW        Miracle Mile Shopping Center                               349,296       132,021          217,276     1.39
  19         PW        North Country Plaza                                        344,507       142,310          202,197     1.39
  20        SBRC       Fountain Oaks                                            2,273,733       635,321        1,638,412     1.61
  21        SBRC       Park Central Office Development                          2,044,582       694,073        1,350,509     1.37
  22        SBRC       McCormick Place Office Park                              1,801,863       524,854        1,277,009     1.32
  23        SBRC       One Michigan Avenue                                      2,849,131     1,302,331        1,546,800     1.75
  24        ORIX       Distribution Services Limited                            1,328,001        26,560        1,301,441     1.49
  25        SBRC       St. Joseph Professional Building                         2,247,287     1,155,069        1,092,218     1.43
  26        SBRC       Penns Plaza                                              1,665,367       598,784        1,066,582     1.43
  27        SBRC       Airport Plaza Office Center - Phase 1                    1,550,308       457,559        1,092,749     1.55
  28         PW        375 Ballardvale Street                                   1,239,976       266,257          973,719     1.33
  29        SBRC       Hampton Inn - Columbus                                   2,651,881     1,611,060        1,040,821     1.87
  30        SBRC       Comfort Suites Hotel                                     1,280,179       944,854          335,325     1.87
  31        SBRC       Raintree Corporate Center - Phase I                      1,296,639       404,376          892,262     1.32
  32        SBRC       For Eyes Optical Portfolio                                 973,133        44,194          928,939     1.39
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                  1,179,497      389,204          790,293     1.26
  34         PW        Lake Cook Office                                          1,388,976      457,330          931,646     1.44
  35         PW        Pine Terrace Apartments                                   1,054,637      297,796          756,840     1.27
  36        SBRC       2265 Ralph Avenue                                         1,132,289      443,643          688,646     1.26
  37         PW        Shoppers Food Warehouse                                     885,250      144,802          740,448     1.27
  38        AMCC       Computer Science Corp Building                            1,075,685      351,672          724,014     1.30
  39        AMCC       Sprint Customer Care Center                                 982,164      232,672          749,492     1.36
  40        ORIX       SugarOak Office Retreat                                   1,192,489      382,859          809,630     1.47
  41        ORIX       Dronningens Gade Portfolio                                1,089,501      254,411          835,090     1.38
  42         PW        400 Blair Road                                              772,208       23,166          749,041     1.37
  43         PW        14 Jewel Drive                                              935,065      218,616          716,449     1.34
  44        SBRC       Brookwood Square Shopping Center                         11,385,593      477,577          908,016     1.70
  45         PW        87 Concord & 7 Lopez Portfolio                                                            731,672     1.43
  45A                  87 Concord Road                                             417,739       67,136          350,603
  45B                  7 Lopez Road                                                493,678      112,608          381,070


           MORTGAGE                                                                           U/W
CONTROL     LOAN                                                                   U/W        NCF
NUMBER     SELLER                  LOAN / PROPERTY NAME                            NCF        DSCR
------     ------                  --------------------                            ---        ----
   1        SBRC       Northpointe Plaza                                        3,475,893     1.27
   2         PW        1615 Poydras Street                                      3,520,643     1.31
   3        ORIX       Medical Mutual of Ohio Office Building - Toledo          1,748,624     1.28
   4        ORIX       Medical Mutual of Ohio Office Building - Beachwood         633,436     1.33
   5         PW        Diplomat Centre                                          2,128,755     1.20
   6        SBRC       Western Plaza II Shopping Center                         2,150,397     1.25
   7        SBRC       Metatec Building                                         2,247,868     1.32
   8        SBRC       Red Lion Shopping Center                                 2,206,767     1.36
   9         PW        Diamond Point Plaza                                      1,796,250     1.23
  10         PW        Mount Vernon Medical Office Building                     1,722,725     1.25
  11        ORIX       250 Plaza Office Building                                1,680,085     1.31
  12         PW        110 Greenwich Street                                     1,650,290     1.25
  13         PW        San Fernando Professional Buildings Portfolio            1,761,778     1.28
  13A                  11155-11165 Sepulveda Boulevard                            357,924
  13B                  11211 Sepulveda Boulevard                                1,030,364
  13C                  17909 Soledad Canyon Road                                  373,489
  14         PW        3200 Regatta Boulevard                                   1,561,439     1.31
  15        AMCC       Senter Road Industrial Property                          1,480,571     1.35
  16        AMCC       Scottsdale Gateway II                                    1,354,875     1.25
  17         PW        Kmart Plaza                                              1,016,553     1.26
  18         PW        Miracle Mile Shopping Center                               178,838     1.26
  19         PW        North Country Plaza                                        180,391     1.26
  20        SBRC       Fountain Oaks                                            1,434,864     1.41
  21        SBRC       Park Central Office Development                          1,254,382     1.27
  22        SBRC       McCormick Place Office Park                              1,205,810     1.25
  23        SBRC       One Michigan Avenue                                      1,291,603     1.46
  24        ORIX       Distribution Services Limited                            1,226,292     1.41
  25        SBRC       St. Joseph Professional Building                           950,827     1.24
  26        SBRC       Penns Plaza                                                954,622     1.28
  27        SBRC       Airport Plaza Office Center - Phase 1                      995,919     1.42
  28         PW        375 Ballardvale Street                                     905,622     1.23
  29        SBRC       Hampton Inn - Columbus                                     934,746     1.66
  30        SBRC       Comfort Suites Hotel                                       284,118     1.66
  31        SBRC       Raintree Corporate Center - Phase I                        850,945     1.26
  32        SBRC       For Eyes Optical Portfolio                                 852,544     1.28
  32A                  For Eyes Optical - Hialeah
  32B                  For Eyes Optical - Hialeah 2
  32C                  For Eyes Optical - Philadelphia 2
  32D                  For Eyes Optical - Lauderhill
  32E                  For Eyes Optical - Casselberry
  32F                  For Eyes Optical - Coral Gables
  32G                  For Eyes Optical - Richmond
  32H                  For Eyes Optical - Rosemont
  32I                  For Eyes Optical - Philadelphia
  33         PW        Gateway Mobile Home Park                                   773,443     1.23
  34         PW        Lake Cook Office                                           824,091     1.27
  35         PW        Pine Terrace Apartments                                    736,671     1.24
  36        SBRC       2265 Ralph Avenue                                          674,400     1.23
  37         PW        Shoppers Food Warehouse                                    729,198     1.25
  38        AMCC       Computer Science Corp Building                             668,622     1.20
  39        AMCC       Sprint Customer Care Center                                677,918     1.23
  40        ORIX       SugarOak Office Retreat                                    714,122     1.30
  41        ORIX       Dronningens Gade Portfolio                                 806,829     1.34
  42         PW        400 Blair Road                                             666,686     1.22
  43         PW        14 Jewel Drive                                             670,730     1.26
  44        SBRC       Brookwood Square Shopping Center                           831,492     1.55
  45         PW        87 Concord & 7 Lopez Portfolio                             666,122     1.31
  45A                  87 Concord Road                                            327,426
  45B                  7 Lopez Road                                               338,697

           PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                       1998
                                                                                    STATEMENT      1998
           MORTGAGE                                                       1998        NUMBER    STATEMENT
CONTROL     LOAN                                                        STATEMENT       OF        ENDING          1998
NUMBER     SELLER                  LOAN / PROPERTY NAME                   TYPE        MONTHS       DATE         REVENUES
------     ------                  --------------------                   ----        ------       ----         --------
  46       AMCC      National Refractories & Minerals Corporation       Full Year       12       12/31/98        906,684
  47       SBRC      Sorrento Glen                                     Annualized       7        12/31/98        431,025
  48       SBRC      Melrose Plaza                                         UAV         UAV         UAV               UAV
  49       ORIX      Bayshore Executive Plaza                           Full Year       12       12/31/98        999,950
  50       SBRC      Gates Park Crossing Apartments                        UAV         UAV         UAV               UAV
  51        PW       Days Inn Fort Wright                               Full Year       12       12/31/98            UAV
  52        PW       Days Inn Frankfort                                 Full Year       12       12/31/98            UAV
  53        PW       Days Inn Shepherdsville                            Full Year       12       12/31/98            UAV
  54       SBRC      Fairgrounds Mobile Estates                         Full Year       12       12/31/98      1,105,637
  55       ORIX      Lyrewood Pointe Apartments                        Annualized       7        12/31/98        936,538
  56       SBRC      The Market at Summer Oaks                          Full Year       12       12/31/98        825,278
  57       SBRC      Cambridge Village Apartments                      Annualized       6        12/31/98      1,359,381
  58       ORIX      Park Square Court                                  Full Year       12       12/31/98      1,714,232
  59       SBRC      Princess Anne Marketplace                             UAV         UAV         UAV               UAV
  60       SBRC      Pinon  Trails Apartments                           Full Year       12       12/31/98      1,300,159
  61        PW       Cayuga Village Mobile Home Park                   Trailing 12      12       9/30/98       1,254,508
  62       SBRC      500 South Salina Street                            Full Year       12       12/31/98      1,812,680
  63       SBRC      Kerman Shopping Center                             Full Year       12       12/31/98        733,093
  64        PW       155 West Street                                    Full Year       12       12/31/98        571,152
  65       AMCC      Lexington Kmart                                       UAV         UAV         UAV               UAV
  66       AMCC      Niagara Kmart                                         UAV         UAV         UAV               UAV
  67       SBRC      Beverly Westside                                   Full Year       12       12/31/98        586,328
  68       SBRC      Balboa Palms Apartments                           Annualized       8        12/31/98        349,165
  69       SBRC      Tarzana Palms Apartments                          Annualized       8        12/31/98        287,292
  70        PW       131 Spring Street                                  Full Year       12       12/31/98      1,343,852
  71       SBRC      1445 Hempstead Turnpike                            Full Year       12       12/31/98        724,922
  72        PW       Jackson Professional                               Full Year       12       12/31/98        363,899
  73       SBRC      Campbell Hill Apartments                           Full Year       12       12/31/98        550,882
  74        PW       377 Ballardvale & 315 New Boston Portfolio
  74A                377 Ballardvale Street                             Full Year       12       12/31/98        478,490
  74B                315 New Boston Street                              Full Year       12       12/31/98         96,068
  75       SBRC      Lamar Crossing Shopping Center                        UAV         UAV         UAV               UAV
  76       ORIX      Renner Plaza Office Building                       Full Year       12       12/31/98        428,821
  77        PW       Plimpton and Hills Portfolio
  77A                114-146 Kings Highway East                         Full Year       12       12/31/98            UAV
  77B                1 Maxim Road                                       Full Year       12       12/31/98            UAV
  78        PW       4444 West Bristol Road                                UAV         UAV         UAV               UAV
  79       SBRC      Vacaville Town Center                              Full Year       12       12/31/98        459,905
  80        PW       CVS - Dorchester                                      UAV         UAV         UAV               UAV
  81        PW       RPM Warehouse                                         UAV         UAV         UAV               UAV
  82        PW       Deere Road Warehouse Buildings                     Full Year       12       12/31/98        819,947
  83       SBRC      411-423 East 114th Street                             UAV         UAV         UAV               UAV
  84        PW       SunTrust Centre                                    Full Year       12       12/31/98        425,626
  85       AMCC      Lynnwood Business Center                           Full Year       12       12/31/98        213,608
  86       AMCC      Quad 95                                           Annualized       8        12/31/98        406,937
  87       SBRC      Independence Court Apartments                      Full Year       12       12/31/98        478,555
  88       SBRC      5601 Merrick Road                                  Full Year       12       12/31/98        487,564
  89       SBRC      Pinnacle Warehouse                                    UAV         UAV         UAV               UAV
  90       SBRC      300 Wildwood Avenue                               Annualized       11       12/31/98        408,078
  91        PW       Congress Professional Center III                   Full Year       12       12/31/98        257,612
  92        PW       Keystone Building                                  Full Year       12       12/31/98        498,414
  93        PW       4621 W. Napoleon                                   Full Year       12       12/31/98        468,865
  94        PW       Balboa Pointe Apartments                          Annualized       6        12/20/98        535,533
  95       SBRC      Spartacus Apartments                               Full Year       12       12/31/98        612,157
  96       SBRC      Storage Depot I                                    Full Year       12       12/31/98        660,542
  97       SBRC      Village Place Shopping Center                      Full Year       12       12/31/98        661,383
  98        PW       Burke Village Center                               Full Year       12       12/31/98        452,358
  99       SBRC      Tivoli Square Apartments                           Full Year       12       12/31/98        531,601


           MORTGAGE                                                                                              1999
CONTROL     LOAN                                                          1998                    1998 NOI     STATEMENT
NUMBER     SELLER                  LOAN / PROPERTY NAME                 EXPENSES      1998 NOI      DSCR         TYPE
------     ------                  --------------------                 --------      --------      ----         ----
  46       AMCC      National Refractories & Minerals Corporation        115,097       791,587      1.63       Full Year
  47       SBRC      Sorrento Glen                                        90,254       340,771      0.69       Full Year
  48       SBRC      Melrose Plaza                                           UAV           UAV       UAV       Full Year
  49       ORIX      Bayshore Executive Plaza                            610,049       389,901      0.87       Full Year
  50       SBRC      Gates Park Crossing Apartments                          UAV           UAV       UAV      Annualized
  51        PW       Days Inn Fort Wright                                    UAV           UAV                 Full Year
  52        PW       Days Inn Frankfort                                      UAV           UAV                 Full Year
  53        PW       Days Inn Shepherdsville                                 UAV           UAV                 Full Year
  54       SBRC      Fairgrounds Mobile Estates                          632,429       473,208      1.10       Full Year
  55       ORIX      Lyrewood Pointe Apartments                          303,538       633,000      1.38       Full Year
  56       SBRC      The Market at Summer Oaks                           149,032       676,246      1.47      Annualized
  57       SBRC      Cambridge Village Apartments                        911,880       447,501      1.02       Full Year
  58       ORIX      Park Square Court                                 1,003,414       710,818      1.61      Annualized
  59       SBRC      Princess Anne Marketplace                               UAV           UAV       UAV      Annualized
  60       SBRC      Pinon  Trails Apartments                            775,181       524,978      1.39       Full Year
  61        PW       Cayuga Village Mobile Home Park                     643,512       610,996                 Full Year
  62       SBRC      500 South Salina Street                           1,210,457       602,223      1.56       Full Year
  63       SBRC      Kerman Shopping Center                              129,394       603,699      1.62      Annualized
  64        PW       155 West Street                                     185,852       385,300                Trailing 12
  65       AMCC      Lexington Kmart                                         UAV           UAV       UAV       Full Year
  66       AMCC      Niagara Kmart                                           UAV           UAV       UAV       Full Year
  67       SBRC      Beverly Westside                                     42,104       544,224      1.56       Full Year
  68       SBRC      Balboa Palms Apartments                              99,022       250,144      1.32      Trailing 12
  69       SBRC      Tarzana Palms Apartments                            115,542       171,750      1.32      Trailing 12
  70        PW       131 Spring Street                                   449,679       894,173                 Full Year
  71       SBRC      1445 Hempstead Turnpike                             188,594       536,328      1.71       Full Year
  72        PW       Jackson Professional                                244,828       119,071                 Full Year
  73       SBRC      Campbell Hill Apartments                            144,133       406,750      1.24       Full Year
  74        PW       377 Ballardvale & 315 New Boston Portfolio                        440,555
  74A                377 Ballardvale Street                              111,305       367,185                Trailing 12
  74B                315 New Boston Street                                22,698        73,370                Trailing 12
  75       SBRC      Lamar Crossing Shopping Center                          UAV           UAV       UAV          UAV
  76       ORIX      Renner Plaza Office Building                        239,493       189,328      0.61      Annualized
  77        PW       Plimpton and Hills Portfolio                                          UAV
  77A                114-146 Kings Highway East                              UAV           UAV                    UAV
  77B                1 Maxim Road                                            UAV           UAV                    UAV
  78        PW       4444 West Bristol Road                                  UAV           UAV                    UAV
  79       SBRC      Vacaville Town Center                               168,701       291,204      1.03      Annualized
  80        PW       CVS - Dorchester                                        UAV           UAV                    UAV
  81        PW       RPM Warehouse                                           UAV           UAV                    UAV
  82        PW       Deere Road Warehouse Buildings                      345,602       474,345                 Full Year
  83       SBRC      411-423 East 114th Street                               UAV           UAV       UAV      Annualized
  84        PW       SunTrust Centre                                      81,714       343,912                 Full Year
  85       AMCC      Lynnwood Business Center                             78,338       135,270      1.69       Full Year
  86       AMCC      Quad 95                                             108,822       298,115      1.60       Full Year
  87       SBRC      Independence Court Apartments                       217,175       261,380      1.08      Trailing 12
  88       SBRC      5601 Merrick Road                                   152,106       335,458      1.37      Annualized
  89       SBRC      Pinnacle Warehouse                                      UAV           UAV       UAV          UAV
  90       SBRC      300 Wildwood Avenue                                 159,952       248,126      1.03      Annualized
  91        PW       Congress Professional Center III                     70,492       187,120                 Full Year
  92        PW       Keystone Building                                   246,172       252,242                 Full Year
  93        PW       4621 W. Napoleon                                    138,103       330,762                 Full Year
  94        PW       Balboa Pointe Apartments                            224,905       310,628                 Full Year
  95       SBRC      Spartacus Apartments                                291,195       320,962      1.45      Trailing 12
  96       SBRC      Storage Depot I                                     235,292       425,250      1.63      Trailing 12
  97       SBRC      Village Place Shopping Center                       190,885       470,498      2.03      Annualized
  98        PW       Burke Village Center                                 97,993       354,365                 Full Year
  99       SBRC      Tivoli Square Apartments                            221,345       310,256      1.38       Full Year


                                                                           1998
                                                                        STATEMENT      1999
           MORTGAGE                                                       NUMBER    STATEMENT
CONTROL     LOAN                                                            OF        ENDING          1999         1999
NUMBER     SELLER                  LOAN / PROPERTY NAME                   MONTHS       DATE         REVENUES     EXPENSES
------     ------                  --------------------                   ------       ----         --------     --------
  46       AMCC      National Refractories & Minerals Corporation           12       12/31/99        920,004        8,100
  47       SBRC      Sorrento Glen                                          12       12/31/99        575,050      139,597
  48       SBRC      Melrose Plaza                                          12       12/31/99        761,269      103,246
  49       ORIX      Bayshore Executive Plaza                               12       12/31/99      1,118,842      498,424
  50       SBRC      Gates Park Crossing Apartments                         11       12/31/99      1,618,202      996,820
  51        PW       Days Inn Fort Wright                                   12       12/31/99        848,658      510,273
  52        PW       Days Inn Frankfort                                     12       12/31/99        916,042      502,278
  53        PW       Days Inn Shepherdsville                                12       12/31/99        664,385      438,875
  54       SBRC      Fairgrounds Mobile Estates                             12       12/31/99      1,125,424      595,834
  55       ORIX      Lyrewood Pointe Apartments                             12       12/31/99      1,017,168      336,878
  56       SBRC      The Market at Summer Oaks                               8       08/31/99        893,655      151,321
  57       SBRC      Cambridge Village Apartments                           12       12/31/99      1,534,976      956,374
  58       ORIX      Park Square Court                                       7       03/31/00      1,744,731      909,396
  59       SBRC      Princess Anne Marketplace                              9.5      12/31/99        495,490      101,818
  60       SBRC      Pinon  Trails Apartments                               12       12/31/99      1,274,713      850,365
  61        PW       Cayuga Village Mobile Home Park                        12       09/30/99      1,307,815      636,069
  62       SBRC      500 South Salina Street                                12       12/31/99      1,873,404    1,115,832
  63       SBRC      Kerman Shopping Center                                  8       08/31/99        770,714      123,037
  64        PW       155 West Street                                         6       06/30/99        687,594      187,435
  65       AMCC      Lexington Kmart                                        12       12/31/99        476,856       23,843
  66       AMCC      Niagara Kmart                                          12       12/31/99        470,120       23,506
  67       SBRC      Beverly Westside                                       12       12/31/99        607,080       31,134
  68       SBRC      Balboa Palms Apartments                                12       05/31/99        346,426      116,859
  69       SBRC      Tarzana Palms Apartments                               12       05/31/99        301,023      133,922
  70        PW       131 Spring Street                                      12       12/31/99      1,619,717      455,408
  71       SBRC      1445 Hempstead Turnpike                                12       12/31/99        691,737      243,766
  72        PW       Jackson Professional                                   12       12/31/99        502,429      258,383
  73       SBRC      Campbell Hill Apartments                               12       12/31/99        610,173      207,610
  74        PW       377 Ballardvale & 315 New Boston Portfolio
  74A                377 Ballardvale Street                                  6       06/30/99        492,424      123,894
  74B                315 New Boston Street                                   6       06/30/99         99,926       35,437
  75       SBRC      Lamar Crossing Shopping Center                         UAV        UAV               UAV          UAV
  76       ORIX      Renner Plaza Office Building                           11       11/30/99        470,996      240,353
  77        PW       Plimpton and Hills Portfolio
  77A                114-146 Kings Highway East                             UAV        UAV               UAV          UAV
  77B                1 Maxim Road                                           UAV        UAV               UAV          UAV
  78        PW       4444 West Bristol Road                                 UAV        UAV               UAV          UAV
  79       SBRC      Vacaville Town Center                                   9       12/31/99        547,972      169,323
  80        PW       CVS - Dorchester                                       UAV        UAV               UAV          UAV
  81        PW       RPM Warehouse                                          UAV        UAV               UAV          UAV
  82        PW       Deere Road Warehouse Buildings                         12       12/31/99        861,845      354,134
  83       SBRC      411-423 East 114th Street                               9       09/30/99        559,424      263,682
  84        PW       SunTrust Centre                                        12       12/31/99        471,536       72,840
  85       AMCC      Lynnwood Business Center                               12       12/31/99        230,740       83,305
  86       AMCC      Quad 95                                                12       12/31/99        436,165      132,211
  87       SBRC      Independence Court Apartments                          12       05/31/99        510,569      223,208
  88       SBRC      5601 Merrick Road                                      8.5      12/31/99        518,250      145,005
  89       SBRC      Pinnacle Warehouse                                     UAV        UAV               UAV          UAV
  90       SBRC      300 Wildwood Avenue                                     8       08/31/99        556,584      235,091
  91        PW       Congress Professional Center III                       12       12/31/99        392,088       87,286
  92        PW       Keystone Building                                      12       12/31/99        619,459      278,594
  93        PW       4621 W. Napoleon                                       12       12/31/99        501,513      147,100
  94        PW       Balboa Pointe Apartments                               12       12/20/99        509,927      217,790
  95       SBRC      Spartacus Apartments                                   12       09/30/99        667,128      282,680
  96       SBRC      Storage Depot I                                        12       09/30/99        624,282      237,399
  97       SBRC      Village Place Shopping Center                          12       12/31/99        744,735      220,019
  98        PW       Burke Village Center                                   12       12/31/99        487,907      125,123
  99       SBRC      Tivoli Square Apartments                               12       12/31/99        536,386      237,714


           MORTGAGE                                                                   1999
CONTROL     LOAN                                                           1999        NOI          U/W          U/W
NUMBER     SELLER                  LOAN / PROPERTY NAME                     NOI       DSCR       REVENUES      EXPENSES
------     ------                  --------------------                     ---       ----       --------      --------
  46       AMCC      National Refractories & Minerals Corporation         911,904     1.88        876,457       204,193
  47       SBRC      Sorrento Glen                                        435,453     0.88        852,110       155,786
  48       SBRC      Melrose Plaza                                        658,022     1.39        779,178       133,028
  49       ORIX      Bayshore Executive Plaza                             620,418     1.38      1,342,584       611,719
  50       SBRC      Gates Park Crossing Apartments                       621,382     1.31      1,748,975       978,059
  51        PW       Days Inn Fort Wright                                 338,385                 843,742       521,118
  52        PW       Days Inn Frankfort                                   413,764                 940,688       519,746
  53        PW       Days Inn Shepherdsville                              225,510                 655,195       443,499
  54       SBRC      Fairgrounds Mobile Estates                           529,590     1.23      1,188,538       603,097
  55       ORIX      Lyrewood Pointe Apartments                           680,290     1.48      1,178,485       494,145
  56       SBRC      The Market at Summer Oaks                            742,334     1.61        842,149       179,806
  57       SBRC      Cambridge Village Apartments                         578,603     1.32      1,595,996       977,580
  58       ORIX      Park Square Court                                    835,335     1.89      1,819,803     1,103,941
  59       SBRC      Princess Anne Marketplace                            393,672     0.98        608,813        95,109
  60       SBRC      Pinon  Trails Apartments                             424,348     1.13      1,393,176       854,474
  61        PW       Cayuga Village Mobile Home Park                      671,746               1,334,739       657,378
  62       SBRC      500 South Salina Street                              757,572     1.97      1,856,392     1,125,267
  63       SBRC      Kerman Shopping Center                               647,677     1.74        707,355       165,951
  64        PW       155 West Street                                      500,159                 760,254       204,321
  65       AMCC      Lexington Kmart                                      453,013     1.29        467,958         9,359
  66       AMCC      Niagara Kmart                                        446,614     1.31        470,490         9,410
  67       SBRC      Beverly Westside                                     575,946     1.65        543,943        69,045
  68       SBRC      Balboa Palms Apartments                              229,566     1.24        355,713       128,102
  69       SBRC      Tarzana Palms Apartments                             167,101     1.24        316,805       130,796
  70        PW       131 Spring Street                                  1,164,309               1,583,538       476,144
  71       SBRC      1445 Hempstead Turnpike                              447,971     1.43        657,150       240,660
  72        PW       Jackson Professional                                 244,046                 760,908       281,362
  73       SBRC      Campbell Hill Apartments                             402,562     1.23        624,174       180,529
  74        PW       377 Ballardvale & 315 New Boston Portfolio           433,019
  74A                377 Ballardvale Street                               368,530                 506,209       135,510
  74B                315 New Boston Street                                 64,489                 107,219        27,155
  75       SBRC      Lamar Crossing Shopping Center                           UAV      UAV        521,540       119,847
  76       ORIX      Renner Plaza Office Building                         230,643     0.74        507,211        75,056
  77        PW       Plimpton and Hills Portfolio                             UAV
  77A                114-146 Kings Highway East                               UAV                 550,241       255,567
  77B                1 Maxim Road                                             UAV                 179,800         5,394
  78        PW       4444 West Bristol Road                                   UAV                 509,927        59,478
  79       SBRC      Vacaville Town Center                                378,649     1.35        563,420       178,943
  80        PW       CVS - Dorchester                                         UAV                 334,125             -
  81        PW       RPM Warehouse                                            UAV                 633,035       156,398
  82        PW       Deere Road Warehouse Buildings                       507,711                 850,751       416,133
  83       SBRC      411-423 East 114th Street                            295,742     1.02        597,518       226,215
  84        PW       SunTrust Centre                                      398,696                 521,790       134,709
  85       AMCC      Lynnwood Business Center                             147,435     1.85        220,934        83,797
  86       AMCC      Quad 95                                              303,954     1.63        478,312       153,396
  87       SBRC      Independence Court Apartments                        287,361     1.18        528,079       220,729
  88       SBRC      5601 Merrick Road                                    373,245     1.52        505,234       173,801
  89       SBRC      Pinnacle Warehouse                                       UAV      UAV        407,622        78,501
  90       SBRC      300 Wildwood Avenue                                  321,494     1.34        558,706       208,768
  91        PW       Congress Professional Center III                     304,802                 412,306        81,926
  92        PW       Keystone Building                                    340,865                 648,410       257,201
  93        PW       4621 W. Napoleon                                     354,413                 545,910       156,136
  94        PW       Balboa Pointe Apartments                             292,137                 535,215       228,174
  95       SBRC      Spartacus Apartments                                 384,448     1.74        706,399       381,523
  96       SBRC      Storage Depot I                                      386,883     1.49        642,616       286,416
  97       SBRC      Village Place Shopping Center                        524,717     2.26        710,988       260,831
  98        PW       Burke Village Center                                 362,784                 476,257       112,630
  99       SBRC      Tivoli Square Apartments                             298,672     1.33        540,627       242,109


           MORTGAGE                                                                          U/W                   U/W
CONTROL     LOAN                                                           U/W               NOI         U/W       NCF
NUMBER     SELLER                  LOAN / PROPERTY NAME                    NOI               DSCR        NCF       DSCR
------     ------                  --------------------                    ---               ----        ---       ----
  46       AMCC      National Refractories & Minerals Corporation          672,265           1.39      606,281     1.25
  47       SBRC      Sorrento Glen                                         696,234           1.40      645,267     1.30
  48       SBRC      Melrose Plaza                                         646,150           1.37      611,798     1.30
  49       ORIX      Bayshore Executive Plaza                              730,865           1.62      625,755     1.39
  50       SBRC      Gates Park Crossing Apartments                        770,916           1.62      687,916     1.45
  51        PW       Days Inn Fort Wright                                  322,625           1.98      243,233     1.50
  52        PW       Days Inn Frankfort                                    420,942           1.98      335,591     1.50
  53        PW       Days Inn Shepherdsville                               211,696           1.98      147,829     1.50
  54       SBRC      Fairgrounds Mobile Estates                            585,441           1.36      573,841     1.33
  55       ORIX      Lyrewood Pointe Apartments                            684,340           1.49      611,240     1.33
  56       SBRC      The Market at Summer Oaks                             662,343           1.44      602,493     1.31
  57       SBRC      Cambridge Village Apartments                          618,416           1.41      542,416     1.24
  58       ORIX      Park Square Court                                     715,862           1.62      563,859     1.28
  59       SBRC      Princess Anne Marketplace                             513,704           1.28      496,429     1.24
  60       SBRC      Pinon  Trails Apartments                              538,702           1.43      468,202     1.24
  61        PW       Cayuga Village Mobile Home Park                       677,362           1.68      641,362     1.59
  62       SBRC      500 South Salina Street                               731,125           1.90      557,537     1.45
  63       SBRC      Kerman Shopping Center                                541,404           1.45      478,083     1.28
  64        PW       155 West Street                                       555,933           1.49      497,179     1.33
  65       AMCC      Lexington Kmart                                       458,599           1.31      431,309     1.23
  66       AMCC      Niagara Kmart                                         461,080           1.35      424,610     1.24
  67       SBRC      Beverly Westside                                      474,899           1.36      446,403     1.28
  68       SBRC      Balboa Palms Apartments                               227,610           1.30      214,360     1.22
  69       SBRC      Tarzana Palms Apartments                              186,009           1.30      174,652     1.22
  70        PW       131 Spring Street                                   1,107,394           3.49    1,032,793     3.26
  71       SBRC      1445 Hempstead Turnpike                               416,490           1.33      402,259     1.28
  72        PW       Jackson Professional                                  479,546           1.39      420,512     1.22
  73       SBRC      Campbell Hill Apartments                              443,645           1.36      409,820     1.25
  74        PW       377 Ballardvale & 315 New Boston Portfolio            450,763           1.42      426,447     1.35
  74A                377 Ballardvale Street                                370,699                     351,737
  74B                315 New Boston Street                                 80,064                       74,709
  75       SBRC      Lamar Crossing Shopping Center                        401,693           1.31      369,154     1.20
  76       ORIX      Renner Plaza Office Building                          432,155           1.38      402,984     1.29
  77        PW       Plimpton and Hills Portfolio                          469,080           1.59      419,203     1.42
  77A                114-146 Kings Highway East                            294,674                     269,473
  77B                1 Maxim Road                                          174,406                     149,730
  78        PW       4444 West Bristol Road                                450,449           1.44      405,445     1.29
  79       SBRC      Vacaville Town Center                                 384,478           1.37      353,019     1.25
  80        PW       CVS - Dorchester                                      334,125           1.02      330,818     1.01
  81        PW       RPM Warehouse                                         476,637           1.65      431,157     1.49
  82        PW       Deere Road Warehouse Buildings                        434,618           1.46      357,541     1.20
  83       SBRC      411-423 East 114th Street                             371,303           1.28      347,003     1.20
  84        PW       SunTrust Centre                                       387,081           1.42      359,990     1.32
  85       AMCC      Lynnwood Business Center                              137,137           1.72      112,859     1.41
  86       AMCC      Quad 95                                               324,916           1.74      292,553     1.57
  87       SBRC      Independence Court Apartments                         307,350           1.27      291,100     1.20
  88       SBRC      5601 Merrick Road                                     331,433           1.35      317,120     1.29
  89       SBRC      Pinnacle Warehouse                                    329,121           1.34      307,521     1.25
  90       SBRC      300 Wildwood Avenue                                   349,937           1.46      300,000     1.25
  91        PW       Congress Professional Center III                      330,380           1.35      307,158     1.26
  92        PW       Keystone Building                                     391,209           1.60      329,352     1.35
  93        PW       4621 W. Napoleon                                      389,773           1.57      332,657     1.34
  94        PW       Balboa Pointe Apartments                              307,041           1.29      289,291     1.21
  95       SBRC      Spartacus Apartments                                  324,876           1.47      280,506     1.27
  96       SBRC      Storage Depot I                                       356,200           1.37      351,148     1.35
  97       SBRC      Village Place Shopping Center                         450,157           1.94      363,912     1.57
  98        PW       Burke Village Center                                  363,627           1.44      329,961     1.31
  99       SBRC      Tivoli Square Apartments                              298,517           1.32      280,767     1.25

           PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                    1998
                                                                                  STATEMENT        1998
          MORTGAGE                                                    1998         NUMBER        STATEMENT
CONTROL     LOAN                                                    STATEMENT        OF           ENDING          1998
NUMBER     SELLER                  LOAN / PROPERTY NAME               TYPE         MONTHS          DATE         REVENUES
------     ------                  --------------------               ----         ------          ----         --------
 100        AMCC      Foothills Village Centre                      Full Year        12          12/31/98        433,161
 101        SBRC      McBee Apartments                                 UAV           UAV            UAV              UAV
 102        SBRC      Golden Sands Apartments                       Full Year        12          12/31/98        593,399
 103         PW       Eckerds - Gloversville                           UAV           UAV            UAV              UAV
 104        AMCC      Dover Crossing Shopping Center                   UAV           UAV            UAV              UAV
 105        AMCC      Plainville Crossing                           Full Year        12          12/31/98        233,436
 106        AMCC      Staples - Lawton                                 UAV           UAV            UAV              UAV
 107        SBRC      Boardwalk at Marina Bay                       Full Year        12          12/31/98        716,176
 108        AMCC      Kalevala Village Apartments                   Full Year        12          12/31/98        522,113
 109         PW       CVS - Murfreesboro                               UAV           UAV            UAV              UAV
 110         PW       La Quinta Gardens                             Full Year        12          12/31/98        691,950
 111         PW       Urban Outfitters Ann Arbor                    Full Year        12          12/31/98        383,153
 112        AMCC      Kolstad Great Dane Warehouse                     UAV           UAV            UAV              UAV
 113         PW       South Meadows                                 Full Year        12          12/31/98        103,097
 114        AMCC      Pederson-Krag Center Building                 Full Year        12          12/31/98        375,836
 115        SBRC      Crosstown Self Storage                        Full Year        12          12/31/98        312,392
 116         PW       Esquire Apartments                            Full Year        12          12/31/98        337,529
 117        AMCC      Rigid Building Systems                        Full Year        12          12/31/98        539,000
 118         PW       Falcon Cove Apartments                        Full Year        12          12/31/98        464,572
 119        ORIX      CountryHouse Residences                          UAV           UAV            UAV              UAV
 120        SBRC      One Centennial Drive                          Full Year        12          12/31/98        306,228
 121        SBRC      Diplomat Apartments                           Full Year        12          12/31/98        457,671
 122         PW       Avenue J Warehouse                            Full Year        12          12/31/98        315,850
 123        AMCC      Kiely Plaza Shopping Center                  Annualized         6          12/31/98        316,559
 124        ORIX      Miami Gardens Office Center                      UAV           UAV            UAV              UAV
 125         PW       Texas Tech Office Building                       UAV           UAV            UAV              UAV
 126        AMCC      The Village Apartments                        Full Year        12          12/31/98        445,237
 127         PW       Des Moines Apartments Portfolio
 127A                 Capital Hills Apartments                      Full Year        12          12/31/98         78,038
 127B                 Lyon Manor Apartments                         Full Year        12          12/31/98         74,062
 127C                 Silhouette Apartments                         Full Year        12          12/31/98        234,863
 128         PW       69-75 Lehigh Avenue                              UAV           UAV            UAV              UAV
 129        AMCC      Henderson Building                            Full Year        12          12/31/98        241,421
 130        AMCC      Park Plaza                                    Full Year        12          12/31/98        654,166
 131         PW       North Park Industrial                            UAV           UAV            UAV              UAV
 132         PW       Midwood Medical Center                        Full Year        12          12/31/98        268,278
 133        AMCC      Southcenter Strip Retail Center               Full Year        12          12/31/98        624,167
 134        AMCC      Fair Oaks Office/Retail Bldg                  Full Year        12          12/31/98        350,302
 135        AMCC      Southview Apartments                         Annualized         7          12/31/98        362,708
 136        SBRC      Monaco Apartments                             Full Year        12          12/31/98        322,622
 137        AMCC      Hafner Court Apartments                       Full Year        12          12/31/98        391,266
 138        AMCC      Loma Vista Center                             Full Year        12          12/31/98        307,443
 139        AMCC      Carroll Road Warehouse                        Full Year        12          12/31/98        290,579
 140        AMCC      Sandalwood Apartments                         Full Year        12          12/31/98        408,276
 142        SBRC      Bonhampton Corners                            Full Year        12          12/31/98        497,519
 143        AMCC      Greenway Village Shopping Center              Full Year        12          12/31/98        341,604
 144         PW       Jupiter Corporate Center                      Full Year        12          12/31/98        287,932
 145        AMCC      Banneker Building                             Full Year        12          12/31/98        355,349
 146        AMCC      3975 Landmark Street                          Full Year        12          12/31/98        248,004


          MORTGAGE                                                                                              1999
CONTROL     LOAN                                                      1998                      1998 NOI      STATEMENT
NUMBER     SELLER                  LOAN / PROPERTY NAME             EXPENSES      1998 NOI        DSCR          TYPE
------     ------                  --------------------             --------      --------        ----          ----
 100        AMCC      Foothills Village Centre                       44,497        388,664        1.64        Full Year
 101        SBRC      McBee Apartments                                  UAV            UAV        UAV         Full Year
 102        SBRC      Golden Sands Apartments                       312,247        281,152        1.35        Full Year
 103         PW       Eckerds - Gloversville                            UAV            UAV                       UAV
 104        AMCC      Dover Crossing Shopping Center                    UAV            UAV        UAV         Full Year
 105        AMCC      Plainville Crossing                            94,217        139,219        0.59        Full Year
 106        AMCC      Staples - Lawton                                  UAV            UAV        UAV            UAV
 107        SBRC      Boardwalk at Marina Bay                       460,530        255,646        1.14        Full Year
 108        AMCC      Kalevala Village Apartments                   229,791        292,322        1.43        Full Year
 109         PW       CVS - Murfreesboro                                UAV            UAV                       UAV
 110         PW       La Quinta Gardens                             384,036        307,914                    Full Year
 111         PW       Urban Outfitters Ann Arbor                     68,672        314,481                       UAV
 112        AMCC      Kolstad Great Dane Warehouse                      UAV            UAV        UAV            UAV
 113         PW       South Meadows                                  66,068         37,029                       UAV
 114        AMCC      Pederson-Krag Center Building                  78,272        297,564        1.63        Full Year
 115        SBRC      Crosstown Self Storage                        136,669        175,723        0.91       Annualized
 116         PW       Esquire Apartments                            185,598        151,931                    Full Year
 117        AMCC      Rigid Building Systems                         31,707        507,293        2.06       Annualized
 118         PW       Falcon Cove Apartments                        217,562        247,010                   Trailing 12
 119        ORIX      CountryHouse Residences                           UAV            UAV        UAV        Annualized
 120        SBRC      One Centennial Drive                          135,841        170,387        0.93        Full Year
 121        SBRC      Diplomat Apartments                           230,431        227,240        1.32        Full Year
 122         PW       Avenue J Warehouse                             59,287        256,563                    Full Year
 123        AMCC      Kiely Plaza Shopping Center                    60,190        256,369        1.21        Full Year
 124        ORIX      Miami Gardens Office Center                       UAV            UAV        UAV            UAV
 125         PW       Texas Tech Office Building                        UAV            UAV                       UAV
 126        AMCC      The Village Apartments                        163,233        282,004        1.43        Full Year
 127         PW       Des Moines Apartments Portfolio                              286,792
 127A                 Capital Hills Apartments                       32,021         46,017                    Full Year
 127B                 Lyon Manor Apartments                          31,265         42,797                    Full Year
 127C                 Silhouette Apartments                          36,885        197,978                    Full Year
 128         PW       69-75 Lehigh Avenue                               UAV            UAV                   Annualized
 129        AMCC      Henderson Building                             57,046        184,375        1.10        Full Year
 130        AMCC      Park Plaza                                    260,794        393,372        2.01        Full Year
 131         PW       North Park Industrial                             UAV            UAV                   Annualized
 132         PW       Midwood Medical Center                         20,300        247,978                   Trailing 12
 133        AMCC      Southcenter Strip Retail Center               197,932        426,235        2.74        Full Year
 134        AMCC      Fair Oaks Office/Retail Bldg                   95,191        255,111        1.75        Full Year
 135        AMCC      Southview Apartments                          139,848        222,860        1.61        Full Year
 136        SBRC      Monaco Apartments                             143,900        178,722        1.30        Full Year
 137        AMCC      Hafner Court Apartments                       137,966        253,300        1.78        Full Year
 138        AMCC      Loma Vista Center                             104,849        202,594        1.39        Full Year
 139        AMCC      Carroll Road Warehouse                         53,944        236,635        1.67        Full Year
 140        AMCC      Sandalwood Apartments                         165,104        243,172        1.59        Full Year
 142        SBRC      Bonhampton Corners                            192,584        304,935        1.80       Annualized
 143        AMCC      Greenway Village Shopping Center               39,051        302,553        2.36        Full Year
 144         PW       Jupiter Corporate Center                      127,837        160,095                   Trailing 12
 145        AMCC      Banneker Building                             155,464        199,885        1.62        Full Year
 146        AMCC      3975 Landmark Street                           46,640        201,364        1.59        Full Year

                                                                        1999
                                                                     STATEMENT        1999
          MORTGAGE                                                     NUMBER       STATEMENT
CONTROL     LOAN                                                         OF          ENDING         1999          1999
NUMBER     SELLER                  LOAN / PROPERTY NAME                MONTHS         DATE        REVENUES      EXPENSES
------     ------                  --------------------                ------         ----        --------      --------
 100        AMCC      Foothills Village Centre                           12         12/31/99       441,832       100,962
 101        SBRC      McBee Apartments                                   12         12/31/99       449,493       199,149
 102        SBRC      Golden Sands Apartments                            12         12/31/99       651,252       346,154
 103         PW       Eckerds - Gloversville                             UAV          UAV              UAV           UAV
 104        AMCC      Dover Crossing Shopping Center                     12         12/31/99       176,962        15,828
 105        AMCC      Plainville Crossing                                12         12/31/99       388,502       116,778
 106        AMCC      Staples - Lawton                                   UAV          UAV              UAV           UAV
 107        SBRC      Boardwalk at Marina Bay                            12         12/31/99       773,995       464,819
 108        AMCC      Kalevala Village Apartments                        12         12/31/99       527,222       224,565
 109         PW       CVS - Murfreesboro                                 UAV          UAV              UAV           UAV
 110         PW       La Quinta Gardens                                  12         12/31/99       717,677       414,808
 111         PW       Urban Outfitters Ann Arbor                         UAV          UAV              UAV           UAV
 112        AMCC      Kolstad Great Dane Warehouse                       UAV          UAV              UAV           UAV
 113         PW       South Meadows                                      UAV          UAV              UAV           UAV
 114        AMCC      Pederson-Krag Center Building                      12         12/31/99       405,477       107,807
 115        SBRC      Crosstown Self Storage                              8         12/31/99       438,781       129,510
 116         PW       Esquire Apartments                                 12         12/31/99       384,172       200,153
 117        AMCC      Rigid Building Systems                              9         09/30/99       582,000         1,587
 118         PW       Falcon Cove Apartments                              8         08/31/99       489,982       211,868
 119        ORIX      CountryHouse Residences                            10         03/31/00     1,144,214       781,562
 120        SBRC      One Centennial Drive                               12         12/31/99       412,624       114,253
 121        SBRC      Diplomat Apartments                                12         12/31/99       467,120       213,424
 122         PW       Avenue J Warehouse                                 12         12/31/99       348,026        60,319
 123        AMCC      Kiely Plaza Shopping Center                        12         12/31/99       433,888       106,807
 124        ORIX      Miami Gardens Office Center                        UAV          UAV              UAV           UAV
 125         PW       Texas Tech Office Building                         UAV          UAV              UAV           UAV
 126        AMCC      The Village Apartments                             12         12/31/99       433,799       176,135
 127         PW       Des Moines Apartments Portfolio
 127A                 Capital Hills Apartments                           12         12/31/99        81,143        28,319
 127B                 Lyon Manor Apartments                              12         12/31/99        76,104        36,421
 127C                 Silhouette Apartments                              12         12/31/99       242,604        31,621
 128         PW       69-75 Lehigh Avenue                                 3         12/31/99       400,556        13,548
 129        AMCC      Henderson Building                                 12         12/31/99        82,601        27,644
 130        AMCC      Park Plaza                                         12         12/31/99       695,252       273,679
 131         PW       North Park Industrial                              10         11/30/99       171,478        25,134
 132         PW       Midwood Medical Center                              5         05/31/99       360,741        26,529
 133        AMCC      Southcenter Strip Retail Center                    12         12/31/99       641,859       201,341
 134        AMCC      Fair Oaks Office/Retail Bldg                       12         12/31/99       307,416       113,750
 135        AMCC      Southview Apartments                               12         12/31/99       335,104       196,405
 136        SBRC      Monaco Apartments                                  12         12/31/99       334,025       122,579
 137        AMCC      Hafner Court Apartments                            12         12/31/99       381,595       152,557
 138        AMCC      Loma Vista Center                                  12         12/31/99       334,447       103,794
 139        AMCC      Carroll Road Warehouse                             12         12/31/99       327,246        66,546
 140        AMCC      Sandalwood Apartments                              12         12/31/99       399,510       193,916
 142        SBRC      Bonhampton Corners                                 10         12/31/99       513,612       194,352
 143        AMCC      Greenway Village Shopping Center                   12         12/31/99       326,081        38,883
 144         PW       Jupiter Corporate Center                            6         06/30/99       306,470       130,356
 145        AMCC      Banneker Building                                  12         12/31/99       332,946       116,794
 146        AMCC      3975 Landmark Street                               12         12/31/99       263,496        30,541


          MORTGAGE                                                                  1999
CONTROL     LOAN                                                        1999        NOI         U/W          U/W          U/W
NUMBER     SELLER                  LOAN / PROPERTY NAME                  NOI        DSCR      REVENUES     EXPENSES       NOI
------     ------                  --------------------                  ---        ----      --------     --------       ---
 100        AMCC      Foothills Village Centre                         340,870      1.44       427,515      106,747     320,767
 101        SBRC      McBee Apartments                                 250,344      1.09       521,457      186,605     334,852
 102        SBRC      Golden Sands Apartments                          305,098      1.47       661,463      345,720     315,743
 103         PW       Eckerds - Gloversville                               UAV                 269,572            -     269,572
 104        AMCC      Dover Crossing Shopping Center                   161,134      0.75       387,759       70,442     317,317
 105        AMCC      Plainville Crossing                              271,724      1.15       437,969      118,062     319,907
 106        AMCC      Staples - Lawton                                     UAV       UAV       323,340       36,415     286,925
 107        SBRC      Boardwalk at Marina Bay                          309,176      1.38       791,615      449,155     342,460
 108        AMCC      Kalevala Village Apartments                      302,657      1.48       522,735      240,687     282,048
 109         PW       CVS - Murfreesboro                                   UAV                 227,205            -     227,205
 110         PW       La Quinta Gardens                                302,869                 765,043      445,223     319,820
 111         PW       Urban Outfitters Ann Arbor                           UAV                 407,447      109,872     297,575
 112        AMCC      Kolstad Great Dane Warehouse                         UAV       UAV       408,395      140,245     268,150
 113         PW       South Meadows                                        UAV                 349,922       73,572     276,350
 114        AMCC      Pederson-Krag Center Building                    297,670      1.63       445,666      103,487     342,179
 115        SBRC      Crosstown Self Storage                           309,271      1.61       457,214      175,147     282,067
 116         PW       Esquire Apartments                               184,019                 415,863      163,943     251,921
 117        AMCC      Rigid Building Systems                           580,413      2.35       524,866       71,391     453,475
 118         PW       Falcon Cove Apartments                           278,114                 481,707      220,045     261,662
 119        ORIX      CountryHouse Residences                          362,652      1.84     1,205,949      833,412     372,537
 120        SBRC      One Centennial Drive                             298,371      1.63       381,182      120,299     260,883
 121        SBRC      Diplomat Apartments                              253,696      1.48       480,586      230,231     250,355
 122         PW       Avenue J Warehouse                               287,707                 315,583       72,612     242,971
 123        AMCC      Kiely Plaza Shopping Center                      327,081      1.54       369,500       91,095     278,405
 124        ORIX      Miami Gardens Office Center                          UAV       UAV       529,731      259,028     270,703
 125         PW       Texas Tech Office Building                           UAV                 364,139       84,940     279,199
 126        AMCC      The Village Apartments                           257,664      1.31       434,635      177,704     256,930
 127         PW       Des Moines Apartments Portfolio                  303,490                                          227,131
 127A                 Capital Hills Apartments                          52,824                  79,830       34,222      45,608
 127B                 Lyon Manor Apartments                             39,683                  74,375       34,916      39,459
 127C                 Silhouette Apartments                            210,983                 236,077       94,013     142,064
 128         PW       69-75 Lehigh Avenue                              387,008                 368,682      121,862     246,820
 129        AMCC      Henderson Building                                54,957      0.33       315,932       92,398     223,534
 130        AMCC      Park Plaza                                       421,573      2.15       666,130      322,659     343,471
 131         PW       North Park Industrial                            146,344                 251,855       56,203     195,652
 132         PW       Midwood Medical Center                           334,212                 370,850       92,074     278,776
 133        AMCC      Southcenter Strip Retail Center                  440,518      2.84       614,228      266,169     348,059
 134        AMCC      Fair Oaks Office/Retail Bldg                     193,666      1.33       367,187      139,463     227,723
 135        AMCC      Southview Apartments                             138,699      1.00       361,992      176,313     185,679
 136        SBRC      Monaco Apartments                                211,445      1.53       342,835      143,643     199,192
 137        AMCC      Hafner Court Apartments                          229,038      1.61       363,199      155,023     208,176
 138        AMCC      Loma Vista Center                                230,653      1.58       331,999      111,393     220,606
 139        AMCC      Carroll Road Warehouse                           260,700      1.84       302,152       80,463     221,689
 140        AMCC      Sandalwood Apartments                            205,594      1.34       482,347      195,296     287,051
 142        SBRC      Bonhampton Corners                               319,260      1.88       492,212      196,811     295,401
 143        AMCC      Greenway Village Shopping Center                 287,198      2.24       302,333       55,334     246,999
 144         PW       Jupiter Corporate Center                         176,114                 354,042      138,962     215,081
 145        AMCC      Banneker Building                                216,152      1.75       381,514      147,969     233,545
 146        AMCC      3975 Landmark Street                             232,955      1.84       241,062       74,646     166,416


          MORTGAGE                                                       U/W                  U/W
CONTROL     LOAN                                                         NOI        U/W       NCF
NUMBER     SELLER                  LOAN / PROPERTY NAME                  DSCR       NCF       DSCR
------     ------                  --------------------                  ----       ---       ----
 100        AMCC      Foothills Village Centre                           1.35     296,194     1.25
 101        SBRC      McBee Apartments                                   1.45     306,564     1.33
 102        SBRC      Golden Sands Apartments                            1.52     277,823     1.33
 103         PW       Eckerds - Gloversville                             1.02     267,527     1.01
 104        AMCC      Dover Crossing Shopping Center                     1.47     292,260     1.36
 105        AMCC      Plainville Crossing                                1.35     288,631     1.22
 106        AMCC      Staples - Lawton                                   1.33     275,486     1.27
 107        SBRC      Boardwalk at Marina Bay                            1.53     300,809     1.34
 108        AMCC      Kalevala Village Apartments                        1.38     265,848     1.30
 109         PW       CVS - Murfreesboro                                 1.03     223,112     1.01
 110         PW       La Quinta Gardens                                  1.64     280,550     1.44
 111         PW       Urban Outfitters Ann Arbor                         1.47     272,660     1.35
 112        AMCC      Kolstad Great Dane Warehouse                       1.34     250,203     1.25
 113         PW       South Meadows                                      1.43     241,938     1.25
 114        AMCC      Pederson-Krag Center Building                      1.88     318,832     1.75
 115        SBRC      Crosstown Self Storage                             1.47     275,692     1.44
 116         PW       Esquire Apartments                                 1.36     238,869     1.29
 117        AMCC      Rigid Building Systems                             1.84     420,448     1.70
 118         PW       Falcon Cove Apartments                             1.43     239,162     1.31
 119        ORIX      CountryHouse Residences                            1.89     363,577     1.85
 120        SBRC      One Centennial Drive                               1.42     238,589     1.30
 121        SBRC      Diplomat Apartments                                1.46     234,605     1.37
 122         PW       Avenue J Warehouse                                 1.41     217,482     1.26
 123        AMCC      Kiely Plaza Shopping Center                        1.31     252,426     1.19
 124        ORIX      Miami Gardens Office Center                        1.61     226,918     1.35
 125         PW       Texas Tech Office Building                         1.64     239,419     1.41
 126        AMCC      The Village Apartments                             1.30     237,680     1.20
 127         PW       Des Moines Apartments Portfolio                    1.39     206,381     1.27
 127A                 Capital Hills Apartments                                     41,358
 127B                 Lyon Manor Apartments                                        34,959
 127C                 Silhouette Apartments                                       130,064
 128         PW       69-75 Lehigh Avenue                                1.47     215,437     1.28
 129        AMCC      Henderson Building                                 1.34     205,991     1.23
 130        AMCC      Park Plaza                                         1.75     286,061     1.46
 131         PW       North Park Industrial                              1.30     180,478     1.20
 132         PW       Midwood Medical Center                             1.75     243,932     1.53
 133        AMCC      Southcenter Strip Retail Center                    2.24     315,665     2.03
 134        AMCC      Fair Oaks Office/Retail Bldg                       1.56     208,107     1.43
 135        AMCC      Southview Apartments                               1.34     167,179     1.21
 136        SBRC      Monaco Apartments                                  1.45     187,442     1.36
 137        AMCC      Hafner Court Apartments                            1.46     183,456     1.29
 138        AMCC      Loma Vista Center                                  1.51     192,068     1.31
 139        AMCC      Carroll Road Warehouse                             1.57     192,704     1.36
 140        AMCC      Sandalwood Apartments                              1.87     255,051     1.66
 142        SBRC      Bonhampton Corners                                 1.74     250,572     1.48
 143        AMCC      Greenway Village Shopping Center                   1.93     214,857     1.68
 144         PW       Jupiter Corporate Center                           1.68     180,093     1.41
 145        AMCC      Banneker Building                                  1.89     183,774     1.49
 146        AMCC      3975 Landmark Street                               1.31     146,160     1.15

           PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                          1998
                                                                                       STATEMENT        1998
           MORTGAGE                                                        1998          NUMBER       STATEMENT
CONTROL    LOAN                                                          STATEMENT         OF          ENDING          1998
NUMBER     SELLER                  LOAN / PROPERTY NAME                    TYPE          MONTHS         DATE         REVENUES
------     ------                  --------------------                    ----          ------         ----         --------
 147         PW       Carrington Heights & Plaza Apts  Portfolio
 147A                 Carrington Heights Apartments                      Full Year         12         12/31/98        151,350
 147B                 Plaza Apartments                                   Full Year         12         12/31/98        223,499
 148        AMCC      88 Sunnyside Building                              Full Year         12         12/31/98        476,356
 149         PW       Pond Street & North Court Apts. Portfolio
 149A                 Pond Street Apartments                                UAV            UAV           UAV              UAV
 149B                 North Court Apartments                                UAV            UAV           UAV              UAV
 150        AMCC      Plaza Northwest Shopping Center                    Full Year         12         12/31/98        345,614
 151         PW       Paradise Palm Mobile Home Park                     Full Year         12         12/31/98        189,090
 152        AMCC      Kennewick Square                                   Full Year         12         12/31/98        292,189
 153        AMCC      Party City                                            UAV            UAV           UAV              UAV
 154        AMCC      Blue Devils Building                               Full Year         12         12/31/98        403,427
 155        AMCC      Schuck's Retail Center                                UAV            UAV           UAV              UAV
 156        AMCC      Northwood Estates                                  Full Year         12         12/31/98        190,215
 157        AMCC      Miramar Commerce Center                            Full Year         12         12/31/98        354,449
 158        AMCC      South Bay Industrial                               Full Year         12         12/31/98        248,912
 159        AMCC      Bloomfield Center                                  Full Year         12         12/31/98        194,732
 160        AMCC      Park Willow Apartments                             Full Year         12         12/31/98        246,012
 161        AMCC      Belmond Center                                     Full Year         12         12/31/98        328,518
 162        AMCC      Riverwood Apartments                               Full Year         12         12/31/98        236,452
 163         PW       85 Second Avenue                                   Full Year         12         12/31/98        210,094
 164        AMCC      PGE Buildings                                      Full Year         12         12/31/98        213,795
 165        AMCC      Carroll Canyon Road Industrial Condos              Full Year         12         12/31/98        218,602
 166        AMCC      Myrex Manufacturing Plant & Corporate Offices      Full Year         12         12/31/98        266,016
 167         PW       St. James Apartments                               Full Year         12         12/31/98        126,314
 168        AMCC      Walnut Creek Shopping Center                          UAV            UAV           UAV              UAV
 169        AMCC      Quail Hollow Mini Storage                          Full Year         12         12/31/98        209,915
 170         PW       CVS - Lowell                                          UAV            UAV           UAV              UAV
 171        AMCC      Freeway Industries Center                          Full Year         12         12/31/98        237,915
 172        AMCC      AT&T Building                                     Annualized          5         12/31/98        158,520
 173        AMCC      PBR III                                            Full Year         12         12/31/98        215,086
 174         PW       Ivory Garden Apartments                           Annualized          4         12/31/98        189,012
 175        AMCC      Knoxville Square                                   Full Year         12         12/31/98        202,114
 176        SBRC      Parthenia Garden Apartments                        Full Year         12         12/31/98        243,381
 177        AMCC      Larkfield Road Office Building                     Full Year         12         12/31/98        269,391
 178        AMCC      Kings Kourt Apartments                             Full Year         12         12/31/98        176,382
 179        AMCC      Philomath Self-Storage                             Full Year         12         12/31/98        232,081
 180        AMCC      Aztec Building                                     Full Year         12         12/31/98        187,205
 181        AMCC      Stone Mountain Carpet Mill Outlet                     UAV            UAV           UAV              UAV
 182         PW       10 Jewel Drive                                     Full Year         12         12/31/98        169,926
 183        AMCC      Williams Road Office Building                      Full Year         12         12/31/98        188,736
 184        AMCC      Wheeling Service Center                            Full Year         12         12/31/98        504,250
 185        AMCC      650 New Road Office Building                       Full Year         12         12/31/98        221,932
 186         PW       Pine Street Apartments                             Full Year         12         12/31/98        139,240
 187        AMCC      The Certex Building                                Full Year         12         12/31/98        200,000
 188        AMCC      Pheasant Run Shopping Center                       Full Year         12         12/31/98        281,912
 189        AMCC      Runnin' Rebel Plaza                               Annualized         10         12/31/98        413,050
 190        AMCC      Vic Huber Photography Building                        UAV            UAV           UAV              UAV
 191        AMCC      Hollywood Video-Westland                           Full Year         12         12/31/98        145,220
 192         PW       Reading Business Center                            Full Year         12         12/31/98        178,927
 193        AMCC      National Die & Button Mould Company                   UAV            UAV           UAV              UAV
 194        AMCC      Metropolitan Square Shopping Center                Full Year         12         12/31/98        321,925


           MORTGAGE                                                                                  1998        1999
CONTROL    LOAN                                                            1998                       NOI      STATEMENT
NUMBER     SELLER                  LOAN / PROPERTY NAME                  EXPENSES     1998 NOI       DSCR        TYPE
------     ------                  --------------------                  --------     --------       ----        ----
 147         PW       Carrington Heights & Plaza Apts  Portfolio                       218,370
 147A                 Carrington Heights Apartments                        63,190       88,160                 Full Year
 147B                 Plaza Apartments                                     93,289      130,210                 Full Year
 148        AMCC      88 Sunnyside Building                               227,556      248,800       2.08      Full Year
 149         PW       Pond Street & North Court Apts. Portfolio                            UAV
 149A                 Pond Street Apartments                                  UAV          UAV                Annualized
 149B                 North Court Apartments                                  UAV          UAV                Annualized
 150        AMCC      Plaza Northwest Shopping Center                     112,196      233,418       1.91      Full Year
 151         PW       Paradise Palm Mobile Home Park                       20,969      168,121                 Full Year
 152        AMCC      Kennewick Square                                     68,923      223,266       1.99      Full Year
 153        AMCC      Party City                                              UAV          UAV       UAV       Full Year
 154        AMCC      Blue Devils Building                                    UAV      403,427       2.70      Full Year
 155        AMCC      Schuck's Retail Center                                  UAV          UAV       UAV       Full Year
 156        AMCC      Northwood Estates                                    38,366      151,849       1.35      Full Year
 157        AMCC      Miramar Commerce Center                             148,083      206,366       1.64      Full Year
 158        AMCC      South Bay Industrial                                 29,802      219,110       1.84      Full Year
 159        AMCC      Bloomfield Center                                    29,815      164,917       1.56      Full Year
 160        AMCC      Park Willow Apartments                              110,600      135,412       1.18     Annualized
 161        AMCC      Belmond Center                                      109,884      218,634       1.52      Full Year
 162        AMCC      Riverwood Apartments                                 62,226      174,226       1.38     Annualized
 163         PW       85 Second Avenue                                    111,543       98,551                Annualized
 164        AMCC      PGE Buildings                                        28,297      185,498       1.41      Full Year
 165        AMCC      Carroll Canyon Road Industrial Condos                33,681      184,921       1.84      Full Year
 166        AMCC      Myrex Manufacturing Plant & Corporate Offices         9,302      256,714       1.44      Full Year
 167         PW       St. James Apartments                                 27,801       98,513                 Full Year
 168        AMCC      Walnut Creek Shopping Center                            UAV          UAV       UAV       Full Year
 169        AMCC      Quail Hollow Mini Storage                            72,431      137,484       1.30      Full Year
 170         PW       CVS - Lowell                                            UAV          UAV                    UAV
 171        AMCC      Freeway Industries Center                            55,172      182,743       1.43      Full Year
 172        AMCC      AT&T Building                                           UAV      158,520       1.70      Full Year
 173        AMCC      PBR III                                              94,385      120,701       1.31      Full Year
 174         PW       Ivory Garden Apartments                              96,555       92,457                 Full Year
 175        AMCC      Knoxville Square                                     30,418      171,696       1.64      Full Year
 176        SBRC      Parthenia Garden Apartments                         137,369      106,012       1.22     Trailing 12
 177        AMCC      Larkfield Road Office Building                      148,665      120,726       1.40      Full Year
 178        AMCC      Kings Kourt Apartments                               93,742       82,639       0.90      Full Year
 179        AMCC      Philomath Self-Storage                               98,512      133,569       1.53      Full Year
 180        AMCC      Aztec Building                                       70,217      116,988       1.06      Full Year
 181        AMCC      Stone Mountain Carpet Mill Outlet                       UAV          UAV       UAV       Full Year
 182         PW       10 Jewel Drive                                       57,160      112,766                Trailing 12
 183        AMCC      Williams Road Office Building                        44,186      144,550       1.72      Full Year
 184        AMCC      Wheeling Service Center                             172,515      331,735       2.98      Full Year
 185        AMCC      650 New Road Office Building                         65,139      156,793       1.78      Full Year
 186         PW       Pine Street Apartments                              120,394       18,846                 Full Year
 187        AMCC      The Certex Building                                  14,449      185,551       1.76      Full Year
 188        AMCC      Pheasant Run Shopping Center                         89,966      191,946       2.18      Full Year
 189        AMCC      Runnin' Rebel Plaza                                  91,737      321,313       3.17      Full Year
 190        AMCC      Vic Huber Photography Building                          UAV          UAV       UAV       Full Year
 191        AMCC      Hollywood Video-Westland                             13,970      131,250       1.74      Full Year
 192         PW       Reading Business Center                              60,453      118,474                Trailing 12
 193        AMCC      National Die & Button Mould Company                     UAV          UAV       UAV          UAV
 194        AMCC      Metropolitan Square Shopping Center                  89,069      232,856       1.88      Full Year


                                                                             1999
                                                                          STATEMENT        1999
           MORTGAGE                                                         NUMBER       STATEMENT
CONTROL    LOAN                                                               OF          ENDING          1999          1999
NUMBER     SELLER                  LOAN / PROPERTY NAME                     MONTHS         DATE        REVENUES       EXPENSES
------     ------                  --------------------                     ------         ----        --------       --------
 147         PW       Carrington Heights & Plaza Apts  Portfolio
 147A                 Carrington Heights Apartments                           12         12/31/99       149,096        67,367
 147B                 Plaza Apartments                                        12         12/31/99       225,552        91,715
 148        AMCC      88 Sunnyside Building                                   12         12/31/99       527,402       295,789
 149         PW       Pond Street & North Court Apts. Portfolio
 149A                 Pond Street Apartments                                  7.5        12/31/99       115,917        48,851
 149B                 North Court Apartments                                  7.5        12/31/99        56,840        49,142
 150        AMCC      Plaza Northwest Shopping Center                         12         12/31/99       371,554       115,333
 151         PW       Paradise Palm Mobile Home Park                          12         12/31/99       205,899        39,574
 152        AMCC      Kennewick Square                                        12         12/31/99       266,452        43,223
 153        AMCC      Party City                                              12         12/31/99       204,000           UAV
 154        AMCC      Blue Devils Building                                    12         12/31/99       395,117           UAV
 155        AMCC      Schuck's Retail Center                                  12         12/31/99       197,239        28,262
 156        AMCC      Northwood Estates                                       12         12/31/99       198,023        23,838
 157        AMCC      Miramar Commerce Center                                 12         12/31/99       376,967       173,789
 158        AMCC      South Bay Industrial                                    12         12/31/99       235,391        20,449
 159        AMCC      Bloomfield Center                                       12         12/31/99       196,417        24,772
 160        AMCC      Park Willow Apartments                                   8         08/31/99       269,533        99,781
 161        AMCC      Belmond Center                                          12         12/31/99       355,171        67,434
 162        AMCC      Riverwood Apartments                                     6         12/31/99       252,668       104,922
 163         PW       85 Second Avenue                                        11         11/30/99       222,096       112,677
 164        AMCC      PGE Buildings                                           12         12/31/99       179,257        31,161
 165        AMCC      Carroll Canyon Road Industrial Condos                   12         12/31/99       225,352        32,824
 166        AMCC      Myrex Manufacturing Plant & Corporate Offices           12         12/31/99       334,055       148,293
 167         PW       St. James Apartments                                    12         12/31/99       192,304        34,573
 168        AMCC      Walnut Creek Shopping Center                            12         12/31/99       179,065        51,927
 169        AMCC      Quail Hollow Mini Storage                               12         12/31/99       238,920        72,303
 170         PW       CVS - Lowell                                            UAV          UAV              UAV           UAV
 171        AMCC      Freeway Industries Center                               12         12/31/99       257,056        55,137
 172        AMCC      AT&T Building                                           12         12/31/99       229,306        49,070
 173        AMCC      PBR III                                                 12         12/31/99       227,342        62,067
 174         PW       Ivory Garden Apartments                                 12         12/31/99       266,885        93,599
 175        AMCC      Knoxville Square                                        12         12/31/99       202,614        64,239
 176        SBRC      Parthenia Garden Apartments                             12         05/31/99       245,333       131,053
 177        AMCC      Larkfield Road Office Building                          12         12/31/99       313,425       162,877
 178        AMCC      Kings Kourt Apartments                                  12         12/31/99       249,959        98,566
 179        AMCC      Philomath Self-Storage                                  12         12/31/99       244,511        97,152
 180        AMCC      Aztec Building                                          12         12/31/99       269,931        75,068
 181        AMCC      Stone Mountain Carpet Mill Outlet                       12         12/31/99       202,082        28,902
 182         PW       10 Jewel Drive                                           6         06/30/99       186,614        66,673
 183        AMCC      Williams Road Office Building                           12         12/31/99       192,104        51,473
 184        AMCC      Wheeling Service Center                                 12         12/31/99       540,433       113,258
 185        AMCC      650 New Road Office Building                            12         12/31/99       226,502        82,522
 186         PW       Pine Street Apartments                                  12         12/31/99       181,635        38,621
 187        AMCC      The Certex Building                                     12         12/31/99       283,444        83,599
 188        AMCC      Pheasant Run Shopping Center                            12         12/31/99       259,335        99,931
 189        AMCC      Runnin' Rebel Plaza                                     12         12/31/99       415,604       147,842
 190        AMCC      Vic Huber Photography Building                          12         12/31/99       101,365         7,501
 191        AMCC      Hollywood Video-Westland                                12         12/31/99       144,660        13,410
 192         PW       Reading Business Center                                  9         09/30/99       197,464        49,519
 193        AMCC      National Die & Button Mould Company                     UAV          UAV              UAV           UAV
 194        AMCC      Metropolitan Square Shopping Center                     12         12/31/99       341,506       106,720


           MORTGAGE                                                                     1999
CONTROL    LOAN                                                             1999         NOI         U/W          U/W
NUMBER     SELLER                  LOAN / PROPERTY NAME                      NOI        DSCR       REVENUES     EXPENSES
------     ------                  --------------------                      ---        ----       --------     --------
 147         PW       Carrington Heights & Plaza Apts  Portfolio           215,566
 147A                 Carrington Heights Apartments                         81,729                  167,754       74,689
 147B                 Plaza Apartments                                     133,837                  231,424      105,885
 148        AMCC      88 Sunnyside Building                                231,613      1.93        513,122      312,243
 149         PW       Pond Street & North Court Apts. Portfolio             74,764
 149A                 Pond Street Apartments                                67,066                  142,557       63,527
 149B                 North Court Apartments                                 7,698                  128,860       47,370
 150        AMCC      Plaza Northwest Shopping Center                      256,222      2.09        361,400      114,080
 151         PW       Paradise Palm Mobile Home Park                       166,325                  218,150       40,881
 152        AMCC      Kennewick Square                                     223,229      1.99        266,188       71,391
 153        AMCC      Party City                                           204,000      1.79        183,600        5,508
 154        AMCC      Blue Devils Building                                 395,117      2.65        315,293       49,284
 155        AMCC      Schuck's Retail Center                               168,977      1.44        211,012       54,443
 156        AMCC      Northwood Estates                                    174,185      1.55        200,718       55,404
 157        AMCC      Miramar Commerce Center                              203,178      1.62        345,727       99,615
 158        AMCC      South Bay Industrial                                 214,942      1.81        211,796       36,816
 159        AMCC      Bloomfield Center                                    171,645      1.63        199,130       39,539
 160        AMCC      Park Willow Apartments                               169,752      1.48        252,014       91,703
 161        AMCC      Belmond Center                                       287,737      2.00        354,620       85,162
 162        AMCC      Riverwood Apartments                                 147,746      1.17        240,894       80,717
 163         PW       85 Second Avenue                                     109,419                  206,532       45,414
 164        AMCC      PGE Buildings                                        148,096      1.12        252,073       61,131
 165        AMCC      Carroll Canyon Road Industrial Condos                192,528      1.92        204,516       41,307
 166        AMCC      Myrex Manufacturing Plant & Corporate Offices        185,762      1.04        301,568       48,123
 167         PW       St. James Apartments                                 157,731                  199,386       52,931
 168        AMCC      Walnut Creek Shopping Center                         127,138      1.28        203,909       70,017
 169        AMCC      Quail Hollow Mini Storage                            166,617      1.58        238,927       78,318
 170         PW       CVS - Lowell                                             UAV                  148,656        6,960
 171        AMCC      Freeway Industries Center                            201,919      1.58        238,437       62,928
 172        AMCC      AT&T Building                                        180,236      1.93        228,626       79,914
 173        AMCC      PBR III                                              165,275      1.79        239,128       77,646
 174         PW       Ivory Garden Apartments                              173,286                  246,901      107,847
 175        AMCC      Knoxville Square                                     138,375      1.32        211,530       69,506
 176        SBRC      Parthenia Garden Apartments                          114,280      1.32        253,574      138,602
 177        AMCC      Larkfield Road Office Building                       150,548      1.75        289,891      152,996
 178        AMCC      Kings Kourt Apartments                               151,393      1.64        236,202      104,654
 179        AMCC      Philomath Self-Storage                               147,359      1.68        242,445      107,982
 180        AMCC      Aztec Building                                       194,863      1.77        261,972       77,755
 181        AMCC      Stone Mountain Carpet Mill Outlet                    173,180      1.55        185,665       31,625
 182         PW       10 Jewel Drive                                       119,941                  215,500       65,299
 183        AMCC      Williams Road Office Building                        140,631      1.67        185,324       57,638
 184        AMCC      Wheeling Service Center                              427,175      3.84        501,069      139,401
 185        AMCC      650 New Road Office Building                         143,980      1.64        203,624       78,096
 186         PW       Pine Street Apartments                               143,014                  179,037       45,952
 187        AMCC      The Certex Building                                  199,845      1.90        276,008      106,479
 188        AMCC      Pheasant Run Shopping Center                         159,403      1.81        222,918       92,311
 189        AMCC      Runnin' Rebel Plaza                                  267,762      2.64        434,751      153,913
 190        AMCC      Vic Huber Photography Building                        93,864      1.17        126,954       19,089
 191        AMCC      Hollywood Video-Westland                             131,250      1.74        130,835       19,355
 192         PW       Reading Business Center                              147,945                  225,418       64,369
 193        AMCC      National Die & Button Mould Company                      UAV       UAV        134,554        6,382
 194        AMCC      Metropolitan Square Shopping Center                  234,786      1.89        333,517      109,919


           MORTGAGE                                                                     U/W                      U/W
CONTROL    LOAN                                                              U/W        NOI           U/W        NCF
NUMBER     SELLER                  LOAN / PROPERTY NAME                      NOI        DSCR          NCF        DSCR
------     ------                  --------------------                      ---        ----          ---        ----
 147         PW       Carrington Heights & Plaza Apts  Portfolio           218,604      1.64        195,679      1.47
 147A                 Carrington Heights Apartments                         93,065                   83,065
 147B                 Plaza Apartments                                     125,539                  112,614
 148        AMCC      88 Sunnyside Building                                200,878      1.68        157,459      1.32
 149         PW       Pond Street & North Court Apts. Portfolio            160,519      1.35        145,950      1.23
 149A                 Pond Street Apartments                                79,030                   71,461
 149B                 North Court Apartments                                81,490                   74,490
 150        AMCC      Plaza Northwest Shopping Center                      247,320      2.02        213,726      1.75
 151         PW       Paradise Palm Mobile Home Park                       177,269      1.49        174,069      1.46
 152        AMCC      Kennewick Square                                     194,796      1.74        166,135      1.48
 153        AMCC      Party City                                           178,092      1.56        168,075      1.48
 154        AMCC      Blue Devils Building                                 266,009      1.78        240,392      1.61
 155        AMCC      Schuck's Retail Center                               156,569      1.34        147,672      1.26
 156        AMCC      Northwood Estates                                    145,314      1.29        141,614      1.26
 157        AMCC      Miramar Commerce Center                              246,112      1.96        214,625      1.71
 158        AMCC      South Bay Industrial                                 174,980      1.47        152,867      1.29
 159        AMCC      Bloomfield Center                                    159,592      1.51        147,453      1.40
 160        AMCC      Park Willow Apartments                               160,311      1.40        145,911      1.27
 161        AMCC      Belmond Center                                       269,458      1.87        248,006      1.72
 162        AMCC      Riverwood Apartments                                 160,177      1.27        147,677      1.17
 163         PW       85 Second Avenue                                     161,118      1.40        157,597      1.37
 164        AMCC      PGE Buildings                                        190,942      1.45        165,478      1.26
 165        AMCC      Carroll Canyon Road Industrial Condos                163,209      1.63        139,435      1.39
 166        AMCC      Myrex Manufacturing Plant & Corporate Offices        253,445      1.42        217,809      1.22
 167         PW       St. James Apartments                                 146,455      1.44        139,255      1.37
 168        AMCC      Walnut Creek Shopping Center                         133,892      1.34        125,174      1.26
 169        AMCC      Quail Hollow Mini Storage                            160,609      1.52        154,676      1.47
 170         PW       CVS - Lowell                                         141,696      1.37        134,278      1.30
 171        AMCC      Freeway Industries Center                            175,509      1.37        150,240      1.17
 172        AMCC      AT&T Building                                        148,712      1.59        129,627      1.39
 173        AMCC      PBR III                                              161,482      1.75        138,529      1.50
 174         PW       Ivory Garden Apartments                              139,054      1.47        126,804      1.34
 175        AMCC      Knoxville Square                                     142,023      1.36        133,363      1.28
 176        SBRC      Parthenia Garden Apartments                          114,972      1.33        103,972      1.20
 177        AMCC      Larkfield Road Office Building                       136,895      1.59        110,775      1.29
 178        AMCC      Kings Kourt Apartments                               131,547      1.43        118,947      1.29
 179        AMCC      Philomath Self-Storage                               134,463      1.54        129,355      1.48
 180        AMCC      Aztec Building                                       184,217      1.67        148,245      1.35
 181        AMCC      Stone Mountain Carpet Mill Outlet                    154,040      1.38        133,431      1.20
 182         PW       10 Jewel Drive                                       150,201      1.75        139,522      1.63
 183        AMCC      Williams Road Office Building                        127,686      1.52        109,171      1.30
 184        AMCC      Wheeling Service Center                              361,668      3.25        278,623      2.50
 185        AMCC      650 New Road Office Building                         125,528      1.43        113,660      1.29
 186         PW       Pine Street Apartments                               133,085      1.49        129,485      1.45
 187        AMCC      The Certex Building                                  169,528      1.61        154,597      1.47
 188        AMCC      Pheasant Run Shopping Center                         130,607      1.49        109,708      1.25
 189        AMCC      Runnin' Rebel Plaza                                  280,839      2.77        251,891      2.49
 190        AMCC      Vic Huber Photography Building                       107,865      1.34         96,846      1.21
 191        AMCC      Hollywood Video-Westland                             111,479      1.48        104,530      1.38
 192         PW       Reading Business Center                              161,049      2.10        128,216      1.68
 193        AMCC      National Die & Button Mould Company                  128,172      1.53        117,571      1.40
 194        AMCC      Metropolitan Square Shopping Center                  223,598      1.80        193,258      1.56

                        ESCROWS AND RESERVES INFORMATION

                                                                                                           RECOM-
                                                                                                           MENDED
         MORTGAGE                                                                 TAXES      INSURANCE     ANNUAL      U/W ANNUAL
CONTROL   LOAN                                                                  CURRENTLY    CURRENTLY   REPLACEMENT  REPLACEMENT
NUMBER   SELLER                         LOAN / PROPERTY NAME                     ESCROWED     ESCROWED     RESERVES     RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
 1       SBRC              Northpointe Plaza                                        Yes           Yes       53,404        53,456
 2        PW               1615 Poydras Street                                      Yes           Yes       56,038        75,261
 3       ORIX              Medical Mutual of Ohio Office Building - Toledo          No            No        53,708        56,800
 4       ORIX              Medical Mutual of Ohio Office Building - Beachwood       No            No        16,379        18,870
 5        PW               Diplomat Centre                                          Yes           Yes       19,039        19,039
 6       SBRC              Western Plaza II Shopping Center                         Yes           Yes        9,610         6,882
 7       SBRC              Metatec Building                                         Yes           No        57,874        68,871
 8       SBRC              Red Lion Shopping Center                                 Yes           No        32,167        32,654
 9        PW               Diamond Point Plaza                                      Yes           Yes       38,649        38,649
10        PW               Mount Vernon Medical Office Building                     Yes           Yes       18,317        18,317
11       ORIX              250 Plaza Office Building                                Yes           Yes       20,147        43,403
12        PW               110 Greenwich Street                                     Yes           Yes        5,342        14,750
-----------------------------------------------------------------------------------------------------------------------------------
13        PW               San Fernando Professional Buildings Portfolio            Yes           Yes       18,555        19,147
13A                        11155-11165 Sepulveda Boulevard                          Yes           Yes        6,353         6,353
13B                        11211 Sepulveda Boulevard                                Yes           Yes        8,292         8,885
13C                        17909 Soledad Canyon Road                                Yes           Yes        3,909         3,909
-----------------------------------------------------------------------------------------------------------------------------------
14        PW               3200 Regatta Boulevard                                   Yes           Yes       20,605        40,882
15       AMCC              Senter Road Industrial Property                          Yes           Yes       23,038        23,038
16       AMCC              Scottsdale Gateway II                                    Yes           Yes       17,939        17,939
17        PW               Kmart Plaza                                              Yes           Yes       40,577        26,866
18        PW               Miracle Mile Shopping Center                             Yes           Yes        9,514        10,563
19        PW               North Country Plaza                                      Yes           Yes        4,829         3,129
20       SBRC              Fountain Oaks                                            Yes           Yes       85,308        84,538
21       SBRC              Park Central Office Development                          Yes           Yes       12,622        19,752
22       SBRC              McCormick Place Office Park                              Yes           Yes        2,640        14,989
23       SBRC              One Michigan Avenue                                      Yes           Yes       24,208        29,869
24       ORIX              Distribution Services Limited                            No            No        39,844        47,896
25       SBRC              St. Joseph Professional Building                         Yes           Yes       10,500        27,359
26       SBRC              Penns Plaza                                              Yes           Yes       18,365        18,660
27       SBRC              Airport Plaza Office Center - Phase 1                    Yes           No         6,646        11,106
28        PW               375 Ballardvale Street                                   Yes           Yes        8,075        20,177
29       SBRC              Hampton Inn - Columbus                                   Yes LOC       No        33,012       106,075
30       SBRC              Comfort Suites Hotel                                     Yes LOC       No        22,128        51,207
31       SBRC              Raintree Corporate Center - Phase I                      Yes           Yes        3,033         9,596
-----------------------------------------------------------------------------------------------------------------------------------
32       SBRC              For Eyes Optical Portfolio                               Yes           Yes       21,325        21,827
32A                        For Eyes Optical - Hialeah                               Yes           Yes        6,650         8,800
32B                        For Eyes Optical - Hialeah 2                             Yes           Yes        1,860         6,280
32C                        For Eyes Optical - Philadelphia 2                        Yes           Yes          950         1,740
32D                        For Eyes Optical - Lauderhill                            Yes           Yes        3,178         1,318
32E                        For Eyes Optical - Casselberry                           Yes           Yes        2,490           927
32F                        For Eyes Optical - Coral Gables                          Yes           Yes        2,130           720
32G                        For Eyes Optical - Richmond                              Yes           Yes        1,642         1,012
32H                        For Eyes Optical - Rosemont                              Yes           Yes        1,150           720
32I                        For Eyes Optical - Philadelphia                          Yes           Yes        1,275           310
-----------------------------------------------------------------------------------------------------------------------------------
33        PW               Gateway Mobile Home Park                                 Yes           No        10,478        16,850
34        PW               Lake Cook Office                                         Yes           Yes       16,163         9,900
35        PW               Pine Terrace Apartments                                  Yes           Yes       20,169        20,169
36       SBRC              2265 Ralph Avenue                                        Yes           Yes        3,419         6,808
37        PW               Shoppers Food Warehouse                                  No            No        10,716        11,250
38       AMCC              Computer Science Corp Building                           Yes           Yes       11,234        11,234
39       AMCC              Sprint Customer Care Center                              Yes           Yes       12,469        13,370
40       ORIX              SugarOak Office Retreat                                  Yes           Yes        9,800        16,188
41       ORIX              Dronningens Gade Portfolio                               Yes           Yes        1,431         2,640
42        PW               400 Blair Road                                           Yes           Yes       30,925        30,770
43        PW               14 Jewel Drive                                           Yes           Yes       12,187        11,875
44       SBRC              Brookwood Square Shopping Center                         Yes           Yes       10,358        12,409
-----------------------------------------------------------------------------------------------------------------------------------
45        PW               87 Concord & 7 Lopez Portfolio                           Yes           Yes       16,481        18,287
45A                        87 Concord Road                                          Yes           Yes        4,163         6,020
45B                        7 Lopez Road                                             Yes           Yes       12,318        12,267
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                            RECOM-
                                                                                              ESCROWED      MENDED
                                                                                 ESCROWED    REPLACEMENT    ANNUAL       U/W ANNUAL
                                                                                REPLACEMENT   RESERVES      REPLACE-      REPLACE-
          MORTGAGE                                                               RESERVES     CURRENT        MENT          MENT
CONTROL    LOAN                                                                  INITIAL      ANNUAL        RESERVES      RESERVES
 NUMBER   SELLER                 LOAN / PROPERTY NAME                             DEPOSIT     DEPOSIT       PSF/UNIT      PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
  1        SBRC        Northpointe Plaza                                              0        53,456         0.15         0.15
  2         PW         1615 Poydras Street                                            0       700,000         0.11         0.15
  3        ORIX        Medical Mutual of Ohio Office Building - Toledo                0             0         0.34         0.36
  4        ORIX        Medical Mutual of Ohio Office Building - Beachwood             0             0         0.32         0.37
  5         PW         Diplomat Centre                                                0        19,039         0.16         0.16
  6        SBRC        Western Plaza II Shopping Center                               0         6,909         0.21         0.15
  7        SBRC        Metatec Building                                               0        68,871         0.17         0.20
  8        SBRC        Red Lion Shopping Center                                       0        32,654         0.15         0.15
  9         PW         Diamond Point Plaza                                            0        38,649         0.15         0.15
 10         PW         Mount Vernon Medical Office Building                           0        18,317         0.22         0.22
 11        ORIX        250 Plaza Office Building                                      0             0         0.10         0.22
 12         PW         110 Greenwich Street                                           0        14,750           91          250
-----------------------------------------------------------------------------------------------------------------------------------
 13         PW         San Fernando Professional Buildings Portfolio                  0        19,147         0.16         0.17
 13A                   11155-11165 Sepulveda Boulevard                                                        0.19         0.19
 13B                   11211 Sepulveda Boulevard                                                              0.14         0.15
 13C                   17909 Soledad Canyon Road                                                              0.19         0.19
-----------------------------------------------------------------------------------------------------------------------------------
 14         PW         3200 Regatta Boulevard                                     3,409        40,882         0.05         0.10
 15        AMCC        Senter Road Industrial Property                                0             0         0.15         0.15
 16        AMCC        Scottsdale Gateway II                                          0        16,175         0.17         0.17
 17         PW         Kmart Plaza                                              201,605        26,866         0.23         0.15
 18         PW         Miracle Mile Shopping Center                             108,167        10,563         0.32         0.36
 19         PW         North Country Plaza                                       42,978         3,129         0.23         0.15
 20        SBRC        Fountain Oaks                                                  0        84,540         0.41         0.41
 21        SBRC        Park Central Office Development                                0        19,752         0.10         0.15
 22        SBRC        McCormick Place Office Park                                    0        14,989         0.04         0.20
 23        SBRC        One Michigan Avenue                                            0        29,880         0.16         0.20
 24        ORIX        Distribution Services Limited                                  0             0         0.11         0.13
 25        SBRC        St. Joseph Professional Building                               0        27,096         0.08         0.20
 26        SBRC        Penns Plaza                                                    0        18,660         0.20         0.20
 27        SBRC        Airport Plaza Office Center - Phase 1                          0        11,106         0.12         0.20
 28         PW         375 Ballardvale Street                                    21,250        20,177         0.05         0.12
 29        SBRC        Hampton Inn - Columbus                                   190,385 LOC         0          256          822
 30        SBRC        Comfort Suites Hotel                                     106,615 LOC         0          330          764
 31        SBRC        Raintree Corporate Center - Phase I                            0         9,596         0.05         0.15
-----------------------------------------------------------------------------------------------------------------------------------
 32        SBRC        For Eyes Optical Portfolio                                     0        21,827         0.20         0.20
 32A                   For Eyes Optical - Hialeah                                                             0.15         0.20
 32B                   For Eyes Optical - Hialeah 2                                                           0.06         0.20
 32C                   For Eyes Optical - Philadelphia 2                                                      0.15         0.27
 32D                   For Eyes Optical - Lauderhill                                                          0.48         0.20
 32E                   For Eyes Optical - Casselberry                                                         0.54         0.20
 32F                   For Eyes Optical - Coral Gables                                                        0.59         0.20
 32G                   For Eyes Optical - Richmond                                                            0.32         0.20
 32H                   For Eyes Optical - Rosemont                                                            0.32         0.20
 32I                   For Eyes Optical - Philadelphia                                                        0.82         0.20
-----------------------------------------------------------------------------------------------------------------------------------
 33         PW         Gateway Mobile Home Park                                       0             0        31.09           50
 34         PW         Lake Cook Office                                               0         9,900         0.24         0.15
 35         PW         Pine Terrace Apartments                                        0        20,750          243          243
 36        SBRC        2265 Ralph Avenue                                          9,125         5,907         0.08         0.15
 37         PW         Shoppers Food Warehouse                                        0        11,250         0.14         0.15
 38        AMCC        Computer Science Corp Building                                 0        10,205         0.17         0.17
 39        AMCC        Sprint Customer Care Center                                    0        12,478         0.14         0.15
 40        ORIX        SugarOak Office Retreat                                        0        16,188         0.12         0.20
 41        ORIX        Dronningens Gade Portfolio                                     0             0         0.08         0.15
 42         PW         400 Blair Road                                                 0        30,770         0.17         0.17
 43         PW         14 Jewel Drive                                            18,750        11,875         0.10         0.10
 44        SBRC        Brookwood Square Shopping Center                               0        12,408         0.15         0.18
-----------------------------------------------------------------------------------------------------------------------------------
 45         PW         87 Concord & 7 Lopez Portfolio                            43,750        23,058         0.13         0.14
 45A                   87 Concord Road                                                                        0.07         0.10
 45B                   7 Lopez Road                                                                           0.18         0.18
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                            ESCROWED
                                                                             ESCROWED      REPLACEMENT
                                                                            REPLACEMENT     RESERVES                    ESCROWED
                                                                             RESERVES        CURRENT                      TI/LC
          MORTGAGE                                                            INITIAL        ANNUAL    U/W ANNUAL      RESERVES
CONTROL    LOAN                                                               DEPOSIT        DEPOSIT     TI/LC         INITIAL
NUMBER    SELLER                LOAN / PROPERTY NAME                          PSF/UNIT       PSF/UNIT   RESERVES        DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
  1       SBRC       Northpointe Plaza                                         0.00          0.15       152,750             0
  2        PW        1615 Poydras Street                                       0.00          1.40       624,971             0
  3       ORIX       Medical Mutual of Ohio Office Building - Toledo           0.00          0.00        85,248             0
  4       ORIX       Medical Mutual of Ohio Office Building - Beachwood        0.00          0.00        30,143             0
  5        PW        Diplomat Centre                                           0.00          0.16       191,869             0
  6       SBRC       Western Plaza II Shopping Center                          0.00          0.15        21,714             0
  7       SBRC       Metatec Building                                          0.00          0.20       167,065     1,650,000 LOC
  8       SBRC       Red Lion Shopping Center                                  0.00          0.15       128,221             0
  9        PW        Diamond Point Plaza                                       0.00          0.15        99,456             0
 10        PW        Mount Vernon Medical Office Building                      0.00          0.22       119,396             0
 11       ORIX       250 Plaza Office Building                                 0.00          0.00       211,899       150,000 LOC
 12        PW        110 Greenwich Street                                      0.00           250          NAP            NAP
-----------------------------------------------------------------------------------------------------------------------------------
 13        PW        San Fernando Professional Buildings Portfolio             0.00          0.17       156,180             0
 13A                 11155-11165 Sepulveda Boulevard
 13B                 11211 Sepulveda Boulevard
 13C                 17909 Soledad Canyon Road
-----------------------------------------------------------------------------------------------------------------------------------
 14        PW        3200 Regatta Boulevard                                    0.01          0.10       116,514       337,784
 15       AMCC       Senter Road Industrial Property                           0.00          0.00       114,465       607,304
 16       AMCC       Scottsdale Gateway II                                     0.00          0.15       185,633             0
 17        PW        Kmart Plaza                                               1.13          0.15        55,563             0
 18        PW        Miracle Mile Shopping Center                              3.69          0.36        27,875             0
 19        PW        North Country Plaza                                       2.06          0.15        18,677             0
 20       SBRC       Fountain Oaks                                             0.00          0.41       119,011             0
 21       SBRC       Park Central Office Development                           0.00          0.15        76,374        100,000
 22       SBRC       McCormick Place Office Park                               0.00          0.20        56,210             0
 23       SBRC       One Michigan Avenue                                       0.00          0.20       225,328             0
 24       ORIX       Distribution Services Limited                             0.00          0.00        27,253             0
 25       SBRC       St. Joseph Professional Building                          0.00          0.20       114,032             0
 26       SBRC       Penns Plaza                                               0.00          0.20        93,300        400,000
 27       SBRC       Airport Plaza Office Center - Phase 1                     0.00          0.20        85,724             0
 28        PW        375 Ballardvale Street                                    0.13          0.12        47,920             0
 29       SBRC       Hampton Inn - Columbus                                   1,476          0.00          NAP            NAP
 30       SBRC       Comfort Suites Hotel                                     1,591          0.00          NAP            NAP
 31       SBRC       Raintree Corporate Center - Phase I                       0.00          0.15        31,722             0
-----------------------------------------------------------------------------------------------------------------------------------
 32       SBRC       For Eyes Optical Portfolio                                0.00          0.20        54,568             0
 32A                 For Eyes Optical - Hialeah
 32B                 For Eyes Optical - Hialeah 2
 32C                 For Eyes Optical - Philadelphia 2
 32D                 For Eyes Optical - Lauderhill
 32E                 For Eyes Optical - Casselberry
 32F                 For Eyes Optical - Coral Gables
 32G                 For Eyes Optical - Richmond
 32H                 For Eyes Optical - Rosemont
 32I                 For Eyes Optical - Philadelphia
-----------------------------------------------------------------------------------------------------------------------------------
 33        PW        Gateway Mobile Home Park                                  0.00          0.00          NAP            NAP
 34        PW        Lake Cook Office                                          0.00          0.15        97,655             0
 35        PW        Pine Terrace Apartments                                   0.00           250          NAP            NAP
 36       SBRC       2265 Ralph Avenue                                         0.20          0.13         7,438             0
 37        PW        Shoppers Food Warehouse                                   0.00          0.15            0              0
 38       AMCC       Computer Science Corp Building                            0.00          0.15        44,158        900,169
 39       AMCC       Sprint Customer Care Center                               0.00          0.14        58,204         90,000
 40       ORIX       SugarOak Office Retreat                                   0.00          0.20        79,320        100,000 LOC
 41       ORIX       Dronningens Gade Portfolio                                0.00          0.00        25,621             0
 42        PW        400 Blair Road                                            0.00          0.17        51,585             0
 43        PW        14 Jewel Drive                                            0.16          0.10        33,844             0
 44       SBRC       Brookwood Square Shopping Center                          0.00          0.18        64,115        50,000
-----------------------------------------------------------------------------------------------------------------------------------
 45        PW        87 Concord & 7 Lopez Portfolio                            0.34          0.18        47,263              0
 45A                 87 Concord Road
 45B                 7 Lopez Road
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                                         ESCROWED
                                                                                ESCROWED                    ESCROWED       TI/LC
                                                                                 TI/LC                       TI/LC        RESERVES
                                                                                RESERVES        U/W         RESERVES      CURRENT
         MORTGAGE                                                               CURRENT      ANNUAL TI/LC   INITIAL       ANNUAL
CONTROL   LOAN                                                                  ANNUAL        RESERVES      DEPOSIT       DEPOSIT
 NUMBER   SELLER                     LOAN / PROPERTY NAME                       DEPOSIT       PSF/UNIT      PSF/UNIT     PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
  1       SBRC         Northpointe Plaza                                        152,750          0.43         0.00         0.43
  2        PW          1615 Poydras Street                                            0          1.25         0.00         0.00
  3       ORIX         Medical Mutual of Ohio Office Building - Toledo                0          0.53         0.00         0.00
  4       ORIX         Medical Mutual of Ohio Office Building - Beachwood             0          0.59         0.00         0.00
  5        PW          Diplomat Centre                                          100,000          1.60         0.00         0.84
  6       SBRC         Western Plaza II Shopping Center                          21,714          0.47         0.00         0.47
  7       SBRC         Metatec Building                                               0          0.49         4.79 LOC     0.00
  8       SBRC         Red Lion Shopping Center                                 128,221          0.59         0.00         0.59
  9        PW          Diamond Point Plaza                                       40,000          0.40         0.00         0.16
 10        PW          Mount Vernon Medical Office Building                     125,000          1.40         0.00         1.47
 11       ORIX         250 Plaza Office Building                                      0          1.05         0.74 LOC     0.00
 12        PW          110 Greenwich Street                                         NAP           NAP          NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
 13        PW          San Fernando Professional Buildings Portfolio            150,000          1.38         0.00         1.32
13A                    11155-11165 Sepulveda Boulevard
13B                    11211 Sepulveda Boulevard
13C                    17909 Soledad Canyon Road
-----------------------------------------------------------------------------------------------------------------------------------
 14        PW          3200 Regatta Boulevard                                   100,000          0.29         0.83         0.24
 15       AMCC         Senter Road Industrial Property                                0          0.75         3.95          NAP
 16       AMCC         Scottsdale Gateway II                                          0          1.72          NAP          NAP
 17        PW          Kmart Plaza                                               25,000          0.31         0.00         0.14
 18        PW          Miracle Mile Shopping Center                              10,000          0.95         0.00         0.34
 19        PW          North Country Plaza                                       10,000          0.90         0.00         0.48
 20       SBRC         Fountain Oaks                                            103,092          0.58         0.00         0.50
 21       SBRC         Park Central Office Development                                0          0.58         0.76         0.00
 22       SBRC         McCormick Place Office Park                               56,210          0.75         0.00         0.75
 23       SBRC         One Michigan Avenue                                            0          1.51         0.00         0.00
 24       ORIX         Distribution Services Limited                                  0          0.07         0.00         0.00
 25       SBRC         St. Joseph Professional Building                         100,000          0.83         0.00         0.73
 26       SBRC         Penns Plaza                                               93,300          1.00         4.29         1.00
 27       SBRC         Airport Plaza Office Center - Phase 1                     55,530          1.54         0.00         1.00
 28        PW          375 Ballardvale Street                                    45,000          0.29         0.00         0.27
 29       SBRC         Hampton Inn - Columbus                                       NAP           NAP          NAP          NAP
 30       SBRC         Comfort Suites Hotel                                         NAP           NAP          NAP          NAP
 31       SBRC         Raintree Corporate Center - Phase I                       31,063          0.50         0.00         0.49
-----------------------------------------------------------------------------------------------------------------------------------
 32       SBRC         For Eyes Optical Portfolio                                54,568          0.51         0.00         0.51
 32A                   For Eyes Optical - Hialeah
 32B                   For Eyes Optical - Hialeah 2
 32C                   For Eyes Optical - Philadelphia 2
 32D                   For Eyes Optical - Lauderhill
 32E                   For Eyes Optical - Casselberry
 32F                   For Eyes Optical - Coral Gables
 32G                   For Eyes Optical - Richmond
 32H                   For Eyes Optical - Rosemont
 32I                   For Eyes Optical - Philadelphia
-----------------------------------------------------------------------------------------------------------------------------------
 33        PW          Gateway Mobile Home Park                                     NAP           NAP          NAP          NAP
 34        PW          Lake Cook Office                                          75,000          1.48         0.00         1.14
 35        PW          Pine Terrace Apartments                                      NAP           NAP          NAP          NAP
 36       SBRC         2265 Ralph Avenue                                              0          0.16         0.00         0.00
 37        PW          Shoppers Food Warehouse                                        0          0.00         0.00         0.00
 38       AMCC         Computer Science Corp Building                            21,771          0.65        13.23         0.32
 39       AMCC         Sprint Customer Care Center                               22,283          0.65         1.01         0.25
 40       ORIX         SugarOak Office Retreat                                        0          0.98         1.24 LOC     0.00
 41       ORIX         Dronningens Gade Portfolio                                     0          1.46         0.00         0.00
 42        PW          400 Blair Road                                            50,000          0.29         0.00         0.28
 43        PW          14 Jewel Drive                                            34,000          0.29         0.00         0.29
 44       SBRC         Brookwood Square Shopping Center                          64,116          0.93         0.73         0.93
-----------------------------------------------------------------------------------------------------------------------------------
 45        PW          87 Concord & 7 Lopez Portfolio                            36,000          0.37         0.00         0.28
 45A                   87 Concord Road
 45B                   7 Lopez Road

                        ESCROWS AND RESERVES INFORMATION

                                                                                                           RECOM-
                                                                                                           MENDED
         MORTGAGE                                                                 TAXES      INSURANCE     ANNUAL      U/W ANNUAL
CONTROL   LOAN                                                                  CURRENTLY    CURRENTLY   REPLACEMENT  REPLACEMENT
NUMBER   SELLER                         LOAN / PROPERTY NAME                     ESCROWED     ESCROWED     RESERVES     RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
 46      AMCC              National Refractories & Minerals Corporation             No            No         3,238        15,840
 47      SBRC              Sorrento Glen                                            Yes           Yes        6,256         6,660
 48      SBRC              Melrose Plaza                                            Yes           Yes        1,267         2,397
 49      ORIX              Bayshore Executive Plaza                                 Yes           Yes       15,363        18,945
 50      SBRC              Gates Park Crossing Apartments                           Yes           Yes       71,935        83,000
 51       PW               Days Inn Fort Wright                                     Yes           Yes       32,499        33,750
 52       PW               Days Inn Frankfort                                       Yes           Yes       37,562        37,628
 53       PW               Days Inn Shepherdsville                                  Yes           Yes       37,217        26,208
 54      SBRC              Fairgrounds Mobile Estates                               Yes           Yes        5,584        11,600
 55      ORIX              Lyrewood Pointe Apartments                               Yes           Yes       64,189        73,100
 56      SBRC              The Market at Summer Oaks                                Yes           Yes       17,796        23,584
 57      SBRC              Cambridge Village Apartments                             Yes           Yes       77,836        76,000
 58      ORIX              Park Square Court                                        Yes           Yes        5,123        25,547
 59      SBRC              Princess Anne Marketplace                                Yes           Yes        2,824         3,987
 60      SBRC              Pinon Trails Apartments                                  Yes           Yes       71,700        70,500
 61       PW               Cayuga Village Mobile Home Park                          Yes           Yes       12,012        36,000
 62      SBRC              500 South Salina Street                                  Yes           Yes       37,190        37,092
 63      SBRC              Kerman Shopping Center                                   No            No        26,110        26,473
 64       PW               155 West Street                                          Yes           Yes        4,045         7,212
 65      AMCC              Lexington Kmart                                          No            No        15,575         5,575
 66      AMCC              Niagara Kmart                                            No            No        14,921        14,921
 67      SBRC              Beverly Westside                                         Yes           No           958         3,717
 68      SBRC              Balboa Palms Apartments                                  Yes           Yes       12,186        13,250
 69      SBRC              Tarzana Palms Apartments                                 Yes           Yes       10,538        11,357
 70       PW               131 Spring Street                                        Yes           Yes        7,420         6,000
 71      SBRC              1445 Hempstead Turnpike                                  Yes           Yes          925         4,062
 72       PW               Jackson Professional                                     Yes           Yes        7,634         8,075
 73      SBRC              Campbell Hill Apartments                                 Yes           Yes       33,856        33,825
-----------------------------------------------------------------------------------------------------------------------------------
 74       PW               377 Ballardvale & 315 New Boston Portfolio               Yes           Yes        4,650         7,382
 74A                       377 Ballardvale Street                                   Yes           Yes        2,837         5,618
 74B                       315 New Boston Street                                    Yes           Yes        1,813         1,764
-----------------------------------------------------------------------------------------------------------------------------------
 75      SBRC              Lamar Crossing Shopping Center                           Yes           Yes        4,412         7,509
 76      ORIX              Renner Plaza Office Building                             Yes           Yes        7,506         8,480
-----------------------------------------------------------------------------------------------------------------------------------
 77       PW               Plimpton and Hills Portfolio                             Yes           Yes        9,785        10,428
 77A                       114-146 Kings Highway East                               Yes           Yes        4,721         4,916
 77B                       1 Maxim Road                                             Yes           Yes        5,064         5,513
-----------------------------------------------------------------------------------------------------------------------------------
 78       PW               4444 West Bristol Road                                   Yes           Yes        4,228         6,342
 79      SBRC              Vacaville Town Center                                    Yes           Yes        4,925         5,243
 80       PW               CVS - Dorchester                                         No            No         2,960         3,308
 81       PW               RPM Warehouse                                            Yes           Yes        9,850        12,000
 82       PW               Deere Road Warehouse Buildings                           Yes           Yes       10,010        20,020
 83      SBRC              411-423 East 114th Street                                Yes           Yes       20,229        24,300
 84       PW               SunTrust Centre                                          Yes           Yes        5,030         5,030
 85      AMCC              Lynnwood Business Center                                 Yes           Yes        7,924         7,924
 86      AMCC              Quad 95                                                  Yes           Yes        1,040         5,847
 87      SBRC              Independence Court Apartments                            Yes           Yes       13,161        16,250
 88      SBRC              5601 Merrick Road                                        No            No           786         3,303
 89      SBRC              Pinnacle Warehouse                                       Yes           Yes        2,042         5,400
 90      SBRC              300 Wildwood Avenue                                      Yes           No        12,425        12,399
 91       PW               Congress Professional Center III                         Yes           Yes        2,557         2,720
 92       PW               Keystone Building                                        Yes           Yes        3,558         4,852
 93       PW               4621 W. Napoleon                                         Yes           Yes        5,880         6,246
 94       PW               Balboa Pointe Apartments                                 Yes           Yes       11,163        17,750
 95      SBRC              Spartacus Apartments                                     Yes           Yes       44,380        44,370
 96      SBRC              Storage Depot I                                          Yes           Yes       12,685         5,052
 97      SBRC              Village Place Shopping Center                            Yes           Yes       18,500        21,929
 98       PW               Burke Village Center                                     Yes           Yes        6,590         6,590
 99      SBRC              Tivoli Square Apartments                                 Yes           Yes       15,252        17,750


                                                                                                            RECOM-
                                                                                              ESCROWED      MENDED
                                                                                 ESCROWED    REPLACEMENT    ANNUAL       U/W ANNUAL
                                                                                REPLACEMENT   RESERVES      REPLACE-      REPLACE-
          MORTGAGE                                                               RESERVES     CURRENT        MENT          MENT
CONTROL    LOAN                                                                  INITIAL      ANNUAL        RESERVES      RESERVES
 NUMBER   SELLER                 LOAN / PROPERTY NAME                             DEPOSIT     DEPOSIT       PSF/UNIT      PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
 46        AMCC        National Refractories & Minerals Corporation                   0        15,840         0.06         0.28
 47        SBRC        Sorrento Glen                                                  0         6,600         0.14         0.15
 48        SBRC        Melrose Plaza                                                  0         2,397         0.08         0.15
 49        ORIX        Bayshore Executive Plaza                                       0             0         0.16         0.20
 50        SBRC        Gates Park Crossing Apartments                                 0        83,000          217          250
 51         PW         Days Inn Fort Wright                                       3,311        39,765          283          293
 52         PW         Days Inn Frankfort                                         3,386        37,562          308          308
 53         PW         Days Inn Shepherdsville                                    3,102        37,224          310          218
 54        SBRC        Fairgrounds Mobile Estates                                     0        11,600        23.97           50
 55        ORIX        Lyrewood Pointe Apartments                                     0        73,100          299          340
 56        SBRC        The Market at Summer Oaks                                      0        23,584         0.20         0.27
 57        SBRC        Cambridge Village Apartments                                   0        76,000          256          250
 58        ORIX        Park Square Court                                              0        13,733         0.04         0.20
 59        SBRC        Princess Anne Marketplace                                      0         3,987         0.11         0.15
 60        SBRC        Pinon Trails Apartments                                        0        70,500          254          250
 61         PW         Cayuga Village Mobile Home Park                                0        36,000        28.00           84
 62        SBRC        500 South Salina Street                                    4,375        37,092         0.25         0.25
 63        SBRC        Kerman Shopping Center                                         0        26,473         0.26         0.26
 64         PW         155 West Street                                            3,125         7,212         0.06         0.10
 65        AMCC        Lexington Kmart                                          100,000 LOC         0         0.15         0.05
 66        AMCC        Niagara Kmart                                             50,000             0         0.14         0.14
 67        SBRC        Beverly Westside                                               0         3,717         0.04         0.15
 68        SBRC        Balboa Palms Apartments                                        0        13,150          244          265
 69        SBRC        Tarzana Palms Apartments                                       0        11,220          257          277
 70         PW         131 Spring Street                                              0         8,465         0.19         0.15
 71        SBRC        1445 Hempstead Turnpike                                   97,525         4,065         0.03         0.15
 72         PW         Jackson Professional                                           0         8,075         0.20         0.21
 73        SBRC        Campbell Hill Apartments                                       0        33,825          451          451
-----------------------------------------------------------------------------------------------------------------------------------
 74         PW         377 Ballardvale & 315 New Boston Portfolio                 1,250         7,382         0.08         0.12
74A                    377 Ballardvale Street                                                                 0.06         0.12
74B                    315 New Boston Street                                                                  0.14         0.14
-----------------------------------------------------------------------------------------------------------------------------------
 75        SBRC        Lamar Crossing Shopping Center                                 0         7,512         0.09         0.15
 76        ORIX        Renner Plaza Office Building                                   0         8,480         0.18         0.20
-----------------------------------------------------------------------------------------------------------------------------------
 77         PW         Plimpton and Hills Portfolio                                   0        10,493         0.11         0.12
77A                    114-146 Kings Highway East                                                             0.10         0.10
77B                    1 Maxim Road                                                                           0.14         0.15
-----------------------------------------------------------------------------------------------------------------------------------
 78         PW         4444 West Bristol Road                                       529         6,342         0.10         0.15
 79        SBRC        Vacaville Town Center                                          0         5,243         0.14         0.15
 80         PW         CVS - Dorchester                                               0         3,308         0.31         0.35
 81         PW         RPM Warehouse                                                  0        12,000         0.08         0.10
 82         PW         Deere Road Warehouse Buildings                                 0        20,020         0.05         0.10
 83        SBRC        411-423 East 114th Street                                      0        24,300          250          300
 84         PW         SunTrust Centre                                                0         5,031         0.18         0.18
 85        AMCC        Lynnwood Business Center                                       0             0         0.38         0.38
 86        AMCC        Quad 95                                                        0             0         0.03         0.15
 87        SBRC        Independence Court Apartments                                  0        16,250          202          250
 88        SBRC        5601 Merrick Road                                              0         3,303         0.04         0.15
 89        SBRC        Pinnacle Warehouse                                             0         5,400         0.04         0.10
 90        SBRC        300 Wildwood Avenue                                            0        12,513         0.22         0.22
 91         PW         Congress Professional Center III                               0         2,720         0.14         0.15
 92         PW         Keystone Building                                              0         4,852         0.11         0.15
 93         PW         4621 W. Napoleon                                               0         6,246         0.14         0.15
 94         PW         Balboa Pointe Apartments                                       0        17,750          157          250
 95        SBRC        Spartacus Apartments                                           0        44,376          261          261
 96        SBRC        Storage Depot I                                                0         5,052         0.25         0.10
 97        SBRC        Village Place Shopping Center                                  0        21,929         0.20         0.24
 98         PW         Burke Village Center                                           0         6,590         0.23         0.23
 99        SBRC        Tivoli Square Apartments                                       0        17,750          215          250


                                                                                            ESCROWED
                                                                             ESCROWED      REPLACEMENT
                                                                            REPLACEMENT     RESERVES                    ESCROWED
                                                                             RESERVES        CURRENT                      TI/LC
          MORTGAGE                                                            INITIAL        ANNUAL    U/W ANNUAL      RESERVES
CONTROL    LOAN                                                               DEPOSIT        DEPOSIT     TI/LC         INITIAL
NUMBER    SELLER                LOAN / PROPERTY NAME                          PSF/UNIT       PSF/UNIT   RESERVES        DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
 46       AMCC       National Refractories & Minerals Corporation              0.00          0.28        50,144             0
 47       SBRC       Sorrento Glen                                             0.00          0.15        44,397             0
 48       SBRC       Melrose Plaza                                             0.00          0.15        31,956             0
 49       ORIX       Bayshore Executive Plaza                                  0.00          0.00        86,165       300,000 LOC
 50       SBRC       Gates Park Crossing Apartments                            0.00           250          NAP            NAP
 51        PW        Days Inn Fort Wright                                     28.79           346          NAP            NAP
 52        PW        Days Inn Frankfort                                       27.75           308          NAP            NAP
 53        PW        Days Inn Shepherdsville                                  25.85           310          NAP            NAP
 54       SBRC       Fairgrounds Mobile Estates                                0.00            50          NAP            NAP
 55       ORIX       Lyrewood Pointe Apartments                                0.00           340          NAP            NAP
 56       SBRC       The Market at Summer Oaks                                 0.00          0.27        36,266             0
 57       SBRC       Cambridge Village Apartments                              0.00           250          NAP            NAP
 58       ORIX       Park Square Court                                         0.00          0.11       126,456       100,000 LOC
 59       SBRC       Princess Anne Marketplace                                 0.00          0.15        13,289       100,000
 60       SBRC       Pinon Trails Apartments                                   0.00           250          NAP            NAP
 61        PW        Cayuga Village Mobile Home Park                           0.00            84          NAP            NAP
 62       SBRC       500 South Salina Street                                   0.03          0.25       136,497             0
 63       SBRC       Kerman Shopping Center                                    0.00          0.26        36,848             0
 64        PW        155 West Street                                           0.04          0.10        51,542             0
 65       AMCC       Lexington Kmart                                           0.94 LOC      0.00        21,715             0
 66       AMCC       Niagara Kmart                                             0.47          0.00        21,549             0
 67       SBRC       Beverly Westside                                          0.00          0.15        24,779        60,000
 68       SBRC       Balboa Palms Apartments                                   0.00           263          NAP            NAP
 69       SBRC       Tarzana Palms Apartments                                  0.00           274          NAP            NAP
 70        PW        131 Spring Street                                         0.00          0.21        66,136             0
 71       SBRC       1445 Hempstead Turnpike                                   3.60          0.15        10,169             0
 72        PW        Jackson Professional                                      0.00          0.21        50,959             0
 73       SBRC       Campbell Hill Apartments                                  0.00           451          NAP            NAP
-----------------------------------------------------------------------------------------------------------------------------------
 74        PW        377 Ballardvale & 315 New Boston Portfolio                0.02          0.12        16,935              0
 74A                 377 Ballardvale Street
 74B                 315 New Boston Street
-----------------------------------------------------------------------------------------------------------------------------------
 75       SBRC       Lamar Crossing Shopping Center                            0.00          0.15        25,030              0
 76       ORIX       Renner Plaza Office Building                              0.00          0.20        20,691        760,000
-----------------------------------------------------------------------------------------------------------------------------------
 77        PW        Plimpton and Hills Portfolio                              0.00          0.12        39,449              0
 77A                 114-146 Kings Highway East
 77B                 1 Maxim Road
-----------------------------------------------------------------------------------------------------------------------------------
 78        PW        4444 West Bristol Road                                    0.01          0.15        38,662         1,667
 79       SBRC       Vacaville Town Center                                     0.00          0.15        26,216         1,042
 80        PW        CVS - Dorchester                                          0.00          0.35          NAP            NAP
 81        PW        RPM Warehouse                                             0.00          0.10        33,480             0
 82        PW        Deere Road Warehouse Buildings                            0.00          0.10        57,057             0
 83       SBRC       411-423 East 114th Street                                 0.00           300          NAP            NAP
 84        PW        SunTrust Centre                                           0.00          0.18        22,062             0
 85       AMCC       Lynnwood Business Center                                  0.00          0.00        16,354             0
 86       AMCC       Quad 95                                                   0.00          0.00        26,516             0
 87       SBRC       Independence Court Apartments                             0.00           250          NAP            NAP
 88       SBRC       5601 Merrick Road                                         0.00          0.15        11,010             0
 89       SBRC       Pinnacle Warehouse                                        0.00          0.10        16,200             0
 90       SBRC       300 Wildwood Avenue                                       3.16          0.22        37,538             0
 91        PW        Congress Professional Center III                          0.00          0.15        20,502        30,000
 92        PW        Keystone Building                                         0.00          0.15        57,005             0
 93        PW        4621 W. Napoleon                                          0.00          0.15        50,870        11,400
 94        PW        Balboa Pointe Apartments                                  0.00           250          NAP            NAP
 95       SBRC       Spartacus Apartments                                      0.00           261          NAP            NAP
 96       SBRC       Storage Depot I                                           0.00          0.10          NAP            NAP
 97       SBRC       Village Place Shopping Center                             0.00          0.24        64,316             0
 98        PW        Burke Village Center                                      0.00          0.23        27,077             0
 99       SBRC       Tivoli Square Apartments                                  0.00           250          NAP            NAP


                                                                                                                         ESCROWED
                                                                                ESCROWED                    ESCROWED       TI/LC
                                                                                 TI/LC                       TI/LC        RESERVES
                                                                                RESERVES        U/W         RESERVES      CURRENT
         MORTGAGE                                                               CURRENT      ANNUAL TI/LC   INITIAL       ANNUAL
CONTROL   LOAN                                                                  ANNUAL        RESERVES      DEPOSIT       DEPOSIT
 NUMBER   SELLER                     LOAN / PROPERTY NAME                       DEPOSIT       PSF/UNIT      PSF/UNIT     PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
 46       AMCC         National Refractories & Minerals Corporation              49,680          0.89          NAP         0.88
 47       SBRC         Sorrento Glen                                             44,397          1.00         0.00         1.00
 48       SBRC         Melrose Plaza                                             11,984          2.00         0.00         0.75
 49       ORIX         Bayshore Executive Plaza                                       0          0.91 LOC     3.17 LOC     0.00
 50       SBRC         Gates Park Crossing Apartments                               NAP           NAP          NAP          NAP
 51        PW          Days Inn Fort Wright                                         NAP           NAP          NAP          NAP
 52        PW          Days Inn Frankfort                                           NAP           NAP          NAP          NAP
 53        PW          Days Inn Shepherdsville                                      NAP           NAP          NAP          NAP
 54       SBRC         Fairgrounds Mobile Estates                                   NAP           NAP          NAP          NAP
 55       ORIX         Lyrewood Pointe Apartments                                   NAP           NAP          NAP          NAP
 56       SBRC         The Market at Summer Oaks                                 34,939          0.42         0.00         0.40
 57       SBRC         Cambridge Village Apartments                                 NAP           NAP          NAP          NAP
 58       ORIX         Park Square Court                                              0          0.99         0.78 LOC     0.00
 59       SBRC         Princess Anne Marketplace                                 13,289          0.50         3.76         0.50
 60       SBRC         Pinon Trails Apartments                                      NAP           NAP          NAP          NAP
 61        PW          Cayuga Village Mobile Home Park                              NAP           NAP          NAP          NAP
 62       SBRC         500 South Salina Street                                  136,497          0.92         0.00         0.92
 63       SBRC         Kerman Shopping Center                                    36,848          0.36         0.00         0.36
 64        PW          155 West Street                                           20,000          0.71         0.00         0.28
 65       AMCC         Lexington Kmart                                                0          0.20         0.00         0.00
 66       AMCC         Niagara Kmart                                                  0          0.20         0.00         0.00
 67       SBRC         Beverly Westside                                               0          1.00         2.42         0.00
 68       SBRC         Balboa Palms Apartments                                      NAP           NAP          NAP          NAP
 69       SBRC         Tarzana Palms Apartments                                     NAP           NAP          NAP          NAP
 70        PW          131 Spring Street                                              0          1.65         0.00         0.00
 71       SBRC         1445 Hempstead Turnpike                                        0          0.38         0.00         0.00
 72        PW          Jackson Professional                                      50,000          1.36         0.00         1.33
 73       SBRC         Campbell Hill Apartments                                     NAP           NAP          NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
 74        PW          377 Ballardvale & 315 New Boston Portfolio                15,000          0.29         0.00         0.25
 74A                   377 Ballardvale Street
 74B                   315 New Boston Street
-----------------------------------------------------------------------------------------------------------------------------------
 75       SBRC         Lamar Crossing Shopping Center                            25,032          0.50         0.00         0.50
 76      ORIX          Renner Plaza Office Building                                    0          0.49        17.92         0.00
 77        PW          Plimpton and Hills Portfolio                              50,000          0.46         0.00         0.58
 77A                   114-146 Kings Highway East
 77B                   1 Maxim Road
-----------------------------------------------------------------------------------------------------------------------------------
 78        PW          4444 West Bristol Road                                    20,000          0.91         0.04         0.47
 79       SBRC         Vacaville Town Center                                     12,500          0.75         0.03         0.36
 80        PW          CVS - Dorchester                                             NAP           NAP          NAP          NAP
 81        PW          RPM Warehouse                                             30,000          0.28         0.00         0.25
 82        PW          Deere Road Warehouse Buildings                            55,000          0.29         0.00         0.27
 83       SBRC         411-423 East 114th Street                                    NAP           NAP          NAP          NAP
 84        PW          SunTrust Centre                                                0          0.78         0.00         0.00
 85       AMCC         Lynnwood Business Center                                       0          0.79         0.00         0.00
 86       AMCC         Quad 95                                                        0          0.68         0.00         0.00
 87       SBRC         Independence Court Apartments                                NAP           NAP          NAP          NAP
 88       SBRC         5601 Merrick Road                                              0          0.50         0.00         0.00
 89       SBRC         Pinnacle Warehouse                                        16,200          0.30         0.00         0.30
 90       SBRC         300 Wildwood Avenue                                       37,267          0.66         0.00         0.66
 91        PW          Congress Professional Center III                          10,000          1.13         1.65         0.55
 92        PW          Keystone Building                                              0          1.76         0.00         0.00
 93        PW          4621 W. Napoleon                                          30,000          1.22         0.27         0.72
 94        PW          Balboa Pointe Apartments                                     NAP           NAP          NAP          NAP
 95       SBRC         Spartacus Apartments                                         NAP           NAP          NAP          NAP
 96       SBRC         Storage Depot I                                              NAP           NAP          NAP          NAP
 97       SBRC         Village Place Shopping Center                             62,796          0.71         0.00         0.69
 98        PW          Burke Village Center                                      25,000          0.95         0.00         0.87
 99       SBRC         Tivoli Square Apartments                                     NAP           NAP          NAP          NAP

                        ESCROWS AND RESERVES INFORMATION

                                                                                                           RECOM-
                                                                                                           MENDED
         MORTGAGE                                                                 TAXES      INSURANCE     ANNUAL      U/W ANNUAL
CONTROL   LOAN                                                                  CURRENTLY    CURRENTLY   REPLACEMENT  REPLACEMENT
NUMBER   SELLER                         LOAN / PROPERTY NAME                     ESCROWED     ESCROWED     RESERVES     RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
100      AMCC              Foothills Village Centre                                 Yes           Yes        5,918         5,918
101      SBRC              McBee Apartments                                         Yes           Yes       28,239        28,288
102      SBRC              Golden Sands Apartments                                  Yes           Yes       40,758        37,920
103       PW               Eckerds - Gloversville                                   No            No         1,111         2,045
104      AMCC              Dover Crossing Shopping Center                           Yes           Yes        4,504         4,504
105      AMCC              Plainville Crossing                                      Yes           No         8,499         8,575
106      AMCC              Staples - Lawton                                         No            No         1,283         3,600
107      SBRC              Boardwalk at Marina Bay                                  Yes           Yes        7,050         7,050
108      AMCC              Kalevala Village Apartments                              Yes           Yes       16,068        16,200
109       PW               CVS - Murfreesboro                                       No            No         5,199         4,093
110       PW               La Quinta Gardens                                        Yes           Yes       39,270        39,270
111       PW               Urban Outfitters Ann Arbor                               Yes           Yes        3,347         3,398
112      AMCC              Kolstad Great Dane Warehouse                             Yes           Yes        2,763         5,016
113       PW               South Meadows                                            Yes           Yes        8,037         8,037
114      AMCC              Pederson-Krag Center Building                            Yes           No         6,825         6,825
115      SBRC              Crosstown Self Storage                                   Yes           Yes        1,838         6,375
116       PW               Esquire Apartments                                       Yes           Yes       13,052        13,052
117      AMCC              Rigid Building Systems                                   Yes           Yes        3,219        14,811
118       PW               Falcon Cove Apartments                                   Yes           Yes       22,175        22,500
119      ORIX              CountryHouse Residences                                  Yes           Yes        7,442         8,960
120      SBRC              One Centennial Drive                                     Yes           Yes        4,500         5,308
121      SBRC              Diplomat Apartments                                      Yes           Yes       12,061        15,750
122       PW               Avenue J Warehouse                                       Yes           Yes        8,811         8,811
123      AMCC              Kiely Plaza Shopping Center                              Yes           Yes        6,253         6,254
124      ORIX              Miami Gardens Office Center                              Yes           Yes        5,410         8,844
125       PW               Texas Tech Office Building                               Yes           Yes       11,708         4,508
126      AMCC              The Village Apartments                                   Yes           Yes       18,357        19,250
-----------------------------------------------------------------------------------------------------------------------------------
127       PW               Des Moines Apartments Portfolio                          Yes           Yes            0        20,750
127A                       Capital Hills Apartments                                 Yes           Yes            0         4,250
127B                       Lyon Manor Apartments                                    Yes           Yes            0         4,500
127C                       Silhouette Apartments                                    Yes           Yes            0        12,000
-----------------------------------------------------------------------------------------------------------------------------------
128       PW               69-75 Lehigh Avenue                                      Yes           No        12,068        12,068
129      AMCC              Henderson Building                                       Yes           Yes        3,495         3,495
130      AMCC              Park Plaza                                               Yes           Yes        5,833        10,461
131       PW               North Park Industrial                                    Yes           Yes        1,247         3,375
132       PW               Midwood Medical Center                                   No            Yes          665         2,835
133      AMCC              Southcenter Strip Retail Center                          Yes           Yes        8,745         8,770
134      AMCC              Fair Oaks Office/Retail Bldg                             Yes           Yes        3,552         3,552
135      AMCC              Southview Apartments                                     Yes           Yes       16,877        18,500
136      SBRC              Monaco Apartments                                        Yes           Yes        9,585        11,750
137      AMCC              Hafner Court Apartments                                  Yes           Yes       24,714        24,720
138      AMCC              Loma Vista Center                                        Yes           Yes        8,664         9,613
139      AMCC              Carroll Road Warehouse                                   Yes           Yes        9,671         9,671
140      AMCC              Sandalwood Apartments                                    Yes           Yes       29,870        32,000
142      SBRC              Bonhampton Corners                                       Yes           Yes        7,851         8,021
143      AMCC              Greenway Village Shopping Center                         Yes           Yes        5,208         5,208
144       PW               Jupiter Corporate Center                                 Yes           Yes        5,410         4,328
145      AMCC              Banneker Building                                        Yes           Yes        4,715         4,431
146      AMCC              3975 Landmark Street                                     Yes           Yes        6,566         6,566


                                                                                                            RECOM-
                                                                                              ESCROWED      MENDED
                                                                                 ESCROWED    REPLACEMENT    ANNUAL       U/W ANNUAL
                                                                                REPLACEMENT   RESERVES      REPLACE-      REPLACE-
          MORTGAGE                                                               RESERVES     CURRENT        MENT          MENT
CONTROL    LOAN                                                                  INITIAL      ANNUAL        RESERVES      RESERVES
 NUMBER   SELLER                 LOAN / PROPERTY NAME                             DEPOSIT     DEPOSIT       PSF/UNIT      PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
100        AMCC        Foothills Village Centre                                       0         3,621         0.25         0.25
101        SBRC        McBee Apartments                                               0        28,288          272          272
102        SBRC        Golden Sands Apartments                                        0        30,000          340          316
103         PW         Eckerds - Gloversville                                    10,000         2,045         0.10         0.19
104        AMCC        Dover Crossing Shopping Center                                 0             0         0.16         0.16
105        AMCC        Plainville Crossing                                            0             0         0.19         0.19
106        AMCC        Staples - Lawton                                               0             0         0.05         0.15
107        SBRC        Boardwalk at Marina Bay                                        0         6,770         0.19         0.19
108        AMCC        Kalevala Village Apartments                                    0        16,200          223          225
109         PW         CVS - Murfreesboro                                        14,400         4,093         0.51         0.40
110         PW         La Quinta Gardens                                              0        39,270          255          255
111         PW         Urban Outfitters Ann Arbor                                   283         3,398         0.15         0.15
112        AMCC        Kolstad Great Dane Warehouse                                   0         5,016         0.06         0.10
113         PW         South Meadows                                                  0         8,037         0.20         0.20
114        AMCC        Pederson-Krag Center Building                                  0             0         0.23         0.23
115        SBRC        Crosstown Self Storage                                         0         6,372         0.04         0.15
116         PW         Esquire Apartments                                             0        13,052          251          251
117        AMCC        Rigid Building Systems                                         0        15,299         0.03         0.15
118         PW         Falcon Cove Apartments                                         0        22,500          246          250
119        ORIX        CountryHouse Residences                                        0         8,960          233          280
120        SBRC        One Centennial Drive                                           0         5,307         0.08         0.10
121        SBRC        Diplomat Apartments                                            0        17,750          191          250
122         PW         Avenue J Warehouse                                             0         8,811         0.15         0.15
123        AMCC        Kiely Plaza Shopping Center                                    0             0         0.26         0.26
124        ORIX        Miami Gardens Office Center                                    0         8,844         0.12         0.20
125         PW         Texas Tech Office Building                                96,115         6,010         0.39         0.15
126        AMCC        The Village Apartments                                         0        19,250          238          250
-----------------------------------------------------------------------------------------------------------------------------------
127         PW         Des Moines Apartments Portfolio                                0        20,750         0.00          250
127A                   Capital Hills Apartments                                                               0.00          250
127B                   Lyon Manor Apartments                                                                  0.00          250
127C                   Silhouette Apartments                                                                  0.00          250
-----------------------------------------------------------------------------------------------------------------------------------
128         PW         69-75 Lehigh Avenue                                            0        12,068         0.18         0.18
129        AMCC        Henderson Building                                             0         2,504         0.28         0.28
130        AMCC        Park Plaza                                                     0             0         0.17         0.30
131         PW         North Park Industrial                                          0         6,750         0.04         0.10
132         PW         Midwood Medical Center                                         0         3,780         0.04         0.15
133        AMCC        Southcenter Strip Retail Center                                0             0         0.36         0.36
134        AMCC        Fair Oaks Office/Retail Bldg                                   0             0         0.33         0.33
135        AMCC        Southview Apartments                                           0        16,872          228          250
136        SBRC        Monaco Apartments                                              0        11,750          204          250
137        AMCC        Hafner Court Apartments                                        0        20,000          309          309
138        AMCC        Loma Vista Center                                              0         9,613         0.34         0.37
139        AMCC        Carroll Road Warehouse                                         0             0         0.22         0.22
140        AMCC        Sandalwood Apartments                                          0        32,000          233          250
142        SBRC        Bonhampton Corners                                        22,813         8,021         0.23         0.23
143        AMCC        Greenway Village Shopping Center                               0             0         0.16         0.16
144         PW         Jupiter Corporate Center                                  25,000         4,328         0.25         0.20
145        AMCC        Banneker Building                                              0             0         0.23         0.22
146        AMCC        3975 Landmark Street                                           0             0         0.20         0.20



                                                                                            ESCROWED
                                                                             ESCROWED      REPLACEMENT
                                                                            REPLACEMENT     RESERVES                    ESCROWED
                                                                             RESERVES        CURRENT                      TI/LC
          MORTGAGE                                                            INITIAL        ANNUAL    U/W ANNUAL      RESERVES
CONTROL    LOAN                                                               DEPOSIT        DEPOSIT     TI/LC         INITIAL
NUMBER    SELLER                LOAN / PROPERTY NAME                          PSF/UNIT       PSF/UNIT   RESERVES        DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
100       AMCC       Foothills Village Centre                                  0.00          0.15        18,655             0
101       SBRC       McBee Apartments                                          0.00           272          NAP            NAP
102       SBRC       Golden Sands Apartments                                   0.00           250          NAP            NAP
103        PW        Eckerds - Gloversville                                    0.92          0.19          NAP            NAP
104       AMCC       Dover Crossing Shopping Center                            0.00          0.00        20,553       200,000
105       AMCC       Plainville Crossing                                       0.00          0.00        22,701       100,000
106       AMCC       Staples - Lawton                                          0.00          0.00         7,839             0
107       SBRC       Boardwalk at Marina Bay                                   0.00          0.18        34,601             0
108       AMCC       Kalevala Village Apartments                               0.00           225          NAP            NAP
109        PW        CVS - Murfreesboro                                        1.41          0.40          NAP            NAP
110        PW        La Quinta Gardens                                         0.00           255          NAP            NAP
111        PW        Urban Outfitters Ann Arbor                                0.01          0.15        21,518           833
112       AMCC       Kolstad Great Dane Warehouse                              0.00          0.10        12,931       100,000 LOC
113        PW        South Meadows                                             0.00          0.20        26,375             0
114       AMCC       Pederson-Krag Center Building                             0.00          0.00        16,522             0
115       SBRC       Crosstown Self Storage                                    0.00          0.15          NAP            NAP
116        PW        Esquire Apartments                                        0.00           251          NAP            NAP
117       AMCC       Rigid Building Systems                                    0.00          0.15        18,216             0
118        PW        Falcon Cove Apartments                                    0.00           250          NAP            NAP
119       ORIX       CountryHouse Residences                                   0.00           280          NAP            NAP
120       SBRC       One Centennial Drive                                      0.00          0.10        16,986             0
121       SBRC       Diplomat Apartments                                       0.00           282          NAP            NAP
122        PW        Avenue J Warehouse                                        0.00          0.15        16,679             0
123       AMCC       Kiely Plaza Shopping Center                               0.00          0.00        19,725             0
124       ORIX       Miami Gardens Office Center                               0.00          0.20        34,941        28,000
125        PW        Texas Tech Office Building                                3.20          0.20        35,273             0
126       AMCC       The Village Apartments                                    0.00           250          NAP            NAP
-----------------------------------------------------------------------------------------------------------------------------------
127        PW        Des Moines Apartments Portfolio                           0.00           250          NAP            NAP
127A                 Capital Hills Apartments
127B                 Lyon Manor Apartments
127C                 Silhouette Apartments
-----------------------------------------------------------------------------------------------------------------------------------
128        PW        69-75 Lehigh Avenue                                       0.00          0.18        19,316             0
129       AMCC       Henderson Building                                        0.00          0.20        14,048             0
130       AMCC       Park Plaza                                                0.00          0.00        46,949             0
131        PW        North Park Industrial                                     0.00          0.20        11,799             0
132        PW        Midwood Medical Center                                    0.00          0.20        32,009             0
133       AMCC       Southcenter Strip Retail Center                           0.00          0.00        23,624             0
134       AMCC       Fair Oaks Office/Retail Bldg                              0.00          0.00        16,064        15,000
135       AMCC       Southview Apartments                                      0.00           228          NAP            NAP
136       SBRC       Monaco Apartments                                         0.00           250          NAP            NAP
137       AMCC       Hafner Court Apartments                                   0.00           250          NAP            NAP
138       AMCC       Loma Vista Center                                         0.00          0.37        18,925        22,400
139       AMCC       Carroll Road Warehouse                                    0.00          0.00        19,314             0
140       AMCC       Sandalwood Apartments                                     0.00           250          NAP            NAP
142       SBRC       Bonhampton Corners                                        0.65          0.23        36,808             0
143       AMCC       Greenway Village Shopping Center                          0.00          0.00        26,934             0
144        PW        Jupiter Corporate Center                                  1.16          0.20        30,660             0
145       AMCC       Banneker Building                                         0.00          0.00        45,341        29,020
146       AMCC       3975 Landmark Street                                      0.00          0.00        13,690             0


                                                                                                                         ESCROWED
                                                                                ESCROWED                    ESCROWED       TI/LC
                                                                                 TI/LC                       TI/LC        RESERVES
                                                                                RESERVES        U/W         RESERVES      CURRENT
         MORTGAGE                                                               CURRENT      ANNUAL TI/LC   INITIAL       ANNUAL
CONTROL   LOAN                                                                  ANNUAL        RESERVES      DEPOSIT       DEPOSIT
 NUMBER   SELLER                     LOAN / PROPERTY NAME                       DEPOSIT       PSF/UNIT      PSF/UNIT     PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
100       AMCC         Foothills Village Centre                                  14,485          0.77         0.00         0.60
101       SBRC         McBee Apartments                                             NAP           NAP          NAP          NAP
102       SBRC         Golden Sands Apartments                                      NAP           NAP          NAP          NAP
103        PW          Eckerds - Gloversville                                       NAP           NAP          NAP          NAP
104       AMCC         Dover Crossing Shopping Center                            21,624          0.71         6.92         0.75
105       AMCC         Plainville Crossing                                       10,200          0.49         2.18         0.22
106       AMCC         Staples - Lawton                                          11,544          0.33         0.00         0.48
107       SBRC         Boardwalk at Marina Bay                                   31,592          0.92         0.00         0.84
108       AMCC         Kalevala Village Apartments                                  NAP           NAP          NAP          NAP
109        PW          CVS - Murfreesboro                                           NAP           NAP          NAP          NAP
110        PW          La Quinta Gardens                                            NAP           NAP          NAP          NAP
111        PW          Urban Outfitters Ann Arbor                                10,000          0.95         0.04         0.44
112       AMCC         Kolstad Great Dane Warehouse                                   0          0.26       1.99 LOC       0.00
113        PW          South Meadows                                                  0          0.67         0.00         0.00
114       AMCC         Pederson-Krag Center Building                                  0          0.56         0.00         0.00
115       SBRC         Crosstown Self Storage                                       NAP           NAP          NAP          NAP
116        PW          Esquire Apartments                                           NAP           NAP          NAP          NAP
117       AMCC         Rigid Building Systems                                    45,896          0.18          NAP         0.45
118        PW          Falcon Cove Apartments                                       NAP           NAP          NAP          NAP
119       ORIX         CountryHouse Residences                                      NAP           NAP          NAP          NAP
120       SBRC         One Centennial Drive                                      15,924          0.32         0.00         0.30
121       SBRC         Diplomat Apartments                                          NAP           NAP          NAP          NAP
122        PW          Avenue J Warehouse                                        12,000          0.28         0.00         0.20
123       AMCC         Kiely Plaza Shopping Center                                8,400          0.83         0.00         0.35
124       ORIX         Miami Gardens Office Center                               38,640          0.79         0.63         0.87
125        PW          Texas Tech Office Building                                15,000          1.17         0.00         0.50
126       AMCC         The Village Apartments                                       NAP           NAP          NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
127        PW          Des Moines Apartments Portfolio                              NAP           NAP          NAP          NAP
127A                   Capital Hills Apartments
127B                   Lyon Manor Apartments
127C                   Silhouette Apartments
-----------------------------------------------------------------------------------------------------------------------------------
128        PW          69-75 Lehigh Avenue                                       20,000          0.29         0.00         0.30
129       AMCC         Henderson Building                                        12,312          1.14         0.00         1.00
130       AMCC         Park Plaza                                                     0          1.33          NAP          NAP
131        PW          North Park Industrial                                          0          0.35         0.00         0.00
132        PW          Midwood Medical Center                                    30,000          1.69         0.00         1.59
133       AMCC         Southcenter Strip Retail Center                                0          0.97         0.00         0.00
134       AMCC         Fair Oaks Office/Retail Bldg                                   0          1.47         1.38         0.00
135       AMCC         Southview Apartments                                         NAP           NAP          NAP          NAP
136       SBRC         Monaco Apartments                                            NAP           NAP          NAP          NAP
137       AMCC         Hafner Court Apartments                                      NAP           NAP          NAP          NAP
138       AMCC         Loma Vista Center                                         12,820          0.74         0.87         0.50
139       AMCC         Carroll Road Warehouse                                         0          0.43         0.00         0.00
140       AMCC         Sandalwood Apartments                                        NAP           NAP          NAP          NAP
142       SBRC         Bonhampton Corners                                        34,873          1.06         0.00         1.00
143       AMCC         Greenway Village Shopping Center                               0          0.81         0.00         0.00
144        PW          Jupiter Corporate Center                                  30,000          1.42         0.00         1.39
145       AMCC         Banneker Building                                              0          2.25         1.44         0.00
146       AMCC         3975 Landmark Street                                           0          0.42         0.00         0.00

                        ESCROWS AND RESERVES INFORMATION

                                                                                                           RECOM-
                                                                                                           MENDED
         MORTGAGE                                                                 TAXES      INSURANCE     ANNUAL      U/W ANNUAL
CONTROL   LOAN                                                                  CURRENTLY    CURRENTLY   REPLACEMENT  REPLACEMENT
NUMBER   SELLER                         LOAN / PROPERTY NAME                     ESCROWED     ESCROWED     RESERVES     RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
147       PW               Carrington Heights & Plaza Apts Portfolio                Yes           Yes       19,432        22,925
147A                       Carrington Heights Apartments                            Yes           Yes        8,628        10,000
147B                       Plaza Apartments                                         Yes           Yes       10,804        12,925
-----------------------------------------------------------------------------------------------------------------------------------
148      AMCC              88 Sunnyside Building                                    Yes           Yes        6,231         6,231
-----------------------------------------------------------------------------------------------------------------------------------
149       PW               Pond Street & North Court Apts. Portfolio                Yes           Yes       13,179        14,569
149A                       Pond Street Apartments                                   Yes           Yes        7,569         7,569
149B                       North Court Apartments                                   Yes           Yes        5,610         7,000
-----------------------------------------------------------------------------------------------------------------------------------
150      AMCC              Plaza Northwest Shopping Center                          Yes           No         3,830         4,436
151       PW               Paradise Palm Mobile Home Park                           Yes           Yes        1,408         3,200
152      AMCC              Kennewick Square                                         Yes           Yes        9,458         4,339
153      AMCC              Party City                                               Yes           Yes        1,878         1,878
154      AMCC              Blue Devils Building                                     Yes           Yes        5,711         5,711
155      AMCC              Schuck's Retail Center                                   Yes           Yes        1,885         1,885
156      AMCC              Northwood Estates                                        Yes           Yes        1,610         3,700
157      AMCC              Miramar Commerce Center                                  Yes           Yes        8,092         8,092
158      AMCC              South Bay Industrial                                     Yes           Yes        4,876         4,876
159      AMCC              Bloomfield Center                                        Yes           Yes          892         2,225
160      AMCC              Park Willow Apartments                                   Yes           Yes       13,927        14,400
161      AMCC              Belmond Center                                           Yes           Yes        5,488         5,487
162      AMCC              Riverwood Apartments                                     Yes           Yes       11,025        12,500
163       PW               85 Second Avenue                                         Yes           Yes            0         1,135
164      AMCC              PGE Buildings                                            No            No         4,141         4,141
165      AMCC              Carroll Canyon Road Industrial Condos                    No            No         7,075         7,075
166      AMCC              Myrex Manufacturing Plant & Corporate Offices            Yes           No        13,468        13,468
167       PW               St. James Apartments                                     Yes           Yes        7,200         7,200
168      AMCC              Walnut Creek Shopping Center                             Yes           Yes          757         1,015
169      AMCC              Quail Hollow Mini Storage                                Yes           Yes          476         5,933
170       PW               CVS - Lowell                                             Yes           Yes        3,250         3,250
171      AMCC              Freeway Industries Center                                No            No         6,706         6,706
172      AMCC              AT&T Building                                            No            No           875         3,070
173      AMCC              PBR III                                                  Yes           Yes        7,085         7,085
174       PW               Ivory Garden Apartments                                  Yes           Yes        7,497        12,250
175      AMCC              Knoxville Square                                         Yes           Yes        1,893         1,893
176      SBRC              Parthenia Garden Apartments                              Yes           Yes        4,430        11,000
177      AMCC              Larkfield Road Office Building                           Yes           No         3,459         3,459
178      AMCC              Kings Kourt Apartments                                   Yes           Yes       10,963        12,600
179      AMCC              Philomath Self-Storage                                   Yes           Yes        5,108         5,108
180      AMCC              Aztec Building                                           Yes           Yes        5,192         5,192
181      AMCC              Stone Mountain Carpet Mill Outlet                        Yes           Yes        5,102         5,102
182       PW               10 Jewel Drive                                           Yes           Yes        2,147         3,683
183      AMCC              Williams Road Office Building                            Yes           Yes        1,531         2,400
184      AMCC              Wheeling Service Center                                  Yes           Yes        4,222        12,158
185      AMCC              650 New Road Office Building                             Yes           Yes        2,150         2,583
186       PW               Pine Street Apartments                                   Yes           Yes        3,000         3,600
187      AMCC              The Certex Building                                      Yes           No         1,906         2,020
188      AMCC              Pheasant Run Shopping Center                             Yes           Yes        4,883         4,883
189      AMCC              Runnin' Rebel Plaza                                      Yes           Yes        5,465         6,616
190      AMCC              Vic Huber Photgraphy Building                            Yes           Yes        3,756         3,756
191      AMCC              Hollywood Video-Westland                                 No            No         1,397         1,397
192       PW               Reading Business Center                                  Yes           Yes        4,009         6,074
193      AMCC              National Die & Button Mould Company                      Yes           No         5,896         5,923
194      AMCC              Metropolitan Square Shopping Center                      Yes           Yes        3,269         6,182


                                                                                                            RECOM-
                                                                                              ESCROWED      MENDED
                                                                                 ESCROWED    REPLACEMENT    ANNUAL       U/W ANNUAL
                                                                                REPLACEMENT   RESERVES      REPLACE-      REPLACE-
          MORTGAGE                                                               RESERVES     CURRENT        MENT          MENT
CONTROL    LOAN                                                                  INITIAL      ANNUAL        RESERVES      RESERVES
 NUMBER   SELLER                 LOAN / PROPERTY NAME                             DEPOSIT     DEPOSIT       PSF/UNIT      PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
147         PW         Carrington Heights & Plaza Apts Portfolio                      0        26,100          223          264
           147A        Carrington Heights Apartments                                                           216          250
           147B        Plaza Apartments                                                                        230          275
-----------------------------------------------------------------------------------------------------------------------------------
148        AMCC        88 Sunnyside Building                                          0             0         0.23         0.23
-----------------------------------------------------------------------------------------------------------------------------------
149         PW         Pond Street & North Court Apts. Portfolio                      0        14,819          227          251
           149A        Pond Street Apartments                                                                  252          252
           149B        North Court Apartments                                                                  200          250
-----------------------------------------------------------------------------------------------------------------------------------
150        AMCC        Plaza Northwest Shopping Center                                0             0         0.14         0.16
151         PW         Paradise Palm Mobile Home Park                                 0         3,200        22.00           50
152        AMCC        Kennewick Square                                               0             0         0.33         0.15
153        AMCC        Party City                                                     0             0         0.16         0.16
154        AMCC        Blue Devils Building                                           0             0         0.25         0.25
155        AMCC        Schuck's Retail Center                                         0             0         0.16         0.16
156        AMCC        Northwood Estates                                              0         3,696        21.76           50
157        AMCC        Miramar Commerce Center                                        0             0         0.21         0.21
158        AMCC        South Bay Industrial                                           0             0         0.15         0.15
159        AMCC        Bloomfield Center                                              0             0         0.06         0.15
160        AMCC        Park Willow Apartments                                         0        14,400          290          300
161        AMCC        Belmond Center                                                 0             0         0.21         0.21
162        AMCC        Riverwood Apartments                                           0        12,500          221          250
163         PW         85 Second Avenue                                               0         1,335         0.00         0.44
164        AMCC        PGE Buildings                                                  0             0         0.13         0.13
165        AMCC        Carroll Canyon Road Industrial Condos                          0             0         0.26         0.26
166        AMCC        Myrex Manufacturing Plant & Corporate Offices                  0             0         0.17         0.17
167         PW         St. James Apartments                                           0         7,200          300          300
168        AMCC        Walnut Creek Shopping Center                                   0             0         0.07         0.10
169        AMCC        Quail Hollow Mini Storage                                      0             0         0.01         0.14
170         PW         CVS - Lowell                                                   0         3,250         0.37         0.37
171        AMCC        Freeway Industries Center                                      0             0         0.13         0.13
172        AMCC        AT&T Building                                                  0             0         0.03         0.10
173        AMCC        PBR III                                                        0             0         0.22         0.22
174         PW         Ivory Garden Apartments                                    1,021        12,250          153          250
175        AMCC        Knoxville Square                                               0             0         0.19         0.19
176        SBRC        Parthenia Garden Apartments                                    0        11,000          101          250
177        AMCC        Larkfield Road Office Building                                 0             0         0.18         0.18
178        AMCC        Kings Kourt Apartments                                         0        11,550          261          300
179        AMCC        Philomath Self-Storage                                         0             0         0.13         0.13
180        AMCC        Aztec Building                                                 0             0         0.17         0.17
181        AMCC        Stone Mountain Carpet Mill Outlet                              0             0         0.17         0.17
182         PW         10 Jewel Drive                                                 0         3,683         0.09         0.15
183        AMCC        Williams Road Office Building                                  0             0         0.16         0.25
184        AMCC        Wheeling Service Center                                        0             0         0.03         0.10
185        AMCC        650 New Road Office Building                                   0             0         0.21         0.26
186         PW         Pine Street Apartments                                         0         4,200          250          300
187        AMCC        The Certex Building                                            0             0         0.09         0.10
188        AMCC        Pheasant Run Shopping Center                                   0             0         0.25         0.25
189        AMCC        Runnin' Rebel Plaza                                            0             0         0.20         0.24
190        AMCC        Vic Huber Photgraphy Building                                  0             0         0.28         0.28
191        AMCC        Hollywood Video-Westland                                       0             0         0.19         0.19
192         PW         Reading Business Center                                        0        12,147         0.07         0.10
193        AMCC        National Die & Button Mould Company                            0             0         0.23         0.23
194        AMCC        Metropolitan Square Shopping Center                            0             0         0.11         0.20


                                                                                            ESCROWED
                                                                             ESCROWED      REPLACEMENT
                                                                            REPLACEMENT     RESERVES                    ESCROWED
                                                                             RESERVES        CURRENT                      TI/LC
          MORTGAGE                                                            INITIAL        ANNUAL    U/W ANNUAL      RESERVES
CONTROL    LOAN                                                               DEPOSIT        DEPOSIT     TI/LC         INITIAL
NUMBER    SELLER                LOAN / PROPERTY NAME                          PSF/UNIT       PSF/UNIT   RESERVES        DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
147        PW        Carrington Heights & Plaza Apts Portfolio                 0.00           300          NAP            NAP
147A                 Carrington Heights Apartments
147B                 Plaza Apartments
-----------------------------------------------------------------------------------------------------------------------------------
148       AMCC       88 Sunnyside Building                                     0.00          0.00       37,188          8,721
-----------------------------------------------------------------------------------------------------------------------------------
149        PW        Pond Street & North Court Apts. Portfolio                 0.00           256          NAP            NAP
149A                 Pond Street Apartments
149B                 North Court Apartments
-----------------------------------------------------------------------------------------------------------------------------------
150       AMCC       Plaza Northwest Shopping Center                           0.00          0.00        29,158             0
151        PW        Paradise Palm Mobile Home Park                            0.00            50           NAP           NAP
152       AMCC       Kennewick Square                                          0.00          0.00        24,323             0
153       AMCC       Party City                                                0.00          0.00         8,139             0
154       AMCC       Blue Devils Building                                      0.00          0.00        19,906             0
155       AMCC       Schuck's Retail Center                                    0.00          0.00         7,012             0
156       AMCC       Northwood Estates                                         0.00            50           NAP           NAP
157       AMCC       Miramar Commerce Center                                   0.00          0.00        23,395             0
158       AMCC       South Bay Industrial                                      0.00          0.00        17,237             0
159       AMCC       Bloomfield Center                                         0.00          0.00         9,914             0
160       AMCC       Park Willow Apartments                                    0.00           300           NAP           NAP
161       AMCC       Belmond Center                                            0.00          0.00        15,965             0
162       AMCC       Riverwood Apartments                                      0.00           250           NAP           NAP
163        PW        85 Second Avenue                                          0.00          0.52         2,385             0
164       AMCC       PGE Buildings                                             0.00          0.00        21,323             0
165       AMCC       Carroll Canyon Road Industrial Condos                     0.00          0.00        16,699             0
166       AMCC       Myrex Manufacturing Plant & Corporate Offices             0.00          0.00        22,168             0
167        PW        St. James Apartments                                      0.00           300           NAP           NAP
168       AMCC       Walnut Creek Shopping Center                              0.00          0.00         7,702             0
169       AMCC       Quail Hollow Mini Storage                                 0.00          0.00           NAP           NAP
170        PW        CVS - Lowell                                              0.00          0.37         4,168             0
171       AMCC       Freeway Industries Center                                 0.00          0.00        18,563             0
172       AMCC       AT&T Building                                             0.00          0.00        16,015             0
173       AMCC       PBR III                                                   0.00          0.00        15,868             0
174        PW        Ivory Garden Apartments                                  20.83           250           NAP           NAP
175       AMCC       Knoxville Square                                          0.00          0.00         6,767             0
176       SBRC       Parthenia Garden Apartments                               0.00           250           NAP           NAP
177       AMCC       Larkfield Road Office Building                            0.00          0.00        22,661             0
178       AMCC       Kings Kourt Apartments                                    0.00           275           NAP           NAP
179       AMCC       Philomath Self-Storage                                    0.00          0.00           NAP           NAP
180       AMCC       Aztec Building                                            0.00          0.00        30,780             0
181       AMCC       Stone Mountain Carpet Mill Outlet                         0.00          0.00        15,507             0
182        PW        10 Jewel Drive                                            0.00          0.15         6,997        92,600
183       AMCC       Williams Road Office Building                             0.00          0.00        16,115             0
184       AMCC       Wheeling Service Center                                   0.00          0.00        70,887             0
185       AMCC       650 New Road Office Building                              0.00          0.00         9,285             0
186        PW        Pine Street Apartments                                    0.00           350           NAP           NAP
187       AMCC       The Certex Building                                       0.00          0.00        12,911             0
188       AMCC       Pheasant Run Shopping Center                              0.00          0.00        16,016             0
189       AMCC       Runnin' Rebel Plaza                                       0.00          0.00        22,332             0
190       AMCC       Vic Huber Photgraphy Building                             0.00          0.00         7,263       170,000
191       AMCC       Hollywood Video-Westland                                  0.00          0.00         5,552             0
192        PW        Reading Business Center                                   0.00          0.20        26,760             0
193       AMCC       National Die & Button Mould Company                       0.00          0.00         4,678             0
194       AMCC       Metropolitan Square Shopping Center                       0.00          0.00        24,158             0


                                                                                                                         ESCROWED
                                                                                ESCROWED                    ESCROWED       TI/LC
                                                                                 TI/LC                       TI/LC        RESERVES
                                                                                RESERVES        U/W         RESERVES      CURRENT
         MORTGAGE                                                               CURRENT      ANNUAL TI/LC   INITIAL       ANNUAL
CONTROL   LOAN                                                                  ANNUAL        RESERVES      DEPOSIT       DEPOSIT
 NUMBER   SELLER                     LOAN / PROPERTY NAME                       DEPOSIT       PSF/UNIT      PSF/UNIT     PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
147        PW          Carrington Heights & Plaza Apts Portfolio                    NAP           NAP          NAP          NAP
147A                   Carrington Heights Apartments
147B                   Plaza Apartments
-----------------------------------------------------------------------------------------------------------------------------------
148       AMCC         88 Sunnyside Building                                          0          1.39         0.33         0.00
-----------------------------------------------------------------------------------------------------------------------------------
149        PW          Pond Street & North Court Apts. Portfolio                    NAP           NAP          NAP          NAP
149A                   Pond Street Apartments
149B                   North Court Apartments
-----------------------------------------------------------------------------------------------------------------------------------
150       AMCC         Plaza Northwest Shopping Center                                0          1.06         0.00         0.00
151        PW          Paradise Palm Mobile Home Park                               NAP           NAP          NAP          NAP
152       AMCC         Kennewick Square                                               0          0.84         0.00         0.00
153       AMCC         Party City                                                     0          0.68         0.00         0.00
154       AMCC         Blue Devils Building                                           0          0.88         0.00         0.00
155       AMCC         Schuck's Retail Center                                         0          0.59         0.00         0.00
156       AMCC         Northwood Estates                                            NAP           NAP          NAP          NAP
157       AMCC         Miramar Commerce Center                                        0          0.62         0.00         0.00
158       AMCC         South Bay Industrial                                           0          0.51         0.00         0.00
159       AMCC         Bloomfield Center                                              0          0.66         0.00         0.00
160       AMCC         Park Willow Apartments                                       NAP           NAP          NAP          NAP
161       AMCC         Belmond Center                                                 0          0.62         0.00         0.00
162       AMCC         Riverwood Apartments                                         NAP           NAP          NAP          NAP
163        PW          85 Second Avenue                                           5,000          0.93         0.00         1.95
164       AMCC         PGE Buildings                                                  0          0.65         0.00         0.00
165       AMCC         Carroll Canyon Road Industrial Condos                          0          0.61         0.00         0.00
166       AMCC         Myrex Manufacturing Plant & Corporate Offices                  0          0.27         0.00         0.00
167        PW          St. James Apartments                                         NAP           NAP          NAP          NAP
168       AMCC         Walnut Creek Shopping Center                                   0          0.76         0.00         0.00
169       AMCC         Quail Hollow Mini Storage                                    NAP           NAP          NAP          NAP
170        PW          CVS - Lowell                                               4,000          0.48         0.00         0.46
171       AMCC         Freeway Industries Center                                      0          0.35         0.00         0.00
172       AMCC         AT&T Building                                                  0          0.52         0.00         0.00
173       AMCC         PBR III                                                        0          0.48         0.00         0.00
174        PW          Ivory Garden Apartments                                      NAP           NAP          NAP          NAP
175       AMCC         Knoxville Square                                               0          0.66         0.00         0.00
176       SBRC         Parthenia Garden Apartments                                  NAP           NAP          NAP          NAP
177       AMCC         Larkfield Road Office Building                                 0          1.17         0.00         0.00
178       AMCC         Kings Kourt Apartments                                       NAP           NAP          NAP          NAP
179       AMCC         Philomath Self-Storage                                       NAP           NAP          NAP          NAP
180       AMCC         Aztec Building                                                 0          1.01         0.00         0.00
181       AMCC         Stone Mountain Carpet Mill Outlet                              0          0.51         0.00         0.00
182        PW          10 Jewel Drive                                             7,000          0.29         3.77         0.29
183       AMCC         Williams Road Office Building                                  0          1.68         0.00         0.00
184       AMCC         Wheeling Service Center                                        0          0.58         0.00         0.00
185       AMCC         650 New Road Office Building                              24,000          0.92         0.00         2.37
186        PW          Pine Street Apartments                                       NAP           NAP          NAP          NAP
187       AMCC         The Certex Building                                            0          0.64         0.00         0.00
188       AMCC         Pheasant Run Shopping Center                                   0          0.82         0.00         0.00
189       AMCC         Runnin' Rebel Plaza                                            0          0.80         0.00         0.00
190       AMCC         Vic Huber Photgraphy Building                                  0          0.53        12.51         0.00
191       AMCC         Hollywood Video-Westland                                       0          0.74         0.00         0.00
192        PW          Reading Business Center                                   15,000          0.44         0.00         0.25
193       AMCC         National Die & Button Mould Company                            0          0.18         0.00         0.00
194       AMCC         Metropolitan Square Shopping Center                            0          0.78         0.00         0.00

                                   ANNEX A-2

                 INFORMATION REGARDING THE UNDERLYING CTL LOANS

                                   Annex A-2-1

                 INFORMATION REGARDING THE UNDERLYING CTL LOANS

Loan ID                                                          9492                     9925                    10003
Property Name/Location                                     CVS - Dorchester      Eckerds - Gloversville    CVS - Murfreesboro
Lessee                                                    Gallivan CVS, Inc.       Fay's Incorporated      Hook - SupeRx, Inc.
Guarantor                                                  CVS Corporation         Eckerd Corporation        CVS Corporation
Guarantor Ratings (S&P/Moodys)                                   A/A3                   BBB/Baa2                  A/A3
Property-Type                                                CTL - retail             CTL - retail            CTL - retail
Lease type (bondable, casualty/condemnation
 only, NNN, NN)                                           NN Made Bondable         NN Made Bondable        NN Made Bondable
Cut-off balance                                              3,155,510.04             2,409,905.67            2,178,864.95
Leased Appraised Value                                        3,700,000                3,110,000                2,650,000
Current Leased LTV                                              85.28%                   77.49%                  82.22%
As Dark Appraised Value                                       3,130,000                2,660,000                1,742,000
Current Dark LTV                                               100.82%                   90.60%                  125.08%
Stated Maturity Date                                            1/5/20                   7/1/19                  2/1/20
Lease Initial Termination Date                                 01/31/20                 07/26/19                01/31/20
Cut-Off Date Monthly Debt Service                               27,295                   22,073                  18,409
DSCR                                                             1.01                     1.01                    1.01
First Step Date of Debt Service                                11/05/04                 07/01/09                03/01/05
First Step Date Monthly Debt Service                           $28,949                  $22,133                  $19,512
First Step Date DSCR                                             1.01                     1.01                    1.01
Second Step Date of Debt Service                               11/05/09                 08/01/09                03/01/10
Second Step Date Monthly Debt Service                          $30,703                  $22,523                  $20,690
Second Step Date DSCR                                            1.01                     1.01                    1.01
Third Step Date of Debt Service                                11/05/14                 07/01/19                03/01/15
Third Step Date Monthly Debt Service                           $32,561                  $25,157                  $21,934
Third Step Date DSCR                                             1.01                     1.01                    1.01

                                    ANNEX B

                             FORM OF TRUSTEE REPORT

                                    Annex B-1

DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                              CONTACT INFORMATION

FUNCTION                                NAMES / ADDRESSES
--------                                -----------------

MASTER SERVICER
                                        Orix Real Estate Capital Markets, LLC.
                                        1717 Main Street, 14th Floor
                                        Dallas, TX 75201
SPECIAL SERVICER
                                        Orix Real Estate Capital Markets, LLC.
                                        1717 Main Street, 14th Floor
                                        Dallas, TX 75201
PAYING AGENT
                                        Chase Manhattan Bank
                                        450 W. 33rd Street, 14th Floor
                                        New York, NY 10001
                                        (212) 946-3200
TRUSTEE
                                        Norwest Bank Minnesota, N.A.
                                        3 New York Plaza
                                        New York, NY 10004

RELATIONSHIP MANAGER                    Jennifer Bohannon
                                        (212) 946-7600
                                        Email : jennifer.bohannon@chase.com

                     REPORTS AVAILABLE AT www.chase.com/sfa

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                           2 - 7
Certificate Ratings Detail                                                  8
Mortgage Loan Stratification Tables                                       9 - 11
Loan Status Detail                                                         12
Property History Detail                                                    13
Delinquency Loan Detail                                                    14
Specially Serviced Loan Detail                                             15
Specially Serviced Historical Information                                  16
Principal Prepayment Detail                                                17
Modified Loan Detail                                                       18
Realized Loss Detail                                                       19

The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.

[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 2 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                             Distribution in Dollars

 Class   CUSIP   Current Pass   Original Face   Beginning   Principal   Interest     Prepayment     Total     Realized      Ending
                 Through Rate       Value       Principal                          Premiums/Yield           Losses/Trust   Principal
                                                 Balance                           Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  R
------------------------------------------------------------------------------------------------------------------------------------
TOTALS



 Class   CUSIP   Current Pass   Original Face   Beginning   Principal   Interest     Prepayment     Total     Realized      Ending
                 Through Rate       Value       Principal                          Premiums/Yield           Losses/Trust   Principal
                                                 Balance                           Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------

  X


[CHASE LOGO] Reports available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 3 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                 Factor Information per $1,000 of Original Face

 Class   CUSIP   Beginning Principal   Principal   Interest     Prepayment     Total     Realized     Ending Principal
                       Factor                                 Premiums/Yield           Losses/Trust       Balance
                                                              Maint Charges              Expenses
----------------------------------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  R
----------------------------------------------------------------------------------------------------------------------
TOTALS

 Class   CUSIP   Beginning Principal   Principal   Interest     Prepayment     Total     Realized     Ending Principal
                       Factor                                 Premiums/Yield           Losses/Trust       Balance
                                                              Maint Charges              Expenses
----------------------------------------------------------------------------------------------------------------------

   X


[CHASE LOGO] Reports available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 4 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                         CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                                0

Principal Distribution Amount                                                  0

     Scheduled Principal Distribution Amount                                   0

     Unscheduled Principal Distribution Amount                                 0

Miscellaneous Trust Fund Expenses                                              0



Interest Reserve Account

     Deposits                                                                  0

     Withdrawals                                                               0

Balance Information

Group         Loan          Scheduled      Beginning   Beginning   Beginning   Ending    Ending     Ending
            Count at        Balance at       Loan      Scheduled    Unpaid      Loan    Scheduled   Unpaid
         Securitization   Securitization     Count      Balance     Balance     Count    Balance    Balance
-----------------------------------------------------------------------------------------------------------

TOTALS

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

        Period   Number       Aggregated      Percentage
                          Principal Balance
--------------------------------------------------------

       1 Month                                         %
      2 Months                                         %
     3+ Months                                         %
In Foreclosure                                         %
           REO                                         %
  Bankruptcies                                         %
--------------------------------------------------------
        TOTALS                                         %


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 5 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

                          Class   Prepayment   Yield Maintenance
                                   Premium
                         ---------------------------------------

                         TOTALS

Advance Summary

     Principal & Interest Advances

          Current Principal & Interest Advances                                0

          Outstanding Principal & Interest Advances                            0

          Reimbursement of Interest on any P&I Advances                        0

          Reimbursement of Interest on any T&I Advances                        0


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 6 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

     Servicing Fees                                                            0

     Sub Servicing Fees                                                        0

     Trustee Fees                                                              0

     Special Servicer Fee                                                      0

     Workout Fee                                                               0



Appraisal Reduction Amounts

                           Loan Number        Appraisal          Appraisal
                                         Reduction Effected   Reduction Amount
                                                Date
                           ---------------------------------------------------

                              none


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 7 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                                 Interest Detail

 Class     Accrued     Prepayment   Beginning   Interest    Total      Certificate     Ending
         Certificate    Interest     Unpaid       Loss     Interest     Interest       Unpaid
          Interest     Shortfall    Interest               Payable    Distributable   Interest
----------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  R
  P
  X
----------------------------------------------------------------------------------------------
TOTALS


[CHASE LOGO] Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 8 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                           CERTIFICATE RATINGS DETAIL

                     Original Ratings           Changed Ratings/Change Date(1)
Class   CUSIP   -----------------------------   ------------------------------
                DCR   Fitch   Moody's   S & P   DCR   Fitch   Moody's   S & P
------------------------------------------------------------------------------

 A1      N/A     X      X       X         X
 A2      N/A     X      X       X         X
 B       N/A     X      X       X         X
 C       N/A     X      X       X         X
 D       N/A     X      X       X         X
 E       N/A     X      X       X         X
 F       N/A     X      X       X         X
 G       N/A     X      X       X         X
 H       N/A     X      X       X         X
 J       N/A     X      X       X         X
 K       N/A     X      X       X         X
 L       N/A     X      X       X         X
 M       N/A     X      X       X         X
 N       N/A     X      X       X         X
 P       N/A     X      X       X         X
 R       N/A     X      X       X         X
 X       N/A     X      X       X         X

NR - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 9 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES


                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                                 Weighted Average
                                  # of    Principal Balance   % of Agg.    -----------------------------
Ending Scheduled Balance Amount   Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
--------------------------------------------------------------------------------------------------------
$1,000,000 or Less                0                    0.00                 0      0.000000     0.000000
$1,000,001 to $2,000,000          0                    0.00                 0      0.000000     0.000000
$2,000,001 to $4,000,000          0                    0.00                 0      0.000000     0.000000
$4,000,001 to $6,000,000          0                    0.00                 0      0.000000     0.000000
$6,000,001 to $8,000,000          0                    0.00                 0      0.000000     0.000000
$8,000,001 to $10,000,000         0                    0.00                 0      0.000000     0.000000
$10,000,001 to $15,000,000        0                    0.00                 0      0.000000     0.000000
$15,000,001 to $20,000,000        0                    0.00                 0      0.000000     0.000000
--------------------------------------------------------------------------------------------------------
Totals                            0                    0.00      0.00       0      0.000000     0.000000
========================================================================================================
AVERAGE PRINCIPAL BALANCE :                            0.00

                          STRATIFICATION BY STATE CODE

                                                                Weighted Average
                 # of    Principal Balance   % of Agg.    -----------------------------
State Code       Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
---------------------------------------------------------------------------------------
FLORIDA            0                  0.00                 0      0.000000     0.000000
---------------------------------------------------------------------------------------
        Totals     0                  0.00      0.00       0      0.000000     0.000000


                     Reports Available at www.chase.com/sfa
[CHASE LOGO]                                       (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                 PAGE 10 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                       STRATIFICATION BY CURRENT NOTE RATE

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Current Note Rate          Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
0.000000% to 7.500000%       0                  0.00                 0     0.000000      0.000000
7.510000% to 7.750000%       0                  0.00                 0     0.000000      0.000000
7.760000% to 8.000000%       0                  0.00                 0     0.000000      0.000000
8.010000% to 8.250000%       0                  0.00                 0     0.000000      0.000000
8.260000% to 8.500000%       0                  0.00                 0     0.000000      0.000000
8.510000% to 8.750000%       0                  0.00                 0     0.000000      0.000000
8.760000% to 9.000000%       0                  0.00                 0     0.000000      0.000000
9.010000% to 9.250000%       0                  0.00                 0     0.000000      0.000000
9.260000% to 9.500000%       0                  0.00                 0     0.000000      0.000000
9.510000% to 9.750000%       0                  0.00                 0     0.000000      0.000000
9.760000% to 10.000000%      0                  0.00                 0     0.000000      0.000000
10.010000% to 11.010000%     0                  0.00                 0     0.000000      0.000000
-------------------------------------------------------------------------------------------------
             Totals          0                  0.00     0.00        0     0.000000      0.000000


                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                             Weighted Average
                              # of    Principal Balance   % of Agg.    -----------------------------
Debt Service Coverage Ratio   Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
----------------------------------------------------------------------------------------------------
0.000000 to 1.000000            0                  0.00                 0      0.000000     0.000000
1.010000 to 1.200000            0                  0.00                 0      0.000000     0.000000
1.210000 to 1.240000            0                  0.00                 0      0.000000     0.000000
1.250000 to 1.300000            0                  0.00                 0      0.000000     0.000000
1.310000 to 1.400000            0                  0.00                 0      0.000000     0.000000
1.410000 to 1.500000            0                  0.00                 0      0.000000     0.000000
1.510000 to 1.600000            0                  0.00                 0      0.000000     0.000000
1.610000 to 1.700000            0                  0.00                 0      0.000000     0.000000
1.710000 to 1.800000            0                  0.00                 0      0.000000     0.000000
1.810000 to 1.900000            0                  0.00                 0      0.000000     0.000000
1.910000 to 2.000000            0                  0.00                 0      0.000000     0.000000
2.010000 to 2.300000            0                  0.00                 0      0.000000     0.000000
2.310000 to 2.400000            0                  0.00                 0      0.000000     0.000000
----------------------------------------------------------------------------------------------------
            Totals              0                  0.00      0.00       0      0.000000     0.000000


          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Remaining Stated Term      Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
70 months or Less            0                  0.00                 0      0.000000     0.000000
71 months to 90 months       0                  0.00                 0      0.000000     0.000000
91 months to 110 months      0                  0.00                 0      0.000000     0.000000
111 months to 115 months     0                  0.00                 0      0.000000     0.000000
116 months to 120 months     0                  0.00                 0      0.000000     0.000000
121 months to 200 months     0                  0.00                 0      0.000000     0.000000
201 months to 274 months     0                  0.00                 0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
           Totals            0                  0.00      0.00       0      0.000000     0.000000


     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Remaining Stated Term      Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
70 months or Less            0                  0.00                 0      0.000000     0.000000
71 months to 90 months       0                  0.00                 0      0.000000     0.000000
91 months to 110 months      0                  0.00                 0      0.000000     0.000000
111 months to 115 months     0                  0.00                 0      0.000000     0.000000
116 months to 120 months     0                  0.00                 0      0.000000     0.000000
121 months to 200 months     0                  0.00                 0      0.000000     0.000000
201 months to 0 months       0                  0.00                 0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
           Totals            0                  0.00                 0      0.000000     0.000000


                     Reports Available at www.chase.com/sfa
[CHASE LOGO]                                       (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 11 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                         STRATIFICATION BY PROPERTY TYPE

                                                                                                 Weighted Average
                           # of         Principal Balance         % of Agg.       --------------------------------------------
Property Type              Loans              ($)                  Prin. Bal.        WAM       Note Rate(%)           DSCR
------------------------------------------------------------------------------------------------------------------------------
Office                     0                  0.00                                    0         0.000000             0.000000
Retail/Office              0                  0.00                                    0         0.000000             0.000000
Hotel                      0                  0.00                                    0         0.000000             0.000000
Industrial                 0                  0.00                                    0         0.000000             0.000000
Multi-Family               0                  0.00                                    0         0.000000             0.000000
Retail, Anchored           0                  0.00                                    0         0.000000             0.000000
Retail,Unanchored          0                  0.00                                    0         0.000000             0.000000
Mixed Use                  0                  0.00                                    0         0.000000             0.000000
Mobile Home                0                  0.00                                    0         0.000000             0.000000
Self Storage               0                  0.00                                    0         0.000000             0.000000
-----------------------------------------------------------------------------------------------------------------------------
        Totals             0                  0.00                  0.00              0         0.000000             0.000000
=============================================================================================================================


                           STRATIFICATION BY SEASONING

                                                                                                 Weighted Average
                           # of         Principal Balance         % of Agg.       --------------------------------------------
Seasoning                  Loans              ($)                  Prin. Bal.       WAM        Note Rate(%)            DSCR
------------------------------------------------------------------------------------------------------------------------------
12 months or Less          0                  0.00                                    0         0.000000             0.000000
13 months to 24 months     0                  0.00                                    0         0.000000             0.000000
25 months to 36 months     0                  0.00                                    0         0.000000             0.000000
37 months to 48 months     0                  0.00                                    0         0.000000             0.000000
49 months to 60 months     0                  0.00                                    0         0.000000             0.000000
61 months to 72 months     0                  0.00                                    0         0.000000             0.000000
73 months to 84 months     0                  0.00                                    0         0.000000             0.000000
85 months to 96 months     0                  0.00                                    0         0.000000             0.000000
97 months to 108 months    0                  0.00                                    0         0.000000             0.000000
-----------------------------------------------------------------------------------------------------------------------------
Totals                     0                  0.00                  0.00              0         0.000000             0.000000
=============================================================================================================================

Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


[CHASE LOGO]
       Reports Available at www.chase.com/sfa      (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 12 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                               LOAN STATUS DETAIL

Loan      Offering    Property    City    State    Scheduled    Scheduled    Note    Maturity    Neg     Beginning     Ending
Number      Memo        Type                       Principal    Interest     Rate      Date      Amt     Scheduled    Scheduled
           Cross        (I)                         Amount       Amount                          Flag     Balance      Balance
         Reference

---------------------------------------------------------------------------------------------------------------------------------





Loan       Paid       Appraisal     Appraisal     Has Loan        Loan
Number    Through     Reduction      Reduction    Ever Been      Status
           Date          Date         Amount      Specially       Code
                                                  Serviced?       (II)
                                                    (Y/N)
-------------------------------------------------------------------------






(I) Property Type Code :

    CH Church
    CO Condo, Coop or TH
    HC Health Care
    HO Hotel
    IF Industrial/Flex
    IN Industrial
    LO Lodging
    MF Multi Family
    MH Mobile Home Park
    MP Multiple Properties
    MS Mini Storage
    MU Mixed Use
    NE Non-Exempt
    OF Office
    OT Other
    PD Plan Unit Development
    RO Retail/Office
    RT Retail
    SC School, HCF or WF
    SE Securities
    SF Single Family
    SS Self Storage
    WH Warehouse

(II) Loan Status Code :
    1. Specially Serviced
    2. Foreclosure
    3. Bankruptcy
    4. REO
    5. Prepayment in Full
    6. Discounted Payoff
    7. Foreclosure Sale
    8. Bankruptcy Sale
    9. REO Disposal
   10. Modification/Workout
   11. Rehabilitation


[CHASE LOGO]
     Reports Available at www.chase.com/sfa        (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 13 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                             PROPERTY HISTORY DETAIL

                                                            Data of Last
                                                        --------------------------    No. Months
                 Offering Memo                                           Financial      Revenue
Loan Number     Cross Reference     Property Name         Inspection     Statement     Annualized
---------------------------------------------------------------------------------------------------------






                   Annual Estimate based on
                       Current Quarter               Prior Full Year
                   ---------------------------    ----------------------------
Loan Number         NOI     DSCR    Occupancy     NOI      DSCR     Occupancy
------------------------------------------------------------------------------






                    NO PROPERTY HISTORY REPORTED THIS PERIOD


[CHASE LOGO]Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 14 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS


                             DELINQUENCY LOAN DETAIL

Loan Number     Offering     # of Months      Paid Through    Current Loan Balance   Current    Outstanding P&I     Advance
               Memo Cross    Delinquent          Date                                  P&I        Advances **     Description
               Reference                                                             Advances                         (I)
--------------------------------------------------------------------------------------------------------------------------------


                    NO DELINQUENT LOANS REPORTED THIS PERIOD




                                                            Current      Outstanding     Outstanding
Loan Number         Loan      Special       Foreclosure     Property      Property        Property
                   Status     Servicer      Date           Protection    Protection      Bankruptcy       REO
                    (II)      Start Date                    Advances      Advances        Date             Date
----------------------------------------------------------------------------------------------------------------


                    NO DELINQUENT LOANS REPORTED THIS PERIOD




(I)   Advance Description:      A. In grace period
                                B. Late but < 1 month
                                1. 1 month delinquent
                                2. 2 months delinquent
                                3. 3+ months delinquent

** Outstanding P&I advances include current period.

(II)  Loan Status Code:         1. Specially Serviced
                                2. Foreclosure
                                3. Bankruptcy
                                4. REO
                                5. Prepayment in Full
                                6. Discounted Payoff
                                7. Foreclosure Sale
                                8. Bankruptcy Sale
                                9. REO Disposal
                                10. Modification/Workout
                                11. Rehabilitation


[CHASE LOGO]Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               Page 15 of 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                       SPECIALLY SERVICED LOAN DETAIL LOAN

Loan        Special   Offering    Property      Date of Transfer     Inspection    Appraisal     Appraisal          Comments
Number      Service     Memo        Type      Balance to Specially       Date         Date         Value
            Code       Cross       Code            Serviced
            (II)      Reference    (I)
-----------------------------------------------------------------------------------------------------------------------------------





                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



(I)   Property Type Code :
      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse

(II)  Special Service Code :
      (1) Request to waive prepayment penalty
      (2) Payment default
      (3) Request to modify or workout
      (4) Borrower Bankruptcy
      (5) In Foreclosure
      (6) Now REO
      (7) Paid Off
      (8) Returned to Master Servicer


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               Page 16 of 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS
                   SPECIALLY SERVICED HISTORICAL INFORMATION

Distribution       Loan          Offering       Special       Date        Current         Balance            Property       State
   Date           Number           Memo         Service        of        Scheduled       Change since           Type
                                  Cross          Code      Correction     Balance         Transfer              Code
                                Reference        (II)                                       Date                 (I)



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD





Distribution        Loan         Interest         Net           NOI         Debt          Note      Paid         Maturity      Rem
   Date            Number           Rate        Operating       Date       Service        Date     Through         Date       Term
                                                  Income                  Coverage                   Date
                                                                            Ratio



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







(I)   PROPERTY TYPE CODE :

      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse

(II)  Special Service Code :
      (1) Request to waive prepayment penalty
      (2) Payment default
      (3) Request to modify or workout
      (4) Borrower Bankruptcy
      (5) In Foreclosure
      (6) Now REO
      (7) Paid Off
      (8) Returned to Master Servicer


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 17 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                           PRINCIPAL PREPAYMENT DETAIL


 Principal       Loan           Offering         Property        Curtailment       Payoff       Prepayment          Mortgage
Prepayment      Number            Memo             Type            Amount          Amount        Premium           Repurchase
   Date                          Cross             (I)                                                              Price
                               Reference
------------------------------------------------------------------------------------------------------------------------------



                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD



(I)   PROPERTY TYPE CODE :

      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse



[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 18 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS


                              MODIFIED LOAN DETAIL

Loan                    Offering                   Modification              Modification Description
Number                  Memorandum                     Date
                         Cross
                        Reference
------------------------------------------------------------------------------------------------------


                     NO MODIFIED LOANS REPORTED THIS PERIOD






[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 19 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                              REALIZED LOSS DETAIL

Loan     Offering    Appraisal   Appraisal   Beginning    Gross       Gross      Liquidation      Net            Net       Realized
Number     Memo         Date      Value      Scheduled   Proceeds   Proceeds %     Expenses    Liquidation    Proceeds %    Loss
          Cross                               Balance               Scheduled                  Proceeds       Scheduled
        Reference                                                   Principal                                 Balance






                     NO REALIZED LOSSES REPORTED THIS PERIOD







[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

                                    ANNEX C

                   DECREMENT TABLES FOR CLASS A-1, CLASS A-2,
      CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
       (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD
            AND YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                   CLASS A-1

YEAR                                              0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                                              ------   ------   ------   -------   -------   -------
August 24, 2000.................................    100%     100%     100%     100%      100%      100%
August 18, 2001.................................     94%      94%      94%      94%       94%       94%
August 18, 2002.................................     87%      87%      87%      87%       87%       87%
August 18, 2003.................................     80%      80%      80%      80%       80%       80%
August 18, 2004.................................     72%      72%      72%      72%       72%       72%
August 18, 2005.................................     62%      62%      62%      62%       62%       62%
August 18, 2006.................................     53%      53%      53%      53%       53%       53%
August 18, 2007.................................     42%      42%      42%      42%       42%       42%
August 18, 2008.................................     25%      25%      25%      25%       25%       24%
August 18, 2009.................................      0%       0%       0%       0%        0%        0%
August 18, 2010.................................      0%       0%       0%       0%        0%        0%
Weighted Average Life (in years)................    5.7      5.7      5.7      5.7       5.7       5.7

                                   CLASS A-2

YEAR                                              0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                                              ------   ------   ------   -------   -------   -------
August 24, 2000.................................    100%     100%     100%     100%      100%      100%
August 18, 2001.................................    100%     100%     100%     100%      100%      100%
August 18, 2002.................................    100%     100%     100%     100%      100%      100%
August 18, 2003.................................    100%     100%     100%     100%      100%      100%
August 18, 2004.................................    100%     100%     100%     100%      100%      100%
August 18, 2005.................................    100%     100%     100%     100%      100%      100%
August 18, 2006.................................    100%     100%     100%     100%      100%      100%
August 18, 2007.................................    100%     100%     100%     100%      100%      100%
August 18, 2008.................................    100%     100%     100%     100%      100%      100%
August 18, 2009.................................     80%      80%      79%      79%       79%       79%
August 18, 2010.................................      0%       0%       0%       0%        0%        0%
Weighted Average Life (in years)................    9.2      9.2      9.2      9.2       9.2       9.2

                                    Annex C-1

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
                (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD,
   DEFEASANCE PERIOD AND YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS B

                      YEAR                        0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                      ----                        ------   ------   ------   -------   -------   -------
August 24, 2000.................................   100%     100%     100%      100%      100%      100%
August 18, 2001.................................   100%     100%     100%      100%      100%      100%
August 18, 2002.................................   100%     100%     100%      100%      100%      100%
August 18, 2003.................................   100%     100%     100%      100%      100%      100%
August 18, 2004.................................   100%     100%     100%      100%      100%      100%
August 18, 2005.................................   100%     100%     100%      100%      100%      100%
August 18, 2006.................................   100%     100%     100%      100%      100%      100%
August 18, 2007.................................   100%     100%     100%      100%      100%      100%
August 18, 2008.................................   100%     100%     100%      100%      100%      100%
August 18, 2009.................................   100%     100%     100%      100%      100%      100%
August 18, 2010.................................     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years)................   9.7      9.7      9.7       9.7       9.7       9.7

                                    CLASS C

                      YEAR                        0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                      ----                        ------   ------   ------   -------   -------   -------
August 24, 2000.................................   100%     100%     100%      100%      100%      100%
August 18, 2001.................................   100%     100%     100%      100%      100%      100%
August 18, 2002.................................   100%     100%     100%      100%      100%      100%
August 18, 2003.................................   100%     100%     100%      100%      100%      100%
August 18, 2004.................................   100%     100%     100%      100%      100%      100%
August 18, 2005.................................   100%     100%     100%      100%     1005       100%
August 18, 2006.................................   100%     100%     100%      100%      100%      100%
August 18, 2007.................................   100%     100%     100%      100%      100%      100%
August 18, 2008.................................   100%     100%     100%      100%      100%      100%
August 18, 2009.................................   100%     100%     100%      100%      100%      100%
August 18, 2010.................................     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years)................   9.7      9.7      9.7       9.7       9.7       9.7

                                    Annex C-2

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS D

YEAR                                              0% CPR    4% CPR    8% CPR    12% CPR   16% CPR   20% CPR
----                                              -------   -------   -------   -------   -------   -------
August 24, 2000.................................    100%      100%      100%      100%      100%      100%
August 18, 2001.................................    100%      100%      100%      100%      100%      100%
August 18, 2002.................................    100%      100%      100%      100%      100%      100%
August 18, 2003.................................    100%      100%      100%      100%      100%      100%
August 18, 2004.................................    100%      100%      100%      100%      100%      100%
August 18, 2005.................................    100%      100%      100%      100%      100%      100%
August 18, 2006.................................    100%      100%      100%      100%      100%      100%
August 18, 2007.................................    100%      100%      100%      100%      100%      100%
August 18, 2008.................................    100%      100%      100%      100%      100%      100%
August 18, 2009.................................    100%      100%      100%      100%      100%      100%
August 18, 2010.................................      0%        0%        0%        0%        0%        0%
Weighted Average Life (in years)................    9.8       9.8       9.8       9.8       9.8       9.8

                                    CLASS E

YEAR                                              0% CPR    4% CPR    8% CPR    12% CPR   16% CPR   20% CPR
----                                              -------   -------   -------   -------   -------   -------
August 24, 2000.................................    100%      100%      100%      100%      100%      100%
August 18, 2001.................................    100%      100%      100%      100%      100%      100%
August 18, 2002.................................    100%      100%      100%      100%      100%      100%
August 18, 2003.................................    100%      100%      100%      100%      100%      100%
August 18, 2004.................................    100%      100%      100%      100%      100%      100%
August 18, 2005.................................    100%      100%      100%      100%      100%      100%
August 18, 2006.................................    100%      100%      100%      100%      100%      100%
August 18, 2007.................................    100%      100%      100%      100%      100%      100%
August 18, 2008.................................    100%      100%      100%      100%      100%      100%
August 18, 2009.................................    100%      100%      100%      100%      100%      100%
August 18, 2010.................................      0%        0%        0%        0%        0%        0%
Weighted Average Life (in years)................    9.8       9.8       9.8       9.8       9.8       9.8

                                    Annex C-3

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS F

YEAR                                0% CPR    4% CPR    8% CPR    12% CPR   16% CPR   20% CPR
----                                -------   -------   -------   -------   -------   -------
August 24, 2000...................    100%      100%      100%      100%      100%      100%
August 18, 2001...................    100%      100%      100%      100%      100%      100%
August 18, 2002...................    100%      100%      100%      100%      100%      100%
August 18, 2003...................    100%      100%      100%      100%      100%      100%
August 18, 2004...................    100%      100%      100%      100%      100%      100%
August 18, 2005...................    100%      100%      100%      100%      100%      100%
August 18, 2006...................    100%      100%      100%      100%      100%      100%
August 18, 2007...................    100%      100%      100%      100%      100%      100%
August 18, 2008...................    100%      100%      100%      100%      100%      100%
August 18, 2009...................    100%      100%      100%      100%      100%      100%
August 18, 2010...................      0%        0%        0%        0%        0%        0%
Weighted Average Life (in
  years)..........................    9.8       9.8       9.8       9.8       9.8       9.8

                                    CLASS G

YEAR                                0% CPR    4% CPR    8% CPR    12% CPR   16% CPR   20% CPR
----                                -------   -------   -------   -------   -------   -------
August 24, 2000...................    100%      100%      100%      100%      100%      100%
August 18, 2001...................    100%      100%      100%      100%      100%      100%
August 18, 2002...................    100%      100%      100%      100%      100%      100%
August 18, 2003...................    100%      100%      100%      100%      100%      100%
August 18, 2004...................    100%      100%      100%      100%      100%      100%
August 18, 2005...................    100%      100%      100%      100%      100%      100%
August 18, 2006...................    100%      100%      100%      100%      100%      100%
August 18, 2007...................    100%      100%      100%      100%      100%      100%
August 18, 2008...................    100%      100%      100%      100%      100%      100%
August 18, 2009...................    100%      100%      100%      100%      100%      100%
August 18, 2010...................      0%        0%        0%        0%        0%        0%
Weighted Average Life (in
  years)..........................    9.8       9.8       9.8       9.8       9.8       9.8

                                    Annex C-4

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS 2000-C2 Annex A-1.xls". The spreadsheet file "SBMS 2000-C2 Annex A-1.xls" is a Microsoft Excel spreadsheet. The spreadsheet file provides, in electronic format, particular statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A-1 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
                PROSPECTUS SUPPLEMENT
Important Notice About the Information
  Contained in This Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-30
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-59
Forward-Looking Statements.....................   S-59
Description of the Mortgage Pool...............   S-60
Servicing of the Underlying Mortgage Loans.....  S-106
Description of the Offered Certificates........  S-127
Yield and Maturity Considerations..............  S-150
Use of Proceeds................................  S-155
Federal Income Tax Consequences................  S-156
ERISA Considerations...........................  S-160
Legal Investment...............................  S-165
Method of Distribution.........................  S-166
Legal Matters..................................  S-167
Ratings........................................  S-168
Glossary.......................................  S-170
ANNEX A-1 Characteristics of the Underlying
  Mortgage Loans and the Mortgaged Real
  Properties...................................  A-1-1
ANNEX A-2 Information Regarding the Underlying
  CTL Loans....................................  A-2-1
ANNEX B Form of Trustee Report.................    B-1
ANNEX C Decrement Tables for Offered
  Certificates.................................    C-1
                      PROSPECTUS
Important Notice About Information in this
  Prospectus and each Accompanying Prospectus
  Supplement...................................      3
Risk Factors...................................      4
Description of the Trust Funds.................     15
Use of Proceeds................................     24
Yield Considerations...........................     24
The Depositor..................................     29
Description of the Certificates................     29
Description of the Agreements..................     41
Description of Credit Support..................     65
Certain Legal Aspects of Mortgage Loans........     68
Federal Income Tax Consequences................     82
State and Other Tax Considerations.............    122
ERISA Considerations...........................    123
Legal Investment...............................    129
Method of Distribution.........................    132
Legal Matters..................................    133
Financial Information..........................    133
Rating.........................................    133
Available Information..........................    134
Reports to Certificateholders..................    134
Incorporation of Certain Information by
  Reference....................................    135
Index of Principal Definitions.................    136

UNTIL NOVEMBER 19, 2000 ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
                                  $710,134,000
                                 (APPROXIMATE)
                           SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                  (DEPOSITOR)
                         SALOMON BROTHERS REALTY CORP.,
                   PAINE WEBBER REAL ESTATE SECURITIES INC.,
                   ARTESIA MORTGAGE CAPITAL CORPORATION, AND
                     ORIX REAL ESTATE CAPITAL MARKETS, LLC
                            (MORTGAGE LOAN SELLERS)

                    CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                     CLASS D, CLASS E, CLASS F AND CLASS G

                          SALOMON BROTHERS COMMERCIAL
                            MORTGAGE TRUST 2000-C2,
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-C2
                               ------------------
                             PROSPECTUS SUPPLEMENT

                                August 15, 2000
                               ------------------
                              SALOMON SMITH BARNEY

                            PAINEWEBBER INCORPORATED

                             CHASE SECURITIES INC.

                          ARTESIA BANKING CORPORATION
------------------------------------------------------------
------------------------------------------------------------

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   DEPOSITOR

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The certificates will represent obligations of a trust fund only and will not represent ownership interests in or obligations of any other entity.

This prospectus may be used to offer and sell the certificates only if accompanied by a prospectus supplement.

THE OFFERED CERTIFICATES:

     Salomon Brothers Mortgage Securities VII, Inc., as depositor, will establish one or more trust funds to issue and sell from time to time mortgage pass-through certificates.

     Each series of certificates will consist of one or more classes of certificates that may: (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of certificates in respect of some or all distributions on the certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of various events, such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds, in each case as described in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, the assets of a trust fund will primarily include any or all of the following:

     - various types of multifamily or commercial mortgage loans,

     - mortgage-backed securities evidencing interests in, or secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     - securities evidencing interests in, or secured by pledges of, mortgage-backed securities of the type described above.

     The assets of a trust fund for a series of certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or a combination of those types of assets, and currency or interest rate exchange agreements and other financial assets, or any combination of those agreements and other financial assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the certificates may be made through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. There will have been no public market for any series of certificates prior to the offering of those certificates. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                              SALOMON SMITH BARNEY

                 The date of this prospectus is August 4, 2000.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Important Notice About Information in This Prospectus and
   each Accompanying Prospectus Supplement..................      3
Risk Factors................................................      4
Description of the Trust Funds..............................     15
Use of Proceeds.............................................     24
Yield Considerations........................................     24
The Depositor...............................................     29
Description of the Certificates.............................     29
Description of the Agreements...............................     41
Description of Credit Support...............................     65
Certain Legal Aspects of Mortgage Loans.....................     68
Federal Income Tax Consequences.............................     82
State and Other Tax Considerations..........................    122
ERISA Considerations........................................    123
Legal Investment............................................    129
Method of Distribution......................................    132
Legal Matters...............................................    133
Financial Information.......................................    133
Rating......................................................    133
Available Information.......................................    134
Reports to Certificateholders...............................    134
Incorporation of Certain Information by Reference...........    135
Index of Principal Definitions..............................    136

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Beginning with the section titled "Description of The Trust Funds", we use capitalized terms from time to time in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 101 in this prospectus.
                            ------------------------

     If you require additional information, the mailing address of our principal executive offices is 388 Greenwich Street, New York, New York 10013, Attention:
Secretary and the telephone number is (212) 816-6000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 100 of this prospectus.
                            ------------------------

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the certificates offered hereby:

THE CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that any resale market for the certificates of any series will develop following the issuance and sale of any series of certificates. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue while certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of certificates will fluctuate with changes in prevailing rates of interest. Consequently, sales of certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related prospectus supplement and to the reports to certificateholders as described in this prospectus under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the certificates. Except to the extent described in this prospectus and in the related prospectus supplement, certificateholders will have no redemption rights and the certificates are subject to early retirement only under specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination". Salomon Smith Barney Inc., through one or more of its affiliates, currently expects to make a secondary market in the offered certificates, but has no obligation to do so.

THE CERTIFICATES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND ONLY AND NOT OF ANY OTHER PARTY

     Unless otherwise specified in the related prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, amounts remaining in various funds or accounts, including any accounts maintained as credit support, may be withdrawn under specified conditions, as and to the extent described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the assets of the trust fund have

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been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

THE YIELD TO MATURITY AND AVERAGE LIFE OF THE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the certificates of a series will be affected by a number of factors, including the following:

     - the extent of prepayments on the underlying mortgage loans in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

     - how payments of principal are allocated among the classes of certificates of that series as specified in the related prospectus supplement;

     - if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     - the rate and timing of defaults and losses on the assets in the related trust fund; and

     - repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the master servicer or another party.

     Prepayments on the mortgage loans in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the mortgage loans in any trust fund or that the rate of payments will conform to any model described in this prospectus or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. As a result, the actual maturity of any class of certificates could occur significantly earlier than expected.

     A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage loans. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage loans and, where the amount of

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

interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

     A series of certificates may include one or more classes of certificates that provide for distribution of principal from amounts attributable to interest accrued but not currently distributable on one or more other classes of certificates. As a result, yields on the first such certificates will be sensitive to the provisions of those other classes of certificates relating to the amount and timing of interest accruals thereon.

     In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     See "Yield Considerations" in this prospectus and, if applicable, in the related prospectus supplement.

THE LIMITED NATURE OF RATINGS ON THE CERTIFICATES AND THE DOWNGRADING OF A CERTIFICATE RATING MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF SUCH CERTIFICATE

     Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium or purchasing an interest-only certificate might fail to recoup its initial investment under some prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. No assurance can be given that values of any mortgaged properties

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

have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit support, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series. See "Description of Credit Support" and "Rating".

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which such certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificate may be adversely affected.

THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE DIRECTLY RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS

     The certificates will be directly or indirectly backed by mortgage loans. Some mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of a delinquency and foreclosure. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related certificates in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on such securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. You should consider the following risks

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

associated with some mortgage loans which may be included in the trust fund related to your certificate.

INVESTORS SHOULD BE AWARE OF VARIOUS RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Multifamily and Commercial Loans.   Mortgage loans made with respect to
multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     - changes in general or local economic conditions and/or specific industry segments;

     - declines in real estate values;

     - declines in rental or occupancy rates;

     - increases in interest rates, real estate tax rates and other operating expenses;

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation;

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

     - acts of God; and

     - other factors beyond the control of the master servicer.

     Nonrecourse Loans.   It is anticipated that a substantial portion of the
mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

     Delinquent and Non-Performing Mortgage Loans.   If so provided in the
related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due or are non-performing. If so specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent or non-performing mortgage loans, and you should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on mortgage assets and the yield on the certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

     Junior Mortgage Loans.   Some of the mortgage loans included in a trust
fund may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior mortgage loan after satisfaction of all related senior liens. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     Balloon Loans.   Some of the mortgage loans included in a trust fund may
not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, or "balloon payments", at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including--

     - the level of available mortgage rates at the time of sale or refinancing,

     - the mortgagor's equity in the related mortgaged property,

     - the financial condition and operating history of the mortgagor and the related mortgaged property,

     - tax laws,

     - rent control laws, in the case of some multifamily properties and mobile home parks,

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

     - reimbursement rates, in the case of some hospitals, nursing homes and convalescent homes,

     - renewability of operating licenses,

     - prevailing general economic conditions, and

     - the availability of credit for commercial or multifamily, as the case may be, real properties generally.

     See "Description of the Trust Funds-Mortgage Loans" and also "Certain Legal Aspects of Mortgage Loans" in this prospectus.

AN INVESTMENT IN THE CERTIFICATES REPRESENTS AN INTEREST IN MULTIFAMILY AND/OR COMMERCIAL LOANS WHICH MAY PRESENT A GREATER RISK OF LOSS THAN AN INTEREST IN A POOL OF SINGLE-FAMILY LOANS

     The concentration of default, foreclosure and loss risks in individual mortgagors or mortgage loans in a particular trust fund or the related mortgaged properties will generally be greater for pools of multifamily and/or commercial loans such as those to be included in a trust fund with respect to a series of certificates than for pools of single-family loans because such pools of multifamily and/or commercial mortgage loans will generally consist of a smaller number of loans with higher principal balances individually than would a pool of single-family loans of comparable aggregate unpaid principal balance. The trust fund for a series of certificates may consist of a single mortgage loan.

THE TYPE OF MORTGAGOR MAY PRESENT A GREATER RISK OF LOSS

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE TYPE OF MORTGAGED PROPERTY MAY PRESENT A GREATER RISK OF LOSS

     Additional risk may be presented because of the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated under a franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

THE DISCRETION OF THE MASTER SERVICER TO EXTEND RELIEF TO DELINQUENT MORTGAGORS MAY NOT RESULT IN HIGHER REPAYMENTS

     If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a master servicer will be permitted, within prescribed

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

parameters, to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such mortgage loans. While a master servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent. Such relief instead may result in a lower liquidation or foreclosure price to the master servicer, which would affect the yield of the related certificates. The recent foreclosure and delinquency experience with respect to loans serviced by a master servicer or, if applicable, any special servicer or significant sub-servicer will be provided in the related prospectus supplement.

CREDIT SUPPORT WILL BE LIMITED AND THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE MORTGAGE ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE CERTIFICATES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying assets of the trust fund on those classes of certificates that have the benefit of the credit support. The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations of those types of credit support. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may include offered certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under some circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such

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

classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels. See "--The Limited Nature of Ratings on the Certificates and the Downgrading of a Certificate Rating May Adversely Affect the Liquidity or Market Value of such Certificate" above and "Description of the Certificates" and "Description of Credit Support".

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS MAY NOT PROVIDE ADEQUATE SECURITY FOR A MORTGAGE LOAN

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to various exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related prospectus supplement, the mortgage loans will be secured by an assignment of leases and rents under which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

REAL PROPERTY PLEDGED AS SECURITY FOR A MORTGAGE LOAN IS SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly known as CERCLA, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of

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whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, each agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property securing a mortgage loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

ERISA CONSIDERATIONS

     If you are buying the offered certificates on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are generally described in this prospectus under the caption "ERISA Considerations". However, due to the complexity of regulations which govern such plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, commonly referred to as "ERISA", you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received.   If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are residual interests may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

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

     Some Taxable Income of a Residual Interest can not be Offset Under the
Internal Revenue Code of 1986.   A portion of the taxable income from a residual
interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, excess inclusions--

     - generally will not be reduced by losses from other activities,

     - for a tax-exempt holder, will be treated as unrelated business taxable income, and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Certain Entities Should not Invest in Certificates Which are Residual Interests. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person under the Internal Revenue Code of 1986.

CONTROL OF THE TRUST FUND MAY BE VESTED IN LESS THAN ALL THE RELATED CERTIFICATEHOLDERS

     Under some circumstances, the consent or approval of less than all the holders of outstanding certificates of a series will be required to direct, and will be sufficient to bind all certificateholders of such series to, various actions, including amending the related agreement governing the trust fund in some cases. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default", "--Amendment" and "--List of Certificateholders".

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE CERTIFICATES

     Some offered certificates will be issued through the book-entry facilities of The Depository Trust Company, commonly known as DTC. Because transfers and pledges of certificates registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered certificates may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered certificates may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered certificates may, in some cases, experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered certificates are recorded, the ability of beneficial owners to obtain timely payment and, if the limits of applicable insurance coverage is otherwise unavailable, ultimate payment of principal and interest on DTC registered certificates may be impaired.

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF CERTIFICATES

     The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage assets to be included in a particular trust fund, and, if applicable, the legal aspects of such mortgage assets, as well as any risk factors pertaining to the investment in a particular class of offered certificates.

                         DESCRIPTION OF THE TRUST FUNDS

     Salomon Brothers Mortgage Securities VII, Inc., as depositor (in that capacity, the "Depositor"), will establish one or more trust funds (each, a "Trust Fund") to issue and sell from time to time mortgage pass-through certificates (the "Certificates"). The Certificates offered by this prospectus and by supplements to this prospectus (the "Offered Certificates") will be offered from time to time in series. A series may include Certificates other than those offered by this prospectus and by the related prospectus supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a particular Trust Fund.

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the "Mortgage Assets") will include:

     - one or more various types of multifamily and/or commercial mortgage loans (the "Mortgage Loans");

     - mortgage participation certificates, pass-through certificates or other mortgage-backed securities ("MBS") evidencing interests in, or secured by pledges of one or more of various types of multifamily and/or commercial mortgage loans;

     - participation certificates, pass-through certificates or other securities evidencing interests in, or secured by pledges of one or more MBS ("Tiered MBS"); or

     - a combination of Mortgage Loans, MBS or Tiered MBS.

     As used in this prospectus, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS or Tiered MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are sometimes referred to in this prospectus as

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"Underlying Mortgage Loans". Mortgage Loans that are not Underlying Mortgage
Loans are sometimes referred to as "Whole Loans".

     The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those:

     - originated by the Depositor; or

     - purchased, either directly or indirectly, from a prior holder of the Mortgage Asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS or Tiered MBS and may be an affiliate of the Depositor.

All Mortgage Assets will have been purchased by the Depositor on or before the date of initial issuance of the related series of Certificates.

MORTGAGE LOANS

     General.   The Mortgage Loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the properties (the "Mortgaged Properties") consisting of--

     - residential properties consisting of three or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties" and the related loans, "Multifamily Loans"), or

     - office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties or unimproved land ("Commercial Properties" and the related loans, "Commercial Loans"), located, unless otherwise specified in the related prospectus supplement, in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related prospectus supplement, each of the Mortgage Loans will be secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third-party lessors; however, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     If so specified in the related prospectus supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects

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under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related prospectus supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans.   Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a 12-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than--

     - non-cash items such as depreciation and amortization,

     - capital expenditures, and

     - debt service on loans secured by the Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income, and maintenance payments from tenant-stockholders of a Cooperative, is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as, typically, warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may

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have a disproportionately greater effect on the Net Operating Income from such
Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of some of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by some income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in some cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of--

     - the appraised value determined in an appraisal obtained by the originator at origination of such loan, and

     - the sales price for such property. Refinance Loans are loans made to refinance existing loans.

The Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial

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

issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on--

     - the market comparison method, which is based on the recent resale value of comparable properties at the date of the appraisal,

     - the cost replacement method, which is based on the cost of replacing the property at that date,

     - the income capitalization method, which is based on a projection of value based upon the property's projected net cash flow, or

     - a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio, or vice versa, the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors".

     Mortgage Loan Information in Prospectus Supplements.   Each prospectus
supplement will contain information, as of the date of such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including--

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

     - the type of property securing the Mortgage Loans, such as, Multifamily Property or Commercial Property and the type of property in each such category,

     - the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans,

     - the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,

     - the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

     - the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

     - the geographical distribution of the Mortgaged Properties on a state-by-state basis,

     - information with respect to the prepayment provisions, if any, of the Mortgage Loans,

     - the weighted average Retained Interest, if any,

     - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan,

     - the Debt Service Coverage Ratio either at origination or as of a more recent date, or both, and

     - information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Certificates at or before the initial issuance of those Certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans.   Unless otherwise specified in
the related prospectus supplement, all of the Mortgage Loans will--

     - have individual principal balances at origination of not less than $25,000,

     - have original terms to maturity of not more than 40 years, and

     - provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the related prospectus supplement.

     Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that--

     - is fixed over its term,

     - adjusts from time to time,

     - may be converted from an adjustable to a fixed Mortgage Rate, or

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

     - may be converted from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related prospectus supplement.

     Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of specified events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration of that prohibition, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

     A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participation"), as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect of the Equity Participation will be allocated among such Certificates.

MBS AND TIERED MBS

     MBS and Tiered MBS may include--

     - private participation certificates, pass-through certificates or other securities, that are, not guaranteed or insured by the United States or any agency or instrumentality of the United States, or

     - certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA,

provided that each MBS and Tiered MBS will evidence an interest directly or indirectly in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained in this prospectus.

     Any MBS or Tiered MBS will have been issued under a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans in the case of MBS, or of the underlying MBS, in the case of Tiered MBS will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by

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MBS in the case of MBS, or of the interest in the underlying MBS evidenced by the Tiered MBS in the case of Tiered MBS.

     Distributions of principal and interest will be made on MBS and Tiered MBS on the dates specified in the related prospectus supplement. MBS and Tiered MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this prospectus. Principal and interest distributions will be made on MBS and Tiered MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS or Tiered MBS after a specific date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to MBS and Tiered MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the Mortgage Loans evidenced by or securing such MBS in the case of MBS, and a function of such characteristics and the characteristics of the related MBS evidenced by or securing such Tiered MBS, in the case of Tiered MBS and other factors and generally will have been established for MBS or Tiered MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to such MBS or Tiered MBS or the initial purchasers of such MBS or Tiered MBS.

     The prospectus supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS or Tiered MBS will specify, to the extent available--

     - the aggregate approximate initial and outstanding principal amount and type of the MBS or Tiered MBS to be included in the Trust Fund,

     - the original and remaining term to stated maturity of the MBS or Tiered MBS, if applicable,

     - the pass-through or bond rate of the MBS or Tiered MBS or formula for determining such rates,

     - the applicable payment provisions for the MBS or Tiered MBS,

     - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     - characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS or Tiered MBS,

     - the terms on which the related Underlying Mortgage Loans for such MBS, or the MBS or Tiered MBS may, or are required to, be purchased prior to their maturity,

     - the terms on which Mortgage Loans may be substituted for those originally underlying the MBS or Tiered MBS,

     - the servicing fees payable under the MBS Agreement,

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     - to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and

     - the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS or Tiered MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account. Funds held in a Certificate Account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement.

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against various defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of those types of credit support (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of Certificates. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS or Tiered MBS. See "Risk Factors" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow

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Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination of the Cash Flow Agreement, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any such Cash Flow Agreement. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any cash flow agreements that are included as part of the trust fund evidencing or providing security for such MBS or Tiered MBS.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk Factors". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS and Tiered MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS and Tiered MBS. If a Trust Fund includes MBS or Tiered MBS, the related prospectus supplement will discuss the effect that the MBS or Tiered MBS payment characteristics may have on the yield and weighted average lives of the Certificates offered thereby.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The prospectus supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loans on the Pass-Through Rate of one or more classes of Certificates; and

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whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates, or addition to the Certificate Balance of a class of Accrual Certificates, on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal, and additions to the Certificate Balance of Accrual Certificates, and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related prospectus supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans, including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that some Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of some MBS or Tiered MBS may be a number of percentage points higher or lower than the rates on some or all of the Underlying Mortgage Loans or underlying MBS in the case of Tiered MBS. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

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     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Mortgage Loans in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease, or increase, in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Loans and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the prospectus supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance of those Certificates is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans is paid to such class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to

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the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Loan.   Some Mortgage Loans may have balloon payments due
at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a Mortgage Loan having a balloon payment provision may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in

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default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     Foreclosures and Payment Plans.   The number of foreclosures and the
principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Loans and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     Due-on-Sale and Due-on-Encumbrance Clauses.   Acceleration of mortgage
payments as a result of specific transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans may include due-on-sale clauses or due-on-encumbrance clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise, or waive its right to exercise, any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related prospectus supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

     Single Mortgage Loan or Single Mortgagor.   The Mortgage Assets in a
particular Trust Fund may consist of a single Mortgage Loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single mortgagor.

NEGATIVE AMORTIZATION

     The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. To the extent that deferred interest is added to the principal balance of any of such Mortgage Loans, future interest accruals are computed on that higher principal balance and less of the scheduled payment is

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

available to amortize the unpaid principal over the remaining amortization term of the Mortgage Loan. Accordingly, the weighted average lives of those Mortgage Loans, and the weighted average lives of the classes of Certificates to which any of that negative amortization is allocated, will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of Certificates entitled to principal payments.

                                 THE DEPOSITOR

     Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 388 Greenwich Street, New York, New York 10013. Its telephone number is (212) 816-6000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series, including any class of Certificates not offered hereby, will represent the entire beneficial ownership interest in the Trust Fund created under the related Agreement. Each series of Certificates will consist of one or more classes of Certificates, including Offered Certificates, that may:

     - provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     - be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of some or all distributions on the Certificates;

     - be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates");

     - be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates");

     - provide for distributions of accrued interest thereon commencing only following the occurrence of specific events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates");

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

     - provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or

     - provide for cash distributions based on available funds (collectively, "Spread Certificates"), in each case as described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in such prospectus supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent of the Depositor or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related prospectus supplement. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee or the Master Servicer on each date as specified in the related prospectus supplement (the "Distribution Date"), which may be monthly, quarterly, semi-annually or at some other interval, only from the assets of the related Trust Fund, to the extent of the Available Distribution Amount for such series and such Distribution Date, except as otherwise provided in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, distributions, other than the final distribution, will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either:

     - by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if

       1. the Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, and

       2. if so provided in the related prospectus supplement, holds Certificates in the requisite amount or denomination specified in the related prospectus supplement; or

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

     - by check mailed to the address of the person entitled thereto as it appears on the Certificate Register;

provided, however, that the final distribution in retirement of any class of Certificates, whether Definitive Certificates or Book-Entry Certificates, will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

     - the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

       1. all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related prospectus supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
          Date),

       2. all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related prospectus supplement, and

       3. all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of some expenses of the related Trust Fund;

     - if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     - all advances made by a Master Servicer with respect to such Distribution Date;

     - if and to the extent the related prospectus supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     - to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

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

     As described below, the entire Available Distribution Amount will be distributed to the holders of the related Certificates, including any Certificates not offered hereby, on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates, other than various classes of Stripped Principal Certificates and Spread Certificates that have no Pass-Through Rate, will accrue interest thereon based on a rate (the "Pass-Through Rate"), which may be a fixed, variable or adjustable. The related prospectus supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date, other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates and Spread Certificates that are not entitled to any distributions of interest, based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to its Certificate Balance on each Distribution Date. With respect to each class of Certificates, other than various classes of Stripped Interest Certificates and Spread Certificates, for each Distribution Date, "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance of that class immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the related prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount of those Stripped Interest Certificates immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to the notional amount is solely for convenience in making calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related prospectus

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

supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of, a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than various classes of Stripped Interest Certificates and Spread Certificates, will have a stated principal amount (a "Certificate Balance") which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by the amount of any Accrued Certificate Interest accrued thereon. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of, unless the related prospectus supplement provides otherwise, the close of business on the first day of the month of the formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date whether or not received. The initial aggregate Certificate Balance of a series and each class of that series will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled to those distributions, in accordance with the provisions described in that prospectus supplement until the Certificate Balance of such class has been reduced to zero.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or

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

classes of Certificates entitled thereto in accordance with the provisions described in that prospectus supplement.

DISTRIBUTIONS IN RESPECT OF SPREAD CERTIFICATES

     If so provided in the related prospectus supplement, a portion of the Available Distribution Amount for the applicable series of Certificates may be distributed on such date to one or more classes of Spread Certificates of such series, in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, the amount of any losses or shortfalls in collections on the Mortgage Assets will be borne first by a class of Subordinate Certificates in the priority and manner, and subject to the limitations, specified in that prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related prospectus supplement, the Master Servicer will be required as part of its servicing responsibilities to advance, on or before each Distribution Date, from its own funds and/or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans, including amounts received under any form of

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

Credit Support, respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a "Nonrecoverable Advance") will not ultimately be recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond.

     If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the Master Servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise specified in the related prospectus supplement, will set forth, in each case to the extent applicable and available:

     - the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     - the amount, if any, of such distribution allocable to--

       1. Prepayment Premiums, and

       2. payments on account of Equity Participations;

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

     - the amount of related servicing compensation received by a Master Servicer, and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer, and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     - the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     - the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     - the number and aggregate principal balance of Mortgage Loans in respect of which--

       1. one scheduled payment is delinquent,

       2. two scheduled payments are delinquent,

       3. three or more scheduled payments are delinquent, and

       4. foreclosure proceedings have been commenced;

     - with respect to each Mortgage Loan that is delinquent two or more months--

       1. the loan number of the Mortgage Loan,

       2. the unpaid balance of the Mortgage Loan,

       3. whether the delinquency is in respect of any balloon payment,

       4. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan,

       5. if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances,

       6. whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,

       7. whether foreclosure proceedings have been commenced and, if so, the date so commenced, and

       8. if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     - with respect to any Mortgage Loan liquidated during the related Due Period or Prepayment Period, as applicable, other than by payment in full--

       1. the loan number of the Mortgage Loan,

       2. the manner in which it was liquidated,

       3. the aggregate amount of Liquidation Proceeds received,

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

       4. the portion of such Liquidation Proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan, and

       5. the amount of any loss to Certificateholders;

     - with respect to each REO Property included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable--

       1. the loan number of the related Mortgage Loan,

       2. the date of acquisition,

       3. the book value,

       4. the principal balance of the related Mortgage Loan immediately following such Distribution Date, calculated as if that Mortgage Loan were still outstanding and taking into account limited modifications to the terms of the Mortgage Loan specified in the Agreement,

       5. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan, and

       6. if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     - with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable--

       1. the loan number of the related Mortgage Loan,

       2. the aggregate amount of sale proceeds,

       3. the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan, and

       4. the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     - the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates, including any class of Certificates not offered hereby, at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     - the aggregate amount of principal prepayments made during the related Prepayment Period;

     - the amount deposited in the reserve fund, if any, on such Distribution Date;

     - the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

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     - the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     - in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     - in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     - as to any series which includes Credit Support, the amount of coverage of each instrument of that Credit Support as of the close of business on such Distribution Date; and

     - the aggregate amount of payments by the mortgagors of--

       1. default interest,

       2. late charges, and

       3. assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

     In the case of information described in the first four bullet points of the prior paragraph, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion of Certificates. The prospectus supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information described in the first four bullet points of the second preceding paragraph, aggregated for that calendar year or for the applicable portion of such calendar year during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee under any requirements of the Code as are from time to time in force. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS or Tiered MBS, the related prospectus supplement will describe the contents of the statements that will be forwarded to Certificateholders of that series in connection with distributions made to them.

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TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them under such Agreement following the earlier of--

     - the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto, and

     - the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the Agreement continue beyond the date specified in such Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Salomon Smith Barney Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and

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

trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to DTC's nominee, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only "Certificateholder", as such term is used in the Agreement, will be the nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and various banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related prospectus supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee only if:

     - the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor, or

     - the Depositor, at its option, elects to terminate the book-entry system through DTC.

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

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue, or cause to be issued, to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued under a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS and/or Tiered MBS will be issued under a Trust Agreement between the Depositor and a Trustee. Each Pooling and Servicing Agreement and Trust Agreement is an "Agreement". Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe various provisions that may appear in each Agreement. The prospectus supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description of the Agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement, without exhibits, relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign, or cause to be assigned, to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in

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

exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information:

     - in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, and the amount of the monthly debt service payment, if applicable, and

     - in respect of each MBS and Tiered MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee, or to a custodian appointed by the Trustee, various loan documents, which unless otherwise specified in the related prospectus supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage, or a certified copy of the Mortgage, with evidence of recording indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel reasonably acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

     The Trustee, or a custodian appointed by it, will review the Whole Loan documents delivered to it within a specified period of days after receipt of those documents. The Trustee, or a custodian appointed by it, will hold those documents in trust for the benefit of the related Certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the Trustee, or a custodian appointed by it, will be required promptly to notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Asset Seller. If the Mortgage Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. As to any Whole Loan, unless otherwise specified in the related prospectus supplement, the "Purchase Price" is equal to the sum of the unpaid

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

principal balance of the Whole Loan, plus unpaid accrued interest on the Whole Loan at the related Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS and Tiered MBS, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian appointed by it, the original certificate or other definitive evidence of the MBS or Tiered MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS or Tiered MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS or Tiered MBS to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, the Depositor, or a Mortgage Asset Seller or affiliate as described below, will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign various representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     - the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement;

     - the existence of title insurance insuring the lien priority of the Whole Loan;

     - the authority of the Warranting Party to sell the Whole Loan;

     - the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;

     - the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     - the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, will be a Mortgage Asset Seller or an affiliate of a Mortgage Asset Seller or such other person acceptable to the Depositor and will be identified in the related prospectus supplement.

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

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of, or the interests of the Certificateholders in such Whole Loan. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor, except to the extent that it is the Warranting Party, nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS or Tiered MBS, the related prospectus supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS or Tiered MBS, the person making them and the remedies for a breach of those representations and warranties.

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

     A Master Servicer will make various representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Unless otherwise provided in the related prospectus supplement, a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for 60 days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights for the related series, will constitute an Event of Default. See "--Events of Default" and "--Rights Upon Event of Default".

CERTIFICATE ACCOUNT

     General.   The Master Servicer, if any, the Special Servicer, if any,
and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Certificate Account"), which must be either--

     - an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained, or

     - otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series.

The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in a Certificate Account may be invested pending each succeeding Distribution Date in specified short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

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

     Deposits.   A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related prospectus supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest:

         1. all payments on account of principal, including principal prepayments, on the Mortgage Assets;

         2. all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion of that interest retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

         3. all proceeds received under the hazard, title or other insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund, and all proceeds received in connection with the full or partial condemnation of a Mortgaged Property, in any event to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note ("Insurance Proceeds" and "Condemnation Proceeds", respectively);

         4. all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         5. any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

         6. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         7. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         8. all proceeds of any Mortgage Loan, or any property acquired in respect of that Mortgage Loan, purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans", and all proceeds of any Mortgage Asset purchased as

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

     described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

         9. any amounts paid by a Master Servicer to cover interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         10. to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

         11. all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

         12. any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

         13. any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals.   A Master Servicer or the Trustee may, from time to time,
unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

         1. to make distributions to the Certificateholders on each Distribution Date;

         2. to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

         3. to reimburse a Master Servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect of any of those Mortgage Loans, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

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

         4. to reimburse a Master Servicer for any advances described in clause
     2. above and any servicing expenses described in clause 3. above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses 2. and 3., respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

         5. if and to the extent described in the related prospectus supplement, to pay a Master Servicer interest accrued on the advances described in clause 2. above and the servicing expenses described in clause 3. above while such remain outstanding and unreimbursed;

         6. to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under "--Realization Upon Defaulted Whole Loans";

         7. to reimburse a Master Servicer, the Depositor, or any of their respective managers, members, directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding a Master Servicer and the Depositor";

         8. if and to the extent described in the related prospectus supplement, to pay, or to transfer to a separate account for purposes of escrowing for the payment of, the Trustee's fees;

         9. to reimburse the Trustee or any of its managers, members, directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

         10. to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         11. to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

         12. to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         13. if one or more elections have been made to treat the Trust Fund or designated portions of the Trust Fund as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the

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     extent described under "Federal Income Tax Consequences--REMICs--Prohibited
     Transactions Tax and Other Taxes";

         14. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect of that Mortgage Loan in connection with the liquidation of the Mortgage Loan or property;

         15. to pay for the cost of various opinions of counsel obtained under the related Agreement for the benefit of Certificateholders or otherwise in connection with the servicing and administration of a Trust Fund;

         16. to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

         17. to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

         18. to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         19. to clear and terminate the Certificate Account at the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise provided in the related prospectus supplement, the Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with--

     - the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described in this prospectus or under "Description of Credit Support",

     - applicable law, and

     - the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and

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

settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor under the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     Unless otherwise provided in the related prospectus supplement, the Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

     - affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan; or

     - in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement:

     - in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent; and

     - in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related prospectus supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether

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the Master Servicer's compensation under the related Agreement is sufficient to pay such fees, but the Master Servicer and Sub-Servicer may contractually agree that the Sub-Servicer will be paid upon its or the Master Servicer's receipt of related collections on the Mortgage Loans. However, a Sub-Servicer may be entitled to a Retained Interest in some Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related prospectus supplement. In some cases, the Master Servicer may appoint a Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the

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

laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Assignment of Mortgage Assets; Repurchases".

     Unless otherwise specified in the related prospectus supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person, including itself, an affiliate of the Master Servicer or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

         (1) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials,

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

     wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         (2) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

     - the Internal Revenue Service grants an extension of time to sell such property, or

     - the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to the foregoing, the Master Servicer will be required to--

     - solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

     - accept the first and, if multiple bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property.

     In general, the Master Servicer will be obligated to operate and manage, including through a property manager, any Mortgaged Property acquired as REO Property in a manner consistent with the Servicing Standard. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine, particularly in the case of REO Properties that are hotels, that it would not be

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

commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

     - "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     - "prohibited transactions", such income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

     Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences".

     The limitations imposed by the related Agreement and, if applicable, the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred

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with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans. If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Agreement and described in the related prospectus supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note, will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its

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obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy or a master single interest policy insuring against hazard losses on the Whole Loans. Unless otherwise provided in the related prospectus supplement, if such policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the that account but for such clause. Unless otherwise specified in the related prospectus supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from--

     - war, revolution and governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin,

     - domestic animals, and

     - other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, which is generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of--

     - the replacement cost of the improvements less physical depreciation, and

     - such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, a Trust Fund that includes Whole Loans will require the Master Servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the

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mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance, if the related Mortgaged Property was located at the time of origination in a federally designated flood area, and business interruption or loss of rents insurance, to the extent available at commercially reasonable rates.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner of any Retained Interest in any Mortgage Asset. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related prospectus supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from

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the periodic payment to it of a portion of the interest payment on each Whole
Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The prospectus supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation various expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related prospectus supplement. Other expenses, including expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related prospectus supplement, interest on the Mortgage Loans at the rate specified in the prospectus supplement, and the fees of any Special Servicer, may be borne by the Trust Fund.

     If and to the extent provided in the related prospectus supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will provide that on or before a specified date in each year, beginning on the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that:

     - it has obtained a letter of representation regarding various matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied in all material respects with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans by the Master Servicer during the most recently completed fiscal year; and

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     - on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate.

In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards, rendered within one year of such report, with respect to those Sub-Servicers. The prospectus supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that, to the best of that officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding calendar year or other specified twelve month period.

     Unless otherwise provided in the related prospectus supplement, copies of the annual accountants' statement and the statement of an officer of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer (the "Master Servicer"), if any, under each Agreement for a series of Certificates will be named in the related prospectus supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. Unless applicable law requires the Master Servicer's immediate resignation, no such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any manager, member, director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith under the Agreement or for errors in judgment; provided, however, that neither a Master Servicer, the

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Depositor nor any such other person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically required to be borne thereby, or against any liability which would otherwise be required to be borne by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any Master Servicer, the Depositor and any manager, member, director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any claim or legal, equitable or administrative action relating to the Agreement, the Certificates or the assets of the related Trust Fund; provided, however, that such indemnification will not extend to any loss, liability or expense:

     - specifically imposed by such Agreement;

     - that constitutes a servicing advance otherwise reimbursable under such Agreement;

     - incurred in connection with any breach of a representation or warranty made in such Agreement; or

     - incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties.

     In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal, equitable or administrative action unless that action is related to its respective responsibilities under the Agreement and, in its opinion, does not involve it in any ultimate expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     With limited exceptions, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

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EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include the following:

         1. any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of the applicable series evidencing not less than 25% of the Voting Rights;

         2. any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of the applicable series evidencing not less than 25% of the Voting Rights;

         3. any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for sixty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of the applicable series evidencing not less than 25% of the Voting Rights; and

         4. specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and specified actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default, other than to shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after specified officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage

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Loans, other than as a Certificateholder or as the owner of any Retained
Interest, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. However, if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances. Unless otherwise specified in the related prospectus supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agencies with a net worth at the time of such appointment of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each class of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause 1. under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to:

     - cure any ambiguity,

     - correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement,

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     - make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the already existing provisions of the Agreement, or

     - comply with any requirements imposed by the Code;

provided that such amendment, other than an amendment for the purpose specified in the fourth bullet point above, will not, as evidenced by an opinion of counsel to such effect, adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights allocated to the affected classes, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may--

         1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate,

         2. adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause 1, without the consent of the holders of all Certificates of such class, or

         3. modify the provisions of such Agreement described in this paragraph, without the consent of the holders of all Certificates covered by such Agreement then outstanding.

     With respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee, except that the Trustee may require a copy of the communication to be sent.

THE TRUSTEE

     The trustee (the "Trustee") under each Agreement for a series of Certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have typical

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banking relationships with the Depositor and its affiliates and with any Master
Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense incurred in connection with the Trustee's acceptance or administration of its trusts under the related Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee under the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor, or such other person as may be named in the prospectus supplement, will be required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series

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may at any time remove the Trustee without cause and appoint a successor trustee, except that any Trustee so removed without cause will be entitled to reimbursement for the costs of that removal from the Certificateholders that so removed it.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes of that series or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related prospectus supplement will include a description of:

     - the nature and amount of coverage under such Credit Support;

     - any conditions to payment thereunder not otherwise described in this prospectus;

     - the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced; and

     - the material provisions relating to such Credit Support.

     Additionally, the related prospectus supplement will set forth information with respect to the obligor under any instrument of Credit Support, including:

     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

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     - if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal

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balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of specified types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of cash, letters of credit, Permitted Investments or demand notes will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related Mortgage Assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained, may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise

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specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS AND TIERED MBS

     If so provided in the prospectus supplement for a series of Certificates, the MBS and/or Tiered MBS included in the related Trust Fund and/or the mortgage loans directly or indirectly underlying such MBS and/or Tiered MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of the legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Whole Loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in

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the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage:

         1. a mortgagor, which is the owner of the subject property and usually the borrower; and

         2. a mortgagee, or lender.

     In contrast, a deed of trust is a three-party instrument, among:

         1. a trustor, which is the equivalent of a borrower;

         2. a trustee, to whom the real property is conveyed; and

         3. a beneficiary, or lender, for whose benefit the conveyance is made.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.

     In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, various federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining, unless rents are to be paid directly to the lender, a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license may be terminated, whereupon the lender will become entitled to collect the rents. Local law

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may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In some cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. The adequate protection may consist of a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws".

PERSONALTY

     In the case of some mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property, and must file continuation statements, generally every five years, to maintain that perfection. In some cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General.   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial

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foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure.   A judicial foreclosure proceeding is conducted in a
court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions.   United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale.   In states permitting nonjudicial
foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of

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sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.   A third party may be unwilling to purchase a mortgaged
property at a public sale because of the difficulty in determining the exact status of title to the property, due to, among other things, redemption rights that may exist, and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. The Mortgage Loans, however, may be nonrecourse. See "Risk Factors". Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a

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mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.   The purposes of a foreclosure action are to enable
the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, that is nonstatutory, right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.   Some or all of the Mortgage Loans may be
nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy

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and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.   Mortgage Loans may be secured by a mortgage on
the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a "mortgageable" ground lease. Some Mortgage Loans, however, may be secured by ground leases that do not contain these provisions.

     Cross-Collateralization.   Some of the Mortgage Loans may be secured by
more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously and/or utilize judicial foreclosure even in states that permit non-judicial foreclosures in order to ensure that the lien of the mortgages is not impaired or released. In addition, because of the various state laws governing the ability to obtain a deficiency judgment, it may be necessary in some states to foreclose through an action in state court rather than by exercise of a power of sale, possibly causing a delay in the ultimate recovery by the Certificateholders and increasing the expense of foreclosing on the security. Other state laws may limit the amount of the recovery on a particular property located within that state which is being foreclosed after the foreclosure of one or more properties to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of "one-action" or "security first" rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties located in that state or other states or lender's security interest in other collateral.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including

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foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of any delay caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment--

     - through a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan, or

     - by an extension, or shortening, of the term to maturity.

     Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf

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of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, except potentially to the extent of any security deposit. The Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General.   A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.   Under the laws of many states, contamination on a
property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA.   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property

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through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws.   Many states have statutes similar
to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water will generally not be conducted with respect to all of the Mortgaged Properties. That testing will generally be conducted only if the use, age and/or condition of the Mortgaged Property so warrants.

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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, such as, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.   The cost of remediating hazardous substance
contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the Master Servicer nor any Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that specified conditions relating to environmental matters have been satisfied, as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.   In most cases, an environmental site
assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content,

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quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     The terms of some of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges

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which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to some types of residential, including multifamily, first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Various states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a Trust Fund unless--

     - such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state, or

     - such Mortgage Loan provides that its terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more

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capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on some of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during--

     - the borrower's period of active duty status, and

     - under some circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

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     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this prospectus, and does not represent an opinion of Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs" and the first paragraph under "--REMICs--Tiered REMIC Structures" in this prospectus.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice--

     - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

     - is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types:

     - certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion of a Trust Fund, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under

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       Sections 860A through 860G (the "REMIC Provisions") of the Internal
       Revenue Code of 1986 (the "Code"); and

     - interests ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made.

     The prospectus supplement for each series of Certificates will indicate whether a REMIC election, or elections, will be made for the related Trust Fund and, if such an election, or elections, is to be made, will identify all "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the REMIC.

     For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs.   Upon the issuance of each series of REMIC
Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund, or each applicable portion of the Trust Fund, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to

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issue regulations providing relief in the event of an inadvertent termination of
REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a 57 REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates.   In general, unless
otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code and "permitted assets" under Section 860L(c)(1)(G). The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Code.

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     Tiered REMIC Structures.   For some series of REMIC Certificates, two or
more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General.   Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount.   Some REMIC Regular Certificates may be issued
with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section. Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code, however, do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC Certificates. Prospective holders of REMIC Certificates are recommended to consult with their tax advisors concerning the treatment of their certificates.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those

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regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" a combination of a single fixed rate and one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount, and the timing of the inclusion of that original issue discount, will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Some classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method,

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applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the Prepayment Assumption, by

     - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of--

     - the total amount of such de minimis original issue discount, and

     - a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.

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See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a
description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     Unless otherwise stated in the related prospectus supplement, the "accrual period" is the period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the Closing Date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of--

       1. the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods, and

       2. the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding paragraph will be calculated:

     - assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption;

     - using a discount rate equal to the original yield to maturity of the Certificate; and

     - taking into account events, including actual repayments, that have occurred before the close of the accrual period.

For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal to--

     - the issue price of such Certificate, increased by

     - the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by

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     - the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Certificate at the beginning of the accrual period which includes such day; and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount accrued for that accrual period will be zero. A holder of a REMIC Regular Certificate may not deduct the negative amount currently. Instead a holder of a REMIC Regular Certificate will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that a holder of a REMIC Regular Certificate may be permitted to recognize a loss to the extent their basis in the certificate exceeds the maximum amount of payments that they could ever receive with respect to the REMIC Regular Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionaly small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

     Market Discount.   A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in

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income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, various rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount

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       of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium.   A REMIC Regular Certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price, will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. An amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC

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Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code.

     Realized Losses.   Under Section 166 of the Code, both corporate holders of
the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General.   A REMIC generally is not subject to entity-level taxation, except as mentioned below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then

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be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than or less than, as the case may be, the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with such income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions

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may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholders until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC.   The taxable income of the REMIC will equal:

     - the income from the Mortgage Loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the following items--

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on the REMIC Regular Certificates, whether offered or not,

       2. amortization of any premium on the Mortgage Loans held by the REMIC,

       3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

       4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all the related REMIC Certificates or, if one or more classes of those REMIC Certificates is not sold initially, their fair market values. Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, which is under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

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     A Mortgage Loan will be deemed to have been acquired with discount, or premium to the extent that the REMIC's basis in the Mortgage Loan, determined as described in the preceding paragraph, is less or greater, as the case may be, than its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section, will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level

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so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions.   The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of some REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the

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sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates"
below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate, over

     - the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

     For REMIC Residual Certificateholders, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

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     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates.   Under the REMIC Regulations,
transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor

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to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents--

     - the present value of the expected future distributions, discounted using the applicable Federal rate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, and which rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of--

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate", except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

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     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon various assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of some REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules.   Regulations under Section 475 of the Code require
that a securities dealer mark to market securities held for sale to customers (the "Mark-to-Market Regulations"). This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Foreigners May Not Hold REMIC Residual Certificates.   Unless we otherwise
state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Possible Pass-Through of Miscellaneous Itemized Deductions.   Fees and
expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will

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be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if the holder of any such Certificates is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts--

     - an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder, and

     - such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates.   If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal--

     - the cost of such REMIC Regular Certificate to such Certificateholder, increased by

     - income reported by such Certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by

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     - distributions on such REMIC Regular Certificate received by such
       Certificateholder and by any amortized premium.

The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset, generally, property held for investment, within the meaning of Section 1221 of the Code.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, and is computed and published monthly by the

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       IRS, determined as of the date of purchase of such REMIC Regular
       Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

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     Prohibited Transactions Tax and Other Taxes.   The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or the gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under some circumstances, the Master Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Master Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstances will the Master Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     The Clinton Administration recently proposed in its budget, certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income

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allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations.   If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below) a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of--

     - the present value, as discounted using the "applicable Federal rate", of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer, and

     - the highest marginal federal income tax rate applicable to corporations.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - residual interests in such entity are not held by disqualified organizations, and

     - information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization

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is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of--

     - the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization, and

     - the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity--

     - such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder, or

     - a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means--

     - the United States, any State or political subdivision of any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

     - any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     Termination.   A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of

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complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters.   Solely for purposes of the
administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to various notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such

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information to be reported to the IRS. Reporting with respect to REMIC Residual
Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates.   Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates.   A REMIC Regular
Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC

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Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more underlying mortgagors.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     In addition, on October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations, as modified by Treasury Decision 8856, will generally be effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that:

     - are not United States Persons; or

     - are United States Persons and classified as partnerships under the Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds.   With respect to each series of
Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A

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Grantor Trust Certificate representing ownership of all or a portion of the difference between--

     - interest paid on the Mortgage Loans constituting the related Grantor Trust Fund, net of normal administration fees, and

     - the sum of (1) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund and
       (2) normal administration fees,

will be referred to as a "Grantor Trust Strip Certificate".

A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, "real estate assets" the meaning of
Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections, namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

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     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of

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Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be
subject to those rules if--

     - a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates, or

     - the Depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on a Mortgage Asset.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established various "safe harbors." The servicing fees paid with respect to the Mortgage Loans for some series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated

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interest". In general, the amount of such income that accrues in any month would equal the product of--

     - such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month, as described under "--Sales of Grantor Trust Certificates" below, and

     - the yield of such Grantor Trust Fractional Interest Certificate to such holder.

Such yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires--

     - the use of a reasonable prepayment assumption in accruing original issue discount, and

     - adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to various categories of debt instruments.

Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayment. The precise application of the legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease, respectively, such yield, and thus accelerate or decelerate, respectively, the reporting of income.

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     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on a prepayment assumption (the "Prepayment Assumption")that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount, or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a

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definition of "stated redemption price", see "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue

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discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Mortgage Loan at the beginning of the accrual period that includes such day, and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount.   If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above) or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued, under the rules described in the next paragraph, through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received

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

by or, in the case of accrual basis Certificateholders, due to, the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the Certificate to such holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, various rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option:

     - on the basis of a constant yield method;

     - in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period; or

     - in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

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

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

     Premium.   If a Certificateholder is treated as acquiring the underlying
Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

     Taxation of Owners of Grantor Trust Strip Certificates.   The "stripped
coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

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

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to various categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. A Grantor Trust Certificateholder will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that, as a Grantor Trust Certificateholder, you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payment you could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will

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

make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Sales of Grantor Trust Certificates.   Any gain or loss, equal to the
difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal--

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion

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transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Grantor Trust Certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain Grantor Trust Certificates have no, or a disproportionately small, amount of principal and these Certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.   Unless otherwise provided in the related
prospectus supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

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     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish reporting rules for interests in "widely held fixed investment trusts" similar to those applicable to regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name. These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding.   In general, the rules described in "--REMICs--Backup
Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors.   In general, the discussion with respect to REMIC
Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                              ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code impose various requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, and as applicable, insurance company general accounts, in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets.

     Various employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries various general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include--

     - sales, exchanges or leases of property,

     - loans or other extensions of credit, and

     - the furnishing of goods and services.

     Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and other liabilities could result that would have a significant adverse effect on such person.

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PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by "benefit plan investors", including Plans and some employee benefit plans not subject to ERISA, is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity;

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors, determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer, any sub-servicer, a trustee, the obligor under any related credit enhancement mechanism, or affiliates of those parties may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan or a Plan holding an interest in an investing entity. Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a

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Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS , other than FAMC Certificates, included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS, other than FAMC Certificates, would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph, regarding a prohibited loan, would not occur with respect to such types of MBS, other than FAMC Certificates, held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any affiliates of those parties, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such Certificates.

PROHIBITED TRANSACTION EXEMPTION 91-23

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc., formerly known as Smith Barney Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions under
Section 4975(a) and (b) of the Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

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

     - any member of the underwriting syndicate or selling group of which a person described in either of the first two bullet points is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Special Servicer any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in connection with the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or investor using Plan assets must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements:

     - the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with assets of a Plan; and

     - certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with assets of a Plan.

     A fiduciary of a Plan or any person investing assets of a Plan to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     - the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of assets of a Plan in the Certificates is--

       1. a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets, or

       2. an affiliate of such a person;

     - the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan; and

     - the holding of Certificates by a Plan or with Plan Assets.

     Further, if specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan, or by virtue of having specified relationships to such a person, solely as a result of the Plan's ownership of Certificates.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts some transactions involving Plans and some broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts various transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts various transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts various transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts various transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts various transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The prospectus supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless--

     - as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or

     - an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with the purchase of any Offered Certificates.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".

                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     In general, "mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, and whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Prior to December 31, 1996, only Classes of Offered Certificates that--

     - were rated in one of the two highest rating categories by one or more Rating Agencies, and

     - were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any of the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired, prior to enactment of such state legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities", defined in

12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, transactional and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as some Series or Classes of Offered Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income paying" and, with regard to any

Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment of financial institution regulatory characteristics of the Offered Certificates, may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers under purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that Offered Certificates will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Offered Certificates, Salomon Smith Barney will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related prospectus supplement. To the extent that Salomon Smith Barney elects to purchase Offered Certificates as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against some civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect of those liabilities.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Various legal matters in connection with the Certificates, including some federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, or Sidley & Austin, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     This prospectus does not contain all of the information set forth in the Registration Statement, of which this prospectus forms a part, and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                         REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, under the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interests in the Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

                               PAGE
                              -------
1998 Policy Statement.......      131
401(c) Regulations..........      128
Accrual Certificates........       29
Accrued Certificate
   Interest.................       32
ACMs........................       77
ADA.........................       80
Agreement...................       41
ARM Loans...................       20
Available Distribution
   Amount...................       31
Book-Entry Certificates.....       30
Cash Flow Agreement.........       23
CERCLA......................       76
Certificate.................       41
Certificate Account.........   23, 45
Certificate Balance.........       33
Certificate Owners..........       40
Certificateholders..........      134
Closing Date................       86
Code........................       83
Commercial Loans............       16
Commercial Properties.......       16
Commission..................      134
Committee Report............       86
Condemnation Proceeds.......       46
Contributions Tax...........      104
Cooperatives................       16
CPR.........................       26
Credit Support..............       23
Crime Control Act...........       81
Cut-off Date................       33
Debt Service Coverage
   Ratio....................       17
Definitive Certificates.....       30
Depositor...................   15, 29
Determination Date..........       30
Distribution Date...........       30
DOL.........................      124
DTC.........................  39, 134
Due Period..................       31
Equity Participation........       21

                               PAGE
                              -------
ERISA.......................      123
Exchange Act................      134
Excluded Plan...............      127
Exemption...................      125
Exemption Rating Agencies...      126
FDIC........................  45, 131
Garn Act....................       79
Grantor Trust
   Certificates.............       83
Grantor Trust Fund..........       83
holder......................       83
Indirect Participants.......       40
Insurance Proceeds..........       46
IRS.........................       86
Issue Premium...............       95
L/C Bank....................       66
Liquidation Proceeds........   46, 47
Loan-to-Value Ratio.........       18
Lock-out Date...............       21
Lock-out Period.............       21
Mark-to-Market
   Regulations..............      100
Master Servicer.............       59
MBS.........................       15
MBS Agreement...............       21
MBS Issuer..................       21
MBS Servicer................       21
MBS Trustee.................       21
Mortgage Asset Seller.......       16
Mortgage Assets.............       15
Mortgage Loans..............       15
Mortgage Notes..............       16
Mortgage Rate...............       20
Mortgaged Properties........       16
Mortgages...................       16
Multifamily Loans...........       16
Multifamily Properties......       16
NCUA........................      131
Net Leases..................       18
Net Operating Income........       17
New Regulations.............      109

                               PAGE
                              -------
Nonrecoverable Advance......       35
Non-SMMEA Certificates......      129
OCC.........................      130
Offered Certificates........       15
OID Regulations.............       83
Originator..................       16
OTS.........................      131
Participants................       39
Parties in Interest.........      123
Pass-Through Rate...........       32
Permitted Investments.......       45
Plan Asset Regulations......      124
Plans.......................      123
Prepayment Assumption.......  86, 114
Prepayment Premium..........       21
Prohibited Transactions
   Tax......................      104
PTCE........................      128
Purchase Price..............       42
Record Date.................       30
Related Proceeds............       35
Relief Act..................       81
REMIC.......................       82
REMIC Certificates..........       82
REMIC Provisions............       83
REMIC Regular
   Certificates.............       83
REMIC Regulations...........       83
REMIC Residual
   Certificates.............       83
REO Property................       50

                               PAGE
                              -------
REO Tax.....................       54
RICO........................       81
Salomon Smith Barney........      132
Senior Certificates.........       29
Servicing Standard..........       49
SMMEA.......................      129
SPA.........................       26
Special Servicer............       51
Spread Certificates.........       30
Stripped Interest
   Certificates.............       29
Stripped Principal
   Certificates.............       29
Subordinate Certificates....       29
Sub-Servicer................       50
Sub-Servicing Agreement.....       50
Tax Exempt Investor.........      129
Tiered MBS..................       15
Tiered REMICs...............       85
Title V.....................       80
Trust Fund..................       15
Trustee.....................       63
UBTI........................      129
UCC.........................       70
Underlying Mortgage Loans...       16
United States Person........      108
Value.......................       18
Warranting Party............       43
Whole Loans.................       16

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS 2000-C2 Annex A-1.xls". The spreadsheet file "SBMS 2000-C2 Annex A-1.xls" is a Microsoft Excel spreadsheet. The spreadsheet file provides, in electronic format, particular statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A-1 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
                PROSPECTUS SUPPLEMENT
Important Notice About the Information
  Contained in This Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-30
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-59
Forward-Looking Statements.....................   S-59
Description of the Mortgage Pool...............   S-60
Servicing of the Underlying Mortgage Loans.....  S-106
Description of the Offered Certificates........  S-127
Yield and Maturity Considerations..............  S-150
Use of Proceeds................................  S-155
Federal Income Tax Consequences................  S-156
ERISA Considerations...........................  S-160
Legal Investment...............................  S-165
Method of Distribution.........................  S-166
Legal Matters..................................  S-167
Ratings........................................  S-168
Glossary.......................................  S-170
ANNEX A-1 Characteristics of the Underlying
  Mortgage Loans and the Mortgaged Real
  Properties...................................  A-1-1
ANNEX A-2 Information Regarding the Underlying
  CTL Loans....................................  A-2-1
ANNEX B Form of Trustee Report.................    B-1
ANNEX C Decrement Tables for Offered
  Certificates.................................    C-1
                      PROSPECTUS
Important Notice About Information in this
  Prospectus and each Accompanying Prospectus
  Supplement...................................      3
Risk Factors...................................      4
Description of the Trust Funds.................     15
Use of Proceeds................................     24
Yield Considerations...........................     24
The Depositor..................................     29
Description of the Certificates................     29
Description of the Agreements..................     41
Description of Credit Support..................     65
Certain Legal Aspects of Mortgage Loans........     68
Federal Income Tax Consequences................     82
State and Other Tax Considerations.............    122
ERISA Considerations...........................    123
Legal Investment...............................    129
Method of Distribution.........................    132
Legal Matters..................................    133
Financial Information..........................    133
Rating.........................................    133
Available Information..........................    134
Reports to Certificateholders..................    134
Incorporation of Certain Information by
  Reference....................................    135
Index of Principal Definitions.................    136

UNTIL NOVEMBER 19, 2000 ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                                  $710,134,000
                                 (APPROXIMATE)
                           SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                  (DEPOSITOR)
                         SALOMON BROTHERS REALTY CORP.,
                   PAINE WEBBER REAL ESTATE SECURITIES INC.,
                   ARTESIA MORTGAGE CAPITAL CORPORATION, AND
                     ORIX REAL ESTATE CAPITAL MARKETS, LLC
                            (MORTGAGE LOAN SELLERS)

                    CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                     CLASS D, CLASS E, CLASS F AND CLASS G

                          SALOMON BROTHERS COMMERCIAL
                            MORTGAGE TRUST 2000-C2,
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-C2
                               ------------------
                             PROSPECTUS SUPPLEMENT

                                August 15, 2000
                               ------------------
                              SALOMON SMITH BARNEY

                            PAINEWEBBER INCORPORATED

                             CHASE SECURITIES INC.

                          ARTESIA BANKING CORPORATION
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